Exhibit 10.72

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

IS OMITTED AND NOTED WITH “***”.

AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

and

FIRST DATA RESOURCES INC.

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

1.	BACKGROUND AND OBJECTIVES		2
	1.1	Background.	2
	1.2	Objectives.	2
	1.3	Construction.	3

2.	DEFINITIONS		3

3.	SERVICES		3
	3.1	Provision of Services.	3
	3.2	Integration of Processing Platforms	5
	3.3	Future First Data System Architecture.	6
	3.4	Conversion Portfolios.	8

4.	TERM		9
	4.1	Term.	9
	4.2	Extension.	9

5.	FIRST DATA PERSONNEL		10
	5.1	Key First Data Positions.	10
	5.2	Qualifications, Retention and Replacement of First Data Personnel.	11
	5.3	Compliance with RCSI Regulations and Policies.	11

6.	RCSI FACILITIES		13
	6.1	Provision of RCSI Facilities.	13
	6.2	First Data Obligations Regarding RCSI Facilities.	13

7.	PROPRIETARY RIGHTS		14
	7.1	RCSI Intellectual Property.	14
	7.2	First Data Intellectual Property; Interfaces.	15
	7.3	Rights in Modified, Enhanced or Newly Developed Intellectual Property.	16
	7.4	Patent Rights	17
	7.5	Residual Knowledge.	18
	7.6	Required Consents.	19
	7.7	Export.	19

8.	PERFORMANCE STANDARDS		19
	8.1	General.	19
	8.2	Failure to Meet Service Levels; Exceeding Service Levels.	19
	8.3	Failure to Perform Key Services.	21
	8.4	Periodic Reviews.	22
	8.5	Measurement and Monitoring Tools.	22

9.	PROJECT AND CONTRACT MANAGEMENT		22
	9.1	First Data - RCSI Contacts.	22
	9.2	Steering Committee.	23
	9.3	Reports and Meetings.	23

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	9.4	Procedures Manual.	25
	9.5	Change Control.	26
	9.6	Use of Subcontractors.	27
	9.7	Quality Assurance and Improvement Programs.	28
	9.8	Productivity and Management Tools.	29
	9.9	Restrictive Covenant.	29

10.	AUDITS		29
	10.1	Audit Rights.	29
	10.2	Audit Follow-up.	30
	10.3	Annual Audit.	31
	10.4	Record Keeping and Record Retention.	31

11.	RCSI’S RESPONSIBILITIES		32
	11.1	Responsibilities.	32
	11.2	Savings Clause.	32

12.	CHARGES		32
	12.1	General.	32
	12.2	Pass-Through Expenses.	33
	12.3	Incidental Expenses.	33
	12.4	Personnel Utilization.	34
	12.5	Taxes	34
	12.6	New Services And Enhancements.	36
	12.7	***	37
	12.8	Benchmarks for Charges.	37

13.	INVOICING AND PAYMENT		38
	13.1	Invoicing.	38
	13.2	Payment Due.	38
	13.3	Accountability.	39
	13.4	Proration.	39
	13.5	Refundable Items.	39
	13.6	Deduction.	39
	13.7	Disputed Charges.	40

14.	SAFEGUARDING OF DATA; CONFIDENTIALITY		40
	14.1	RCSI Information.	40
	14.2	Safeguarding RCSI Data.	40
	14.3	First Data Information.	41
	14.4	Safeguarding First Data Data.	41
	14.5	Confidentiality.	42
	14.6	Provisions For Data Privacy Compliance.	45
	14.7	Survival	46

15.	REPRESENTATIONS AND WARRANTIES		46
	15.1	Work Standards.	46
	15.2	Maintenance.	46
	15.3	Efficiency and Cost Effectiveness.	47
	15.4	Technology.	47

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	15.5	Non-Infringement.	47
	15.6	Ownership and Use of Software and Related Materials.	47
	15.7	Compliance with Laws and Regulations.	47
	15.8	Absence of Litigation.	48
	15.9	Authorization.	48
	15.10	Inducements.	49
	15.11	Viruses.	49
	15.12	Disabling Code.	49
	15.13	Software Deliverables.	49
	15.14	First Data Personnel.	50
	15.15	Disclaimer.	50

16.	MISCELLANEOUS COVENANTS		50
	16.1	Special Terms	50
	16.2	Effect of the Modification Agreement.	51
	16.3	Services Similar to the Patni Agreement Services	51

17.	INSURANCE AND RISK OF LOSS		51
	17.1	Insurance.	51
	17.2	Risk of Loss.	53

18.	INDEMNITIES		53
	18.1	Indemnity by First Data.	53
	18.2	Indemnity by RCSI.	53
	18.3	Additional Indemnities.	54
	18.4	Infringement.	54
	18.5	Indemnification Procedures.	55
	18.6	Subrogation.	55

19.	LIABILITY		56
	19.1	General Intent.	56
	19.2	Liability Restrictions.	56
	19.3	Force Majeure.	56

20.	DISPUTE RESOLUTION		57
	20.1	Informal Dispute Resolution.	57
	20.2	Arbitration.	58
	20.3	Litigation.	59
	20.4	Continued Performance.	60
	20.5	Governing Law.	60

21.	TERMINATION		61
	21.1	Termination for Cause.	61
	21.2	Termination by First Data for Cause.	61
	21.3	Termination for Convenience.	62
	21.4	Termination for Failure to ***.	62
	21.5	Termination Upon Change of Control.	62
	21.6	Extension of Termination Effective Date.	63
	21.7	Termination/Expiration Assistance.	63

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	21.8	Equitable Remedies.	66

22.	WAIVER OF CLAIMS; PAYMENTS TO RCSI BY FIRST DATA		66
	22.1	Waiver.	66
	22.2	Payments to RCSI.	67

23.	GENERAL		67
	23.1	Binding Nature and Assignment.	67
	23.2	Entire Agreement; Amendment.	67
	23.3	Notices.	68
	23.4	Counterparts.	69
	23.5	Headings.	69
	23.6	Relationship of the Parties.	69
	23.7	Solicitation of Employment.	70
	23.8	Severability.	70
	23.9	Consents and Approval.	70
	23.10	Waiver of Default; Cumulative Remedies.	70
	23.11	Survival.	71
	23.12	Public Disclosures.	71
	23.13	Service Marks.	71
	23.14	Third Party Beneficiaries.	71
	23.15	Covenant of Good Faith.	71

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SCHEDULES AND ATTACHMENTS

Schedule A:	Services
Schedule B:	Service Levels
Schedule C:	Charges
Schedule D:	Key First Data Positions
Schedule E	Glossary

Attachment 1	Modification Agreement
Attachment 2	Amended and Restated Additional Terms and Conditions Addendum Number 3
Attachment 3	GEBPS Letter Amendment to Conversion and Addendum Agreement
Attachment 4	GE Capital Guaranty Agreement

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FIRST AMENDED AND RESTATED TECHNOLOGY SOURCING AGREEMENT (the “Agreement”), effective as of December 10, 1998 (the “Effective Date”) and amended and restated as of April 1, 2003 (the “First Amended and Restated Effective Date” or “FAAR Effective Date”), is entered into by and between RETAILER CREDIT SERVICES, INC. (“RCSI”), a Utah corporation with offices at 4246 South Riverboat Road, Salt Lake City, Utah 84123, and FIRST DATA RESOURCES INC. (“First Data”), a Delaware corporation with offices at 10825 Farnam Drive, Omaha, Nebraska 68154.

PRELIMINARY STATEMENTS

A. General Electric Capital Corporation (“GE Capital”) and First Data originally entered into the Agreement on the Effective Date. GE Capital was then a New York corporation and had since been reincorporated in Delaware.

B Since the Effective Date GE Capital and First Data have twice amended and modified the Agreement through execution of:

(i) a First Amendment to the Technology Sourcing Agreement (the “First Amendment”), dated as of January 28, 2000, which provided for, among other things, the inclusion of certain bill processor services in the Services;

(ii) a Modification Agreement (the “Modification Agreement”), dated as of September 29, 2000, among Monogram Credit Services, LLC (“MCS”), RCSI (then known as Montgomery Ward Credit Corporation), GE Capital, and First Data (a copy of which is attached as Attachment 1) providing for, among other things, the provision of the Services to certain MCS card accounts.

C. RCSI is an Affiliate of GE Capital. Immediately prior to the execution and delivery of this Agreement, GE Capital assigned to RCSI, and RCSI assumed, all of GE Capital’s rights and obligations under the Agreement.

D. The Parties have undertaken a renegotiation of the Agreement, including certain First Data obligations in connection with the Services and the overall pricing of the Services, and wish to amend and restate the Agreement in its entirety in order to:

(i) provide for RCSI to receive a more favorable and competitive pricing structure for the Services;

(ii) modify key First Data development and other obligations;

(iii) provide for RCSI to convert all Conversion Portfolios subject to Section 3.4;

(iv) incorporate into the body of the Agreement the amendments and modifications agreed to pursuant to the Modification Agreement, with such amendment and restatement of the Agreement being effective as of the FAAR Effective Date; and

(v) provide for releases as described in Section 22.

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E. First Data and RCSI have also entered into a separate Production Services Agreement (the “PSA”), dated November 16, 1999, which is not intended to be amended or superseded hereby.

F. Simultaneously with the execution and delivery of this First Amended and Restated Technology Sourcing Agreement, GE Capital and PaySys International Inc., an Affiliate of First Data, have executed an Amended and Restated Additional Terms and Conditions Addendum Number 3 in the form of Attachment 2.

G. Simultaneously with the execution and delivery of this First Amended and Restated Technology Sourcing Agreement, GE Capital, GE Business Productivity Solutions, Inc. (“GEBPS”), which is an Affiliate of both GE Capital and RCSI, First Data, and RCSI have entered into a letter amendment agreement, in the form of Attachment 3, modifying the Conversion and Addendum Agreement, dated October 18, 2002, among GE Capital, GEBPS, First Data, and RCSI.

NOW, THEREFORE, the Parties, intending to be legally bound, agree to amend and restate the Agreement as follows:

1.	BACKGROUND AND OBJECTIVES

1.1	Background.

This Agreement is being amended and restated with reference to the following:

(a) RCSI desires that certain transaction processing, software development and related activities be performed and managed by an experienced and capable vendor skilled in the performance of these functions.

(b) First Data wishes to perform the requested services for RCSI and has the skills, qualifications, and experience necessary to perform and manage such services in an efficient, cost-effective and controlled manner with a high degree of quality and responsiveness.

1.2	Objectives.

The following are specific goals and objectives for this Agreement:

(a) enable RCSI to focus on core competencies and on those activities which provide a competitive advantage;

(b) deliver to RCSI Six Sigma level quality, including through the provision of information technology skills, methods, practices and standards;

(c) enable RCSI to combine and use common technologies, processes and procedures to perform the various functions related to the Services;

(d) establish a flexible framework within which to quickly respond to evolving technologies, competitive conditions, and changing RCSI business needs;

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(e) identify means to improve services and reduce costs to RCSI and to enable RCSI to improve and expand its business operations;

(f) provide the uninterrupted transitioning of responsibility for performing the services from RCSI and its contractors to First Data; and

(g) provide the uninterrupted transitioning of responsibility for performing the services back to RCSI or its designee(s) in connection with the termination or expiration of this Agreement.

1.3	Construction.

The provisions of this Article 1 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties’ obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement. However, to the extent the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be interpreted and construed so far as to give effect to the provisions in this Article 1.

2.	DEFINITIONS

Certain terms used in this Agreement are defined in Schedule E (Glossary) hereto. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meaning there indicated. References to this Agreement shall mean this Agreement and all Exhibits, Schedules, Attachments and Addenda hereto, as may be amended from time to time. Unless otherwise provided to the contrary, (a) any reference herein to a “Section” or “Article” shall be deemed to refer to a Section or Article of the Main Body of the Agreement, and (b) any reference herein to a “Schedule” or “Exhibit” shall be deemed to refer to a Schedule or Exhibit to this Agreement.

3.	SERVICES

3.1	Provision of Services.

(a) In General. First Data shall provide the services, functions and responsibilities described in this Agreement as those services, functions and responsibilities may evolve during the Term and as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”). First Data will perform, as part of the Services the detailed services, functions and responsibilities described in Schedule A.

(b) Implied Services. If any services, functions, or responsibilities not specifically described in this Agreement are necessarily required for the proper performance and provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement. Except as otherwise expressly provided in this Agreement, First Data shall be responsible for providing the facilities, personnel, and other resources as necessary to provide the Services.

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(c) Services Performed by RCSI or Third Parties.

(i) Except as provided in Article 16, RCSI has the right during the Term to perform itself, or retain third parties to perform, any of the Services. RCSI retains the right to sell or divest Accounts, portfolios or lines of business which are receiving the Services and, subject to Section 3.1(e), such Accounts, portfolios or lines of business will no longer be subject to this Agreement. RCSI also retains the right to acquire Accounts, portfolios and lines of business and manage such Accounts, portfolios and lines of business separately from this Agreement and the Services.

(ii) If RCSI performs any of the Services itself, through an Affiliate, or retains a third party to do so, First Data shall cooperate with RCSI, such Affiliates, or any such third party as necessary to enable RCSI and such third party to perform its respective work, which cooperation shall include:

(A) providing access to RCSI Facilities being used to provide the Services;

(B) providing access to the First Data System (to the extent permitted under any underlying agreements with third parties); and

(C) providing such information regarding the operating environment (including the First Data System), system constraints and other parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for RCSI or a third party to perform its work.

Third parties retained by RCSI shall comply with First Data’s reasonable security and confidentiality requirements, and shall, to the extent performing work interfacing with the First Data System or equipment, comply with First Data’s reasonable work standards, methodologies, and procedures.

(iii) First Data shall promptly notify RCSI if an act or omission of such a third party may cause a problem or delay in providing the Services and shall work with RCSI to prevent or circumvent such problem or delay. If the Services are reduced pursuant to this Section 3.1(c), the charges for the Services shall be equitably adjusted to reflect projected cost savings to First Data resulting from First Data’s ceasing to provide the Services no longer required. The Parties recognize that due to the structure of the Charges in Schedule C in many instances no changes will be required to such Charges.

(d) Services to Be Provided to RCSI and RCSI Affiliates. First Data shall provide the Services to RCSI and RCSI Affiliates and on their behalf to those entities identified by RCSI. To the extent Services are characterized herein as being provided to RCSI, those references will be deemed to include those Services provided to the RCSI Affiliates and such other entities referenced in this Section 3.1(d) on RCSI’s behalf. Services provided to RCSI Affiliates or the entities referenced in this Section 3.1(d) shall be deemed to be Services provided to RCSI. In recognition of the bank regulatory environment, those RCSI Affiliates which are regulated as banks will be deemed to have individually the right to receive the Services to be provided such RCSI Affiliates under this Agreement, and such banking Affiliates shall have the right independently to enforce their rights under this Agreement.

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(e) Continued Provision of the Services to Former Affiliates. As designated by RCSI, Former Affiliates may continue to receive the Services for the period (up to *** months) designated by RCSI that is reasonably necessary for such Former Affiliate to arrange to convert and then to actually convert its processing in an orderly manner, whether directly with First Data or to another system. Subject to the overall aspects of the transaction pursuant to which the sale or divestiture occurred, RCSI will use Commercially Reasonable Efforts to assist any Former Affiliates to convert their processing to the First Data System (or such system as they are converting to) as expeditiously as possible. During such period, First Data’s relationship shall continue to be with RCSI and (unless otherwise agreed between First Data and the Former Affiliate) First Data shall have no obligation directly to the Former Affiliate.

(f) Geographic Scope Constraints. The scope of the Services to be provided under this Agreement is not constrained geographically. Pricing in this Agreement is for the Services as if they are provided in the United States or Canada. If RCSI requests First Data to provide Services outside of the United States and Canada, and First Data incurs or would incur costs associated with the provision of Services outside of the United States and Canada that are different (other than insubstantial differences) than the corresponding costs First Data would incur in the United States and Canada, then First Data shall provide pricing and performance proposals to RCSI addressing such provision of Services outside the United States and Canada. RCSI shall reimburse First Data for First Data’s actual Out-of-Pocket Expenses (with no mark-up or profit) incurred in the preparation of any pricing or performance proposal requested by RCSI under this Section 3.1(f). Prior to preparing any such proposal, First Data shall provide RCSI an estimate of its actual Out-of-Pocket Expenses to be incurred in the preparation of such proposal and shall notify RCSI when actual Out-of-Pocket Expenses incurred by First Data have exceeded such estimate. If RCSI desires to expand the geographic scope of the Services under this Agreement outside of the United States, at such time the Parties will amend the Agreement to include any additional provisions that are required by the jurisdictions to which such Services are expanded, and such additional provisions shall be set forth in a manner that is consistent with the allocation of responsibility for compliance with laws as set forth in Section 15.7.

3.2	Integration of Processing Platforms

(a) Global Integrated Platform and the Platform Integration Plan. In addition to processing United States credit card accounts using the Services, RCSI and its Affiliates process certain loans in the United States and loans and credit cards in other countries using PaySys Software (taken together, the First Data System and the PaySys Software system constitute the “Original Platform(s)”), which is owned by an Affiliate of First Data. Having its global processing on the disparate Original Platforms is not optimal for RCSI and its Affiliates. RCSI and its Affiliates desire as a long term matter that First Data provide a common platform solution (the “Global Integrated Platform”) for all of RCSI’s and its Affiliates’ processing needs world-wide. Within one hundred eighty (180) days following the Final Conversion Date (the

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“Platform Integration Plan Delivery Date”), First Data shall provide to RCSI for RCSI’s review and comment a detailed plan for consolidation of RCSI’s and its Affiliates’ worldwide account processing into a single strategic Global Integrated Platform (the “Platform Integration Plan”). The Platform Integration Plan shall:

(i) address the then current differences between the First Data System and the PaySys Software;

(ii) have the objective of not being less profitable for First Data and its Affiliates (taken as a whole) (including then-current investments and costs of development of, and migration and conversion to, the Global Integrated Platform);

(iii) for the services formerly provided on each Original Platform not be more expensive than the then-current all-in costs to RCSI or its Affiliates of operating on such Original Platform;

(iv) meet RCSI’s then-current business and technical requirements; and

(v) contain specific milestones, with corresponding dates, by which First Data shall complete key integration activities.

(b) Platform Integration Plan Finalization Date. First Data and RCSI shall cooperate in good faith to reach final agreement upon the Platform Integration Plan within one hundred eighty (180) days following the Platform Integration Plan Delivery Date (the “Platform Integration Plan Finalization Date”).

(c) Completion of the Approved Platform Integration Plan. First Data shall commence implementation of the Platform Integration Plan approved by RCSI (the “Approved Platform Integration Plan”) within twelve (12) months following the Platform Integration Plan Finalization Date.

(d) ***

(e) Disputes. Any dispute between the Parties under Section 3.2 shall be escalated to the President of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution. However, if they fail to agree, RCSI’s requirements shall prevail.

3.3	Future First Data System Architecture.

(a) First Data Acknowledgments. First Data acknowledges that:

(i) the successful implementation of the Future First Data System Architecture Plan and the resulting increased and improved functionality of the First Data System is a material inducement to the agreement of RCSI to undertake, and allow First Data to undertake, the Conversions; and

(ii) were First Data to abandon the Future First Data System Architecture Plan or otherwise fail to undertake and complete the Future First Data System Architecture Plan, the First Data System would not provide RCSI with the

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competitive benefits the Parties expect will be made available to RCSI, and First Data shall have deprived RCSI of the principal benefit the Parties intend GECF-A to enjoy by providing for the provision of Services in connection with the Designated Accounts in the Agreement.

(b) Review of First Data System Architectural Features. Promptly following the Final Conversion Date, the Parties shall jointly review and discuss the architectural features of the First Data System with the objective of determining whether any new architectural features (the “Future First Data System Architecture”) are important to allow RCSI to substantially increase its revenue by enabling new product development, attracting new customers and accounts, and growing existing customer relationships. The Parties will incorporate into such review and discussion the Future First Data System Architecture CTQs attached as Exhibit A-6. The Parties shall discuss the benefits of pursuing any such architectural features, in light of:

(i) the business criticality to RCSI of implementing such features (which business-criticality analysis shall include factors such as RCSI’s ability to substantially grow revenues and achieve back-room cost efficiencies) balanced against the cost to each Party of developing and implementing the architectural features (including ongoing and maintenance costs of both Parties);

(ii) the respective experiences of the Parties with the Services and the First Data System since the Effective Date;

(iii) the architectural modifications to the First Data System since the Effective Date;

(iv) the functionality implemented into the First Data System and the Services in connection with the Conversion and the Conversion Portfolios; and

(v) any synergies and interdependencies with the approved Platform Integration Plan.

As a result of these discussions, the Parties will devise a plan with milestones and related performance dates for implementing the foregoing (the “Future First Data System Architecture Plan”). Following the Parties reaching agreement on the Future First Data System Architecture Plan, First Data will obtain RCSI’s approval of amendments to the plan.

(c) Cost of Developments and Implementation. First Data shall *** the costs of developing and implementing into the First Data System the architectural features agreed to in the Future First Data System Architecture Plan. RCSI shall *** the costs of implementing the changes required to interface with such architectural features into its own system and operations.

(d) Disputes. If within one hundred eighty (180) days following the Final Conversion Date the Parties have not agreed on the Future First Data System Architecture Plan, the points of dispute between the Parties regarding such shall be escalated to the President of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution.

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(e) Termination. If the representatives of the Parties provided in Section 3.3(d) do not reach agreement on the substance of the Future First Data System Architecture Plan by the date provided in such Section 3.3(d), then RCSI may at any time (subject to the next sentence) exercise its right to terminate this Agreement pursuant to Section 21.4. However, at any time after the expiration of the period provided in Section 3.3(d), First Data may provide notice to RCSI that if RCSI desires to exercise its rights under this Section 3.3(e) it must do so within one hundred eighty (180) days following the date of such notice, and unless RCSI exercises such right within such period, its right to terminate pursuant to this Section 3.3(e) shall expire and no longer be exercisable. The termination right described in the first sentence of this Section 3.3(e) shall be RCSI’s exclusive remedy (monetary and non-monetary) for the failure to reach agreement on the substance of the Future First Data System Architecture Plan by the date provided in Section 3.3(d).

(f) Failure to Achieve Plan. If the Parties reach agreement on the substance of the Future First Data System Architecture Plan and First Data materially fails to implement or fulfill its obligations under the Future First Data System Architecture Plan (including missing Key Milestones), due to causal factors not attributable to RCSI (or its third party providers), RCSI shall provide First Data with written notice of such failure, which notice shall describe such failure in reasonable detail. If within one hundred eighty (180) days following receipt of such notice First Data has not substantially cured such failure (which cure may include the provision by First Data of substantially equivalent functionality through a development work-around reasonably acceptable to RCSI or through a third party reasonably acceptable to RCSI), then RCSI may terminate this Agreement pursuant to Section 21.1(a) without First Data being afforded the notice and cure period otherwise provided in such Section 21.1(a).

3.4	Conversion Portfolios.

(a) Conversion Obligations. Subject to First Data’s completion of its obligations under this Section 3.4, RCSI unconditionally agrees that the Conversion Portfolios shall be Converted to the First Data System. The “Conversion Portfolios” are the account portfolios that as of the FAAR Effective Date are being processed on the GECF-A existing internal receivables system in the United States other than those Non Revolving Loan Products that are being or will be converted to any PaySys Software system. At RCSI’s option, the Conversion Portfolios need not include any commercial account portfolios being processed on the RCSI GECOM system, the CommerciaLine system, any portfolios not being processed in such existing internal receivables system as of the FAAR Effective Date, any liquidating or similar portfolios, or any portfolios of RCSI’s Affiliates other than GECF-A.

(b) Final Conversion Date. The Conversion of all of the Conversion Portfolios (“Final Conversion”) shall be completed by First Data by the Final Conversion Date. The “Final Conversion Date” shall be the date agreed upon by the Parties not later than October 31, 2003; provided, however, that if the Parties fail to agree on the Final Conversion Date by such date, the Final Conversion Date shall be June 30, 2005. The Final Conversion Date shall be extended to accommodate delays only to the extent due to RCSI requiring the Conversion to the First Data System of account portfolios other than the Conversion Portfolios to the extent such additional

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Conversions cause delays in First Data’s performance of its obligations in connection with the Conversion of the Conversion Portfolios that First Data could not have prevented by reasonable precautions and cannot reasonably circumvent through the use of alternate sources, workaround plans or other means. RCSI will not unreasonably withhold or delay Conversion.

(c) No Further Extensions of Final Conversion Date. The Final Conversion Date shall not be otherwise extended due to any First Data failure to meet its obligations under this Agreement or in connection with the Conversion of any of the Conversion Portfolios, including the development and implementation of any functionality required in connection with such Conversions.

(d) No Further RCSI Obligations. RCSI shall have no obligation under this Agreement or otherwise (i) to refrain from selling, otherwise transferring, or liquidating any Conversion Portfolio or any portion thereof or (ii) to cause to be Converted to the First Data System any Conversion Portfolio that RCSI has sold or otherwise transferred to any third party. Additionally, RCSI shall have no obligation under this Agreement to ***. Once Converted, GE Capital shall not be required to maintain Conversion Portfolios on the First Data System for any particular period of time.

(e) Payments to RCSI for Conversion Costs. First Data shall pay RCSI *** as reimbursement to RCSI for conversion costs incurred and expected to be incurred by RCSI and its Affiliates pursuant to the terms of this Agreement. Within sixty (60) days after the FAAR Effective Date, First Data agrees to pay RCSI such sum of *** by wire transfer of immediately available federal funds to such bank account as RCSI may direct.

4.	TERM

4.1	Term.

The term of this Agreement shall begin on the Effective Date and shall expire on June 30, 2016 (the “Initial Term”) unless terminated earlier or extended in accordance with the provisions of this Agreement.

4.2	Extension.

RCSI may extend the Initial Term for up to three (3) one year periods (each such period, a “Renewal Term”) on the terms in effect at the time of such extension by RCSI providing First Data with at least twelve (12) months notice prior to the then-current expiration date of the Term. As used in this Agreement, the defined word “Term” shall include the Initial Term and any Renewal Terms thereof.

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5.	FIRST DATA PERSONNEL

5.1	Key First Data Positions.

(a) Key Positions. “Key First Data Positions” are listed in Schedule D. First Data shall cause each of the personnel filling the Key First Data Positions to devote his or her full time and effort to the provision of the Services.

(i) RCSI may from time to time change the positions designated as Key First Data Positions under this Agreement, provided that without First Data’s consent the number of Key First Data Positions shall not exceed the number specified in Schedule D.

(ii) In accordance with Section 5.1(b) below, First Data shall designate an individual to serve as the “First Data Contract Executive”. The First Data Contract Executive shall:

(A) serve as the single point of accountability for First Data for the Services;

(B) have day-to-day authority for undertaking to ensure customer satisfaction; and

(C) have a corporate title of Senior Vice President or higher.

The First Data Contract Executive’s compensation shall include significant financial incentives based on RCSI’s satisfaction with the (X) performance of Services, (Y) First Data’s contribution to RCSI’s achievement of its objectives, as relevant, and (Z) retention of applicable First Data Personnel. Such basis for financial incentives shall be in conjunction and consistent with those objectives in equivalent RCSI and First Data management positions.

(b) Assignment of Individuals to Key First Data Positions. Before assigning an individual to a Key First Data Position, whether as an initial assignment or a subsequent assignment, First Data shall notify RCSI of the proposed assignment, shall introduce the individual to appropriate RCSI representatives (and, upon request, provide such representatives with the opportunity to meet with the individual) and shall provide RCSI with a resume and other information about the individual reasonably requested by RCSI. If RCSI in good faith objects to the proposed assignment, the Parties shall attempt to resolve RCSI’s concerns on a mutually agreeable basis, including through discussions of the pertinent issues by senior management of the Parties. If the Parties have not been able to resolve RCSI’s concerns within ten (10) days, First Data shall not assign the individual to that position and shall propose to RCSI the assignment of another individual of suitable ability and qualifications. Personnel filling Key First Data Positions may not be transferred or re-assigned until a suitable replacement has been approved by RCSI and the replacement has been successfully transitioned into the Key First Data Position. Further, the timing for any transfer or reassignment of persons filling Key First Data Positions will be closely coordinated with the requirements of ongoing projects and other elements of the Services, and no transfer or reassignment will occur at a time that would adversely impact the Services in a non-trivial manner.

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(c) Approved Personnel. The personnel approved as of the FAAR Effective Date to fill the Key First Data Positions are listed in Schedule D. Subject to promotions, dismissals, resignations, and medical leave, such persons will remain in these positions for the period specified in Schedule D.

5.2	Qualifications, Retention and Replacement of First Data Personnel.

(a) Adequate Number of Qualified Personnel. First Data shall assign an adequate number of personnel to perform the Services. The personnel First Data assigns to perform the Services shall be properly educated, trained, and fully qualified for the Services they are to perform.

(b) Personnel Turnover. RCSI and First Data both agree that it is in their best interests to keep the turnover rate of the First Data Personnel performing the Services to a reasonably low level. Accordingly, if RCSI believes that First Data’s turnover rate may be excessive and so notifies First Data, First Data shall provide data concerning its turnover rate, meet with RCSI to discuss the reasons for, and impact of, the turnover rate and otherwise use its best efforts to keep such turnover rate to a reasonably low level. If appropriate, First Data shall submit to RCSI its proposals for reducing the turnover rate, and the Parties will mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, notwithstanding transfer or turnover of personnel, First Data remains obligated to perform the Services without degradation and in accordance with this Agreement.

(c) Replacement of First Data Personnel. If RCSI determines in good faith that the continued assignment to the RCSI account of one of the First Data Personnel is not in the best interests of RCSI, then RCSI will give First Data written notice to that effect. After receipt of such notice, First Data shall have a reasonable period of time (not greater than ten (10) days) in which to investigate the matters stated in such notice, discuss its findings with RCSI, and resolve any problems with such person. As requested by First Data, senior management of the Parties shall address and discuss the pertinent issues during the referenced time period. If, following this period, RCSI requests replacement of such person, First Data shall replace that person with another person of suitable ability and qualifications.

5.3	Compliance with *** Regulations and Policies.

(a) Requirements for Compliance. First Data and its agents and subcontractors shall when performing the Services comply with *** rules and regulations made known to First Data that are generally applicable to RCSI’s or its Affiliates’ employees, invitees and contractors, including those regarding:

(i) RCSI Information;

(ii) access to computer networks;

(iii) security;

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(iv) when on RCSI’s or its Affiliates’ premises only, use of RCSI’s equipment, facilities and personnel;

(v) when on RCSI’s or its Affiliates’ premises only, conduct and safety; and

(vi) RCSI’s applicable “Integrity” policies governing service providers.

Additionally, First Data will brief all First Data Personnel on the scope of restrictions on First Data and such First Data Personnel concerning the safeguarding of RCSI Confidential Information, including making such individuals aware of applicable federal, state and local laws, rules and regulations against disclosure or use of Non-Public Personal Information and any other personally identifiable financial information that may be included in the RCSI Confidential Information.

(b) Additional Requirements Regarding First Data Personnel. As of the FAAR Effective Date, First Data agrees that First Data Personnel will be subject to the following screening activities in connection with their hiring:

(i) a five (5) panel drug screen (except to the extent restricted by law);

(ii) a federal and state criminal background check that (except to the extent restricted by law) includes discovery of any conviction of a financial related crime (as specified by RCSI) or a felony during the last ten (10) years if the person would be working regularly on RCSI premises or during the last seven (7) years if the person is providing Services to RCSI outside of RCSI premises;

(iii) a determination as to whether the person has been identified by the Department of Treasury Office of Foreign Assets Control (“OFAC”) as an individual that U.S. persons are prohibited from engaging in transactions with; and

(iv) the individual’s employment complies with relevant immigration law.

First Data shall not assign any person to perform the Services who (A) has failed the drug screen; (B) has in the last ten (10) years (or, if the person is providing Services to RCSI outside of RCSI premises, in the last seven (7) years) been convicted of a financial related crime (as specified by RCSI) or a felony; (C) has been identified by OFAC as an individual that U.S. persons are prohibited from engaging in transactions with; or (D) does not meet the requirements under immigration law to be employed. First Data shall not be required to, and First Data shall not, provide RCSI with the results of any of drug testing or screening, criminal or credit background checks or other employment verification processes that First Data performs or causes to be performed with respect to First Data Personnel. The Parties shall work together to develop and implement improved screening and background checking processes in response to changing legal requirements and technological advancements over the course of the Term.

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6.	RCSI FACILITIES

6.1	Provision of RCSI Facilities.

(a) Responsibilities in Connection with RCSI Facilities. RCSI will provide to First Data space, equipment, furnishings and fixtures within RCSI’s or its Affiliates’ control as is mutually agreed by the Parties (the “RCSI Facilities”). First Data acknowledges that RCSI Facilities are to be very limited in scope. With respect to the RCSI Facilities, RCSI will manage and maintain the building and property, electrical systems, water, sewer, lights, heating, telephone services, ventilation and air conditioning systems, physical security services and general custodial/landscape services. First Data will be responsible to provide any other facilities and support it needs to provide the Services. RCSI will retain the costs of applicable facilities leases and related leasehold improvements with respect to the RCSI Facilities.

(b) Relocation of RCSI Facilities. RCSI will inform First Data of any relocation of the RCSI Facilities which RCSI is contemplating or has made a final decision to make so that First Data will have a reasonable amount of time to prepare for and implement such change or relocation as it impacts First Data.

(c) RCSI Facilities Provided “As Is, Where Is”. The RCSI Facilities are made available to First Data on an “as is, where is” basis.

6.2	First Data Obligations Regarding RCSI Facilities.

(a) Use of RCSI Facilities. First Data shall use the RCSI Facilities for the sole and exclusive purpose of providing the Services. Use of such RCSI Facilities by First Data does not constitute a usufruct or leasehold interest in favor of First Data.

(b) Specific First Data Obligations. First Data and First Data Personnel shall:

(i) use the RCSI Facilities in an efficient manner;

(ii) keep the RCSI Facilities in good order;

(iii) not commit or permit waste or damage to the RCSI Facilities;

(iv) not use the RCSI Facilities for any unlawful purpose or act or for any purpose not permitted by the applicable lease agreement(s); and

(v) comply with RCSI’s standard policies and procedures as made available to First Data including with regard to and use of the RCSI Facilities and procedures for the physical security of the RCSI Facilities.

(c) Responsibility for Damage. First Data shall be responsible for any damage to the RCSI Facilities resulting from the abuse, misuse, neglect, or gross negligence of First Data, its employees and subcontractors or other failure to comply with its obligations respecting the RCSI Facilities.

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(d) Access to RCSI Facilities. First Data shall permit RCSI and its agents and representatives to enter into those portions of the RCSI Facilities occupied by First Data staff at any time to (i) inspect the premises, (ii) show the premises, and (iii) perform facilities-related services.

(e) Improvements to RCSI Facilities. First Data shall not make any improvements or changes involving structural, mechanical, or electrical alterations to the RCSI Facilities without RCSI’s prior written approval. Any improvements to the RCSI Facilities will become the property of RCSI.

(f) Return of RCSI Facilities. When the RCSI Facilities are no longer required for performance of the Services, at RCSI’s option First Data shall return such facilities to RCSI in substantially the same condition as when First Data began use of such facilities, subject to reasonable wear and tear.

7.	PROPRIETARY RIGHTS

Unless otherwise agreed by the Parties, the Parties’ respective rights in Intellectual Property shall be as set forth in this Article 7.

7.1	RCSI Intellectual Property.

(a) Grant of Right to First Data. Subject to Section 7.3(a), RCSI grants to First Data a fully paid-up, royalty-free (except as provided in Section 7.3(b)(iii)) non-exclusive right during the Term to use, for the sole purpose of providing the Services pursuant to this Agreement, (i) the RCSI Intellectual Property agreed by RCSI as necessary for First Data to provide the Services, (ii) RCSI New Materials and, (iii) subject to obtaining Required Consents, third party Intellectual Property licensed to RCSI agreed by RCSI as necessary for First Data to provide the Services (the Intellectual Property identified in clauses (i) and (iii) of this Section 7.1(a) being referred to collectively herein as the “RCSI TSA Intellectual Property”). First Data may not use RCSI TSA Intellectual Property for the benefit of any entities other than RCSI and its Affiliates, except as provided in Section 3.1(c), or for any other purpose than as permitted in this Section 7.1(a). Except as otherwise requested or approved by RCSI, First Data shall cease all use of RCSI TSA Intellectual Property upon the later of (A) expiration or termination of this Agreement and (B) expiration or termination of the Termination/Expiration Assistance.

(b) Ownership. Except as expressly provided herein, as between the Parties, RCSI and its Affiliates, as the case may be, retains all rights in Intellectual Property owned by RCSI or any such RCSI Affiliate as of the FAAR Effective Date or thereafter. As between the Parties, RCSI or its Affiliates will own all right, title, and interest in any Intellectual Property it develops or has developed by any third party independent of this Agreement. The Intellectual Property identified in this Section 7.1(b) is referred to collectively herein as “RCSI Intellectual Property”.

(c) License to Use any Non-Shared Cost Interfaced New Materials. Upon the expiration or termination of this Agreement and upon request by First Data, RCSI shall grant to First Data, upon such terms and conditions as may be agreed upon by the Parties, a right and license to use any Non-Shared Cost Interfaced New Materials.

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7.2	First Data Intellectual Property; Interfaces.

(a) First Data Intellectual Property. As between the Parties, First Data and its Affiliates will be the sole and exclusive owner of all Intellectual Property owned by First Data and its Affiliates as of the FAAR Effective Date or which is developed or acquired by First Data or its Affiliates thereafter, except as otherwise provided in this Article 7. As between the Parties, First Data or its Affiliates will own all right, title, and interest in any Intellectual Property it develops or has developed by any third party independent of this Agreement. The Intellectual Property which this Section 7.2(a) provides as being owned by First Data or its Affiliates is referred to collectively herein as “First Data Intellectual Property”.

(b) Grant of Right to RSCI. As and to the extent necessary for RCSI, its Affiliates or a third party (pursuant to Section 3.1(c)) to access and utilize the First Data System and the Services, and to perform work as permitted under this Agreement, First Data grants to RCSI and its Affiliates and such third party a fully paid-up, non-exclusive right and license to have access to and use the First Data System during the Term. If RCSI requires access to the First Data System which is different than the kinds of access currently contemplated as of the FAAR Effective Date, such access shall be subject to First Data obtaining any necessary Required Consents.

(c) Interfaces. Interfaces to First Data Software and interfaces to the First Data System will be defined, supported, and made available by First Data to and for RCSI. Custom interfaces for RCSI will be changed only with RCSI’s prior approval. Subject to Section 17.3 of Schedule A, other interfaces (e.g., industry interfaces, standard client-wide system interfaces, etc.) may change without RCSI’s prior approval but First Data shall provide RCSI with sufficient advance notice of such changes for RCSI to prepare for such changes, and First Data shall provide to RCSI complete Documentation regarding such changes.

(d) “Integrated New Materials” are New Materials which are (i) written inside of existing modules in the First Data Software or *** (as defined in Exhibit A-5), or (ii) new modules in the First Data Software or *** which utilize pre-existing or common copybooks, subroutines, objects, libraries, data stores, procedures or JCL.

(e) “Interfaced New Materials” means any New Materials that are not Integrated New Materials, including Shared-Cost Interfaced New Materials and Non-Shared-Cost Interfaced New Materials.

(f) “Shared-Cost Interfaced New Materials” means Interfaced New Materials developed by First Data for RCSI at the rate of half of the then-current Development Hour rate set forth in Section 11.3 of Schedule C.

(g) “Non-Shared-Cost Interfaced New Materials” means Interfaced New Materials other than Shared-Cost Interfaced New Materials.

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7.3	Rights in Modified, Enhanced or Newly Developed Intellectual Property.

(a) RCSI Development Requests. RCSI may, from time to time, request that First Data develop software, documentation, methods, processes or procedures relating to the Services, and First Data shall perform such development in accordance with the provisions of Article 15 of Schedule A. RCSI’s request and related materials shall be deemed RCSI Confidential Information (except to the extent that such requests and materials incorporate First Data Intellectual Property), and if First Data does not undertake or complete such development First Data shall not use such RCSI Confidential Information for any other purpose.

(b) Modified, Enhanced or Newly Developed Intellectual Property. The respective rights of the Parties in modified, enhanced or newly developed Intellectual Property created solely or jointly by First Data pursuant to this Agreement (collectively, “New Materials”) are as follows:

(i) All New Materials which are (A) modifications to or enhancements of (1) RCSI Intellectual Property, or (2) Intellectual Property licensed to RCSI belonging to a third party, or (B) Non-Shared-Cost Interfaced New Materials will be deemed proprietary to, and “works made for hire” for, RCSI (collectively, the “RCSI New Materials”), except to the extent that such New Materials incorporate then-existing First Data Intellectual Property and First Data has given RCSI notice thereof prior to such incorporation. For avoidance of doubt, RCSI New Materials shall not include any materials that are otherwise First Data Intellectual Property which may have been based upon, to the extent based upon, or incorporated with RCSI New Materials into a deliverable.

(ii) If any of the RCSI New Materials are not deemed a “work for hire” by operation of law, First Data hereby irrevocably assigns, transfers and conveys to RCSI without further consideration all Intellectual Property rights in such RCSI New Materials. First Data acknowledges that RCSI and the assigns of RCSI may obtain and hold in their own name any Intellectual Property rights in and to such work product. First Data agrees to execute any documents or take any other actions as may reasonably be necessary, or as RCSI may reasonably request, to perfect RCSI’s ownership of any such RCSI New Materials.

(iii) RCSI New Materials shall be used solely for RCSI and may not be provided to, or used to provide services for, any third party by First Data or otherwise used by First Data for the benefit of any third party. If RCSI agrees that First Data may use specified RCSI New Materials to provide services for other customers of First Data, First Data shall pay RCSI a per-product (including all billing elements under such product) royalty for use of such RCSI New Material (“Royalty Material”). Such Royalty Material shall be billed incrementally by First Data, and First Data will create a separate individual billing element for such Royalty Material with an associated charge which is not unfairly influenced by cross-subsidization through other charges which the customer is required to pay in order to receive the billing element for which the royalty is payable. For the first *** years after the commencement of any use or enjoyment of Royalty Material by a third party, royalties for such use shall be equal to *** of the *** that First Data and First Data Affiliates

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receive from the use or enjoyment of such Royalty Material by entities other than RCSI and its Affiliates. Following such *** year period, the royalty for such use or enjoyment of Royalty Material shall be *** of *** until such third party use or enjoyment terminates. Payments of such royalties shall be accounted for, and paid, to RCSI on a quarterly basis. The royalties payable under this Section 7.3(b)(iii) shall be due for each calendar year in which such aggregate gross receipts for such product are at least ***. If any portion of the Royalty Term is not a full calendar year, then the *** amount provided in this Section 7.3(b)(iii) shall be appropriately pro-rated for such year.

(iv) All New Materials developed under this Agreement (other than RCSI New Materials) will be owned by First Data and will become a part of First Data Intellectual Property; provided that if such New Material is designated by RCSI in its sole discretion as ***. Each such New Material shall be treated as Royalty Material under Section 7.3(b)(iii). The obligations set forth in this Section 7.3(b) shall continue beyond expiration or termination of the Agreement.

(c) Non-Software Materials. RCSI shall own those copies of literary works and other works of authorship generated under this Agreement such as manuals, training materials, and other documentation containing First Data’s technical or operational procedures, including the Procedures Manual and the Change Control Procedure, which it receives during the Term, regardless of the media on which they are contained. Additionally, First Data hereby grants to RCSI a fully paid-up, non-exclusive right during the Term to use, reproduce, adapt and create derivative works based upon, and to distribute for internal RCSI business purposes, such literary works and works of authorship.

(d) Clean Room Intellectual Property Development. Notwithstanding the other provisions of this Section 7.3(d), but in all cases subject to the provisions of Article 14, First Data may independently develop Intellectual Property that is similar in business functionality to software owned by RCSI, including RCSI New Materials or under development for RCSI by First Data and designated by RCSI as providing RCSI with a competitive advantage as provided in Section 7.3(a)(ii) provided that:

(i) no First Data employees or contractors with knowledge of RCSI’s software, processes or business practices are involved in any phase of the analysis, design, development, testing or implementation;

(ii) no software developed by First Data at RCSI expense or which incorporates RCSI Intellectual Property is used to aid or inspire the development during the Exclusivity Period; and

(iii) the independent development effort does not benefit in any way from the activities of RCSI.

7.4	Patent Rights

(a) Except as provided in Section 7.1(a), nothing in this Agreement shall be deemed, by implication or otherwise, to be a grant of right or license from RCSI or any RCSI Affiliate to First Data (or to any First Data Affiliate), to any contractor or service provider of First Data, or to any First Data Affiliate to any patent in which RCSI or any RCSI Affiliate has any right, title or interest.

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(b) First Data covenants that after the expiration or termination of this Agreement it shall not (and shall cause its Affiliates not to) assert claims against, or sue, RCSI or any RCSI Affiliate for infringement of a “7.4(b) Patent” owned by First Data or a First Data Affiliate, if and to the extent (i) RCSI’s or its Affiliate’s alleged infringement of such patent relates to a process or function which was part of the Services being provided to RCSI by First Data at the time this Agreement terminated or expired (such Services, collectively, the “7.4(b) Services”), and (ii) less than one (1) year has passed since the date that First Data first gave RCSI notice in good faith that one or more identified 7.4(b) Patents relates to the 7.4(b) Services. For the avoidance of doubt, First Data or its Affiliates may not recover claims for damages for infringement of a 7.4(b) Patent accruing prior to the expiration of such one (1) year notice period. The term “7.4(b) Patent” shall mean those (i) patents issued to First Data or its Affiliates by the U.S. Patent and Trademark Office as of the date of expiration or termination of this Agreement, and (ii) patents applied for as of the date of expiration or termination of this Agreement and issued within one (1) year after the date of expiration or termination of this Agreement. Notices from First Data identifying the 7.4(b) Patents may only be provided after any notice of termination or non-renewal of this Agreement which results in termination or expiration hereof. For purposes of this Section 7.4(b) only, Affiliates shall be limited to those entities where (x) Control is measured at fifty percent (50%) or greater and (y) such Control relating to the respective Party hereto existed as of the date of expiration or termination of this Agreement. For the avoidance of doubt, the covenant set forth in this Section 7.4(b) shall not apply to any infringement by RCSI or its Affiliates of a patent or any portion thereof to the extent such infringement does not relate to processes or functions which constitute 7.4(b) Services.

(c) This Section 7.4 shall survive termination or expiration of this Agreement.

7.5	Residual Knowledge.

Nothing contained in this Agreement shall restrict either Party from the use of any ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques retained as the unaided mental impressions of such Party’s personnel relating to the Services which the other Party, individually or jointly, develops or discloses under this Agreement, provided that in doing so such Party does not breach its obligations under Article 14 or infringe the Intellectual Property Rights of the other Party or third parties who have licensed or provided materials to the other Party. Except as specifically stated in this Agreement, neither this Agreement nor any disclosure made hereunder grants, by implication or otherwise, any license to either Party or either Party’s Affiliates under any patents or copyrights or other Intellectual Property of the other Party or its Affiliates. Neither Party may take any action which will infringe the Intellectual Property Rights of the other Party or third parties who have licensed or provided materials to the other Party. This Section 7.5 shall survive termination or expiration of this Agreement.

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7.6	Required Consents.

First Data, with the cooperation of RCSI, shall obtain any Required Consents for RCSI to have access to and make use of First Data Software as required to receive and make use of the Services, and First Data shall pay such fees as may be required to obtain such Required Consents. RCSI, with the cooperation of First Data, shall obtain any Required Consents for First Data to have access to and make use of RCSI Software to provide the Services, and First Data shall pay such fees as may be required to obtain such Consents.

7.7	Export.

The Parties acknowledge that certain software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. To the extent within First Data’s control, First Data shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

8.	PERFORMANCE STANDARDS

8.1	General.

First Data shall perform the Services at least at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as the best of: (i) that which was provided by RCSI or RCSI’s Affiliates prior to the FAAR Effective Date, (ii) that which has been provided by First Data during the period from the Effective Date through the FAAR Effective Date, and (iii) as is provided by ***. Quantitative performance standards for certain of the Services (“Service Levels”) are set forth in Schedule B, and such Service Levels shall supercede any performance standard required by this Section 8.1(i), 8.1(ii) or 8.1(iii) set forth above. At all times First Data’s level of performance of the Services shall meet or exceed the Service Levels.

8.2	Failure to Meet Service Levels; Exceeding Service Levels.

(a) Failure to Meet Service Levels. First Data recognizes that its failure to meet any of the Service Levels identified as “critical” in Schedule B (the “Critical Service Levels”) may have a material adverse impact on the business and operations of RCSI and that the damage from First Data’s failure to meet a Critical Service Level is not susceptible of precise determination. Accordingly, in the event that First Data fails to meet Critical Service Levels for reasons other than the wrongful actions of RCSI or circumstances that constitute a Force Majeure Event under this Agreement, then in addition to any non-monetary remedies available to RCSI under this Agreement, at law, or in equity, RCSI may, in lieu of pursuing other monetary remedies, elect to recover as its sole and exclusive monetary remedy for such failure to meet Critical Service Levels the Service Level Credits specified in Schedule B as liquidated damages; provided, however, that this provision shall not limit RCSI’s right

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to recover monetary damages (other than Service Level Credits) in the case of its termination of this Agreement pursuant to Section 21.1. The aggregate Service Level Credits due RCSI for First Data’s failure to meet Critical Service Levels during a given month shall not exceed *** of the Processing Fees for that month.

(b) Exceeding Service Levels. If First Data’s performances of the Services exceeds the performance required by the Critical Service Levels in the manner described in Schedule B, RCSI shall pay to First Data the Service Level Bonuses specified in Schedule B.

(c) Obligations of First Data in the Event of a Service Level Failure. If First Data fails to meet any Service Level or fails to perform a Key Service (as defined in Section 8.3) in the manner required by this Agreement, First Data shall promptly:

(i) investigate, assemble and preserve pertinent information with respect to, and report to RCSI on the causes of the problem(s) causing the failure, including performing a Root Cause Analysis of the problem(s);

(ii) advise RCSI, as and to the extent requested by RCSI, of the status of remedial efforts being undertaken with respect to such problem(s);

(iii) minimize the impact of the failure and notify RCSI of the steps which First Data believes should be taken to correct the problem(s);

(iv) upon RCSI’s approval, correct the problem(s) and begin meeting the Service Levels or performing the Key Service as required by this Agreement; and

(v) take appropriate preventive measures so that the failure and related problem(s) do not recur.

(d) Recovery of Performance. First Data will give the recovery of its capabilities to perform the Services and the resumption of its actual performance of the Services the ***.

(e) Revising and Updating Service Levels. As of each anniversary of the Effective Date or as otherwise permitted in the Agreement, RCSI may:

(i) change the designation of Service Levels as Critical Service Levels;

(ii) reallocate the Service Level Credits and Service Level Bonuses among the Critical Service Levels; and

(iii) for the purpose of allocating Service Level Credits or Service Level Bonuses, aggregate two (2) or more Service Levels into a single aggregate Service Level, which RCSI may designate as a Critical Service Level, provided that, with respect to each of the foregoing, the change does not, in the aggregate, significantly increase First Data’s responsibility for Critical Service Levels.

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8.3	Failure to Perform Key Services.

(a) Failure to Perform Key Services. First Data recognizes that its failure to perform in the manner required by this Agreement the following Services will have a material adverse impact on the business and operations of RCSI:

(i) completion of the Known Software Conversion Modifications;

(ii) completion of the Conversions of the Conversion Portfolios;

(iii) fulfillment of First Data’s obligations under Section 3.2(d); and

(iv) completion of the Future First Data System Architecture Plan, (each a “Key Service”).

Accordingly, if First Data fails to perform any Key Service as required by this Agreement for reasons other than (A) the wrongful actions of RCSI or (B) circumstances that constitute a Force Majeure Event under this Agreement (and First Data has complied with its obligations under Section 19.3 in connection with such Force Majeure Event), and (as between the Parties) such failure is the sole responsibility of First Data, then in addition to any non-monetary remedies available to RCSI under this Agreement, at law or in equity, RCSI may elect, in lieu of pursuing other monetary remedies, to recover as its sole and exclusive monetary remedy for such failure an amount equal to the sum of the direct costs incurred by RCSI as a result of such failure and, notwithstanding Section 19.2(a), certain Key Service credits (“Key Service Credits”).

(b) Amounts Payable by First Data. The amounts payable by First Data under this Section 8.3 shall include the following “Key Service Failure Costs”:

(i)***

(ii)***

(iii)***

(iv)*** and

(v) the Key Services Credits set forth in Section 8.3(a).

Key Service Failure Costs in connection with: (A) completion of the Conversion of the Conversion Portfolios shall include the incremental cost of continued operation of the relevant RCSI systems past the scheduled dates of the relevant Conversions of the Conversion Portfolios; and (B) completion of the Future First Data System Architecture Plan shall include the incremental cost of continued operation of the relevant RCSI systems past the scheduled dates of the relevant Future First Data System Architecture Plan deliverables. Key Service Credits shall be paid by First Data as follows: *** per-failure (except that for Known Software Conversion Modifications the per failure amount shall be *** with a cumulative limit on payments for each

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individual Key Service category of *** (resulting in a cumulative limit on Key Service Credits under this Section 8.3(b) of ***. For the avoidance of doubt, any amounts paid by First Data under this Section 8.3(b) shall be cumulative from the Effective Date, not the FAAR Effective Date, and credited toward any amounts owed by First Data hereunder.

(c) Key Service Incentive Payments. In addition to the right of RCSI to collect Key Service Credits for failures that are the responsibility of First Data as provided in Sections 8.3(a) and 8.3(b), RCSI shall make one-time incentive payments associated with performance of the Key Services when performance exceeds the minimum performance requirements for the Key Services and where such superior performance results (as between the Parties) solely from the actions of First Data (“Key Service Incentive Payments”). Such Key Service Incentive Payments shall be paid as follows: *** per success (except that for Known Software Conversion Modifications the per-success amount shall be *** with a cumulative limitation on payment for each individual Key Service category of *** (resulting in a cumulative cap on Key Service Incentive Payments under this Section 8.3(c) of ***.

8.4	Periodic Reviews.

At least annually during the Term RCSI and First Data will review the Service Levels and will make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in technology, processes and methods. The Parties expect and understand that the Service Levels will be improved over time. As new technologies and processes are introduced, additional Service Levels reflecting industry best practices for those technologies and processes will be established in accordance with the procedures described in Schedule B.

8.5	Measurement and Monitoring Tools.

First Data shall utilize the necessary measurement and monitoring tools and procedures required to measure and report First Data’s performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by RCSI. First Data shall provide RCSI with information and access to such tools and procedures upon request, for purposes of verification.

9.	PROJECT AND CONTRACT MANAGEMENT

9.1	First Data - RCSI Contacts.

In terms of both providing daily operational support and supporting long-term strategic needs, First Data’s account management structure during the Term, unless otherwise requested by RCSI, shall provide for direct contact with its Chief Information Officer and his or her designees and representatives. First Data shall adjust contact as requested by RCSI. However, First Data Personnel are not to take any action respecting any request that is inconsistent with this Agreement or with any directions of the RCSI Contract Executive or his or her designee. First Data will inform RCSI of its receipt of any such inconsistent request. Only RCSI or a designee of RCSI (as identified by RCSI to First Data in writing) will be authorized to make commitments on the part of RCSI with First Data that amend this Agreement or waive compliance.

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9.2	Steering Committee.

(a) Formation of Steering Committee. Within thirty (30) days of the FAAR Effective Date the Parties shall form a steering committee (“Steering Committee”) to support and coordinate the relationship between First Data and RCSI. This support will include high-level discussions regarding policies, procedures, guiding principles of the relationship, issues associated with First Data’s execution of the Services, allocation of resources, support and understanding of RCSI’s strategic direction, review of priorities, introduction and approval of new Service Levels, data collection techniques, and modifications to existing Service Levels and related metrics. The Steering Committee shall also serve in an advisory role. Anything to the contrary herein notwithstanding, the Steering Committee and the actions it takes shall in no way shall diminish the rights and authority provided to RCSI in this Agreement. Further, the RCSI Contract Executive shall retain the right to review and reverse the decisions of the Steering Committee.

(b) Composition of the Steering Committee. The Steering Committee shall be comprised of at least six (6) individuals: three (3) appointed by RCSI and three (3) appointed by First Data. The Quality Leaders from First Data and RCSI shall also be members of the Steering Committee, as well as other persons as may be mutually agreed by the Parties.

9.3	Reports and Meetings.

(a) Reports. First Data will issue performance, financial, utilization and status reports as reasonably requested by RCSI. Such reports will be pursuant to the reporting structure jointly developed by the Parties and will be issued at the frequency reasonably requested by RCSI. First Data shall provide RCSI with suggested formats for such reports, for RCSI’s review and approval. The reports shall include the following:

(i) First Data shall provide a monthly performance report, which shall be delivered to RCSI within thirty (30) days after the end of each month describing First Data’s performance of the Services in the preceding month (the “Monthly Performance Report”). Such report shall:

(A) separately address First Data’s performance in each area of the Services including, as requested by RCSI, by RCSI customer, lines of business, marketing segment and portfolio;

(B) for each area of the Services, assess the degree to which First Data has attained or failed to attain the pertinent objectives in that area, including measurements with respect to the Service Levels;

(C) describe the status of each key project, problem resolution effort, and any other initiative;

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(D) explain deviations from the Service Levels and include for each deviation a plan for corrective action and root cause analysis;

(E) set forth a record of the equipment, software, personnel changes and other changes to the Services environment including the First Data System during the reporting period that affect, or could affect, the Services and describe the planned changes during the upcoming month that may affect the Services; and

(F) include the documentation and other information which RCSI may request to verify compliance with this Agreement.

(ii) First Data will, subject to RCSI review and approval, establish a Dashboard Report format for each Service Level. A sample format and structure is attached to Schedule B as Exhibit B-3.1. The purpose of a Dashboard Report is to report on First Data’s success in achieving the standards set forth in the relevant Service Level. Dashboard Reports shall be generated using the RCSI approved measurement and monitoring tools and procedures required to measure and report on First Data’s performance of the relevant Services as well as supporting metrics. Dashboard Reports will be provided to RCSI no less frequently than monthly and may be required more often as set forth in the individual Service Level. Dashboard Reports will be provided at no additional charge to RCSI.

(iii) First Data will provide a quarterly planned activities report, which will be delivered to RCSI within thirty (30) days after the end of each RCSI fiscal quarter, describing the activities to be undertaken by First Data in connection with the Services during the then-current fiscal quarter and the three (3) subsequent fiscal quarters (the “Quarterly Plan”). The Quarterly Plan will:

(A) separately describe each material activity to be undertaken by First Data in connection with the Services, including on-going and planned Conversions, Software Conversion Modification projects and other AD projects, deconversions, the introduction of new systems and software and the maintenance releases, enhancements, upgrades, patches, new versions and other releases implemented in connection with the First Data Software;

(B) explain for each such activity the time budgeted for its completion and the manner in which First Data is being compensated for that activity;

(C) identify the First Data Personnel being utilized and planned to be utilized;

(D) disclose the location(s) of First Data’s activities;

(E) report the expenditure of personnel hours and discretionary resources as of the end of the immediately preceding fiscal quarter, the related cost to RCSI and the discretionary resources still available to RCSI; and

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(F) be accompanied by related documentation which may be reasonably requested in advance by RCSI.

(b) Meetings. Within sixty (60) days after the FAAR Effective Date, the Parties shall determine an appropriate set of meetings to be held between representatives of RCSI and First Data. First Data shall prepare and circulate an agenda sufficiently in advance of each such meeting to give participants an opportunity to prepare for the meeting. First Data shall incorporate into such agenda items that RCSI desires to discuss. At RCSI’s request, First Data shall prepare and circulate minutes promptly after a meeting. As of the FAAR Effective Date, such meetings shall include the following:

(i) weekly meetings of the RCSI Contract Executive and the First Data Contract Executive to discuss on-going operations, problems in or interruptions of the Services such other matters as appropriate, and weekly meetings between the RCSI project planning and scheduling teams and the First Data project management teams to insure synchronization of development, testing, change control and such other matters as appropriate;

(ii) monthly meetings among operational personnel (including those involved in service and solution delivery) representing RCSI and First Data to discuss First Data’s performance (including by reviewing open problem management tickets and the overall quality of the Services) and planned or anticipated activities, changes that might adversely affect performance, assess and evaluate any RCSI plans relating to the Services which RCSI may submit to First Data and otherwise address, review, and discuss any other matters specific to RCSI;

(iii) a quarterly management meeting of the Steering Committee to review the Monthly Performance Reports for the quarter, review First Data’s overall performance under this Agreement, review the performance of the First Data System, review progress on the resolution of issues, provide a strategic outlook for RCSI in connection with the Services, and discuss such other matters as appropriate; and

(iv) a semi-annual senior management meeting by senior officers of the Parties to review relevant contract and performance issues.

9.4	Procedures Manual.

(a) Establishment of a Procedures Manual. A procedures manual (the “Procedures Manual”) is to be established for the Services. The Procedures Manual shall describe how First Data performs and delivers the Services under this Agreement, the equipment and software being used, and the documentation (e.g., operations manuals, user guides, specifications) which provide further details of such activities. The Procedures Manual shall describe the activities First Data proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken at facilities that provide services of the type First Data shall provide under this Agreement. The Procedures Manual shall also document certain roles and responsibilities of RCSI and include descriptions of the acceptance testing, release

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management, and quality assurance procedures, First Data’s problem management, escalation procedures, Root Cause Analysis procedures and the other standards and procedures of First Data pertinent to RCSI’s interaction with First Data in obtaining the Services. The Procedures Manual shall be suitable for use by RCSI to understand the Services.

(b) Completion of the Procedures Manual. Within one hundred and twenty (120) days after the FAAR Effective Date, First Data shall deliver a draft Procedures Manual to RCSI, for RCSI’s comments and review. First Data shall incorporate reasonable comments or suggestions of RCSI and shall finalize the Procedures Manual within sixty (60) days of receipt of final comments from RCSI. The final Procedures Manual shall be subject to the approval of RCSI. First Data shall periodically, but at least annually, update the Procedures Manual to reflect changes in the operations or procedures described therein and performance of Known Software Conversion Modifications. Updates of the Procedures Manual shall be provided to RCSI for review, comment, and approval. First Data shall perform the Services in accordance with the Procedures Manual. If there is a conflict between the provisions of this Agreement and the Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and that agreement is set forth in the relevant portion of the Procedures Manual.

9.5	Change Control.

(a) Change Control Requirements. First Data shall comply with the following change control requirements:

(i) Prior to using any new software or new equipment to provide the Services, First Data shall have verified that the item has been properly installed, tested, is operating in accordance with its Specifications, continues to meet RCSI’s functional requirements (as made known to First Data) at least as well as the prior software or equipment, and is performing its intended functions in a reliable manner.

(ii) Subject to Section 15.3 of Schedule A which governs changes in the First Data System, First Data shall not take an action or make a decision which adversely affects the function or performance of, or may decrease the resource efficiency of, the Services, or RCSI’s costs or efficiency in conducting its business, including implementing changes in technology or equipment and software configuration, without first ***. First Data may make temporary changes required by an emergency if it has been unable to contact an appropriate RCSI manager to obtain such approval after making reasonable efforts. First Data shall document and promptly report such emergency changes to RCSI. First Data shall, as requested by RCSI, provide support for changes to the RCSI systems and procedures, if any, necessitated by changes in the First Data Software or First Data System.

(iii) First Data shall move programs from development and test environments to production environments in a controlled and documented manner, so that no changes are introduced into the programs during such activity.

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(iv) First Data shall, as requested by RCSI, support RCSI’s testing of changes to the First Data System.

(b) Change Control Procedures. Within sixty (60) days after the FAAR Effective Date, First Data shall prepare and provide to RCSI a change control procedure (“Change Control Procedure”) detailing how First Data will comply with the requirements set forth in Section 9.5(a) above and otherwise control changes in or affecting the processing environment. The Change Control Procedure may not modify or change the scope of Services to be provided under, or any other terms or conditions of, this Agreement. The Change Control Procedure shall be provided to RCSI for review, comment, and approval. First Data shall perform the Services in accordance with the Change Control Procedure.

(c) Change Control Committee. Within thirty (30) days after the FAAR Effective Date, the Parties shall appoint a change control committee (“Change Control Committee”), which shall manage and support the Parties in regard to changes, joint testing and other AD and AM issues. The RCSI Chief Information Officer shall have final authority to settle all disputes in, and in connection with, the Change Control Committee.

9.6	Use of Subcontractors.

(a) Use of Subcontractors; Flow-Down Provisions. Subject to Section 9.6(b) below, First Data’s use of subcontractors to perform material obligations under this Agreement shall be subject to the ***; provided, however, that First Data may subcontract, ***, any of its obligations hereunder to (i) a First Data Affiliate (so long as it remains a First Data Affiliate), or (ii) a pre-approved subcontractor certified by RCSI, which as of the FAAR Effective Date includes Patni Computer Systems, Ltd. RCSI shall not *** for First Data to use a subcontractor. First Data shall include in its subcontracts as flow-down provisions, provisions substantially similar to Article 5 (First Data Personnel), Article 10 (Audit Rights), Article 14 (Safeguarding of Data; Confidentiality), Section 15.1 (Representation as to Work Standards), and Section 23.6 (Relationship of the Parties) of this Agreement and any other provisions as necessary for First Data to fulfill its obligations under this Agreement.

(b) Subcontracting of Non-Material Services. First Data may, in the ordinary course of business, subcontract for third party services or products that are not dedicated to RCSI, that are not material to a particular function constituting a part of the Services, and that do not result in a material change in the way First Data conducts its business, provided such subcontract does not adversely affect RCSI, whether in performance of or charges for the Services or otherwise. If RCSI expresses concerns to First Data about a subcontract covered by this Section 9.6(b), First Data shall discuss such concerns with RCSI and work in good faith to resolve RCSI’s concerns on a mutually acceptable basis.

(c) First Data Subcontracting Obligations. First Data shall remain responsible for obligations, services, and functions performed by subcontractors to the same extent as if such obligations, services and functions were performed by First Data employees and for purposes of this Agreement such work shall be deemed work performed by First Data. First Data shall be RCSI’s sole point of contact regarding the

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Services, including with respect to payment. First Data shall not disclose RCSI Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of First Data under this Agreement.

9.7	Quality Assurance and Improvement Programs.

(a) Total Quality Management Process. First Data, as part of its total quality management process, shall provide continuous quality assurance and quality improvement through:

(i) the identification and application of proven techniques and tools from other installations within its operations (i.e., “Best Practices”) that would benefit RCSI either operationally or financially; and

(ii) the implementation of concrete programs, practices and measures.

Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for RCSI to assure the quality of First Data’s performance, and shall be included in the Procedures Manual.

(b) Six Sigma. First Data will implement the following RCSI Six Sigma requirements:

(i) By not later than twelve (12) months following the FAAR Effective Date, First Data shall deliver Level 1, 2, 3, 4, and 5 process flows for all of its processes which affect the Services or RCSI.

(ii) By not later than twelve (12) months following the FAAR Effective Date, First Data shall implement SIPOC, FMEA and PCS for each of the foregoing processes.

(iii) By not later than six (6) months following the FAAR Effective Date, First Data shall undertake and complete a Six Sigma baseline analysis of those of its operations relating to or affecting the Services and provide the results of that analysis to RCSI.

(iv) First Data shall *** improvement in all of its operations relating to or affecting the Services and will provide RCSI information sufficient to demonstrate such improvement.

(v) Each year of the Term, First Data shall devote at least *** of its general and administrative expenses to establishing and operating programs to introduce and maintain a level of quality of the Services consistent with this Section 9.7.

(vi) By not later than the *** anniversary of the FAAR Effective Date, or for those individuals first assigned to the RCSI account after the FAAR Effective Date, within *** months of their being assigned responsibility in connection with providing management services on the First Data’s RCSI account, *** First Data

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Personnel providing management services on First Data’s RCSI account shall successfully complete RCSI’s Six Sigma Green Belt instruction and not less than *** of the First Data Personnel on the First Data RCSI account (but at least *** such individuals) shall have successfully completed RCSI’s Six Sigma Black Belt instruction.

(vii) Any Six Sigma instruction provided by RCSI to First Data Personnel shall be to classes comprised solely of First Data Personnel.

(viii) A First Data employee will be identified and will be certified as a Master Black Belt (a “Quality Leader”). This individual will be identified within thirty (30) days of the FAAR Effective Date.

(ix) First Data will maintain a staff of full-time Black Belts equal to at least *** (rounded up to the next whole number) of the total number of individuals assigned to the RCSI Account Management Team dedicated to the RCSI-First Data relationship. These individuals will each be required to complete one project per year directly benefiting the provision of Services by First Data to RCSI.

9.8	Productivity and Management Tools.

First Data shall utilize project management tools, including productivity aids and project management systems, as reasonably necessary to perform the Services. First Data shall use project management tools in all major projects and employ a mutually agreed upon regular reporting mechanism to identify project tasks, resource allocations and schedule milestones, present current status reports, and identify potential bottlenecks and problems.

9.9	Restrictive Covenant.

***

10.	AUDITS

10.1	Audit Rights.

(a) Audits Generally. First Data shall maintain a complete audit trail of financial and non-financial transactions resulting from this Agreement. First Data shall provide to RCSI, its auditors (including internal audit staff and external auditors), inspectors, regulators and other representatives as RCSI may from time to time designate in writing, access at reasonable times to any facility or part of a facility from which either First Data or any of its subcontractors is providing the Services and to data and records relating to the Services for the purpose of performing audits and inspections of either First Data or any of its subcontractors to:

(i) verify the accuracy and amount of charges and invoices, and the inventory of RCSI supplies and other RCSI assets, if any;

(ii) verify the integrity of RCSI Data and examine the systems that process, store, support and transmit that data including the First Data System; and

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(iii) examine First Data’s performance of the Services including, to the extent applicable to the Services performed by First Data and to the charges therefor, performing audits:

(A) of practices and procedures;

(B) of systems;

(C) of general controls and security practices and procedures;

(D) of disaster recovery and back-up procedures;

(E) of the efficiency of First Data in performing the Services (but only to the extent affecting charges for, or timing of, Services hereunder); and

(F) necessary to enable RCSI to meet, or confirm that First Data is meeting, applicable regulatory and other legal requirements.

(b) Audit Cooperation and Frequency. First Data shall provide to such auditors, inspectors, regulators, and representatives such assistance as they require, including, subject to First Data’s reasonable requirements designed to maintain the security of First Data’s Data, installing and operating audit software. First Data shall cooperate fully with RCSI or its designees in connection with audit functions and with regard to examinations by regulatory authorities. RCSI’s auditors and other representatives shall comply with First Data’s reasonable security requirements. With respect to RCSI initiated general audits that are conducted on-site at First Data, RCSI shall give First Data reasonable prior notice of RCSI’s intent to audit and the notice shall include a description of the scope of the audit. There will not be more than two (2) such RCSI initiated general audits during any calendar year, and the period during which such audits will each be conducted on-site at First Data will not exceed ten (10) days. In the case of a RCSI audit respecting particular identified problems, RCSI will provide such notice, if any, as is appropriate under the circumstances. RCSI’s audit of the charges shall be limited to the three (3) most prior recent years of the Term.

10.2	Audit Follow-up.

(a) Audit Reports. Within fifteen (15) days following RCSI’s receipt of an audit or examination, to the extent possible, RCSI or its auditor shall provide First Data with a report of the audit findings that pertain to First Data. Thereafter RCSI may conduct (in the case of an internal audit), or request its external auditors or examiners or regulatory agencies to conduct, an exit conference with First Data to obtain factual concurrence with issues identified in the review. First Data promptly shall notify RCSI if any review or audit conducted by First Data, its Affiliates, or their contractors, agents or representatives (including internal and external auditors or a regulatory agency), reveals that a material failure to perform in accordance with this Agreement has occurred or may occur and shall provide RCSI with a copy of the applicable portions of the audit and shall advise RCSI of the status of remedial efforts being undertaken with respect to such failure or potential failure to perform.

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(b) Audit Review. First Data and RCSI shall meet to review each audit report promptly after the issuance thereof and to mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. RCSI and First Data agree to develop operating procedures for the sharing of audit and regulatory findings and reports related to First Data’s operating practices and procedures produced by auditors or regulators of either Party; provided, however, that the sharing of audit information (i) must relate to an audit relevant and specific to the Services provided to RCSI, and (ii) will be subject to First Data’s confidentiality obligation to other customers; and further provided, however, that First Data shall extend every reasonable effort to gain permission to release their confidentiality obligation to support these audit efforts.

(c) Audit Problem Resolution. If an audit report indicates that a problem exists, then within ten (10) days following RCSI’s receipt of the report, the Parties will meet to review that problem and to agree mutually upon the appropriate manner, if any, in which to address the problem.

(d) Audit Overcharges. If an audit shows that First Data has overcharged RCSI, First Data will be obligated, at RCSI’s option, to credit to RCSI’s account an amount equal to the amount of the overcharge plus interest at the Default Rate calculated from the date the overcharge was paid by RCSI to First Data, or to pay the amount to RCSI directly. If an audit shows that First Data overcharged RCSI on any invoice by more than two and one half percent (2.5%) (including Pass-Through Expenses) of the correct amount of the invoice, then First Data will also pay RCSI an amount equal to the cost of the audit.

10.3	Annual Audit.

Annually, First Data will cause to be conducted a third party audit of its operations as they relate to the Services. The audit will be conducted by a national major auditing firm, in conformance with the American Institute of Certified Public Accountants Statements of Auditing Standards No. 70 Type II (“SAS 70”), or any successor or substitute statement adopted by such, and its scope will include the processes and internal controls maintained by First Data to provide the Services. Promptly after completion of each audit, First Data will provide RCSI with a copy of the audit report. In addition, First Data will promptly correct any concerns or weaknesses expressed in the audit report and will provide a summary report promptly to RCSI of those responses and First Data’s success in correcting those concerns or weaknesses.

10.4	Record Keeping and Record Retention.

(a) Record Retention. First Data will maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by RCSI under this Agreement. First Data agrees to provide RCSI with documentation and other information with respect to each invoice as may be reasonably requested by RCSI to verify accuracy and compliance with the provisions of this Agreement.

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(b) Access to Records. Until no longer required to meet RCSI’s records retention policy, as that policy may be adjusted from time to time but no later than the date three (3) years after the date of the invoice to RCSI of the related charges unless otherwise required by law, First Data will maintain and provide access upon request to the records, documents and other information required to meet RCSI’s requirements and audit rights under this Agreement.

11.	RCSI’S RESPONSIBILITIES

11.1	Responsibilities.

In addition to RCSI’s responsibilities as expressly set forth elsewhere in this Agreement, RCSI shall be responsible for the following:

(a) RCSI Contract Executive. RCSI shall designate one individual to whom all First Data communications concerning this Agreement may be addressed (the “RCSI Contract Executive”). The RCSI Contract Executive as of the FAAR Effective Date is Julie Stansbury.

(b) RCSI Cooperation. RCSI shall cooperate with First Data by, among other things, making available, as reasonably requested by First Data, management decisions, information, approvals and acceptances so that First Data may accomplish its obligations and responsibilities hereunder. The RCSI Contract Executive or his or her designee will be the principal point of contact for obtaining such decisions, information, approvals, and acceptances.

11.2	Savings Clause.

***. First Data’s nonperformance of its obligations under this Agreement shall be excused if and to the extent:

(a) such First Data nonperformance results from RCSI’s failure to perform its responsibilities; and

(b) First Data provides RCSI with reasonable notice of such nonperformance and, if so requested by RCSI, uses Commercially Reasonable Efforts to perform notwithstanding RCSI’s failure to perform (with RCSI reimbursing First Data for its additional Out-of-Pocket Expenses for such efforts).

12.	CHARGES

12.1	General.

All Charges for the Services are set forth in this Article 12, Section 11.2(b), Section 21.7(f) and in Schedule C. RCSI shall not be required to pay First Data any amounts for the Services in addition to those payable to First Data under this Article 12, the Sections referenced above, or Schedule C.

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12.2	Pass-Through Expenses.

(a) Pass-Through Expenses are charges to be paid directly by RCSI or through First Data. All Pass-Through Expenses are listed in Schedule C. If the Parties agree that a particular Pass-Through Expense is to be paid by RCSI directly, First Data shall promptly provide RCSI with the original third-party invoice for such expense together with a statement that First Data has reviewed the invoiced charges and made a determination of which charges are proper and valid and should be paid by RCSI. Otherwise, First Data shall act as payment agent for RCSI and shall pay third-party charges comprising the Pass-Through Expense. Prior to making any such payment, however, First Data shall review the invoice charges to determine whether such charges are proper and valid and should be paid. Upon request and subject to First Data’s confidentiality requirements with its suppliers, First Data shall provide RCSI with a reasonable opportunity to review the invoice to confirm First Data’s determination. Following such review by First Data and RCSI, First Data shall pay the amounts due and shall invoice RCSI for such charges.

(b) First Data shall use Commercially Reasonable Efforts to ***. With respect to services or materials paid for on a Pass-Through Expenses basis, RCSI reserves the right to:

(i) obtain such services or materials ***;

(ii)*** for such services or materials;

(iii)*** or materials (e.g., equipment make and model) First Data shall obtain, provided that if First Data demonstrates to RCSI that such designation will have an adverse impact on First Data’s ability to meet the Service Levels, such designation shall be ***;

(iv) require First Data to *** share the results thereof with RCSI; and

(v) review and approve the Pass-Through Expense for such services or materials ***.

12.3	Incidental Expenses.

First Data acknowledges that, except as may be otherwise provided in this Agreement, expenses that First Data expects to incur in performing the Services (including travel and lodging, document reproduction and administrative correspondence shipping, and long-distance telephone) are included in First Data’s charges and rates set forth in this Agreement. Accordingly, such First Data expenses are not separately reimbursable by RCSI unless, on a case-by-case basis for unusual expenses, RCSI has agreed in advance and in writing to reimburse First Data for the expense. RCSI acknowledges that it will be responsible for its own incidental expense (including travel and lodging, document reproduction and administrative correspondence shipping, and long-distance telephone).

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12.4	Personnel Utilization.

(a) ***.

(b) Staffing of RCSI Account Management Team. The following list sets forth the RCSI Account Management Team functions portions of which have been assumed by RCSI in exchange for a reduced Monthly Active Account Services Fee. It has been assumed that RCSI will provide these resource levels for the functions identified below to augment the resources levels provided by the RCSI Account Management Team to support these functions for the Term. It has been mutually determined by RCSI and First Data that if First Data is requested to assume such responsibilities of the RCSI resources at any time during the Term, First Data will hire the necessary personnel (up to a maximum of *** FTE’s) and will charge RCSI the actual direct Out-of-Pocket Expenses of employing such individuals.

Reduction by Function

Reporting – RMS	*** FTE

Documentation	*** FTE

Client Training	*** FTE

Client Services Management	*** FTE

Client Services Representatives	*** FTE

Technical Documentation	*** FTE

Testing Support	*** FTE

Project Management	*** FTE

TOTAL	*** FTE

12.5	Taxes

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a) Personal Property Taxes. Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b) Sales Taxes on First Data Goods and Services. First Data shall be responsible for any sales, use, excise, gross receipts, value-added, services, consumption, and other taxes and duties payable by First Data on any goods or services used or consumed by First Data in providing the Services where the tax is imposed on First Data’s acquisition or use of such goods or services and the amount of tax is measured by First Data’s costs in acquiring such goods or services.

(c) Sales Taxes on Services. RCSI shall be responsible for any sales, use, excise, gross receipts, value-added, services, consumption, or other tax existing as of the Effective Date that is assessed on the provision of the Services as a whole, or

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on any particular Services received by RCSI from First Data. RCSI will be responsible for any sales, use, excise, gross receipts, value-added, services, consumption, or other tax becoming applicable during the Term (or that is increased during the Term) that is assessed on the provision of the Services as a whole, or on any particular Service received by RCSI from First Data.

(d) Segregation of Tax Payments. If a sales, use, excise, gross receipts, value-added, services, consumption, or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

(i) those for taxable Services;

(ii) those in which First Data functions merely as a payment agent for RCSI in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(iii) those for other nontaxable Services.

(e) Cooperation. The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. First Data’s invoices shall separately state the amounts of any taxes First Data is collecting from RCSI, and First Data shall remit such taxes to the appropriate authorities. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or Services, other exemption certificates, power of attorney or other necessary authorizations or information reasonable requested by the other Party.

(f) Review Of and Responses To Taxes. First Data shall promptly notify RCSI of, and coordinate with RCSI the response to any claim for taxes asserted by applicable taxing authorities for which RCSI is responsible hereunder. RCSI shall, at its option and expense (including, if required by a taxing authority, payment of any such tax, interest or penalty prior to final resolution of the issue) have the right to request, which request shall not be denied, delayed, subject to any conditions, or withheld by First Data, to seek administrative relief, a ruling, judicial review (original or appellant level) or other appropriate review (hereinafter referred to as “Proceeding(s)”) (in a manner deemed appropriate by RCSI), as to the applicability of any tax, interest or penalty, or to protest any assessment and participate with First Data in any legal challenge to such assessment, but RCSI shall be responsible hereunder for payment of any such amount ultimately determined to be due. Notwithstanding the above, such responsibility is subject to First Data providing RCSI notice within ten (10) business days of receiving any proposed assessment of any additional taxes, interest or penalty due by First Data, and First Data shall provide RCSI with the necessary authority or powers to enable RCSI the opportunity to participate in such Proceeding(s) or other appropriate review as to the applicability of any such taxes prior to any assessment of additional taxes; provided, however, that First Data’s failure to provide timely notice shall not effect the indemnity hereunder to the extent such failure does not actually prejudice RCSI. First Data shall, when requested by RCSI and at RCSI’s expense, cooperate with and/or allow RCSI to

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participate with First Data in any such Proceeding, protest or legal challenge related to matters for which RCSI is responsible. In any proceeding which involves issues affecting both RCSI and other First Data customers, First Data shall make reasonable efforts to sever the issues relating to RCSI from all other issues raised in the Proceeding, so that RCSI may control the portion of the Proceeding relating to RCSI, and First Data may control the portion of the Proceeding relating to those issues that do not relate to RCSI; provided, however, that if First Data is unable to sever the issues in a Proceeding, First Data shall control the Proceeding, but shall give RCSI the right to participate in any Proceeding(s). Notwithstanding the above, RCSI’s participation in any Proceeding shall not prohibit or inhibit First Data from concluding or resolving matters related to First Data or First Data’s other clients, provided, however, that First Data shall not pay any claimed liability or settle any Proceeding unless RCSI has consented in writing to such payment or settlement, which consent shall not be unreasonably withheld.

(g) Refunds and Rebates. RCSI shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by RCSI.

12.6	New Services And Enhancements.

(a) Definition of New Services. “New Services” shall refer to functionality, services or products (i) that are materially different from and in addition to the Services or those services explicitly priced in Schedule C, and (ii) that are reasonably and logically connected to the Services, including skip tracing. Any changes to functionality, services or products that relate to the Services are enhancements. It is the expectation of the Parties that ***. For avoidance of doubt, RCSI may elect to receive New Services under this Section 12.6 that could also be characterized as new services under the PSA or services or new services under any other agreement between the Parties. For the further avoidance of doubt, ***. RCSI will not terminate a service that RCSI is receiving under the PSA as of the FAAR Effective Date or any replacement of such service in order to request a replacement product for such service as a New Service under this Agreement.

(b) First Data-Initiated Enhancements. First Data may ***.

(c) RCSI-Initiated Enhancements. RCSI shall pay the applicable Development Hour rate as set forth in Schedule C for labor required to develop enhancements requested by RCSI (“RCSI-Initiated Enhancements”) on the terms agreed upon by the Parties with respect to such engagement. ***.

(d) RCSI-Initiated New Services. RCSI shall pay the applicable Development Hour rate as set forth in Schedule C for labor required to develop New Services requested by RCSI (“RCSI-Initiated New Services”) on the terms agreed upon by the Parties and may be subject to new charges proposed by First Data and agreed to by RCSI.

(e) New Service Charges. ***.

(f) New Services Subject to this Agreement. If RCSI elects to have First Data perform the additional functions, the charges under this Agreement shall be

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adjusted, if appropriate, to reflect such functions, in a manner consistent with the other provisions of this Section 12.6. If RCSI so elects, such services shall then be deemed “Services” and shall be subject to the provisions of this Agreement.

(g) Third Parties. ***.

(h) Replacement System. If a First Data Initiated Enhancement is proposed by First Data to be provided using a replacement system, First Data shall:

(i)***; or

(ii)***.

12.7	***.

***

12.8	Benchmarks for Charges.

(a) Benchmarking. At RCSI’s request, the quality and pricing of the Services shall be measured to determine ***, to their respective customers (such process, the “Benchmarking”). With respect to Benchmarking, the following shall apply:

(i) The Parties will establish a joint RCSI - First Data Benchmarking committee (the “Benchmarking Committee”) comprised of an equal number of RCSI and First Data Personnel.

(ii) Within thirty (30) days of formation, or by such other date as is agreed by the Parties, the Benchmarking Committee will select a consultant (the “Benchmarker”) who is an independent industry-recognized benchmarking service provider to perform the Benchmarking. If the Benchmarking Committee fails to select the Benchmarker by such required date, RCSI may select one of Gartner Group, Compass Management Consulting Ltd. and Meta Group (or their successors) or any other entity proposed by First Data as the Benchmarker, and such choice shall be deemed accepted by the Benchmarking Committee.

(iii) Each Party shall provide to the Benchmarker reasonable access to its knowledgeable personnel and pertinent documents and records required to perform the Benchmarking. To the extent any document or record is subject to confidentiality obligations under an agreement with a third party, the Party having a duty of non-disclosure will use Commercially Reasonable Efforts to provide the required documents and records subject to appropriate redaction of the identity of such third party or if such redaction will not sufficiently comply with its obligations, each Party shall limit disclosure to such documents to which it has obtained third party consent for disclosure. The Services shall be Benchmarked in the aggregate, taking into account RCSI volumes (including mix of Services), then-current pricing, and then-current Service Levels, and the Benchmarker shall identify in writing to the Benchmarking Committee all variances which, in the aggregate, could be material, ***.

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(iv) If any variances that in the aggregate are unfavorable to RCSI are identified by the Benchmarker, First Data shall, upon agreement by the Benchmarking Committee, make the necessary adjustments to the pricing, Service Levels, and other components of this Agreement in order to ***.

(v) The first Benchmarking may not occur until after six (6) months following the Final Conversion Date, and further Benchmarking may occur no more frequently than every *** years thereafter.

(b) Costs. The charges of the Benchmarker will be shared equally by the Parties.

13.	INVOICING AND PAYMENT

13.1	Invoicing.

(a) Invoicing in Arrears. First Data shall invoice RCSI for all amounts due under this Agreement on a monthly basis in arrears. First Data will provide RCSI with all necessary information on-line in order for RCSI to validate the charges, and a monthly paper invoice will follow. The invoice shall show details as to charges as reasonably specified by RCSI. First Data shall include the calculations utilized to establish the charges in sufficient detail to enable RCSI to confirm the accuracy of the charges included in the invoice.

(b) Credits. To the extent a credit may be due RCSI pursuant to this Agreement, First Data shall provide RCSI with an appropriate credit against amounts then due and owing; if no further payments are due to First Data, First Data shall pay such amounts to RCSI within thirty (30) days.

(c) Consolidated Invoices. First Data shall render a single consolidated invoice for each month’s charges, showing such details as reasonably specified by RCSI, including as necessary to satisfy RCSI’s internal accounting and chargeback requirements (such as allocating charges among RCSI Affiliates and business units, Service components, projects, locations, and departments). Such invoice shall separately state the amounts of any taxes First Data is collecting from RCSI. For each item or Service charged the invoice shall provide the clause in Schedule C authorizing First Data to charge for such item or Service.

(d) Omitted Amounts. If First Data discovers that an invoice failed to include any amounts that were properly billable to RCSI, First Data will identify those amounts in detail and will explain the reason for the omission at the time of the appropriate invoice. First Data waives, and RCSI shall not be responsible for, any amount that is invoiced later than *** after RCSI’s receipt of the related invoice.

13.2	Payment Due.

(a) Payment Due Date. Other than Pass-Through Expenses for postage and subject to the other provisions of this Article 13, invoices provided for under Section 13.1 and properly submitted to RCSI pursuant to this Agreement shall be due and payable by RCSI within *** days after receipt thereof. Any other amount

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due under this Agreement for which a time for payment is not otherwise specified also shall be due and payable within *** days after receipt of a proper invoice for such amount.

(b) Payment by e-Pcard. If First Data so elects, RCSI may pay all charges due (other than Pass-Through Expenses for postage) more than ninety (90) days after the FAAR Effective Date by e-Pcard, without gross-up or surcharge of any kind. First Data shall be responsible for all fees or charges (including all inter-exchange fees) associated with payment by e-Pcard. Payments by e-Pcard shall be made within three (3) business days following RCSI’s receipt of the relevant invoice.

13.3	Accountability.

First Data shall maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by RCSI hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. First Data agrees to provide RCSI with documentation and other information with respect to each invoice as may be reasonably requested by RCSI to verify accuracy and compliance with the provisions of this Agreement. RCSI and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the Term and during the period for which First Data is required to maintain such records.

13.4	Proration.

Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

13.5	Refundable Items.

(a) Prepaid Amounts. Where RCSI has prepaid for a service or function for which First Data is assuming financial responsibility under this Agreement, First Data shall refund to RCSI, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Effective Date.

(b) Refunds and Credits. If First Data should receive a refund, credit or other rebate for goods or services previously paid for by RCSI, First Data shall promptly notify RCSI of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be to RCSI. Unless previously paid to RCSI, First Data will reflect any refund, credit or rebate as a reduction of the amounts payable to First Data in the next invoice delivered to RCSI under this Agreement. If no further payments are due to First Data under this Agreement, First Data shall pay such amounts to RCSI within thirty (30) days of RCSI’s request therefore.

13.6	Deduction.

With respect to an amount to be paid by RCSI hereunder, RCSI may deduct from that amount any amount that First Data is obligated to pay or credit to RCSI.

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13.7	Disputed Charges.

Subject to Section 13.6, RCSI shall pay undisputed charges when such payments are due under this Article 13 and Schedule C. RCSI may withhold payment of particular charges that RCSI disputes in good faith. RCSI agrees to notify First Data within one hundred eighty (180) days and use best efforts to resolve in a timely manner any material disputed charges.

14.	SAFEGUARDING OF DATA; CONFIDENTIALITY

14.1	RCSI Information.

(a) Ownership of RCSI Information. RCSI Information shall be and remain the property of RCSI. First Data shall not assert any lien or other right against or to RCSI Information. No RCSI Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by First Data or commercially exploited by or on behalf of First Data, its employees or agents.

(b) Return of RCSI Information. Upon any of (i) RCSI’s request, (ii) the expiration of this Agreement, or (iii) the termination of this Agreement for any reason (including termination for cause) or, with respect to any particular data, on such earlier date that the same shall be no longer required by First Data in order to render the Services hereunder, such RCSI Information (including copies thereof in the possession or under the control of First Data, except as necessary to comply with regulatory requirements applicable to First Data) shall be promptly returned to RCSI by First Data in a form reasonably requested by RCSI or, if RCSI so elects, shall be destroyed by First Data.

(c) Use of RCSI Information. RCSI Information shall not be utilized by First Data for any purpose other than that of rendering the Services under this Agreement.

14.2	Safeguarding RCSI Data.

(a) Safeguards. First Data shall establish and maintain safeguards against the destruction, loss, or alteration of RCSI Data in its possession which are no less rigorous than the most stringent safeguards maintained by First Data for its other customers of services similar to the Services. RCSI may establish backup security for data and to keep backup data and data files in its possession if it chooses.

(b) First Data Obligations. Without limiting the generality of Section 14.2(a) above:

(i) First Data Personnel shall not attempt to access, or allow access to, any RCSI Data or RCSI Information which is not required for performance of the Services by such First Data Personnel. If such access is attained, First Data shall use best efforts to promptly report such incident to RCSI, describe in detail any accessed materials and return to RCSI any copied or removed materials.

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(ii) First Data shall institute industry *** systems security, backup and disaster recovery measures that are at least as stringent as the DR Standards set forth in Exhibit A-7 to guard against the unauthorized access, alteration, destruction or loss of RCSI Data. Such measures shall include the installation of software which:

(A) requires all users to enter a user identification number and password prior to gaining access to the information systems;

(B) controls and tracks the addition and deletion of users;

(C) controls user access to areas and features of the systems; and

(D) requires passwords to be changed periodically and under specified circumstances.

(c) Inventory. First Data will be responsible for the security of all RCSI customized inventory, including plastics, in its possession or under its control.

14.3	First Data Information.

(a) Ownership of First Data Information. First Data Information shall be and remain the property of First Data. RCSI shall not assert any lien or other right against or to First Data Information. Subject to the rights of RCSI provided in Section 3.1(c), no First Data Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by RCSI or commercially exploited by or on behalf of RCSI, its employees or agents.

(b) Return of First Data Information. Upon (i) the expiration of this Agreement, (ii) the termination of this Agreement for any reason (including termination for cause) or, (iii) with respect to any particular data, on such earlier date that the same shall be no longer required by RCSI in order to receive and use the Services hereunder, but subject in all cases to the provisions of Sections 7.3(c) and 21.7, such First Data Information (including copies thereof in the possession or under the control of RCSI, except as necessary to comply with regulatory requirements applicable to RCSI) shall be promptly returned to First Data by RCSI in a form reasonably requested by First Data or, if First Data so elects, shall be destroyed.

(c) Use of First Data Information. First Data Information shall not be utilized by RCSI for any purpose other than that of receiving and using the Services under this Agreement.

14.4	Safeguarding First Data Data.

(a) Safeguards. RCSI shall establish and maintain safeguards against the destruction, loss, or alteration of First Data Data in its possession which are no less rigorous than those maintained by RCSI for its own information of a similar nature. First Data may establish backup security for data and to keep backup data and data files in its possession if it chooses.

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(b) Obligations. Without limiting the generality of Section 14.4(a) above, RCSI employees shall not attempt to access, or allow access to, any First Data Data or First Data Information which is not required for receiving or using the Services. If such access is attained, RCSI shall use best efforts to promptly report such incident to First Data, describe in detail any accessed materials and return to First Data any copied or removed materials.

14.5	Confidentiality.

(a) Confidential Information. First Data and RCSI each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party or its Affiliates which such Party or its Affiliates considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement, “Confidential Information” shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other which is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information.

(b) RCSI Confidential Information. In the case of RCSI, Confidential Information also shall include, whether or not designated “Confidential Information”,

(i) all specifications, designs, documents, correspondence, software, documentation, data and other materials and work products produced by RCSI, its Affiliates, or its or their agents or representatives;

(ii) all information concerning the operations, affairs and businesses of RCSI or its Affiliates (including ideas, marketing plans, business strategies, data and other information that are trade secrets or are competitively sensitive), the financial affairs of RCSI or its Affiliates, and the relations of RCSI with its customers, employees and service providers (including RCSI lists, RCSI information, account information, transaction information, and consumer markets);

(iii) software provided to First Data by or through RCSI;

(iv) RCSI New Materials;

(v) information about, regarding or provided by, a RCSI customer (including RCSI Customer Information); and

(vi) other information or data concerning RCSI and its businesses or customers stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived, or maintained by First Data under this Agreement (collectively, the “RCSI Confidential Information”).

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(c) First Data Confidential Information. In the case of First Data, Confidential Information also shall include, whether or not designated “Confidential Information”,

(i) all User Manuals, specifications, designs, documents, correspondence, software, software documentation, data and other materials and work products owned or produced by First Data or its Affiliates in the course of performing the Services, except for RCSI New Materials;

(ii) all information concerning the operations, affairs and businesses of First Data (including ideas, marketing plans, business strategies, data and other information that are trade secrets or are competitively sensitive), the financial affairs of First Data or its Affiliates, and the relations of First Data with its customers, employees and service providers (including First Data lists, First Data information, account information and consumer markets);

(iii) software provided to RCSI by or through First Data, and

(iv) other information or data concerning First Data and its businesses or other customers stored on magnetic media or otherwise or communicated orally, and obtained, received, transmitted, processed, stored, archived, or maintained by First Data under this Agreement (collectively, the “First Data Confidential Information”); provided, however, that First Data Confidential Information shall not include RCSI New Materials or any other RCSI Confidential Information.

(d) Obligations.

(i) Each Party’s Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. RCSI and First Data shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that the Parties may disclose such information to an employee, officer, director, agents, representative, external or internal auditors and independent contractors of the Party or of an Affiliate of the Party requiring access to the same in the course of his or her employment or his, her or its engagement, provided that such individual or entity is bound either by contract or professional obligation to confidentiality obligations no less restrictive than those binding on the Party hereunder. Furthermore, the Parties may disclose such information to entities performing services required hereunder where:

(A) use of such entity is authorized under this Agreement;

(B) such disclosure is necessary or otherwise naturally occurs in that entity’s scope of responsibility; and

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(C) the entity agrees in writing to assume the obligations described in this Section 14.5.

(ii) As requested by a Party during the Term but, in the case of First Data Information except as required by RCSI in order to receive and use the Services and upon expiration or any termination of this Agreement and completion of the other Party’s obligations under this Agreement, and as permitted by the next sentence, such other Party shall return or destroy, as the requesting Party may direct, all material in any medium that contains, refers to, or relates to the requesting Party’s Confidential Information. Neither Party shall retain copies of the other Party’s Confidential Information (except as may be necessary to comply with regulatory requirements applicable to the retaining Party).

(iii) Each Party shall take reasonable steps to ensure that its employees comply with these confidentiality provisions.

(iv) Neither Party shall alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of the other Party’s Confidential Information.

(e) Exclusions. This Section 14.5 shall not apply to any particular information which First Data or RCSI can demonstrate:

(i) was, at the time of disclosure to it, in the public domain;

(ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(iii) was received from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or

(iv) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party or its Affiliates.

In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body, and First Data shall not be considered to have breached its obligations by making, in the course of providing the Services, RCSI Confidential Information available to VISA, MasterCard, other Associations, or to supervisory or regulatory authorities of RCSI or First Data upon the written request of any of the foregoing, provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

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(f) Loss of Confidential Information. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense:

(i) notify the furnishing Party in writing;

(ii) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation or the damage resulting therefrom; and

(iii) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.

(g) No Implied Rights. Except as otherwise specifically provided in this Agreement, nothing this Section 14.5 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.

(h) Release of Information. Despite the foregoing, RCSI agrees that RCSI Confidential Information may be made available to VISA, MasterCard, other Associations, or to supervisory or regulatory authorities of RCSI or of First Data upon the written request of any of the foregoing; provided, however, upon receipt of the request and prior to making the information available, First Data shall provide notice to RCSI of such request and shall provide RCSI a reasonable period of time in which RCSI may object to such disclosure, including obtaining suitable contractual protection of Confidential Information.

14.6	Provisions For Data Privacy Compliance.

(a) In addition to and not in limitation of First Data’s other obligations of confidentiality and non-disclosure under this Agreement: (i) First Data will implement appropriate administrative, technical, and physical safeguards and other appropriate measures to protect the security, confidentiality and integrity of Non-Public Personal Information relating to customers of RCSI and its Affiliates and, to the extent relevant to the GLB Act, other RCSI Information received by First Data from RCSI and its Affiliates, all as may be appropriate to meet the objectives of the GLB Act, including its implementing regulations promulgated thereunder and the guidelines issued pursuant to § 501 of the GLB Act; and (ii) First Data shall not use any Non-Public Personal Information relating to RCSI’s customers received from RCSI or its Affiliates or obtained as a result of Services performed for RCSI (“RCSI Customer Information”) except as necessary in the ordinary course of business to perform Services hereunder or as authorized in writing by RCSI. First Data will ensure that any such third party to whom RCSI authorizes First Data to transfer or provide access to RCSI Customer Information (other than those who RCSI has instructed First Data to transfer or provide access, who shall be RCSI’s responsibility):

(i) signs a written agreement to restrict its use of RCSI Customer Information to the use specified in the agreement between the First Data and the third party (which use must be in conjunction with First Data’s performance of its obligations hereunder);

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(ii) agrees to restrict disclosure of Non-Public Personal Information of RCSI and its Affiliates as provided in this Section; and

(iii) agrees to implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all RCSI Customer Information as provided herein.

(b) First Data will be responsible for the acts or omissions of any third party to whom it transfers or provides access to RCSI Customer Information hereunder, other than a third party whom RCSI or its Affiliates has instructed First Data to make such disclosure.

14.7	Survival

The obligations under this Article 14 will survive the expiration or termination of this Agreement.

15.	REPRESENTATIONS AND WARRANTIES

15.1	Work Standards.

Unless expressly addressed in another provision of this Agreement, First Data represents and warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workman-like manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. First Data represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

15.2	Maintenance.

First Data represents and warrants that it shall maintain the equipment and software used in connection with the Services, including the First Data System and First Data Software, so that they operate in accordance with their specifications, including:

(a) maintaining such equipment in good operating condition, subject to normal wear and tear;

(b) undertaking repairs and preventive maintenance on such equipment in accordance with the applicable equipment manufacturer’s recommendations; and

(c) performing software maintenance in accordance with the applicable Documentation, recommendations and specifications.

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15.3	Efficiency and Cost Effectiveness.

First Data represents and warrants that it shall use efficiently the resources or services necessary to provide the Services. First Data represents and warrants that it shall perform the Services in a reasonably cost-effective manner consistent with the required level of quality and performance.

15.4	Technology.

First Data represents and warrants that it shall provide the Services using, consistent with the Change Control Procedure, proven, current technology that will enable RCSI to take advantage of ***.

15.5	Non-Infringement.

First Data represents and warrants that it shall ***

15.6	Ownership and Use of Software and Related Materials.

First Data represents and warrants that ***

15.7	Compliance with Laws and Regulations.

(a) Compliance and Adverse Impact. First Data is solely responsible for compliance with all laws, regulations, ordinances and codes (including identifying and procuring required permits, certificates, approvals and inspections), and including applicable Association rules and regulations applicable to First Data as a third party provider of processing services. If a charge of non-compliance with any such laws, regulations, ordinances, codes, by-laws, rules, or regulations or other legal requirements which may have an adverse impact on RCSI occurs, First Data promptly shall notify RCSI of such charges in writing. First Data shall maintain the First Data System so that the First Data System (including the Services provided thereunder) contains functionality enabling RCSI to comply with the Legal Requirements ***, to the extent the Legal Requirements pertain to RCSI and to any RCSI activities for which RCSI uses the Services. ***

(b) RCSI’s Responsibilities. RCSI is responsible for monitoring and interpreting the federal, state and local laws, regulations, ordinances and codes pertaining to usury, equal credit opportunity, truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, general consumer protection, the GLB Act, the Privacy Directive and any legislation enacted by relevant European Union Member States and European Economic Area members to implement the Privacy Directive, and VISA, MasterCard and other Association by-laws, rules and regulations applicable to RCSI in connection with RCSI’s use of the Services (collectively, the “Legal Requirements”). RCSI is responsible for selecting the available parameter settings and programming features and options within the First Data System that apply to RCSI’s use of the Services in compliance with the Legal Requirements and for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of RCSI’s contracts with its Cardholders. In making such determinations, RCSI may rely on the descriptions of such settings, features, and options provided by First Data. First Data shall review with and explain to RCSI such settings, features and

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options and shall provide clarification on the operation of such features as requested by RCSI. First Data shall perform the Services in a manner that complies with the directives of RCSI based on RCSI’s interpretation of the Legal Requirements and its selection of First Data System parameter settings and programming features and options.

(c) Information and Records. Subject to Article 14, each Party shall cooperate in providing information and/or records to the other Party in connection with the examinations, requests or proceedings of its regulatory agencies.

(d) Compliance Practices. Whenever relevant information is available to First Data, and subject to Article 14, First Data shall share with RCSI information concerning the various compliance practices and interpretive positions taken by its customer base related to or in connection with the use of the Services and any functionality available on the First Data System, as well as the understandings which First Data Personnel may have with respect to such practices and positions.

(e) Agreement Execution. First Data represents and warrants that its execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.8	Absence of Litigation.

First Data represents and warrants that there is no claim, or any litigation, proceeding, arbitration, investigation or material controversy pending to which First Data or any of First Data’s Affiliates, agents, or representatives is a party, relating to the provision of the services offered by First Data, including the Services, or which would have a material adverse effect on First Data’s ability to enter into this Agreement and perform its obligations thereunder and, to the best of First Data’s knowledge, no such claim, litigation, proceeding, arbitration, investigation, or material controversy has been threatened or is contemplated. First Data shall promptly notify RCSI in writing if it receives written notice of any claim, litigation, proceeding, arbitration, investigation or material controversy to which First Data or any of its Affiliates, representatives or agents is a party, that, if adversely determined, would have a material and adverse affect on RCSI or any of its Affiliates, on any of the Services or First Data’s ability to perform any of its obligations under this Agreement.

15.9	Authorization.

Each Party represents and warrants to the other that:

(a) Entering into the Agreement. It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

(b) Proper Authorization. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

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15.10  Inducements.

First Data represents and warrants to RCSI that it has not knowingly violated any applicable laws or regulations or any RCSI policies of which First Data has been given notice regarding the offering of unlawful inducements in connection with this Agreement. If at any time during the Term, RCSI determines that the foregoing warranty is inaccurate, then, in addition to any other rights RCSI may have at law or in equity, RCSI may terminate this Agreement for cause without affording First Data an opportunity to cure.

15.11  Viruses.

First Data represents and warrants that it will ensure that no Viruses are coded or introduced into the First Data System or into the RCSI information environment through the First Data System or the Services. If (a) a Virus which has adversely effected, or could adversely effect, the Services or the RCSI Data in the possession or under the control of First Data, is found to have been introduced into the First Data System or (b) a Virus has been introduced into the RCSI information environment through the First Data System or the Services, First Data promptly will:

(i) notify RCSI of the introduction and the extent of any known damage to the RCSI Data;

(ii) if the Virus is in the First Data System, eradicate the Virus, repair any damage to the RCSI Data and eliminate any adverse effect on the Services resulting from the Virus or the eradication thereof; and

(iii) if the Virus has been introduced into the RCSI information environment through the First Data System or the Services, assist RCSI in eradicating the Virus and reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, assist RCSI to mitigate and restore those losses.

15.12  Disabling Code.

First Data represents and warrants that, without the prior written consent of RCSI, First Data shall not knowingly insert into the First Data Software any code which would have the effect of disabling or otherwise shutting down all or any portion of the First Data Software or Services. First Data further represents and warrants that, with respect to any disabling code that may be part of the First Data Software, First Data shall not invoke such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without RCSI’s prior written consent.

15.13  Software Deliverables.

Unless expressly addressed elsewhere in this Agreement, with respect to each software deliverable from First Data, First Data represents and warrants that for the

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entire Term following acceptance of the deliverable by RCSI, the deliverable will conform to its Specifications, will be properly installed, operate properly and be error free. To the extent a deliverable does not comply with the foregoing, First Data will correct such problem(s) at no cost and at no loss of resources to RCSI.

15.14  First Data Personnel.

(a) First Data represents and warrants that:

(i) First Data is not a party to a collective bargaining agreement applicable to the First Data employees;

(ii) none of the First Data employees are represented by any labor organization;

(iii) First Data is not aware of any campaign or effort by any labor organization or any person to organize the First Data Personnel; and

(iv) no First Data personnel are employed whose employment is not in full compliance with all applicable immigration laws.

Prior to engaging any subcontractor with respect to the Services, First Data will make reasonable inquiry of such subcontractor with respect to the foregoing topics and, if inquiry responses are affirmative, First Data will notify RCSI.

15.15  Disclaimer.

EXCEPT AS PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS AGREEMENT IS A SERVICE AGREEMENT AND THE PROVISION OF THE UNIFORM COMMERCIAL CODE SHALL NOT APPLY TO IT.

16.	MISCELLANEOUS COVENANTS

16.1	Special Terms

(a) Notwithstanding anything to the contrary in this Agreement, with respect to Accounts identified by RCSI as being covered by this Section 16.1, from among those contributed by Banc One in accordance with the Banc One/RCSI Agreement (“Banc One Accounts”), the following shall apply:

(i) First Data shall provide the Services, including those which are distinguishable services for Designated Accounts, as provided under this Agreement with respect to the Banc One Accounts, and First Data shall provide, and the Services shall be deemed to include, with respect to the Banc One Accounts, at least the features, functions and capabilities that were being provided with respect to the Banc One Accounts under the Banc One Private Label Processing Agreement (“Banc One Private Label Processing Agreement”) by and between Bank One N.A. and First Data dated June 30, 1998 (collectively, the “Banc One Account Services”). First Data shall provide such Services with respect to all or any portion of the Banc One

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Accounts as of the effective date of the termination of the Banc One Private Label Processing Agreement. The Banc One Account Services shall constitute Services under this Agreement and shall not constitute New Services.

(ii) The Service Levels used to measure First Data’s performance of the Banc One Account Services shall be those Service Levels set forth in Schedule B and as set forth in the Banc One Private Label Processing Agreement or as designated by RCSI.

(iii) If RCSI terminates this Agreement as to the Services provided to GECF-A, such Banc One Accounts shall continue to receive the Banc One Account Services.

(b) This Section 16.1 shall not be used to interpret any other provision in this Agreement and the responsibilities of the Parties set forth in this Section 16.1 shall not affect the application or interpretation of any other provisions of this Agreement.

16.2	Effect of the Modification Agreement.

The terms and conditions of the Modification Agreement, a copy of which is attached hereto as Attachment 1, are hereby incorporated into and made a part of this Agreement. To the extent that any term or condition of the Modification Agreement conflicts with or is inconsistent with any term or condition of this Agreement, the terms or conditions of this Agreement shall prevail.

16.3	Services Similar to the Patni Agreement Services

RCSI shall use Commercially Reasonable Efforts (which shall not require any expense on RCSI’s part) to assist First Data to obtain services from Patni Computer Systems, Ltd. (“Patni”) that are similar in scope and price as those services available to RCSI through the July 1, 2002 Task Order among GE Capital, Patni, and Data Conversion, Inc. (“DCI”) (the “Patni Agreement”), which was entered into pursuant to the Software Services Agreement between DCI and General Electric International, Inc. dated February 26, 2002 (the “Patni Agreement Services”). The inability of First Data to obtain from Patni any services similar in scope and pricing to the Patni Agreement Services will not be a breach of this Agreement by RCSI.

17.	INSURANCE AND RISK OF LOSS

17.1	Insurance.

First Data shall during the Term have and maintain in force the following insurance coverages:

(a) Worker’s Compensation Insurance. Worker’s Compensation Insurance, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the country, state, or territory exercising jurisdiction over the employee and Employer’s Liability Insurance with a minimum limit of $1,000,000 per occurrence.

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(b) Comprehensive General Liability Insurance. Comprehensive General Liability Insurance, including Products, Completed Operations Liability and Personal Injury, Contractual Liability and Broad Form Property Damage Liability coverage for damages to any property with a minimum combined single limit of $5,000,000 per occurrence. This policy shall be endorsed to name RCSI and its Affiliates as additional insureds.

(c) Electronic Data Processing Insurance. Electronic Data Processing All Risk Property Insurance on equipment, data, media and valuable papers, including extra expense coverage, with a minimum limit adequate to cover such risks on a replacement costs basis.

(d) Automotive Liability Insurance. Automotive Liability Insurance covering use of all owned, non-owned, and hired automobiles with a minimum combined single limit of $5,000,000 per occurrence for bodily injury and property damage liability. This policy shall be endorsed to name RCSI and its Affiliates as additional insureds.

(e) Umbrella Liability Insurance. Umbrella Liability Insurance with a minimum limit of *** in excess of the insurance under policies indicated in Sections 17.1(a), 17.1(b) and 17.1(d).

(f) Employee Dishonesty and Computer Fraud Insurance. Employee Dishonesty and Computer Fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of First Data, acting alone or in collusion with others, including the property and funds of others in their care, custody or control, in a minimum amount of $10,000,000. This policy shall name RCSI and its Affiliates as loss payees.

(g) Errors and Omissions Liability Insurance. Errors and Omissions Liability Insurance covering the liability for financial loss due to error, omission, negligence of employees and machine malfunction in an amount of at least $10,000,000.

The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by RCSI. Upon request by RCSI, First Data shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) days written notice shall be given to RCSI prior to any modification, cancellation or non-renewal of the policies. The insurers selected by First Data shall have an A.M. Best rating of A- or better or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. First Data shall assure that its subcontractors, if any, maintain insurance coverages as specified in this Article 17 or that, to the extent that any a subcontractor does not maintain the coverages, each such subcontractors will be listed as an additional named insured on the related coverage of First Data, as applicable.

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17.2	Risk of Loss.

Each Party shall be responsible for risk of loss of, and damage to, any equipment, software or other materials in its possession or under its control.

18.	INDEMNITIES

18.1	Indemnity by First Data.

First Data agrees to indemnify, defend and hold harmless RCSI and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

(a) First Data’s breach of any of its duties or obligations under this Agreement; and

(b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred because of systems or other resources provided by First Data to RCSI, or based upon performance of the Services by First Data, except to the extent the claim:

(i) is caused by RCSI’s use of the First Data System outside the intended scope of Services; or

(ii) directly relates to technical or business specifications and/or designs required by RCSI in connection with RCSI-Initiated Enhancements, RCSI-Initiated New Services, customized Evolve Applications or Evolve statement of work (but excluding the development and/or execution of same by First Data Personnel required by such specifications and/or designs).

18.2	Indemnity by RCSI.

RCSI agrees to indemnify, defend and hold harmless First Data and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

(a) RCSI’s breach of any of its duties or obligations under this Agreement;

(b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred because of:

(i) RCSI’s use of the First Data System in a manner outside the intended scope of Services; or

(ii) technical or business specifications and/or designs provided by RCSI in connection with RCSI-Initiated Enhancements or RCSI-Initiated New Services, Customized ESP Applications or ESP Statement of Work (but excluding the development and/or execution of same by First Data Personnel required by such specifications and/or designs).

(c) Any claims that arise in connection with First Data’s use of other RCSI TSA Intellectual Property as authorized in Section 7.1(a) for the benefit of RCSI and its Affiliates; provided, however, that such indemnity obligation will not apply to usage thereof following the date RCSI has instructed First Data to cease all use of the allegedly infringing RCSI TSA Intellectual Property, except to the extent the claim is caused by First Data’s use of the systems, software or other resources, or detailed business and technical specifications in combination with other systems not expressly authorized by RCSI.

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18.3	Additional Indemnities.

Each Party shall indemnify, defend and hold harmless the other Party, and the other Party’s Affiliates, officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

(a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor;

(b) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor;

(c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person;

(d) any claim by any person arising out of his or her employment with the indemnitor, any application for such employment or the termination thereof; and

(e) any claim by any person alleging that such person is jointly employed by the indemnitee as a result of performing any services as an employee or independent contractor of the indemnitor.

18.4	Infringement.

(a) Each Party shall disclose to the other Party the existence of a written notice received from a third party alleging a claim of infringement or misappropriation regarding (i) in the case of First Data, any item which in First Data’s reasonable discretion is materially or substantially related to the Services, and (ii) in the case of RCSI, any item which in RCSI’s reasonable discretion is materially or substantially related to the RCSI TSA Intellectual Property. Such written disclosure by either Party shall be made to the other Party within ten (10) business days after a Party’s receipt of notice of such claim.

(b) If any item used by First Data to provide the Services becomes, or in First Data’s reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, or if RCSI’s use of such item or any related Service is enjoined, First Data shall, in addition to indemnifying RCSI as provided in this Article 18 and to the other rights RCSI may have under this Agreement, promptly at First Data’s expense take the following actions:

(i) secure the right to continue using the item or replace or modify the item to make it non-infringing, provided that any such replacement or modification will not degrade the performance or quality of the affected component of the Services; or

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(ii) if (i) is not available to First Data, remove the item from the Services without diminishing any functionality and equitably adjust First Data’s charges to adequately reflect such removal.

18.5	Indemnification Procedures.

With respect to third-party claims, the following procedures shall apply:

(a) Notice. Promptly after receipt by any entity entitled to indemnification under Sections 18.1 through 18.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee may defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

18.6	Subrogation.

If an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 18.1 through 18.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

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19.	LIABILITY

19.1	General Intent.

Subject to the specific provisions of this Article 19, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Agreement.

19.2	Liability Restrictions.

(a) Damages Exclusion. IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, LOST PROFITS, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE; provided, however, subject to limitations set forth in Section 19.2(b), ***.

(b) Limitation of Liability. Subject to Section 19.2(c), each Party’s total liability to the other for events occurring within a calendar year, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to the greater of (i) the Charges incurred by RCSI (or, GE Capital, as the case may be) under this Agreement during the *** and (ii) ***; provided, however, to the extent any such liability results from (a) ***, or (b) ***, First Data’s total liability under the preceding clause shall be the greater of (x) the processing fees incurred by RCSI (or, GE Capital, as the case may be) under this Agreement during *** and (y) ***.

(c) Exceptions to Limitations of Liability. The limitations set forth in Section 19.2(b) shall ***.

(d) Duty of Mitigation. Each Party shall have a duty to mitigate damages for which the other Party is responsible.

19.3	Force Majeure.

(a) Force Majeure Events. No Party shall be liable for any default or delay in the performance of its obligations under this Agreement:

(i) if and to the extent such default or delay is caused, directly or indirectly, by: fire, flood, earthquake, elements of nature or acts of God or any other cause beyond the reasonable control of such Party (each such event, a “Force Majeure Event”); and

(ii) provided the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to First Data by First Data meeting its obligations for performing disaster recovery services as described in this Agreement).

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(b) Excuse from Performance. In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(c) Alternate Sources. If any event under Section 19.3(a) above substantially prevents, hinders, or delays performance of the Services necessary for the performance of RCSI functions reasonably identified by RCSI as critical for more than two (2) consecutive days, then at RCSI’s option RCSI may procure such Services from an alternate source, and First Data shall be liable for payment for such Services from the alternate source for so long as the delay in performance shall continue. If any event described in Section 19.3(a) above substantially prevents, hinders, or delays performance of the Services necessary for the performance of RCSI functions reasonably identified by RCSI as critical for more than thirty (30) consecutive days, then at RCSI’s option:

(i) RCSI may terminate any portion of this Agreement so affected and the charges payable hereunder shall be equitably adjusted to reflect those terminated Services; or

(ii) RCSI may terminate this Agreement without liability to RCSI or First Data as of a date specified by RCSI in a written notice of termination to First Data.

First Data shall not have the right to any additional payments from RCSI for costs or expenses incurred by First Data as a result of any Force Majeure Event.

20.	DISPUTE RESOLUTION

Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by First Data or RCSI, shall be resolved as provided in this Article 20.

20.1	Informal Dispute Resolution.

Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

(a) Informal Dispute Resolution Proceedings.

(i) Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

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(ii) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(iii) During the course of discussion, all reasonable requests made by one Party to another for nonprivileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other’s position.

(iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

(b) Formal Dispute Resolution Proceedings. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

(i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii) thirty (30) days after the initial written request to appoint a designated representative pursuant to Section 20.1(a) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section 20.1 was not followed or completed).

This Section 20.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period, or to preserve a superior position with respect to other creditors, and as provided in Sections 20.3 and 21.8 (Equitable Remedies).

20.2	Arbitration.

If the Parties are unable to resolve any dispute as contemplated by Section 20.1 and if such dispute is not subject to Sections 20.3 or 21.8 (Equitable Remedies), then such dispute shall be submitted to mandatory and binding arbitration at the election of either Party (the “Disputing Party”) pursuant to the following conditions:

(a) Selection of Arbitrator. The Disputing Party shall notify the CPR Institute for Dispute Resolution (“CPR”) and the other Party in writing describing in reasonable detail the nature of the dispute (the “Dispute Notice”), and shall request that the CPR furnish a list of five (5) possible arbitrators who shall have substantial experience in the areas of information technology, card processing and software development. Each Party shall have fifteen (15) days to reject two (2) of the proposed arbitrators. If only one individual has not been so rejected, he or she shall serve as arbitrator; if two or more individuals have not been so rejected, the CPR shall select the arbitrator from those individuals.

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(b) Conduct of Arbitration. The arbitrator shall allow reasonable discovery to the extent consistent with the purpose of the arbitration. The arbitrator shall have no power or authority to amend or disregard any provision of this Section 20.2 or any other provision of this Agreement (in particular, the arbitrator shall not have the authority to exclude the right of a Party to terminate this Agreement when a Party would otherwise have such right). The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of RCSI and First Data being allocated one-half of the time for the presentation of its case. Unless otherwise agreed by the Parties, an arbitration hearing shall be conducted on consecutive days.

(c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 20.2, such arbitrator shall be replaced by an arbitrator selected from the other four (4) arbitrators originally proposed by the CPR and not rejected by the Parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described in Section 20.2(a) above. If an arbitrator is replaced pursuant to this Section 20.2(c), then a rehearing shall take place in accordance with the provisions of this Section 20.2.

(d) Findings and Conclusions. The arbitrator rendering judgment upon disputes between Parties as provided in this Section 20.2 shall, after reaching judgment and award, prepare and distribute to the Parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the arbitrator shall be final and binding on the Parties, and judgment thereon may be entered in a court of competent jurisdiction.

(e) Place of Arbitration Hearings. Arbitration hearings hereunder shall be held in Stamford, Connecticut or such other locations to which the Parties agree.

(f) Time of the Essence. The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the Parties if, upon a showing of good cause, that Party is unreasonably delaying the proceeding. The arbitrator shall render his or her judgment or award within fifteen (15) days following the conclusion of the hearing. Recognizing the express desire of the Parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the Parties to expand the scope of discovery as may be reasonable under the circumstances.

20.3	Litigation.

(a) Immediate Injunctive Relief. The Parties agree that the only circumstance in which disputes between them shall not be subject to the provisions of Sections 20.1 and 20.2 is as provided in Section 20.1 and where a Party makes a good faith determination that a breach of the terms of this Agreement by the other Party is such that a temporary restraining order or other injunctive relief is the only adequate

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remedy. If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys’ fees of the Party successfully challenging the pleading.

(b) Jurisdiction. The Parties consent to venue in the State of New York and to the non-exclusive jurisdiction of competent State of New York court or the federal courts in the Southern District of New York for all litigation which may be brought, subject to the requirement for arbitration hereunder, with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered, either through arbitration or through litigation, for the enforcement of such judgment or award against the assets of such Party.

20.4	Continued Performance.

Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance; provided that a dispute over payment shall not be deemed to preclude performance.

20.5	Governing Law.

This Agreement and performance under it shall be governed by and construed in accordance with the laws of State of New York without regard any provisions of to its choice of law principles which would apply different law (the parties expressly intend to avail themselves of the benefits of Section 5-1401 of the New York General Obligations Law).

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21.	TERMINATION

21.1	Termination for Cause.

(a) Breach. If First Data:

(i) commits a material breach of this Agreement, which breach is not cured within thirty (30) days after notice of breach from RCSI to First Data; provided, however, that, unless (A) a different period of time to cure is specified in this Agreement or (B) an extension of time to cure which is contingent upon the exercise by First Data of diligent efforts to cure is not specifically provided, if First Data is making diligent efforts to cure any such breach from the start of the thirty-day (30) cure period, then such cure period shall be extended for an additional period (not to exceed thirty (30) days) of time necessary to effectuate such cure);

(ii) commits a material breach of this Agreement which is not capable of being cured within thirty (30) days; or

(iii) commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement and are not cured within a sixty (60) day period after notice of breach from RCSI to First Data, then RCSI may, by giving written notice to First Data, terminate this Agreement, in whole or in part, as of a date specified in the notice of termination. If RCSI chooses to terminate this Agreement in part, the charges payable under this Agreement will be equitably adjusted to reflect those services that are terminated.

(b) Specific Material Breaches. Breaches which individually are material breaches under Section 21.1(a)(i) include the following:

(i) First Data otherwise fails to meet a Key Milestone due to causal factors not attributable to RCSI (or its third party providers);

(ii) If First Data fails to complete the Conversion of the Conversion Portfolios by the Final Conversion Date (as it may be extended from time to time) due to causal factors not attributable to RCSI (or its third party providers); and

(iii) Any breach of Article 7 of Exhibit A-7 (Disaster Recovery and Business Continuation Plans).

21.2	Termination by First Data for Cause.

If, and only if:

(a) RCSI fails to pay First Data when due undisputed charges under this Agreement totaling at least *** under this Agreement within sixty (60) days of the time specified for such payment and such default remains uncured thirty (30) days after written notice from First Data specifying the nature and extent of such default, First Data may by giving written notice to RCSI terminate this Agreement as of a date specified in the notice of termination not less than twelve (12) months following the date of such notice;

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(b) RCSI materially breaches its obligations under *** and does not either (A) cure such breach promptly upon notice or (B) if such breach is not curable with commercially reasonable efforts, provide adequate assurances to First Data that RCSI has taken diligent steps to remedy the circumstances that led to such breach, First Data may by giving written notice to RCSI terminate this Agreement as of a date specified in the notice of termination not less than twelve (12) months following the date of such notice; or

(c) RCSI fails to pay any Daily Amount as provided in Schedule A to this Agreement and such failure is not cured within thirty (30) calendar days from notice, RCSI will be responsible for interest charges after five (5) days after RCSI receives written notice from First Data of such failure.

21.3	Termination for Convenience.

(a) RCSI may terminate this Agreement for convenience and without cause effective after June 30, 2011 by giving First Data at least six (6) months prior notice designating the termination date. In such event RCSI shall be liable to pay to First Data on the effective date of such termination any undisputed amount provided as the Termination for Convenience Fee in Section 18.1 of Schedule C (Termination for Convenience Fees). Such payment shall not be a condition to the effectiveness of RCSI’s termination pursuant to this Section 21.3.

(b) If a purported termination for cause by RCSI under Section 21.1 having an effective date after June 30, 2011 is determined by a competent authority not to be properly a termination for cause, then such termination by RCSI shall be deemed to be a termination for convenience under Section 21.3(a).

21.4	Termination for Failure to ***.

RCSI may terminate this Agreement for failure to *** by giving First Data at least six (6) months prior written notice designating the termination date. In such event RCSI shall be liable to pay to First Data on the effective date of such termination any undisputed amount as provided in Section 18.2 of Schedule C (Termination Fees Under Section 21.4 of the Main Body of the Agreement). Such payment shall not be a condition to the effectiveness of RCSI’s termination pursuant to this Section 21.4.

21.5	Termination Upon Change of Control.

If a change in Control of First Data occurs where such Control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of First Data are acquired, by an entity which is a “major competitor” of RCSI, or First Data is merged with or into another entity to form a new entity, then RCSI may, in its sole discretion, terminate this Agreement by giving First Data at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective. For the purposes of this Section 21.5, a RCSI “major competitor” shall mean one or more of the following entities or successors thereof or their Affiliates: ***.

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21.6	Extension of Termination Effective Date.

RCSI may extend the effective date of termination one or more times as it elects, at its sole discretion, provided that the total of all such extensions shall not exceed one hundred eighty (180) days following the original effective date of termination. For any notice or notices of such extensions provided to First Data within thirty (30) days of the actual date of termination, RCSI shall reimburse First Data for additional out-of-pocket expenses caused by such notices.

21.7	Termination/Expiration Assistance.

Commencing twelve (12) months prior to expiration of this Agreement or on such earlier date as RCSI may request, or commencing upon any notice of termination or of non-renewal of this Agreement (including notice based upon default by RCSI), First Data shall provide the assistance that RCSI requests, either on its own behalf or on the behalf of any successor provider of services (collectively, “Successor”) which may reasonably be required in connection with the transition of the Services and related Conversions (“Termination/Expiration Assistance”). If the Successor is an entity other than RCSI, RCSI shall obtain from the Successor written assurance that the Successor will maintain the confidentiality of First Data’s Confidential Information disclosed or provided to the Successor in the course of receiving such Termination/Expiration Assistance. RCSI shall return all First Data Confidential Information provided to RCSI under this Section 21.7 within thirty (30) days after the transition of Services is completed. First Data’s Termination/Expiration Assistance shall include and be governed by the following:

(a) General. First Data shall:

(i) Provide a plan for the transition of requested operations from First Data which plan is subject to approval by RCSI.

(ii) Provide RCSI access to and use of the information and of the personnel, third parties and other resources then being used by First Data to provide the Services to RCSI. First Data shall, upon request by RCSI, provide to the Successor master file and field descriptions and record layouts and other similar information necessary for RCSI to deconvert from the First Data System and convert to another platform, the Transferred Accounts without disruption to RCSI’s operations.

(iii) First Data shall provide RCSI all required deconversion files within two weeks of request. Multiple requests may be required.

(iv) Provide RCSI with such information regarding the Services as is reasonably prudent or necessary in order for the Successor to assume responsibility for, and continue the performance of, the Services as to the Transferred Accounts in an orderly manner, so as to minimize, as much as possible, disruption in the operations of RCSI.

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(b) Pre-Migration Services. First Data shall:

(i) Provide to RCSI copies of copy books used by First Data in performing the Services.

(ii) Provide to RCSI copies of other information regarding the Services that are required to implement the transition plan, including the following:

(A) copies of the security tables, if any, utilized in the provision of Services to RCSI which are necessary to effect the necessary conversion;

(B) documentation describing the functionality of customized system modifications created on behalf of RCSI, including documentation relating to or affecting the Transferred Accounts; and

(C) copies of the manuals required to enable the RCSI to support the environment relating to the Transferred Accounts.

(iii) Provide to RCSI (and, at RCSI’s election, to the Successor) both the then-current and new versions of any First Data System documentation related to any RCSI initiated software changes implemented by First Data to the First Data System during such period in order to allow RCSI to review those changes.

(iv) Provide assistance to RCSI in notifying third party vendors of the procedures to be followed during the turnover phase.

(v) Assist RCSI in understanding naming conventions.

(vi) Provide test tapes to assist RCSI in its analysis of the space required for data.

(vii) Provide to RCSI access to First Data Personnel who were performing the Services in order that such personnel may answer the Successor’s questions.

(viii) Provide to RCSI interim tapes of RCSI’s data relating to or affecting the Transferred Accounts.

(ix) Provide to RCSI multiple tape copies of RCSI’s data relating to the Transferred Accounts in First Data’s possession.

(x) Cooperate with RCSI in the preparation for and conduct of migration testing to ensure the orderly transfer of Services.

(xi) Provide to RCSI current and pending project plans and status to enable RCSI to perform enhancement services with minimum disruption to RCSI’s operation.

(c) Migration Services. First Data shall:

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(i) Unload all requested data files and other RCSI Information subject to a release from RCSI at the Development Hour rate set forth in Schedule C.

(ii) Deliver to the Successor as requested by RCSI tapes of the requested data files (without content listing) and printouts of control file information relating to or affecting the Transferred Accounts.

(iii) Provide reasonable assistance to the Successor in loading the data files.

(d) Post Migration Services. First Data shall:

(i) Provide additional assistance at RCSI’s request to assure continuity of operations relating to or affecting the Transferred Accounts. Upon request by RCSI, First Data shall maintain account information on-line for a period of time to be specified by RCSI.

(ii) As requested by RCSI, return to RCSI at RCSI’s request, any remaining property of RCSI in First Data’s possession, including any remaining reports, data, and other RCSI Information with respect to the Transferred Accounts. Alternatively, as required by RCSI, First Data shall destroy such property.

(iii) As requested by RCSI, certify to RCSI in writing that all of RCSI’s data and files and all other RCSI Information with respect to the Transferred Accounts have been removed from the First Data System, premises and control and returned or destroyed; provided, however, RCSI specific coding in subroutines which only would be activated upon First Data’s processing of the Transferred Accounts need not be either removed or destroyed.

(e) Third Party Services. To the extent necessary to complete the transition and to the extent permitted by First Data’s contract with the third party, First Data shall make available or use its best efforts to make available to the extent not permitted by First Data’s contract with the third party to Successor or its designee, pursuant to reasonable terms and conditions, any third party services then being utilized by First Data in the performance of the Services including services being provided through third party service or maintenance contracts on software. First Data will be entitled to retain the right to utilize any such third party services in connection with the performance of services for any other First Data customer. First Data will, upon request, deliver to RCSI the RCSI New Materials and any RCSI New Materials work in progress in First Data’s possession or under First Data’s control. Additionally, to the extent not included in the items to be delivered in connection with the foregoing sentence, First Data shall deliver, upon request, to RCSI the Conversion mapping specifications, the documentation relating to the Known Software Conversion Modifications including design functionals documenting technically the changes made or to be made in connection with the Known Software Conversion Modifications and Evolve/*** functional designs for any work completed in connection with the customized Evolve Application.

(f) Survival; Continuity of Services. This Section 21.7 shall survive termination/expiration of this Agreement. For eighteen (18) months following the

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effective date of termination/expiration under other provisions of this Agreement, First Data shall provide, at RCSI’s request, any or all of the Services being performed by First Data prior to such effective date, including any of the Services under this Section 21.7. To the extent First Data is to perform Services under this Section 21.7(f), the provisions of this Agreement shall be applicable as such provisions would have been applicable to such Services prior to such effective date, at the rates set forth in Schedule C except for Sections 3.2, 3.3 and 3.4 of the Main Body of the Agreement and Section 16 of Schedule C.

21.8	Equitable Remedies.

First Data acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide Termination/Expiration Assistance as provided in Section 21.7 or breaches its obligation of confidentiality pursuant to Article 14, RCSI will be irreparably harmed. In such a circumstance, RCSI may proceed directly to court. If a court of competent jurisdiction should find that First Data has breached (or attempted or threatened to breach) its obligation to provide Termination/Expiration Assistance or its obligation of confidentiality, First Data waives its right to request or obtain any additional findings of irreparable injury or other conditions to injunctive relief, and First Data agrees that it shall not oppose the entry of an appropriate order compelling performance by First Data and restraining it from any further breaches (or attempted or threatened breaches). This Section 21.8 does not limit the rights of the Parties under Section 20.3(a).

22.	WAIVER OF CLAIMS; PAYMENTS TO RCSI BY FIRST DATA

22.1	Waiver.

(a) Each Party on its own behalf (and, in the case of RCSI, its assignor) releases, discharges, and acquits the other Party and its Affiliates from any and all breaches, causes of action and claims, including damages and costs related thereto (whether known or unknown, matured or unmatured, asserted or unasserted) arising out of the Agreement prior to the FAAR Effective Date, other than:

(i) liabilities for taxes;

(ii) RCSI’s obligation to pay invoices for Services rendered in the prior ninety (90) days;

(iii) breaches of obligations of confidentiality not actually known to the injured Party’s senior officers responsible for dealing with the other Party;

(iv) breaches of obligations which give rise to third party liability, whether known or unknown, and which are subject to the indemnity under Section 18.1(a), Section 18.2(a) (and the similar clauses in the Agreement prior to this First Amended and Restated Technology Sourcing Agreement applicable to the Parties or their predecessor entities, including Sections 17.1(a) and 17.2(a)), Section 18.3(c), Section 18.3(d) or 18.3(e);

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(v) infringement of a Party’s rights in Intellectual Property and which are subject to the indemnify under Section 18.1(b) and 18.2(b) (and the similar clauses in the Agreement prior to this First Amended and Restated Technology Sourcing Agreement applicable to the Parties’ predecessor entities, including Sections 17.1(b) and 17.2(b)), for which First Data has an obligation of indemnification to RCSI hereunder; and

(vi) claims for personal injury or property damage which are the subject of insurance coverage.

(b) The exclusive remedy for any breach, cause of action or claim related to any of the foregoing exceptions shall be monetary damages only and no such breaches, causes of action or claims shall serve as the basis for termination of this Agreement, except for breaches of confidentiality which were significant in scope and which are subject to Section 22.1(a)(iii).

22.2	Payments to RCSI.

Within sixty (60) days after the FAAR Effective Date, in consideration of resolution of known disputed items between the Parties, First Data agrees to pay RCSI the sum of *** by wire transfer of immediately available federal funds to such bank account as RCSI may direct.

23.	GENERAL

23.1	Binding Nature and Assignment.

This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Neither Party may, or shall have the power to, assign this Agreement without the prior written consent of the other, except that RCSI may assign its rights and obligations under this Agreement without the approval of First Data to:

(a) any entity which acquires (i) all or substantially all of the assets of RCSI, or (ii) all or substantially all of the assets of one or more of the business units of GECF-A;

(b) any RCSI Affiliate; or

(c) any successor entity in a merger or acquisition of RCSI,

provided, however, that in all such circumstances any permitted successor or assign shall agree in writing to be bound by and assume all of RCSI’s rights and obligations hereunder.

23.2	Entire Agreement; Amendment.

This Agreement, including any exhibits, schedules and addenda referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements (including the First Amendment), whether written or oral, with respect to the subject matter contained in this

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Agreement, other than the PSA. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver, or discharge is sought to be enforced.

23.3	Notices.

All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given:

(a) when delivered by hand (against a signed receipt);

(b) one (1) business day after being given to an express courier with a reliable system for tracking delivery;

(c) when sent by confirmed facsimile with a copy sent by another means specified in this Section 23.3; or

(d) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to RCSI to:

Retailer Credit Services, Inc.

c/o President

GE Consumer Finance- Americas

1600 Summer Street

Stamford, Connecticut 06907

With a copy to:

Kevin Leitão, Esq.

Vice President & Counsel

GE Consumer Finance- Americas

1600 Summer Street

Stamford, Connecticut 06907

and (for notices of default or termination)

ShawPittman LLP

2300 N St., NW

Washington, DC 20037

Attn: James L. Alberg, Esq.

If to First Data to: President First Data Resources Inc. 10825 Farnam Drive Omaha, Nebraska 68154 With a copy to: General Counsel First Data Resources Inc. 10825 Farnam Drive Omaha, Nebraska 68154

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Either Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

23.4	Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

23.5	Headings.

The article and section headings and the table of contents used herein are for reference and convenience only and shall not enter into the interpretation hereof.

23.6	Relationship of the Parties.

(a) Independent Contractor. First Data is, and shall at all times be, an independent contractor under this Agreement and not an agent of RCSI. Nothing in this Agreement nor any actions taken by or arrangements entered into between the Parties in accordance with the provisions of this Agreement shall be construed as or deemed to create as to the Parties any partnership or joint venture. First Data shall not have any authority to bind or commit RCSI contractually or otherwise to any obligations whatsoever to third parties.

(b) First Data Human Resource Functions. First Data shall be solely responsible for performing all obligations in connection with the labor and employment relations with First Data employees. First Data shall assign its own human resources staff to perform functions including new hire processing and orientation, employee relations (conflict resolution), compensation (increases and reviews), records administration and reporting.

(c) Taxes; Employee Benefits. First Data shall be solely responsible for the payment of any and all employment taxes and/or assessments imposed on the account of the payment for the services of First Data employees, including any unemployment insurance tax, federal, state, local and foreign income taxes, federal social security payments (FICA) and disability insurance taxes, as well as any and all contributions or payments required pursuant to any employee pension, welfare, bonus or other benefit plan, however defined or described, applicable to any of the First Data employees. First Data shall bear sole responsibility for maintaining and administering workers’ compensation, unemployment and any other insurance required for the First Data employees under law or any plan, as well as for compliance of all statutes and regulations applicable to the employer of the First Data employees. The Parties recognize and agree that the First Data employees providing the Services shall not be entitled to any benefits established and maintained by RCSI or the RCSI Affiliates for their employees, and First Data shall so advise the First Data employees. Any severance payments payable to First Data employees upon termination of their employment with First Data shall be the sole responsibility of First Data. First Data will make appropriate reporting of compensation paid to First Data employees as required by the Internal Revenue Service (“IRS”) including filing of Forms 1099 with the IRS, if applicable.

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(d) First Data Subcontractors. To the extent the First Data Personnel include employees of First Data subcontractors or individuals acting as subcontractors to First Data, First Data shall cause each such subcontractor to comply with Sections 23.6(a), 23.6(b), and 23.6(c) as though all references to “First Data” or “First Data Affiliates” were references to such subcontractor or such subcontractor’s Affiliates.

(e) Proof of Compliance. Upon RCSI’s request, First data shall provide written proof that First Data has complied with its obligations under this Section 23.6.

23.7	Solicitation of Employment.

During the Term and for a period of twelve (12) months following termination of this Agreement, neither Party will solicit for employment any employee of the other Party who had or has any direct participation in the negotiation of this Agreement or the provision of Services hereunder.

23.8	Severability.

If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

23.9	Consents and Approval.

Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

23.10  Waiver of Default; Cumulative Remedies.

(a) Waiver. A delay or omission by either Party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant in this Agreement.

(b) Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

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23.11  Survival.

Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement, including those provisions relating to the obligations of First Data in connection with the termination/expiration assistance, shall survive any termination or expiration of this Agreement and continue in full force and effect.

23.12  Public Disclosures.

All media releases, public announcements, and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, shall be coordinated with and approved by the other Party prior to release.

23.13  Service Marks.

First Data agrees that it shall not, without RCSI’s prior written consent, use the name, service marks or trademarks of RCSI or its Affiliates.

23.14  Third Party Beneficiaries.

Except as provided in Article 18 (Indemnification), this Agreement is entered into solely between, and may be enforced only by, RCSI and First Data; and this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

23.15  Covenant of Good Faith.

Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

IN WITNESS WHEREOF, RCSI and First Data have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

RETAILER CREDIT SERVICES, INC.		FIRST DATA RESOURCES INC.

By:	/s/ Brent P. Wallace	By:	/s/ Charles T. Fote

Printed:	Brent P. Wallace	Printed:	Charles T. Fote

Title:	Vice President, RCSI	Title:	CEO

SCHEDULE A – SERVICES

TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

and

FIRST DATA RESOURCES INC.

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

1. INTRODUCTION.		1

1.1	GENERAL.	1
1.2	DEFINITIONS.	1

2. PERFORMANCE OF THE INITIAL CONVERSIONS AND THE KNOWN SOFTWARE CONVERSION MODIFICATIONS		1

2.1	INITIAL CONVERSIONS.	1
2.2	RESOLUTION AGREEMENTS.	2
2.3	KNOWN SOFTWARE CONVERSION MODIFICATIONS.	4
2.4	INITIAL CONVERSIONS/KSCM PLAN.	4

3. FUTURE FIRST DATA SYSTEM ARCHITECTURE PLAN		6

3.1	OPERATIONAL AND FINANCIAL RESPONSIBILITY.	6
3.2	CONTENTS OF THE FUTURE FIRST DATA SYSTEM ARCHITECTURE PLAN.	6
3.3	UPDATES TO THE FUTURE FIRST DATA SYSTEM ARCHITECTURE PLAN.	6

4. PRIORITY OF DESCRIPTIONS OF SERVICES		7

4.1	USER MANUALS.	7
4.2	PERFORMANCE OF SERVICES	7
4.3	REFUSAL TO AUTHORIZE IMPLEMENTATION OF A RESOLUTION AGREEMENT	7
4.4	GAP-RELATED SERVICES	8

5. TRANSACTION AND ACCOUNT PROCESSING SERVICES		8

5.1	GENERAL.	8
5.2	DESCRIPTION OF TRANSACTION AND ACCOUNT PROCESSING SERVICES – GENERAL SERVICES.	8
5.3	DESCRIPTION OF TRANSACTION AND ACCOUNT PROCESSING SERVICES – SUPPORT SERVICES.	30
5.4	LICENSE TO ODS SOFTWARE; THIRD PARTY LICENSING TERMS	32
5.5	MANUALS AND BULLETINS.	32
5.6	COMMUNICATION LINKS.	33
5.7	INTERFACES.	34

6. STATEMENT AND PRODUCTION PROCESSING SERVICES		34

6.1	STATEMENT PRODUCTION, INSERTION AND DISTRIBUTION.	34
6.2	TRANSACTION CARD PRODUCTION, INSERTION AND DISTRIBUTION.	35
6.3	REPORTING OBLIGATIONS AND PROVISION OF INFORMATION.	37

7. MERCHANT SERVICES/ACQUIRER FUNCTIONS		38

8. PERSONNEL RESOURCES		38

8.1	***	38
8.2	***	39
8.3	*** RESOURCES.	40

9. START-UP SERVICES		40

10. ACQUISITION SUPPORT SERVICES		41

10.1	GENERAL FIRST DATA RESPONSIBILITIES.	41
10.2	SPECIFIC FIRST DATA RESPONSIBILITIES	41

11. CONVERSIONS, TRANSFERS AND FLIPS		42

11.1	CONVERSION SERVICES.	42
11.2	CONVERSION MANAGER, CONVERSION REPRESENTATIVE, AND CONVERSION TEAM.	43

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11.3	DISCOVERY.	43
11.4	RESOLUTION AGREEMENTS.	43
11.5	CONVERSION PLANS.	43
11.6	SOFTWARE CONVERSION MODIFICATIONS.	45
11.7	TRANSFERS	45
11.8	FLIPS.	46

12. DECONVERSION ASSISTANCE		46

12.1	GENERAL FIRST DATA RESPONSIBILITIES.	46
12.2	SPECIFIC FIRST DATA RESPONSIBILITIES.	47

13. PROBLEM MANAGEMENT SERVICES		48

13.1	GENERAL FIRST DATA RESPONSIBILITIES.	48
13.2	SPECIFIC FIRST DATA RESPONSIBILITIES.	49

14. DISASTER AND BUSINESS RECOVERY		50

15. APPLICATION DEVELOPMENT AND APPLICATION MAINTENANCE		51
15.1	GENERAL.	51
15.2	APPLICATION DEVELOPMENT RESPONSIBILITIES.	51
15.3	FIRST DATA SYSTEM/NON-SHARED-COST INTERFACED NEW MATERIALS	54
15.4	CLIENT ADVISORY GROUPS.	55

16. TRAINING OF RCSI EMPLOYEES		56

16.1	TRAINING SERVICES.	56
16.2	TRAINING LOCATIONS.	58
16.3	DOCUMENTATION.	58

17. INTERCHANGE SETTLEMENT		59

17.1	INTERCHANGE SETTLEMENT ACCOUNT.	59
17.2	TRANSFER OF FUNDS.	59
17.3	DAILY AMOUNT.	59
17.4	FAILURE TO TRANSFER.	59
17.5	SETTLEMENT LATE PAYMENT FEE.	60
17.6	NO INDEPENDENT OBLIGATION.	60
17.7	VIOLATION OF RULES.	60
17.8	RELIANCE ON OTHER PARTIES.	61
17.9	COMPLIANCE WITH INSTRUCTIONS.	61
17.10	RESTRICTIONS ON SETOFF.	61
17.11	TRAILING ACTIVITY.	62

Exhibits Attached to Schedule A

A-1	Discovery Guidelines
A-2	User Manuals
A-3	Adaptive Control Addendum
A-4	RCSI Account Management Team Services
A-5	Third Party Terms
A-6	Future First Data System Architecture CTQs
A-7	Disaster Recovery/Business Continuity

Schedule A

SERVICES

1.	INTRODUCTION.

1.1	General.

(a) First Data shall provide the services, functions and responsibilities described in this Schedule A. RCSI operates in a business environment characterized by constant change that directly affects the delivery of information technology services. First Data shall provide the Services as they may evolve, change, be updated and enhanced during the Term due to changes in technology and in RCSI’s business needs.

(b) The Services relating to CommerciaLine will only include those Services involving the subjects and activities listed below:

(i) settlement/funding;

(ii) correspondence/letters;

(iii) recovery/agency tracking;

(iv) statement file creation; and

(v) embossing file creation.

1.2	Definitions.

Certain terms used in this Schedule A are defined in Schedule E (Glossary) to the Agreement. Other capitalized terms used in this Schedule A are defined in the context in which they are used and shall have the meaning there indicated. References to the Agreement shall mean the text of the Main Body of the Agreement and any and all Exhibits, Schedules, Attachments or Addenda thereto, as it may be amended from time to time. Unless otherwise provided to the contrary, any reference herein to a “Section,” “Article,” or “Exhibit” shall be deemed to refer to a Section or Article of, or Exhibit to, this Schedule A.

2.	PERFORMANCE OF THE INITIAL CONVERSIONS AND THE KNOWN SOFTWARE CONVERSION MODIFICATIONS

2.1	Initial Conversions.

(a) As of the FAAR Effective Date, the Parties have not identified or finalized all of the Known Software Conversion Modifications. Within sixty (60) days after the FAAR Effective Date, First Data shall update and send to RCSI for review and approval the latest agreed-upon version of the Discovery plan for RFS (the “RFS Discovery Plan”) (such updated RFS Discovery Plan, the “GECF-A Discovery Plan”). The version of the GECF-A Discovery Plan provided by First Data to RCSI shall be sufficient to

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enable First Data to complete the detailed and comprehensive review and analysis by First Data of the features, functions and capabilities of the systems on which the Conversion Portfolios are, as of the date of such review and analysis, being processed. The review and analysis required under this Section 2.1(a) shall incorporate, update, and build on the results of the Discovery process for RFS (“RFS Discovery”) and shall be referred to herein as the “GECF-A Discovery”. The GECF-A Discovery Plan shall include the schedule for undertaking and completing the GECF-A Discovery. First Data shall incorporate into the GECF-A Discovery Plan the changes and additions requested by GECF-A and shall provide an updated draft incorporating such changes and additions within thirty (30) days following its receipt of such changes and additions. Upon final approval of the GECF-A Discovery Plan by GECF-A, First Data shall resume and complete the GECF-A Discovery in accordance with the schedule set forth in the approved GECF-A Discovery Plan, which will require completion of GECF-A Discovery within a period of sixty (60) days following GECF-A’s final approval.

(b) The GECF-A Discovery will be conducted in accordance with the GECF-A Discovery Plan and the “Discovery Guidelines” attached as Exhibit A-1. RCSI can request changes to the GECF-A Discovery Plan. In response to any such request, First Data shall identify the schedule impacts of the requested change. First Data shall proceed with the change, or not proceed, as so directed by RCSI. Changes to the GECF-A Discovery Plan desired by First Data will be subject to the approval of RCSI.

(c) As part of the GECF-A Discovery, First Data shall determine and identify to RCSI the Gaps between the GECF-A systems (as such systems may be modified, or identified as requiring modification, in connection with GECF-A and other initiatives, the specifics of which modifications shall be determined and described to First Data by RCSI) and the First Data System, propose Resolution Agreements and identify the KSCMs, all as further described below.

2.2	Resolution Agreements.

(a) First Data shall prepare for each Gap a resolution agreement (each a “Resolution Agreement”), which it shall present to GECF-A for consideration and approval. For any existing Resolution Agreement created under the Agreement prior to the FAAR Effective Date, the Parties shall review and validate the content of such Resolution Agreement, and any impact identified in such Resolution Agreement as to a billing element included in Exhibit C-1 of Schedule C shall not be applicable. Each Resolution Agreement shall:

(i) identify a single Gap;

(ii) propose alternate solutions for providing to GECF-A the missing functionality;

(iii) provide the work effort for development and other work necessary to implement each proposed solution; and

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(iv) identify the impact to the billing elements for each proposed solution, if any, under Schedule C.

First Data and RCSI will discuss the comprehensive testing requirements for each Resolution Agreement. First Data agrees that the proposed hours for each Resolution Agreement solution is inclusive of all activities required to support testing at the level requested by RCSI. If one of the proposed solutions is not a change to the First Data System, First Data shall explain why and its justifications for such omission; provided, however that if (A) RCSI is requesting a change in process and/or Services relating to a Designated Account, and (B) if RCSI explicitly requests, then one of the solutions proposed by First Data must include an integrated change in the First Data System.

(b) Following receipt of a Resolution Agreement, RCSI shall:

(i) identify and communicate to First Data which solution it wants First Data to implement;

(ii) propose modifications to one or more of the alternate solutions; or

(iii) propose one or more different alternate solutions. If RCSI chooses to propose one or more different alternate solutions, First Data shall have the option to explain any objections it may have to such solution(s). RCSI shall then designate the solution First Data is to adopt. RCSI shall also prioritize the performance of the Resolution Agreement according to RCSI’s desire to implement such Resolution Agreement before or after the relevant Initial Conversion.

(c) As part of the GECF-A Discovery and the GECF-A Discovery Plan, the Parties will cooperate in good faith and re-examine the scope and timing of all of the solutions selected in the Resolution Agreements addressing the Gaps with the mutual goal of consolidating such Resolution Agreements and solutions to those that are “business critical” (i.e., those solutions pertaining to client-specific requirements or compliance issues or potentially having a non-trivial financial or operational impact) as designated by RCSI. Consistent with this objective, the Parties agree that:

(i) in cases where existing First Data functionality or processes are substantially equivalent to functionality or processes proposed by RCSI, First Data may request that RCSI defer to the First Data approach in the interests of minimizing development and completing the Conversions in a timely manner; and

(ii) if RCSI, after due consideration and discussion with First Data, disagrees with such First Data request, the Parties will escalate their disagreement to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his or her designee) for attempted resolution.

If an issue is escalated pursuant to this Section 2.2(c) and not resolved, then the approach originally requested by RCSI shall prevail.

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(d) Once RCSI has identified the solution to be adopted, First Data shall revise the Resolution Agreement to reflect:

(i) the chosen solution; and

(ii) its schedule for development and work necessary to implement the chosen solution; and

(iii) identify the impact to the billing elements, if any, under Schedule C.

2.3	Known Software Conversion Modifications.

(a) In accordance with the applicable Resolution Agreements, First Data shall undertake and complete the Known Software Conversion Modifications pursuant to the AD processes set forth in Section 15.2(a), Sections 15.2(b)(iv) through 15.2(b)(xi) and Section 15.2(c). The obligations set forth in those Resolution Agreements which are approved by RCSI are binding. The completion date set forth in the Initial Conversions/KSCM Plan for each Resolution Agreement (as set forth below in Section 2.4) shall also be binding on First Data. Nothing in this Section 2.2 shall be construed to relieve First Data of its obligation to complete the work noted in a Resolution Agreement, and First Data shall remain obligated to perform the work required, even if such performance causes, or has caused, First Data to expend a number of hours in excess of any estimated amount set out in any Resolution Agreement.

(b) Each KSCM shall be completed by the date specified in the Initial Conversions/KSCM Plan (as described below in Section 2.4). Upon RCSI’s approval of the contents of the Resolution Agreement, RCSI will approve the Resolution Agreement and use its best efforts to return the Resolution Agreement to First Data within ten (10) business days after RCSI’s receipt of such Resolution Agreement.

(c) As provided in Article 5 of Schedule C, there shall be no charge to RCSI under the Agreement for, or in connection with, performance of the Known Software Conversion Modifications, including preparation, maintenance and updating of the GECF-A Discovery Plan, the Initial Conversion/KSCM Plan (as defined below in Section 2.4), performance of the GECF-A Discovery, and preparation, finalization and implementation of the Resolution Agreements and the work authorized thereby.

2.4	Initial Conversions/KSCM Plan.

(a) First Data shall undertake and complete the Conversion of the Conversion Portfolios (each such Conversion, an “Initial Conversion” and all such Conversions, collectively, the “Initial Conversions”) in accordance with the Initial Conversions/KSCM Plan.

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(b) First Data shall complete the Initial Conversions by the Final Conversion Date. Except as otherwise agreed by the Parties, First Data shall perform the KSCMs:

(i) upon completion of the GECF-A Discovery and throughout the period of time from the FAAR Effective Date until and including the Final Conversion Date (such period, the “Initial Conversion Period”); and

(ii) in accordance with the Initial Conversions/KSCM Plan.

(c) Within forty-five (45) days after completion of the GECF-A Discovery, First Data shall, subject to review and approval by GECF-A, produce a plan for the Initial Conversions and performance of the KSCMs (the “Initial Conversions/KSCM Plan”). The Initial Conversions/KSCM Plan, which shall be part of the Agreement, shall include Key Milestones and the dates by which those Key Milestones must be achieved for the Initial Conversions and the performance of the KSCMs and shall specify the procedure by which the Parties will determine when each Initial Conversion is complete. The Initial Conversions/KSCM Plan shall include a schedule for completion of each Initial Conversion and KSCM proposed by First Data and approved by GECF-A. KSCMs required in connection with an Initial Conversion may be performed on a schedule consistent with the agreed performance of such Initial Conversion.

(d) In response to any request from GECF-A for changes to existing Resolution Agreements already agreed upon by GECF-A, additional enhancements or Software Conversion Modifications beyond the Known Software Conversion Modifications following approval of the Initial Conversions/KSCM Plan, First Data shall identify:

(i) the potential alternative approaches to effect the change; and

(ii) the incremental (or decremental) cost and schedule impacts of each of the alternative approaches.

First Data will proceed with the alternative chosen by RCSI, or not proceed if so determined by RCSI. Changes desired by First Data will be subject to the approval of RCSI and shall not increase any charges, fees or expenses to RCSI under the Agreement. To the extent a change directed by RCSI causes a delay, identified by First Data, in the implementation or performance of a Resolution Agreement, the schedule shall be adjusted to reflect such delay. First Data shall use its best efforts to ensure that any change has minimal adverse impact to the schedule.

(e) First Data shall include in each Monthly Performance Report a description of the status of the implementation of each Initial Conversion, and the performance of the KSCMs as against the Initial Conversions/KSCM Plan. First Data shall also include in each Monthly Performance Report notification to RCSI of any delays or potential delays in the implementation of each Initial Conversion and the performance of the KSCMs. If either Party becomes aware of an event which has delayed, or will likely cause a delay in, the performance of the Initial Conversions/KSCM Plan, such Party will notify the other Party. If RCSI approves of an amendment which causes a delay in the initial or ongoing implementation of the Initial Conversions/KSCM Plan, each of First Data and RCSI shall use its best efforts to recover the schedule set forth in the Initial Conversions/KSCM Plan without having to assume or carry out the responsibilities of the other Party.

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3.	FUTURE FIRST DATA SYSTEM ARCHITECTURE PLAN

3.1	Operational and Financial Responsibility.

First Data shall have the sole operational and financial responsibility for successful implementation of the Future First Data System Architecture in accordance with the Future First Data System Architecture Plan.

3.2	Contents of the Future First Data System Architecture Plan.

Subject to any changes required or approved by GECF-A under Section 3.3 of the Main Body of the Agreement, the Future First Data System Architecture Plan shall include:

(a) a Six Sigma plan for undertaking and performing each of the individual projects and initiatives required in order to implement the Future First Data System Architecture;

(b) a schedule for the development, testing, and implementation of the subprojects of the Future First Data System Architecture Plan; and

(c) identification of progress measurements and Key Milestones for the implementation of the Future First Data System Architecture.

3.3	Updates to the Future First Data System Architecture Plan.

First Data shall provide to GECF-A updates to the Future First Data System Architecture Plan no less frequently than once each calendar quarter. In its planning and execution of the Future First Data System Architecture Plan, First Data shall keep RCSI advised of possible required, and First Data proposed, changes to the Future First Data System Architecture Plan and shall consider in good faith all requests from RCSI for changes to and suggestions of modifications to the Future First Data System Architecture Plan and the individual projects undertaken in connection with the Future First Data System Architecture Plan. First Data shall include in each Monthly Performance Report a detailed report of First Data’s performance in achieving the Future First Data System Architecture Plan Key Milestones and dates, as well as progress measurements and the information required for applicable tollgate checkpoints, if any. First Data shall also include in each Monthly Performance Report a detailed report of:

(a) the progress made by First Data on the Future First Data System Architecture Plan in general;

(b) each Future First Data System Architecture Plan sub-project in progress at the time of the Monthly Performance Report; and

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(c) each Future First Data System Architecture Plan sub-project scheduled to be undertaken by First Data within the next twelve (12) months.

4.	PRIORITY OF DESCRIPTIONS OF SERVICES

4.1	User Manuals.

Except as provided herein, User Manuals (including those attached at Exhibit A-2) in effect as of the FAAR Effective Date may explain and describe the manner in which First Data may fulfill part of its requirement to provide the Services, but such User Manuals shall not diminish the requirement that First Data provide the Services as required under the Agreement.

4.2	Performance of Services

The manner in which such Services are to be performed, as explained and described in such User Manuals, shall be modified, supplemented or superceded, as applicable, through:

(a) the implementation of the Resolution Agreements and the performance of the work authorized thereby;

(b) implementation of the results of the AD projects completed by First Data;

(c) implementation of the Future First Data System Architecture Plan; and

(d) implementation of the Approved Platform Integration Plan.

Unless otherwise agreed by RCSI, neither the manner in which the Services are to be performed nor the Services themselves shall be affected by any description of the Services contained in new User Manuals or in revised or updated User Manuals (“Subsequent User Manuals”).

4.3	Refusal to Authorize Implementation of a Resolution Agreement

If RCSI refuses to authorize implementation of a Resolution Agreement which has been prepared in accordance with the procedures set forth in Section 2.2, First Data shall no longer be responsible for providing the portion of the relevant Service which would have been provided had such Resolution Agreement been successfully implemented; provided, however, that if after the final Initial Conversion RCSI requests First Data to perform AD in order to provide such portion of such relevant Service, First Data shall then be required to provide such portion of such relevant Service and, pursuant to Section 4.1(b), the manner in which such Service is to be performed shall be modified, supplemented or superceded, as applicable, through the implementation of the results of such AD projects and shall prevail over the description of such Service contained in Subsequent User Manuals.

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4.4	Gap-Related Services

If, after the final Initial Conversion, the Parties discover a Gap and:

(a) the User Manuals in effect as of the FAAR Effective Date are silent as to such Gap-related Service, in whole or in part;

(b) such Gap-related Service is set forth in this Schedule A; and

(c) such Gap has not been addressed by a Resolution Agreement presented to RCSI for approval and implementation,

then First Data must provide such Gap-related Service if and when requested by RCSI, and RCSI shall pay for the authorized Development Hours expended to complete such Gap at one half (1/2) of the Development Hour rate as set forth in Schedule C.

5.	TRANSACTION AND ACCOUNT PROCESSING SERVICES

5.1	General.

First Data shall provide transaction and Account processing services for the Designated Accounts as more fully described in this Section 5.1. These services include those related to authorizations, Designated Account updating and posting, settlement/funding, new Designated Account applications, creation and processing, PIN management, Designated Account management, customer service, correspondence, chargebacks and retrievals, adjustments, monetary transactions, disputes, Evolve, collections, charge-off processing, account billing, statement file creation, embossing file creation, recovery and agency tracking, behavior scoring/adaptive control, fraud control, securitization, reports management, data extraction, delivery and receipt, statement access and storage, recurring runs, data warehousing, systems administration, servicing of closed end loans, administrative and subject matter expert support and record retention. The specific activities constituting, and the responsibilities of First Data in connection with, these Services are more specifically described in this Article 5. First Data shall provide transaction and Account processing services for Designated Accounts related to an Association in the manner required to deliver the most advantageous intercharge rates and fraud protection for RCSI.

5.2	Description of Transaction and Account Processing Services – General Services.

(a) Authorizations.

(i) First Data shall accept electronic, both in batch and in real-time, requests for authorization of monetary transactions (including purchases, payments, cash advances and merchandise returns) in connection with the Designated Accounts.

(ii) First Data shall respond to interactive messages immediately upon completion of processing of each individual message. Requests arriving in batch form shall be processed with responses returned following the completion of processing for the batch of requests received from RCSI or its third party provider(s).

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(iii) First Data shall process each request according to:

(A) the authorization control parameters established by RCSI within the First Data System; and

(B) RCSI Rules.

For each authorization request the First Data System shall follow the processing logic invoked by the specified parameters and the RCSI Rules and generate a response of approved and any special handling requirements, declined or referred for special handling.

(iv) First Data shall communicate with RCSI’s front-end authorization systems through its CPU to CPU authorization facility to support RCSI’s operations. The GECF-A front-end system will capture individual Cardholder authorizations from its client locations and transmit them to the First Data System in a standard message format or GECF-A’ standard message formats via a telecommunications facility. Such transmissions may originate from more than one RCSI facility (i.e., Raleigh, North Carolina and Alpharetta, Georgia). Upon receipt, the First Data System will process each request and return the response in standard formats required by GECF-A or other formats specified by RCSI to the GECF-A front-end authorization system.

(v) The GECF-A system will be responsible for providing stand-in authorization processing in the event of a failure of the First Data System and First Data’s back-up system or a failure of the telecommunications facility interconnecting the two (2) systems.

(vi) Authorization requests for Designated Accounts may flow directly from Visa, MasterCard, other Associations and other third party sources to the First Data System. First Data shall be responsible for adhering to standard message formats required by Visa and MasterCard and such other Associations and third party sources for such authorization requests.

(vii) The accessing of Designated Accounts for an authorization at the card level or account level, including, but not limited to, PIN verification and cardholder address verification is included in the Services.

(viii) First Data shall update the Designated Account information with the results of each authorization request and provide an on-line audit trail for every entered authorization. First Data shall follow the RCSI Rules pertaining to alternative processing if the message is received but the authorization system is not available.

(ix) First Data shall switch to the backup authorization capability of the First Data System immediately upon failure of the primary system. The backup system shall reside on a separate hardware platform and possess a separate copy of the RCSI client data required to grant authorizations.

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(b) Account Updating and Posting.

First Data will provide transaction processing services with the capabilities required to receive, enter, process and post account transaction activity. The processing and posting of transactions shall be accomplished using a wide variety of controls and settings available to and selected by RCSI. Monetary transactions, including sales, returns, refunds, adjustments, chargebacks, and payments shall be performed and supported by First Data. Other non-monetary transactions shall be supported and used to maintain non-monetary account information. Authorization transactions shall also be performed and supported by First Data. The User Manuals, listed and described in Exhibit A-2, provide detail on both basic and enhanced transaction processing capabilities.

(c) New Account Applications, Creation and Processing.

(i) First Data shall provide to RCSI the functionality necessary to enable RCSI to create new Designated Accounts on the First Data System according to RCSI Rules.

(ii) First Data shall provide to RCSI real-time information/communications links from RCSI to the First Data System enabling RCSI to send to the First Data System the information and communications necessary to enable RCSI to operate fully the functionality of the GENASYS Application(s), Surveyor and all successor RCSI new Account application, creation and processing applications and processes.

(iii) First Data will receive transmissions from RCSI or its designee, or enable RCSI to open accounts through manual entry, that include new account and other non-monetary information. First Data shall process such information according to RCSI Rules and will establish new Designated Account records. In all cases, First Data shall cause the new Designated Account to be available for use by the Cardholder and accessible on-line by RCSI for viewing and editing.

(iv) First Data shall maintain a database of all Designated Account numbers and will periodically update the First Data System to reflect such information.

(d) PIN Management.

(i) As and in the manner requested by RCSI, First Data shall establish and deliver PINs to Cardholders in a secure manner and enable Cardholders to request changes to their PINs including by use of a touch-tone telephone. If a Cardholder chooses a customized PIN number, First Data shall provide a secure procedure for processing and delivering that PIN number to RCSI or its designee.

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(ii) First Data shall maintain PIN offsets based on the Designated Account number, the PIN and other factors. First Data shall correctly perform offset calculations, as defined by RCSI, in order to store the appropriate values for Cardholder use and to verify the validity of the PINs required by particular transactions (e.g., ATM transactions). First Data shall maintain the PINs under strict security (e.g., by providing an environment suitable for the use of encryption keys).

(e) Account Management Services.

(i) First Data shall enable RCSI to develop and maintain on the First Data System as many different types of Designated Account pricing terms as RCSI determines, and in doing so, provide requested assistance to RCSI. These pricing terms shall include interest charges, income options, penalty fees, and payment options. RCSI shall be able to change the values within the set of existing First Data System parameters that define the pricing terms on-line or without having to incur any fees. Such functionality shall, as of the Effective Date, be made available to RCSI through, in part, the First Data On-Line Product Control File Management System.

(ii) First Data shall enable RCSI to assign a separate pricing strategy to each individual Designated Account. The individual pricing strategies shall include RCSI-defined values for the following pricing parameters:

(A) interest charges;

(B) income options (e.g., annual fees, item charges);

(C) penalty fees (e.g., late fees, overlimit fees);

(D) payment options (e.g., skip payment, fixed payment); and

(E) rebates, bonus points and rewards.

Such functionality shall, as of the Effective Date, be made available to RCSI through, in part, the First Data “Account Level Processing Services,” “Transaction Level Processing Services” and “Transaction Level Rewards Services”.

(iii) First Data shall enable RCSI to assign unique terms, conditions and processing options to different types of Designated Account transactions, and in doing so provide requested assistance to RCSI. These terms shall include such features as billing promotions, interest rates, fees, special terms on balance transfers, rebates and discounts on qualified purchases. First Data shall enable RCSI to make such offers through consumer agreements, letters, statement inserts, or statement messages. Such functionality shall, as of the Effective Date, be made available to RCSI through, in part, the First Data Transaction Level Processing Services.

(iv) First Data shall enable RCSI to design and implement an unlimited number of simultaneous reward, rebate, bonus and transaction pricing programs and offer Cardholders value propositions such as introductory rates,

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interest-free balance repayment periods and reduced fees. Each Cardholder transaction shall be able to qualify for such programs, as determined by RCSI. RCSI shall be able to determine and define transaction and Account eligibility, calculation, and reward distribution. Such functionality shall be made available to RCSI through the First Data Transaction Level Processing Services and the First Data Transaction Level Rewards Services.

(f) Customer Service.

(i) First Data shall provide RCSI with access to the First Data System sufficient to enable RCSI to utilize all the functionality of RCSI’s chosen front-end customer service Applications, including 3270 access, Evolve, GE Workstation and any other interface requirements specified by RCSI.

(ii) In connection with the foregoing, First Data shall provide RCSI with access to the First Data System sufficient to enable RCSI to:

(A) use the functionality in the customer assisted front-end Application and related Applications and all successor RCSI customer service applications and processes (“GE Workstation”); and

(B) communicate updates (including the processing of monetary and non-monetary transactions) to Designated Accounts through GE Workstation and Evolve on a real-time basis. First Data shall immediately update the Designated Accounts and the First Data System to reflect such updates.

(iii) First Data shall provide to RCSI data packets meeting the RCSI specifications. First Data shall provide technical support for connectivity as required by RCSI.

(iv) First Data shall provide RCSI with complete access to a 3270-based customer service system fully integrated with the First Data System. At a minimum, the 3270-based customer service system will permit RCSI to access on-line the Designated Account information residing on the First Data System, including:

(A) demographics, balance and status information, including current and historical conditions;

(B) cycle-to-date activity, including monetary transactions which have posted to each Designated Account and authorizations which have been approved or denied since completion of the last billing cycle;

(C) billing statements;

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(D) payment history;

(E) memos concerning the subject Designated Account;

(F) individual Designated Account pricing strategies and any unique Designated Account level and transaction level pricing terms and conditions; and

(G) real-time authorizations activity enabling RCSI to view approved and denied authorizations for each Designated Account.

The 3270-based customer service system will include a real-time, on-line workflow management system enabling RCSI to log, track, assign, manage and monitor incoming customer inquiries and will provide those tools necessary for RCSI to consistently and efficiently resolve Cardholder inquiries while providing RCSI with the statistical information required to manage customer service. The 3270-based customer service system shall enable RCSI, directly or through interfaces with one or more other First Data System subsystems, to create and transmit by mail, facsimile and e-mail, communications with third parties, including RCSI customers, Cardholders, and Merchants. The 3270-based customer service system shall also enable RCSI to design and use customized transaction response screens. Such functionality shall be made available to RCSI through, in part, the First Data “Customer Inquiry System” (“CIS”) and the “Customer Inquiry Management System” (“CIMS”).

(g) Correspondence and Letters.

First Data shall make available to RCSI functionality enabling RCSI to create, maintain, revise, update, and organize letter formats in accordance with RCSI’s business requirements. At RCSI’s request, First Data shall maintain or enhance the First Data correspondence systems in accordance with RCSI’s business requirements. The First Data correspondence system providing such functionality, in accordance with system parameters and RCSI Rules, will interface with the other appropriate First Data Systems, RCSI systems, and RCSI-designated systems so that First Data or RCSI’s designee may prepare, produce and mail Cardholder correspondence and related materials.

(h) Chargebacks and Retrievals.

(i) First Data shall make available to RCSI functionality enabling RCSI to initiate chargeback transactions, representment transactions and retrieval requests, as required by RCSI, by entering the applicable codes and fields into the First Data System.

(ii) First Data shall perform the necessary pre-processing edits in accordance with applicable legal requirements and will deliver the pre-processed transactions to Visa, MasterCard, other Associations and, at RCSI’s request, RCSI

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customers. First Data shall reflect the successful and rejected transactions in the nightly batch processing so that the daily success and reject reports include notification of all such transactions.

(iii) First Data shall, at the times specified by RCSI, provide settlement reports reflecting the disputed chargebacks. In the event of a disputed chargeback, First Data shall provide RCSI with use of functionality enabling RCSI to initiate a further transaction by entering the applicable codes and fields. First Data shall process the transaction in order to clear the appropriate Designated Account(s) by either processing a second chargeback or by transferring the funds to another Designated Account, in accordance with RCSI Rules.

(iv) First Data shall promptly route all retrieval requests or dispute correspondence letters that it receives or produces to the appropriate RCSI personnel or RCSI customer.

(i) Adjustments, Monetary Transactions and Disputes.

(i) Adjustments and Monetary Transactions. First Data shall process transactions to credit or debit Designated Accounts and Merchant Accounts in accordance with RCSI Rules and First Data System parameters. First Data shall update the Designated Accounts and the First Data System to reflect such transactions.

(ii) Disputes. First Data shall make available to RCSI functionality which will enable RCSI to initiate disputes as determined by RCSI and enable RCSI to:

(A) retain disputed amounts in Designated Accounts;

(B) permit or prevent those amounts from accruing interest or any other fees;

(C) credit Designated Accounts for part or all of disputed amounts;

(D) report to the credit bureau reporting agencies designated dispute information; and

(E) cause the First Data System to reassess and recalculate previous interest and charges based upon amounts readjusted due to the existence or resolution of a dispute.

(j) Data Access Tools.

(i) First Data shall enable RCSI to access and update the Designated Accounts and other information stored on the First Data System through the client/server data access tools chosen by RCSI (collectively, the “Data Access Tools”). As of the FAAR Effective Date, that tool is the First Data proprietary product “Open

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Data Streams” (“ODS”). First Data shall make the Data Access Tools available to RCSI as the mechanism to exchange transactional-oriented data between the First Data System and RCSI-developed workstation systems such as GE Workstation or GE interactive voice response systems (“IVRS”). Through the Data Access Tools First Data shall enable RCSI to retrieve and update Designated Account data in customized groupings known as “Views.” As requested by RCSI, First Data shall provide to RCSI Documentation concerning the operation and functionality pertaining to the Data Access Tools, available data elements and system configuration requirements and shall, during the Term, provide to RCSI updates and modifications to the Documentation as necessary to keep such Documentation current.

(ii) As requested by RCSI, First Data shall create additional Views (read transactions) and “Remote Procedure Calls” (update transactions), install additional Data Access Tool gateways, develop and program custom data access, and provide Development Hours to RCSI. Such Services shall be provided within the time periods specified in Section 15.1(e). First Data shall provide support for:

(A) the latest versions of third party software used in the installation and operation of the Data Access Tool and the base Evolve Application (“Base Evolve Application”) at RCSI; and

(B) third party products as required by RCSI.

(iii) When the Data Access Tool is used by RCSI as the mechanism to exchange transactional-oriented data, RCSI shall adhere to the programming interface requirements set forth in the Data Access Tool reference manuals. RCSI shall maintain the minimum required hardware and software operating environments as defined in the Data Access Tool reference manuals

(iv) First Data shall at all times (subject to scheduled downtime as set forth in Schedule B) make available to RCSI a Data Access Tool that will enable RCSI to communicate updates (including the processing of monetary and non-monetary transactions) to Designated Accounts on a real-time basis. First Data shall immediately update the Designated Accounts, and the First Data System, to reflect such updates.

(v) The provision to RCSI of access to (and RCSI’s use of) the Data Access Tool is included in the Services.

(k) Collections.

(i) First Data shall provide RCSI with access to the First Data System sufficient to enable RCSI to utilize all the functionality of RCSI’s chosen front-end collections Applications, including 3270 access, Evolve, GE Workstation and all successor collections applications and processes, and any other interface requirements specified by RCSI.

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(ii) First Data shall recognize and report as specified by RCSI past due, special handling (may not be delinquent or overlimit) and/or overlimit accounts as defined in the First Data System using parameters approved by RCSI. First Data shall furnish past due and overlimit Designated Account information to RCSI and/or its designee(s) via data feeds in the manner specified by RCSI including but not limited to functionality provided by adaptive control. Pursuant to RCSI Rules, First Data shall provide the capability for RCSI to take action, such as generating letters, generating statement messages, blocking Designated Accounts, feeding data to related systems, and receiving, updating and maintaining collections data from RCSI and/or its designees. First Data shall process charged-off Designated Accounts and special handling Designated Accounts, such as bankruptcy, deceased, skip tracing and legal Designated Accounts, and interface with the RCSI information environment as requested by RCSI. First Data shall provide to RCSI the functionality necessary for assigning to collectors and collection agencies delinquent Designated Account debts, transmitting delinquent Designated Account information in connection with First Data’s automated customer calling system, tracking and managing collectors and collection agencies, letter generation, Designated Account termination, and performance reporting.

(iii) First Data shall provide RCSI with complete access to a 3270-based collections system fully integrated with the First Data System. Notwithstanding the technical aspects of the collections systems used by RCSI, First Data shall permit RCSI’s collectors to use on-line transactions to view the Designated Accounts and related information in the First Data System and in their assigned queues, record actions taken, and re-queue Accounts for future review. First Data shall make available to RCSI a combination of on-line screens and reports which will enable RCSI to monitor collector and collection system productivity as often as required by RCSI. First Data shall also make available to RCSI the ability to use on-line transactions to reassign work among queues.

(l) Charge-Off Processing.

First Data shall make available to RCSI the functionality necessary to manually charge-off Designated Account balances via on-line entry or automatically by establishing applicable parameters within the First Data System determining Designated Account qualification for charge-off as well as charge-off timing. The First Data System shall, at a minimum, enable RCSI to engage in the following activities:

(i) automatic charge-offs;

(ii) small debit balance write-offs;

(iii) small debit balance carry-overs;

(iv) small credit balance write-offs and carry-overs;

(v) interest write-offs; and

(vi) interest/fees write-offs.

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(m) Recovery and Agency Tracking System-Recovery1.

(i) First Data shall provide RCSI the use of a fully automated recovery and agency tracking system, which as of the Effective Date shall be Recovery1, which RCSI may use to organize, track, and work charged-off Designated Accounts including charge-off special handling Designated Accounts such as bankruptcy, deceased and legal Designated Accounts.

(ii) The recovery system shall enable RCSI, using on-line screens, to cause charged-off Designated Accounts to be assigned to specific collectors and collection agencies, to monitor recovery efforts through RCSI-designed reports, and to manually and automatically recall Designated Accounts from collectors and collection agencies. It shall also enable RCSI to enter monetary and non-monetary information into the First Data System in connection with individual Designated Accounts and cause such monetary and non-monetary information to be automatically passed back and forth between the Cardholder masterfile and the recovery system database, in order to keep both current.

(n) Interface to Recovery Systems.

(i) At the request of RCSI, First Data shall transmit to RCSI files of newly charged-off Designated Accounts suitable for immediate loading by RCSI to RCSI’s in-house recovery system, based upon RCSI’s requirements.

(ii) RCSI shall transmit to First Data files of newly charged-off Designated Accounts suitable for immediate loading by First Data to First Data’s in-house recovery system (which as of the Effective Date shall be the Recovery1 system), based upon RCSI’s requirements.

(o) Behavior Scoring and Adaptive Control.

(i) Adaptive Control. First Data shall provide RCSI with data and functionality sufficient to enable RCSI to make specialized decisions at the Designated Account level for authorizations, collections, reissues and credit line management and at the transaction level for authorizations.

(ii) Behavior Scoring. At the intervals, and upon the occurrence of events specified by RCSI, for each Designated Account identified by RCSI, First Data shall provide a behavior score calculating the statistical probability that such Designated Account will become past due in the time period(s) specified by RCSI, along with the information First Data used to assess such risk.

(iii) Custom Scorecard Development At RCSI’s request, First Data shall implement ad hoc custom developed scores and will update the data in the First Data System and the ancillary systems.

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(iv) Behavior scoring and adaptive control (“Adaptive Control”) services shall, in part, be provided to and used by RCSI pursuant to the terms of the agreement attached as Exhibit A-3. Within one hundred and eighty (180) days following the FAAR Effective Date, First Data, with the assistance of RCSI, will obtain the consent of Fair, Isaac and Company, Inc. to the amendment letter attached as Exhibit A-3. The Parties acknowledge that all pricing terms set forth in the Adaptive Control and Behavior Scoring Addendum at Exhibit A-3 are superseded by the pricing terms set forth in Schedule C.

(p) Fraud Services.

(i) General. First Data shall provide information, functionality and services as requested by RCSI to enable RCSI to minimize and manage fraud (“Fraud Management Services”). First Data shall make available and perform for RCSI the Fraud Management Services set forth below. Such Fraud Management Services to be performed by First Data for RCSI shall include all of the fraud-related services offered by First Data to its customers, including, as of the FAAR Effective Date, the Services designated under the First Data System as Fraud Prevention, Fraud Detection and Fraud Control.

(ii) Fraud Prevention. Upon RCSI’s request, First Data shall provide RCSI with the fraud prevention services available through the First Data System, as well as the following fraud prevention Services (the “Fraud Prevention Services”) by utilizing First Data’s fraud management system (“Fraud Management System”). First Data’s Fraud Management System shall provide RCSI with the ability to status, change, monitor or delete RCSI’s Cardholder Designated Account detail on First Data’s security masterfile.

(A) Fraud Reporting. First Data shall provide RCSI with lost/stolen reporting services. Lost or stolen reports from RCSI’s Cardholders shall be recorded on the security master file by on-line entries which shall automatically change the external status on the security master file and block authorizations on the Designated Account. RCSI shall also have the ability to use the extended lost or stolen transaction to review potential fraud transactions at the time of the lost or stolen report. As the First Data operator verifies the legitimacy of each transaction, the items shall be coded to identify fraudulent transactions. The transaction shall automatically transfer Cardholder transactions to a new Designated Account and shall prevent the transfer of fraud activity, eliminating the need for manual adjustments.

(B) Warning Bulletins. According to RCSI Rules and any applicable legal requirements, First Data shall report appropriate information to Visa, MasterCard, and other

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Associations, receive information (including alerts) from Visa, MasterCard and other Association, and inform RCSI of any alerts in a timely manner in accordance with Service Levels. The services shall enable MasterCard, Visa and other Association accounts to be placed on the warning bulletin or exception file automatically through lost or stolen report entry. Listing a Designated Account on the warning bulletin shall provide RCSI with chargeback and authorization protection. RCSI may list a Designated Account on the exception file for authorization protection only. First Data shall also provide a warning bulletin alert queue that can be monitored on a daily basis by RCSI to place at-risk Designated Accounts on the warning bulletin.

(C) Account Transfer and Reissue. As part of its Fraud Prevention Services provided to RCSI, First Data will automatically transfer Designated Accounts when a lost or stolen report is entered. If the account transfer fails it will be displayed in real time on-line queues. Once the account transfer is complete, the account goes through reissue criteria. If such Designated Account fails reissue criteria the account will appear on the “account transfer pending reissue queue”.

(D) Hot Calls. First Data shall accurately respond to Merchant hot calls and RCSI’s Cardholder information verification requests. A “hot call” is an authorization request which is immediately transferred to First Data’s fraud management operations (“Fraud Management Operations”) when: the account is statused, a Merchant is suspicious, or a request exceeds the parameters defined by the card issuer. A number of parameters, controlled by product control file settings, shall be available to RCSI to enable RCSI to determine the calls that are transferred to First Data’s Fraud Management Operations (i.e., excessive transactions, large purchases, first use of plastics, positive ID calls).

(E) Authorization Services. First Data shall provide to RCSI, as requested, authorization override tables to override normal authorization procedures per RCSI Rules.

(F) “RAPID” Services. First Data’s “Returned Account Plastics Immediately Delivered” or successor (“RAPID”) department shall process returned plastics from the postal service for wrong address. The Designated Account is researched and the Cardholder is contacted. If the correct address is obtained the Cardholder master file shall be updated with

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new information, and the plastic shall be re-mailed. If the Cardholder cannot be reached, the plastic shall be destroyed in a secure manner. A priority memo shall be placed by First Data on the Account to prevent unnecessary lost or stolen reports.

(G) Emergency Services. In connection with First Data’s Fraud Prevention Services to be provided to RCSI, First Data can serve as the twenty four (24) hours a day, seven (7) days per week authorizing agent for MasterCard, VISA and other Association emergency services. For emergency plastics or cash to be disbursed, product control file settings shall be capable of being set so as to designate the maximum credit limit to be issued and/or the maximum cash authorized per RCSI Cardholder Designated Account.

(H) Card Activation. First Data’s card activation processes and procedures shall enable RCSI to flag specific Designated Accounts at the time of issue or reissue requiring the Cardholder to call a toll-free number to activate their card(s) before first use. Verification by the Cardholder shall release the block on the Account and prevent the need for referrals at the point-of-sale. Cardholders shall be able to activate their cards by calling a toll-free number (displayed on a label affixed to the plastic) and responding to specific questions or by automatic number identification.

(iii) Fraud Detection. First Data shall provide RCSI and RCSI’s Transaction Card clients with credit card fraud management and fraud detection services (the “Fraud Detection Services”), which shall be as of the Effective Date in conjunction with HNC, Inc., and its Falcon™ software (the “HNC Software”), which services shall consist of those services set forth in this Section.

(A) First Data shall provide RCSI with Fraud Detection Services by utilizing the output of the “Falcon Neural Engine” computational model (designed to detect credit card fraud) which encompasses or contains the Falcon credit neural network-based system, as such software is licensed to First Data by HNC and is commonly known as the “Falcon Credit Card Fraud Detection Model” (hereinafter referred to as the “Credit Card Output Access”) solely for the purpose of assisting RCSI in detecting possible fraudulent transaction account activity on the Cardholder accounts of RCSI and for no other purpose. Except as expressly provided in this Section, no right or license under any patent, copyright, trade secret, trademark or other intellectual property of First Data or other person is granted or is to be inferred

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from this Section. RCSI agrees that First Data’s providing of Fraud Management/Fraud Detection Services does not confer upon RCSI any license in or to the Falcon Credit Card Computation Model.

(B) First Data and RCSI acknowledge First Data’s representation that the HNC Software, from which the Credit Card Output Access is generated, is licensed to First Data pursuant to a license agreement (the “HNC License Agreement”). First Data shall use Commercially Reasonable Efforts to extend or renew the initial or any renewal terms, as the case may be, of the HNC License Agreement and if the HNC License Agreement expires or is terminated, First Data shall promptly notify RCSI of such termination or expiration. First Data shall use Commercially Reasonable Efforts to substitute for HNC one or more software vendors from whom First Data shall license, on commercially reasonable terms, one or more software packages that will generate output access that provides, in all material respects, the utility and performance provided by the Credit Card Output Access generated by the HNC Software.

(C) First Data shall assist RCSI in establishing fraud detection strategies (“Falcon Fraud Strategies”) on-line to fulfill RCSI’s fraud detection requirements. These Falcon Fraud Strategies will be available on-line for review.

(D) Together with HNC, upon RCSI’s request, First Data will provide RCSI with the following call processing Services (the “Call Processing Services”):

(1) First Data will monitor authorizations queued as a result of the Falcon Fraud Strategies and/or fraud score.

(2) First Data will initiate outbound telephone calls to the Cardholders of RCSI who have had authorization activity on their Designated Account and appear in a Falcon queue group (the “Falcon Queue Group”). At RCSI’s option, First Data shall either (i) use a predictive dialer (a mechanism by which outbound calls to the Cardholder accounts to be worked hereunder are automatically dialed by the system based upon the telephone number indicated by the Cardholder master files of RCSI resident at First Data) to place calls or (ii) manually review accounts for fraud activity (based upon RCSI-defined criteria) in order to call only selected accounts.

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(3) First Data will make up to four (4) attempts to reach the Cardholder within a 48-hour period. All attempts will be made within the hours of 8:00 a.m. and 9:00 p.m. in the time zone of the Cardholder’s address on file.

(4) First Data will attempt all home and business telephone numbers as provided by RCSI’s Cardholder masterfile.

(5) If First Data is unable to contact the Cardholder, a message for the Cardholder to contact First Data at a to-be-provided toll-free number will be delivered to the Cardholder’s home message machine and/or to responsible adults.

(6) When the First Data call results in contact with the Cardholder, and the Cardholder validates the authorization activity, First Data will record an on-line account memo (to the “RCSI Inquiry System”) indicating the results of the call.

(7) When the First Data call results in contact with the Cardholder and the Cardholder is unable to validate the activity, First Data will initiate a lost/stolen report (the “Lost/Stolen Report”) and place a block on the account. First Data will record an on-line account memo (to the RCSI Inquiry System) indicating the results of the call.

(8) If First Data encounters activity which appears uncharacteristic or unusual for a Cardholder Designated Account and First Data is unable to successfully contact the Cardholder, then First Data may place a block on the Cardholder Designated Account to prevent further authorization approvals until either the Cardholder or RCSI successfully verifies the activity. On a daily basis, First Data will make available to RCSI via a real-time online system the current list of Designated Accounts which have been blocked because of uncharacteristic or unusual account activity. The Designated Account will remain blocked until RCSI removes or instructs First Data via the real-time online system to remove such block.

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(9) Upon the request of RCSI, First Data shall provide additional services, including the following: telephone number look-ups, inbound call processing after the 48-hour period, fraud control services, customized reporting, etc.

(10) Upon RCSI’s request, at least annually, First Data shall require HNC to analyze month-end reports within the 12-month period being produced by the HNC Software that measure the effectiveness of RCSI’s existing algorithms within the Falcon model, provided that RCSI has over 200,000 Designated Accounts that are Active Accounts. First Data shall then provide to RCSI HNC’s written analysis of the reports interpreting the performance of the existing algorithms and strategies within the Falcon model and written recommendations for changes or updates to such algorithms or strategies to improve their performance, provided that RCSI promptly provides First Data with the two necessary month-end reports.

(11) At RCSIs request, First Data, through HNC, shall provide RCSI with up to five (5) hours per month, for the first six (6) months following the date of commencement of Fraud Management/Fraud Detection Services (the “Falcon Start Date”), and three (3) hours per month thereafter, of score-related assistance over the telephone at no additional charge, provided that RCSI has over 200,000 Designated Accounts that are Active Accounts as of the Falcon Start Date. If such service exceeds the hours permitted for that particular month, First Data may be entitled to charge RCSI for such services as set forth in Schedule C. First Data shall make appropriately qualified First Data Personnel available to RCSI consult with RCSI on fraud strategy management upon RCSI’s request.

(12) Upon request by RCSI, First Data shall provide the following to RCSI: custom system installation, additional training, and fraud user interface licensing. First Data, through HNC, shall provide custom fraud models to RCSI upon request.

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(13) HNC has established a fraud control consortium (the “Fraud Control Consortium” or “Consortium”) whereby users of Card Output Access contribute data for use by HNC to study fraud patterns, which enables HNC to improve fraud detection methods. If RCSI chooses to join such Consortium, First Data, upon request of RCSI, shall provide RCSI data to the Fraud Control Consortium as required within thirty (30) days after the Falcon Start Date and on a calendar quarterly basis thereafter. If RCSI does not wish to join the Fraud Control Consortium, First Data, through HNC, upon request of RCSI shall construct a custom fraud model for RCSI, as an additional service, at a cost agreed upon among First Data and RCSI. RCSI acknowledges that First Data will employ the HNC Software using the Fraud Control Consortium algorithms to produce Credit Card Output Access for RCSI only if RCSI contributes data to the Fraud Control Consortium.

(14) First Data shall cause HNC to provide, once every calendar quarter, a review of the consortium model which will identify changes in fraud trends and if such changes are of statistical significance, then First Data shall cause HNC to update the consortium model.

(E) Notwithstanding any other provisions of the Agreement, RCSI may terminate the Credit Card Fraud Management/Fraud Detection Services hereunder upon thirty (30) days written notice to First Data.

(iv) Fraud Control. First Data shall make available to RCSI, as requested by RCSI, First Data’s fraud control services (the “Fraud Control Services”) which shall include the use of the First Data “On-Line Fraud Management System,” “Fraud Detail Management Screens” and the other fraud control services and functionalities available from the First Data System. Without limiting the forgoing, the Fraud Control Services shall also include the services described below.

(A) Fraud Detail Management Screens. First Data’s Fraud Detail Management Screens shall give RCSI the ability to process monetary items on-line which post to lost or stolen Designated Accounts. The transactions may be coded to generate adjustments and identify individual fraudulent items for automatic reporting to MasterCard, Visa, and other Associations. The screens allow simplified entry of fraud reporting, retrieval requests and chargebacks and also provides a tracking mechanism for affidavits.

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(B) Affidavit Processing. First Data shall provide affidavit processing services as required by RCSI. An affidavit can be created, printed and sent by entering an on-line transaction. The affidavit will display all transactions identified as fraud on an account. The First Data System also provides tracking reports to determine if the affidavit was received, or if an additional affidavit must be sent.

(C) Automatic Chargebacks. Automatic chargebacks shall be generated by the First Data System when RCSI defined criteria is met and statused Designated Accounts qualify for specific chargeback rights. This service shall be provided for Designated Accounts statused as either lost or stolen; provided, however, that RCSI may include all internal and external status codes. The chargeback rights included in this product are warning bulletin, expired card and late presentment. The First Data System shall allow RCSI to review pending retrievals and have the First Data System automatically chargeback unfulfilled retrieval requests. RCSI may specify the number of days allowed for receipt of retrieval documentation before the First Data System automatically charges an item back.

(D) Fraud Reporting. As part of the Fraud Control Services provided to RCSI, First Data shall provide the following fraud reporting Services (“Fraud Reporting Services”) to RCSI. Security detail transactions shall be used to add, update or delete transaction records on First Data’s security master file. These transactions shall generate a fraud advice record to the MasterCard, Visa and other Association fraud reporting systems. First Data shall enable RCSI to research lost or stolen Accounts and enter disposition codes sufficient to record fraud, counterfeit, and chargebacks. Fraud detail information, including all fraud account information automatically transmitted to RCSI’s clearing house (“Clearing House”), shall be automatically transmitted to MasterCard, Visa and the other Associations by First Data in compliance with regulations for fraud and counterfeit reporting.

(E) On-Line Item Transfer Services. RCSI’s Cardholder non-clearing adjustments may be entered through First Data’s Customer Inquiry System from the on-line statements. While viewing the statements, the transactions may be tagged to initiate the adjustment.

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(F) Potential Chargeback Queue. As part of its Fraud Control Services, First Data’s potential chargeback queue shall identify unauthorized sales and cash advances over the Merchant’s floor limit. The queue shall include toggle options to view on-line statements and authorization activity to research the activity on the account.

(q) Securitization Functionality. First Data shall provide functionality sufficient to enable RCSI to:

(i) identify Designated Accounts, subject to RCSI Rules, to be securitized by RCSI;

(ii) mark and maintain pooled Designated Accounts; and

(iii) report on pooled Designated Accounts as required by RCSI at the intervals specified by RCSI.

(r) Cardholder Selects. First Data shall provide RCSI functionality sufficient to enable RCSI to isolate a specific group of Cardholders whose Designated Accounts are on the First Data System in accordance with criteria defined by RCSI. As of the Effective Date that ability is provided through the “Cardholder Select System.” The First Data System shall permit RCSI to choose different processing options in accordance with RCSI’s requirements, and provide directions to First Data regarding the same, such as placing Accounts on a tape for use by a RCSI designated third party or with First Data’s special reporting system (e.g., credit line increases generated automatically or non-monetary transactions automatically generated to the selected Designated Accounts). Upon RCSI’s request and in accordance with RCSI’s requirements and defined criteria, First Data shall select and process the group of Designated Accounts meeting the criteria specified by RCSI.

(s) Reports Management. First Data shall provide report management functionality pursuant to which First Data shall, as requested by RCSI, produce reports requested by RCSI on a daily, weekly, monthly, quarterly and yearly basis. First Data shall generate, print and distribute such reports as directed by RCSI or, at RCSI’s direction, shall transmit the reports directly to RCSI in the manner requested by RCSI and in a format which permits RCSI to view, manipulate, print, and store the reports. When requested by RCSI, First Data shall transmit directly to RCSI copies of the Designated Account files requested by RCSI in the format requested by RCSI. The report management Services provided by First Data shall enable RCSI to regulate the number of reports and method of distribution (e.g., on-line, DVD or file transmission) and to store the reports for on-line viewing. RCSI shall be able to access the reports using one or more of the following methods:

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(i) on-line reports;

(ii) report transmission to a RCSI location (such as “Network Data Mover” or “Remote Job Entry”); and

(iii) via long-term archival storage (such as DVD)

(t) Data Extraction, Delivery and Receipt Services.

(i) At RCSI’s request, First Data shall provide periodic scheduled and ad hoc requests for file extracts of data from the First Data System pertaining to the Designated Accounts. The data provided will be in the formats directed by GE. First Data shall provide a file record layout for each unique file type provided to RCSI. As directed by RCSI, First Data shall transmit the extracted data electronically via a telecommunication facility or transfer the extracted data to a magnetic tape media and physically transport the tape(s) to the location(s) designated by RCSI. In each request for the extraction of such data, RCSI will define the data to be extracted, the file format for the extracted data and the frequency and method by which the data should be transferred to RCSI.

(ii) First Data shall receive and load into the First Data System as requested by RCSI files and other data pertaining to the Designated Accounts or the Services. The data provided will be in the formats determined by RCSI.

(iii) The generation by First Data of any record for, and the delivery of such record to RCSI or a third party acting on RCSI’s behalf, including, but not limited to, PINs and/or PIN offsets, credit balance refund check files, and on-line report printing, is included in the Services.

(iv) The (A) transmission or receipt of RCSI Data by First Data via a central processing unit to central processing unit transmission using a tape to tape interface, (B) transmission or receipt by First Data of RCSI Data RCSI via a central processing unit to central processing unit transmission using Remote Job Entry or Network Data Mover or their equivalents, and (C) forwarding of data to RCSI from First Data via mail or courier-delivered magnetic media, including diskettes and magnetic tapes, are included in the Services.

(u) Statement Access and Storage.

(i) First Data shall provide RCSI functionality enabling RCSI to access and to view on-line statement information for the billing cycles required by RCSI. As RCSI requires, First Data shall provide access and the ability to view on-line statement information for current and prior billing cycles. First Data shall also provide RCSI on-line functionality enabling RCSI to initiate duplicate statement requests, transaction retrieval requests, place an item in dispute, create chargebacks and establish the statement retention periods.

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(ii) The process of storing the Designated Account transaction details each year which will be used to create the “Annual Activity Summary” for such year is included in the Services.

(v) Recurring Runs. First Data shall provide to RCSI the ability to schedule recurring runs of RCSI’s custom programs on the First Data System. These jobs can be scheduled on a regular basis. A “Recurring Run” is each scheduled daily, weekly, monthly, or other regularly scheduled production run of a custom data set on behalf of RCSI that is in addition to the “standard” data outputs produced by the First Data System. As of the Effective Date, the standard outputs include the following:

Applications Non-Monetary Tape Format

Application Record Tape Format

Balance And Status Tape Format: 268

Balance And Status Tape Format: 80 Byte

Balance And Status Tape Format: 96 Byte

Batch Authorization Tape Format

Cardholder Master File

Cardholder Non-Monetary Transaction Tape Format

Cardholder Statement Tape Format

Expanded Cardholder Statement Tape Format (Eff: 06/96)

Central Information File

Authorization Response Format

Merchant Non-Monetary

Aps Applications File

Debit Card File Layout

Embossing Tape Format

General Ledger Tape Format

Company Card Master File

Cardholder Authorization (DCA)

Merchant/Cardholder Monetary Ach Tape Fmt

Merchant Authorization (DCA)

Merchant Master File

Merchant New Account Tape Format

Monetary Detail Record

Monetary Tape Deposit Format

Dmgt Monetary Tape Deposit Format

Valid Transaction File Format (CTWIBUFF)

Third Party Auth Tape Format

Cardholder Debit Monetary ACH Tape Format

New Accounts Card Layout

Aps Deposit (DRA) File

Aps Validation File

Report Tape Statement

Clearing Adjustment Detail Record

Aps Fraud Extract File

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Taptrans Confirmation Files Layout

Chargeback/Adjustment Confirmation Files Layout

Retrieval Confirmation Files Layout

Competitive Master Record Layout

Batch Account Transfer File

Combined Cardholder/Flap File

IRS 1099-C Reporting Record File Layout

Card-Issuance-Unit Update Record File

Batch Transmitted Adjs. Record Layout

(w) Data Warehousing. First Data shall provide files, transmissions or tapes, at the request of RCSI and at the intervals requested by RCSI sufficient for RCSI to analyze and populate its data warehouse to perform trend analysis of the Cardholder base, its client base and other areas determined by RCSI. First Data shall also perform for RCSI, at RCSI’s request, the data warehouse related services pertaining to the “KnowledgeSight Software.”

(x) On-line System Administration. First Data shall provide to RCSI functionality enabling an on-line system to enable RCSI to define rules and criteria (such as establishing passwords and limiting user access and edits by user ID) governing RCSI employees’ and agents’ use of the First Data System. As of the Effective Date, the on-line system provided by First Data is the “On-Line Control System” or “OCS” through which RCSI can develop, monitor and maintain the necessary records to authorize on-line access for RCSI personnel and agent personnel using the First Data System. The on-line system administration functionality will enable RCSI to assign to each RCSI employee and agent accessing the First Data System and each logical terminal device connected to the First Data System levels of access by RCSI. The on-line system administration functionality shall provide that the combination of the individual and terminal device access privileges shall determine the access rights granted for a particular instance of use. Access to the First Data System shall be controlled both at a group level for transactions with similar functions and at a transaction-by-transaction level. Daily reporting by the on-line system administration functionality shall create an audit trail describing security violations as well as the configuration of each individual and terminal access characteristics. RCSI shall be responsible for administering RCSI’s rules concerning access to the First Data System as security administrator for RCSI personnel and for establishing and maintaining the definitions within the First Data systems providing the on-line system administration functionality to meet its corporate security policies.

(y) Special Requirements and Exceptions for Loan Accounts:

(i) The First Data System shall enable RCSI to manage and track collateral against the loan accounts as per RCSI Rules.

(ii) First Data shall enable RCSI to store, maintain and report against data designed specific to loan accounts as per RCSI Rules.

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(z) Administrative Support. In connection with First Data performance and delivery of and RCSI’s use of the Services, First Data shall provide to RCSI the administrative and SME support as required including support referenced in Exhibit A-4 (RCSI Account Management Team Services).

(aa) Account Billing. First Data will collect, organize, decipher, calculate and present (on-line, paper and/or electronically) data collected from the First Data System and all applicable ancillary systems as required by RCSI Rules, including “Account Level Pricing,” “Transaction Level Rewards,” “Transaction Level Pricing” and Adaptive Control.

(bb) Statement File Creation

(i) First Data will prepare print ready files for such communication pieces, including customer statements and letters in accordance with RCSI Rules. First Data will promptly provide RCSI with the opportunity to review and sign off on such communication pieces.

(ii) Based on RCSI Rules (including RCSI’s requirements pertaining to weight management), First Data will include in customer statement files the appropriate print marks for any applicable inserts, letters and messages. First Data will provide RCSI the ability to approve and sign off on each month’s statement insert, letters and message set up prior to mailing.

(cc) Embossing File Creation. First Data shall collect, organize, decipher, calculate and present (including through reports and embossing tapes) the necessary data collected from the First Data System or any relevant electronic Transaction Card files from RCSI and including other files containing information concerning production of the Transaction Cards based on RCSI’s Rules sufficient for creation by RCSI of an embossing file.

(dd) Record Retention Services. Notwithstanding anything to the contrary in the Agreement, First Data will retain sufficient records and information such that every transaction in connection with every Designated Account can be reconstructed in its entirety for a period of *** years following the month in which such transaction occurred. RCSI reserves the right to require First Data to retain such sufficient records for a period longer than *** years, and, in such event, RCSI will reimburse First Data for any additional incremental expense, if any, that results from such additional retention.

5.3	Description of Transaction and Account Processing Services – Support Services.

(a) Data Center. First Data shall, in connection with providing the Services, utilize a data center (the “Data Center”). The Data Center will provide the conditioned facility, computer hardware, telecommunications infrastructure, operating software and seven (7) days per week, twenty-four (24) hours per day skilled staff sufficient to properly operate the First Data System and to enable First Data to deliver the Services to RCSI as required under the Agreement.

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(b) Separate Cycle.

(i) Initial Build. First Data shall build in the First Data System a separate processing cycle for its processing of the Designated Accounts (a “RCSI Cycle”) if requested by RCSI. That activity will include creating the environment, including hardware, software and operating procedures, and populating the RCSI Cycle with the RCSI-specific data required for such purpose. As part of this activity First Data shall provide deliverables to RCSI which include the following on the schedule agreed by the Parties:

(A) analysis and specification of necessary hardware, system software and network resource configurations;

(B) provision of baseline Application programs, JCL procedures, control cards and schedule;

(C) data population through initial cycling of the batch and on-line environments; and

(D) validation through mock testing of input, output and processing functions including reports, statements, screens transactions and interfaces.

RCSI will participate in the planning and analysis phases of the building of the RCSI Cycle to review the environment created by First Data and inform First Data as to whether in RCSI’s opinion, given its limited understanding of the First Data System, the RCSI Cycle is configured to meet RCSI’s requirements. RCSI shall provide such assistance to First Data as is proposed by First Data and approved by RCSI.

(ii) Support. First Data shall provide ongoing support for each RCSI Cycle sufficient to maintain such RCSI Cycle in the condition necessary for First Data’s performance of the Services without unplanned interruptions. Such support shall include:

(A) the ongoing operational monitoring and reporting specific to the RCSI Cycle to support proper performance of the Services and meet performance standard goals;

(B) identification and resolution of First Data software failures specific to the RCSI Cycle;

(C) creation and administration of implementation plans for each major release of First Data Software specific to the unique aspects of the RCSI Cycle;

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(D) execution of changes specific to the RCSI Cycle during daily, weekly and major implementations;

(E) operational performance improvement efforts to increase attainment of critical to quality goals;

(F) data pulls to populate First Data test environments customized for RCSI-specific testing requirements; and

(G) supporting business continuity plan development and regular testing.

RCSI will use documented problem and change management processes proposed by First Data and approved by RCSI.

5.4	License to ODS Software; Third Party Licensing Terms

(a) First Data hereby grants to RCSI and its Affiliates, and RCSI accepts, a nonexclusive, and except as provided in Section 23.1 of the Main Body of the Agreement, nontransferable right and license, exercisable during the Term, to connect to, use and modify the ODS Software maintained on the First Data System and to use the related Services.

(b) RCSI agrees to, and will be bound by, those terms and conditions set forth in Exhibit A-5 (the “Third Party Terms”) to the extent, and only to the extent, such Third Party Terms do not in any manner:

(i) increase the responsibility, liability or potential liability of either RCSI or RCSI Affiliates or their respective customers and clients under the Agreement;

(ii) constrain, modify, or reduce RCSI’s rights or benefits;

(iii) constrain, modify or reduce RCSI’s use of, or right to use, the Services and any portion thereof; or

(iv) increase fees or expenses payable by RCSI.

5.5	Manuals and Bulletins.

(a) User Manuals.

(i) First Data shall maintain user manuals explaining how the First Data System operates, including report descriptions and formats (“User Manuals”). First Data shall, on the FAAR Effective Date, provide to RCSI current, up to date versions of all of the User Manuals for the Services that exist as of the FAAR Effective Date. These are as identified by First Data in Exhibit A-2. As further User Manuals may be developed for the Services and as existing Services are revised, First Data shall

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promptly provide RCSI with the new or revised User Manuals. First Data shall promptly provide new and/or updated information about enhancements or new products based upon First Data’s major implementation schedule which normally occurs six (6) times each calendar year. In addition to the User Manuals, First Data shall also provide to RCSI, not later than it makes available generally to its customers (sixty (60) days prior to implementation) operational bulletins. These bulletins shall provide advance notice regarding upcoming enhancements to the First Data System. These bulletins shall be produced on a regular basis and shall provide implementation dates, features, benefits and specific directions on where to locate more detailed information. The information documented in operational bulletins shall later be included in updates to the User Manuals and/or new User Manuals.

(ii) User Manuals and updates thereto will be distributed to RCSI via hard copy and CD-ROM. The hard copy updates will be sent directly following each implementation in shrink-wrapped, clear plastic complete with an update letter that explains what pages to take out and where to insert new pages. CD-ROM updates will be sent on new compact discs to RCSI. Each successive User Manual update shall be identified by a revision number so RCSI can easily determine when an enhancement is implemented and can verify that the User Manuals are up to date.

(iii) When errors are detected in the User Manuals, they will be corrected by First Data. When errors are detected by RCSI, RCSI will endeavor to submit a “User Documentation Change Request” or “UDCR” form describing the error. First Data shall prioritize resolution of the UDCR and the timeliness of the correction to the User Manuals. Category “A” UDCRs, involving liability or client risk, shall be completed in the next update to the User Manual. Category “B” UDCRs, involving procedural clarifications, shall be completed within the next two (2) updates to the User Manual. Category “C” UDCRs, involving cosmetic changes, such as fixing typographical errors, shall be completed as time and resources permit.

5.6	Communication Links.

As requested by RCSI, First Data shall install, provide or cause to be installed or provided the means for communicating data from its facilities or equipment to the facilities or equipment of:

(a) RCSI designated by RCSI;

(b) third-parties designated by RCSI, including a communication link that will allow RCSI to access Designated Account data on-line.

First Data shall, during the Term, maintain such means for communicating in good working order. First Data shall provide RCSI with an on-line terminal facility (not the terminals themselves), on-line access to the First Data System, adequate computer time and other services relating to accessing the First Data System as directed by RCSI. The method of transmission and the media employed will be proposed by First Data and be subject to approval by RCSI. The Parties shall take into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.

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5.7	Interfaces.

First Data shall define, support, and make available to RCSI various interfaces to the First Data System as specified by RCSI. As of the first Initial Conversion, First Data shall provide at least one hundred and twenty (120) days prior written notice to RCSI regarding any change to common or core interfaces (e.g., industry interfaces, standard client wide system interfaces) and shall provide complete documentation regarding any such changes at least ninety (90) days prior to implementation of such changes. First Data may not change those interfaces which are custom or specific to RCSI without prior written approval from RCSI.

6.	STATEMENT AND PRODUCTION PROCESSING SERVICES

As and when required by RCSI, First Data shall provide the Services described in this Article 6 for the Designated Accounts.

6.1	Statement Production, Insertion and Distribution.

(a) Based on RCSI Rules, First Data shall collect, organize, decipher, and present (on-line, in tangible written form, and/or electronically) data collected from the First Data System. From such data, First Data shall prepare the billing statements, letters and other communications required by RCSI (the “Statements”) in the format required by RCSI Rules (e.g., electronic, paper) in quantities and on the schedule specified by RCSI. First Data’s responsibilities shall include the following:

(i) Create a print ready file for the production operation containing the Statement information needed to print Statements as per RCSI Rules.

(ii) Print Statements.

(iii) Trim, burst and fold Statements and prepare for insertion as necessary.

(iv) Per RCSI’s request, order and stock materials required for Statement production, including statement envelopes and statement paper, so that there is a sufficient supply available. First Data shall make available to RCSI on-line inventory management reports for statements and envelope stock.

(v) Provide inventory procurement, and inventory management of the RCSI forms and envelopes.

(vi) Produce requested replacement Statements via an on-line request by RCSI and mail the requested statements directly to the specified address entered through the on-line request. RCSI may use CD-ROM or Microfiche for replacement of statements.

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(vii) Presort and qualify the mailings for the lowest possible United States Postal Service and other applicable courier discounts, taking into account discounts available to First Data.

(viii) Provide RCSI with the opportunity to review and approve Statements.

(b) First Data shall perform the functions necessary to insert and deliver to their intended recipients Statements as required by RCSI. First Data’s responsibilities shall include the following:

(i) Review marketing material received from RCSI clients or their agents to determine, in accordance with RCSI Rules, including those regarding weight restrictions for mailings, whether and when such materials will be included in the applicable Statement mailings. RCSI is to ensure the materials provided adhere to the size specifications for purposes of insertion.

(ii) Insert Statements and other RCSI-approved materials into correct envelopes in the order and priority required by RCSI Rules.

(iii) Provide inventory management of the RCSI insert materials.

(iv) Presort and qualify the mailings.

(v) Supply required postage for those envelopes being transmitted to their respective intended recipients by the United States Postal Service.

(vi) Seal and deliver to the appropriate United States Postal Service facility/representative, in compliance with the time frames required by RCSI, envelopes containing Statements and/or other RCSI-approved material which are to be transmitted to their respective intended recipients by the United States Postal Service.

(vii) Seal and deliver to non-United States Postal Service facility/representative, in compliance with RCSI Rules, envelopes containing Statements and/or marketing materials which are to be delivered to their respective intended recipients by a courier other than the United States Postal Service.

(viii) Confirm delivery of Statements and associated materials within service standards established by RCSI.

6.2	Transaction Card Production, Insertion and Distribution.

(a) First Data shall perform the functions necessary to produce, in quantities and on the schedule specified by RCSI, Transaction Cards using only processes and facilities certified by VISA, MasterCard and any other Association. First Data’s responsibility shall include the following:

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(i) Receive and inspect plastics required in Transaction Card production. Notify suppliers, and obtain replacements for, plastics which do not meet the applicable specifications. (Custom materials can be ordered with RCSI’s approval via plastic proof or RCSI may order their own plastics.)

(ii) Collect, organize, decipher, calculate and present (including through reports and embossing tapes) the necessary data collected from the First Data System, including any relevant electronic Transaction Card files from RCSI and other files containing information concerning production of the Transaction Cards.

(iii) Emboss plastics, including adding text, numbers, logos and Cardholder photos, in compliance with RCSI’s specifications and chosen embossing parameters.

(iv) Encode the resulting Transaction Cards in compliance with RCSI’s Rules.

(v) Print required customer information on Transaction Card carriers.

(vi) Produce 24-hour rush plastic Transaction Cards based upon RCSI’s Rules.

(vii) Based upon reports provided by First Data to RCSI concerning the inventory of plastics, card carriers and envelopes under the control of First Data, RCSI will control and manage the level of inventory of plastics, card carriers and envelopes.

(viii) If plastics are ordered through First Data, First Data will provide design support including support related to magnetic stripe parameters.

(ix) Perform as requested by RCSI services respecting the following: ultraphic/graphic imaging, CRV labeling, CRV status removal, card mailers, ultraforms, photocard, rush plastics and card pulls.

(b) First Data shall perform the functions necessary to insert and deliver to their intended recipients Transaction Cards. First Data’s responsibilities shall include the following:

(i) Trim, burst and fold the Transaction Card credit card carriers.

(ii) Data match the Transaction Cards and the credit card carriers.

(iii) Insert the Transaction Cards into the corresponding credit card carriers.

(iv) Insert the credit card carriers and RCSI-approved materials into the correct envelopes in the order and priority required by RCSI Rules. RCSI is to adhere to material size and paper specifications as outlined in First Data User Manuals.

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(v) Presort and qualify the mailings for the lowest United States Postal Service discounts.

(vi) Supply the required postage on those Transaction Card credit card carrier envelopes being transmitted to their respective intended recipients by the United States Postal Service.

(vii) Seal and deliver to United States Postal Service facility/representatives Transaction Card credit card carrier envelopes being transmitted to their respective intended recipients by the United States Postal Service.

(viii) Seal and deliver to non-United States Postal Service facility/representative card carrier envelopes which are to be delivered to their respective intended recipients by a courier other than the United States Postal Service.

(ix) Confirm delivery of the Transaction Card credit card carrier envelopes and associated materials within service standards established by RCSI.

6.3	Reporting Obligations and Provision of Information.

(a) First Data shall produce and deliver to RCSI, at the time and in the frequency specified by RCSI reports, at the individual RCSI client level as required concerning First Data’s statement and Transaction Card production, insertion and distribution services. These reports shall include the following:

(i) Daily status report of (A) Statement and Transaction Card production and mailings and (B) associated quality measurements including defect and cycle time reporting.

(ii) Monthly inventory report for the supplies, including reconciliation of any lost and damaged materials.

(iii) Monthly Transaction Card inventory report.

(iv) Monthly Statement identifying for the previous month (A) mailings, (B) Transaction Card production, and (C) related Services, with associated costs.

(v) Monthly Transaction Card analysis report of Transaction Cards embossed and mailed with associated costs.

(vi) Other reports as requested by RCSI.

(b) First Data shall provide to RCSI, in the format and at the times specified by RCSI, data relating to Statements, Transaction Card storage, production and distribution and such other related information as requested by RCSI for RCSI’s use in creating reports for RCSI and its customers.

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7.	MERCHANT SERVICES/ACQUIRER FUNCTIONS

(a) First Data shall provide RCSI access to and use of certain Services related to Merchant Accounts (“Merchant Services”) as further set forth in Exhibits C-1 and C-6, including Merchant settlement services sufficient for RCSI to perform RCSI’s settlement and funding activities.

(b) As and in the manner requested by RCSI, First Data shall:

(i) Accept, balance and edit transmissions based on RCSI Rules;

(ii) Determine the net settlement amounts based on RCSI Rules;

(iii) Provide Merchant settlement reports (on-line, electronic, or hard copy) as requested based on RCSI Rules; and

(iv) Provide Merchant settlement / funding file based on RCSI Rules

8.	PERSONNEL RESOURCES

8.1	***.

As required by RCSI, First Data shall make available a *** for performing AD Services, and such *** shall be *** to such work at the minimum functional and skill levels set forth in Exhibit C-5. The *** shall be managed by, and receive directions and work assignments from, First Data only. It is anticipated that the *** comprising the *** will, following the Initial Conversions, be approximately ***. Within thirty (30) days into each calendar quarter, the Parties shall meet and agree on the function, skill, tenure and *** of the ***, taking into account, among other issues, the planned AD Services to be performed in such quarter and subsequent quarters. First Data shall use its best efforts to accommodate all of RCSI’s requests for *** of, or modifying the function, tenure or skill set of, the *** within three (3) months following any such requests.

(a) Staffing of the ***.

(i) First Data shall at all times maintain a complete and current list of job function, tenure, skill and experience level of all *** personnel. Promptly upon RCSI’s request or any significant change in the information on such list or a successive list, First Data shall provide RCSI with an updated list incorporating the revisions.

(ii) If the work requests for the *** exceed or are likely to exceed the capacity of the ***, First Data shall promptly advise RCSI of such a situation or the potential of the situation. First Data shall take such steps as RCSI requests, which may include increasing the ***. RCSI may also adjust existing priorities, extend schedules, or other such action as may be appropriate under the circumstances.

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(b) Priority of Work for ***. The *** shall perform its functions in accordance with the priorities established by RCSI but shall, for all purposes, be under the direct supervision, management and control of First Data. First Data shall propose such priorities which shall be subject to RCSI’s approval. In the absence of explicit direction from RCSI, First Data shall prioritize the *** work in a manner appropriate to the circumstances taking into account First Data’s understanding of RCSI’s priorities. If and to the extent that sudden changes in the schedule or priority or work are necessary and timely consultation with RCSI is not possible, then First Data shall take such actions without the requirement for prior approval from RCSI. First Data shall promptly notify RCSI of such actions, and, if requested by RCSI, document the basis for taking such actions.

(c) *** Performance. The efficiency and productivity of the *** shall, at a minimum, be consistent with that of First Data employees performing similar services.

8.2	***

(a) Reversion to the ***. The actual performance of the *** will be reviewed by the Parties fifteen (15) months after the FAAR Effective Date. If, after such review, RSCI is unsatisfied with the performance of the ***, then, at the discretion of RCSI, the *** will cease and revert, within ninety (90) days following notice, to a *** performing Services at the minimum functional and skill levels set forth in Exhibit C-5. Such *** shall be *** as the average of the previous twelve (12) months plus ten percent (10%). If RCSI requests the reversion to a *** under this Section 8.2, then within thirty (30) days into each calendar quarter, the Parties shall meet and agree on the function, skill, tenure ***, taking into account, among other issues, the planned AD Services to be performed in such quarter and subsequent quarters. First Data shall use its best efforts to accommodate all of RCSI’s requests for increasing or decreasing *** modifying the function, tenure or skill set of, the *** within three (3) months following any such requests.

(b) *** Turnover. If at any time during the Term the Parties revert back to a *** and if a *** of such *** ceases to work on the RCSI account and is replaced, RCSI shall not be charged for the first thirty (30) days of work performed by the replacement *** unless one of the following conditions exist:

(i) The individual is being replaced at RCSI’s direct request for other than performance-related reasons; or

(ii) The individual being replaced is hired directly by RCSI or a RCSI Affiliate either as RCSI or RCSI Affiliate full time employee or a contract basis for RCSI or a RCSI Affiliate subject to the terms of Section 23.7 of the Main Body of the Agreement.

(c) Reporting *** Time. First Data shall provide to RCSI each month a report showing the breakdown, by project or assignment, of all hours worked and reported by the *** for the previous month.

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(d) Notice regarding Upcoming *** Member Down-Time. First Data will provide RCSI with as much advance notice regarding possible *** down-time as is reasonably possible but no less than forty-eight (48) hours advance notice.

8.3	Pooled Resources.

At such time as First Data may require additional personnel resources to complete the work assigned to the *** or the *** (including when required increases to the *** or *** cannot be met in time), First Data shall use resources available from First Data’s Pooled Resources.

9.	START-UP SERVICES

(a) General and Start-up Plan. First Data shall provide those start-up services (“Start-up Services”) in connection with new portfolios of Designated Accounts as are requested by RCSI. These Start-up Services shall include:

(i) performing those activities necessary to enable the First Data System to recognize and process a new portfolio of Designated Accounts;

(ii) assisting RCSI by providing information concerning the Services and the First Data System to RCSI customers and prospective customers and by demonstrating the functionality of the First Data System relating to the processing of Designated Accounts.

Start-up Services necessary to enable the First Data System to recognize and process a new portfolio of Designated Accounts shall be provided pursuant to a plan developed by First Data, with input from RCSI, and approved by RCSI (a “Start-up Plan”). Unless otherwise agreed by RCSI, First Data shall use best efforts to complete the Start-up Plan, and the Start-up Services required by the Start-up Plan, within sixty (60) days of RCSI’s request for such Start-up Services.

(b) Standard Start-Up Services. First Data shall provide the Standard Start-up Services in connection with each proposed Start-up. The “Standard Start-up Services” shall include the following:

(i) One (1) additional new system level added within the existing RCSI account hierarchy structure;

(ii) One (1) additional new principle level added within the new system level or existing system level;

(iii) If suppressed principle or agent are required, then a single principal shall be added within either the new system or existing system level. A suppressed agent range of up to ten (10) agents will be added to an existing or new suppressed principle level;

(iv) Use of standard RCSI interfaces then used;

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(v) Use of standard existing statement template currently used by RCSI (no programming changes required); and

(vi) Use of standard embossing designs/formats currently used by RCSI (no programming changes required)

10.	ACQUISITION SUPPORT SERVICES

10.1	General First Data Responsibilities.

With respect to a potential acquisition by RCSI of Accounts after the Effective Date (whether in conjunction with a corporate acquisition or otherwise), upon RCSI’s request, First Data shall assist RCSI in assessing the portion of the acquisition to which the Services will relate and provide other acquisition support, as requested by RCSI (“Acquisition Support Services”). Acquisition Support Services shall be provided within the time frame as reasonably required to support RCSI’s acquisition activities. In connection with such time frame, First Data acknowledges that RCSI may request that First Data personnel be available to render Acquisition Support Services at a location specified by RCSI in as little as twenty-four (24) hours of RCSI’s initial request for the Acquisition Support Services. Acquisition Support Services shall include the following:

(a) support of RCSI’s assessment of the target portfolio and of the Services necessary for converting and/or processing the target portfolio using the Services;

(b) support of RCSI’s assessment of the functionality, capability, performance, and other relevant aspects of the target portfolio’s processing services requirements;

(c) support of RCSI’s assessment of RCSI’s need for Services in connection with the acquisition of the target portfolio;

(d) a comprehensive description to RCSI of potential integration approaches and related complexities, and the potential net economic impact of the acquisition in connection with the Services;

(e) support in RCSI efforts to respond to a request for proposal and related activities; and

(f) any technical and product information concerning the Services and the First Data System required to be provided to the selling/transferring party.

10.2	Specific First Data Responsibilities

The support described in Section 10.1 may, at RCSI’s option, require First Data to analyze, among other things, the target portfolio’s file structure and processing software/system and to perform the financial and technical analysis necessary to enable First Data to formulate and communicate to RCSI, in the form requested by RCSI (e.g., reports in tangible or electronic format, electronic and telephonic communication, oral presentations) the information requested by RCSI.

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11.	CONVERSIONS, TRANSFERS AND FLIPS

At RCSI’s request, First Data shall undertake and complete Conversions, Transfers, and Flips and will provide the other Services described in this Article 11.

11.1	Conversion Services.

(a) First Data shall perform each Conversion requested by RCSI and shall do so as further described in Section 11.5.

(b) In addition to other Services requested by RCSI, First Data shall provide the Standard Conversion Services for Accounts in connection with each proposed Conversion of Accounts. The “Standard Conversion Services” for Accounts include the following:

(i) the Conversion activities described in Sections 11.2 through 11.5;

(ii) use of any interface supported on the First Data System;

(iii) use of two (2) customized statement designs;

(iv) use of two (2) embossing designs;

(v) performance of three (3) mock Conversions with RCSI in preparation of the proposed Conversion;

(vi) provision to RCSI of a translator or cross-reference file; and

(vii) data mapping and other related data mapping activities necessary to convert the Accounts.

(c) First Data shall provide the following Standard Conversion Services for Merchant Accounts on file in connection with each proposed Conversion of Merchant Accounts on file:

(i) the conversion activities described in Sections 11.2 through 11.5;

(ii) data mapping of merchant masterfiles, merchant history files and merchant memos;

(iii) performance of two (2) mock merchant conversions; and

(iv) provision to RCSI of a cross reference file.

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(d) Services other than Standard Conversion Services (“Non-Standard Conversion Services”) shall be provided as requested by RCSI.

11.2	Conversion Manager, Conversion Representative, and Conversion Team.

(a) First Data shall assign a manager for each Conversion (the “Conversion Manager”). Each Conversion Manager shall manage one or more Conversions, based upon the size and complexity of the related Accounts being converted.

(b) RCSI will designate one individual who will coordinate RCSI activities in connection with each Conversion (the “RCSI Conversion Representative”).

(c) First Data shall assign to each Conversion a team consisting of an adequate number of First Data personnel who, based upon the size and complexity of the Conversion, may be dedicated full time to perform the Conversion Services. The Conversion Manager shall manage the Conversion team.

11.3	Discovery.

As part of the Conversion process, First Data shall complete for each proposed Conversion the process of identifying what is required for the successful completion of that Conversion (the “Discovery”). First Data shall provide to RCSI a report of the results of its Discovery (the “Discovery Report”).

11.4	Resolution Agreements.

Based upon its review of the Discovery Report, additional information RCSI may obtain from First Data, and such other factors as it may, in its sole discretion, deem relevant, RCSI shall determine whether completion of a proposed Conversion will likely require modifications to the First Data System. If RCSI decides that modifications to the First Data System will likely not be required, RCSI may:

(a) refrain from requiring First Data to perform the Services described in this Section 11.4;

(b) request that First Data proceed to perform the Services described in Section 11.5.

If RCSI decides that modifications to the First Data System will likely be required, RCSI may request that First Data using the information obtained pursuant to Section 11.3, undertake an analysis to define the Gaps and develop Resolution Agreements addressing those Gaps. Such Resolution Agreements shall be prepared, approved and implemented in the manner set forth in Section 2.2.

11.5	Conversion Plans.

(a) For each Conversion, the Conversion Manager shall, with input from the RCSI Conversion Representative and other RCSI individuals identified to First Data, develop and present to RCSI a plan setting forth in detail the activities required for the successful Conversion of the relevant portfolio (a “Conversion Plan”).

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(b) Each Conversion Plan shall include:

(i) a plan for testing the elements of the Conversion to the satisfaction of RCSI prior to the implementation thereof;

(ii) a plan for managing and monitoring the Conversion including regular progress reports by First Data against the Conversion Plan and status reviews by the Parties;

(iii) a plan for controlling and minimizing Conversion risks, including a contingency plan identifying those risks and proposing mitigation efforts for each element of the Conversion, and providing backup and contingency plans in the event Conversion activities do not proceed as planned or are interrupted;

(iv) a plan for the transfer of responsibility for providing the Services;

(v) the identification and descriptions of the major deliverables and key milestones in connection with the Conversion and the related completion criteria;

(vi) a schedule for implementing the Conversion and achieving the key milestones in order to meet RCSI’s requirements;

(vii) identification of the date upon which the Conversion will be completed (the “Conversion Completion Date”);

(viii) the procedure by which the Parties will determine when the Conversion is complete; and

(ix) any other relevant details required for a smooth transition of services in connection with the Conversion.

(c) Each Conversion Plan and each Conversion Completion Date shall be subject to RCSI’s approval. RCSI and First Data shall meet as often as necessary during the planning and implementation of a Conversion to review the Conversion’s status and discuss the need to make modifications to the Conversion Plan, if any. RCSI may, in connection with any Conversion, request changes to the Conversion Plan and changes to the Conversion Completion Date. In response to such request, First Data shall identify the potential alternative approaches to affect the change and the incremental (or decremental) cost and schedule impacts of each of the alternative approaches. First Data shall proceed with the alternative chosen by RCSI, or not proceed if so determined by RCSI. Changes desired by First Data shall be subject to the approval of RCSI.

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(d) Except as otherwise agreed by the Parties, First Data shall complete each Conversion as reasonably requested by RCSI, but, in any event, will complete the Standard Conversion Services portion of each Conversion within one hundred twenty (120) days of receiving master files. For every Conversion, if First Data should experience a delay in completing its Conversion-related responsibilities, First Data shall devote the necessary resources to cure the delay and recover the Conversion schedule.

(e) Project activities, time frames, deliverables and critical paths associated with the Conversion Plans shall be tracked by First Data and reported to RCSI, as requested by RCSI.

11.6	Software Conversion Modifications.

Software Conversion Modifications shall be performed in accordance with Section 11.4, Section 15.2(a)), 15.2(b)(iv) through 15.2(b)(xi)and Section 15.2(c) and in a manner so as not to adversely affect RCSI or its business operations. Software Conversion Modifications related to a particular Conversion and the plan for performing these Modifications shall be identified in the Conversion Plan for that Conversion.

11.7	Transfers

(a) A “Transfer” is defined as the process of reflecting in the First Data System the transfer of responsibility for and control of a group of Designated Accounts being processed on the First Data System from another First Data client to RCSI.

(b) First Data shall perform each Transfer requested by RCSI.

(c) In addition to other Services requested by RCSI, First Data shall provide the Standard Transfer Services in connection with each proposed Transfer, whether or not completed. The “Standard Transfer Services” include the following:

(i) selectively identifying Designated Accounts (from the master file field) or non-selectively identifying Designated Accounts (client, system, principal and agent levels) that are, at the time of the Transfer, being processed on the First Data System (the portfolio selection is based upon no more than two (2) systems with five (5) principals each and a cross reference/transfer table);

(ii) use of any of interface supported on the First Data System;

(iii) use of two (2) customized statement designs;

(iv) performance of two (2) mock Transfers with RCSI in preparation of the proposed Transfer; and

(v) provision to RCSI of a translator or cross-reference file.

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(d) First Data shall provide the following Standard Transfer Services for Merchant Accounts on file in connection with each proposed Transfer of Merchant Accounts on file:

(i) Selectively identifying Merchant Accounts on file (from the masterfile) or non-selectively identifying Merchant Accounts on file (client, system, principal, and agent levels) that are, at the time of the transfer, being processed on the First Data System (the portfolio selection is based upon no more than two (2) systems with five (5) principals each and a cross reference transfer table);

(ii) use of any interface supported on the First Data System;

(iii) performance of two (2) mock Transfers; and

(iv) provision to RCSI a translator or cross reference file.

(e) Any Transfer-related services in addition to those described above shall be charged to RCSI at the rate(s) set forth in Schedule C.

11.8	Flips.

A “Flip” is defined as replacing an existing Designated Account with a new Designated Account. RCSI regularly engages in two (2) types of Flips: (i) the replacement of, or the addition to, an Account with a new Accounts (a GECF-A Flip”) where no past billing history is brought over, and (ii) a transfer of responsibility for and control of a group of Designated Accounts from one RCSI Affiliate to another RCSI Affiliate (an “Internal Flip”). First Data shall perform the Flips requested by RCSI. Unless otherwise specified by RCSI, First Data shall complete each Flip within thirty (30) days of RCSI’s request for such Flip and shall complete each Internal Flip following the applicable conversion dates (each portfolio needs to have been converted to the First Data System) within the calendar month of RCSI’s request for such Flip.

12.	DECONVERSION ASSISTANCE

12.1	General First Data Responsibilities.

As and upon the schedule established by RCSI, First Data shall provide the assistance (the “Deconversion Assistance”) that RCSI and any successor owner or holder (collectively, “Transferee”) of a portfolio of Accounts which are or were, at the time held by RCSI, Designated Accounts (collectively, “Transferred Accounts”) may reasonably require in connection with the transfer of the Transferred Accounts and related conversions. First Data’s Deconversion Assistance shall include the Services described in this Article 12.

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12.2	Specific First Data Responsibilities.

(a) General. First Data shall:

(i) Provide a plan for the transition of requested operations from First Data which plan is subject to approval by RCSI.

(ii) Provide RCSI access to and use of the information and of the personnel, third parties and other resources then being used by First Data to provide the Services to RCSI. First Data shall, upon request by RCSI, provide to the Transferee master file and field descriptions and record layouts and other similar information necessary for RCSI to deconvert from the First Data System and the Transferee to convert to another platform, the Transferred Accounts without disruption to RCSI’s operations.

(iii) First Data shall provide the Transferee all required deconversion files within two (2) weeks of request. Multiple requests may be required.

(iv) Provide RCSI with such information regarding the Services as is reasonably prudent or necessary in order for the Transferee to assume responsibility for, and continue the performance of, the Services as to the Transferred Accounts in an orderly manner, so as to minimize, as much as possible, disruption in the operations of RCSI.

(b) Pre-Migration Services. First Data shall:

(i) Provide to RCSI copies of copy books used by First Data in performing the Services.

(ii) Provide to RCSI copies of other information regarding the Services that are required to implement the transition plan, including the following:

(A)	copies of the security tables, if any, utilized in the provision of Services to RCSI which are necessary to effect the necessary conversion;

(B)	documentation describing the functionality of customized system modifications created on behalf of RCSI, including documentation relating to or affecting the Transferred Accounts; and

(C)	copies of the manuals required support the environment relating to the Transferred Accounts.

(iii) Provide assistance to RCSI in notifying third party vendors of the procedures to be followed during the turnover phase.

(iv) Assist RCSI in understanding naming conventions.

(v) Provide test tapes to assist RCSI in its analysis of the space required for data.

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(vi) Provide to RCSI access to First Data Personnel who were performing the Services in order that such personnel may answer the Transferee’s questions.

(vii) Provide to RCSI interim tapes of RCSI’s data relating to or affecting the Transferred Account.

(viii) Provide to RCSI multiple tape copies of RCSI’s data relating to the Transferred Accounts in First Data’s possession.

(ix) Cooperate with RCSI in the preparation for and conduct of migration testing sufficient to the transfer of the Transferred Accounts in an orderly manner.

(c) Migration Services. First Data shall:

(i) Deliver to the Transferee as requested by RCSI tapes of the requested data files (without content listing) and printouts of control file information relating to or affecting the Transferred Accounts.

(ii) Provide reasonable assistance to the Transferee in loading the data files.

(d) Post Migration Services. First Data shall:

(i) Provide additional assistance at RCSI’s request to assure continuity of operations relating to or affecting the Transferred Accounts. Upon request by RCSI, First Data shall maintain account information on-line for a period of time to be specified by RCSI.

(ii) As requested by RCSI, return to RCSI at RCSI’s request, any remaining property of RCSI in First Data’s possession, including any remaining reports, data, and other RCSI Information with respect to the Transferred Accounts. Alternatively, as required by RCSI, First Data shall destroy such property.

(iii) As requested by RCSI, certify to RCSI in writing that all of RCSI’s data and files and all other RCSI Information with respect to the Transferred Accounts have been removed from the First Data System, premises and control and returned or destroyed; provided, however, RCSI specific coding in subroutines which only would be activated upon First Data’s processing of the Transferred Accounts need not be either removed or destroyed.

13.	PROBLEM MANAGEMENT SERVICES

13.1	General First Data Responsibilities.

First Data shall identify, track and manage the problems arising from or relating to the Services (“Problem Management” or “Problem Management Services”).

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First Data shall implement and maintain processes under which a single point of contact has end-to-end responsibility for each problem arising from or relating to the Services in order to minimize redundant contacts with RCSI.

13.2	Specific First Data Responsibilities.

(a) First Data’s responsibilities with respect to Problem Management shall include the following:

(i) logging reported problems upon receipt from RCSI or its third party providers, and as identified by First Data;

(ii) monitoring, controlling and managing each problem arising from or relating to the Services until it is corrected or resolved;

(iii) correcting or resolving the problems relating to the Services (problem corrections will be subject to verification by the authorized RCSI affected end user or control person);

(iv) adhering to the procedures for problem escalation, review and reporting specified in Schedule B and agreed upon by the Parties and also taking appropriate measures to avoid recurrence of problems; and

(v) monitoring, measuring and providing reports in the format required by RCSI on problems, including statistics on the types of problems, total number of problems, outstanding problems and resolution times (including the average time to resolve problems) for the Services in general, for specific portions of the Services, and for individual RCSI customers.

(b) First Data shall improve the average time to resolve problems during the Term.

(c) First Data shall maintain communications with RCSI on the problems through resolution. First Data shall, for each problem, provide prompt notification to RCSI of system outages on critical systems, and shall otherwise provide regular and timely progress updates that clearly indicate the nature of the problem, the estimated time to correction, and potential short-term alternatives. First Data shall make known to RCSI information regarding the status of significant problems on at least a daily basis or more frequently as appropriate. First Data shall track and report any backlog of unresolved problems.

(d) First Data shall implement an appropriate Problem Management infrastructure tool set which has been customized with processes to provide tracking databases. The tool set shall include:

(i) a knowledge management mechanism to capture, store and retrieve solutions for reuse by First Data personnel and end users; and

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(ii) a knowledge database to enable the sharing of policies, procedures, best practices and methods among employees and end users.

First Data shall provide to RCSI reports from the problem database on an ongoing basis and will grant RCSI access to monitor and view the problem database on an ongoing basis. In addition, First Data will have access to, and shall if approved by RCSI, use for RCSI First Data-wide cross-customer solutions from central problem resolution databases maintained by First Data.

(e) First Data shall have available for contact by RCSI help desk skilled personnel with appropriate problem management capabilities and technical knowledge with respect to the First Data System and the Services, including product and technical specialists, twenty-four (24) hours per day, seven (7) days per week to provide problem resolution services to RCSI and, if requested by RCSI, directly to RCSI customers. Such personnel shall serve in a “second line” capacity and shall answer questions concerning, and resolve problems with, delivery of the Services to or performance of the Services for RCSI. During business days the First Data problem management personnel shall be available by telephone between the hours of 6:00 a.m. and 8:00 p.m.(Eastern Time Zone) and, by pager, all other hours. First Data shall have available on call, and shall dispatch as required, support specialists twenty-four (24) hours per day, seven (7) days per week to provide troubleshooting and maintenance response as necessary to identify and resolve problems. The specialists will be skilled personnel with appropriate problem management capabilities and technical knowledge with respect to the First Data System, the Services and to RCSI activities typically occurring during the time period for which they are on duty. The specialists will be staffed as required by RCSI at various First Data and RCSI locations.

(f) First Data shall engage and manage third party suppliers and vendors as necessary to localize and resolve problems that arise from or relate to the Services.

14.	DISASTER AND BUSINESS RECOVERY

As further detailed in Exhibit A-7, First Data shall provide support as reasonably requested by RCSI to meet RCSI’s disaster recovery and business recovery requirements. In connection with that support, First Data shall participate, as required by RCSI, in RCSI disaster recovery tests, agree to use reasonable efforts to accommodate RCSI’s disaster recovery and business recovery requirements, and, to the extent there are requirements First Data cannot accommodate, make reasonable efforts to find alternative solutions. If it is determined that system modifications must be made or unique services provided, pricing for such services will be proposed to RCSI.

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15.	APPLICATION DEVELOPMENT AND APPLICATION MAINTENANCE

15.1	General.

(a) First Data shall provide the Application development services (“AD”) and Application maintenance services (“AM”) described in this Schedule A and elsewhere in the Agreement.

(b) First Data shall provide AD and AM in the priority and on the schedule specified by ***.

(c) First Data shall provide progress reports on individual AD project activities as part of the Monthly Performance Report and shall, as requested by RCSI, advise on developments in technology of potential interest to RCSI.

(d) First Data shall provide to RCSI each month a detailed, written plan (the “Development Hours Plan”) setting forth its proposed expenditure of Development Hours in the following month. RCSI’s approval will be necessary in order for First Data to implement the Development Hours Plan.

(e) First Data shall complete AD and AM work within time frames meeting RCSI’s business requirements, including the time frames required to meet RCSI’s customer’s business requirements, as such time frames are made known to First Data, as long as resources to satisfy such requests are available. Availability will be dependent on joint planning and forecasting for capacity with enough lead time to ramp-up and ramp-down.

(f) First Data shall use technologically current development/maintenance tools and languages as appropriate to improve programmer productivity, code stability and reusability.

15.2	Application Development Responsibilities.

(a) First Data shall be responsible for designing, developing, and implementing ongoing and new AD projects as and to the extent requested by RCSI. First Data shall consider any suggestion of RCSI as to the location of First Data personnel performing particular AD projects, but First Data shall make such AD location decisions. First Data shall perform the AD in accordance with industry-accepted, repeatable, systems development life cycle methodology. The methodology will include the processes comprehensively covering the AD activities next described. That methodology will also include the following:

(i) developing appropriate documentation, preserving the knowledge base for reuse, and developing and implementing appropriate user training; and

(ii) a change procedure under which RCSI may request enhancements, customizations, interfaces, or other changes to the AD project.

That procedure will include the performance of an analysis by First Data to determine the impact (including financial, allocation and use of resources, and scheduling) of the requested enhancement(s), customization(s), development of interface or other change(s) on the AD project and will require that no change will be made until reduced to a written change order describing the change order and associated costs with particularity and approved by RCSI.

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(b) Except as otherwise approved by RCSI, AD projects performed by First Data shall include the activities next described and the Parties’ respective responsibilities will be as next described. These provisions also apply, as appropriate, to the extent portions of AD projects are assigned to First Data.

(i) Initial Evaluation/Structure. Upon receipt from RCSI of a request for AD, First Data shall perform an initial feasibility assessment sufficient for RCSI to make a reasonable business decision on whether to continue with the requested AD project. Such assessment will include an analysis of the impact of the performance of the AD project on the performance of the Services as a whole, including existing AD projects. As requested by RCSI, First Data shall provide assistance in evaluating, and will make recommendations respecting, the use of available First Data and third party software for the AD project versus building the Application software. First Data shall then provide its findings in writing to RCSI.

(ii) Analysis and Identification of RCSI’s Requirements. First Data shall be responsible for analyzing in-depth and identifying substantially all the business and user requirements of RCSI in connection with the AD project. These requirements will be stated at a level of detail sufficient to formulate acceptance criteria and will be set forth in a business/user requirements document drafted by First Data, submitted to RCSI for review and comment, and finalized by First Data as directed by RCSI. This phase of activity will be completed upon RCSI’s approval and sign-off of the business/user requirements document.

(iii) Resolution Plan. First Data shall prepare a resolution plan (“Resolution Plan”) which shall contain: (A) alternate solutions for providing to RCSI the requested functionality including at least one solution involving development of the missing functionality through additions to or modifications of the First Data System and at least one solution using the current First Data System functionality ***, and (B) an estimate (in hours) of development and other work necessary to implement each proposed solution and the cost to RCSI based upon Schedule C. If one of the proposed solutions is not an integrated change to the First Data System, First Data shall explain why and its justifications for such omission; provided, however that if RCSI is requesting a change in process and/or Services relating to an GECF-A Designated Account, the proposed solutions must include an integrated change in the First Data System. RCSI will determine whether to proceed or will identify the solution to be further pursued.

(iv) Project Plan. If RCSI authorizes First Data to proceed with the proposed AD project, First Data shall prepare a plan (“Project Plan”) specifying the schedule, estimated Development Hours, and other requirements for the AD project, including acceptance test criteria, and its possible impacts on other Services. The Project Plan will be submitted to RCSI for review and comment, and will be subject to the approval of RCSI.

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(v) High Level Design. First Data shall prepare functional specifications and a high level technical design. Based on this information, the Parties may adjust the scheduled and estimated charges for the work. As adjusted, the schedule is to govern the work and the *** charges shall be a Chargeable Hours Cap.

(vi) Detailed Technical Design. First Data shall develop a detailed technical design that demonstrates how the AD work will satisfy RCSI’s business and user requirements. The design will include technological and functional design elements and will be subject to approval of RCSI.

(vii) Code Development. First Data shall develop or otherwise obtain the code necessary for the AD project, including developing necessary interfaces and bridges.

(viii) Data Conversion. First Data shall perform data conversion as necessary for the AD project.

(ix) Testing. First Data shall develop and carry out unit testing, string testing, regression testing, functional testing, integration testing, package modification testing, system testing, stress/volume testing, and other testing, as required by RCSI. Required testing will be described in the Project Plan or other document subject to review and approval by RCSI.

(x) Acceptance Procedure. First Data shall develop and subject to approval by RCSI, implement a formal acceptance procedure that allows RCSI to verify that the AD work meets the approved business/user design requirements. Such acceptance procedures will be described in the Project Plan or other document subject to review and approval by RCSI. First Data shall track and correct identified problems in the Application(s) developed pursuant to the AD project. Acceptance of an Application will be deemed to have occurred upon the acceptance of the AD work by RCSI in writing and consistent with the terms of the Project Plan. Acceptance testing will be performed on equipment substantially similar to the production equipment on which the Application will be operated when placed into production.

(xi) Implementation. First Data shall be responsible for the production, implementation and rollout of the newly developed Application. First Data shall comply with First Data’s formal change management process, as approved by RCSI, for implementing newly developed Application software.

(c) Post Implementation Review/Application Correction. First Data shall conduct a post-implementation review of the performance of the Application developed under the AD project within forty-five (45) days of the implementation of the Application. First Data shall promptly remedy any failure of the Application to meet the requirements contained in the Applications Specifications.

(d) RCSI may terminate AD in connection with an AD project at any time.

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(e) First Data shall propose modifications or alternatives to the process described in this Article 15, such as a process for managing enhancements and small AD projects using a simplified process and forms, if those changes or alternatives will be more cost-effective to RCSI, and First Data shall implement such changes or alternatives as requested or approved by RCSI.

(f) Within thirty (30) days after the FAAR Effective Date, First Data shall provide to RCSI a comprehensive, written description of First Data’s then-current development tools, project management tools and practices then currently used by First Data in AD projects. Thereafter during the Term, First Data shall notify RCSI of material changes in such development tools, project management tools and practices by providing such information concerning those changes as is necessary for RCSI to understand how those changes may affect the Services.

15.3	First Data System/Non-Shared-Cost Interfaced New Materials

(a) Maintenance and Support.

First Data shall, without the requirement of a request or notice from RCSI, maintain and support the First Data System, including the First Data Software and the Non-Shared-Cost Interfaced New Materials, so that the First Data System and the Non-Shared-Cost Interfaced New Materials operate properly and the Services are performed seamlessly among functions such that one function does not inappropriately interfere with another function. First Data shall be responsible for all maintenance for any software or service described in this Schedule A and anywhere else in the Agreement and shall not charge a separate maintenance fee at any time during the Term. Such maintenance shall include the following:

(i) Emergency Maintenance. First Data shall address and correct failures of the First Data Software and the Non-Shared-Cost Interfaced New Materials to operate according to their respective Specifications and other errors without regard to the source of such errors or invalid data (even if the source is a RCSI end user), including performing such functions as are necessary to reinstate service (e.g., re-running jobs), and resolving issues caused by end user errors. First Data shall work closely with appropriate RCSI personnel so that problems are resolved promptly. Time frames and deadlines for responding to such errors will be as required by RCSI.

(ii) Preventive Maintenance. First Data shall be responsible for Application tuning, code restructuring, and other efforts undertaken to improve the efficiency and reliability of First Data Software and the Non-Shared-Cost Interfaced New Materials under the Agreement. First Data shall follow First Data’s change management process as approved by *** to assure that any upgraded First Data Software and the Non-Shared-Cost Interfaced New Materials is properly installed into the production environment without disrupting the business it supports. These efforts will include contingency and recovery preparation.

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(b) Changes to the First Data System. The Services described in Articles 4 through 8 shall, unless otherwise specified, be subject to periodic revision by First Data; provided, however, that:

(i) First Data shall provide reasonably prompt notice to RCSI through a customer bulletin or other means of any material changes to the First Data System;

(ii) no new fees or charges shall be imposed for any such changes except as specifically provided for in this Agreement or any amendment hereto; and

(iii) such changes shall not adversely affect or diminish the Services including any Service Levels or agreed-to Performance Standards provided by First Data.

(c) To the extent the Services are upgraded, enhanced or replaced:

(i) each Party shall bear its own expenses in respect to the change from the existing system to the upgraded or enhanced system; and

(ii) First Data shall continue to support fully the *** system for the benefit of RCSI.

(d) Approaches reasonably requested by RCSI concerning changes First Data proposes to make to the First Data System shall be included by First Data in the alternatives it considers.

15.4	Client Advisory Groups.

(a) As of the Effective Date, First Data provides a number of client advisory groups comprised of major First Data clients including the Product Information Exchange Group, the Risk Advisory Group, the Test Advisory Group and others. The Product Information Exchange Group and the Risk Advisory Group enable First Data member clients to provide direct input to First Data as it relates to the development and direction of First Data products and services. The Test Advisory Group consists of both First Data and First Data member client representatives and is used as a forum for First Data and its clients to discuss testing issues at regularly scheduled times each year with membership dependent upon the affirmative vote of seated members.

(b) On the Effective Date, RCSI shall become a full member of each of the Client Advisory Groups other than those to which members are elected by current members. For the latter Client Advisory Groups, First Data shall recommend to the groups that RCSI be admitted as a member at the earliest opportunity. RCSI shall remain a member of each Client Advisory Group during the Term, subject to RCSI’s right, in its sole discretion, to withdraw from any such group at any time. Additionally, unless RCSI requests otherwise, or unless membership is dependent upon affirmative vote of existing members, RCSI shall become and remain during the Term, a full member of each new and each succeeding Client Advisory Group which is formed during the Term except as to such groups from which RCSI, in its sole discretion, withdraws, or

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as to which RCSI declines to become a member. For each new and succeeding client advisory group to which members are elected by current members, First Data shall recommend to the groups that RCSI be admitted as a member at the earliest opportunity.

(c) First Data shall keep members of the Client Advisory Groups informed of First Data’s plans for development and enhancement of the First Data System through meetings, follow-up meeting notes, and First Data’s operational bulletins. Meetings will be held with representatives of the members as often as the members determine, to regularly solicit the opinions of members of the Client Advisory Groups, including RCSI, concerning such development and enhancements, as well as the quality of First Data’s services.

16.	TRAINING OF RCSI EMPLOYEES

16.1	Training Services.

(a) Training Services.

First Data shall define and implement a training and education program to develop and maintain the requisite skills and knowledge of RCSI personnel (“Training Services”). First Data shall perform a complete assessment of RCSI’s need for initial training and ongoing training through the Term for RCSI personnel in the use of the Services and the First Data System. Such Training Services consist of four phases: “Needs Assessment,” “Train the Trainer,” “Staff Level Training,” and “Follow-up Training”.

(b) Needs Assessment.

(i) The Needs Assessment phase shall be a thirty (30) day process which shall begin when requested by RCSI. The Needs Assessment phase shall consist of identifying all of the job functions for those who will be utilizing the First Data System. This process shall also assess the level of training detail required in the use of the First Data System by the RCSI employee performing each job function. First Data’s product training team shall create a training plan that will define the curriculum and delivery method for each job type and location type within RCSI and will include the First Data System knowledge an individual RCSI employee is required to know to successfully perform their job function (“Training Plan”).

(ii) During the Needs Assessment phase, First Data will visit with the RCSI training coordinator and other key RCSI employees and interview key individuals within each RCSI department. During such visits and interviews, First Data will present an overview of the First Data product training and services. First Data shall describe to RCSI the training First Data has performed for other First Data clients in connection with services similar to the Services and shall provide RCSI with copies of the standard materials First Data uses in such training. First Data shall also provide a tool for key RCSI employees to use in analyzing training needs for their individual departments. In addition, First Data will tour RCSI training facilities and work areas to better understand the RCSI business culture and atmosphere.

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(iii) As part of the Needs Assessment phase, First Data will gather all information from the interview and fact finding process, answer any outstanding questions and issues and identify areas to be trained by First Data product training employees and those to be trained by RCSI trainers. The areas to be trained by First Data trainers shall be those courses that have a long learning curve, are very product specific, and can be trained to a manageable group (in terms of numbers).

(iv) At the completion of the Needs Assessment phase, First Data will provide the proposed Training Plan to the RCSI for review and approval. First Data will incorporate RCSI’s comments and, upon RCSI’s approval, First Data will execute the Training Plan.

(c) Train the Trainer.

(i) The Train the Trainer phase will start as required by RCSI after the Training Plan has been approved. The Train the Trainer process will include presentations by First Data training staff, individual study time, on-line exercises, round table discussions, computer based training courses, teach backs, and tests. The First Data product training team will provide a day-to-day training plan to each trainer prior to the start of the class. This consists of training the designated individuals on the functionality of the First Data System so the RCSI trainers will be equipped to train other individuals within the RCSI organization. The instruction cycle of the train the trainer phase is approximately sixty (60) days.

(ii) During the Train the Trainer Phase, First Data will determine the number of First Data trainers needed for this process and identify the criteria for selecting RCSI employees for the train the trainer process; provided that RCSI shall select the RCSI trainers. First Data will identify the curriculum to be learned for each of the RCSI trainers selected, based upon the Needs Assessment. First Data will then identify the location and time frame of the Train the Trainer program and set up the facility and accommodations for the program.

(iii) First Data will then set up a meeting at RCSI for RCSI and First Data individuals involved in the Train the Trainer process to understand the objectives and obtain RCSI management approval and execute the Train the Trainer process. Upon completion of the Train the Trainer process, the RCSI trainers will return to their work location to begin the process of setting up their internal procedures to incorporate into the training material and schedule the employees into training.

(iv) As the RCSI trainers begin to complete the task of identifying their internal procedures, and incorporating those procedures into the First Data training material, there may be updates on the First Data System. This new information will be given to the RCSI trainers through bulletins received from First Data and instruction on these new options will be given by the First Data trainers. The First Data trainers will assist the RCSI trainers to make the decision as to whether or not the new First Data System information belongs in the training materials itself.

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(d) Staff Level Training.

(i) Staff level training will be carried out by the RCSI trainers that have gone through the Train the Trainer process with First Data. First Data product trainers will act as technical and organizational resources to assure that staff level training is carried out according to the Training Plan.

(ii) RCSI shall be responsible for creating a staff level training schedule based on needs assessment information and employee schedules and creating training materials incorporating RCSI internal procedures as well as functional information on the First Data System; provided that the First Data product training group shall assist RCSI to create such materials. RCSI may submit training materials for technical review by First Data product training, print and distribute materials and First Data shall provide written comments within a two (2) weeks after being provided with such training materials. RCSI may also submit staff training schedules to First Data product training for review and First Data shall provide written comments within two (2) weeks after being provided with such training schedule.

(iii) The RCSI Trainers shall be suitably trained to competently perform the required Staff Level Training.

(e) Follow-up Training.

First Data shall provide product trainers for post conversion onsite support. This is scheduled on an “as needed” basis. Post conversion support includes real time assistance at various RCSI locations.

16.2	Training Locations.

Unless otherwise agreed by the Parties, Initial Conversion Training Services and On-going Training Services (collectively, the “Training Services”) shall be provided at the location(s) specified by RCSI.

16.3	Documentation.

(a) Upon request, First Data shall provide hard copies and electronic copies of First Data training material for use by RCSI.

(b) RCSI employees receiving the Training Services will have the right to retain and use the materials provided them by First Data in connection with the training. Additionally, RCSI will have the right to videotape the training sessions for use in training other RCSI personnel.

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17.	INTERCHANGE SETTLEMENT

17.1	Interchange Settlement Account.

In order for First Data to provide its Services to RCSI pursuant to the Agreement, it is necessary for First Data to handle and settle “Interchange Settlement” for RCSI through the international interchange (“Interchange”) networks of Associations. It shall be the responsibility of RCSI to provide ICA and BIN numbers from the respective Associations for use by First Data in the settlement of transactions for RCSI. RCSI understands that First Data handles the Interchange Settlement with the Associations for its clients including RCSI on a net settlement basis (the “Settlement System”). To facilitate the Settlement System, First Data has established, will establish or will direct RCSI to establish and may in the future establish or direct RCSI to establish, one or more interchange settlement “Central Clearing Accounts” (collectively the “Settlement Account”) at one or more banks.

17.2	Transfer of Funds.

First Data shall calculate and inform RCSI on each business day of the amount of funds to be transferred (the “Daily Amount”) as the result of (a) current transaction processing, and (b) funding required for incoming transactions of RCSI. If the Daily Amount is negative, RCSI must transfer to the Settlement Account, by *** EST, an amount equal to the Daily Amount. If the Daily Amount is positive, First Data shall transfer to RCSI, or will cause MasterCard or Visa to transfer to RCSI, immediately available funds equal to the Daily Amount prior to the close of business of the Federal Reserve System in New York on such date.

17.3	Daily Amount.

The Daily Amount shall equal (a) the Net Settlement Amount for RCSI plus (b) the amount necessary to fund incoming Interchange transactions not yet processed, determined in accordance with the First Data Settlement Rules, minus (c) the amount previously advanced by RCSI with respect to prior incoming Interchange transactions for which processing is complete. “Net Settlement Amount” means a net dollar amount for each business day of First Data of all (a) transactions processed for RCSI and RCSI Transaction Card clients for such business day determined in accordance with the applicable rules of MasterCard, Visa and the First Data Settlement Rules, (b) interchange fees and expenses relating to RCSI and RCSI Transaction Card clients, and (c) account expenses including overdraft charges, activity charges, wire transfer fees and other charges relating to RCSI and RCSI Transaction Card clients.

17.4	Failure to Transfer.

In the event of the failure of RCSI on any business day when required by the terms of the Agreement or the First Data Settlement Rules, to transfer the Daily Amount to the Settlement Account then, subject to the provisions of Section 19.3 of the Main Body of the Agreement and if First Data’s notice of the Daily Amount due was received by RCSI on time, within one business day after written notice to RCSI,

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First Data may refuse, without incurring any liability to RCSI, to act as RCSI’s agent in discharging any Association Interchange obligations of RCSI and shall have the right to immediately notify the Association that it will no longer cause the Association Interchange obligations of RCSI to be discharged. In addition to the foregoing, First Data may take such actions with respect to RCSI’s obligations under the Settlement System as First Data deems reasonable to protect First Data or its customers from any loss arising from RCSI’s non-payment of the Daily Amount.

17.5	Settlement Late Payment Fee.

In addition to any other provisions in the Agreement, if First Data notifies RCSI of the Daily Amount on a timely basis and RCSI fails to transfer or make available the Daily Amount for any business day, RCSI shall pay to First Data a late payment fee (the “Settlement Late Payment Fee”) which shall be equal to the amount RCSI would have been required to pay as a late payment fee under the Settlement Rules. “Settlement Rules” means the applicable bylaws, rules, regulations, documentation and manuals promulgated or adopted by MasterCard or Visa, as such rules, manuals and other items may be amended or supplemented from time to time. The amount shall be calculated in accordance with the Settlement Rules and shall continue to accrue until First Data shall have received the Daily Amount from RCSI. Settlement Late Payment Fees shall be paid to First Data based upon the Settlement Rules even though First Data may have elected to make settlement with MasterCard or Visa in a timely manner on behalf of RCSI. If First Data has received funds from Visa and/or MasterCard as a result of Interchange Settlement on behalf of RCSI and fails to make available the Daily Amount to RCSI, First Data shall pay to RCSI a late payment fee based on the Daily Amount calculated in the same manner as the Settlement Late Payment Fee.

17.6	No Independent Obligation.

The obligation of First Data to discharge any Visa or MasterCard Interchange obligations of RCSI or RCSI’s Transaction Card clients shall be solely as an agent of RCSI in accordance with the terms and provisions of the Agreement and the applicable First Data Settlement Rules. First Data shall have no independent obligation with respect to the discharge of the Interchange obligations of RCSI.

17.7	Violation of Rules.

In the event that MasterCard or Visa shall notify First Data of any violation of the rules relating to RCSI or transactions processed for RCSI, First Data shall have the right, if required by MasterCard or Visa and after one (1) business day after First Data provides written notice to RCSI, without liability to RCSI, to terminate Interchange Settlement of transactions, as applicable, on behalf of RCSI under the Agreement until the time as First Data shall have been notified by MasterCard or Visa that the violation has been corrected.

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17.8	Reliance on Other Parties.

RCSI acknowledges that performance of Interchange Settlement involves the settlement of certain of RCSI’s transactions jointly and on a combined net basis with the settlement of transactions of other customers of First Data. Accordingly, the payment or receipt by First Data of settlement monies on behalf of RCSI may be dependent on equivalent payments or receipts being received or made by or for other customers of First Data and in respect of transactions involving Transaction Cards issues by such other customers. First Data and RCSI will cooperate and use reasonable resources to identify the reason for any settlement failure and shall attempt to work to its resolution.

17.9	Compliance with Instructions.

First Data shall follow reasonable commercial practices prior to executing or otherwise acting upon:

(a) instructions or information received through the Association payment systems; and

(b) instructions or information received in accordance with the rules or settlement manuals otherwise than through the payment systems or in accordance with the applicable First Data Settlement Rules notwithstanding that it may afterwards be discovered that the instructions or information were not genuine or were not initiated by RCSI.

Such execution or action shall constitute a full discharge of First Data’s interchange obligations, and First Data shall not be liable for any liability, damage, expense, claim or loss (including loss of business, loss of profit or exemplary, punitive, special, indirect or consequential damages of any kind) whatsoever arising in whatever manner, directly or indirectly, from or as a result of the execution or action.

17.10  Restrictions on Setoff.

RCSI agrees to discharge its Interchange Settlement obligations to First Data under this Article 17 in full and on first written demand without regard to any defense, setoff or right of counterclaim (without prejudice to the ability of RCSI to pursue these independently) and notwithstanding any act or omission or alleged act or omission or any insufficiency or deficiency that there is or has been or that may be alleged in the performance by First Data of its obligations under the Agreement or otherwise. First Data agrees, however, that it shall not set off against any payment to be made by it to RCSI or on their behalf pursuant to this Article 17 any amount due and payable to RCSI to First Data (without prejudice to the ability of First Data to pursue these independently) other than amounts due and payable by RCSI or on their behalf to First Data pursuant to this Article 17.

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17.11  Trailing Activity.

If RCSI terminates the Agreement or if RCSI ceases to obtain processing services from First Data under the Agreement in a manner which results in fees or charges relating to RCSI’s Designated Accounts continuing to be included as a part of First Data’s net settlement with an Associations, First Data may obtain daily payment from the Settlement Account established under Section 17.1 or RCSI will provide First Data immediately upon notice with access to an account of RCSI’s funds, not requiring signature, which First Data may draw upon in order to receive payment for such fees and charges. First Data shall provide RCSI with prompt documentation for the fees and charges paid on behalf of RCSI. In addition, First Data shall maintain and support translation tables which identify and translate historic account numbers to facilitate the settlement of actual or attempted transactions.

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EXHIBIT A-1

DISCOVERY GUIDELINES

This Exhibit A-1 sets forth the objectives, personnel assignments, deliverables, methodology, and major phases and activities (collectively, the “Discovery Guidelines”) that the Parties agree to follow during the GECF-A Discovery and the Conversion processes.

OBJECTIVES:

•	Familiarize RCSI technical and business discovery participants with First Data from company and system capability perspective.

•	Identify differences between GECF-A general requirements and First Data System capabilities, including those changes made since the beginning of RFS Discovery.

•	Position each subsequent portfolio Wave to finalize and identify differences between RCSI client specific requirements and First Data System capabilities.

•	Reach agreement on the method to resolve each selected difference between RCSI general and client specific requirements and First Data System capabilities with the goal of meeting RCSI’s business requirements as efficiently as possible for both Parties, including through use of existing First Data System functionality where possible.

•	Define the resulting impacts on system capability requirements from RCSI front-end systems (including GE Workstation) and the business process re-engineering effort.

•	Account for the influence of Future First Data System Architecture on the resulting development effort.

•	Revise any pre-GECF-A Discovery estimate of total development effort required.

•	Outline RCSI portfolio Conversion approach, including segmentation and timeframes.

•	Agree on a change control process to be used throughout Conversion Waves during the Conversion process.

•	Agree on the code release process outside of scheduled implementations (including MICN) in order to achieve the goals of Conversion.

DELIVERABLES:

•	RCSI participants will understand First Data’s products and Services, as well as the GECF-A Discovery process.

•	First Data participants will understand the RCSI business model, RCSI front and back end, GE Workstation and business process re-engineering initiatives.

•	First Data will create updated Resolution Agreements describing individual differences between the First Data System and the desired capability as represented by RCSI. Each

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Resolution Agreement will propose options to overcome the described difference with the goal of meeting RCSI’s business requirements as efficiently as possible for both Parties, including through use of existing First Data System functionality where possible, and, for each option requiring system development, include a schedule for completion of programming as described in Schedule A, Section 2.3.

•	RCSI will determine the best course to follow.

•	RCSI will approve all Resolution Agreements by selecting the desired option to close the described difference with the goal of meeting RCSI’s business requirements as efficiently as possible for both Parties, including through the use of existing First Data System functionality where possible.

•	First Data will initiate the system development process to address any selected options requiring programming.

•	The Initial Conversions/KSCM Plan shall include a schedule of the completion of the Initial Conversion and Known Software Conversion Modifications proposed by First Data and approved by RCSI.

•	RCSI and First Data will jointly produce a “Discovery Questionnaire Q&A” that will be used to identify the baseline requirements for each Wave of Conversion, including exceptions or client specific requirements.

•	Contact list of each Party’s team members’ roles and responsibilities.

PERSONNEL ASSIGNMENTS:

First Data shall assign the following personnel to the GECF-A Discovery and Conversion process:-

•	System Consultants

•	Conversion Team

•	Product Owners

•	RCSI Project Team

•	First Data System Architecture Team

•	Administrator for tracking changes

RCSI shall assign the following personnel to the GECF-A Discovery and Conversion process:

•	Technical personnel with proficiency on platform functionality

•	Business personnel with proficiency as end-users and client liaisons with product requirements.

•	Client Integration Project Mgt

•	Operations

•	Client Service

•	Client Development

•	Product Development

•	Marketing/Risk

•	Pricing

•	RCSI Process Owners

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METHODOLOGY:

GECF-A Discovery for subsequent Waves of Conversion will run in parallel with the Conversion of Wave 1 in order to meet the timelines targeted.

•	First Data will conduct planning meetings with RCSI participants prior to initiation of GECF-A Discovery to provide an overview of the First Data System as well as to explain the GECF-A Discovery methodology and process. At that time, RCSI will also have the opportunity to provide additional information about the RCSI business model, its clients, the GE Workstation as well as any business process re-engineering activities.

•	The Parties will agree to mapping of high-level milestones and operational definitions.

•	First Data will adapt a database of questions divided along functional topics and integrated across RCSI and its Affiliates’ lines of business (Private label consumer, BRC, Oil) to guide each GECF-A Discovery session as approved by RCSI.

•	First Data will discuss individual topic areas with RCSI in meetings between knowledgeable technical and business representatives from RCSI and First Data. At the beginning of each meeting, First Data will deliver an in-depth overview of First Data’s capability in the particular topic area, if applicable, and the Parties’ teams will then follow a Q&A format using the previously provided list of questions for that topic area. Immediately following the conclusion of each interview process, the RCSI and First Data participants will review the identified system differences and begin to identify possible solutions. The First Data team will follow up with further research and option definitions documenting those findings in the Resolution Agreement format.

•	As First Data completes the Resolution Agreements for each topic, First Data will present the Resolution Agreements to RCSI for timely review and approval.

•	First Data shall establish with the participation by RCSI the General Discovery (as defined below) schedule and initial Wave (as defined below) team structure to allow for concurrent GECF-A Discovery in order to complete the majority of GECF-A Discovery in the allotted timeframe and prior to subsequent Wave kickoffs.

•	First Data will adjust the GECF-A Discovery and Wave Conversion schedule based on new RCSI business requirements or new RCSI business opportunities consistent with Section 3.4 (b) of the Main Body of the Agreement.

CONVERSION MAJOR ACTIVITIES:

Phase I & II – General GECF-A Discovery Phase and Wave Planning (Completed in Parallel)

During the “General Discovery” phase, the Parties shall undertake general planning and learning activities in preparation for GECF-A Discovery and Conversion. Upon completion of the General Discovery phase, First Data and RCSI will move to Phase II of the Conversion.

The planning phase details how the Conversion will occur in several phases (“Waves”). The key activity in the Planning phase is First Data’s development of the project plan for RCSI’s

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approval. This project plan is a schedule of tasks that shall be completed by First Data and RCSI in order to successfully Convert RCSI portfolios onto the First Data System. A project team will be identified and the champions will be assigned from RCSI and First Data to assume ownership for each task by Wave. Milestone events and RCSI responsibilities on the project plan will be identified and approved by RCSI prior to its implementation. The project plan will be reviewed by First Data and RCSI as described in Schedule A, Section 2.

System Development

As an outcome from the General Discovery phase and GECF-A Discovery, First Data will identify general system differences, which will require systems development on the First Data System. First Data will identify final specific differences for RCSI’s approval within each Wave that may require systems development on the First Data System. With respect to differences that require systems development, First Data will:

•	Write programming requests for all First Data System changes identified during GECF-A Discovery and outlined in the Resolution Agreements.

•	Design First Data System enhancements and write detailed documents describing the specific First Data System changes.

•	Quality inspects designs by the requester as well as members of the Systems and Programming organization.

•	Provide detail designs to RCSI for review and approval.

•	Code and construct the First Data System changes, including individual unit and system testing of the programs that are changed.

•	Merge the new code with production code into an integration testing environment, which is executed by First Data development and testing staff to identify specific coding errors.

•	Move all applicable programs into the Client Acceptance Test environment where the new functionality can be tested in a production-like system by RCSI and First Data.

•	Install completed programs into production according to the standard release schedule.

Conversion Mapping

First Data will:

•	Receive and analyze the RCSI system masterfiles.

•	Prepare a mapping specifications document, which details how fields are mapped from the RCSI masterfiles to First Data masterfiles.

•	Review mapping specifications with the RCSI.

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•	Code the Conversion programs from the mapping specifications. The Conversion programs create new First Data System masterfiles.

•	Test the Conversion programs using a series of “Mock” Conversions. First Data will receive the production masterfiles from RCSI and run them through the Conversion programs to create output reports showing each masterfile field and value. First Data will verify the information against the mapping specifications.

•	Execute the Conversion programs on conversion weekend and merge the new masterfiles into production.

RCSI Specific Output and Parameters

First Data or RCSI, in accordance with the Discovery Plan, will:

•	Establish RCSI defined parameters on the Product Control File and fully document deviations from the RCSI standard template for each portfolio.

•	Create Account Level Processing/Transaction Level Processing strategies.

•	Build Portfolio Allocation and Cardholder Allocation tables to drive pricing strategies.

•	Create statement forms and envelopes.

•	Order plastics, card carrier forms, inserts and envelopes.

•	Set reporting parameters and fully document deviations from the RCSI standard template for each portfolio.

•	Build cardholder letters.

•	Establish Behavior Score/Adaptive Control parameter tables.

Telecommunications and Interfaces

First Data or RCSI, in accordance with the Discovery Plan, will:

•	Analyze current terminal and network configuration.

•	Design telecommunication network for terminals, point of sale devices and interfaces.

•	Order and install data lines and communication equipment.

•	Complete programming to route data files to/from First Data System.

•	Establish procedures for mailed tape media.

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Phase III – Training

The Conversion training plan consists of four (4) phases that First Data or RCSI, in accordance with the Discovery Plan, will perform as part of each Conversion Wave: needs assessment, train the trainer, staff level training, and follow up as described in Schedule A, Section 16. In order for the training portion of the Conversion to be successful, the following must occur:

Keys for Success

•	The Parties’ commitment and support.

•	Dedicated resources from First Data and RCSI

•	Appropriate time for planning and execution

•	Open communication between the Parties to facilitate a positive experience

•	Time allocated for employee training and follow-up

•	Instill the business Partnership between First Data and RCSI

•	Timely escalation of issues

Phase IV—Testing

Testing consists of First Data’s planning and coordination of all software development, Conversion programs, interfaces and product control file parameters.

First Data will perform software development testing, including having new software to pass through three (3) phases of internal testing before the software is turned over to RCSI for user acceptance testing. First Data Systems and Programming (“S&P”) is responsible for testing in first three (3) phases. It is in the user acceptance testing phase that RCSI will have the opportunity to use the First Data System and become involved in the various testing scenarios. RCSI may at its discretion participate in the scripting and execution of any phase of testing. First Data will perform the three (3) testing phases, and facilitate client/user acceptance testing described below.

Unit Testing-This phase of testing is conducted by First Data’s S&P staff. The testing is done at the most basic level. The unit test ensures that all modified or new logic paths in the affected applications modules work correctly and reflect the final design requirements. The test includes known inputs, test case scripts, and expected results.

System Test-This phase of testing is also conducted by the First Data S&P staff. The testing is now expanded to include all modules that have been modified for a given project (usually a sub-system). The modules are tested together to validate that code changes meet design requirements and that the various components of the altered system function together properly. The system test consists of both acceptance and regression testing. Modules that send, receive, and share data with the modified modules are used to test changes and to regression test the legacy functionality. First Data will share the results with RCSI.

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Integration Test-The integration test conducted by the First Data S&P staff incorporates all software and database modifications from a specific software release into one (1) testing environment. Multiple daily cycles will be executed as well as weekly and monthly cycles. The testing ensures that projects execute as intended and do not introduce any unanticipated problems. Changes are tested across and between applications as well.

Client/User Acceptance Testing- (M Cycle) Upon the completion of the three (3) internal First Data test phases described above, the software release is installed in the user acceptance test cycle. The M cycle is a daily production cycle which is run by First Data’s production control department. Performance and stress tests are performed by extrapolating results from this Client/User Acceptance Test.

RCSI Testing – RCSI will prepare timelines and test plans for all internal and external requirements, including any data or resource requirements from First Data. M cycle is available for RCSI to test a production cycle against RCSI converted data, input and output along with any system development relating to the Initial Conversions. In addition, specific requests for testing will be addressed as received from RCSI which may require Team 9P involvement. RCSI will need to identify a champion to coordinate testing required by RCSI.

RCSI will have on-line access to the M cycle and have the ability to send inputs to and receive outputs from the M cycle. RCSI will prepare and execute test scripts to ensure that custom program requests function as intended.

Conversion Testing-First Data will prepare specifications for each file which will be Converted. First Data will review the specifications with RCSI and schedule several First Data internal mocks and several RCSI mocks. During mock testing, First Data will review with RCSI old and new dumps of the files to ensure information has mapped properly. First Data will run balance reports and any additional verification reports requested by RCSI during the mocks. For the mock testing it will be important that RCSI representatives be onsite in Omaha. That way, they will have access to First Data experts and have the ability to review reruns and reports timely.

Product Control File- (PCS/ALP/TLP/TLR) First Data will build tables in production and M cycles. First data will train and assist RCSI in building its PCF tables. First Data and RCSI will verify each field before and after it is built. In addition, First Data will hold PCF/TLP/TLR reviews to ensure parameters are set correctly. After verification, First Data will build parameters in M cycle as well as production. RCSI will be able to test all inputs and output, screens, etc., using the parameters which will be in place at conversion. Using M cycle and the 9P environment, First Data and RCSI will verify that all parameters are mirrored correctly from M to production.

Phase V-Implementation

Conversion weekend is the culmination of all the previous phases. First Data will adequately prepare RCSI using the mock Conversions RCSI for file verification on conversion weekend. The process starts with RCSI delivering masterfiles to First Data. This can be accommodated via transmission or delivering of physical tapes. First Data will run these files through the Conversion programs and product audit reports for approval. Both RCSI and First Data will verify the results. First Data will balance the total number of accounts and current outstandings to the penny. First Data will review all exception reports. Once the Conversion results are signed off by RCSI, the First Data will merge the RCSI masterfile records into the masterfile records of the First Data System.

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First Data will establish procedures for lost/stolen account processing during the Conversion weekend, for RCSI’s approval. At the end of the implementation phase, RCSI should feel confident that masterfile integrity remained the same from the last day of processing on the RCSI system to the first day of processing on the First Data System.

RCSI will need to have staff on-site in Omaha the weekend of each Conversion Wave. It will also need to put together their own plan identifying the new processes, sequence of events, command center personnel, etc.

Phase VI—Post Implementation

Post implementation begins the first day RCSI Accounts are on the First Data System. A command center will be staffed by the First Data Conversion team to document and address all issues that may arise. This command center will be in place for at least thirty (30) days post Conversion depending on the resolution of all conversion related incidents, after which time the First Data business relation’s team will address all issues. RCSI may also establish their own procedures for raising and resolving issues post implementation.

First Data will provide on-site support to assist RCSI in their daily operations. This support usually lasts up to one (1) week post Conversion for each Wave. Throughout this phase, certain members of the First Data Conversion team will be available twenty-four (24) hours per day in case of emergency. First Data will conduct a review of the Conversion process to ensure we have met or exceeded RCSI’ expectations. It is First Data’s goal to provide a conversion with no impact to RCSI and its customers.

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Exhibit A-2

USER MANUALS

Adjustments

This manual documents the Adjustment System, references entry procedures for the Automated Adjustment/Approval System used through the Customer Inquiry System (CIS), and details the transaction codes used with all the Monetary Systems.

Application Controls

This manual is your primary resource for information about the Application Processing System at the management level.

Applications

This manual is your primary resource for information about the Application Processing System at the operations level.

Authorizations

This manual is a primary resource for information about the First Data Authorization System. It provides all the processing, inquiry, and updating information necessary to control authorizations on your cardholder accounts.

Behavior Scoring and Adaptive Control

This manual provides information on utilizing the Behavior Scoring and Adaptive Control processing along with reporting options.

Cardholder Account Maintenance

This manual provides information about using online screens and reports to monitor accounts. This manual contains information about the following topics.

•	Obtaining initial account information

•	Managing account information using the Cardholder Names system

•	Answering cardholder questions

•	Credit lines

•	Disputed items

•	Determining account status

•	Transferring accounts

Cardholder Billing

Cardholder billing manual feature documents how to manage billing of your cardholder base. These features give you the following.

•	Automatic control over the volume of cardholder inquiries through billing cycle options

•	Revenue potential in merchandising through statement, letter, and plastics inserts

•	Such cardholder payment features as pay ahead, skip payment, 90/180 days same as cash, and automatic cardholder payments

•	Other billing features like noninterest-bearing debits, annual charges, and cardholder terms processing

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Cardholder Communication

The Cardholder Communication manual provides information about establishing and managing decision tables for use with the following processing areas.

•	Payment Return Address

•	Plastic Inserting

•	Statement Inserting

•	Statement Messaging

Cardholder Letters

The Cardholder Letters manual provides step-by-step procedures for creating and maintaining written communication with your cardholders via the Cardholder Letters System. This User Manual incorporates the User Manual formerly known as Correspondence Management.

Cardholder New Accounts

This documentation contains a description of the Cardholder Application System. Documentation about the Application Processing System is in the Applications and Application Controls manuals.

Cardholder Non-Monetary Transactions

This documentation contains a description of both unformatted and menu-entered cardholder non-monetary transactions.

Cardholder Plastics

This manual serves as the primary resource for information about cardholder plastics and related products processed in First Data’s standard embossing system and in the Card Issuance Unit (CIU) system.

Cardholder Select

This manual documents the process to isolate a specific group of cardholders from your entire cardholder base so that you can take a specific action on those accounts.

Cardholder System Features

The Cardholder System Features manual includes the following information about some of the special processing options of the First Data System.

ARU/PINpoint

Balance Consolidation

Convenience Checking

Automated Convenience Checking

Authorization and Post Processing

Home Equity Credit Accounts

Cardholder Rebate/Bonus Program

Credit Life Insurance

Automatic Basic Travel Insurance

Duality Processing

Emergency Cash and Plastics

Special Plastics

BusinessCards

Visa Premier Cards

Gold MasterCard Cards

MULTRAN Processing for a multipurpose transaction account

Year-End Summary so you can provide cardholders with a record of their charges for the past year

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Chargebacks

This manual documents the Chargeback System. It contains a description of chargeback processing options, a detailed explanation of each step in the chargeback process, online transactions to enter and monitor chargebacks, chargeback forms, and chargeback reports. This User Manual incorporates the User Manual formerly known as Chargeback Message Codes.

Client-Defined Screens

The Client-Defined Screens manual provides you with instructions, forms, and procedures for developing and implementing customized transaction response screens.

Collections and Debt Management

The Collections and Debt Management manual provides you with information about using the Collection System. It describes the output that shows collections productivity information, including details such as field descriptions and samples of the various reports your institution can use. It also explains the information and how various day-to-day business actions can affect this information.

Commercial Cards

This manual provides information about Commercial Card processing.

CommercialView

The CommercialView™ manual provides you with step-by-step procedures for using the PC-based CommercialView® product.

Credit

This documentation contains a description of the First Data Credit Scoring System, the First Data Online Credit Bureau Interface, and credit bureau reporting.

Custom Fee Processing

The Custom Fee Processing manual describes a flexible, efficient method for generating and assessing recurring cardholder fees.

Customer Inquiry Management System

This manual contains descriptions of online transactions needed to set up processing parameters, to enter and work inquiries, and to monitor the progress of your customer service personnel. This manual also describes System-generated reports you can use to monitor and evaluate customer inquiries.

Customer Inquiry System

This manual provides information about the Customer Inquiry System.

DataChoice Service

The DataChoiceSM Service manual provides information about the data staging warehouse. The manual includes procedures that show you how to use the access tool to submit queries, generate reports, and create charts.

DataLink

This manual is the primary resource for information about the DataLinkSM service, which enables you to create decision elements to use with First Data decision processing products.

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Debit Processing

The Debit Processing manual describes First Data’s debit processing, including authorization options, transactions, and reports specific to debit processing. This manual also provides operations information, including settlement, ticket matching, and monitoring debit accounts. This User Manual incorporates the User Manual formerly known as Off Line Debit.

Electronic Ticket Capture

The Electronic Ticket Capture Manual describes the ETC System including the capture of data electronically and processing the items in the same way First Data processes the tickets when you batch, deposit, and forward them for data entry.

Enterprise Presentation

This manual provides the information you need to establish, manage, and use the Enterprise Presentation StatementsSM service.

FDR Falcon Fraud Detection System

This manual provides the information that First Data Falcon administrators, supervisors, and analysts need to establish, manage, and use First Data Falcon.

FDR First Track Fraud Management System

This manual provides the information that First Data First Track administrators and analysts need to configure, manage, and use the First Data First Track system.

FDR Merchant Services Product Guide

The FDR Merchant Services Product Guide contains overviews of the products and services offered by First Data Merchant Services (FDRMS) processing platforms, including Nashville, Omaha, and TeleMoney. This guide can help you determine the appropriate FDRMS product solutions for your merchants. The guide identifies preferred products and suggests secondary solution products that may help your merchants when the preferred product is not feasible.

First Conference

This manual provides the information you need to configure, manage, and use First Conference.

First Data DecisionQuest Service

This manual provides the information that supervisors need to configure and maintain the First Data DecisionQuest service.

First Data Internet Account Acquisition Service

This manual provides you with the information you need to establish and use FDIAAS at your institution.

Fraud Control Options

The Fraud Control Options manual is designed for project managers who select and establish fraud control programs. This manual is the primary resource for the information you need to select and establish these options for prevention, detection, and investigation/recovery.

Group Processing

The Group Processing manual contains information about the following products and features.

•	Account Relationships

•	Relationship ProcessingSM service

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Industry Products and Features

The Industry Products And Features manual provides you with information about Visa® and MasterCard® programs, products, and services that are supported by First Data.

Information Delivery Platform

The Information Delivery Platform manual contains information for routine users of online reports as well as for system administrators.

Invoice Reconciliation Guide

The Invoice Reconciliation Guide is the primary resource for information about your invoice from First Data. It provides information about how to tie the volumes on your invoice to System-generated backup reports. This manual provides the following information.

•	Definitions of billing elements for products and services provided by First Data

•	Instructions for verifying element volumes

•	Samples of reports to help you locate the numbers used to calculate volumes

Issuer Marketing Products

The Issuer Marketing Products manual provides procedures for establishing, managing and using the DMM, Decision Management transactions and decision table maintenance screens for the following services,

•	Account Level ActionsSM service (ALASM service)

•	Account Level ProcessingSM service (ALPSM service)

•	Method Level ProcessingSM service (MLPSM service)

•	Transaction Level FeesSM service (TLFSM service)

•	Transaction Level ProcessingSM service (TLPSM service)

•	Transaction Level RewardsSM service (TLRSM service)

KnowledgeSight User’s Manual

This manual describes the KnowledgeSightSM service, one of the First Data® data warehouse services. It provides instructions about accessing data and software for managing a customer account portfolio.

Letter Fundamentals

This manual documents the FDR Cardholder Letters System letter templates that are available for your use. When designing cardholder letters, you may select from templates in the following categories: Customer Service, Solicitation Mailer Response (SMR), Delinquent and Overlimit, Skip Payment, Chargebacks, Balance Transfers, Non-Reissue, New Accounts and Fraud

Merchant Letters

The Merchant Letters manual involves written communication with your merchants.

Merchant New Accounts

This manual describes setting up new merchant accounts, discount methods, processing merchant chains and headquarters, plates and plastics, the online system, and MultiCard processing.

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Merchant Non-Monetary Entry

This documentation contains a description of unformatted and menu display non-monetary transactions.

Merchant Processing

This manual includes the information you need to monitor merchant profitability and exception reporting.

Merchant Real Time Fraud

The First Data Merchant Processing System (FDMP) provides you with the transaction and report resources to monitor merchant real time transaction activity for potential fraud.

Monetary Entry

This manual documents the Monetary Entry System (sales, returns, cash advances, and Payments).

Online Product Control File Management

The Online Product Control File Management manual provides procedures for linking Product Control File settings to groups of accounts.

Open Data Streams

This manual contains the information you need to retrieve and update the data you want.

PIN Management

The PIN Management manual outlines the First Data® PIN Management System. The PIN Management manual also explains the formats for PIN, post, PIN/post, and acknowledgment mailers, and contains sample mailers.

Plastics-Related Formats

The Plastics-Related Formats manual provides information about the types of formats available for the generation of plastics.

The available formats for the following elements appear in the Plastics-Related Formats manual.

•	Magnetic Stripe Encoding

•	Embossing

•	Card Carriers

Product Control File Fields

The Product Control File Fields manual includes detailed descriptions for each Product Control File card-driven field. This manual contains the card forms for card-driven changes, and change forms you use to update your card-driven settings in the Product Control File.

Recovery 1

The Recovery 1 manual contains information about how to use Recovery 1® screens in daily operations.

Recovery 1 Controls

The Recovery 1 Controls manual contains information about establishing and monitoring Recovery 1® processing.

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Reference Manual

The Reference Manual is the primary resource, and starting point, for information about reference numbers and various code tables in the First Data® System. This manual contains such information as MasterCard® and Visa® merchant category codes, currency codes, and fee attributes.

Reports Management

The Reports Management manual combines information about two major processing systems: the Online Reports System and the Reports Management System (RMS). The Reports Management manual provides instructions about controlling the generation of these reports through your Product Control File, Reports Data File, and Microfiche Data File settings. It also explains how to view the reports online and how to request reports, cardholder statements, and merchant statements on CD-ROM or DVD.

Retail Processing

The Retail Processing manual is the primary resource for information about the First Data Resources® retail processing options and procedures.

This manual contains a general overview of the Retail System features, promotional and revolving purchases and the Transaction Level ProcessingSM service. The manual also contains information about transactions and reports used in retail processing.

Retrievals

The Retrievals manual describes the First Data® Retrieval System. This manual contains a general overview of retrieval processing, specific daily procedures, and descriptions of online transaction display screens and paper report samples. This manual condenses information common to several transactions and reports onto tables.

Rewards

The Rewards manual describes how to provide bonus point or monetary incentives to your cardholders.

Rules Management

The Rules Management manual provides documentation about using Rules Management to determine customer account and transaction processing outcomes using business rules and action sets that you create.

Security

This manual contains a general overview of the Security System’s features, information about warning bulletins, specific daily procedures, descriptions of online transaction display screens, and report samples.

Settlement

The Settlement manual begins with a general overview of settlement processing, ticket exchange, net settlement, and wire transfers. Specific daily procedures, descriptions of online transaction display screens, and paper reports are described in following chapters.

Strategy Management

The Strategy Management manual provides the functional details for setting and maintaining your processing controls if you use the 3270 version of the online Product Control File. The Strategy Management manual provides procedures for linking Product Control File settings to groups of accounts.

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System Administration

The System Administration manual outlines the Online Control System, a security feature offered by First Data.

System Overview

The System Overview manual provides a summary of the ways that First Data can support your financial institution’s transaction card operation. This includes the following subjects.

•	First Data’s role in the buy/sell chain

•	A summary of the general merchant and cardholder processing features offered by First Data

First Track Fraud Management

This manual is the primary reference document for the First Data First Track Fraud Management System. It contains descriptions and explanations of system features, with information about how to use the screens, actions, and reports associated with each feature. Analysts, administrators, and supervisors can refer to this manual for information about operating the First Data First Track desktop.

FDR Evolve Collections

This manual serves as a primary resource for information about the First Data Evolve®Collections application. This manual discusses the process of logging onto the Evolve Collections system.

FDR Chronicle

This manual begins with an introduction to the Chronicle product and how it can benefit your institution. Specific information about getting started with Chronicle, processing memos, and using transactions follows.

Bankruptcy Defender

This manual aids in utilizing he Bankruptcy DefenderSM service which provides you with an early indicator of cardholders who are most likely to go bankrupt.

Cardholder Statement Development and Revisions

This manual contains procedures and forms for providing First Data with all information needed for creating or revising cardholder heritage statements and preparing for implementation of the new or revised statement.

Chronicle

This manual begins with an introduction to the Chronicle product and how it can benefit your institution. Specific information about getting started with Chronicle, processing memos, and using transactions follows.

Debit Service Documentation

This manual is a connection to all debit documentation related to your debit portfolio

DecisionQuest

This manual provides you with documentation about the features of the First Data DecisionQuest™ service. Use this manual to find the following information.

•	First Data DecisionQuest desktop features

•	Procedures for establishing and maintaining First Data DecisionQuest service components

•	Report documentation, including field descriptions

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Evolve

This manual provides you with detailed documentation on utilizing the Evolve system within the collection areas.

Forms Interactive – PCF

This manual provides you with forms to submit PCF via e:mail.

Internet Account Acquistion

The Internet Account Acquisition Manual explains the use of interactive forms on a series of Web pages, combined with First Data’s existing Application Processing System, to initiate and complete the credit application process.

Introduction to FDR

Utilize this manual to present in a logical, self-instructional format the basic concepts, terms, and technologies of First Data’s Card Processing System. To provide a preparation for the classroom instruction on the First Data Processing System.

Online PCF

This manual contains all parameter descriptions for the associated service of the online Product Control File.

PC Remote Access

Utilize the PC Remote Access (PCRA) manual to obtain instruction on using a personal computer and modem to access the First Data System.

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General Electric Capital Corporation GE Consumer Finance Division 1600 Summer Street Stamford, CT 06907	First Data Resources Inc. 10825 Farnam Drive Omaha, Nebraska 68154

June 5, 2003

Fair, Isaac and Company, Inc.

120 North Redwood Drive

San Rafael, California 94903

ATTN: Senior Vice President – Marketing

Dear Sir or Madam:

Reference is made to the Adaptive Control and Behavior Scoring Addendum (the “Addendum”), dated as of December 10, 1998, among yourselves (“FICO”), First Data Resources Inc. (“First Data”), and General Electric Capital Corporation (“GE Capital”). The Addendum is an addendum to a Technology Sourcing Agreement (the “TSA”), of the same date, between First Data and GE Capital. Simultaneously with the execution and delivery of this letter agreement, (a) GE Capital is assigning the TSA and the Addendum to Retailer Credit Services, Inc. (“RCSI”), an affiliate of GE Capital, and (b) First Data and RCSI are executing a First Amended and Restated Technology Services Agreement (the “Restated TSA”). Notices to RCSI should be sent to it c/o the existing notice addressees.

Because the term of the Restated TSA extends until at least 2016, RCSI and First Data desire to extend the term of the Addendum to remain in effect until March 31, 2016, unless otherwise terminated in accordance with Section 5.1 of the Addendum. The Addendum would otherwise remain in full force and effect, without modification. Could you confirm your agreement to such extension, and acknowledge notice of assignment, by signing both copies of this letter where indicated and returning to me one fully-executed copy?

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION GE Consumer Finance Americas Division

By:

FIRST DATA RESOURCES INC.

By:

Accepted and agreed to: FAIR, ISAAC AND COMPANY, INC.

BY:

TITLE:

DATE:

FINAL

EXHIBIT A–4

RCSI ACCOUNT MANAGEMENT TEAM SERVICES

First Data, in performing its obligations and providing the Services under the Agreement, shall supply the team services to RCSI as described in this Exhibit A-4.

Description of Responsibility
Activities
• Statement Design

•   Project Coordinator

•   Internally coordinates statement changes with Macon, other S&P teams, and other outside vendors for logos

•   Provides the specifications based upon RCSI’s request to the S&P resources to make changes

•   Gathers all the data that is needed from RCSI to make the requested changes or create a new statement type

•   Reviews test results to ensure the statement changes were made correctly

•   Serves as a focal point for RCSI on all statement change requests

•   S&P Designers/Painters

•   Codes and paints changes based upon client’s request

•   Creates change turnover package following the Change Control Procedures

•   Performs unit and regression testing

• ALP/TLP	• Provides consulting support to RCSI on using ALP and TLP • Provides expertise to RCSI in how to set up the parameters within ALP and TLP
• Reporting	• Performs initial set up of RMS reports and testing • Provides ongoing administration support as required for changes in report set-up
• Settlement	• Provides settlement expertise to RCSI • Performs balancing functions, including • Visa, Mastercard, other Associations, chargebacks, Interchange fees, net settlement

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Description of Responsibility
General Support
• Product Services

•   PCF –(batch and on-line)

•   Performs pre-build quality check on the PCF requested changes

•   Runs a pre-cycle edit

•   Submits jobs to build

•   Selects – job queries

•   Codes requests

•   Performs QA checks

•   Run the job

•   Reviews the output

•   Provides output to RCSI

•   Coordinates the credit bureau reporting criteria

•   Performs statement message/insert set-ups

• Documentation	• Writes documentation for the enhancements for RCSI that will be incorporated into the First Data System
• Client Training	• Manages the training efforts for RCSI on the First Data System • Trains the RCSI trainers on all aspects of the First Data System • Provides ongoing dedicated trainers to support RCSI
• Business Integrity	• Performs integration testing (based on development to support RCSI), including: • RCSI specific code integrated into core software
• EA Support	• Provides technical staff to support Expert Advisor software – problem tracking tool to be used to support all of RCSI’s issues.

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Description of Responsibility
Six Sigma/Overhead
• Six Sigma	• Provides Black Belts to work on specific RCSI/First Data Corporate Quality Opportunities
• HR	• Provides compensation and benefits expertise • Provides general HR support
• Finance	• Provides internal support for RCSI financials • Provides contract administration support • Provides billing support
• LAN Support	• Provides PC installation and ongoing support • Provides network, hardware and software support
• Client Services	• Provides on-site support for strategic RCSI clients
• Management	• Provides Service Directors/VP’s to lead and manage service and project teams
• Project Managers

•   Serves as the focal point in coordinating any new RCSI product launch, bank transfer, portfolio repricing, or other special project with other internal First Data departments

•   Writes program requests

•   Reviews test results before live date

• Service Reps	• Provides support on the First Data system functionality • Provides front line support in problem management • Represents RCSI’s requirements to other First Data departments
• Technical Documentation	• Provides dedicated technical documentation writers to support RCSI specific code or modules • Documents all processes and procedures
• Quality Measurement/Six Sigma

•   Focuses on RCSI Quality Improvements

•   Creates and maintains a balanced scorecard

•   Collects and analyzes the daily and monthly Service Level measurements specific to RCSI

•   Creates and maintains a report for Service Levels

•   Documents any failures and coordinates with the business unit their plan to correct the failure

• Testing Support	• Provides a testing team dedicated to writing test scripts with RCSI • Works with RCSI to maintain valid test data in the test cycle
• Support Staff	• Provides administrative support
• Senior Management	• Provides senior dedicated executives to managing the RCSI relationship Support

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Description of Responsibility
• RCSI Specific Maintenance Staff

•   RCSI specific problems and Incident Reports (IR’s) which affect only RCSI or are related to Non-Shared-Cost-Interfaced New Materials will be researched, managed, solved, and repaired by this team. Because this team has a greater understanding of the RCSI business, it will be in the best position to diagnose and understand impact to the RCSI business.

•   System-wide problems may affect all customers, yet some system-wide problems may impact particular customers more than others. Since RCSI, only, controls the priority of this dedicated team, RCSI will always be able to obtain and direct the responsiveness RCSI needs in addressing business impacting system problems.

•   The dedicated maintenance team will be responsible for support of any subsystems and software modules that have been customized uniquely for RCSI.

•   Due to RCSI’s growth, usage patterns, interfaces, or configurations, certain software subsystems may require tuning or modification to achieve service level goals or required system performance and efficiency levels. This team will be available and responsible for such RCSI specific tuning tasks.

•   When possible, this dedicated team will be available to supplement RCSI directed development efforts. Quick, small, custom requests for special reports, passers, etc. can be supported by this group.

•   Proactively, this staff will be able to put in custom logic and coding into the First Data application. Such logic can implement business sanity checks in the transaction processing stream, monitor for RCSI appropriate thresholds of activity, and take predetermined actions when appropriate.

• General Core Maintenance

•   Design control and code/systems integration. First Data core teams perform this function through development of application standards, QI’(s), and final code integration services. These processes allow parallel, independent development to occur, while maintaining consistent application architecture.

•   Six major releases, approximately 20 minor releases, and 11 monthly statement installs are introduced annually into the First Data System. These releases provide somewhere between 800,000 hours to 1,200,000 hours of enhancements annually.

•   First Data core system and product subsystem experts will provide consulting, training, education and guidance for dedicated client services and programming teams, conversion development teams, and for RCSI.

•   Regression testbeds in conjunction with test scripts are built and maintained. Every new function or combination of parameters may require and update to these regression platforms.

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Description of Responsibility

•   First Data provides systems-wide, RCSI-wide maintenance of core and product software, including immediate and follow-up efforts necessary to keep the cycle running and to meet business service level requirements.

•   First Data provides ongoing reengineering and tuning of the core application for quality and efficiency improvements.

First Data will provide these services to support “after the fact” problem recovery required, whether caused by system/software failure, invalid input, procedural errors, client or First Data, including impact analysis/reporting, file restore/repair statement reruns, etc.

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EXHIBIT A-5

Third Party Terms

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

and

FIRST DATA RESOURCES INC.

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

1.	ODS SERVICES

2.	KNOWLEDGESIGHT SERVICES

3.	EVOLVE

FINAL

This Exhibit A-5 sets forth third party terms to enable RCSI to use the ODS, KnowledgeSite and Evolve products and functionality in accordance with the terms and conditions of the Agreement. Any capitalized terms not defined in this Exhibit A-5 shall have the meanings given in the Agreement.

1.	ODS SERVICES.

1.1	Definitions.

(a) “Access Restrictions” means the restrictions for RCSI Developed Applications that are set forth in Section 1.4 below.

(b) “RCSI Developed Applications” means the computer applications developed by RCSI that will be entitled to access RCSI’s Accounts on the First Data computing environment only as expressly permitted herein.

(c) “ODS Software” constitutes First Data Software and means the object code versions of the network application components described as follows:

(i) The versions of Sybase, Inc.’s (“Sybase”) software packages commonly known as “Net Gateway,” and “Open Server” (“Sybase Software”), including any new versions. upgrades, or modifications thereof (except as provided herein);

(ii) The interface access to the production system developed by First Data that allows RCSI access and use of the First Data System; and

(iii) All additions, updates, revisions, corrections, enhancements and modifications to the foregoing Sections 1.1(c)(i) and 1.1(c)(ii) delivered to RCSI from time to time, except as provided herein.

First Data reserves the right to modify, enhance, change, or substitute any of the components of the ODS System, including substituting one (1) or more software packages for any of the above software packages that are licensed to First Data by any First Data Licensor, provided that the utility or performance of the ODS System is not materially impaired. First Data and RCSI may agree from time to time to supplement or change the ODS Software or services for current or future applications, which shall be done by additional schedules.

(d) “ODS System” means the ODS Software, the related Documentation, and the equipment supplied by RCSI.

(e) “First Data Licensor” means any entity that has licensed to First Data any third party software.

(f) “Workstation/Server Access Points” means the number of mini computers, automated recognition units, workstations, servers, automatic processors, concentrators and other processors of any type that are operating Sybase “Open Client”  (“Workstation/Server”) and process transaction requests to the First Data computing environment.

(g) “Workstation/Server Software” means the Sybase Open Client software obtained by the RCSI and included within the Sybase Open Client Developer’s Toolkit and installed on RCSI’s computing environment.

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1.2	Grant of License and Use of ODS System.

(a) First Data grants to RCSI a limited, nonexclusive, and nontransferable right and license, exercisable during the Term of, and under the terms of, the Agreement, to use the ODS Software and the related Documentation as provided herein.

(b) All right, title and interest in the ODS Software, including all Intellectual Property rights, are and shall remain with First Data and the applicable First Data Licensors. First Data and the First Data Licensors reserve all rights not expressly granted to RCSI in this Agreement.

(c) RCSI shall not sublicense, assign or transfer all or any portion of its rights in the ODS Software to any third party, whether by operation of law or otherwise. Any attempt by RCSI to sublicense, assign or transfer its rights to the ODS Software or any other part thereof in violation of this Exhibit A-5 shall be void.

(d) Except as expressly authorized in the Agreement or this Exhibit A-5, RCSI shall not directly or indirectly copy the ODS Software, nor shall RCSI allow anyone else to do so. RCSI may copy and distribute the Documentation for internal use only. RCSI shall not alter, remove, modify or suppress any proprietary notices placed on or contained within the Documentation but shall retain and reproduce them in their exact form on all copies and partial copies thereof.

(e) RCSI shall not attempt to modify, distribute, display, sublicense, rent, reverse engineer, decompile or disassemble (or otherwise attempt to derive a source code for) the ODS Software or any part thereof.

(f) In addition to any other restrictions contained herein, RCSI shall not install or use the ODS System or any part thereof outside the United States, Canada or Mexico.

(g) RCSI shall acquire one (1) copy of the “Sybase Developer Tool Kit” from Sybase (and First Data shall reimburse RCSI for the price of such software) and install Sybase Open Client on the Workstation/Server Access Points. RCSI shall perform any required data conversion.

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(h) RCSI may use the ODS Software solely to access, transmit, modify and process information concerning RCSI’s Accounts, which information resides on First Data’s managed databases and to use the Development Workstations for Application Development to the First Data computing network. RCSI shall not use the ODS Software for bulk data transfers or to populate a data warehouse. Except for Application Development pursuant to RCSI’s Sybase development license or as set forth herein, RCSI shall not:

(i) use any third party application development tools or otherwise modify or enhance existing screens or forms that are delivered as part of the ODS System:

(ii) directly access the Sybase Software command verbs except as the command verbs are contained in the ODS System or applications developed on Development Workstations;

(iii) use the Sybase Software as a general database product; or

(iv) create new reports or modify existing reports with executables delivered as part of the ODS System unless RCSI does so with licensed Development Workstations that are licensed to use the “Full Use Report Writer” from Sybase or First Data by a separate license.

(i) This license does not include a license to use the Full Use Report Writer. Nothing herein shall preclude RCSI from using the ODS System to create or alter tables, columns or rows and adding fields to existing tables as necessary to implement, operate and administer the ODS System. Access to the First Data computing network using applications or other software developed by RCSI must be developed only on Development Workstations and must operate and access the ODS System and First Data computing network in compliance with the provisions of the Access Restrictions set forth below.

(j) RCSI shall, based on the reasonable direction of First Data, install and implement any replacement or upgrade of Workstation/Server Software within ninety (90) days after the date that the upgrade is required for the ODS System and made available to RCSI. At the conclusion of such ninety (90) day period, First Data’s support Services for the previous version of the Workstation/Server Software will cease. RCSI shall modify the RCSI-supplied equipment as necessary for use of any upgrades. First Data will deliver reasonable notice of the changes in the Specifications that may affect operation of RCSI Developed Applications. RCSI acknowledges and agrees that upgrades and other modifications that First Data may make to the ODS System in the future may result in RCSI Developed Applications becoming incompatible and result in errors or failure of the RCSI Developed Applications to operate properly (“RCSI Developed Application Upgrade Error”). First Data will provide interface Specifications via development notifications for RCSI to make appropriate changes to RCSI Developed Applications. RCSI shall correct all RCSI Developed Application Upgrade Errors and revise all RCSI Developed Applications to operate properly with all future upgrades and modifications of the ODS System. First Data shall not be obligated to correct any RCSI Developed Application Upgrade Error or to modify the ODS System in any way.

1.3	Termination of Sybase License Agreement.

The Parties acknowledge that the Sybase Software is licensed to First Data pursuant to a license agreement between First Data and Sybase dated December 30, 1999, as amended. In the event such license agreement expires or is terminated, First Data shall obtain a substitute for the Sybase Software and such substitute will not degrade the performance or quality of the affected component of the Services.

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1.4	Access Restrictions.

(a) RCSI will develop RCSI Developed Applications in substantial compliance with the material and reasonable recommendations of First Data. RCSI shall install and maintain programs that will produce a transaction trace error log and store a detailed log of problems encountered in transactions with the First Data computing network (“Problem Log”). RCSI shall allow First Data access to the Problem Log at any time. RCSI shall promptly notify First Data if RCSI becomes aware that any RCSI Developed Application is causing any Operating Problems (as defined below) in the ODS System or the First Data computing network. In the event that an Operating Problem comes to the attention of RCSI or First Data, both Parties agree to consult and cooperate promptly in good faith to prevent the RCSI Developed Application from causing any degradation in the performance of the ODS System or the First Data computing network and to repair and modify the RCSI Developed Application that is causing the Operating Problems so that it will not cause any further Operating Problems. If it is necessary to discontinue use of the RCSI Developed Application to prevent further Operating Problems, RCSI shall discontinue operation of that RCSI Developed Application and First Data may deny access of that RCSI Developed Application to the ODS System. First Data shall cooperate with RCSI to repair and modify the RCSI Developed Application that is causing the problems so that it will not cause any further Operating Problems and it will be allowed to commence operation as soon as possible.

(b) When used herein “Operating Problems” means any of the following:

(i) The RCSI Developed Application malfunctions and causes problems in the First Data computing network that materially reduce the response time or the performance of the programs or transactions operating on the First Data computing network.

(ii) The RCSI Developed Application is sending invalid transaction requests that do not comply with the proper transaction request format and such requests slow the response time or otherwise degrade the performance of the First Data computing network.

(iii) The RCSI Developed Application is malfunctioning by sending transaction requests that result in a substantially higher volume than RCSI’s typical volume.

(iv) The RCSI Developed Application causes problems in the First Data computing network that cause programs or other processes to terminate or otherwise cease operating properly.

(v) The RCSI Developed Application causes problems in the First Data computing network that cause program operation or other response or performance time of other First Data clients to slow down materially.

(vi) Without any prior notice from RCSI, the transaction requests from a RCSI Developed Application increases by fifty (50%) percent above the typical transaction request volume of RCSI.

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2.	KNOWLEDGESIGHT SERVICES.

2.1	License Grant.

(a) In order for RCSI to obtain KnowledgeSight Services as described in this Section 2, First Data shall permit RCSI to use certain software which First Data licensed from *** pursuant to a Software License and Services Agreement dated November 20, 1992 (the “KnowledgeSight Software”).

(b) First Data grants the following limited, non-exclusive license of the KnowledgeSight Software to RCSI for the Term of the Agreement, or until the Agreement is earlier terminated by the Parties. RCSI shall not use the KnowledgeSight Services for general use not in connection with the Services or for developing additional applications. RCSI shall not copy the KnowledgeSight Software and shall not reverse assemble or reverse compile the KnowledgeSight Software, nor transfer, sublicense, rent, lease or assign the KnowledgeSight Software.

(c) The provisions set forth in this Section 2 only grant RCSI the right to use the KnowledgeSight Software and do not grant any rights of ownership to RCSI. RCSI shall not publish any results of any benchmark tests run on the KnowledgeSight Software.

(d) If First Data’s right to license the KnowledgeSight Software to RCSI is terminated, First Data shall have the right to terminate the provision of the KnowledgeSight Services upon thirty (30) days advance notice to RCSI, or such shorter period of notice as coincides with the termination of First Data’s right to license the use of the KnowledgeSight Software. In such event, First Data shall use Commercially Reasonable Efforts to provide a substitute for the KnowledgeSight Software. If First Data is unable to provide a substitute for the KnowledgeSight Software, RCSI shall receive, if applicable, a reduction in the Processing Fees in the amount of the KnowledgeSight Services it was receiving at the time of such termination.

(e) RCSI will comply fully with the U.S. Export Administration Act and the relevant regulations of the United States Department of Commerce to assure that the KnowledgeSight Software is not used or exported in violation of such Act or regulations or any other relevant United States law.

(f) *** MAKES NO WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE KNOWLEDGESIGHT SERVICES TO BE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ORACLE DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE KNOWLEDGESIGHT SOFTWARE WILL MEET RCSI’S REQUIREMENTS OR THAT THE OPERATION OF THE KNOWLEDGESIGHT SOFTWARE WILL BE ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. IN NO EVENT WILL RCSI HAVE ANY CAUSE OF ACTION AGAINST ***, NOR WILL *** BE LIABLE TO RCSI FOR ANY LOSSES,

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DAMAGES OR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), INCIDENTAL DAMAGES OR PUNITIVE DAMAGES INCURRED OR SUFFERED BY RCSI EVEN IF ORACLE IS INFORMED OF THEIR POSSIBILITY.

2.2	Recovery 1 Services.

(a) In order for RCSI to obtain “Recovery 1 Services” as described in this Section 2.2, First Data shall permit RCSI to use the Recovery 1 Shared Services System software and all human readable user documentation including additions, updates, revisions, corrections and modifications to the foregoing delivered to RCSI from time to time (collectively, the “Recovery 1 Software”) in accordance with the terms and conditions contained herein.
(b) RCSI will access and use the Recovery 1 Software only in conjunction with its internal businesses and only by its personnel or subcontractors. RCSI shall not copy, decompile, reverse compile or reverse assemble the Recovery 1 Software nor transfer, sublicense, rent, lease or assign the same. The provisions set forth in this Section only grant to RCSI a right to use the Recovery 1 Software and in no way grant or convey any rights of ownership.

(c) If First Data’s right to license the Recovery 1 Software to RCSI is terminated, First Data shall have the right to terminate the provision of Recovery 1 Services and RCSI’s license to the Recovery 1 Software upon thirty (30) days’ advance written notice. In such event, First Data shall use Commercially Reasonable Efforts to provide a substitute for the Recovery 1 Software. If First Data is unable to obtain and provide such a substitute, RCSI shall receive, if applicable, a reduction in the Processing Fees in the amount of the Recovery 1 Services it was receiving at the time of such termination.

(d) RCSI acknowledges that the Recovery 1 Software is subject to restrictions and controls imposed under the U.S. Export Administration Act. RCSI certifies that neither the Recovery 1 Software nor any direct product thereof is being or will be acquired, shipped, transferred or re-exported, directly or indirectly, into any country prohibited under such Act or any other applicable laws or regulations.

3.	EVOLVE.

First Data has developed the First Data “Evolve” proprietary suite of products, which includes the “Evolve Customer Service Application,” “Evolve eCustomer Service Application” and “Evolve Collections Application” (collectively, or each, an “Evolve Application(s)”). First Data shall provide the subscribed-to Evolve Applications and license (or sublicense, as applicable) the applicable Evolve Software to RCSI pursuant to the following terms and conditions:

3.1	Definitions

For purposes of the Evolve Applications, unless the context requires otherwise, the following capitalized terms used herein shall have the meanings set forth below:

(a) “Evolve Base Templates” means First Data’s proprietary software templates for the Evolve Applications licensed to RCSI hereunder, specifically excluding any RCSI Modifications.

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(b) “Evolve Software” means (i) the *** Software; (ii) the Evolve Base Templates; (iii) RCSI Modifications; and (iv) all additions, updates, revisions, corrections, enhancements and modifications to the foregoing. First Data reserves the right to modify, enhance, change, or substitute any of the components of the Evolve Software.

(c) “Evolve System” means the Evolve Software and any related documentation, any First Data-supplied interfaces to the First Data System, the distributed systems platform located in the First Data Data Center and any other hardware and software used to provide the Evolve Applications and related services to RCSI, but specifically excluding RCSI Supplied Components.

(d) “First Data Licensors” means *** and any other licensor of third-party software incorporated into the Evolve Software.

(e) “*** Software” collectively means the proprietary software of *** used in connection with or incorporated into the Evolve Applications, including “***” and “***.”

(f) “RCSI Supplied Components” means the hardware and software listed in Attachment 1 to this Exhibit A-5, and such other hardware and software as may be designated by First Data for RCSI’s use of the Evolve Applications. RCSI, at RCSI’s expense, shall procure, install, maintain and upgrade (as necessary) the RCSI Supplied Components.

3.2	License Grant.

(a) First Data grants to RCSI a limited, nonexclusive, and nontransferable right and license, exercisable during the Term, to access and use the Evolve Software, in executable form only, solely as described and for the purposes provided herein and in connection with the Services.

(b) RCSI may use the Pegasystems Software to customize the Evolve Base Templates to modify existing, or develop new, rules, screen presentations, decisioning, workflows or other elements customizable with such Pegasystems Software, as RCSI sees fit for, and solely in connection with its use of, the Evolve Applications (“RCSI Modifications”). RCSI is solely responsible for, and shall at its expense maintain, all RCSI Modifications.

(c) Except for backup and archival purposes, RCSI shall not directly or indirectly copy any of the Evolve Software. RCSI shall reproduce on any such permitted copies all copyright and proprietary notices and legends originally included in the Evolve Software. RCSI shall not:

(i) attempt to reverse engineer, decompile, recompile, disassemble, or modify the Evolve Software or any part thereof except as expressly permitted in 3.2(b), above;

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(ii) publish or disseminate results of benchmark or other testing run on any of the Evolve Software (including on RCSI Modifications);

(iii) enter into an arrangement for timesharing or hypothecation of any of the Evolve Software;

(iv) rent, sublicense, distribute, assign or otherwise transfer any or all of its rights in the Evolve Software to any third party, whether by operation of law or otherwise; or

(v) allow use of the Evolve Software by any other party (except that RCSI may allow RCSI subcontractors access to the Evolve Software provided that such subcontractors agree in writing to comply with the license restrictions under Article 3 of this Exhibit A-5).

(d) The Evolve Software and Evolve System are composed of confidential and proprietary information of First Data and the First Data Licensors, as applicable, and shall be subject to all rights and obligations under Article 14 of the Main Body of the Agreement. Upon any termination of this Agreement, of the provision of the Evolve Applications or of the license or any sublicense to the Evolve Software granted herein, RCSI shall immediately return to First Data any and all copies of the Evolve Software and any related documentation.

(e) First Data or the First Data Licensors, as applicable, shall retain all Intellectual Property Rights in and to the Evolve Software, and any copies, documentation, derivative works thereof subject to Article 7 of the Main Body of the Agreement. First Data and the First Data Licensors reserve all rights not expressly granted to RCSI herein.

(f) The Evolve Software shall not be shipped or used by RCSI outside of the United States without obtaining First Data’s prior written consent; provided, however, that First Data hereby consents to any such shipments to India. If such consent is received, RCSI shall comply with the United States Export Administration Act and all applicable use, export, and re-export restrictions and regulations of the U.S. Department of Commerce or other relevant U.S. agency or authority.

(g) RCSI hereby agrees that it shall utilize the Evolve System and the Evolve Software solely in connection with the servicing of its Designated Accounts, and RCSI shall not utilize the Evolve System and the Evolve Software in connection with the servicing of any other type of product or program offered by RCSI to its clients.

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ATTACHMENT 1

EVOLVE APPLICATIONS

CUSTOMER-SUPPLIED COMPONENTS

RCSI procures and installs the workstations used with its Evolve Applications (the “Customer-Supplied Components”). This Attachment 1 summarizes the minimum requirements for the Customer-Supplied Components.

TYPES OF USERS

The Evolve Applications allow for three (3) types of users to operate, administer, and develop the product as follows: (1) Operator: most basic user, (2) Supervisor/System Administrator: user with additional access privileges and workstation functionality in order to handle supervisor functions (e.g., report generation, queuing and related set-up and workflow management), and (3) Workflow Architect: user with access to additional tools for development and maintenance of workflows for the Evolve Applications.

WORKSTATION REQUIREMENTS

1. Hardware. The following tables show the recommended minimum workstation hardware configurations for the users described above. First Data may reasonably update these minimum requirements as necessary to reflect changes in technology and shall provide timely notice to RCSI in advance of any such update.

Operator/Supervisor/System Administrator (as of 6/00)

CPU	Pentium II or better

Memory	96 MB RAM for Windows NT*

Resolution	Graphics accelerator board – 4 MB video RAM

Disk	I5 MB of free disk space (if all fields on local disk)

Monitor	17-inch monitor, 1024x768 (256 colors)

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Workflow Architect (as of 6/00)

CPU	Pentium II or better

Memory	96 MB RAM for Windows NT*

Resolution	Graphics accelerator board – 4 MB video RAM

Disk	200 MB of free disk space (if all files on local disk)

Monitor	17-inch monitor 1024x768 (256 colors)

2. Software. Each workstation which uses the Evolve Applications requires the following software to be procured and installed by the client: (a) Operating System: Windows NT*, and (b) Browser: Microsoft Internet Explorer 5.0*. For optional 3270 emulation, Customer may use WallData Rumba*, Attachmate Extra!*, or another product of their choice.

EXHIBIT A-6

Future First Data System Architecture CTQs

Directional Statement	Additional RCSI Input
	Additional Description	Need Statement	Examples & Architectural Implications	Other RCSI Comments
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

DISASTER RECOVERY AND BUSINESS CONTINUATION PLANS

EXHIBIT A-7 to the

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

and

FIRST DATA RESOURCES INC.

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

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1.	INTRODUCTION

1.1	Context and Basic Obligations

This Exhibit A-7 describes First Data’s obligations relating to disaster recovery arrangements, plans, processes and procedures (“Plans”) relating to the Services (collectively, “Disaster Recovery Services”). First Data shall follow all of its Plans relating to the Services in existence as of the FAAR Effective Date (which are listed in Attachment 1 to this Exhibit A-7), and as updated from time to time, to enable recovery from any unplanned event or condition affecting First Data that renders RCSI unable to use the Services (a “Disaster”). In addition, First Data’s obligations shall include supporting RCSI’s Plans in existence as of the FAAR Effective Date, and as updated from time to time, relating to the Services (which are listed in Attachment 2 to this Exhibit A-7).

1.2	Maintenance of Disaster Recovery Plans

First Data shall maintain and update its Plans at least annually to reflect any changes to the Services, First Data System and any of its technical components. The Change Control Procedure under the Agreement shall include making updates to both Parties’ Plans as necessary to keep the Plans current.

2.	INVOCATION

After the FAAR Effective Date, the decision to declare a Disaster relating to the Services may be taken by any authorized member of First Data’s Personnel, according to agreed procedures as set forth in the Plans or otherwise agreed upon by the Parties. The Parties shall develop a procedure that will permit designated officers of RCSI to request First Data to declare a Disaster (“Disaster Request”) relating to the Services. RCSI’s designated officers as of the FAAR Effective Date shall be: the (a) Chief Information Officer, (b) Chief Technology Officer and (c) Vice President of IT Service Operations, all of RCSI’s Affiliate GECF-A. The list of designated officers may be amended, from time to time, by written agreement of the Parties. A Disaster Request may be submitted by RCSI when any incident or problem appears likely to result in one (1) or more important parts of the First Data System being unavailable (or only partly available) for a period which RCSI regards as unacceptable. This incident or problem may not necessarily be a sudden or catastrophic failure, but may result from a continuing inability to resolve a problem and restore a service or function of the First Data System. In the event that RCSI submits a Disaster Request, First Data shall review the Disaster Request immediately and inform RCSI of its decision or response within *** hours.

3.	GENERAL OBLIGATIONS OF FIRST DATA

First Data shall undertake a range of ongoing planning and preparation activities (“Pre-Disaster Activities”). In the event of the Disaster Recovery Services being invoked, First Data shall also undertake activities during and after the Disaster (“During Disaster Activities” and “Post-Disaster Activities”). These activities are set forth below.

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3.1	Pre-Disaster Activities

(a)	First Data’s Disaster Recovery Services as set forth in this Exhibit A-7 and elsewhere in Schedule A shall be available twenty-four (24) hours per day, three hundred and sixty five (365) days per year, and can be invoked at any time in accordance with Section 2.

(b)	Conduct periodic risk assessments for all systems (including the First Data System) and Applications;

(c)	Assess the readiness of the network infrastructure and network strategy supporting the Services and its capability for disaster recovery and recommend options to close any identified weaknesses;

(d)	Provide or negotiate access to emergency equipment to the extent necessary (including computers, network connections, accommodation for hardware, and associated facilities) until the resumption of normal services or the availability of replacement equipment;

(e)	Test, through simulation testing, the First Data Plans at least annually;

(f)	Maintain and update the First Data Plans, including detailed procedures, in order to take account of business changes, changes to the Services, and lessons learned from testing of the Plans;

(g)	Work with RCSI to ensure proper coordination of the First Data Plans relating to the Services and RCSI’s Plans, including proper coordination of the obligations set forth in Articles 2, 5 and 6 of this Exhibit A-7;

(h)	Store complete and recent copies of data and First Data Software in secure off-site locations; and

(i)	Proactively manage all relevant third party suppliers, including review and monitoring of suppliers’ disaster recovery plans and testing.

3.2	During -Disaster Activities

(a)	Carry out emergency back-up and shutdown procedures (if situation permits);

(b)	Assess damage;

(c)	Invoke the Plans by declaring a Disaster;

(d)	Establish a control center;

(e)	Establish an operational environment at the emergency facility;

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(f)	Recover and operate systems at the emergency facility (including startup, data restore and scheduling);

(g)	Provide network links from emergency facility to RCSI sites and end users;

(h)	Provide technical support for systems (including the First Data System) and all Applications; and

(i)	Handle communications to and interfaces with all other parties (including end users, IT staff, management and corporate crisis teams). This includes operating a dedicated disaster help desk throughout the Disaster and recovery period. This also includes meeting the requirements of any communication plan provided by RCSI, as provided in Section 8.1 below.

3.3	Post-Disaster Activities

(a)	Carry out migration from emergency environment back to long term operational facilities at refurbished or replacement locations;

(b)	Conduct post-disaster review and implement lessons learned; and

(c)	Communicate as outlined in Article 9 of Schedule B.

4.	SPECIALIST THIRD PARTIES

Where a Plan refers to disaster recovery contracts with specialist third parties or specialist services to be provided by First Data then First Data shall, where appropriate:

(a)	assume responsibility for invoking the services described in those contracts, where appropriate, in the event of a Disaster; and

(b)	assume responsibility for coordinating the delivery of the services described in those contracts, and integrating that delivery with other disaster recovery components.

These obligations with respect to third party specialists apply whether or not the provisions of such third party contracts (such as processes, procedures and responsibilities) are specified in this Exhibit A-7 or elsewhere in the Agreement.

5.	FIRST DATA OBLIGATIONS FOR CRITICAL SYSTEMS AND CRITICAL APPLICATIONS

5.1	Critical Systems and Critical Applications

(a)

Within one hundred-twenty (120) days after the FAAR Effective Date, First Data shall list the critical systems and critical applications relating to the Services and propose disaster recovery preparation standards and procedures (“DR Standards”), including as defined

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below in Section 5.2 and substantially in the format provided as Attachment 3 to this Exhibit A-7. First Data shall present its proposed DR Standards for review by and discussion with RCSI, which shall have the opportunity to propose modifications to the list and proposed DR Standards for a period of thirty (30) days following presentation to RCSI. If the Parties are unable to agree on such list or DR Standards, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution, and failing any such resolution within thirty (30) days following escalation, the dispute shall be subject to Section 20.2 of the Main Body of the Agreement. When the Parties agree to the list and proposed DR Standards, First Data shall prepare an implementation plan capable of meeting the agreed DR Standards (the “DR Implementation Plan”). First Data shall present its proposed DR Implementation Plan for review by and discussion with RCSI, which shall have the opportunity to propose modifications to the DR Implementation Plan for a period of thirty (30) days following presentation to RCSI. The Parties also will document any work that RCSI must perform in connection with the DR Implementation Plan. If the Parties are unable to agree on such DR Implementation Plan, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution, and failing any such resolution within thirty (30) days following escalation, the dispute shall be subject to Section 20.2 of the Main Body of the Agreement.

(b)	Following completion of the list of critical systems and applications and DR Standards as provided in Section 5.1(a), during the first calendar quarter of each year of the Term First Data shall update such list and DR Standards in a form substantially similar to Attachment 3. First Data shall present such updated information for review by and discussion with RCSI, which will have an opportunity to propose modifications to such list and DR Standards for a period of thirty (30) days following presentation to RSCI. The Parties also will document any work that RCSI must perform in connection with disaster recovery planning for the critical systems and critical applications. If the Parties agree to new or increased DR Standards and/or requirements, First Data shall prepare a plan and timeline (with completion dates), within sixty (60) days following such agreement, for meeting the new or increased DR Standards and/or requirements (“DR Modification Plan”). If the Parties are unable to agree on such DR Modification Plan, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution, and failing any such resolution within thirty (30) days following escalation, the dispute shall be subject to Section 20.2 of the Main Body of the Agreement.

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5.2	Disaster Recovery Standards and Procedures for Backing Up Critical Systems and Critical Applications

The DR Standards and procedures to be agreed upon annually pursuant to Section 5.1 shall include the following requirements:

(a)	Recovery. “Recovery” shall mean providing a complete, operational Service (using Alternative Facilities where necessary) ready to begin new business processing. Except as otherwise agreed pursuant to Section 5.1, Recovery also shall mean: (i) restoration of one hundred percent (100%) of functionality and capacity; (ii) performance levels meeting or exceeding the Service Levels agreed for such systems and applications; (iii) online restoration; (iv) user validation; (v) completion of batch process for recovery of back-up data as of date of Disaster; and (vi) readiness of batch process for new cycle.

(b)	Recovery Subject to Limitations. “Recovery Subject to Limitations” shall mean Recovery subject to any limitations, restrictions and/or conditions to functionality, capacity and agreed Service Levels, under which a system or application is planned to operate during a Disaster.

(c)	Recovery Time. “Recovery Time” shall mean the time that elapses from the time of the declaration of a Disaster to Recovery of a system or application, which will not be greater (and in some cases will be less) than *** hours for any critical system or application. Recovery Time shall include the initiation of processing of all activity that took place during the period of service interruption, subject to getting required input files from third party providers (i.e., Associations), as defined by RCSI. In the event RCSI requests such input files from third party providers, all recovery activities shall be completed within *** hours following receipt of such input files.

(d)	Recovery Strategy. “Recovery Strategy” shall mean the methods and procedures being used by First Data to accomplish Recovery.

(e)	Impacts on RCSI. “Impacts on RCSI” shall mean the impacts, if any, of the Recovery Strategy on RCSI’s systems, applications and/or procedures in the event of a Disaster that require RCSI to make changes to its systems, applications and/or procedures to be prepared for a Disaster.

(f)	Simulation Testing. “Simulation Testing” shall mean simulation testing of a Disaster affecting a system or application, together with interconnected systems and applications, including the use of “hot-site” facilities and other emergency equipment and facilities designated by First Data to be used in the event of a Disaster.

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(g)	Simulation Testing Frequency. “Simulation Testing Frequency” shall mean the frequency with which First Data conducts Simulation Testing of a critical system or application.

(h)	RCSI User Participation. “RCSI User Participation” shall mean any requirements for RCSI participation in Simulation Testing of a system or application, and the nature of such participation.

(i)	Back Up. “Back Up” shall mean a complete back up of a system or application performed by First Data pursuant to a regular schedule.

(j)	Back Up Frequency. “Back Up Frequency” shall mean the frequency with which a Back Up is performed.

(k)	Retained Back Ups. “Retained Back Ups” shall mean the number of successive Back Ups, which will be not less than three (3) Back Ups for any critical system or application, retained in Off-Site Storage at all times. “Off-Site Storage” shall mean storage in a facility, no less than thirty-five (35) miles from the facility in which the application or system is housed, which is used by First Data to store Retained Back Ups.

(l)	Back Up Format. “Back Up Format” shall mean the storage format used by First Data to perform a Back Up.

(m)	Off-Site Cycle Time. “Off-Site Cycle Time” shall mean the number of hours, which will be no greater than *** hours for any critical system or application, from the completion of a Back Up to removal of the Back Up from the location of the system or application to the Off-Site Storage.

(n)	Alternative Facilities. “Alternative Facilities” shall mean one (1) or more facilities (which may be owned or leased by First Data), no less than fifty (50) miles from the facility in which the application or system is housed, which houses the Redundant Capability for such application or system.

(o)	Redundant Capability. “Redundant Capability” shall mean hardware and software maintained by First Data at Alternative Facilities that is capable of supporting Recovery of each critical application and system within the Recovery Time.

(p)	Replacement Facilities. “Replacement Facilities” shall mean one or more facilities (which may be owned or leased by First Data), no less than (50) miles from the facility in which the application or system is housed, which is capable of replacing the Alternative Facilities on a permanent basis.

FINAL

5.3	Redundant Capability

First Data shall establish and maintain Alternative Facilities with Redundant Capabilities for all critical systems and applications for immediate use in the event of a Disaster. First Data shall have guaranteed availability to the Alternative Facilities at all times. In addition, First Data shall establish and maintain Replacement Facilities for critical systems and applications and plans to complete transition from the use of Alternative Facilities to Replacement Facilities with Redundant Capability for all critical systems and applications in no more than *** weeks following the declaration of a Disaster.

5.4	Recovery Time

As agreed by the Parties, the specific Recovery Time for certain critical systems and applications shall be shorter than the *** hour Recovery Time for Services in total.

5.5	Disaster Recovery Testing

All critical systems and critical applications shall be fully tested, through Simulation Testing, at least twice during every three hundred and sixty five (365) day period until RCSI verifies satisfactory test results, at which time Simulation Testing will be conducted annually, unless it is otherwise agreed by the Parties that additional testing is required by regulation or mutual evaluation of functionality, infrastructure or that a New Service points toward a need to retest. First Data shall use Commercially Reasonable Efforts to schedule any major infrastructure changes in order to align with scheduled Simulation Testing, in accordance with the Change Control Procedures in Section 9.5 of the Main Body of the Agreement.

5.6	Other Systems and Applications

Each year in the first calendar quarter, First Data shall identify all systems and applications relating to the Services not considered “critical” as provided in Section 5.1. First Data shall present annually its Plans (including back up and recovery strategy) for such non-critical systems and applications in the event of a Disaster. RCSI shall have the opportunity to propose modifications to the list and Plans for such systems and applications. If the Parties are unable to agree on such modifications, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his designee) for attempted resolution, and failing resolution within thirty (30) days following escalation, the dispute shall be subject to Section 20.2 of the Main Body of the Agreement.

FINAL

6.	OTHER REQUIREMENTS

6.1	Participation in Testing

First Data and RCSI shall work closely together to ensure that both Parties’ Plans will permit First Data to achieve the agreed DR Standards. As part of this coordination, First Data and RCSI shall perform annually a joint risk assessment to identify gaps and weaknesses in disaster recovery preparedness. In addition, each Party shall be invited to participate in the other Party’s Simulation Testing relating to the Services. Notice of such testing shall be provided at least ninety (90) days in advance of the scheduled commencement of such testing.

6.2	Updated Disaster Recovery Plan Information

First Data and RCSI shall provide each other with updated Plans relating to the Services at least annually. In addition, each Party shall make the results of its Simulation Testing for systems and applications relating to the Services available for review by the other Party.

6.3	RCSI Communication Plan

RCSI shall be responsible for providing First Data with a communication plan that will permit First Data to provide RCSI with appropriate communication in the event of a Disaster.

6.4	Audit Rights

First Data and RCSI shall have the right to audit each other’s performance of its obligations under this Exhibit A-7.

7.	FIRST DATA COMPLIANCE WITH DISASTER RECOVERY SERVICE LEVELS AND PROCEDURES

7.1	DR Implementation Plan

First Data recognizes that its failure to complete and implement the DR Implementation Plan as described above in Section 5.1(a) may have a material adverse impact on the business and operations of RCSI and that the damage from First Data’s failure to meet such DR Implementation Plan is not susceptible of precise determination. Accordingly, in the event that First Data fails to complete and implement in all material respects the DR Implementation Plan within eighteen (18) months following the FAAR Effective Date, for reasons other than the wrongful actions of RCSI or circumstances that constitute a Force Majeure Event under the Agreement, then in addition to any non-monetary remedies available to RCSI under this Agreement, at law, or in equity, RCSI may, in lieu of pursuing other monetary remedies, elect to recover as its sole and exclusive monetary remedy for such failure the credits specified in this Section 7.1 as liquidated damages; provided, however, that this provision shall not limit RCSI’s right to recover any other monetary damages in the case of its termination of this Agreement under Section 21.1(b) of the Main Body of the Agreement.

FINAL

The liquidated damages for purposes of this Section 7.1 shall equal:

*** of the total Charges paid to First Data under this Agreement (excluding Pass-through Expenses) for the prior three hundred and sixty five (365) days on a monthly basis until First Data completes and implements the DR Implementation Plan in all material respects.

7.2	DR Modification Plan

First Data recognizes that its failure to complete and implement any DR Modification Plan as set forth in Section 5.1(b) above may have a material adverse impact on the business and operations of RCSI and that the damage from First Data’s failure to meet any such DR Modification Plan is not susceptible of precise determination. Accordingly, in the event that First Data fails to complete and implement in all material respects any DR Modification Plan within three (3) months following the agreed upon completion date for such DR Modification Plan, for reasons other than the wrongful actions of RCSI or circumstances that constitute a Force Majeure Event under the Agreement, then in addition to any non-monetary remedies available to RCSI under this Agreement, at law, or in equity, RCSI may, in lieu of pursuing other monetary remedies, elect to recover as its sole and exclusive monetary remedy for such failure the credits specified in this Section 7.2 as liquidated damages; provided, however, that this provision shall not limit RCSI’s right to recover any other monetary damages in the case of its termination of this Agreement under Section 21.1(b) of the Main Body of the Agreement.

The liquidated damages for purposes of this Section 7.2 shall equal:

*** of the total Charges paid to First Data under this Agreement (excluding Pass-through Expenses) for the prior three hundred and sixty five (365) days on a monthly basis until First Data completes and implements such DR Modification Plan in all material respects.

7.3	Pre-Disaster Activities

First Data recognizes that its failure to comply at all times during the Term with the requirements set forth in Section 3.1 above may have a material adverse impact on the business and operations of RCSI and that the damage from First Data’s comply with such requirements is not susceptible of precise determination. Accordingly, in the event that First Data at any time during the Term fails to comply with the requirements set forth in Section 3.1, RCSI shall provide written notice to First Data of such non-compliance. If within three (3) months after receipt of such notice, First Data fails to be in compliance with its obligations under Section 3.1 in all material respects, for reasons other than the wrongful actions of RCSI or circumstances that constitute a Force Majeure Event under the Agreement, then in addition to any non-monetary remedies available to RCSI under this Agreement, at law, or in equity, RCSI may, in lieu

FINAL

of pursuing other monetary remedies, elect to recover as its sole and exclusive monetary remedy for such failure the credits specified in this Section 7.3 as liquidated damages; provided, however, that this provision shall not limit RCSI’s right to recover any other monetary damages in the case of its termination of this Agreement under Section 21.1(b) of the Main Body of the Agreement.

The liquidated damages for purposes of this Section 7.3 shall equal:

*** of the total Charges paid to First Data under this Agreement (excluding Pass-through Expenses) for the prior three hundred and sixty five (365) days on a monthly basis until First Data is in compliance with the requirements set forth in Section 3.1 above in all material respects.

7.4	Cumulative Liquidated Amounts

For any particular month, the liquidated damage amount assessed under this Article 7 shall not exceed *** of the total Charges paid to First Data under this Agreement (excluding Pass-Through Expenses) for the prior three hundred and sixty-five (365) days.

ATTACHMENT 1

FIRST DATA DISASTER RECOVERY PLANS

Business Continuity

Executive Summary

Chandler Data Center

October 2002

Business Continuity

Executive Summary

Introduction	3
First Data Recovery Strategy	4
Summary	12
Appendices	14

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Introduction

Minimizing the Consequences of a Disaster or Service Outage

An effective corporate and technical business continuity strategy can lessen the impact on a company’s finances and operations should a disaster strike or service be disrupted.

This Executive Summary offers an overview of First Data Resources’ internal business recovery strategy and methodology which is fully supported by the senior management and Board of Directors of First Data Corporation.

Each Business Continuity Plan identifies procedures needed to restore operations at First Data after an adverse event. The plans are designed to reestablish all critical business functions, including data centers and telecommunications networks.

Business Continuity Department Plans Ahead

At First Data, the Business Continuity Planning Department manages the company’s business continuity efforts. Special precautions are taken to protect the Data Centers, which house First Data’s main computer systems.

As an annual requirement, Data Center personnel test procedures to ensure the recoverability of a Data Center following a disaster. The results of the Chandler Data Center exercise are included in Appendix A of this summary.

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First Data Recovery Strategy

Business Continuity Planning: A Timely Initiative

To provide quality business continuity services for clients, First Data Resources starts with a recovery strategy for each of its critical business units.

The goal: To return First Data operations to normal as soon as possible and provide interim services after a disaster or other serious service disruption has occurred.

The first step of the strategy is the creation and rehearsal of a well-documented and structured plan. By creating a plan —- and then exercising it — individual business units can minimize the impact of a disruption.

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First Data’s Business Continuity Planning Department

The Business Continuity Planning Department ensures that current, viable continuity plans are in place. The Department helps individual units within First Data develop and maintain their plans, and works with them to:

•	review and categorize potential risks

•	identify critical functions

•	develop and exercise effective recovery plans that are approved and supported by management

•	inform senior management and the Board of Directors annually of First Data’s ability to recover from a disaster

Accountable for the overall management of these plans, the Business Continuity Planning Department also:

•	creates business impact analyses

•	tracks updates

•	conducts audits

•	monitors exercises

•	serves as a central repository for all business continuity documentation

•	acts as liaison, for Business Continuity issues, between First Data Business units, senior management, and internal and external agencies

The Business Continuity Planning organization is a catalyst for ensuring the continuous delivery of products and services by First Data business units. The Business Continuity Planning process entails the identification of risk and single points of failure, plan development, implementation of procedures that mitigate these risks communication, and the monitoring of practices that assure customer satisfaction and ongoing industry leadership.

Each business unit must develop a business continuity plan based on known risks and recovery requirements. The standard First Data Business Continuity plan is outlined in Appendix B.

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Assumptions Behind the Plan

Each plan is built around four basic assumptions:

•	Worst-case Interruption – Affected First Data facilities would be totally unusable with no salvageable equipment, records, data, documentation, etc.

•	Vital Business Records – Records that would be irreplaceable or essential in recreating the business operations are backed up and stored offsite. Records stored offsite would be sufficient to reestablish the critical business functions of First Data.

•	File Backup – All data files required to recover computer operations are backed up on a regular basis and shipped to off-site storage.

•	Localized Disruption – The disruption would impact specific FDR facilities.

Assisting the Business Continuity Planning Department is the Business Continuity Planning Committee, which consists of key members from critical operating units.

Committee members are responsible for:

•	auditing critical plans

•	participating in exercise evaluations

•	providing guidance and serving as liaison between FDR business units and the BCP Department

•	assisting with the annual BCP Coordinator Conference

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A Thorough Review/Exercise Regimen

A minimum of twice a year, each business unit reviews and updates its business continuity plan. Annually, each plan is thoroughly exercised. The Business Continuity Planning Department monitors those exercises to ensure their consistency.

Plans are evaluated to ensure that not only is each plan current, but that vital records can be retrieved and recovery procedures are implemented under realistic conditions.

Established procedures provide the framework for each exercise and are documented on a standardized form. The Business Continuity Planning Department evaluates the exercise results and shares them with the Business Continuity Committee. Quarterly, First Data executive management is provided a report that details the status of all BCP plans and exercises.

Exercises Strive for Realism – Without the Risks

Whenever possible, full-scale exercises are conducted. If operations can be disrupted, the environment is made to simulate actual events. Naturally, every precaution is taken not to disrupt our customer’s business operations.

To make sure each plan is available to those who need it, copies are stored at multiple off-site locations, including the Business Continuity Planning Department.

Backup is Built-in

Because of its size, First Data has numerous facilities that are geographically separated and provide redundant capability. Often, critical business functions are performed at more than one site—providing a built-in backup.

In the event of a disaster, alternate facilities have been designated to provide space and/or equipment for each business unit.

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Data Center Recovery Strategy:

Building Safety in Before the Crisis

From the onset, First Data recognized the need to restore its Data Centers to normal operations as quickly as possible after a disruption. Data processing and telecommunications network recovery plans are maintained and exercised annually. Objectives include, but are not limited to, ensuring that the following would be operational after a disaster affecting the Data Center:

Platforms:	Mainframe, Tandem S76000, IBM RS/6000, Sun E15000, Dell 6400
Applications Systems:	Critical Applications
On-line Telecommunications:	Major components (carrier services, hardware, and software)

In fact, the Data Centers were built to withstand the most extreme risk factors; many safeguards were incorporated into the buildings’ designs. (See Appendix C for a description of the Omaha Data Center, Appendix D for the Chandler Data Center, and Appendix E for the CommSite 2 Data Center.)

Other safeguards involve procedures and processes, such as:

•	Critical systems backup files are transported to a secured records management vault near the recovery hot-site

•	Critical application backup files are transported daily to a secured records management vault, by bonded employees, five miles or more from the main Data Centers

•	Daily, weekly, and monthly tape backups are controlled by a Tape Management System

•	A physical audit of the off-site storage vault is performed at least quarterly to ensure proper data rotation

•	First Data has contracted with a recovery service organization for backup Data Center facilities. Data-processing and telecommunications equipment at these facilities enable critical computer operations to be restored

•	Off-site files are used for exercising both the operating system and applications from a previously run cycle. The cycle is restored at our recovery facility, separated from the live production environment

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Recovery Objectives

Following a disaster, our recovery objective is to restore operational infrastructures and client critical applications and begin running our first recovery cycle within 48 hours.

Getting Back On-line Fast

Once the official declaration has been issued, Emergency Management Teams will recreate the software and network environment for applications currently on the system. Their assignments will be to reestablish:

Critical Systems:

•	operating system

•	DASD configuration

•	catalog structure

•	third party software

•	CICS regions

•	data security

•	telecommunications network

•	data communications

•	data center operations

•	client databases

Critical Applications:

•	application processing

•	merchants

•	chargeback/retrievals

•	authorizations

•	non mons

•	cardholder processing

•	collections

•	security

•	CIMS

•	statements

•	embossing

Turning Plans Into Actions

In the event of a disaster, it’s the responsibility of the Business Unit Recovery Team to put their plan into action. Each plan includes vital information about team members and clearly defined recovery steps to follow.

The Recovery Team Leader must constantly update the corporate Incident Management Team: the focal point for helping affected units restore operations. Established at the corporate level in one of two existing Command Centers, the Incident Management Team coordinates the key elements of business resumption, including:

•	assessment

•	restoration

•	internal/external communications

•	human resources

•	administrative support

•	facility security

•	telecom support

•	risk management

Damage Assessment

The Assessment/Restoration team from the Incident Management Team, or the Data Center Damage Assessment Team in a Data Center disaster, assess the affected area. These teams determine if operations can be resumed or must be moved to the designated alternate site. They also help assure that restoration is achieved with minimal impact on business operations and within specified time frames. The Assessment/Restoration Team will report their findings to the

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Recovery Team, which, in turn, regularly reports the status of the recovery to the Incident Management Team. The Incident Management Team provides the following additional support to the recovery effort:

Getting the Word Out

Incident Management Team communications specialists coordinate all communications to employees, their families, customers, and the news media. They are positioned at both the disaster site and the Command Center.

10

Focusing on the Human Factor

Human Resources Team members are responsible for the well-being of employees. Together with the Communications Team leader, Human Resources Team members prepare recovery updates for employees.

Human Resources Team members, positioned at both the disaster site and within the Command Center, help answer employee questions, resolve safety and health concerns, coordinate staffing issues, distribute emergency funds, and provide other support services.

Helping the Incident Management Team Help Clients

Administrative Support Team members provide initial setup and ongoing support for the Incident Management Team. Risk Management coordinates legal and insurance issues. Business Continuity Planning works with Contracts and Strategic Sourcing to initiate vendor contacts. Security Team members are responsible for insuring that additional security is dispatched to the appropriate locations, as required. Telecom Team members coordinate the recovery of First Data’s networks.

If a disaster at a First Data facility threatens to disrupt service to our clients, First Data’s Client Service Representatives will inform the clients assigned to them. These contacts are coordinated through the Incident Management Team to assure the most current information is available.

The corporate Incident Management Team reviews and tests its emergency activation procedures semi-annually. That way, it can ensure that the business units would be supported and the company could recover.

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Summary

First Data Business Continuity Planning minimizes the consequences of a disaster or service outage. This is accomplished through a well-documented, highly structured plan for:

•	identifying potential risks

•	minimizing worst-case interruption damage

•	providing critical backup of key files and facilities

•	duplication and off-site storage of vital business records

At First Data, successful business continuity planning consists of several factors:

•	a Business Impact Analysis to study and analyze functions that will be considered in the recovery process

•	business recovery plans that are routinely exercised and updated

•	methodology behind the plan that is routinely evaluated

For more information about First Data Business Continuity Planning, contact your Client Services Representative or the Response Center at (800) 337-1222.

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Notice

This executive summary is a general overview of First Data’s strategy and methodology for Business Continuity.

Nothing in this document shall be construed as creating a new, amended or modified agreement between First Data Resources and its clients. Any liability of First Data for failure to comply with this Business Continuity Executive Summary shall be determined solely in accordance with the terms and conditions of the written service agreement(s) previously entered into by First Data and its client(s).

THIS DOCUMENT CONTAINS CONFIDENTIAL PROPRIETARY INFORMATION OF FIRST DATA RESOURCES INC. DISCLOSURE, DUPLICATION, USE OR ANY PROMOTION OF THE CONTENTS OF THESE MATERIALS MAY NOT BE MADE WITHOUT THE EXPRESS WRITTEN CONSENT OF FIRST DATA RESOURCES, INC.

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Appendix A

Chandler BCP Exercise

Results by Objectives

October 2002

Overview

FDR’s Chandler BCP Exercise was conducted from 7:30amCST on Sunday, October 27th through 3:30pmCST on Thursday, October 31st (104 hours). This test used SunGard’s Las Colinas facility in Irving, TX (Mainframes). This was the inaugural use of FDR’s CommSite2 facility in Omaha, NE. The following platforms (applications) were supported from CommSite2 in this exercise:

•	IBM (CMC)

•	IBM (AIX / ODS)

•	Sun (Chronicle)

•	Sun (Evolve)

•	Dell (NT / Decision Quest)

Three FDR personnel traveled to SunGard’s Las Colinas facility to oversee the tape handling support for the exercise.

The BCP objectives and the results against those objectives, are documented below:

Pretest Objectives

•	Certify CommSite2 is ready for the exercise.

Completed as planned.

•	For recovery of the operating system at SunGard’s Las Colinas facility, use backup tapes (October 12-13, 2002) that were pre-positioned at Iron Mountain in Lewisville, TX.

Completed as planned.

•	Application tapes (created during the night of October 14, 2002), and scratch tapes to be delivered from the Chandler vault to SunGard in Las Colinas by chartered truck.

Completed as planned.

•	Inventory and stage all exercise tapes.

Completed as planned.

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Test Objectives

•	Establish connectivity and console support from SunGard via channel attached controllers at the Remote Operations Center (CommSite2).

Completed on schedule.

•	Initialize DASD environment and restore system volumes in Las Colinas using FDR turnkey procedures.

Completed on schedule

•	Load silos with designated exercise and scratch tapes.

Completed on schedule.

•	Restore the MVS Operating System and associated third-party software products in Las Colinas.

Completed on schedule.

•	Rebuild GDG bases; restore and verify status of catalogs.

Completed on schedule.

Establish IP connectivity on the SunGard hosts and the CMC to facilitate multiple access, inclusive in the FDR network.

Completed on schedule.

•	Establish OSA ATM Configuration at SunGard’s Las Colinas facility.

Completed on schedule for two of the three processors – issues with OSA ATM on the third processor had no impact to the overall timeline.

•	Establish OSA ATM Configuration at CommSite2

Completed on schedule between CommSite2 and two of the three Las Colinas processors – issues with OSA ATM on the third processor had no impact to the overall timeline.

•	Restore the front-end processor supporting terminal and transaction access at CommSite2.

Objective was dropped due to change in client requirements.

•	Restore all primary online regions supporting credit card applications and services needed for cycles F and N.

Completed on schedule.

•	Restore all application-required libraries (source code, object code, JCL, control card, font, DELETE/DEFINE, SYSREEL, and FJAM; also all libraries used as a JOBLIB or STEPLIB in any production PROC).

21 libraries were missed, but recreated by alternate means without impact to the overall timeline.

•	Restore source, object code, JCL, control cards and font for the Endevor system.

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Completed on schedule.

•	Restore the DB2 operating system.

Completed on schedule.

•	Restore VTAM, File transmission software, and TCP/IP at SunGard’s Las Colinas facility and CommSite2.

Completed on schedule.

•	Restore the IDP system.

Completed on schedule.

•	Restore MQ Series.

Completed on schedule.

•	Restore DB2 data base applications for cycles F and N.

Completed on schedule.

•	Restore critical application online files for cycles F and N.

Completed on schedule.

•	Verify online environment for cycles F and N.

Completed on schedule.

•	Establish connectivity to allow participating clients to perform their stated objectives.

Completed on schedule.

•	Assist all participating clients in performing their stated objectives.

Completed on schedule.

•	Restore RS/6000 platform for ODS.

•	AIX operating system and ODS application.

•	Verify connectivity and functionality.

Completed on schedule.

•	Restore Dell 6400 platform for Decision Quest.

•	NT operating system.

•	SQL Server databases.

•	Applications and verify functionality.

Completed on schedule

•	Restore Sun E1 5000 platform for Chronicle. ☐ Solaris operating system.

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•	Oracle databases.

•	Verify the Chronicle environment.

Completed on schedule.

•	Restore Sun platform for Evolve.

•	Solaris operating system.

•	Oracle databases.

•	Verify the Evolve environment.

Completed on schedule.

•	Restore all application batch files for F and N cycles.

Completed on schedule.

•	Establish the (application) encryption process.

Completed on schedule.

•	Establish connectivity with MasterCard and receive file transmission for processing Cycle F.

Completed on schedule.

•	Establish connectivity with Visa and receive file transmission for processing Cycle F.

Completed late due to firewall issues at Visa, but without impact to the overall timeline.

•	Process F and N cycles.

Cycles were processed through critical path.

•	Produce statement files from Cycle F batch.

Completed on schedule.

•	Produce embossing files from Cycle F batch.

Completed on schedule.

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Appendix B

First Data Business Continuity Model Plan

The Business Continuity Model Plan is a standard recovery plan with established steps and responsibilities for recovering business unit activities.

Each plan, customized to fit the needs of an individual business unit, consists of the appropriate portions of the following stages:

Stage 1	Immediate Response and Notification
Section 1.1 – Immediate Response

Stage 2	Proceed with Critical Notifications
Section 2.1 – Plan Activation Time Line

Stage 3	Establish Alternate Site
Section 3.1 – Establish Operations at Alternate Site
Section 3.2 – Obtain Necessary Alternate Site Materials

Stage 4	Restore Support Services
Section 4.1 – Restore Operations Support Functions
Section 4.2 – Evaluate Initial Recovery Restoration Expenses

Stage 5	Manual Processing Procedures
Section 5.1 – Begin Manual Processing

Stage 6	Recover Critical Business Functions
Section 6.1 – Resume Business Functions

Stage 7	Interim Site Migration
Section 7.1 – Move Operations to Interim Site

Stage 8	Return to Home Site
Section 8.1 – Move Operations to Home Site

Stage 9	Appendices
Section 9.1 – Documents Prepared in Advance
Section 9.2 – Forms Used Following an Emergency
Section 9.3 – Special Procedures and Attachments

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Appendix C

Omaha Data Center

Physical Characteristics

The Data Center was built to minimize the impact of a significant service disruption caused by a disaster or other event. The most extreme risk factors were taken into account and safeguards were created to withstand them.

The Data Center is comprised of three computer room areas in two separate facilities. The 7305 facility was built with reinforced concrete walls. The 7301 facility, located in an abutting structure, was designed as a “hardened site.” It can withstand winds up to 200 mph, earthquakes, and other disasters. The first floor of this second facility, which houses the central computer room, is primarily underground and is surrounded by 12 inches of reinforced concrete.

Other safeguards in place at the Data Center are listed below, by category.

Security of Physical Environment

•	Staffed 24 hours-per-day, 7 days-per-week

•	Perimeter fencing controls access to the building from walking traffic; limits the ability of vehicles to get close to the building

•	Protected by on-site security guards 24 hours-per-day, 7 days-per-week

•	Constant video monitoring of critical operations, entries, and exits by security guards

•	Extensive card key and hand scan access requirements restrict access to the building, Data Center and powerhouse

•	Bullet-proof observation glass from hallway to Data Center

•	Commercial electrical power is supplied from 2 independent public utility feeds with isolated utility transformers

•	Multiple Uninterruptible Power Supply (UPS) systems are in place to protect the Data Centers from power interruptions and ensure power quality. Static Switch Computer Power Centers (CPC), in each Data Center, automatically switch between two UPS power sources in the event of total UPS system failure

•	Multiple stand-by generators are capable of starting and supporting Data Center loads within 20 seconds in the event of a power outage. All systems and components required to run the generators, including the generators themselves, are redundant. On-site fuel supplies enable the generators to operate for a minimum of 48 hours. Generators are housed in two separate rooms to maintain system isolation.

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•	Johnson Control Metasys System monitors all critical systems and environmental conditions. This system also informs on-site engineers of alarms and failures of systems and components

•	Data Centers have independent fire alarm systems with addressable smoke detectors. FM200 fire suppression systems are in place on tape silos. Double interlock-preaction systems are in place for the data center and powerhouse

•	Fire wall separating the two Data Center computer facilities from the formal office space

•	Cooling for the Data Centers is handled by multiple computer air conditioners. The chilled water needs of the Data Center are met by multiple centrifugal chillers, one of which is present for redundancy. All equipment to support the chilled water needs are redundant in number. A private well backs up City water used for cooling.

•	Sub-drainage system below the concrete first floor of the second facility for groundwater control. Drainage system in the foundation consists of two concrete slabs separated by eighteen inches of crushed rock.

•	Under-floor water detection system monitored 24 hours-per-day, 7 days-per-week

Hardware Backup and Redundancy

•	Multiple Central Processing Units

•	Multiple communication controllers in separate data centers

•	Multiple disk units

•	Multiple Tandem controllers in separate data centers

•	Multiple system consoles

•	Multiple tape drives in separate data centers

Hardware Maintenance

•	Preventative maintenance performed on routine basis

•	First Data maintenance personnel available 24 hours-per-day, 7 days-per-week

•	Maintenance personnel from major hardware vendors on site 8 hours-per-day, 5 days-per week, and available on call after hours

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Telecommunications

•	Customer Service Center monitoring the network 24 hours-per-day

•	Local fiber ring facilities providing protected access with separate entrance points into the building

•	Local access carrier with diversified routes providing alternate connectivity to long-haul carriers

•	Multiple long-haul carriers and Points of Presence providing alternate nationwide voice and data routing capabilities

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Appendix D

Chandler Data Center

Physical Characteristics

The Chandler Data Center, which is located approximately 10 miles southeast of Sky Harbor airport in Phoenix, AZ, is an 83,000 square foot facility designed to endure perils such as earthquakes, windstorms, and flooding. The basic design of the facility is such that no single device can cause an interruption to data processing.

Security of Physical Environment

•	Staffed 24 hours-per-day, 7 days-per-week

•	Protected by on-site security guards 24 hours-per-day, 7 days-per-week

•	Extensive access restrictions for gaining entrance

•	Two redundant automatically switchable utility feeds, capable of supporting all electrical needs for the facility, entering the building from different locations

•	Stand-by generators are capable of starting and supporting Data Center loads within 20 seconds in the event of a power outage. All systems and components required to run the generators, including the generators themselves, are redundant. On-site fuel supplies enable the generators to operate for a minimum of 48 hours. Generators are housed in two separate rooms to maintain system isolation.

•	Multiple Uninterruptible Power Supply Systems (UPS) are in place that are redundant and allow loads to be automatically and instantaneously transferred to an alternate power supply

•	Redundant city water mains on each side of the Data Center

•	Cooling for the Data Center is handled by multiple computer air conditioners. The chilled water needs of the Data Center are met by multiple centrifugal chillers, one of which is present for redundancy. All equipment to support the chilled water needs are redundant in number.

•	Addressable smoke detection system in the Data Center (includes the mechanical and office areas). FM200 fire suppression systems are in place for the silos. Sprinkler systems in place for all areas

•	Johnson Control Metasys System monitors all critical environmental conditions. This system also informs on-site engineers of alarms and failures of systems and components

•	Under floor water detection in raised floor area of data center

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Hardware Backup and Redundancy

•	Multiple Central Processing Units (CPUs)

•	Multiple disk units in separate areas

•	Multiple system consoles in separate areas

Hardware Maintenance

•	Preventive maintenance performed on a routine basis

•	FDR maintenance personnel available 24 hours-per-day

•	Maintenance personnel on call 24 hours per day

Telecommunications

•	Customer Service Center monitoring the network 24 hours-per-day

•	Local fiber ring facilities providing protected access with separate entrance points into the building

•	Local access carrier with diversified routes providing alternate connectivity to long-haul carriers

•	Multiple long-haul carriers and Points of Presence (POPs) providing alternate nationwide voice and data routing capabilities

23

Appendix E

CommSite 2 Data Center

Physical Characteristics

The CommSite 2 Data Center facility is a 52,000 square foot building supporting 25,000 square feet of raised floor. The facility is designed and constructed with steel reinforced concrete walls and roof to be a “hardened site” that can withstand a 200 mph impact, earthquakes, and other disasters. The infrastructure design is such that no single electrical or mechanical device can cause an interruption to the operation of the equipment on the raised floor.

Security of Physical Environment

•	Supported 7x24 by the Data Center engineering staff

•	Perimeter fencing controls access to the building from walking traffic; limits the ability of vehicles to get close to the building

•	Protected by on-site security guards 24 hours-per-day, 7 days-per-week

•	Constant video monitoring of critical operations, entries, and exits by security guards

•	Extensive card key access requirements restrict access to the building, Data Center and infrastructure equipment.

•	Commercial electrical power is supplied from 2 independent public utility feeds with isolated utility transformers

•	Multiple Uninterruptible Power Supply (UPS) systems are in place to protect the Data Center from power interruptions and ensure power quality. Static Switch Computer Power Centers (CPC), automatically switch between two UPS power sources in the event of total UPS system failure

•	Multiple stand-by generators are capable of starting and supporting Data Center loads within 20 seconds in the event of a power outage. All systems and components required to run the generators, including the generators themselves, are redundant. On-site fuel supplies enable the generators to operate for a minimum of 48 hours.

•	Johnson Control Metasys System monitors all critical systems and environmental conditions. This system also informs on-site engineers of alarms and failures of systems and components

•	Addressable smoke detection system. Double interlock-preaction systems are in place for the data center and powerhouse. Sprinkler system in place for all areas.

•	Fire wall separating the Data Center computer facility from the formal office space, electrical and mechanical rooms.

24

•	Cooling for the Data Center is handled by multiple computer air conditioners. The chilled water needs of the Data Center are met by multiple centrifugal chillers, one of which is present for redundancy. All equipment to support the chilled water needs are redundant in number. A private well backs up City water used for cooling.

•	Under-floor water detection system monitored 24 hours-per-day, 7 days-per-week

Hardware Mainte nance

•	Preventative maintenance performed on routine basis

•	First Data maintenance personnel available 24 hours-per-day, 7 days-per-week

•	Maintenance personnel from major hardware vendors are available on call all hours

Telecommunications

•	Customer Service Center monitoring the network 24 hours-per-day

•	Local fiber ring facilities providing protected access with separate entrance points into the building

•	Local access carrier with diversified routes providing alternate connectivity to long-haul carriers

•	Multiple long-haul carriers and Points of Presence providing alternate nationwide voice and data routing capabilities

25

ATTACHMENT 2

RCSI DISASTER RECOVERY PLANS

GE Consumer Finance Americas

IT Business Continuity Statement

Introduction:

Ensuring the recovery of our client’s critical business functions in the event of a processing disruption to our Alpharetta data center is of critical importance to the GE Consumer Finance US & Canadian Management Team. Partnering with IBM Global Services, First Data Resources, and SunGard Recovery Services, we have addressed every facet of our critical operating systems (mainframe, midrange, e-business, and telecom).

Strategy:

Our recovery methodology is to recover the business critical systems at the “Hot Site” facilities within 48 hours of the declared disaster. IBM recovers our mainframe at the IBM BCRS facility in Gaithersburg, Maryland. We are contracted with SunGard Recovery Services to recover our critical midrange servers in Philadelphia, PA and our Tandem recovery site is located at the IBM facility in Research Triangle Park, North Carolina. During the interim period, our “Hot Site” Tandem environment will continue to process point-of-sale transactions. This capability allows our clients to continue processing credit card transactions during a declared outage to our main systems.

Each year we conduct bi-annual ‘Hot Site’ tests to prove our disaster readiness. Successful testing is key to proving true business recovery and continuity.

Preparing for the Worst:

In an effort to prepare our business for a disaster, we spend numerous hours planning and executing tests. Part of the testing is to examine the safeguards for recovery. These safeguards include:

•	Ensuring that all critical data required to restore the key applications is identified for off-site storage at Recall America located in Atlanta, Georgia and an inventory of vital records is maintained also at Recall America.

•	Transporting daily critical systems and application backup files to a secured records management vault at Recall America by bonded employees, from the main Data Center in Alpharetta, Georgia. Off-site files are used for exercising both the operating system and applications from a previously run cycle. The cycle is restored at our hot-site facility, which is separate from the live production environment.

•	Controlling daily, weekly, and monthly tape back-up iterations to Recall America.

•	IBM physically audit’s each month to ensure proper data rotation and GE Consumer Finance verifies the proper data rotation through online verification.

•	Maintaining GE Consumer Finance US & Canada contracts with recovery service organizations, IBM and SunGard Recovery Services for hot-site facilities. Data processing and telecommunication equipment at these facilities enables critical computer operations to be restored.

•	Ensuring operating procedures are updated and current.

•	Maintaining current network configuration and strategy for recovery.

•	Addressing changes in hardware or software requirements for business functions.

•	Ensuring currency of all Business Recovery Documentation, which is maintained online and also stored offsite with our tapes at Recall America located in Atlanta.

2

•	Maintaining updated contact information for all parties including client contacts, application contacts, vendors, and technical specialist contacts for all parties (GE Consumer Finance US & Canada, IBM, and FDR). This information is maintained online and also stored offsite with our tapes at Recall America.

•	Conduct testing at least twice a year.

Documentation:

As with any contingency plan, documentation is key. GE Consumer Finance US & Canada has thoroughly documented application recovery procedures. Audits of this documentation are conducted at least twice a year to ensure synchronization with the production environment. In addition, as part of the internal change control process, all application groups are required to address Business Recovery requirements with any production change. These groups must also modify their recovery documentation when such changes are made.

IBM Global Services (IGS) also maintains a “Disaster Recovery Plan” for the Alpharetta Data Center. This plan outlines the recovery of GE Consumer Finance US & Canada’s Operating Environment for the mainframe systems and telecommunications connectivity. This plan also outlines the IGS recovery strategy.

First Data Resources (FDR) similarly maintains a “Business Continuity” document. As with the IGS plan, this document outlines the FDR recovery strategy. This document includes FDR notification procedures and recovery guidelines.

“Hot Site” Tandem:

The GE Consumer Finance US & Canada Management team has successfully addressed the most pressing client concern, “what happens when one of our customers swipes a card at the register and GECF – US & Canada is experiencing an outage or disaster?” To address this concern, we purchased an additional Tandem machine. This Tandem is an exact clone of the Tandem currently in production at the Data Center.

The “Hot Site” Tandem is located in Raleigh, North Carolina. It has the capability to connect to each client currently processing on the production Tandem platform. This Tandem receives daily uploads from the production environment to maintain data integrity. It has the capability of processing point-of-sale transactions during the period our mainframe, midrange, and telecom environments are being re-stored.

This Tandem is available for processing 7X24X365. We have invested in this contingency because we understand how critical point-of-sale processing is to our business.

Testing:

GE Consumer Finance US & Canada is committed to testing its Business Recovery procedures at regular intervals of twice a year to guarantee recoverability for its clients. Our testing philosophy incorporates the mainframe, midrange, e-business, tandem, and network environments. Before each

3

test, the Business Recovery Team conducts an audit of all documentation to ensure currency. After each test, the Business Recovery Team determines areas of improvement to streamline the recovery process.

Each year we conduct, at a minimum, two ‘Hot Site’ tests per year. As our business changes, our Business Recovery procedures are also updated to reflect the changes. We will strive to always improve our recovery measurements. We are constantly examining alternative ways to improve our recovery times to help minimize data loss for our clients.

An Actual Disaster:

The purpose of this section is to outline what would occur in the event of an actual disaster. The definition of a “disaster” is as follows:

•	A service providing support to a critical business function fails.

•	It is determined the service cannot be restored before the point it becomes vital to the business.

These things may occur due to natural disasters, bomb threats, power outages, or other situations, which render the primary environment inoperable.

In the event of a disaster in the normal processing environment, the first step would be to notify key parties that a disaster has occurred. This would include contacting all clients. This will happen within two hours after a disaster is declared.

The next step is to determine whether or not to activate the “Hot Sites.” This decision will be made less than 6 hours from the event causing the “disaster” scenario. At this point, the Recovery Team will be mobilized and preparations will be made to restore production systems at the hot site locations.

Our goal is to have our critical production systems recovered within 48 hours of a formally declared disaster. Our recovery sequence focuses on restoring the business applications in the following priority: 1) Point of Sale, 2) Daily Online and Batch Applications, 3) Weekly, Monthly, Semi-yearly and Yearly Applications.

Summary:

GE Consumer Finance US & Canada, and our vendors, will continue to plan for the worst. Our goal is to minimize the consequences of a disaster or services outage. This is accomplished through a well-documented, highly structured, and tested plan for:

•	Minimizing worst-case interruption damage

•	Providing critical backup of key files

•	Duplication and off-site storage of vital business records.

Successful Business Recovery planning consists of several factors:

•	On-going analyses to study and analyze functions that are considered critical in the recovery process.

•	Business recovery plans that are routinely audited, exercised, and updated.

•	Methodology behind the plan that is routinely evaluated.

4

1	ATTACHMENT 3

2	DISASTER RECOVERY STANDARDS

3

Exhibit A-7 Attachment 3: Disaster Recovery Standards Critical Systems and Applications Relating to the Services	Is the product used today as of 5/23/03	Does FDR currently have BCP for recovery as of 5/23/03	FDR BCP Level	Most Recent DR Documentation Review	Simulation Testing Frequency	RCSI User Participation Required in Testing	Recovery Strategy and Impacts on RCSI	Status of RCSI Requirements to Support Recovery Strategy	Recovery and Recovery Subject to Limitations	RCSI Recovery Maximum Time Requirement	Back Up Format	Frequency of Back Up	Number of Back Up Versions Stored Off-Site	Cycle Time for Moving Back Ups Off-Site	Off-Site Storage Location
Account Level Actions (ALA)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Account Level Processing (ALP)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Account Relationship	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Account Transfers	YES	***	***		***	Yes			***	***		***	***	***	35 miles
ACS Non-Mon Transaction Credit Bureau Score	YES	***	***		***	Yes			***	***		***	***	***	35 miles
ACS Online Credit Line Decision Area	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Adaptive Control Auths	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Adaptive Control System (ACS)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Additional Names	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Address Verification	YES	***	***		***	Yes			***	***		***	***	***	35 miles
AFP OnDemand	YES	***	***		***				***	***		***	***	***
Alpha Look-Ups	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Annual Activity Summary	NO	***	***		***				***	***		***	***	***
Auth - Pre-Authorization	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Authorization Name Match	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Auto PIN Selection	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Automatic Chargebacks (Fraud Control)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Balance Administration	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Balance Transfer Solution	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Behavior Score	YES	***	***		***	Yes			***	***		***	***	***	35 miles
CAP	NO	***	***		***				***	***		***	***	***
Chargebacks	YES	***	***		***	Yes			***	***		***	***	***	35 miles
CIU	NO	***	***		***				***	***		***	***	***
Client-Defined Screens	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Cobranding	NO	***	***		***				***	***		***	***	***
Combined Warning Bulletin (CWB)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Commercial Card	NO	***	***		***				***	***		***	***	***
Communication Results File	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Convenience Checks	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Credit Balance Refund Solution	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Credit Life	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Customer Inquiry Management System (CIMS)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Customer Inquiry System (CIS)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
DMM	YES	***	***		***	Yes			***	***		***	***	***	35 miles
E-Bill	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Enhanced Credit Protection	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Enhanced File Availability	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Enterprise Presentation Statements	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Equasion Application Processing System (EAPS)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Event-based Credit Bureau Reporting	NO	***	***		***				***	***		***	***	***
Falcon (full)	NO	***	***		***				***	***		***	***	***
FDR First TrackSM	YES	***	***		***				***	***		***	***	***
First Conference	YES -We are no longer using this product	***	***		***				***	***		***	***	***
First Data ChronicleSM	YES	***	***		***	Yes			***	***		***	***	***	35 miles
First Data DataLinkSM	YES	***	***		***	Yes			***	***		***	***	***	35 miles

TABLE Continued

Exhibit A-7 Attachment 3: Disaster Recovery Standards Critical Systems and Applications Relating to the Services	Production Location of System or Application	Location & Ownership of Alternative Facilities	Redundant Capability at Alternative Facilities	Location & Ownership of Replacement Facilities	Redundant Capability at Replacement Facilities
Account Level Actions (ALA)	Chandler	Mainframe, SunGard
Account Level Processing (ALP)	Chandler	Mainframe, SunGard
Account Relationship	Chandler	Mainframe, SunGard
Account Transfers	Chandler	Mainframe, SunGard
ACS Non-Mon Transaction Credit Bureau Score	Chandler	Mainframe, SunGard
ACS Online Credit Line Decision Area	Chandler	Mainframe, SunGard
Adaptive Control Auths	Chandler	Mainframe, SunGard
Adaptive Control System (ACS)	Chandler	Mainframe, SunGard
Additional Names	Chandler	Mainframe, SunGard
Address Verification	Chandler	Mainframe, SunGard
AFP OnDemand	Chandler	Distributed Systems
Alpha Look-Ups	Chandler	Mainframe, SunGard
Annual Activity Summary
Auth - Pre-Authorization	Chandler	Mainframe, SunGard
Authorization Name Match	Chandler	Mainframe, SunGard
Auto PIN Selection	Chandler	Mainframe, SunGard
Automatic Chargebacks (Fraud Control)	Chandler	Mainframe, SunGard
Balance Administration	Chandler	Mainframe, SunGard
Balance Transfer Solution	Chandler	Mainframe, SunGard
Behavior Score	Chandler	Mainframe, SunGard
CAP
Chargebacks	Chandler	Mainframe, SunGard
CIU
Client-Defined Screens	Chandler	Mainframe, SunGard
Cobranding
Combined Warning Bulletin (CWB)	Chandler	Mainframe, SunGard
Commercial Card
Communication Results File	Chandler	Mainframe, SunGard
Convenience Checks	Chandler	Mainframe, SunGard
Credit Balance Refund Solution	Chandler	Mainframe, SunGard
Credit Life	Chandler	Mainframe, SunGard
Customer Inquiry Management System (CIMS)	Chandler	Mainframe, SunGard
Customer Inquiry System (CIS)	Chandler	Mainframe, SunGard
DMM	Chandler	Mainframe, SunGard
E-Bill	?	Mainframe, SunGard
Enhanced Credit Protection	Chandler	Mainframe, SunGard
Enhanced File Availability	Chandler	Mainframe, SunGard
Enterprise Presentation Statements	Chandler	Mainframe, SunGard
Equasion Application Processing System (EAPS)	Chandler	Mainframe, SunGard
Event-based Credit Bureau Reporting
Falcon (full)
FDR First TrackSM	Chandler	Distributed Systems
First Conference	?	?
First Data ChronicleSM	?	Distributed Systems, Comm Site 2
First Data DataLinkSM	Chandler	Mainframe, SunGard

Exhibit A-7 Attachment 3: Disaster Recovery Standards Critical Systems and Applications Relating to the Services	Is the product used today as of 5/23/03	Does FDR currently have BCP for recovery as of 5/23/03	FDR BCP Level	Most Recent DR Documentation Review	Simulation Testing Frequency	RCSI User Participation Required in Testing	Recovery Strategy and Impacts on RCSI	Status of RCSI Requirements to Support Recovery Strategy	Recovery and Recovery Subject to Limitations	RCSI Recovery Maximum Time Requirement	Back Up Format	Frequency of Back Up	Number of Back Up Versions Stored Off-Site	Cycle Time for Moving Back Ups Off-Site	Off-Site Storage Location
First Data DecisionQuestTM	YES	***	***		***	Yes			***	***		***	***	***	35 miles
FIrst Data EvolveSM Customer Service	NO	***	***		***				***	***		***	***	***
First Data Xpedite	NO	***	***		***				***	***		***	***	***
FootprintsTM	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Fraud Card Activation	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Greater than Six Rewards	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Host Collections System - ACCD Download	YES	***	***		***	Yes			***	***		***	***	***	35 miles
IDP	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Letter System	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Merchant ECA	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Merchant Web Enablement	YES	***	***		***				***	***		***	***	***
Method Level Pricing	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Method Level Processing (MLP)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
NCP PIN processing	YES	***	***		***	Yes			***	***		***	***	***	35 miles
New accounts Falcon	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Non-Monetary Transaction	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Online Letters, Western Union, Notices	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Online PCF	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Open Data Streams (ODS)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
PlastiCard Custom Services PlastiCard Enterprise PresentationSM	YES	***	***		***	Yes			***	***		***	***	***	35 miles
PlastiCard Custom Services Specialized Embossing Services	YES	***	***		***	Yes			***	***		***	***	***	35 miles
PlastiCard Custom Services Standard Embossing Services	YES	***	***		***	Yes			***	***		***	***	***	35 miles
PlastiCard Enterprise Presentation Letter Mailer Welcome Kits	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Potential Chargeback Queue	NO	***	***		***				***	***		***	***	***
ProfitSightSM	NO	***	***		***				***	***		***	***	***
Relationship ProcessingSM	NO	***	***		***				***	***		***	***	***
Report Transmissions	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Reward (old)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Right- Time Payments	YES	***	***		***	Yes			***	***		***	***	***	35 miles
ROW - Report Organizer and Writer	YES	***	***		***				***	***		***	***	***
Rules	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Settlement into the Future (SITF/GL)	YES	***	***		***				***	***		***	***	***
SQRP	NO	***	***		***				***	***		***	***	***
Suspense Account Management (SAM)	YES	***	***		***				***	***		***	***	***
TLF (Transaction Level Fees)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
TLP (Transaction Level Processing)	YES	***	***		***	Yes			***	***		***	***	***	35 miles
Universal Addressing	NO	***	***		***				***	***		***	***	***
Visa Request for Copy Processing	YES	***	***		***				***	***		***	***	***
Year-End Summaries	NO	***	***		***				***	***		***	***	***
					***				***	***		***	***	***

TABLE Continued

Exhibit A-7 Attachment 3: Disaster Recovery Standards Critical Systems and Applications Relating to the Services	Production Location of System or Application	Location & Ownership of Alternative Facilities	Redundant Capability at Alternative Facilities	Location & Ownership of Replacement Facilities	Redundant Capability at Replacement Facilities
First Data DecisionQuestTM	?	Distributed Systems, Comm Site 2
FIrst Data EvolveSM Customer Service
First Data Xpedite
FootprintsTM	?	SunGard
Fraud Card Activation	Chandler	Mainframe, SunGard
Greater than Six Rewards	Chandler	Mainframe, SunGard
Host Collections System - ACCD Download	Chandler	Mainframe, SunGard
IDP	Chandler	Mainframe, SunGard
Letter System	Chandler	Mainframe, SunGard
Merchant ECA	?	Distributed Computing, Denver
Merchant Web Enablement	?	?
Method Level Pricing	Chandler	Mainframe, SunGard
Method Level Processing (MLP)	Chandler	Mainframe, SunGard
NCP PIN processing	Chandler	Mainframe, SunGard
New accounts Falcon	Chandler	Mainframe, SunGard
Non-Monetary Transaction	Chandler	Mainframe, SunGard
Online Letters, Western Union, Notices	Chandler	Mainframe, SunGard
Online PCF	Chandler	Mainframe, SunGard
Open Data Streams (ODS)	?	Distributed Computing, Comm Site 2
PlastiCard Custom Services PlastiCard Enterprise PresentationSM	Omaha	AS400, Omaha Pace
PlastiCard Custom Services Specialized Embossing Services	Omaha	AS400, Omaha Pace
PlastiCard Custom Services Standard Embossing Services	Omaha	AS400, Omaha Pace
PlastiCard Enterprise Presentation Letter Mailer Welcome Kits	Omaha	AS400, Omaha Pace
Potential Chargeback Queue
ProfitSightSM
Relationship ProcessingSM
Report Transmissions	Chandler	Mainframe, SunGard
Reward (old)	Chandler	Mainframe, SunGard
Right- Time Payments	Chandler	Mainframe, SunGard
ROW - Report Organizer and Writer	Chandler	Mainframe, SunGard
Rules	Chandler	Mainframe, SunGard
Settlement into the Future (SITF/GL)	Omaha	Distributed Systems
SQRP
Suspense Account Management (SAM)	Omaha	Distributed Systems
TLF (Transaction Level Fees)	Chandler	Mainframe, SunGard
TLP (Transaction Level Processing)	Chandler	Mainframe, SunGard
Universal Addressing
Visa Request for Copy Processing	?	Mainframe, SunGard
Year-End Summaries

FINAL

SCHEDULE B – SERVICE LEVELS

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

and

FIRST DATA RESOURCES INC.

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

FINAL

1.	General	1
2.	Definitions	2
3.	Establishment of Additional Service Levels	2
4.	Meetings and Account Reviews	4
5.	Service Level Credits	4
6.	Service Level Bonuses	5
7.	New Service Levels	5
8.	Service Level Project Plan	5
9.	Root Cause Analysis	6

EXHIBITS

Exhibit B-1	Service Levels for the Services under the First Amended and Restated Technology Sourcing Agreement
Exhibit B-2	Service Level Credit/Service Level Bonus Calculation
Exhibit B-3	Example Reports
B-3.1	Example Performance Level Summary Report
B-3.2	Example Service Deviation Report
B-3.3	Root Cause Analysis Report Template
Exhibit B-4	Service Level Template
Exhibit B-5	Identified New Service Levels
Exhibit B-6	Potential New Service Levels

FINAL

SCHEDULE B

SERVICE LEVELS

1.	GENERAL.

1.1	Purpose of this Schedule B. Exhibit B-1 sets forth the Service Levels and associated Target Performance Levels that First Data is required to meet or exceed in performing the Services during the Term. Exhibit B-2 describes the methodology for calculating (a) Service Level Credits that will be provided to RCSI by First Data if First Data fails to meet or exceed the Credit Performance Level for any Critical Service Level, and (b) the Service Level Bonuses payable to First Data as provided therein. First Data shall perform the Services so as to achieve or exceed all of the Target Performance Levels and Credit Performance Levels for Service Levels set forth in this Schedule B and its attached Exhibits. With respect to any Target Performance Levels, Bonus Performance Levels and/or Credit Performance Levels that are not identified or completed in Exhibit B-1 as of the date of execution of the Agreement (the “Unidentified Service Levels”), the Parties agree that First Data will propose and RCSI will approve such Unidentified Service Levels within sixty (60) days following the FAAR Effective Date.

1.2	Improvement of Service Levels Over Time. The Service Levels, measurements, performance goals and associated calculation matrices in, and incorporated into the Agreement by, this Schedule B shall be used to measure First Data’s performance of certain of the Services. The Parties expect that First Data will improve the quality of service it provides to RCSI over the Term.

1.3	Six Sigma; Quality Improvement. First Data represents and warrants that it has instituted and provided under the Agreement world class quality and has targeted the achievement of Six Sigma quality, as a goal, in every product, process and operation of RCSI. Achieving this target will require that the average product, process and operation will generate or experience fewer than *** DPMOs. First Data shall maintain a program of continuous quality improvement consistent with the goal of supporting RCSI’s Six Sigma goals as disclosed to First Data by RCSI. First Data maintains responsibility under the Agreement for the quality training tuition and fees it incurs in connection with such program. In order to assist First Data in achieving this goal, RCSI shall continue to provide First Data specifications and detailed information on RCSI’s prescribed quality management processes.

2.	DEFINITIONS

Certain terms used in this Schedule B and its attachments are defined in Schedule E (Glossary) to the Agreement. Other capitalized terms used in this Schedule B and its attachments are defined in the context in which they are used and shall have the meaning there indicated. Capitalized terms not defined in this Schedule B, its attachments or Schedule F shall have the meanings set forth in the text of the other portions of the Agreement. Unless otherwise provided, any reference herein to a “Section,” “Article,” “Schedule” or “Exhibit” shall be deemed to refer to a Section or Article of, or Schedule or Exhibit to, this Schedule B.

3.	ESTABLISHMENT OF ADDITIONAL SERVICE LEVELS.

3.1	Additional Service Levels Applicable to the Services. If requested by RCSI, First Data shall propose to RCSI an individual additional Service Level or set of additional Service Levels, measurements, performance goals and associated calculation matrices to be used to provide additional measurements of the timeliness, quality, accuracy and responsiveness, as applicable, of the Services provided in connection with the Designated Accounts. For each additional or new Service Level, First Data shall complete a version of the Service Level Template attached as Exhibit B-4 and in each version note its proposals as to such Service Level for each of the categories of information listed. RCSI shall review any proposed additional Service Levels, measurements, performance goals and calculation matrices and may approve or reject them, in whole or in part. Those Service Levels, measurements, performance goals and calculation matrices which RCSI approves will become part of, and be applied pursuant to, the Agreement. If RCSI rejects any of such additional proposed Service Levels, measurements, performance goals and calculation matrices, it shall propose in writing to First Data the changes RCSI desires. The Parties shall then negotiate and use their respective best efforts to reach agreement within ninety (90) days on an individual Service Level or set of any additional Service Levels, measurements, performance goals and calculation matrices which are consistent with RCSI’s drive for Six Sigma quality. Without limiting the foregoing, the Parties will develop Service Levels for the measures listed in Exhibit B-5 within ninety (90) days, or as mutually agreed to by the parties, following the FAAR Effective Date. Further, during the first year of the Term of the Agreement, the Parties will consider in good faith developing Service Levels for the measures in Exhibit B-6.

3.2	Service Levels Applicable to New Services. Promptly upon RCSI’s election of a New Service as described in Section 12.6 of the Main

2

Body of the Agreement, First Data will propose to RCSI the Service Level(s) measurements, performance goals and calculation matrices for such New Service and the affected Designated Accounts and shall accompany such proposal with a completed version of the Service Level Template attached as Exhibit B-4 and in such version note its proposals as to such Service Level for each of the categories listed. RCSI shall review the proposed Service Levels, measurements, performance goals and calculation matrices and may approve or reject them, in whole or in part. Those Service Levels, measurements, performance goals and calculation matrices as to which RCSI approves will become part of and be applied pursuant to the Agreement. If RCSI rejects any of such proposed Service Levels, measurements, performance goals and calculation matrices RCSI shall propose in writing to First Data the changes RCSI desires. The Parties shall then negotiate and use their respective best efforts to reach within ninety (90) days following First Data’s initial delivery of the proposed Service Levels and Service Level Templates to RCSI agreement on Service Levels, measurements, performance goals and calculation matrices.

3.3	Measurement and Reporting.

a.	Except as otherwise specified in this Schedule B or agreed in writing by the Parties, First Data shall measure and report on its performance against the Service Levels on a calendar-month basis. Unless otherwise specified for a particular Service Level, the Services and First Data’ s performance against the Service Levels are to be monitored by First Data twenty-four (24) hours per day, seven (7) days per week during the Term.

b.	The cost of all activities required for monitoring, measuring, and reporting on First Data’ s performance against the Service Levels are included in the Charges set out in Schedule C; there shall be no additional charges to RCSI for such activities.

c.	Except as otherwise required herein First Data compliance with the Service Levels shall be reported in the Monthly Performance Report.

d.

In addition to the Monthly Performance Report, First Data shall provide to RCSI the weekly Service Deviation Reports, monthly Performance Level Summary Reports, and the Root Cause Analysis Reports (in the formats set forth at Exhibit B-3), as well as any other reports identified in Schedule B, elsewhere in the Agreement, and as further required by RCSI (collectively, the “Reports”). First Data shall provide a

3

template for the Monthly Performance Report within ninety (90) days following the FAAR Effective Date for review and approval by RCSI. The Reports shall be provided by First Data on the frequency identified in this Exhibit B-3, elsewhere in the Agreement, and as otherwise agreed by the Parties, as applicable. Each such Report shall be provided in paper format or in the electronic format as requested by RCSI.

e.	For any agreed upon Service Levels that First Data has yet to implement, First Data shall provide a monthly status update detailing the progress in implementing such Service Levels.

f.	First Data shall measure, document and report on Service Levels consistent with and in accordance with this Schedule B and on an aggregate basis across all measured RCSI portfolios. Any failure by First Data to *** on a Service Level, in which the *** is under First Data’s or its vendors’, subcontractors’ or suppliers’ control, shall be deemed a Service Level Default for that particular Service Level. Upon RCSI’s reasonable request, First Data will provide RCSI with reporting information on a portfolio-by-portfolio basis. Further, First Data will not unreasonably refuse to provide measurements and reporting in RCSI’s requested format.

4.	MEETINGS AND ACCOUNT REVIEWS.

In addition to the requirements set forth in Section 9.3(b) of the Main Body of the Agreement, the Parties shall meet on a monthly basis, or as requested by RCSI, to discuss First Data’s success or failure in achieving the Service Levels, resource management, capacity planning, requested services, quality project deliverables, First Data’s quality program progress and disaster recovery. At any such meeting, the Reports shall facilitate the discussion, and First Data shall have appropriate representation of staff or sufficient technical knowledge to discuss and explain specific technical points. At RCSI’s request, First Data shall co-ordinate a review meeting with RCSI senior management to discuss, at a minimum, overall Service Level performance, RCSI satisfaction issues and quality improvement efforts.

5.	SERVICE LEVEL CREDITS.

RCSI may elect to receive credits from First Data (“Service Level Credits”) upon First Data’s failure to achieve a Service Level (a “Service Level Default”). Service Level Credits shall be calculated in accordance with Exhibit B-2. If one or more such Service Level Defaults occur in a single month, the sum of the corresponding Service Level

4

Credits shall be credited to RCSI; provided, however, that the total amount of Service Level Credits credited to RCSI with respect to Service Level Defaults occurring in a single month shall not exceed *** of the Processing Fees for that month. All Service Level Credits will be referred to as dollar amounts.

6.	SERVICE LEVEL BONUSES.

First Data may earn payments by RCSI (“Service Level Bonuses”) if First Data’s performance of a given Service Level exceeds the Bonus Performance Level for such Service Level(s) for six (6) consecutive months in accordance with Exhibit B-2. Service Level Bonuses, if any, shall be payable by RCSI to First Data once every six (6) months. The total amount of Service Level Bonuses paid to First Data with respect to a Service Level shall not exceed *** of the Processing Fees for the prior six (6) months.

7.	NEW SERVICE LEVELS

In accordance with Section 3.1, new Service Levels and modifications to existing Service Levels may be proposed by either Party and mutually agreed to by the Parties during the Term in order to achieve a fair, accurate, and consistent measurement of First Data’s performance of the Services. For example, such additions may occur in conjunction with changes to the environment and the introduction of new equipment or software or means of service delivery; provided, however, that where such equipment or software or means of service delivery is a replacement or upgrade of existing technology, there shall be a presumption (subject, if appropriate, to an initial limited period to adjust to replacement or upgrade technology) of equivalent or improved performance. Adoption of such new Service Levels is subject to approval by the Parties. Neither party will unreasonably withhold its consent to any proposed addition of a new or modification to an existing Service Level. It is not anticipated that changes in the performance monitoring systems will cause changes in Service Levels; rather, the need to collect and accurately reflect the performance data may require the development or change in performance monitoring systems.

8.	SERVICE LEVEL PROJECT PLAN

First Data shall develop for RCSI’s review and approval a project plan for implementation of any additional or improved Service Levels or Service Level changes. This plan shall include, as appropriate, a project schedule and any required updates to this Schedule B. The project plan and schedule will be developed by First Data and approved by RCSI.

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9.	ROOT CAUSE ANALYSIS

Upon RCSI’s request following any Services related incident, as significant performance trends dictate, and upon each occasion that First Data fails to meet a Performance Standard (including any Service Level), due to a First Data or a First Data vendor, subcontractor or supplier cause, First Data shall perform Root Cause Analysis as follows:

a.	promptly investigate and report on the root causes of the problem to RCSI;

b.	correct the problem and begin meeting the Performance Standard (including any Service Level) as soon as practicable;

c.	advise RCSI, as and to the extent requested by RCSI, of the status of remedial efforts being undertaken with respect to such problem; and

d.	complete an appropriate Root Cause Analysis Report as required by RCSI.

In addition, RCSI will co-operate with First Data to the extent its co-operation is necessary to perform Root Cause Analysis. First Data shall strive to ensure that it maintains continued focus on problem identification, by-pass and recovery, and problem resolution.

6

FINAL

Exhibit B-1

Service Levels for the Services under the

First Amended and Restated Technology Sourcing Agreement

[Copy Attached]

EXHIBIT B-1: Service Levels

This Exhibit B-1 serves as the master document outlining the TSA Service Level performance commitments under the Agreement.

Service Level Definition

Performance Standard - Y1 Authorization Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Authorization system availability (All RCSI clients)	The authorization on-line system will be available via primary, backup, or tertiary (A, B and Z regions) to respond to authorization inquiries 7 x 24 x 365.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes that all 3 authorization systems (primary, backup and tertiary) is not available.	Each minute in which a primary and its respective backup and tertiary authorization systems are concurrently unavailable (total outage) is considered a Defect.	Each minute in which a primary and its respective backup and tertiary authorization systems is concurrently unavailable (total outage).	1) Any non-First Data owned/maintained systems and /or network, 2) Any RCSI caused defect	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		*** opportunities per day x calendar days / month

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y1 X1 Auth System Avail	Page 1 of 63

Performance Standard - Y1 X1 Authorization System Availability (Addendum)

The First Data regions that are considered within the Authorization System are as follows:

***	Acquirer Authorization Region Primary	***
/RSF	Acquirer Authorization Region Backup	***
	Acquirer Authorization Tertiary	***

	Acquirer Authorization Region Primary	***
	Acquirer Authorization Region Backup	***
	Acquirer Authorization Tertiary	***

Retail Services Finance Additional:	Visa Issuing Authorization Region Primary	***
	Visa Issuing Authorization Region Backup	***
	Visa Issuing Authorization Tertiary	***
	MasterCard Issuing Authorization Region Primary	***
	MasterCard Issuing Authorization Region Backup	***
	MasterCard Issuing Authorization Region Tertiary	***

5/2/2014	Y1X1 Addendum	Page 2 of 63

Service Level Definition

Performance Standard - Y1 Authorization Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Authorization System Stand-Ins by RCSI (All RCSI clients)	Authorization response by First Data Mainframe > 2 seconds requiring RCSI to stand-in for the authorization.	Discrete	Monitor Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
RCSI will measure the number of times that the RCSI stand-in has to authorize vs. the total number of authorizations requested. Stand-in will authorize if > 2 second delay from First Data.	Each authorization request in which the RCSI Stand-in responds is a Defect.	Data will be collected by RCSI at stand-in.	All causes, found during root cause analysis, which are not attributable to First Data.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		First Data to collect avg. hourly response time at host as back-up data.		Opportunities = Total Authorizations per monthly period (varies). 2002 avg # opportunities = ***

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y1 X2 Auth Sys Standins by GE	Page 3 of 63

Service Level Definition

Performance Standard - Y1 Authorization Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - Authorization file to RCSI stand-In (All RCSI clients)	GE Capital Tandem daily file ready to transmit by 4:30 a.m. ETZ/3:30 a.m. CTZ, every processing day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes from 4:30 a.m. ETZ/ 3:30 a.m CTZ until the RCSI Tandem daily file (CAF Partial Authorizations Positive file, Daily) is available to transmit.	Each minute, past 4:30 am ETZ, that the file is not on the spool ready to transmit is a Defect.	Record if file available on time or not. Time measured from 1:00 a.m. ETZ	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1230 opportunities x number of cycles / month. 1230 = 20.5 hours in a day x 60 minutes per hour

				32493	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y1 X3 Auth file to GE Stand-In	Page 4 of 63

Performance Standard - Y1 X3 Authorization File to RCSI Stand-In (Addendum)

The First Data file that equates to the RCSI Tandem CAF partial authorizations positive file is as follows:

*** production job:	***

*** production job:	***

RSF production job:	***

5/2/2014	Y1 X3 Addendum	Page 5 of 63

Service Level Definition

Performance Standard -                Y1 Authorization Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3.1 - Authorization month-end files/tapes to RCSI stand-in (All RCSI Clients)	Process month-end auth files/tapes within 5 calendar days of month-end.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of files/tapes that are not available for transmission or mailed to RCSI within the specified time requirement.	Each file/tape, past requirement, which is not available for transmission or mailed to RCSI is a Defect.	Record if file available on time or not.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Weekly / Monthly opportunities = number of required files/tapes as outlined in Addendum.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y1X3.1 Auth ME to GE Stand-In	Page 6 of 63

Performance Standard - Y1 X3.1 Authorizations Month-End File/Tape To RCSI Stand-In (Addendum)

The First Data file that equates to the month-end authorizations positive file is as follows:

Portfolio	FDR Job	Time Required By:
*** production job:	***	5th calendar day

*** production job: ***	***	5th calendar day

RSF production job: ***	***	5th calendar day

5/2/2014	Y1X3.1 Addendum	Page 7 of 63

Service Level Definition

Performance Standard -                Y1 Authorization Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X4 - First Data authorization file availability (All RCSI Clients)	Current First Data Auth File updated by 6:00 a.m. ETZ/5:00 a.m. CTZ, every processing day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes from 6:00 a.m. ETZ/5:00 a.m. CTZ until First Data Auth file is updated.	Each minute, past 6:00 a.m. ETZ, that First Data Auth file is not updated is a Defect.	Record daily finish time of Auth file update in minutes from 1:00 a.m. ETZ	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1140 Opportunities per day x number of cycles / month. 1140 = 19 hours per day x 60 minutes per hour.

				30115	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y1 X4 Current Auth File Updated	Page 8 of 63

Performance Standard - Y1 X4 Current First Data Auth File Update (Addendum)

The applicable First Data job for authorization file update:

***

5/2/2014	Y1X4 Addendum	Page 9 of 63

Service Level Definition

Performance Standard - Y2 Customer Service Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Customer Service System Availability (All RCSI Clients)	Customer Service unplanned Downtime, 7 x 24 x 365.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the total minutes that Customer Service is unavailable as reported by IR’s. Report impact using transactional impact scale located in attached addendums.	The minutes that a specified Customer Service capability cannot be used multiplied by the assigned transactional weight are Defects.	Collect total downtime by day for Customer Service off of IR reports.	1) Any Non-First Data owned/maintained systems and/or network, 2) GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data	See Y2 X5 for scheduled downtime.	1440 opportunities per day x calendar days / month. 1440 = 24 hours per day x 60 minutes per hour.

				43800	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y2 X1 Cust Srv Sys Avail	Page 10 of 63

Performance Standard - Y2 X1 Customer Service System Availability (Addendum)

The First Data Owning regions/impact weightings for each transaction are listed below:

Note: This measure excludes First Data maintenance practices which would include daily (online interruptions from batch cycle and any online regions that are recycled daily), weekly (weekend batch processing interruptions onlines, i.e.: CIS loads, file compresses, network reloads), monthly (Data Center maintenance including IPL’s and hardware maintenance), and FDR software installations.

JCP/WM/LNT/bebe’s/	Transaction Name	FDR Application Owning Region (C$PBN..A)	Impact Scale
Meijer
Transactions
BS	Balance & Status	36	15%
AL	Alpha Lookup	30	13%
CDA	Display Daily Authorizations	31	12%
CDS	Cycle-to-Date Activity	31
CSS	Display Statement	31
UAR	Formatted Authorization Transaction	20
LSX	Real Time Credit Line Decision	21	11%
NM Screens		40	10%
ANS	Cardholder Names Display	40	9%
CU3	Cardholder Details
PIR	Presentation Instrument Request
CHD	Cardholder History Display	21	8%
CPH	Cardholder Payment History	21	8%
CIS	Display Memo File	31	4%
CMS
CJA	Automated Adjustment	21	3.50%
JDC	Transaction Adjustment Review
WE	CIMS Workcase Entry – CSR Assigned	21	3%
WR	CIMS Resolution Scenario Display
WRV	CIMS Resolution Scenario Variable
WS	CIMS Account Workcase Listing
SL	Lost/Stolen Report	21	2%
LTR	Computer Letter Request	23	0.50%
BS1 – BS8	Balance & Status Client Defined	36	0.50%
RP	Alpha Lookup/Account Relationship	36	0.50%

5/2/2014	Y2X1 Addendum	Page 11 of 63

Performance Standard - Y2 X1 Customer Service System Availability (Addendum)

The First Data Owning regions/impact weightings for each transaction are listed below:

RSF Transactions	Transaction Name	FDR Application Owning Region	Impact Scale
		(C$PBN..A)
XZ1 – XZ2	Client Defined Collection Account Display	24	15%
BS & BS1 – BS9	Balance & Status Display, Client Defined	36	15%
CIS/CMA	Chronicle Memos	31/21	10%
CSS	Cardholder Display Statement	31	10%
CDS	Cycle to Date Activity
CDA	Display Daily Authorizations
CJA/JDC	Automated Adjustment / Transaction Reversal Review	21	5%
MS	Merchant Status Display	38	15%
All NM Screens	Non Monetary Transactions	40	10%
NPO
CMP (CM1 – CM4)	Promotion Details	21	2%
AL	Alpha Look-Up	30	2%
RP, RG	Alpha/General Account Information	36	4%
TT	Tape Transmission	21	5%
WC	Visa Warning Bulletins	20
XAA	Add Action Entry	24
XAC	Change Action Entry	24
XC	Collection Account Status Display	24
XCE	Enter Action Codes	24
XCL	Action Code List	24
XCW	Working Collector Code	24
XD	Display Delinquent Accounts Queue	24
XH	Display Collections History Summary	24
XMA	Add Memo	24
XO	Display Overlimit Accounts Queue	24
XP	Display Page of Collection Data	24
XQ	Display Collection Account	24
XS	Set Terminal Option	24
XT	Display Collector Totals	24
XW	Set Next Work Date and/or Time	24
XZ	Random Collection Account Display	24
ZD	General Ledger Display	21
LSX	Real-time Credit Line Decision	21	5%
AOT	Outstanding Authorizations	21	2%
CDE	Display Detail Item	21
CL	Credit Line	33
CPH	Cardholder Payment History	21
DMM	Decision Management Main Menu	25
FSV	Fraud Control (Falcon Strategy System)	25
INS	Credit Life Insurance	21
LTTR (including all LT screens within Letter Writing System)	Letter Menu	23
MCT	Merchant Card Types	38
MDF	Merchant Deposit Flags	38
MIO	Merchant Industry Options	38
ML	Merchant Alpha Look-up Display	38
MNA	Merchant Name and Address	38
NC	Cardholder New Account Entry	22
NG	Request Automatic Cardholder Account Number Assignment	22
NS/ATP	Automatic Cardholder Account Number Assignment	22
PCF	Online Product Control File Management System	25
PID	Presentation Instrument Details	40
PIR	Presentation Instrument Requests	40
RG	General Account Info (SSN, Home or Business Phone Search)	36
RSV	Account Level Action (ALA)	25
SQ	Display Lost Stolen Reports	21
SQR	Display Account Transfer Rejects	21
TAC	Table Access Cardholder	21
TAM	Table Access Merchant	21
BRP	Reference Number Cross-Reference	21
ANS	Cardholder Names Display	40
ASV	Adaptive Control	25
BON (B01 – B09)	Bonus Menu (Rewards Screens)	21
BR	Reference Number Conversion	21
CWB	Combined Warning Bulletin	20
PI	Encrypted Key File Display Transaction	33
AA	Authorization Adjustment	20
BRPT	Display Credit Bureau Report	22
BUR	Request Credit Bureau Report	22
CAR	Cardholder Pricing Audit History Display	21
CCD	Cardholder Communications Display	21
CD	Check Digit	21
CPS	Cardholder Pricing Strategy Display	21
CP1	General Pricing Information	21
CP2	Finance Charge Information	21
CP5	Performance Based Pricing	21
IRS2	IRS 1099C Form Entry	21
MO	Override Declined Merchandise Authorization	38
OD	Operator Display	0

Note: This measure excludes First Data maintenance practices which would include daily (online interruptions from batch cycle and any online regions that are recycled daily), weekly (weekend batch processing interruptions onlines, i.e.: CIS loads, file compresses, network reloads), monthly (Data Center maintenance including IPL’s and hardware maintenance), and FDR software installations.

RSF Transaction	Transaction Name	FDR Application Owning Region	Impact Scale
		(C$PBN..A)
PID	Presentation Instrument Details	40	2%
PIR	Presentation Instrument Requests	40
RG	General Account Info (SSN, Home or Business Phone Search)	36
RSV	Account Level Action (ALA)	25
SQ	Display Lost Stolen Reports	21
SQR	Display Account Transfer Rejects	21
TAC	Table Access Cardholder	21
TAM	Table Access Merchant	21
BRP	Reference Number Cross-Reference	21
ANS	Cardholder Names Display	40
ASV	Adaptive Control	25
BON (B01 – B09)	Bonus Menu (Rewards Screens)	21
BR	Reference Number Conversion	21
CWB	Combined Warning Bulletin	20
PI	Encrypted Key File Display Transaction	33
AA	Authorization Adjustment	20
BRPT	Display Credit Bureau Report	22
BUR	Request Credit Bureau Report	22
CAR	Cardholder Pricing Audit History Display	21
CCD	Cardholder Communications Display	21
CD	Check Digit	21
CPS	Cardholder Pricing Strategy Display	21
CP1	General Pricing Information	21
CP2	Finance Charge Information	21
CP5	Performance Based Pricing	21
IRS2	IRS 1099C Form Entry	21
MO	Override Declined Merchandise Authorization	38
OD	Operator Display	0

5/2/2014	Y2X1 Addendum (cont)	Page 12 of 63

Service Level Definition

Performance Standard -                Y2 Customer Service Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Critical customer files updated (All RCSI clients)	Current data available by 6:00 a.m. ETZ/5:00 a.m CTZ, every processing day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method		Out of Spec Notification
Measure total minutes from 6:00 a.m. ETZ/5:00 a.m. CTZ until the critical customer files are updated.	Each minute, past 6:00 a.m. ETZ, that Customer Service data is not available is a Defect.	Record daily finish time of Customer Service cycle in minutes from 1:00 a.m. ETZ	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1140 opportunities per day x number of cycles / month. 1140 = 19 hours per day x 60 minutes per hour.

				30115	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y2 X2 Critical Files Updated	Page 13 of 63

Performance Standard - Y2 X2 Critical Customer Files Updated (Addendum)

All of the files below are considered within the completion time for Critical Path. The completion times for each product/file vary. The last product to complete dictates the actual cycle completion time. The files below all relate to the following products: Cardholder Account Balance & Status, Non-monetary, Security, Settlement, Customer Inquiry System, and Account Memo information.

Balance & Status	***
Namealph/Zipalph	***
Nonmon Displays	***
Security Files	***
Settlement Files	***
On-line Statement/CIS Files	***
Memo Files	***

Note: The above excludes Collections which is being tracked separately in Y3 X2.

Note: This measure excludes First Data maintenance practices which would include daily (online interruptions from batch cycle and any online regions that are recycled daily), weekly (weekend batch processing interruptions to onlines, i.e.: CIS loads, file compresses, network reloads), and monthly (Data Center maintenance including IPL’s and hardware maintenance).

5/2/2014	Y2X2 Addendum	Page 14 of 63

Service Level Definition

Performance Standard - Y2 Customer Service Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - Host response time (All RCSI clients)	Host Response Time within an average of *** seconds, 24 x 7.	Discrete	Measure within hourly timeframes / report monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the hourly average seconds for on-line transaction host response time.	The total transactions processed within each hour in which the average on-line transaction host response time exceeds .55 seconds are Defects.	Number of transactions per hour timeframe and corresponding average response time for each hour timeframe as determined from the Netspy monitor and entered into QMRS / Matrix reporting system	Measurement applies only to host component of response time and specifically excludes network response time and ODS response time. Any GE caused defects would be excluded from this measure.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Total number of GE transactions tracked for the month. Avg 2002 opportunities = ***

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities will vary by month.

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y2 X3 Host Response Time	Page 15 of 63

Performance Standard - Y2 X3 Host Response Time (Addendum)

***

***

***

***

Note:

The response time average target applies to non-ODS access, and excludes long running transactions during hours 2 through 4 where the FDR system currently includes systematic processes that should not be included within client response time data.

Calculation Criteria:

Defects = number of transactions that exceed .55 seconds

Opportunities = total number of transactions for the reporting period (month)

5/2/2014	Y2X3 Addendum	Page 16 of 63

Service Level Definition

Performance Standard - Y2 Customer Service Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X5 - Planned Customer Service maintenance (All RCSI clients)	Planned Customer Service Maintenance Windows	Discrete	Measure Weekly & Monthly / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method		Out of Spec Notification
Measure total minutes in which scheduled maintenance occurs outside the specified scheduled maintenance windows and/or the time (within the window) that planned maintenance exceeds the weekly allotted time.	Each minute, outside of the Y2X5 Addendum specified requirements, that Customer Service capability cannot be used is a Defect.	Record beginning and end of scheduled downtime.	1) Excluding FDR weekly, minor/major software installs, 2) unscheduled Chronicle outages as they are reported in Y2X1, 3) Unscheduled On Demand outages (GEN II) will be reported in separate measure, 4) GE caused defects.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		*** opportunities. (1440 minutes per day - ***minutes (***hour window) x 52 weeks divided by 12 months).

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y2 X5 Planned CS Maintenance	Page 17 of 63

Performance Standard: Y2X5 Planned Customer Service Maintenance (Addendum)

Acceptable maintenance windows for 24-hour regions (customer service):

Weekly / Extended Outages:
Day	Length	Opportunities	Timing	Purpose	Notes
Saturday night / Sunday morning:	*** hours per weekend. Note: Hours cannot be accumulated throughout the month.	*** minutes per month (1440 minutes per day - *** minutes (*** hour window) x 52 weeks divided by 12 months)	Between ***ETZ / ***CTZ	IPL mainframes, on-line compresses, NCP reloads, scheduled Chronicle and On Demand maintenance, mainframe software / hardware maintenance.	Outages extended beyond 3 hours will be discussed in advance with RCSI. Where applicable, alternate processing platforms will be used.

5/2/2014	Y2X5 Addendum	Page 18 of 63

Service Level Definition

Performance Standard - Y3 Collections Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Collections Availability (All RCSI clients)	Collections Availability 365 X *** hours per day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes that Collections is not available between 7:00 a.m. to 1:00 a.m. ETZ /6:00 a.m. to 12:00 p.m CTZ.	Each minute between 7:00 a.m. and 1:00 a.m. ETZ / 6:00 a.m. and 12:00 p.m. CTZ, that Collection information is not available is a Defect.	Collect total downtime by day for collections from IR’s.	Excludes Collections via Open Data Streams Terminal Owning Regions and any GE attributable defects.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1080 opportunities per day x calendar days. 1080 = 18 hours per day x 60 minutes per hour.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y3 X1 Collections Availability	Page 19 of 63

Performance Standard - Y3 X1 Collections Availability (Addendum)

The First Data Application, and Terminal Owning regions considered for this measure are as follows:

***	Collections
***	Terminal Owning Region
***	Terminal Owning Region
***	Terminal Owning Region
***	Terminal Owning Region

Note: This measure excludes First Data maintenance practices which would include daily (online interruptions from batch cycle and any online regions that are recycled daily), weekly (weekend batch processing interruptions to onlines, i.e.: CIS loads, file compresses, network reloads), and monthly (Data Center maintenance including IPL’s and hardware maintenance).

5/2/2014	Y3X1 Addendum	Page 20 of 63

Service Level Definition

Performance Standard - Y3 Collections Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Collections data available by 7:00 ETZ (All RCSI clients)	Current Collections data available by 7:00 a.m. ETZ / 6:00 a.m. CTZ on processing days.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes from 7:00 a.m. ETZ/6:00 a.m. CTZ until the Collections files update cycle is complete.	Each minute, past 7:00 a.m. ETZ, that Updated Collections data is not available is a Defect.	Record daily finish time of Collection cycle in minutes from 1:00 a.m. ETZ.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1080 opportunities per day x number of cycles / month. 1180 = 18 hours per day x 60 minutes per day.

				***	Opportunities

Performance Range (Low - High)	Resolution Period		Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y3 X2 Col. Data Available by 7	Page 21 of 63

Performance Standard - Y3 X2 Collections Data Available by 7:00 ETZ (Addendum)

The First Data job name considered for this measure is as follows:

***	Collections

5/2/2014	Y3X2 Addendum	Page 22 of 63

Service Level Definition

Performance Standard - Y3 Collections Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - Collections Auto dialer files available by 5:00 ETZ (All RCSI clients)	Collections files available for transmission to the collection sites by 5:00 a.m. ETZ/ 4:00 a.m. CTZ.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes taken from 5:00 a.m. ETZ/4:00 a.m. CTZ until all specified Collections files are available for transmission to the collection sites.	Each minute, past 5:00 a.m. ETZ, that the Collections files are not available is a Defect.	Record daily time files are on spool ready for transmission in minutes from 1:00 a.m. ETZ.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1200 opportunities per day x number of cycles / month. 1200 = 20 hours per day x 60 minutes per hour.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y3 X3 Coll ACCD Files by 5	Page 23 of 63

Performance Standard - Y3 X3 Collections auto Dialer Files Availability (Addendum)

The First Data job information that equates to the RCSI Collections files is as follows:

*** Collections ACCD job:	***
*** CD-192 report file:	***

*** Collections ACCD job:	***
*** CD-192 report file:	***

RSF ACCD job:	***

*** Collections ACCD job:	***

5/2/2014	Y3X3 Addendum	Page 24 of 63

Service Level Definition

Performance Standard - Y3 Collections Availability

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X4 - Collection extract and recovery files available by 7:00 ETZ (All RCSI clients)	Collections extract and recovery files available for transmission to the collection sites by 7:00 a.m. ETZ / 6:00 a.m. CTZ	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes taken from 7:00 a.m. ETZ/6:00 a.m. CTZ until all specified collections files are available for transmission to the collection sites.	Each minute, past 7:00 a.m. ETZ, that the Collections files are not available is a Defect.	Record daily time files are on spool ready for transmission in minutes from 1:00 a.m. ETZ.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1080 opportunities per day x number of cycles / month. 1080 = 18 hours per day x 60 minutes per hour.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y3 X4 Coll Ext Rec Files by 700	Page 25 of 63

Performance Standard - Y3 X4 Collections Extract and Recovery Files Availability (Addendum)

The First Data job information that equates to the RCSI Collections files is as follows:

*** collections extract files:	***
***
	***	Note: *** to be eliminated. *** and *** to replace this file.

***comments file:	***
*** promise file:	***

*** recovery files:	***
***

*** collections extract files:	***
	***	Note: *** to be eliminated. ***4 to replace this file.
***

***comments file:	***
*** promise file:	***

*** collections recovery files:	***
***

RSF collections recovery files:	***
***

RSF collections extract files:	***	Note: *** to be eliminated.
***
***

5/2/2014	Y3X4 Addendum	Page 26 of 63

Service Level Definition

Performance Standard - Y4 On-Line Reports Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - General ledger reports available on-line by 6:00 ETZ (All RCSI clients)	General Ledger reports in support of Extracts CD-121, CD-029, CD-053, CD-072 to be available online by 6:00 a.m. ETZ/ 5:00 a.m. CTZ, in support of the general ledger feeds.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes taken from 6:00 a.m. ETZ / 5:00 a.m. CTZ until all G/L reports in support of Extracts CD-121, CD-029, CD-053, CD-072 are available on-line.	Each minute, past 6:00 a.m. ETZ, that all G/L reports are not available on-line is a Defect.	Record daily time reports are available on-line in minutes from 1:00 a.m. ETZ	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1140 opportunities per day x number of cycles / month. 1140 = 19 hours per day x 60 minutes per hour.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y4 X1 Gen Lgr On-Line Rpts by 6	Page 27 of 63

Performance Standard - Y4 X1 General Ledger Reports Availability (Addendum)

The First Data reports considered for this measure are as follows:

FDR JOB	REPORT	REPORT NAME

***	CD-029	Tape Transmittal Rejected
***	CD-121	Ledger Activity Report
***	CD-053	Unposted Monetary Items Report
***	CD-072	Report of Adjustments

5/2/2014	Y4X1 Addendum	Page 28 of 63

Service Level Definition

Performance Standard - Y4 On-Line Reports Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Daily on-line report availability (All RCSI clients)	Daily reports available on-line by time specified in Y4X2 Addendum	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes past Y4X2 addendum requirement until each required report is available on-line.	Each minute, past Y4X2 Addendum requirement, in which the required reports are not available on-line is a Defect.	Record time each report became available in minutes from 1:00 a.m. ETZ	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		** Opportunities = 1440 minutes - Required completion time in minutes (600) x number of cycles / month = 900

				23910	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are based on weighted average of times reports are due (2 at 8:00 a.m. & 47 at 10:00 a.m.: net of 905 opportunities /day)

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y4 X2 Daily On-Line Rpts Avail	Page 29 of 63

Performance Standard - Y4 X2 Daily On-line Rpts (Addendum)

Performance Standard Y4X2 - Daily On-Line Reports Availability by Specified Time (Addendum)

First Data Report ID	FDR JOB	FDR Report Name	FDR Manual	Time Required by:	Triggered by:	Comments
AD-041	***	Authorization Services Report	Authorizations	***	***
AD-066	***	Daily Auth Statistics Approved/Decline	Authorizations	***	***
BD-020	***	Bank Data Card Daily PCF Changes	Product Control File Fields	***	***
CD-006	***	Credit Life Fees	Cardholder System Features	***	***	Tracking of CD-006 will be used for CD-116 as both reports use same trigger job.
CD-007	***	Daily Charged Off Accounts	Collections and Debt Management	***	***	Tracking of CD-007 will be used for CD-007C, CD-132 and CD-179 as all reports triggered by same trigger job.
CD-011	***	Non-monetary Entry List	Cardholder Non-monetary Transactions	***	***
CD-028	***	Tape Transmittal Accepted	Monetary Entry	***	***	Tracking of CD-028 will be used for CD-029 and CD-043 as all jobs are triggered by same trigger job.
CD-031	***	Authorization Log	Approved/Declined - Authorization Log	***	***
CD-051	***	Non-monetary Journal	Cardholder Non-monetary Transactions	***	***	Tracking of CD-051 will be used for CD-052 as both jobs triggered by same trigger job.
CD-051E	***	Employee Non-monetary Journal	Cardholder Non-monetary Transactions	***	***	Tracking of CD-051E will be used for CD-072E as both reports triggered by same trigger job.
CD-053	***	Unposted Monetary Items	Monetary Entry	***	***
CD-054	***	Report of Adjustments and Reversals	Adjustments	***	***
CD-055A	***	Same Day Plastic Log Journal	Cardholder Plastics	***	***
CD-059	***	Customer Transaction Log	Security	***	***
CD-061	***	New Accounts Journal	Cardholder New Accounts	***	***
CD-062	***	Embossing Cards Report	Cardholder Plastics	***	***
CD-063	***	Daily Embossing	Cardholder Plastics	***	***
CD-071	***	Monetary Transaction Journal	Adjustments	***	***
CD-072	***	Report of Adjustments	Adjustments	***	***
CD-075	***	Disputed reports	Cardholder Account Maintenance	***	***
CD-078	***	Adaptive Control Authorization Exceptions	Behavior Scoring and Adaptive Control	***	***
CD-107	***	Authorization Exceptions Report	Authorizations	***	***	Tracking of CD-107 will be used for CD-108, CD-109 and CD-110 as all reports triggered by same trigger job.
CD-111	***	Unusual Sales Activity Report	Collections	***	***	We will continue to track this job separately as availability timeframes are longer than the CD-113 and 114.
CD-112	***	Cardholder Exceptions Report	Cardholder Account Maintenance	***	***
CD-113	***	Cardholder Exceptions Report	Collections	***	***	Tracking of CD-113 will be used for CD-114 as both jobs triggered by same trigger job.
CD-1162	***	Expired Promotion Finance Charge Report		***	***	Tracking of CD-1162 will be used for CD-1163 as both jobs triggered by same trigger job.
CD-120	***	Ledger Activity Report	Settlement	***	***	Tracking of CD-120 will be used for CD-121 as both reports triggered by same trigger job.
CD-1229	***	Promotional Balances Collapsed Report	Issuer Marketing Products	***	***
CD-143	***	Security Detail Update List	Security	***	***
CD-147	***	Security Daily Reissue Actions	Security	***	***	Tracking of CD-147 will be used for CD-154 as both reports triggered by same trigger job.
CD-159	***	Daily Letters Report	Cardholder Plastics	***	***	Tracking of CD-159 will be used for CD-367, CD-850 and CD-1567 as all jobs triggered by same trigger job.
CD-187	***	Application Pre-edit Report	Cardholder New Accounts	***	***
CD-1886	***	Name Match Failed Report	Authorizations	***	***	Tracking of CD-1886 will be used for CD-1887 as both jobs triggered by same trigger job.
CD-191	***	Collection Journal	Collections and Debt Management	***	***
CD-192	***	Daily Productivity Report	Collections and Debt Management	***	***
CD-197	***	ACCD Totals Report	Collections and Debt Management	***	***
CD-216	***	Issuing Retrieval Request Summary List	Collections	***	***
CD-231	***	Letters - Daily Audit Trail Report	Cardholder Plastics	***	***
CD-236	***	Daily Letter System Removal and Archive	Cardholder Letters	***	***	Tracking of CD-236 will be used for CD-259 as both jobs triggered by same trigger job.
CD-271	***	Credit Limit Change Report	Cardholder Non-monetary Transactions	***	***	Tracking of CD-271 will be used for CD-273 as both reports triggered by same trigger job.
CD-318	***	Credit Refund Check Order Activity Report	Cardholder Billing	***	***
CD-324	***	Fraud Tracking - Address Change Before Nonmonetary	Security	***	***
CD-501	***	Automatic refund audit trail report	Cardholder Billing	***	***	Tracking of CD-501 will be used for CD-502 and CD-503 as all reports triggered by same trigger job.
CD-526	***	Operator PIN/Plastic Activity Journal	Fraud Control Options	***	***
CD-534	***	CIMS Daily Workcase Status Report	Customer Inquiry Management System	***	***
CD-621	***	Portfolio Management Statistics	Issuer Marketing Products	***	***
CD-676	***	CVV/CVC Authorization Audit Report	Authorizations	***	***
CD-821	***	Daily Card Activation History Report	Security Authorization-Only Guide	***	***
CD-881	***	Daily Force Emboss, Rush, Reinstatement Report	Cardholder Plastics	***	***
CD-882	***	Promotion Activity Report	Issuer Marketing Products	***	***
MD-022	***	Merchant Summary Report	Merchant Processing	***	***
MD-030	***	Merchant Non-Monetary Error List	Merchant Non-Monetary Entry	***	***	Tracking of MD-030 will be used for MD-031, MD-032 as all are triggered by same trigger job.
MD-033	***	New Merchant Accounts	Merchant New Accounts	***	***
MD-050	***	Daily Merchant Exceptions	Merchant Processing	***	***
MD-180	***	Promotional Purchase Merchant Report	Retail Processing	***	***
MD-622	***	DAILY MERCHANT RESEARCH		***	***
MD-721	***	BANK DEPOSIT REPORT		***	***
MD-840	***	Merchant Deposit History	Monetary Entry	***	***
PL-038	***	Retail Headquarters Report	Retail Processing	***	***
SD-041	***	Settlement Advice Parts I & II	Settlement	***	***	Tracking of SD-041 will be used for SD-042 as both are triggered by same trigger job.
SD-077	***	ACH Monetary Transaction Journal	Merchant Processing Off-line Debit Card	***	***	Tracking of SD-077 will be used for SD-078 as both jobs are triggered by same trigger job.
SD-119	***	Daily Chargeback Activity List	Chargebacks	***	***

5/2/2014	Y4X2 Addendum	Page 30 of 63

Service Level Definition

Performance Standard - Y4 On-Line Reports Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - Weekly / monthly on-line report availability (All RCSI clients)	Wkly/Mthly reports available on-line by day specified in Y4X3 Addendum	Discrete	Measure Weekly, Monthly / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure number of weekly & monthly on-line reports not available on-line by the specified day.	Each required weekly/monthly report not available on-line by the day specified in the Y4X3 Addendum is a Defect.	Record day report became available.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Opportunities = number of weekly and monthly required on-line reports scheduled per month

				40	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are an approximation as they vary per month

Non-Credit/Bonus Measures

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y4 X3 Wkly Mthly On-Line Rpts	Page 31 of 63

Performance Standard - Y4 X3 Wkly/Mthly On-line Report Availability (Addendum)

First Data Report ID	FDR JOB	FDR Report Name	FDR Manual	Time Required by:	Trigger Job:	Comments:
BW-022	***	Agent Bank File Listing	Product Control File Fields	First (1st) Business Day of following Week	***
CW-013	***	CIMS weekly CSR Productivity Report	Customer Inquiry Management System	First (1st) Business Day of following Week	***	CW-013 will be tracked for CW-015, 016 and 018 as all reports triggered by the same FDR trigger job.
AM-169	***	Monthly Historical Authorizations Statistics	Authorizations / Authorization - only guide	Fifth (5th) calendar day of the month	***	AM-169 will be tracked independent of CM-027 even though both reports are triggered by the same trigger job.
CM-027	***	Deleted Accounts	Collections and Debt Management	Fifth (5th) calendar day of the month	***
BM-301	***	PCF Parameter Report	Strategy Management Online Product Control File Management	Saturday following month-end processing completion	***
BM-405	***	Monthly Invoice Backup Report	Backup Invoice Reconciliation Guide	Sixth (6th) calendar day of the month	***	BM-405 will be tracked separately from BM-406 as the backup report will always run a day later than the month-end report.
BM-406	***	Monthly Invoice Report	Invoice Reconciliation Guide	Fifth (5th) calendar day of the month	***	BM-406 will be tracked separately from BM-405 as the backup report will always run a day later than the month-end report.
CM-051	***	Cardholder Management Report	Settlement	Fifth (5th) calendar day of the month	***	CM-051 will be tracked for CM-052 as both reports are triggered by the same FDR job.
CM-060	***	Lost/Stolen/Fraud Accounts	Fraud Control Options	Fifth (5th) calendar day of the month	***
CM-061	***	Security Monthly Detail Report	Fraud Control Options	Fifth (5th) calendar day of the month	***
CM-092	***	Accounts Abandoned This Month	Collections and Debt Management	Fifth (5th) calendar day of the month	***	CM-092 will be tracked for CM-093 as both reports are triggered by the same FDR job.
CM-170	***	Monthly Letters Tracking Report	Cardholder Letters	Fifth (5th) calendar day of the month	***
CM-171	***	Monthly Insurance Statistics Report	Cardholder System Features	Fifth (5th) calendar day of the month	***
CM-201	***	CIMS Monthly CSR Resolution Report	Customer Inquiry Management System	Fifth (5th) calendar day of the month	***	CM-201 will be tracked for CM-203 as both reports triggered by the same FDR trigger job.
CM-254	***	Portfolio Monthly Management Statistics	Issuer Marketing Products	Fifth (5th) calendar day of the month	***
CM-286	***	1099C Monthly Add Report	Collections and Debt Management	Fifth (5th) calendar day of the month	***
CM-327	***	Lost/Stolen/Fraud Report	Fraud Control Options	Fifth (5th) calendar day of the month	***
CM-989	***	Summary of Individual User Transactions	Cardholder Non-Monetary Transactions	Fifth (5th) calendar day of the month	***
MM-035	***	All Merchant Accounts	Merchant Processing	Fifth (5th) calendar day of the month	***
MM-061	***	Merchant Alpha Report	Merchant Processing	Fifth (5th) calendar day of the month	***
MM-101A	***	Merchant Profitability	Merchant Processing	Fifth (5th) calendar day of the month	***
MM-120	***	Promotional Purchase Merchant Report	Merchant Processing	Fifth (5th) calendar day of the month	***

5/2/2014	Y4X3 Addendum	Page 32 of 63

Service Level Definition

Performance Standard - Y5 Critical File Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Transmission acknowledgements Within 45 Minutes (All RCSI clients)	Transmission acknowledgements available on spool for RCSI within 45 minutes following the receipt of the corresponding transmission file at First Data every business day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure when transmission acknowledgements are placed on spool ready for RCSI.	Each acknowledgement not available on spool within 45 minutes of transmission file receipt is a Defect.	Record time acknowledgement file becomes available.	1) Excludes files received at FDR during monetary posting and processing, 2) empty incoming files, 3) client-caused file issues which prohibit processing in that night’s production processing cycle, and 4) files received during monthly ICASUBBY installs.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Opportunities = Files sent minus files due to the specified exclusions. 2002 avg. files sent = 570

				570	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are an approximation as they vary per month

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y5 X1 Transmission Ack > 45 Min	Page 33 of 63

Performance Standard - Y5 X1 Transmission Acknowledgements Within 45 Minutes (Addendum)

The following lists the applicable First Data files and confirmation files:

*** sales file:
First Data job:	***

*** sales confirmation file:
First Data job:	***

*** payment file:
First Data job:	***

*** payment confirmation file:
First Data job:	***

*** sales file:
First Data job:	***

*** sales confirmation file:
First Data job:	***

*** payment file:
First Data job:	***

*** sales confirmation file:
First Data job:	***

RSF payment file:
First Data job:	***

RSF confirmation file:
First Data job:	***

*** sales file:
First Data job:	***

*** sales confirmation file:
First Data job:	***

*** sales file:
First Data

*** sales confirmation file:
First Data job:	***

5/2/2014	Y5X1 Addendum	Page 34 of 63

Service Level Definition

Performance Standard - Y5 Critical File Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Monetary files received in the FDR Data Center by the designated cut off time will be processed in that night’s production processing cycle for 100% of the production cycles for the month. (Includes all RCSI clients)	Monetary files received in the FDR Data Center by the designated CTZ cut-off time (6:00 PM ETZ/5:00 PM CTZ) will be processed in that same day’s nightly production processing cycle.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure when all of the incoming monetary transmission files tracked in Y5 X1, received at First Data by 6:00 p.m. ETZ/5:00 p.m. CTZ, are processed.	Each monetary file confirmed but not run in same day’s nightly production processing cycle is a Defect.	Collect data from IR report.	Files received from the client with client-caused issues (i.e., out of balance or invalid fields/transactions) which prohibit processing in that night’s production processing cycle, 2) files that exceed one million transactions where notification and receipt condictions outlined in the addendum are not followed, 3) files received on Fridays after the designated cut-off and before Sunday’s designated cut-off will be processed in Sunday night’s cycle, and 4) scheduled FDR non-cycle days.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Opportunities per day = All Y5 X1 files confirmed. (Varies by month). 2002 avg files = 570.

				570	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are an approximation as they vary per month

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y5 X2 Process Files Same Day	Page 35 of 63

Performance Standard - Y5 X2 Process Files (in Y5X1) Same Day (Addendum)

Special Notes:

1. Report daily monetary entries in excess of 1 million (each) to an FDR Service Analyst at least three hours prior to the designated cut-off time of the files transmission. For example, if the cut-off time is 5:00 PM CTZ, notification must be made by 2:00 PM CTZ.

2. The transmission must be received in the FDR Data Center at least 1.5 hours prior to the normal cut-off time for the file to be processed in that night’s production processing cycle. For example, if the cut-off time is 5:00 PM CTZ, transmission must be received by 3:30 PM CTZ.

Note: Physical tapes must be received in the Input/Output Control area thirty minutes prior to the designated cut-off time.

5/2/2014	Y5 X2 Addendum	Page 36 of 63

Service Level Definition

Performance Standard - Y5 Critical File Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - General ledger files available for transmission by 3:00 ETZ (All RCSI clients)	General ledger interface files available for transmission by 3:00 a.m. ETZ/2:00 a.m. CTZ. every applicable processing day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure total minutes taken from 3:00 a.m. ETZ/2:00 a.m CTZ until all general ledger interface files, as defined in Y5X3 Addendum, are available for transmission to RCSI.	Each minute, past 3:00 a.m. ETZ, that all G/L files are not ready for transmission is a Defect.	Record daily time file is on spool ready for transmission in minutes from 1:00 a.m. ETZ.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		1320 opportunities per day x number of cycles / month. 1320 = 22 hours x 60 minutes per day.

				34870	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y5 X3 Gen. Ldgr Files Avail	Page 37 of 63

Performance Standard - Y5 X3 General Ledger Files Available by 3 ETZ (Addendum)

The following lists the applicable *** files:

CD-121 File
First Data job:	***

CD-053 File
First Data job:	***

CD-072 File
First Data job:	***

CD-029 File
First Data job:	***

The following lists the applicable *** files:

CD-121 File
First Data job:	***

CD-053 File
First Data job:	***

CD-072 File
First Data job:	***

CD-029 File
First Data job:	***

Note: RSF does not currently receive any General Ledger files

5/2/2014	Y5X3 Addendum	Page 38 of 63

Service Level Definition

Performance Standard - Y5 Critical File Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X4 - Daily Data Warehouse files available by scheduled time (All RCSI Clients)	Data Warehouse Files available for transmission by times outlined in addendum for every applicable processing day.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the time in minutes past 6:00 a.m. ETZ or 7:00 a.m. ETZ (based on file spec limits), when each of the files listed is available for transmission to RCSI.	Each minute, past 6:00 a.m. ETZ or 7:00 a.m. ETZ (based on file spec limits), in which the required files are not available for transmission is a Defect.	Record daily time files are on spool ready for transmission in minutes from 1:00 a.m. ETZ.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Daily opportunities = 1140 opportunities per day x number of cycles / month. 1140 = 19 hours x 60 minutes per day.

				30115	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y5 X4 Daily DataWrhs Files	Page 39 of 63

Performance Standard - Y5 X4 Daily Data Warehouse File Available by Scheduled Time (Addendum)

*** files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job
	Authorizations (CD-031)*	Transmission	Daily	6:00 AM ETZ	***

	Credit Limit Overrides (CD-271)	Transmission	Daily	6:00 AM ETZ	***

*** files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job

	ACS Authorizations*	Transmission	Daily	6:00 AM ETZ	***

*** files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job

	Data Warehouse Files - ACS	Transmission	Daily	6:00 AM ETZ	***

*** files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job
	Combined CH Master w/flaps	Transmission	Daily	6:00 AM ETZ	***
*** files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job

	Authorizations (CD-031)	Transmission	Daily	6:00 AM ETZ	***

	ACS File	Transmission	Daily	6:00 AM ETZ	***

	CD-271 Daily Flat File	Transmission	Daily	6:00 AM ETZ	***

	Monetary Detail File	Transmission	Daily	6:00 AM ETZ	***

RSF Files:
	Data File	Tape or Transmission	Frequency	SLA	FDR Job

	Monetary Detail File	Transmission	Daily	7:00 AM ETZ	***

* Copies of these files are also delivered to the Alpharetta M/F on a daily basis.

5/2/2014	Y5X4 Addendum	Page 40 of 63

Service Level Definition

Performance Standard - Y5 Critical File Timeliness

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X5 - Weekly / monthly data warehouse files available on time (All RCSI clients)	Process Data Warehouse Files weekly or monthly as specified in Y5 X5 Addendum.	Discrete	Measure Weekly, Monthly / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the days when each of the files listed is available for transmission or mailed to RCSI by specified time requirement.	Each file or tape which is not available for transmission or mailed to RCSI by specified time requirement is a Defect.	Record day file becomes available or is mailed to GE.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		Weekly / Monthly opportunities = number of required reports as outlined in Addendum

				72	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are an approximation as they vary per month

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y5 X5 Wkly Mthly DataWrhs Files	Page 41 of 63

Performance Standard - Y5 X5 Wkly Mthly Data Wrhs File Available on Time (Addendum)

*** Files:

Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN
Revolving Merchant Monetary	Transmission	Weekly	1st business day of the week	***

Merchant History	Tape	Monthly	5th calendar day of the month	***	***

Monetary Detail	Tape	Monthly	5th calendar day of the month	***	***

ACS Bill/Post/Auth - Weekly	Transmission	Weekly	1st business day of the week	***

*** Files:
Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN

Bon Base	Tape	Monthly	5th calendar day of the month	***	***
*** Files:
Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN

TLP Promo	Tape	Monthly	5th calendar day of the month	***	***

Combined CH Master w/Flaps	Tape	Monthly	5th calendar day of the month		***
*** Files:
Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN
Insurance History	Transmission	Monthly	5th calendar day of the month	***

*** Files:
Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN

Revolving Merchant Monetary	Transmission	Monthly	5th calendar day of the month	***

TLP Promo	Tape	Monthly	5th calendar day of the month	***	***

Merchant History	Tape	Monthly	5th calendar day of the month	***	***

Insurance History	Transmission	Monthly	5th calendar day of the month	***

RSF Files:
Data File	Tape or Transmission	Frequency	SLA	FDR Job	FDR DSN

Revolving Merchant Monetary	Transmission	Weekly	Saturday AM	***

Combined C/H Master W/Flaps	Tape	Monthly	5th calendar day of the month	***	***

Merchant History	Tape	Monthly	5th calendar day of the month	***	***

TLP Promo	Transmission	Monthly	5th calendar day of the month	***	***

Bon Base	Transmission	Monthly	5th calendar day of the month	***	***

Merchant Statistical (SKU)	Transmission	Monthly	5th calendar day of the month	***	***

PCF - Weekly	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

	Transmission	Weekly	Saturday PM	***

5/2/2014	Y5X5 Addendum	Page 42 of 63

Service Level Definition

Performance Standard - Y6 Input Services

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Batch PCF changes within 2-days (All RCSI clients)	Standard Batch Product Control File (PCF) Changes / Requests processed within 2 business days (All GE Clients)	Discrete	Measure as Occurs / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the time/date received in Service and the time/date when the Standard Batch PCF request is complete. Record number of business days taken to complete request; day 1 starts when request is received by 12:00 noon ETZ. A two business day lead time is required for these requests. The submitted implementation date for submitted changes < 2 business days will be modified to reflect the required lead time.	Each Standard Batch PCF Request that is not completed within 2 First Data processing days is a Defect.	Record day the batch PCF request is built and any defects associated with the timeliness of the build.	Does not include On-line Product Control File, Expedite PCF changes, 5-day changes, M cycle requests and PCF mirrors. All batch PCF requests received after 12:00 noon ETZ will consider processing day 1 as the following processing day. Any GE caused defects are also excluded.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		See addendum for opportunities calculation. Monthly opportunities vary.

				5	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities can vary due to volume

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y6 X1 Batch PCF Change 2 Day	Page 43 of 63

Performance Standard - Y6 X1 Batch PCF Change Requests Within 2 Days (Addendum)

Standard Batch PCF:

2 day standard:	1. From date of receipt in First Data by 11:00 a.m. CTZ
2. No verification checking will be provided
3. *Volume limitation is 500 entries or less
4. A 2 business day lead time is required for PCF changes. The requested implementation date for submitted changes < 2 business days will be modified to reflect the required lead time.

* “Entries” are defined as one ‘card’ and one ‘field’.

Counting Methodology:

Sample calculation : Assume 100 PCF requests and 98 are processed within 2 days, 1 in 3 days and 1 in 4 days

Opportunities = 100 Requests + 3 Late Days
Defects = 3 Late Days (1 at 1 day late and 1 at 2 days late)

Calculation: Yield = (103-3)/103 = 97.09%; DPMO = 29,126; Sigma = 3.39

5/2/2014	Y6X1 Addendum	Page 44 of 63

Service Level Definition

Performance Standard - Y6 Input Services

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Batch PCF changes within 2-days (All RCSI clients)	Standard Batch Product Control File (PCF) Changes / Requests processed within 2 business days (All GE Clients)	Discrete	Measure as Occurs / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the time/date received in Service and the time/date when the Standard Batch PCF request is complete. Record number of business days taken to complete request; day 1 starts when request is received by 12:00 noon ETZ. A two business day lead time is required for these requests. The submitted implementation date for submitted changes < 2 business days will be modified to reflect the required lead time.	Each Standard Batch PCF Request that is not completed within 2 First Data processing days is a Defect.	Record day the batch PCF request is built and any defects associated with the timeliness of the build.	Does not include On-line Product Control File, Expedite PCF changes, 5-day changes, M cycle requests and PCF mirrors. All batch PCF requests received after 12:00 noon ETZ will consider processing day 1 as the following processing day. Any GE caused defects are also excluded.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		See addendum for opportunities calculation. Monthly opportunities vary.

				5	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities can vary due to volume

Non-Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y6 X1 Batch PCF Change 2 Day	Page 45 of 63

Performance Standard - Y6 X2 Batch PCF Change Requests within 5 Days (Addendum)

Standard Batch PCF:

5 day standard:	1. From date of receipt in First Data by 11:00 a.m. CTZ
2. Verification will be provided
3. No volume limitation
4. A 2 business day lead time is required for PCF changes. The requested implementation date for submitted changes < 2 business days will be modified to reflect the required lead time.

Each Standard Batch PCF Request that is not completed within five (5) First Data processing days is a Defect.

Counting Methodology:

Sample calculation: Assume 100 PCF requests and 98 are processed within 2 days, 1 in 3 days and 1 in 4 days

Opportunities = 100 Requests + 3 Late Days

Defects = 3 Late Days (1 at 1 day late and 1 at 2 days late)

Calculation: Yield = (103-3)/103 = 97.09%; DPMO = 29,126; Sigma = 3.39

5/2/2014	Y6X2 Addendum	Page 46 of 63

Service Level Definition

Performance Standard - Y6 Input Services

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X3 - Expedited batch PCF files on same day (All RCSI clients)	Same day processing of Expedited Batch Product Control File Requests. These requests are limited to cases of extreme liability to the client and requires exception approval.	Continuous	Measure as Occurs / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the time/date received in Service and the time/date when the Expedited Batch PCF request is complete. Record number of business days taken to complete request; day 1 starts when request is received by 9:00 a.m. ETZ.	Each Expedite Batch PCF Request that is not completed within 1 First Data processing day is a Defect.	Record day the batch PCF request is built and any defects associated with the timeliness of the build	Does not include On-line Product Control File, 2 or 5 day requests, M cycle requests and PCF mirrors. All batch PCF requests received after 12:00 noon ETZ will consider processing day 1 as the following processing day. Any GE caused defects are also excluded.	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by First Data		See addendum for opportunities calculation. Monthly opportunities vary.

				1	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities can vary due to volume

Non-Credit/Bonus Measures

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y6 X3 Batch PCF Chng Same Day	Page 47 of 63

Performance Standard - Y6 X3 Batch PCF Requested Changes on Same Day (Addendum)

Expedited Batch PCF

1 day standard:	1. From date of receipt in First Data by 8:00 a.m. CTZ
2. No verification checking will be provided
3. *Volume limitation is 100 entries or less (must be entered same day in First Data by 11:00 a.m. CTZ to make the final edit to run before noon.
4. Note: Same day processing of Expedited Batch Product Control File Requests are limited to cases of extreme client liability and requires exception approval.

*	“Entries” are defined as one ‘card’ and one ‘field’.

Each Expedite Batch PCF Request that is not completed within one (1) First Data processing day is a Defect.

Counting Methodology:
Sample calculation: Assume 100 PCF requests and 98 are processed within 2 days, 1 in 3 days and 1 in 4 days
Opportunities = 100 Requests + 3 Late Days
Defects = 3 Late Days (1 at 1 day late and 1 at 2 days late)
Calculation: Yield = (103-3)/103 = 97.09%; DPMO = 29,126; Sigma = 3.39

5/2/2014	Y6X3 Addendum	Page 48 of 63

Service Level Definition

Performance Standard - Y6 Input Services

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X4 - Statement checker file availability (JCPenney, Walmart, LNT, Bebe’s, Meijer’s)	Statement checker file available for transmission by 6:00 a.m. ETZ./5:00 a.m. CTZ.	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects/mo.	***	Defects/mo.	***	Defects/Mo

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities
Measure the total minutes taken from 6:00 a.m. ETZ/5:00 a.m CTZ until all specified statement checker file(s) are available for transmission to RCSI.	Each minute, past 6:00 a.m. ETZ, that statement file(s) are not ready for transmission is a Defect.	Record actual time (CTZ) when statement checker files are available for transmission.	GE caused defects	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by RCSI		1140 Opportunities/day x number of cycles / month. 1140 = 19 hours per day x 60 minutes per day.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities based on 317 cycles per year X daily opportunities divided by 12

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y6 X4 Stmt Checker File Avail	Page 49 of 63

Performance Standard - Y6 X4 Statement Checker File Availability by 6 ETZ (Addendum)

*** files:

***

***

*** file:

***

Note: RSF does not receive a statement checker file. They use AFP on Demand

*** file:

***

5/2/2014	Y6X4 Addendum	Page 50 of 63

Service Level Definition

Performance Standard - Y6 Input Services

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X5 - Daily Statement Content Accuracy (All RCSI clients)	Daily statement content Accuracy	Discrete	Measure Daily / Report Daily	***	DPMO	***	DPMO	***	DPMO

			Provide Daily Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the accuracy of billing statement information content as assessed against pre-established criteria and calculated on a daily basis.	Each event that does not meet specification of a CTQ is a Defect.	Record actual Defects as identified by FDR and PSG random sampling process	Defects in which RCA determines that the origin is within RCSI	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by FDR/RCSI		Opportunities = Number of RCSI statements produced within the reporting month as tracked via FDR’s CD-1371 report. ***

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Opportunities are an approximation as they vary by month

Credit/Bonus Measure

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y6 X5 Stmt Content Accuracy	Page 51 of 63

Service Level Definition

Performance Standard - Y7 IR Resolution Timeliness                            Fix Going Forward

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - IR Resolution for FDR originated defects (All RCSI Clients)	IR resolution to FDR attributed system problems reported to FDR 24 x 365 within 45 (or otherwide negotiated) calendar days.	Discrete	Measure by Report / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of closed or outstanding priority 3 and lower priority IR’s that exceed performance timeliness targets within the reporting month. Segmentation of data by portfolio and priority of IR will be made available in the monthly data spreadsheet.	Each closed or outstanding priority 3 and lower priority IR that is not corrected within the required timeliness target is a Defect.	Collect the number of closed or outstanding priority 3 or lower rated IR’s that are attributed to an FDR defect within the reporting month that exceed performance timeliness targets. Day 1 = date issue is opened* via a Service Center ticket or date the Infoman record is opened if a Service Center ticket was not opened. End date = FDR IR “RESOLVED” date (fix identified, coding completed and install date scheduled).	***	1. Defects recorded on a Run Time Chart 2. Provide raw data at end of month.		Incidents that exceed RCSI’s timeliness targets will be summarized in First Data’s month-end Exception Journal.

		Collected by First Data		Opportunities = Number of closed or outstanding RCSI IR’s within reporting month that exceed performance timeliness targets minus exclusions.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
See Priority Definition list in addendum

* See Addendum for daily cut-off times

Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y7 X1 IR Fix FDR Orig	Page 52 of 63

Performance Standard - Y7 X1 Incident Resolution: FDR Originated Defects: Fix Going Forward
RCSI Work Priority	First Data SLA’s (Open to Resolve)	Priority Description
3 or lower priority	0 - *** (or otherwise negotiated) calendar days	Problems in this priority include minor operational issues that require an IR to fix.

SLA Counting Methodology:

1.2 Calendar days include Monday through Sunday.

An incident is considered “corrected” when a fix has been implemented or a RCSI-approved workaround is in place (and a permanent fix has been identified, with a fix date scheduled),

or incident is reassigned in program request format, and RCSI has approved resolution

4. Opportunities are tabulated as the number of IR’s closed throughout the month and IR’s outstanding at month-end.

5. All IR’s closed within the reporting month and those outstanding at month-end are first reviewed against measurement criteria to determine inclusion or exclusion in reporting (see exclusion list on Y7X1 measurement definition document).

Defect Calculation:

Defects are any IR’s closed within the reporting month or outstanding at month-end that exceed the IR timeliness target. For example, if an IR should be closed in *** calendar days and is completed in *** calendar days, 1 defect is counted out of the appropriate number of opportunities.

If 3 incidents are closed within the reporting month and all 3 were scheduled to be fixed in *** days and all are completed in *** days, no defects are accumulated. Yield would equal 100%. If 1 of the 3 IR’s exceeds the timeliness target 1 defect out of 3 opportunities would be reported. The yield is 2 of 3 or (2/3 or 66.7%)

Sample Calculation:

Assume 12 IR’s with GE priority 3 (0 - *** calendar days) are closed within the reporting month and 7 IR’s are outstanding at month-end. Assume 11 are completed on time and one on day ***, (***days late, plus 1 of the 7 outstanding IR’s has *** days elapsed).

Defects = 2 out of 19 IR’s exceeded timeliness target or 2/19 = 10.5%

Yield = (19 - 2) = 17/19 = 89.5%; sigma = 2.75

5/2/2014	Y7 X1 Addendum	Page 53 of 63

Service Level Definition

Performance Standard - Y7 IR Resolution Timeliness                            Remedial Action

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1.1 - Remedial IR Resolution for FDR originated defects (All Clients)	Remedial IR resolution to FDR attributed system problems reported to FDR 24 x 365 within 75 (or otherwise negotiated) calendar days.	Discrete	Measure by Report / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of closed or outstanding priority 3 or lower priority remedial IR’s that exceed performance timeliness targets within the reporting month. Segmentation of data by portfolio and priority of IR will be made available in the monthly data spreadsheet.	Each closed or outstanding priority 3 or lower priority remedial IR that is not corrected within the required timeliness target is a Defect.	Collect the number of closed or outstanding priority 3 or lower rated remedial IR’s that are attributed to an FDR defect within the reporting month that exceed performance timeliness targets. Day 1 = date issue is opened* via a Service Center ticket or date the Infoman record is opened if a Service Center ticket is not opened. End date = FDR IR “RESOLVED” date (remedial actions identified and implemented).	***	1. Defects recorded on a Run Time Chart 2. Provide raw data at end of month.		Incidents that exceed RCSI’s timeliness targets will be summarized in First Data’s month-end Exception Journal.

		Collected by First Data		Opportunities = Number of closed and outstanding RCSI remedial IR’s within reporting month minus exclusions.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
See Priority Definition list in addendum

* See Addendum for daily cut-off times

Non-Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y7 X1.1 IR Remedial FDR Orig	Page 54 of 63

Performance Standard - Y7 X1.1 Incident Resolution: FDR Originated Defects: Remedial Action
GE Work Priority	First Data SLA’s (Open to Resolve)	Priority Description
3 or lower priority	0 - *** calendar days (or otherwise negotiated)	Problems in this priority include minor operational issues that require an IR to fix.

Remedial Action Definition:

Remedial action is defined as the action required (e.g., adjustments to cardholder accounts, refund checks, statement messages, cardholder letters, special mailings, etc.) to correct the RCSI accounts impacted by the issue.

SLA Counting Methodology:

1. An issue submitted to the FDR Client Services team prior to 11:00 a.m. CTZ will be considered as “day 1” for SLA counting purposes.

1.1 An issue received after 11:00 a.m. CTZ will be considered as “day 0” for SLA counting purposes.

1.2 Calendar days include Monday through Sunday.

2. An remedial IR is considered ‘closed’, when all remedial actions have been taken to restore impacted accounts to their correct state or the IR is reassigned to a project request format and RCSI has approved its closure.

3. Defects are tabulated as the number of priority 3 or lower priority remedial IR’s closed or outstanding at month-end that exceed the monthly timeliness target of *** (or otherwise negotiated) calendar days.

4. Opportunities are tabulated as the number of remedial IR’s closed or outstanding at month-end.

Data Collection/Counting Methodology:

All remedial action IR’s closed and outstanding at month-end are first reviewed against measurement criteria to determine inclusion or exclusion in reporting (see exclusion list within Y7X1.1 measurement definition document).

Defect Calculation:

Defects are any priority 3 or lower priority remedial IR’s closed or outstanding within the reporting month that exceed the incident timeliness target. For example, if a remedial IR should be completed in *** days and is completed in *** days, 1 defect is counted out of the appropriate number of opportunities.

Tabulation of the number of closed or outstanding remedial IR’s exceeding the timeliness target within the reporting month will be counted and reported. If 4 priority 3 incidents are closed within the reporting month and all 4 were scheduled to be fixed in *** calendar days and all are completed in *** calendar days, no defects are accumulated. Yield would equal 100%. If 1 of the 4 IR’s exceeds the timeliness target 1 defect out of 3 opportunities would be reported (1/3 or 66.7%).

Sample Calculation:

Assume 2 priority 3 incidents requiring remedial action are closed within the reporting month and 1 outstanding at month-end; one incident is completed in *** calendar days and one incident is completed in *** days; the open incident has been open *** days. Count ‘0’ defects for the first and third incident and 1 defect for the second incident.

Yield = (3-1) = 2/3 = 66.67% yield; sigma = 1.93

5/2/2014	Y7 X1.1 Addendum	Page 55 of 63

Service Level Definition

Performance Standard - Y7 IR Resolution Timeliness

PCS Process Link	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2 - Compliance IR Resolution, Fix Going Forward of FDR Caused Defects (All RCSI clients)	Response and resolution to GE defined compliance issues reported to FDR that require an FDR IR to fix. Correction of compliance IR’s is targeted within 15 (or negotiated) calendar days.	Discrete	Measure by Report / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of compliance-designated IR’s that exceed performance timeliness targets closed within the reporting month. Segmentation of data by portfolio and priority of incident will be made available in the monthly data spreadsheet.	Each compliance designated IR that is not corrected by the required timeliness target of 15 calendar days is a Defect unless otherwise agreed. Addendum document outlines specific RCSI criteria that must be met before the issue can be considered ‘corrected’ or resolved.	Collect the number of compliance designated IR’s closed within the reporting month that exceed performance timeliness targets. GE pending time will be subtracted from the overall timeliness calculation.	***	1. Defects recorded on a Run Time Chart 2. Provide raw data at end of month.		Incidents will be communicated on an event basis and summarized in First Data’s Weekly Journal.

		Collected by: First Data		Opportunities = number of GE compliance “fix going forward” IR’s closed within the reporting month

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
*Note: Designation as Compliance IRs are determined by *** with the right of appeal by First Data. Final determination will be at the discretion of *** Legal & Compliance Director(s).

Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y7 X2 Compliance IR Res	Page 56 of 63

Performance Standard - Y7 X2 Compliance IRs - Fix Going Forward (First Data Caused)

Compliance IR Definition

A Compliance IR is any IR established for any First Data System issue that is determined by *** or *** and/or Compliance Departments to be a disconnect within the terms and conditions of agreements, etc. First Data has the right to appeal the Compliance IR designation(s) to *** or ***.

Defect Definition:

Defects are the number of compliance IR’s that exceed the required timeliness target.

Correction/Resolution Definition:

The ‘Fix-Going-Forward” correction is considered complete when one of the following is accomplished:

1. A permanent fix has been implemented into production (or)

2. A RCSI approved work-around has been implemented and/or the IR has been reassigned in a program request format with a mutually agreed upon production release schedule.

RCSI Work Priority	First Data SLA’s (Open to Reviewed)	Descriptions
1	0 - *** calendar day	Instances seriously affecting RCSI’s business such as system / application outages, and severe connectivity issues.
2	0 - *** calendar days	Instances critical to RCSI’s business which have significant impacts to the business including authorization problems, customer service availability, or other issues that significantly impact the Cardholders and/or Client’s of RCSI or that significantly impact business partners of RCSI. A basic guideline for prioritizing items as RCSI Work Priority 2 will be whether or not the data or file can be rerun or recovered.
3	0 - *** calendar days	Problems in this priority include operational issues that are efficiency related. A basic guideline for prioritizing items as RCSI Work Priority 3 will be whether or not a reasonable workaround to the problem can be initiated until the fix is completed. (Unless a higher severity ((or negotiated timeframe)) is deemed appropriate, IRs default to this category)
4	0 - *** calendar days	This category includes minor problems, and correspondence posing a question requiring an First Data response to an Incident Report.

1.0 An incident submitted to the First Data Client Services team prior to 11:00 a.m. CTZ on a calendar day will consider that day 1 if IR process (agreed upon between RCSI and First Data) is followed.

1.1 An incident received after 11:00 a.m. CTZ on a calendar day will consider the same day as day 0 if IR process (agreed upon between GE and FDR) is followed.

3.0 Performance is tabulated once the IR is determined to be resolved and reported in that month’s performance summary report.

Calendar days are defined as Monday through Sunday.

Sample calculation:

Assume 3 Compliance IR’s closed within the reporting month (SLA of *** calendar days). One completed in *** calendar days;

one in *** calendar days; and 1 in *** calendar days. Yield equals 1/3 or 66.7%.

5/2/2014	Y7 X2 Addendum	Page 57 of 63

Service Level Definition

Performance Standard -                    Y7 IR Resolution Timeliness

PCS Process Link	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X2.1 - Compliance IR Resolution, Remedial Action of First Data Caused Defect (All RCSI clients)	Response and resolution to GE defined compliance issues reported to FDR that require an FDR IR to fix. Correction of Compliance IR’s is targeted within *** (or negotiated) calendar days.	Discrete	Measure by Report / Report Monthly	***	DPMO	***	DPMO	***	DPMO

			Provide Raw Data each Month	***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of compliance-designated recovery IR’s that exceed performance timeliness targets closed within the reporting month. Segmentation of data by portfolio and priority of incident will be made available in the monthly data spreadsheet.	Each compliance designated recovery IR that is not corrected by the required timeliness target of *** calendar days is a Defect unless otherwise agreed. Addendum document outlines specific RCSI criteria that must be met before the issue can be considered ‘corrected’ or resolved.	Collect the number of compliance designated recovery IR’s closed within the reporting month that exceed performance timeliness targets. RCSI pending time will be subtracted from the overall timeliness calculation.	***	1. Defect days recorded on a Run Time Chart 2. Provide raw data at end of month.		Incidents will be discussed during the weekly RCSI/First Data Compliance Issue conference call. Summary will be available within the monthend reports.

		Collected by: First Data		Opportunities = number of RCSI compliance “recovery” IR’s closed within the reporting month

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
* Note: Designation as Compliance IRs are determined by *** with the right of appeal by First Data. Final determination will be at the discretion of *** Legal & Compliance Director(s)

Non-Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y7 X2.1 Remedial - FDR Defect	Page 58 of 63

Performance Standard - Y7X2.1 Compliance IR’s - Remedial Action (FDR Caused)

Compliance IR Definition

A Compliance IR is any IR established for any First Data System issue that is determined by *** Legal and/or Compliance Departments to be a compliance concern and is directly applicable to *** business served by First Data, which may include a potential non-compliance of Regulation Z, a disconnect within the terms and conditions of agreements, etc. ***

Defect Definition

Defects for Compliance IR remediation, are the number of compliance IR’s that exceed the required timeliness target (*** calendar days from the date a compliance IR is reported by RCSI unless otherwise approved by RCSI)

Correction/Resolution Definition:

Remedial action is defined as that action required (e.g.: adjustments to cardholder accounts, refund checks, statement messages, cardholder letters, special mailings, etc.) to correct the RCSI client accounts impacted by the Compliance IR.

Calendar days are defined as Monday through Sunday.

Sample Calculation:

Assume two First Data-caused Compliance IR’s requiring remedial action; #1 has the default *** calendar day remedial target, #2 is mutually agreed to require *** calendar days to complete remedial action.

#1 is completed in *** calendar days and #2 is completed in *** calendar days. Count 1 defect for #1 and 0 defects for #2, for a total yield of 1/2 or 50%.

5/2/2014	Y7 X2.1 Addendum	Page 59 of 63

Service Level Definition

Performance Standard - Y9 Root Cause Analysis Timeliness - Preliminary

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Performance Level (BPL)		Credit Performance Level (CPL)
X1 - Preliminary root cause analysis documentation timeliness for First Data caused severity 1 & 2, compliance or critical SLA defect issues (All RCSI clients)	Documentation of preliminary RCA for FDR caused severity 1 and 2, compliance or critical SLA defect issues within 7 calendar days. (See addendum for operational definition of severity 1 & 2, compliance and critical SLA defect issues).	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

				***	Actual Yeild	***	Actual Yeild	***	Actual Yeild

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of FDR caused preliminary RCA documents for severity 1 & 2, compliance and/or critical SLA defects not posted to the RCSI QuickPlace site or otherwise received by RCSI within 7 calendar days. Clock starts when RCSI and First Data jointly determine that the situation meets the criteria for a formal RCA.	Each occurrence in which a First Data caused preliminary RCA document for severity 1 or 2, compliance, or critical SLA defects is not posted to the RCSI QuickPlace site or otherwise received by GE within 7 calendar days is a Defect.	All posted preliminary RCA documents for First Data defect caused severity 1 & 2, compliance and/or critical SLA defect issues are included in this measure.	***	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated to *** on an event basis and posted on the *** QuickPlace site as well as summarized in First Data’s Weekly Exception Journal.

		Collected by First Data		Opportunities = total number of completed RCA documents submitted to *** within the reporting month that are attributable to an *** defect.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Non-Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y9X1 RCA Prelim Timeliness	Page 60 of 63

Performance Standard - Y9X1 Preliminary Root Cause Analysis Timeliness - Preliminary

Severity 1 & 2 Definitions:

Severity 1: Any First Data System / application outage (hard down) at one or more RCSI/GECS sites seriously affecting RCSI’s business or ability to service their clients. There is no workaround in place to reduce impact.

Examples:

1. Complete First Data System / application system outages such as hardware/software issues creating an outage.

2. First Data application (i.e., Chronicle, AFP OnDemand) down

3. First Data connectivity issues creating a total outage (fiber cut, router, gateway, or Zlink issues creating a total outage)

Severity 2: Any First Data System/application performance degradation issue that inhibits RCSI/GECF-A users from performing their jobs in a normal manner.

Examples:

1. Critical applications are not performing as designed with no acceptable workaround.

2. Slow response time of an application severely impacting RCSI’s/GECF-A’s ability to work.

3. Critical files are not available as required for RCSI/GECF-A processing (i.e, collections).

4. Hight rate of authorization stand-ins

Note: Other issues that fall outside of these system definitions can be escalated as a priority 1 or 2 issue by RCSI if the impact to RCSI/GECF-A is significant.

Compliance Definition:

A Compliance issue is any IR that is determined by *** Legal and/or Compliance Departments to be a compliance defect and is directly applicable to *** business served by First Data which may include a potential non-compliance of Regulation Z, or a disconnect within the terms and conditions of agreements, etc. ***

Critical SLA Defect Definition:

Any penalty bearing SLA that exceeds the upper control limit (UCL) or penalty level (CPL) spec limit.

SLA Counting Methodology:

Note: RCSI and First Data must jointly determine that the situation meets the criteria for a formal RCA.

An issue reported to FDR prior to 11:00 a.m. CTZ will be considered as “day 1” for SLA counting purposes.

An issue reported to FDR after 11:00 a.m. CTZ will be considered as “day 0” for SLA counting purposes.

Calendar days are defined as Monday through Sunday.

Defect Definition:

Any preliminary RCA for a FDR caused severity 1 & 2, compliance or critical SLA defect issue that is not posted to the RCSI/GE QuickPlace site or otherwise received at RCSI/GECF-A. by the ***calendar day at 5:00 PM CTZ.

Sample Calculation:

Assume two issues meet the RCA criteria within the reporting month. One of the RCA documents is delivered to GE within *** calendar days.

One RCA document is delivered on calendar day ***. Yield would equal 1/2 or 50%.

5/2/2014	Y9X1 Addendum	Page 61 of 63

Service Level Definition

Performance Standard - Y9 Root Cause Analysis Timeliness - Final

Measure Title	Measure	Data Type	Measure Period	Target Performance Level (TPL)		Bonus Target Performance Level (BPL)		Credit Target Performance Level (CPL)
X2 - Final root cause analysis documentation timeliness and quality for First Data caused severity 1 & 2, compliance and/or critical SLA defect issues (All RCSI clients)	Documentation of final RCA for First Data caused severity 1 & 2, compliance and/or critical SLA defect issues within *** calendar days and as compared to RCSI defined quality CTQ’s. (See addendum for definition of severity 1 & 2, compliance and critical SLA defect issues and list of RCSI CTQ definitions).	Discrete	Measure Daily / Report Monthly	***	DPMO	***	DPMO	***	DPMO

				***	Actual Yield	***	Actual Yield	***	Actual Yield

				***	Defects per month	***	Defects per month	***	Defects per month

				***	Sigma	***	Sigma	***	Sigma

Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities		Out of Spec Notification
Measure the number of First Data caused final RCA documents for severity 1 and 2, compliance and/or critical SLA defects not posted to the RCSI/GE QuickPlace site or otherwise received by RCSI within 37 calendar days and/or that do not meet RCSI’s quality CTQ specifications.	Each final RCA document that does not meet RCSI’s timeliness and/or quality CTQ specifications is a Defect.	All posted preliminary RCA documents for First Data Defect caused severity 1 /2, compliance and/or critical SLA defect issues are included in this measure. Quality CTQ defects for each final RCA will be provided by RCSI SDM to First Data within *** calendar days using a standardized evaluation form.	***	1. DPMO recorded on a Run Time Chart ((Defects / Opportunities) X 1000000) 2. Provide raw data at end of month.		Incidents will be communicated to RCSI on an event basis and posted on the RCSI/GECF-A QuickPlace site as well as summarized in First Data’s Weekly Exception Journal.

		Evaluation provided by GE. Data collected by FDR.		Opportunities = total number of completed final RCA documents submitted to RCSI within the reporting month that are attributable to an First Data Defect. Note: If evaluation of RCA is not received at First Data within*** calendar days, the RCA will be considered as passing the evaluation criteria.

				***	Opportunities

Performance Range (Low - High)	Resolution Period	Notes and Comments
Non-Credit/Bonus Measure

Opportunities are an approximation as they vary by month

First Data Account Executive Approval:

Date:

RCSI Vendor Management Approval:

Date:

RCSI Process Owner Approval:

Date:

First Data Process Owner Approval:

Date:

5/2/2014	Y9X2 RCA Final Timeliness	Page 62 of 63

Performance Standard - Y9X2 Final Root Cause Analysis Timeliness and Quality - Final

Severity 1 & 2 Definitions:

Severity 1: Any FDR system / application outage (hard down) at one or more GECS sites seriously affecting GE’s business or ability to service their clients. There is no workaround in place to reduce impact.

Examples:

1. Complete FDR system / application system outages such as hardware/software issues creating an outage.

2. FDR application (i.e., Chronicle, AFP OnDemand) down.

3. FDR connectivity issues creating a total outage (fiber cut, router, gateway, or Zlink issues creating a total outage).

Severity 2: Any FDR system/application performance degradation issue that inhibits GE users from performing their jobs in a normal manner.

Examples:

1. Critical applications are not performing as designed with no acceptable workaround.

2. Slow response time of an application severely impacting GE’s ability to work.

3. Critical files are not available as required for GE processing (I.e, collections).

4. Hight rate of authorization stand-ins

Note: Other issues that fall outside of these system definitions can be escalated as a priority 1 or 2 issue by GE if the impact to GE is significant.

Compliance Definition:

A Compliance issue is any IR that is determined by *** or *** Legal and/or Compliance Departments to be a compliance defect and is directly applicable to *** or *** business served by First Data which may include a potential non-compliance of Regulation Z, a disconnect within the terms and conditions of agreements, etc. First Data has the right to appeal the Compliance IR designation(s) to *** or *** Legal and Compliance Directors.

Critical SLA Defect Definition:

Any penalty bearing SLA that exceeds the upper control level (UCL) or penalty level (CPL) spec limit.

RCA CTQ’s:

1. Clear, concise and written in non-technical language.

2. Issue description section clearly explains the issue and RCSI impacts.

3. Resolution/Recovery section clearly outlines steps taken by First Data for the immediate fix and plans for recovery (If applicable).

4. Root Cause Analysis section adequately answers all of the “WHY” questions.

5. If RCA could not be determined, an adequate explanation of what was/is being researched is provided.

Preventative Action CTQ’s:

1. Clear, concise and written in non-technical language.

2. Preventative actions address solutions to all the “why” questions.

3. Preventative actions eliminate the possibility that this issue will occur again.

4. Preventative actions include dates when actions will be installed/implemented.

5. If RCA could not be determined, an “action plan” has been clearly identified to determine RCA upon another occurrence.

Data Collection/Counting Methodology:

Each final RCA document submitted to RCSI within the reporting month is counted as a single opportunity. Note: If evaluation of RCA is not received at First Data within 7 calendar days, the RCA is considered to pass the quality criteria.

An issue reported to First Data by RCSI where a completed final RCA document has not been provided to RCSI within the reporting month is not considered a valid opportunity.

Defect Definition:

Any final RCA for a severity 1 or 2, compliance or critical SLA defect that does not meet the *** calendar day timeliness specification or receives a quality rating of “Did Not Meet Expectations” on any of the RCSI defined quality CTQ’s is considered a defect.

Note: Any receipt of a quality evaluation of “3” (Did Not Meet Expectations) contained within the RCA document constitutes an overall “miss” or defect for that RCA document.

Sample Calculation:

Two RCA documents are completed and submitted to GE within the reporting month. Both documents meet the *** calendar day timeliness specifications. However, one document contains a “3”, Did Not Meet Expectations quality evaluation rating. Yield would = 1/2 or 50%.

5/2/2014	Y9X2 Addendum	Page 63 of 63

Exhibit B-2

Service Level Credit/Service Level Bonus Calculation

[Copy Attached]

EXHIBIT B-2

Service Level Credit/Service Level Bonus Calculation

1.	Critical Service Levels

The Service Levels identified in Table 1 below are Critical Service Levels. On ninety (90) days written notice to *** once a calendar quarter, *** the Critical Service Levels listed in Table 1.

2.	Service Level Commitments

In accordance with Section 8.2(e) of the Main Body of the Agreement, the Parties shall re-evaluate the Service Levels (including Critical Service Levels) at least on an annual basis. Any modifications to the Service Levels set forth in this Schedule B must be agreed upon in writing by the Parties and shall include consideration of First Data’s processing capability and RCSI’s processing requirements.

3.	Service Level Credits

When the Actual Yield for a Critical Service Level is less than the associated Credit Performance Level, RCSI may elect to receive a Service Level Credit equal to *** of that month’s Processing Fees multiplied by the Service Level Credit Weight assigned to that measure in accordance with Section 8.2 of the Main Body of the Agreement. The maximum Service Level Credits for all measures combined in a month shall not exceed *** of the Processing Fees for that month. The formula for calculating the Service Level Credit for each Critical Service Level that is not met is:

Calculation of a Service Level Credit $ = (***) X (monthly Processing Fees) X (assigned Service Level Credit Weight)

Example of a Service Level Credit for a Critical Service Level: Y2X1, Customer Service Availability: *** x $1M x 20% = ***.

4.	Service Level Bonuses

When the Actual Yield for a given Critical Service Level exceeds the Bonus Performance Level for six (6) consecutive months, a Service Level Bonus is paid that is equal to *** of that six (6) month period’s Processing Fees multiplied by the Service Level Bonus Weight assigned to that Critical Service Level. Upon payment of the Service Level Bonus, the Target Performance Level, Credit Performance Level and Bonus Performance Level will be adjusted to reflect the performance levels for the six (6) month period that earned the reward. The maximum Service Level Bonus for all measures combined is subject to a *** cap of that period’s Processing Fees. The formula for calculating the Service Level Bonus, for each Critical Service Level that exceeds the Bonus Performance Level for six (6) consecutive months, is:

Service Level Bonus for a Critical Service Level $ = (***) X (the 6 month period’s Processing Fees) X (assigned Service Level Bonus Weight)

Example: Y6X5, Statement Content Accuracy: ***x $1M x 6 months x 20% = ***

FINAL

5.	Weights

The sum of the weights for the Critical Service Levels equals *** and will *** (e.g., after the first year of the Term, the sum of the weights (“Weighting Cap”) for the Critical Service Levels will equal ***, followed by *** after the second year of the Term, etc.). On ninety (90) days written notice to First Data, RCSI, in its sole discretion once a calendar year, may change or alter the allocation of the Service Level Credit Weights or Service Level Bonus Weights assigned to any Critical Service Levels listed in Table 1 (as Table 1 may be amended over time), so long as the sum of the revised Service Level Credit Weights continues to equal to the then-current Weighting Cap and the sum of the revised Service Level Bonus Weights continues to equal one hundred percent (100%) in the aggregate.

2

FINAL

Table 1
Critical Service Level	Service Level Credit Weight	Service Level Bonus Weight
Y1X1 - Authorization System Availability	***	NA
Y1X2 - Authorization Response Time	***	10%
Y2X1 - Customer Service Availability	***	20%
Y2X3 - Host Response Time	***	NA
Y2X5 - Customer Service Planned Maintenance	***	10%
Y3X1 - Collections Availability	***	NA
Y3X3 - Auto Dialer files - on time	***	NA
Y3X4 - Auto Dialer extract and Recovery Files - on time	***	10%
Y5X2 - Produce and Deliver Critical Files - on time	***	NA
Y5X3 - General Ledgers Available for Transmission - on time	***	10%
Y5X4 - Data Warehouse Files - on time	***	10%
Y6X4 - Statement Checker File - on time	***	10%
Y6X5 - Daily Statement Content Accuracy	***	20%
Y7X1 - IR Resolution - on time	***	NA
Y7X2 - Compliance IR Resolution - on time	***	NA

Note:

“NA” for rewards are non-reward bearing measures because Target Performance Level is at *** DPMO.

3

Exhibit B-3

Example Reports

[Copies Attached]

Performance Level Summary (Modified Format)

2/02 - 2/03

Schedule B-3.1	Service Level Commitments						Feb		Mar		Apr		May		June		July		Aug		Sept		Oct		Nov		Dec		Jan
Penalty*** Measures	TPL DPMO	TPL Yield	TPL Sigma	UCL DPMO	PL DPMO	RL DPMO	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma
Y1 Measures
Y1 X 1 Auth System Downtime	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
Y1 X 2 Auth System Stand-Ins by MWCC	***	***	***	***	***	***	145	5.12	152	5.11	151	5.11	228	5.01	2,791	4.27	52	5.38	47	5.41	123	5.17	37	5.46	353	4.89	72	5.30	81	5.27
> PLCC	***	***	***	***	***	***	146	5.12	151	5.11	151	5.11	227	5.01	2,799	4.27	76	5.29	47	5.41	123	5.17	37	5.46	349	4.89	71	5.30	81	5.27
> RSF	***	***	***	***	***	***	24	5.57	225	5.01	178	5.07	456	4.82	1,240	4.53	1	>6	0	>6	101	5.22	71	5.30	953	4.60	215	5.02	92	5.24
Y2 Measures
Y2 X 1 Unplanned Cust Srv System Downtime	***	***	***	***	***	***	3,720	4.18	963	4.60	255	4.98	336	4.90	0	>6	784	4.66	1,030	4.58	972	4.60	1,344	4.50	0	>6	0	>6	4,368	4.12
Y2 X 3 Host Response Time ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	2,594	4.30	0	>6	0	>6	0	>6	0	>6	0	>6
Y2 X 5 Planned Cust Srv Maintenance	***	***	***	***	***	***	22,254	3.51	31,268	3.36	15,634	3.65	21,127	3.53	11,408	3.78	17,887	3.60	17,746	3.60	4,507	4.11	704	4.69	12,254	3.75	8,310	3.90	16,197	3.64
Y3 Measures
Y3 X 1 Collections Downtime	***	***	***	***	***	***	0	>6	388	4.86	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	5,824	4.02
Y3 X 3 Collection Auto Dialer Files ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	514	4.78	7,147	3.95	48,729	3.16	0	>6	0	>6	0	>6	0	>6
> JCP	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	772	4.67	0	>6	53,429	3.11	0	>6	0	>6	0	>6	0	>6
> RSF	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	39,327	3.26	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	772	4.67	21,442	3.52	53,429	3.11	0	>6	0	>6	0	>6	0	>6
Y3 X 4 Collection Extract & Recovery Files ***	***	***	***	***	***	***	7,034	3.96	1,757	4.42	831	4.64	353	4.89	519	4.78	6,344	3.99	9,188	3.86	53,229	3.11	4,938	4.08	3,519	4.20	2,321	4.33	354	4.89
> JCP	***	***	***	***	***	***	21,103	3.53	5,271	4.06	2,493	4.31	1,058	4.57	1,556	4.46	16,735	3.63	26,923	3.43	79,736	2.91	14,815	3.68	10,556	3.81	6,962	3.96	1,063	4.57
> RSF	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	1,406	4.49	641	4.72	40,919	3.24	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	892	4.62	0	>6	39,031	3.26	0	>6	0	>6	0	>6	0	>6
Y5 Measures
Y5 X 2 Process Files (in Y5X1)***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	37,168	3.28	0	>6	0	>6	0	>6	0	>6
Y5 X 3 Gen. Ldgr Files Avail ***	***	***	***	***	***	***	0	>6	1,909	4.39	0	>6	0	>6	0	>6	6,229	4.00	0	>6	46,678	3.18	0	>6	0	>6	0	>6	0	>6
Y5 X 4 Daily Data Wrhs File Availability	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	32	5.49	0	>6	40,649	3.24	0	>6	0	>6	0	>6	0	>6
> JCP							0	>6	0	>6	0	>6	0	>6	0	>6	32	5.49	0	>6	40,756	3.24	0	>6	0	>6	0	>6	0	>6
> Walmart/Others							0	>6	0	>6	0	>6	0	>6	0	>6	32	5.49	0	>6	39,575	3.26	0	>6	0	>6	0	>6	0	>6
> RSF							NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Y6 Measures
Y6 X 4 Statement Checker File ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	5,499	4.04	39,963	3.25	0	>6	0	>6	0	>6	260	4.97
> JCP	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	5,499	4.04	38,462	3.27	0	>6	0	>6	0	>6	520	4.78
> Walmart/Others	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	5,499	4.04	41,464	3.23	0	>6	0	>6	0	>6	0	>6
Y6 X 5 *** Statement Content Accuracy	***	***	***	***	***	***	320	4.91	4	5.94	15,005	3.67	232	5.00	0.2	>6	1,361	4.50	197	5.04	81	5.27	21	5.59	75	5.29	0	>6	0	>6
Y7 Measures
Y7X1 IR Resolution	***	***	***	***	***	***	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Combined	***	***	***	***	***	***
Y7 X 2 Compliance IR Resolution (Fix Going Forward)	***	***	***	***	***	***	0	NA	0	NA	0	NA	0	NA	0	NA	0	NA	0	NA	0	NA	0	NA	0	NA	7	NA	0	NA
> PLCC	***	***	***	***	***	***	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
> RSF	***	***	***	***	***	***	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
> Combined	***	***	***	***	***	***	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA

TABLE Continued

RL Met====>	TPL Met==>	UCL Exceeded==>	PL Exceeded==>

Note: Y6X5: Defects adjusted between Aug - Nov 2002 due to BTS #4851

Note: Y1X2: Feb ‘03 Auth System Stand-Ins by MWCC being researched. Outcomes of research may necessitate modification of defects.

Schedule B-3.1	Feb		2003 YTD
Penalty*** Measures	DPMO	Sigma	DPMO	Sigma
Y1 Measures
Y1 X 1 Auth System Downtime	0	>6	0	>6
Y1 X 2 Auth System Stand-Ins by MWCC	328	4.91	200	5.04
> PLCC	250	4.98	162	5.09
> RSF	10,316	3.81	4,969	4.08
Y2 Measures
Y2 X 1 Unplanned Cust Srv System Downtime	1,215	4.53	2,872	4.26
Y2 X 3 Host Response Time ***	0	>6	0	>6
Y2 X 5 Planned Cust Srv Maintenance	23,380	3.49	19,789	3.56
Y3 Measures
Y3 X 1 Collections Downtime	3,671	4.18	4,802	4.09
Y3 X 3 Collection Auto Dialer Files ***	0	>6	0	>6
> JCP	0	>6	0	>6
> RSF	0	>6		>6
> Walmart/Others	0	>6	0	>6
Y3 X 4 Collection Extract & Recovery Files ***	4,038	4.15	2,088	4.36
> JCP	12,076	3.75	6,245	4.00
> RSF	39	5.45	18	5.63
> Walmart/Others	0	>6	0	>6
Y5 Measures
Y5 X 2 Process Files (in Y5X1)***	0	>6	0	>6
Y5 X 3 Gen. Ldgr Files Avail ***	3,093	4.24	1,456	4.48
Y5 X 4 Daily Data Wrhs File Availability	14,734	3.68	6,934	3.96
> JCP	16,192	3.64	7,620	3.93
> Walmart/Others	0	>6	0	>6
> RSF	NA	NA	NA	NA
Y6 Measures
Y6 X 4 Statement Checker File ***	0	>6	138	5.14
> JCP	0	>6	275	4.95
> Walmart/Others	0	>6	0	>6
Y6 X 5 *** Statement Content Accuracy	0	>6	0	>6
Y7 Measures
Y7X1 IR Resolution	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC
> RSF
> Combined
Y7 X 2 Compliance IR Resolution (Fix Going Forward)	0	NA	0	NA
> PLCC	NA	NA	NA	NA
> RSF	NA	NA	NA	NA
> Combined	NA	NA	NA	NA

Performance Level Summary (Modified Format)

2/02 - 2/03

	Service Level Commitments						Feb		Mar		Apr		May		June		July		Aug		Sept		Oct		Nov
Other Measures	TPL DPMO	TPL Yield	TPL Sigma	UCL DPMO	USL DPMO	LSL DPMO	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma
Y1 Measures
Y1 X 3 Auth File to MWCC Stand-in ***	***	***	***	***	***	***	3,113	4.24	0	>6	880	4.63	0	>6	0	>6	10,297	3.82	4,892	4.08	92,071	2.83	1,369	4.50	0	>6
> JCP	***	***	***	***	***	***	3,383	4.21	0	>6	953	4.60	0	>6	0	>6	10,953	3.79	5,062	4.07	95,332	2.81	1,488	4.47	0	>6
> RSF	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	***	***	***	***	***	***	0	>6	0	>6	33	5.49	0	>6	0	>6	2,754	4.28	2,926	4.26	54,569	3.10	0	>6	0	>6
Y1X3.1 *** Auth File to MWCC Stand-in ***	***	***	***	***	***	***
> JPC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Walmart/Others	***	***	***	***	***	***
Y1 X4 Current FDR Auth File Updated ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	38,462	3.27	0	>6	0	>6
Y2 Measures
Y2 X 2 Critical Customer Files Updated	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	12,118	3.75	0	>6	43,758	3.21	0	>6	0	>6
Y3 Measures
Y3 X 2 Collections Data Available ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	38462	3.27	0	>6	0	>6
Y4 Measures
Y4 X 1 Gen. Legr Online Rpts Avail ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	585	4.75	0	>6	38,462	3.27	0	>6	0	>6
Y4 X 2 *** On-Line Rpts Availability	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	684	4.70	57,735	3.07	1,029	4.58	0	>6
Y4 X 3 *** On-Line Rpts Availability	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
Y5 Measures
Y5 X 1 Transmission Acknowledgements ***	***	***	***	***	***	***	20,225	3.55	0	>6	2,114	4.36	0	>6	1,786	4.41	0	>6	0	>6	17,794	3.60	0	>6	7,246	3.94
> PLCC	***	***	***	***	***	***	41,667	3.23	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	19,231	3.57	0	>6	19,231	3.57
> RSF	***	***	***	***	***	***	40,816	3.24	0	>6	19,608	3.56	0	>6	0	>6	0	>6	0	>6	20,408	3.55	0	>6	21,277	3.53
Y5 X 5 *** Data Wrhs Files Avail	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	28,438	3.40	0	>6
> JCP	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	111,111	2.72	0	>6
> RSF	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
Y6 Measures
Y6 X 1 Batch PCF Changes ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
Y6X2 Batch PCF Changes ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6	0	>6
Y6 X 3 Expedite Batch PCF Changes ***	***	***	***	***	***	***	0	>6	0	>6	0	>6	No Vol	No Vol	0	>6	0	>6	0	>6	0	>6	0	>6	No Vol	No Vol
Y7 Measures
Y7 X 1.1 IR Resolution (Remedial Action)	***	***	***	***	***	***	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up
> PLCC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Combined	***	***	***	***	***	***
Y7 X 2.1 Compliance IR Resolution (Remedial Action)	***	***	***	***	***	***	6	N/A	0	N/A	0	N/A	0	N/A	0	N/A	No Vol	No Vol	No Vol	No Vol	No Vol	No Vol	0	N/A	0	N/A
> PLCC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Combined	***	***	***	***	***	***
Y8 Measures
Y8X1b - ODS Responses ***	***	***	***	***	***	***	2,584	4.30	0	>6	0	>6	0	>6	0	>6	4,515	4.11	2,299	4.33	17,199	3.62	15,773	3.65	10,076	3.82
Y9 Measures
Y9X1 Root Cause Analysis Timeliness	***	***	***	***	***	***	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Combined	***	***	***	***	***	***
Y9X2 Root Cause Analysis Quality	***	***	***	***	***	***	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC	***	***	***	***	***	***
> RSF	***	***	***	***	***	***
> Combined	***	***	***	***	***	***

TABLE Continued

LSL Exceeded==>	TPL Met==>	USL Exceeded==>	USL Exceeded==>

	Dec		Jan		Feb		2003 YTD
Other Measures	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma	DPMO	Sigma
Y1 Measures
Y1 X 3 Auth File to MWCC Stand-in ***	8,417	3.89	0	>6	7,306	3.94	3,438	4.20
> JCP	9,148	3.86	0	>6	7,942	3.91	3,737	4.17
> RSF	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	0	>6	0	>6	0	>6	0	>6
Y1X3.1 *** Auth File to MWCC Stand-in ***
> JPC
> RSF
> Walmart/Others
Y1 X4 Current FDR Auth File Updated ***	0	>6	0	>6	0	>6	0	>6
Y2 Measures
Y2 X 2 Critical Customer Files Updated	0	>6	0	>6	0	>6	0	>6
Y3 Measures
Y3 X 2 Collections Data Available ***	0	>6	0	>6	0	>6	0	>6
Y4 Measures
Y4 X 1 Gen. Legr Online Rpts Avail ***	0	>6	0	>6	0	>6	0	>6
Y4 X 2 *** On-Line Rpts Availability	13,827	3.70	40,864	3.24	34,213	3.32	37,734	3.28
Y4 X 3 *** On-Line Rpts Availability	0	>6	0	>6	0	>6	0	>6
Y5 Measures
Y5 X 1 Transmission Acknowledgements ***	1,786	4.41	1,681	4.43	51,756	3.13	25,528	3.45
> PLCC	0	>6	0	>6	62,500	3.03	29,412	3.39
> RSF	0	>6	20,000	3.55	62,500	3.03	40,816	3.24
Y5 X 5 *** Data Wrhs Files Avail	0	>6	0	>6	0	>6	0	>6
> JCP	0	>6	0	>6	0	>6	0	>6
> RSF	0	>6	0	>6	0	>6	0	>6
> Walmart/Others	0	>6	0	>6	0	>6	0	>6
Y6 Measures
Y6 X 1 Batch PCF Changes ***	0	>6	0	>6	0	>6	0	>6
Y6X2 Batch PCF Changes ***	0	>6	0	>6	0	>6	0	>6
Y6 X 3 Expedite Batch PCF Changes ***	0	>6	0	>6	0	>6	0	>6
Y7 Measures
Y7 X 1.1 IR Resolution (Remedial Action)	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up	Not set up
> PLCC
> RSF
> Combined
Y7 X 2.1 Compliance IR Resolution (Remedial Action)	27	N/A	8	N/A	0	N/A	0	N/A
> PLCC
> RSF
> Combined
Y8 Measures
Y8X1b - ODS Responses ***	10,753	3.80	14,837	3.67	3,257	4.22	9,317	3.85
Y9 Measures
Y9X1 Root Cause Analysis Timeliness	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC
> RSF
> Combined
Y9X2 Root Cause Analysis Quality	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up	Not Set Up
> PLCC
> RSF
> Combined

EXHIBIT B-3.2

Example Service Deviation Report

RCSI WEEKLY JOURNAL (Sample)

(Date Range)

DATE	FDR IR #	GEMS #	MEASURE	DESCRIPTION	CORRECTIVE ACTION	ROOT CAUSE ANALYSIS	PREVENTIVE ACTION
7/3/00	4860102, 4860126, 4578609, EA# 1401496	1053831	Y3X1	From 18:00 through 22:40, RCSI may have experienced slow responses when processing collections transactions, and received error messages while attempting to utilize the memo transaction. First Data identified a monthly billing process that caused high usage on the Unix system. RCSI has determined that the actual outage impact was 25 minutes.	The billing process was cancelled.	All oracle databases at First Data were originally limited to 2 tables. First Data was in the process of systematically (by cycle) splitting these tables from 2 to 40. The F cycle and N cycle had not yet been completed when this outage occurred. On July 8, 2000 the N cycle tables were split.	The addition of 38 tables within the Oracle database will eliminate any delays that the UNIX box may have received while waiting for Oracle database replies.
7/17/00	4881760, EA# 1401497	1053831	Y3X1	From 20:40 through 21:00 CTZ, RCSI received the error message, “Function Temporarily Down”, while logged into First Data collections.	The batch workloads were shifted to another mainframe (THRC) to eliminate the error message and the slow responses.	The current version of IBM software (SYNCSORT) did not have enough storage space allocated, (software flaw), which forced the system to paginate which takes additional overhead to perform. This caused slow response time and the inability to access some transactions.	A new version of SYNCSORT (v3.7) will be installed after ‘compress’ maintenance occurs. An implementation schedule will be provided. Two other actions have taken place that should reduce the probability of client impact in the future. The first is the addition of the third processor in the Chandler facility, and second, the rescheduling of batch workload.
7/1/00	N/A	N/A	Y5X4	Data Warehouse file NCHW3001 was available for transmission at 6:05 CTZ.
7/8/00	N/A	N/A	Y5X4	Data Warehouse file NCHW3001 was available for transmission at 6:10 CTZ.

Updated:

EXHIBIT B-3.3

Root Cause Analysis Report Template

Root Cause Analysis

Preliminary RCA - Date Prepared:

Final RCA - Date Prepared:

Prepared By:

Date of Occurrence:

First Data Service Center (SC) #:

First Data Infoman #:

First Data Project Request #:

MWCC Tracking #:

DESCRIPTION OF ISSUE:

RESOLUTION / RECOVERY:

ROOT CAUSE ANALYSIS:

PREVENTATIVE ACTION(S):

Exhibit B-4: Service Level Template

Performance Standard:

Measure Title	Measure	Data Type	Measure Period	Target Performance Level	Bonus Performance Level	Credit Performance Level
				DPMO	DPMO	DPMO
				Actual Yield	Actual Yield	Actual Yield
				Defects per month	Defects per month	Defects per month
				Sigma	Sigma	Sigma
Measure Definition	Defect Definition	Data Collection Guidelines	Specific Exclusions	Report Method and Opportunities	Out of Spec Notification

Opportunities
Performance Range (Low - High)		Resolution Period		Notes and Comments

First Data Account Executive Approval:	RCSI Process Owner Approval:
Date:	Date:

RCSI Vendor Management Approval:	First Data Process Owner Approval:
Date:	Date:

FINAL

EXHIBIT B-5

Identified New Service Levels

GEN II Metrics

Y2: AFP On Demand	Load Time for Prebill, Prelim and Checker Files	Y2X6.2

Y2: AFP On Demand	Response Time	Y2X6.3

Y2: AFP On Demand	Availability	Y2X6.4

Y2: Customer Service Availability	Availability of Ancillary products ie. CIMS	Y2X10

Y2: Customer Service Availability	Response Time for Ancillary products - CIMS	Y2X11

Chronicle Measure(s)

Securitization Metric - Delivery of Securitization Accts CD - timeliness

Solution Delivery Performance Metrics, including:

Estimation SWAG cycle time – timeliness

Estimation – accuracy

Project Software Development Life Cycle (SDLC) tollgate reviews – timeliness, completeness, accuracy

Project completion – timeliness (plan vs. action completion date)

Project Quality – number of software defects released into production system

FINAL

Exhibit B-6

Potential New Service Levels

GEN II Metrics

Y2: AFP On Demand	Load Time for Statements	Y2X6.1

Y2: AFP On Demand	Statement Record Accuracy	Y2X6.5

Y2: AFP On Demand	Data Accuracy	Y2X6.6

Y2: Customer Service Availability	Data Accuracy	Y2X7

Y2: Customer Service Availability	Availability of Ancillary	Y2X8

Y2: Customer Service Availability	Response Time for Ancillary products	Y2X9

Y2: Customer Service Availability	Availability of Ancillary(FDR Products) products	Y2X12

Y2: Customer Service Availability	Response Time of Ancillary(FDR Products) products	Y2X13

Y2: Customer Service Availability	Availability of Ancillary(FDR Products) products	Y2X14

Y2: Customer Service Availability	Response Time of Ancillary(FDR Products) products	Y2X15

Accuracy measures for authorizations, on line data, critical reports and critical files

Metric for tracking follow through of final solutions for FDR that become FDR internal projects

Security - FDR network breach

Network intrusion detection

NetworkVantage collections response time metric

[Note: Schedule C has been superseded in its entirety

(with the exception of the following Exhibit C-8)

by the attached amendments.]

FINAL

Exhibit C – 8

Item Number Descriptions

The purpose of this Exhibit C-8 is to define the counting to be used for billing items and mechanisms for certain Service items set forth in Exhibit C-1, the Ancillary Services items set forth in Exhibit C-2, and the Merchant Service items set forth in Exhibit C-6. Some of the items are included within the Active Account Rate and others have specified unit charges. This Exhibit does not create any independent obligation for RCSI to pay any amounts or charges and does not limit the scope of the Services.

IN	Service/Item	Description

7279	Account Level Actions-Accounts Reviewed	Each Designated Account reviewed in connection with Account Level Actions (“ALA”). ALA allows RCSI the ability to have several non-monetary transactions automatically initiated at the individual Account level based upon decision tables built by RCSI.

7281	Account Level Actions - Non-Monetary Batch Transactions	Each set of non-monetary transactions generated for a Designated Account in connection with an Account Level Action account review.

7260	Account Level Processing (“ALP”)	Each Account using First Data’s Account Level Processing product that remains on RCSI’s masterfile on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or equivalent report. ALP Services-Cardholder Pricing allows RCSI the ability to set, change and monitor pricing parameters (including annual percentage rate, penalty fees, minimum payment calculations and annual charges) on an

1

Account automatically at the level of the individual Account based upon decision tables built by RCSI.

TBD	Acquiring Debit Services	The fees and charges associated with the use of any network switch provided by EDS or any one or all of the entities comprising the network in connection with a RCSI request.

7398	ACS Payment Defender	Each Designated Account on the First Data System for which a Payment Defender score is posted. ACS Payment Defender provides the decision tree flexibility of the Adaptive Control System with specific payment risk actions. The action driver is the highly predictive remittance score that precisely predict the likelihood a payment will be returned. Actions include the ability to “float” the payment, at the Cardholder level, by a specified percentage of the payment and length of time. The payment is actually posted to the account but RCSI will also have the flexibility to release the account’s “open-to-buy” on a graduated basis to control new credit authorizations. Other actions include automated letter generation or account queuing to further investigate high risk payments. RCSI can set the system parameters to limit the number of Active Accounts subjects to Payment Defender.

2

8319	Advanced Function Presentation (“AFP”) Statements on Demand	Each Cardholder statement. A stand-alone, PC desktop archival and retrieval system for statements which may be integrate with local RCSI networks for reprints. Fax capabilities are also included. Storage media may be a combination of magnetic disc and optical.

4415	Airborne	This element identifies the Pass-Through Expense for material sent to RCSI, RCSI’s Cardholders, or vendors via Airborne.

136	Approved Application Postings for Decisioned Accounts	The posting to the First Data System of an approved Account via a non-monetary transaction.

7030	Auth Track One Name Edit	Each attempt to match the name presented on track 1 of the magnetic stripe on authorization requests from a certified merchant (POS entry mode 90) to the Designated Account records stored on the First Data System.

7907	Automatic Chargeback	Each automatic initiation of a first time outgoing chargeback by the First Data System based upon predefined parameters for transactions involving an expired account plastic, an account listed in the Combined Warning Bulletin, the non-receipt of requested items, or a Designated Account which exceeds presentment parameters.

3

7340	Balance Consolidation Service Check File Creation	Each balance consolidation check request executed on First Data’s online system, including the production, processing, and management of balance transfer checks, including authorization and posting of checks, creation of a check data file, transmission of the check data file to a third-party vendor selected by First Data for printing and mailing of checks and related letters/inserts and product management through production of online balance consolidation reports and generation of a CIS Memo entry for each balance consolidation request. The third party vendor selected by First Data for check print and mail services may be an Affiliate of First Data. At RCSI’s option, reconciliation services and an Official Check Product may be provided through a separate agreement between RCSI and Integrated Payment Systems (“IPS”). Reconciliation services include payment of cashed items, reconciling issues to paids, researching and processing exception items, processing stop payments, and microfilming, storage and retrieval of paid items. Official Checks are centralized teller checks that receive next-day availability. If such services are obtained through contract with IPS, third-party print and mail services also will be provided through the IPS contract. First Data shall not be responsible for nonperformance, negligent performance, or default by IPS or its third-party vendor under such separate written agreement, or for providing such services in the event the agreement with IPS expires or is terminated.

4

8500	Behavior Score/Adaptive Control Accounts

Controlled/Behavior

Scored Account

The Adaptive Control/Behavior Scoring Service Fee entitles RCSI to both of the following:

(i) A behavior score, exception score or retained score for each Adaptive Controlled/Behavior Scored Account each month; and

(ii) Account management through the Product Decision Areas which include, credit line management, reissue management, delinquent collections, overlimit collections and authorizations.

“Adaptive Controlled/Behavior Scored Account”, for purposes of this Exhibit C-8, means a Designated Account so designated by RCSI and which includes any Account which has received either a Behavior Score, an Exception Score or Retained Score or any Account which has been processed through the Product software which includes the Product Decision Areas set forth in (ii) above.

In the months following the termination, First Data will provide a billing credit to RCSI for Accounts which are considered

5

Exception/Statused Accounts including charged-off Accounts (i.e. those which receives a score of 001), bankrupt Accounts (those which receives a score of 002), lost accounts (those which receives a score of 003), stolen Account (those which receives a score of 004) and inactive Accounts of five cycles or greater (those which receives a score of 012, 013 or 014) and any other Exception/Status Account as designated by RCSI as long as such Accounts are not processed through the Product Software.

7914	Card Activation-RCSI Processed	Each entry of an on-line transaction by RCSI, at RCSI or its Affiliates, agents, or subcontractors location’s, to change the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by RCSI) eligible for transaction authorization purposes.

7204	Cardholder Account on File	Each Designated Account (including charged off Designated Accounts, but excluding Merchant Accounts ) that remains on RCSI’s masterfile at First Data on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report.

7227	Cardholder Annual Activity Summary	Each itemized, summarized, and categorized statement of Cardholder transactions that are produced at the end of each year. Summaries can be issued to selected Cardholders within the system, principal, or agent level.

6

7228	Cardholder Annual Activity Summary-Detail Storage	Each Designated Account with storage of Cardholder transaction details throughout the year that will be used to create an Annual Activity Summary.

3510	Cardholder Authorization Inquiry	Each instance in which the Cardholder records of RCSI are accessed for an authorization, including personal identification number (“PIN”) verification and Cardholder address verification services, or when the authorization request is switched to RCSI’s location to access the off-site Cardholder masterfile of RCSI.

7902	Cardholder Authorization Transfer Referrals	Each connected call resulting from an authorization requiring live telephone intervention by First Data because RCSI has requested recovery of the account plastic or positive identification in order to complete the authorization transaction.

7904	Cardholder Authorization Transfer Referrals-Fraud	Each connected call resulting from an authorization attempt on a Designated Account of RCSI statused lost/stolen or Code 10 authorization transaction where First Data’s Fraud Management Voice Operations conducts an identification process, instructs the merchant on the authorization’s disposition and attempts recovery of the transaction card if the card is identified as lost/stolen.

7

Additionally, First Data may instruct the merchant to recover the transaction card and, at RCSI’s option, based upon predefined criteria, First Data shall dispatch the police to the merchant location.

7243	Cardholder Enhanced Annual Activity Summary	Each Cardholder Annual Activity Summary (as defined herein) which utilizes Enterprise Presentation system statement printing features, RCSI may elect to use either a standard or customized format.

7215	Cardholder Monetary Transaction	Each posting of a monetary transaction to RCSI’s accounts, including sales, returns, cash advances, payments, chargebacks, reversals, adjustments, and annual charges.

7216	Cardholder Non-Monetary/On-line Transaction	Each entry of non-monetary information subsequently posted or unposted to a Cardholder masterfile of RCSI, or an inquiry into the computer records of RCSI and its Cardholder (potential and existing) by the use of a terminal, a POS device, through an ATM, by transmission or by tape.

7214	Cardholder Notice	Each brief notification to an Cardholder of RCSI prepared by First Data’s computer at the request of RCSI based upon RCSI’s Product Control File or a CRT entry request made by an employee of RCSI, including delinquency notices, delinquency statements, over-limit notices, and first activity notices. This service includes any preparation required for delivery.

8

8201	Cardholder Select System (including Tape Creation and Reporting System File)	Each magnetic computer information storage unit. The Cardholder Select System allows RCSI to select a group of Cardholders from the First Data Masterfile so that specific actions can be taken on those Cardholders. The Cardholder Select System selects Cardholders that conform to a set of criteria that RCSI specifies. Selected Cardholder information can be reported and/or provided to RCSI on a number of different media. This service includes masterfile tape creation, CIF file creation, and account reporting system file creation.

7258	Cardholder Selected PIN- First Data 800#	Each connected call made to an First Data 800 number by a Cardholder of RCSI requesting a change to the personal identification number (“PIN”) by the use of a touch-tone telephone.

7262	Cardholder Selected PIN-Mailer Response	Each transaction generated in connection with a Designated Account of RCSI for which RCSI enters an on-line transaction into the First Data System from a Solicitation Mailer Response (“SMR”) screen or Solicitation Mailer call (“SMC”) through RCSI’s ARU which has been selected by the Cardholder in connection with the Cardholder in connection with the Designated Account.

9

7206	Cardholder Statement Inserting	The inserting of each advertising, marketing, or other items of information not contained on a statement into an envelope containing an Cardholder statement. Inserts required by state or federal law, do not apply.

4352/4354	CD-ROM Services (CD-ROM – Reports and CD-ROM-Statements)	Each data page (equivalent to a hard copy printed report page) stored on Compact Disc-Read Only Memory (“CD-ROM”), including statements and RMS reports selected by RCSI which are currently available on microfiche for purposes of record retention, accessing and archival purposes. RCSI, at its option, may elect to utilize both the CD-ROM Services and microfiche services for the same items. RCSI is responsible for determining the acceptance of the CD-ROM Services under state and federal regulations, including obligations to retain information of a specified period of time, signature verification and admissibility of documents into evidence. It is RCSI’s responsibility to keep written or microform records, if such are required under state or federal regulations because of the limited acceptances or admissibility of the CD-ROM Services or the technology to be used under this Agreement to provide the CD-ROM Services.

10

4353	CD-ROM Summary Bundles	Each CD-ROM bundle, which for purposes of the statements on CD-ROM Services, consists of three (3) copies, one for GE, one for archive and one for GE’s customer service representative. A CD-ROM bundle, for purposes of the reports on CD-ROM Services, consists of two (2) copies, one for GE, and one for archive. A CD-ROM summary bundle summarizes previously produced CD-ROM data pages.

7237	Check Order Service	Each RCSI request for a daily or monthly download of Cardholder data, via transmission or magnetic tape, to a third party vendor selected by RCSI including convenience checks and check reorders. If RCSI selects First Data for the production of such items, this charge will not apply.

7201	Chronicle Memo Records	Each record of data, in a narrative form not to exceed 2,000 bytes, which, during a calendar month, is stored within or added (either manually or via the First Data System) to a Designated Account, for use as a display of account contact or for history tracking. Chronicle memos are customizable through the use of memo types, specific memo retention, display filters, sort criteria, RCSI-defined memo formats and memo text standardization.

11

N/A	CIMS	First Data’s Customer Inquiry Management System (“CIMS”) is an on-line system which provides the means to log, assign and track customer inquiries. Under CIMS, a customer inquiry shall mean a request for information received from an Cardholder of RCSI either by mail, phone, walk-in or some other medium. A workcase is the basic work unit within CIMS; it represents a customer inquiry. workcase option with variable (“WOV”) Services shall also be available under CIMS at RCSI’s option.

7234	CIMS-Log Only Workcase	Each Cardholder inquiry resulting in a work case that is entered into CIMS by RCSI for internal reporting purposes only.

7232	CIMS-Regular Workcase	Each Cardholder inquiry that, for whatever reason, requires review, task completion and/or follow-up by RCSI personnel in order to resolve a Cardholder inquiry. An Cardholder inquiry shall mean a request for information received from an Cardholder of RCSI either by mail, phone, walk-in, or some other medium. A workcase is the basic work unit within CIMS; it represents an Cardholder inquiry.

7255	CIMS-Regular Workcase Actions	Each (i) task which is performed in the resolution of a regular workcase or (ii) brief communication that contains directive, advisory, or informative matter stored within an action workcase that is entered by RCSI’s personnel.

12

7233	CIMS-WOV Workcase	Each Cardholder inquiry resulting in an optional workcase that sends variable information to a file for downloading to RCSI. Actions may be used to establish the specific grouping of variables that will be downloaded to RCSI.

N/A	CIS	First Data’s Customer Inquiry System (“CIS”) is an on-line system for storing and accessing Statement, Detail or Memo information regarding a Designated Account.

7312	CIS-Detail	Each item of information regarding transactions that have posted or will post to an Cardholder statement such as charges, payments, credits, and authorizations not aged off the Cardholder’s file, Cardholder payment history, and real-time authorizations.

7311	CIS-Online Statement	Each set, containing a month’s statement and detail information regarding Designated Accounts, that is stored on the First Data System and accessible by RCSI via RCSI’s terminals. CIS statement information includes the information set forth on an Cardholder statement such as, but not limited to, the name, address, account number, statement date, payment date, cycle days, annual percentage rates, and monthly periodic rates.

13

7316	Client Defined Screens	This element identifies online transactions RCSI enters to access client-defined screens for a Designated Account. Client-defined screens allow RCSI to tailor the primary Cardholder display screens to meet the specific needs of RCSI’s credit card plan.

7337	Commercial View Data Storage	Each 1000 data elements, such as transaction details or summarized information, housed in the Commercial View database. These services will be provided at *** charge for CommerciaLine Accounts for the five (5) CommerciaLine services described in Schedule A, Section 1.1.

7336	Commercial View Software License Fee	Each workstation provided with access to the CommercialView software platform. CommercialView provides access to commercial card data via extensive standard reports and ad hoc query capabilities. The product uses point-and-click technology and will enable RCSI to generate standard reports using predefined queries, customize reports via user-defined queries, define queries for scheduled report execution, produce output for internal business needs, and use built-in functions for sophisticated analysis. These services will be provided at *** charge for CommerciaLine Accounts for the five (5) CommerciaLine services described in Schedule A, Section 1.1.

14

7338	CommercialView User IDs	Each user identified as having access to the CommercialView product. This includes all existing user IDs, even if not currently an active user. These services will be provided at *** charge for CommerciaLine Accounts for the five (5) CommerciaLine services described in Schedule A, Section 1.1.

7230	Company Card Report Creation (generic form is bundled)	Each set of reports prepared by First Data for mailing to a company designated by RCSI in connection with commercial card services. A set of reports shall mean all reports of a single company which are placed in a single envelope for mailing. These services will be provided at *** charge for CommerciaLine Accounts for the five (5) CommerciaLine services described in Schedule A, Section 1.1.

4309	Computer Based Training (“CBT”) Modules	Each self-directed Computer Based Training course, detailing one or more aspects of the First Data System, product, or functionality, which RCSI elects to receive and system documentation manuals on CD-ROM.

5619	Consulting Fees	Fees associated with First Data providing external consulting services to RCSI measured by the number of hours.

8300	CPU Line Related Charges	The Pass-Through Expenses for modems, data lines, local data line access hookup charges, monthly charges for hook up to a series one interface-CPU link, administrative charges to maintain the system, dial backup charges, communication lines taxes, modem sharing device maintenance costs and tariff adjustments.

15

8301	Dataline Charges	This element identifies the Pass-Through Expenses for connection to First Data’s data center.

7443	Datalink Processing	Each group of 10 data fields stored in First Data’s DataLink file, a file supplementary to the First Data masterfile. DataLink gives RCSI the ability to store and integrate data external to First Data, for scoring, decisioning and other purposes.

7155	DecisionQuest Plastics	The number of Active Accounts passed through the plastic DecisionQuest decision engine. This fee includes the use of the GUI front-end to build offer items and the business rules for those offer items.

7154	DecisionQuest Statements	The number of Active Accounts passed through the statement DecisionQuest decision engine. This fee includes the use of the GUI front-end to build offer items and the business rules for those offer items.

8205	***	This element is measured by each Development Hour of work performed by the *** and/or ***.

7236	Downloaded Delinquent Accounts to Powerdialer	Each selected Designated Account which is transmitted to RCSI, or any other third party acting on RCSI’s behalf, for collection purposes in connection with RCSI’s Automated Customer Calling Device (“ACCD”).

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7532	e-Customer Service Transactions	Each request by the RCSI website for (i) uncached screens displaying e-Customer Service view transaction material or (ii) functions defined from time to time as e-Customer Service update transactions.

7905	Emergency Card or Cash Replacement Services	The capture and processing of information by First Data’s fraud management voice operations in the performance of emergency cash authorization services or for coordinating the creation and delivery of a replacement card(s) for RCSI’s Cardholder. First Data acts as an authorizing agent on behalf of RCSI to provide temporary replacement or emergency cash disbursement when a Cardholder reports an account lost/stolen. RCSI determines the parameters used and the options offered by establishing PCF settings. Temporary cards are good for 30 days; if such cards are gold, they can be replaced with gold. Cardholders will have no ATM access and such cards will not have CVV/CVC and nor any encrypting mechanisms.

7387	Enhanced Application Support Services (provided by Credit Customer Service, Inc. and this charge is in addition to the price for the underlying service)	An application, including application loading, data verification, identification, and routing to RCSI-defined EAPS workstations, income calculations, special handling, and data comparison, reviewing and routing of fraud applications, downsell and upsell review and processing, expedited ICS, posting of non-monetary transactions, and an automated interface with balance consolidation and authorized users.

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7198/ 7199	Enterprise Presentation Statement Additional Pages-Simplex/Duplex	Each additional page (or side of a page) of a Cardholder statement produced by First Data on behalf of RCSI utilizing the Enterprise Presentation feature.

7197	Enterprise Presentation Statement-Duplex	Each Cardholder statement produced by First Data on behalf of RCSI utilizing the Enterprise Presentation feature with printing of material on both sides of the physical page.

7196	Enterprise Presentation Statement Page1-Simplex – first page	Each Cardholder statement produced by First Data on behalf of RCSI utilizing the Enterprise Presentation feature. Enterprise Presentation is the system which allows RCSI flexibility to electronically arrange through Advanced Function Processing (“AFP”), create and place logos and graphics, select from numerous font types and sizes, and selectively group transactions on the Cardholder statement. RCSI understands and agrees that Enterprise Presentation Cardholder statement data may only be stored for archival use on CD-ROM or tape and may not be so stored for archival use on microfiche.

5715	ETC Ticket-Acquiring Debit	Each electronic on-line debit transaction card transaction of a Merchant that is captured, by means of an electronic process, and forwarded to First Data for processing and reporting in connection with First Data’s Acquiring Debit Services. Each electronically captured debit transaction is a count.

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7498	Evolve Collection-Avg Collection Accts	The sum of the total number of Designated Accounts resident in the Evolve System – Collections Application for each business day of the month divided by the number of business days in such month. The Collections Application consists of a customizable template of core collection service functions typically handled in a credit card collections operation, including, but not limited to (i) a primary composite screen with the ability to designate and systematically note “template available” or “client customized” actions taken on a Designated Account, (ii) secondary display screens that show such items as payment history, Cardholder history, calendar and statement information, and (iii) supervisory functions such as work/collector assignments and collector productivity. The Collections Application also includes a graphical user interface (GUI), workflow engine, rules based decisioning and an ad hoc reporting tool. With certain exceptions, the Collections Application includes “basic dialer interface” functionality with most major dialers.

7455	Evolve Customer Service – Gross Active Fee	The First Data “Evolve Customer Service Application” product and services, executed from First Data’s Data Center (including hardware, software and

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support) in order for RCSI’s personnel to perform customer service application processing for its cardholders, will provide RCSI with the ability to access its data that is resident on the First Data System by the use of a workstation(s) at RCSI’s location(s), which will be linked via telecommunications data line(s) to certain hardware and software applications provided and maintained by First Data through its distributed systems platform. The Customer Service Application will consist of a template of core customer service functions typically handled in an inbound customer service call center, including a graphical user interface (GUI), workflow engine, rules based decisioning and an ad hoc reporting tool. Set-up of the Customer Service Application includes configuration services of up to 400 workflow architect hours. Use of the Customer Service Application will be billed based upon the number of Active Accounts utilizing the Evolve product for the applicable month, subject to indicated limitations/exclusions.

3517	External Auth Billing	Each Merchant authorization received from RCSI, or a third party acting on RCSI’s behalf, and reported by First Data.

7968	Falcon Fraud Detection Strategies	Each Active Account that is processed by the FDR Fraud Detection Strategy product. The Fraud Detection Strategy product does not incorporate the FDR Falcon Fraud Detection scoring model.

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7938	Falcon Fraud Detection System	Each Active Account which is processed through the Falcon Fraud Detection System (the neural network fraud detection system created to provide the ability to detect potentially fraudulent accounts) during the month. Segments of Falcon include Fraud Scoring, Fraud Strategies, and the Fraud Detection Work Center. RCSI can set the system parameters to limit the number of Active Accounts subject to Falcon.

7982	Falcon Processing Manual Account Review	The service provided by First Data personnel in conjunction with the domestic Falcon Fraud Detection Work Center using a manual review for fraud by an analyst prior to calling an RCSI Account. Accounts reviewed are selected based upon RCSI-defined criteria and may not be called depending on the analyst’s review.

7980	Falcon Processing Predictive Dialing-Domestic	Each Designated Account with in the Falcon fraud defection work center for which an Operator action was executed in any given month. The service provided by First Data Personnel in conjunction with the domestic Falcon Fraud Detection Work Center using a predictive dialer to place automated outbound calls to Accounts. The service includes production of CIS Chronicle Memos, letter and other Account statusing actions based on RCSI’s defined criteria.

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4416	Federal Express	This element identifies the charge for material sent to RCSI, RCSI’s Cardholders, or RCSI’s vendors via Federal Express.

0601/ 7240/ 7471	First Class Mail Statements/Cardholder Legacy Statement/Statements and Letters	Each monthly summary of RCSI’s Cardholder financial calculations and messages printed as determined by RCSI’s statement print file.

7223	First Data Entered Transaction – Mon/Non-Mon	Each Cardholder monetary or non-monetary transaction entered by First Data Personnel via the on-line system on behalf of RCSI including stub payment entry, reversals, adjustments, and name/address changes.

7224	First Data Entered Transaction-New Account	Each new Cardholder account entered into the First Data System by First Data Personnel on behalf of RCSI.

4320	First Data Linkup Mailbox Fee	Each mailbox for electronic mail maintained by First Data on behalf of RCSI.

4321	First Data Linkup Start-Up Fee	Each new electronic address established for RCSI for converting or signing up for electronic mail services.

7220	First Data’s Application Processing System	An on-line system supporting the data entry, credit investigation, credit analysis, decisioning, documentation, and booking of credit applications on the First Data System. Services include automated credit scoring and credit limit assignment.

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7956	First Track-Per Lost/Stolen Report	The charge for using the FDR First Track product. This charge is based on the number of lost/stolen account reports received during a month. The FDR First Track Fraud Management System is designed to streamline RCSI’s methods of fraud research and investigation (R&I). FDR First Track automatically collects account and transaction information from mainframe sources, assembling cases in a centralized work center for review and processing.

7926	Footprint Logged Transactions	Each inquiry (monetary and non-monetary) transaction entered by an employee of RCSI on a Designated Account which is recorded and logged by First Data. Such record may be used by RCSI to track transaction activity by Account or by employee for up to one hundred twenty (120) days prior to the then current date. This function can be set up at the Agent level or above only.

4301/ 4423	Forms/Envelopes/Inserts	Pass-Though Expenses for paper materials (including inserts, forms and agreements) ordered on behalf of RCSI including but not limited to statement stock, envelopes and inserts.

7947	Fraud Return Records in FAR Queue	In conjunction with MasterCard’s System to Avoid Fraud Effectively (“SAFE”), each record returned to the First Data on-line

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fraud queue from MasterCard for which RCSI can take an action such as charging back, deleting, updating, or removing the item from the queue, SAFE provides issuers and acquirers the most current information regarding fraud losses and other fraud activity. SAFE allows for an exchange of information between First Data and MasterCard, giving RCSI access to the most accurate fraud reporting information available. With the exchange of information that occurs in the SAFE program, First Data provides MasterCard with a list of the Designated Accounts that have been identified as fraud or not-received-as-issued (“NRI”). MasterCard then sends back to First Data a listing of returned items in which there are field errors associated chargeback rights.

7408	Interface Services-Magnetic Tape Handling	Each receipt of data by First Data from RCSI or each forwarding of data to RCSI from First Data via mail or courier-delivered magnetic media, including diskettes and magnetic tapes.

7411	Interface Services-RJE/NDM	Each transmission or receipt of RCSI Data by First Data via a central processing unit to a central processing unit. These transmissions will be provided using remote job entry (“RJE”) or network data mover (“NDM”) or their equivalents.

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7412	Interface Services - Tape to Tape	Each transmission or receipt of RCSI Data by First Data via a central processing unit to central processing unit transmission using a tape to tape interface. Such tape to tape interface does not include mailing of tapes. This process is an alternative to IN7411.

6202	Internet Account Acquisition Service (“IAAS”)	This element identifies the charge for each credit application processed using the First Data Internet Account Acquisition Service (“FDIAAS”). FDIAAS applications are received by First Data Credit and Customer Service (“FDCCS”) via RCSI’s Web host and are processed by FDCCS using the FDCCS instant credit process along with the Application Processing System (“EAPS”).

7231	IRS Home Equity Form 1098	Each Internal Revenue Service (“IRS”) Form 1098 prepared by First Data’s computer, for the purpose of disclosing and reporting interest paid on a home equity account in excess of $600. This hard copy form is prepared and sent in accordance with RCSI’s Product Control File settings to RCSI’s Cardholder. Service includes creation of a tape for RCSI’s reporting of Cardholder information to the IRS.

7217	Issuer Chargebacks	Each return of a ticket and receipt of the amount thereof from an issuer to an acquirer as provided for in the then current MasterCard and Visa international rules and regulations or

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applicable domestic regulations. Issuer chargebacks subsequently reversed by the acquirer will be forwarded by First Data to RCSI for resolution via the On-Line Direct Sell Chargeback system.

5600	KnowledgeSight	A relational data base warehouse product that enables GE to turn masterfile data into customized multi-dimensional analytical strategies to be used in target marketing, credit risk, fraud and collections. KnowledgeSight fees are determined at the data warehouse level discussed below.

TBD	KnowledgeSight Analytical Warehouse-Data Load Fee	Each automatic update of a client-specific analytical data warehouse each time the KnowledgeSight foundation warehouse is updated.

TBD	KnowledgeSight Analytical Warehouse-Data Warehouse Storage Fee	Each group of 100 data fields housed in the KnowledgeSight data warehouse in any given month. Includes maintaining RCSI-specific time series of summarized portfolio data.

5604	KnowledgeSight Extracts Data Fee	Each 1,000 kilobytes of information included in an electronic transfer occurrence. The delivery of RCSI-specified data via a custom file from a variety of masterfile sources such as the Cardholder masterfile, posted monetary file, statement file and promotions masterfile using the KnowledgeSight data extract process.

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5616	KnowledgeSight Foundation Warehouse-Data Load Fee	Includes continually loading the KnowledgeSight data warehouse with core processing and master file information generated through the First Data System.

5615	KnowledgeSight Foundation Warehouse-Data Warehouse Fee	Includes designing, implementing, and maintaining a RCSI-specific data warehouse and provide RCSI with tools for accessing and using the data it contains.

5617	KnowledgeSight Foundation Warehouse-Historical Retention Fee	Each group of 1000 data fields housed in the KnowledgeSight data warehouse in any given month.

7677	Laser PIN Mailer	Each PIN mailer, post mailer or acknowledgment mailer created by laser printing or other similar technology and which is pressure sealed in connection with a Designated Account.

7209	Letter-Additional Page	Each printed output on the reverse side of a letter (duplex printing) or each side of each sheet of 8 1⁄2 by 11 inch 24 lb. Bond stock accompanying a letter.

7210	Letter – Priority Mailing	Each letter, with or without letter insert, which is handled separately from RCSI’s first class mailings to provide next day delivery. Service is in additional to other First Data services required for preparation of RCSI’s letters. This does not include postage.

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7212	Letter – Group Samples	Each individual or set of letters prepared by the First Data System, in accordance with RCSI’s Product Control File settings or on-line entry requests made by employees of RCSI, which is printed and mailed to RCSI in a draft format for RCSI’s review and approval.

7208	Letter-Inserting	Each inserting of advertising, marketing, or other item of information not contained on a letter, including a reply envelope, into a windowed envelope containing a letter.

7213	Letter-Setup, Revision or Deletion-Performed by First Data	Each hour spent by First Data Personnel performing additions, deletions, or changes, on behalf of RCSI, of a RCSI’s letter format, or inputs including, but not limited to, digitized signatures and logos of RCSI.

7207	Letters	Each letter prepared by the First Data System, in accordance with RCSI’s Product Control File settings or on-line entry requests made by RCSI. Each such letter shall have on-line composition and editorial features and options including signatures, logos, multiple type faces, and additional page capabilities. Service includes any preparation required for delivery to USPS or RCSI’s designated carrier. This does not include postage or forms.

7211	Letters-Special Mail Handling	The manual pulling of a letter from production, and the preparation of the letter for special mail handling (i.e. certified letter, overnight delivery, etc.)

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7908	Lost/Stolen Account Management and Investigation	Each Designated Account for which a security masterfile record has been established. Investigative services relating to RCSI’s Cardholder lost or stolen accounts, including, but not limited to, lost/stolen account research, fraudulent activity investigation, affidavits, Cardholder interviews, manual adjustments, chargebacks and retrievals, fraud and counterfeit reporting, and account reconciliation.

7900	Lost/Stolen Account Processing System	Automatic actions, relating to the processing of a Cardholder’s account statused as lost or stolen, required to prompt RCSI fraud/security representatives, record the representatives directive(s) and request that a Designated Account number be listed in the appropriate Combined Warning Bulletin; automatically report the Cardholder’s account number to Visa and MasterCard’s Authorization Exception system, if applicable; systematically, based upon RCSI’s predefined parameters, initiate the setup of a new Designated Account; reconcile transactions posted but not yet statemented at the time of the Cardholder’s reporting, including, but limited to, the transfer of valid transactions to the Cardholder’s replacement account and identification

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and recording of nonvalid transactions as fraudulent; automatically request approved reissue of account plastic(s) and suspend reissue of account(s) not approved for review by RCSI; and automatically update the Cardholder’s phone number in the Cardholder masterfile from the lost/stolen report.

7909	Lost/Stolen Account Transaction Management	Each transaction posting to a Designated Account statused as lost or stolen which is automatically identified and reported to an on-line work queue from which RCSI may initiate on-line transactions to produce a transaction adjustment, a chargeback, or a ticket retrieval request; issue an affidavit of fraud or forgery to RCSI’s Cardholder; and/or report a fraudulent transaction to Visa or MasterCard.

7901	Lost/Stolen Report – First Data Entered	Each RCSI Cardholder plastic reported to First Data Personnel as lost or stolen. Reports entered on-line immediately change the external status and block authorization requests on the Designated Account. Service includes lost/stolen reports received via collect call, telegram, and telex.

5727	Merchant 12B Letter	A letter sent directly to a Merchant of RCSI requesting a retrieval.

5700	Merchant Account on File	Each Merchant that remains on RCSI’s masterfile at First Data on the last processing day of the calendar month as

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defined on the MM-101, Merchant Profitability report, or an equivalent report which correctly calculates the number of merchants. There is no separate charge for use of the on-line system. This service is for bankcard merchant processing which is defined as Merchants or merchant locations who enter bankcard transactions through Interchange and does not apply to retail-only Merchant Accounts on File.

5707	Merchant Acquirer Chargeback	Each return of a ticket and receipt of the amount thereof from an acquirer or an issuer as provided for in the then current MasterCard and Visa rules and regulations. Acquirer chargebacks will be forwarded by First Data to RCSI for resolution via the On-Line Direct Sell Chargeback System.

5701	Merchant Additional Card Types on File	An additional merchant transaction card (i.e. non-MasterCard or Visa cards) for which a Merchant Account accepts transactions and/or authorizations from Cardholders. Each additional merchant card on file is a count.

2806	Merchant Address Verification-Electronic	Each electronic inquiry request received by First Data from a Merchant requesting a confirmation of the address of an Cardholder.

3519	Merchant Address Verification-Voice	Each voice inquiry request received by First Data from a Merchant requesting a confirmation of the address of an Cardholder.

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3505/ 3506	Merchant ARU Authorization	Each audio response unit (“ARU”) authorization service provided to a Merchant of RCSI by the use of a touch-tone telephone during which First Data has electronic contact with a Merchant and receives the Merchant number, an audio response unit authorization inquiring, merchant assistance request or a security action.

0227	Merchant Assist Voice Call	Each miscellaneous customer assistance request from a Merchant of RCSI that is received by FDMS’ voice authorization center.

3515	Merchant Assistance Calls (Voice)	Each miscellaneous customer assistance request from a Merchant of RCSI that is received by First Data’s voice authorization center.

3508	Merchant Batch Authorization Inquiry	Each inquiry processed for Merchants, including, but not limited to, address verification sent to First Data via magnetic tape, tape to tape transmission or remote job entry (“RJE”) transmission from RCSI or RCSI’s merchant.

5705	Merchant Batch Header-First Data Entered	Each summarization of merchant tickets deposited by the Merchant , or by RCSI and entered by First Data via hard copy received from RCSI.

5706	Merchant Batch Header-Remote/Tape Entered	Each summarization of merchant tickets deposited by the Merchant or by RCSI

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and entered remotely from RCSI’s terminal(s) or transmitted electronically to First Data via magnetic tape or tape transmission from RCSI or a third party acting on RCSI’s behalf.

5770	Merchant Compute Letter	Each letter to a Merchant prepared by the First Data System at the request of RCSI based upon RCSI’s Product Control File or on-line entry requests made by employees of RCSI. Each such letter shall have on-line composition and editorial features and the option of multiple page letter generation. This service includes any preparation required for delivery.

3507	Merchant CPU to CPU Authorization Inquiry	Each authorization inquiry, including address verification, received in First Data protocol via a computer to computer (CPU-to-CPU) interface between First Data’s computer and the computer of RCSI or a Merchant or via terminals or leased line point-of-sale terminals that are on the premises of RCSI or a Merchant.

3518	Merchant Debit Summary File	Each Merchant debit transaction received from RCSI, or a third-party action on RCSI’s behalf, and reported by First Data.

5719	Merchant Electronic Draft Storage	The storage of each paper copy of an ETC Ticket received from an ETC Ticket or Tape Ticket Merchant of RCSI by First Data. A count represents each ticket stored electronically.

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5716	Merchant Electronic Reporting	Each Merchant signed up to receive, via electronic transmission, a file containing daily and weekly merchant deposit activity confirmations and reports. It allows Merchants to match their records with those captured by the First Data System more efficiently. The electronic file replaces the hardcopy reports at the Merchant’s request.

5717	Merchant ETC Batch Header	Each electronic summarization of ETC Ticket transactions deposited by RCSI, or a Merchant , and delivered to First Data. A count represents each Merchant Batch Header electronically presented to the First Data System.

5721	Merchant ETC Confirmation Letter	Each hard copy daily reports prepared by First Data for use by the Merchant to confirm all ticket transactions received from the Merchant and processed the previous day via Electronic Ticket Capture (“ETC”) or tape.

5720	Merchant ETC Deposit Summary	Each weekly hard copy report sent to the Merchant confirming each deposit made during the week by said Merchant.

5718	Merchant ETC Headquarters Report	Each daily hard copy report sent to a headquarters’ location of a Merchant which contains ETC or Tape transaction information for its individual Merchant location(s). A count represents each outlet report sent to the outlet’s headquarters.

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5714	Merchant ETC Ticket	Each electronic ticket of a Merchant that is captured, by means of an electronic process, and forwarded to First Data for processing and reporting. Each electronically captured transaction is a count.

7903	Merchant Hot Call Referral	Each authorization referral from a Merchant regarding an Cardholder of RCSI (a) for which First Data is requested to recover the plastic or complete the authorization transaction or (b) for which First Data is requested to provide assistance regarding an Cardholder statused as lost/stolen or code 10.

5772	Merchant Letter Additional Page	Each printed output on the reverse side of a Merchant letter (duplex printing) or each side of each sheet of 8 1⁄2” by 11” 24 lb. bond stock accompanying a Merchant letter.

5776	Merchant Letter Certified Mail Handling	Each Merchant letter, with our without Merchant letter Insert, which is handled separately from RCSI’s first class mailings to provide certified delivery of said item. This does not include postage.

5775	Merchant Letter Group Samples	Each individual or set of Merchant letters prepared by First Data’s computer, in accordance with RCSI’s product control file settings or on-line entry requests made by employees of RCSI in a draft format for RCSI’s review and approval.

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5771	Merchant Letter Insert	Each inserting of advertising or other item of information not contained on a Merchant letter, including but not limited to generic reply envelopes, into a windowed envelope containing a Merchant letter.

5777	Merchant Letter Perforations	Each Merchant letter printed on perforated paper.

5773	Merchant Letter Priority Mailing	Each Merchant letter, with or without Merchant letter Insert, which is handled separately from RCSI’s first class mailings.

5713	Merchant New Account-First Data Entered	Each new Merchant account of RCSI entered by First Data on RCSI’s behalf.

5712	Merchant Non-Monetary/On-Line Transaction	Each non-monetary transaction entry and subsequent posting or unposting of information to the merchant masterfile or an inquiry into the computer records of RCSI and its Merchants by the use of a terminal or tape. Bundled in 5700.

5726	Merchant Non-Monetary/On-line Transaction-First Data Entered	Each Merchant non-monetary/on-line transaction to a Merchant which is entered by First Data on RCSI’s behalf.

7103	Merchant On-line Statement	Each new Merchant Statement. Allows the user to view Merchant statements on-line accessing major sections of the statement. Each statement will be retained on-line for three (3) months.

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7607	Merchant Plates/Plastics	Each plastic card or metal plate for which First Data has mechanically raised personalized characters in accordance with RCSI’s product control file settings and merchant masterfile.

3502	Merchant POS Auth Local Line Inquiry	Each dial-up point-of-sale terminal inquiry serviced by First Data for Merchants by the use of a dial-up point-of-sale terminal and local line telecommunications service during which First Data had electronic contact with a Merchant and receives a merchant number.

3504	Merchant POS Authorization 950 Access	Each dial-up point-of-sale terminal inquiry serviced by First Data for merchants of RCSI by the use of a dial-up point-of-sale terminal and 950 telecommunication services during which First Data had electronic contact with a Merchant and receives a merchant number.

3503	Merchant POS Authorization WATS Line Inquiry	Each dial-up point-of-sale terminal inquiry serviced by First Data, including, but not limited to, address verification for Merchants by the use of a dial-up point-of-sale terminal and WATS line telecommunication services during which First Data had electronic contact with a Merchant and receives a merchant number.

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3516	Merchant Premier Authorization Inquiry	Each interactive touch tone authorization inquiry serviced by First Data for Merchants of RCSI, for each instance during which First Data has electronic contact with a Merchant of RCSI and receives the merchant number.

3509	Merchant Referral Recovery	Each referral authorization message handled by First Data on behalf of a Merchant. The Merchant will call the voice center, and the Merchant Service representative will remain on the line as the issue is resolved under direction from the issuer of the card. The Merchant Services representative may be required to call the issuer or the police or may be required to make a transfer to the fraud department.

5708	Merchant Retrieval	Each request of an original copy of a monetary item serviced by First Data in response to a request for a Merchant ticket or copy of the same stored at First Data, on behalf of RCSI, or available through MasterCom services. Retrieval services can include but are not limited to the manual fulfillment of the request by an First Data representative or the use of a MasterCom or Visa workstation, modem, scanner and proprietary system developed by MasterCard or Visa to enable the storage and transfer of documents as electronic images for retrieval purpose. With regard to the latter, First Data will (a) receive, via a MasterCom or Visa workstation located

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at First Data’s premises, a copy of a ticket image previously requested from an Acquirer by RCSI or a notification from MasterCard or Visa that the Acquirer has failed to return a ticket image previously requested from an Acquirer by RCSI or a notification from MasterCard or Visa that the Acquirer has failed to return a ticket image within the time period permitted by MasterCard or Visa rules, (b) mail a copy of the ticket image or notification to RCSI and (c) transmit RCSI’s acceptance or rejection of each ticket to MasterCard or Visa following receipt of RCSI’s written instructions on acceptance or rejection of such ticket. Following receipt by First Data of a request on the MasterCom or Visa system for a facsimile off a ticket previously thereof and forward an image of such ticket to the requesting party utilizing a MasterCom or Visa workstation located at First Data’s premises. Following receipt by First Data of a request on the MasterCom or Visa system for a facsimile of a ticket previously acquired by RCSI and stored away from First Data’s premises, First Data will (a) mail a request to the custodian of the ticket and (b) utilizing a MasterCom or Visa workstation located at First Data’s premises forward an image of such ticket to the requesting party.

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5702	Merchant Statement	Each monthly summarization of activity (whether printed or otherwise) associated with a Merchant. Service includes any preparation required for delivery.

5703	Merchant Ticket First Data Entered	Each ticket from RCSI’s merchant that is transacted from any bank identification number (“BIN”), interbank card association (“ICA”) or other customer account system identification number and entered by First Data on RCSI’s behalf

5704/ 0139	Merchant Ticket Remote/Tape Entered / Outgoing Interchange	Each ticket from RCSI’s merchant that is transacted by a Cardholder from any bank identification number (“BIN”), interbank card association (“ICA”), or other transaction card system identification number and entered remotely from RCSI’s terminal(s) or via magnetic tape or tape transmission to First Data by RCSI or a third party acting on RCSI’s behalf.

3501	Merchant Voice Authorization Inquiry	Each merchant authorization request received by First Data through voice inquiries from Merchants, including collect calls, or via telegrams and telexes from countries outside of the United States.

8302	Modem Charges	This element identifies the charge for a modem data line. RCSI will provide modems as needed for both ends of a line.

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7445	Monthly Active Accounts	The fees for Services provided to an Active Account. “Zero balance” statements with no activity as defined above, shall not be deemed to be Active Accounts and shall not be subject to the Active Account Fee.

5007	Network Control Requests	Each request for programming and access specifications for client terminals.

7911	No Response Referral Queue	Each recording and display in an on-line work queue of a Cardholder authorization referral to which a Merchant has failed to respond.

2816	Non-Mon Transaction Credit Bureau Score	Each FICO credit bureau score posted to a Designated Account. The scores can be pulled from three sources: Experian, Equifax, and Trans Union. RCSI can then determine which one of the three scores to post. This includes the process of obtaining the scores from the credit bureaus. If RCSI elects to obtain the scores from the credit bureaus, then this charge shall not apply.

7402	Non-Standard Recurring Job Runs	Each scheduled daily, weekly, or monthly production of a data set on behalf of RCSI that is in addition to the standard data outputs produced by the First Data System.

7943	NRI Returned Records in Queue	In conjunction with MasterCard’s system to avoid fraud effectively (“SAFE”), each record returned on-line to the First Data System from MasterCard due to an error

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condition. SAFE provides issuers and acquirers the most current information regarding fraud losses and other fraud activity. SAFE allows for an exchange of information between First Data and MasterCard, giving RCSI access to the most accurate fraud reporting information available. With the exchange of information that occurs in the SAFE program, First Data provides MasterCard with a list of the Designated Accounts that have been identified as fraud or not-received-as-issued (“NRI”). MasterCard then sends back to First Data a listing of returned items in which there are field errors or associated chargeback rights.

7434 7433 7436	OARS 60 Day View OARS 30 Day View OARS 90 Day View	Each page of Information Delivery Platform (“IDP”) reports which is stored by First Data for on-line viewing and printing by RCSI’s personnel. First Data shall make reports available for reviewing for the period of from four (4) days following daily cycle completion to either thirty (30), sixty (60), seventy five (75) or ninety (90) days following daily cycle completion, at RCSI’s option. RCSI, at its option, may elect to utilize either or both of the OARS Services and/or CD-ROM Services for the same IDP reports.

7413	On-Line Access and Retrieval System (OARS)	Each page of Reports Management System (“RMS”) reports which is stored by First Data for on-line viewing and

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printing by RCSI’s personnel. Storage of data by First Data shall be for a period of up to sixty (60) days. RCSI, at its option, may elect to utilize both the OARS services and microfiche services for the same RMS reports. RCSI is responsible for determining the acceptance of the OARS services and the technology to be used under this Agreement to provide the OARS services under state and federal regulations, including, but not limited to, obligations to retain information for a specified period of time, signature verifications, and the admissibility of documents into evident. It is RCSI’s responsibility to keep written or microform records, if such are required under state and federal regulations because of the limited acceptance or admissibility of the OARS services or the technology to be used under this Agreement to provide the OARS services.

7222	On-Line Credit Bureau Report Request	A request through the on-line interface which is accessed via video request display terminals at RCSI’s, or in connection with the receipt of Services, its Affiliates’, agents’, or subcontractors locations to any of the principal credit bureaus presently supported by First Data with which RCSI or in connection with the receipt of Services, its Affiliates, agents, or subcontractors have established a written relationship that is in effect during the Term in order to

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determine the credit worthiness of any applicant account or to provide support for collections and re-issue.

7246	ODS Physical Gateway	The hardware required to commute Sybase Open Client to Sybase Open Server for CICS. Each physical gateway can support approximately 400-500 connections. First Data currently supports IBM OS/2 process servers operating on an Intel class platform.

7244/ 7270	ODS Transaction Fee/ODS DB2 Transactions	The transactions generated by a request for Cardholder information or a Cardholder posting to the First Data System, provided through the ODS Access System. A single request may contain a number of transactions depending on RCSI’s requirements.

1301	Payment Defender	Each payment which is processed through the FDR Payment Defender/Available Funds decisioning system allowing RCSI to limit the risk on such Account associated with the increased ‘open to buy’ created by a payment. Such system places a hold (float) on all or a portion of the payment for a specified number of days, restricting the ‘open to buy’ available to the Cardholder.

7226	PINpoint Inquiry	Each transaction selection (more than one selection may be made during a call) made by a Cardholder of RCSI which accesses the Cardholder’s account records for selected information by the use of a touch-tone telephone.

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7619	PlastiCard Agent Strategy Level Inserting Setup	Each set of physical inserting control instructions due to a change in RCSI’s plastic card insert at the agent/strategy level.

7621	PlastiCard Braille Embossing	Each plastic card for which First Data has embossed Braille characters on the front of the plastic.

7625	PlastiCard Bulk Package-Basic Sort	Each plastic card separated from the embossing production run for individual systems, principals, agents or grouping of ZIP codes. Processing required to receive all eligible zip sort credits is bundled in IN7601. Charges for this service only apply if the standard production process is stopped for the manual separation of groups.

7633	PlastiCard Bulk Packaging- 3 Digit	Each plastic card separated from the embossing production run for individual systems, principals, agents by grouping of ZIP codes, including sorting to a 3- digit sort. A 3-digit sort is when the post office sorts the mail to the first 3 digits of a ZIP code, this mail is sent to a general post office. Processing required to receive all eligible zip sort credits is bundled in 1N7601. Charges for this service only apply if the standard production process is stopped for the manual separation of groups.

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7634	PlastiCard Bulk Packaging- 5 Digit	Each plastic card separated from the embossing production run for individual systems, principals, agents by grouping of ZIP codes, including sorting to a 5-digit sort. A 5-digit sort is when the post office sorts the mail to the first 5 digits of a ZIP code, this mail is sent to a general post office. Processing required to receive all eligible zip sort credits is bundled in IN7601. Charges for this service only apply if the standard production process is stopped for the manual separation of groups.

7622	PlastiCard Card Activation Labeling	Each affixation of a sticker to each embossed plastic in a RCSI Cardholder embossing run; a generic sticker is included at no additional charge.

7653	PlastiCard Card Carrier Match/Merge-Off-Line Service	Each RCSI card carrier with electronic scanning of the account number and the account number on the magnetic stripe (OCR line optional) of RCSI’s plastics. Upon verification of match, insert from 1-4 matched plastic cards into carrier as per control line specifications and then burst, trim, and fold carrier (refer to 1N7601); only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

7603	PlastiCard Card-Match/Merge	A carrier, including the electronic scanning of the account number on RCSI’s card carrier and the account

46

number on the magnetic stripe (OCR line optional) of RCSI’s plastics. Upon verification of match, insert from 1-4 matched plastic cards into carrier as per control line specifications and then burst, trim, and fold carrier (refer to IN7601).

7654	PlastiCard Carrier Insert/Meter/Mail-Off-Line Service	Each inserting of a prefolded card carrier containing merged Cardholder plastic, into a No. 10 window envelope; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production as a First Data production facility.

7624	PlastiCard CVV/CVC Generation Verification	Each plastic card created by the First Data System produced by First Data on behalf of RCSI with the calculation, encoding and printing of the Visa Card verification value (“CVV”) or MasterCard validation code (“CVC”) to include the data encryption system (“DES”) personal identification number (“PIN”).

7663	PlastiCard DES/PIN Generation	Each plastic card with a data encryption system (“DES”) and/or personal identification number (“PIN”) created by the First Data System on behalf of RCSI.

7618	PlastiCard Embossing File Fee-Off-Line Service	Each scheduled daily receipt of a RCSI embossing file, including loading records onto the system and setting up control reports for each print-ready file; only when RCSI sends First Data an off-line

47

embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

7650	PlastiCard Embossing Set Up-Off-Line Service	Each set of physical inserting control instructions in an embossing process run of the type of plastic stock, card carrier, insert, tipping foil, card activation sticker, envelope, etc; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

7600	PlastiCard Embossing Setup	Each change in a set of physical embossing machine controls to emboss a group of common plastics, including in the embossing process of the type of plastic stock, card carrier, insert, tipping foil, card activation sticker, envelope, etc., during an input processing run.

7627/ 7602	PlastiCard Forms Purchased Through First Data	Each item of custom paper material ordered by First Data on behalf of RCSI, including but not limited to card carriers, inserts, envelopes, mailers, and card activation labels.

7686	PlastiCard High Coercivity Encoding	Each plastic transaction card which is encoded using a high coercivity magnetic stripe.

7612	PlastiCard Hot Stamp Plates/Logos Purchased	Each magnesium plate or logo ordered by First Data on RCSI’s behalf.

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7613	PlastiCard Hot Stamping	Each RCSI Cardholder’s plastic card for which an image is heat-pressed from a plate with camera-ready art furnished by RCSI that is not counted in IN7657.

7657	PlastiCard Hot Stamping-Off-Line Service	Each RCSI Cardholder’s plastic card for which an image is heat-pressed from a plate with camera-ready art furnished by RCSI; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

7620	PlastiCard Indent Printing	Each plastic card of RCSI’s Cardholders that First Data has used impact printing on its back.

7604	PlastiCard Insert/Meter/Mail	Each prefolded card carrier containing merged Cardholder plastic, inserted into a No. 10 window envelope.

7616	PlastiCard Inserting	The inserting of each item, not including the card carrier, ultraform, or regulatory information, into an envelope containing an Cardholder plastic that is not counted in IN7660.

7660	PlastiCard Inserting-Off-Line Service	The inserting of each item, not including the card carrier, ultraform, or regulatory information, into an envelope containing an Cardholder plastic; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

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7617	PlastiCard Mail Integration (co-mingle)	Each mailing package produced, including the mixture by First Data of a mail item containing an embossed plastic with several other types of mailing items prior to their delivery to the United States Postal Service for mailing that is not counted in IN7649. RCSI understands and agrees that, with respect to any embossed plastics for which First Data provides PlastiCard Mail Integration Services, the normal turnaround for the mailing of such embossed plastics shall, for purposes of this agreement, be delayed by one (1) business day.

7649	PlastiCard Mail Integration-Off-Line Service	Each mailing package produced, including the mixture by First Data of a mail item containing an embossed plastic with several other types of mailing items prior to their delivery to the United States Postal Service for mailing only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.. RCSI understands and agrees that, with respect to any embossed plastics for which First Data provides PlastiCard Mail Integration Services, the normal turnaround for the mailing of such embossed plastics may be delayed by one (1) business day.

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7609/ 7610	PlastiCard Manual Rush Embossing-Same Day or Second Day	Manual rush servicing of an RCSI request for an embossed Cardholder plastic received from hardcopy, faxed, or mailed reports or requests where First Data mails or delivers the plastic to a courier during the same (or next) day after receipt. Service includes manual embossing, hand inserting, and other services required to prepare the plastic for delivery, and applies to any plastic piece handled separately from RCSI’s PlastiCard standard embossing services.

7611	PlastiCard Next Day Rush Embossing	Each rush servicing of a RCSI request for Cardholder embossed plastic and/or PIN/post-mailers through use of the on-line rush program on the First Data System. Cards orders up to 5:00pm CTZ on a given day will be mailed on the following day.

7666/ 7669	PlastiCard Photo-Card Image Handling and Merge	Each plastic card subject to the handling and merging of images with corresponding data to create an output file.

7665/ 7668	PlastiCard Photo-Card Scan/Digitize (1x1) or (2x2)	Each plastic card subject to the process by which First Data (i) scans a photograph or signature (signature scanning for 1”x1” only), (ii) cleans/crops the photograph or signature and (iii) stores such photograph or signature as a digitized image on a data base for up to five (5) years.

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7664/ 7667	PlastiCard Photo-Card Services (1x1) or (2x2)	Each plastic card subject to the affixation of a digitizer photo-graphic image.

7608	PlastiCard PIN/Post-Mailer Processing	Each personal identification number (“PIN”) and associated PIN notice form or mail verification form (post-mailer), related to RCSI’s Cardholder that is not counted in IN7656. Service includes any preparation required for delivery to the USPS or RCSI’s designated carrier, including generic PIN form. This does not include postage.

7656	PlastiCard PIN/Post Mailer Processing-Off-Line Service	Each personal identification number (“PIN”) and associated PIN notice form or mail verification form (post-mailer), related to RCSI’s Cardholder; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility. Service includes any preparation required for delivery to the USPS or RCSI’s designated carrier, including generic PIN form. This does not include postage.

7615	PlastiCard Pull Orders	Each removal of a card carrier and/or printed PIN/post-mailer from the delivery/mail stream prior to delivery to RCSI’s Cardholder.

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7678	PlastiCard Same Day Rush Embossing	Each embossed Cardholder plastic where First Data mails or delivers the plastic to a courier during the same day of RCSI’s request via an on-line screen. The service includes standard embossing, carrier printing, inserting and other services required to prepare the plastic for delivery. Request must be received by 2:00 p.m. CTZ to be shipped that day.

7606	PlastiCard Special Mail Handling	A request for special mail preparation and handling associated with RCSI’s mailing of plastics that are other than First Class.

7651	PlastiCard Standard Embossing- Off-Line Service	Each plastic card for which First Data has mechanically raised personalized characters prepared at the request of RCSI based upon the receipt of a magnetic tape or transmission from RCSI of embossing files in a format defined by First Data only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility. Includes up to three lines of alpha-numeric font and one line of OCR font on a “.030” plastic, the recording arid verifying of data on the transaction card’s magnetic stripe, the tipping of the plastic through the placement of a contrasting color plastic film on the raised embossed characters, the printing of variable card carrier information on a RCSI-specified card carrier form and the insertion of a card

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carrier containing a merged Cardholder plastic into an envelope, and the electronic matching of plastic to the related card carrier;

7601/ 7473	PlastiCard Standard Embossing Services/Embossing Services	Each plastic card for which First Data has mechanically raised personalized characters prepared at the request of RCSI based upon RCSI’s product control file or an on-line entry request made by an employee of RCSI, or in response to a receipt of a magnetic tape or transmission from RCSI of embossing files in a format defined by First Data that is not counted in IN7651. Includes up to three lines of alpha-numeric font and one line of OCR font on a “.030” plastic, the recording and verifying of data on the transaction card’s magnetic stripe, the tipping of the plastic through the placement of a contrasting color plastic film on the raised embossed characters, the printing of variable card carrier information on a RCSI-specified card carrier form and the insertion of a card carrier containing a merged Cardholder plastic into an envelope, and the electronic matching of plastic to the related card carrier.

7689	PlastiCard Template Creation	Each hour spent by First Data Personnel creating a template used to print Cardholder information on an ultraforms card carrier and/or a laser PIN mailer.

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7688	PlastiCard Ultraforms	Each simplex or duplex laser printed (or similar technology) card carrier or form (to which a plastic card is affixed by adhesive) sent by First Data on behalf of RCSI to art Cardholder which contains personalized information created by the use of electronic documents or “templates” regarding the Cardholder including but not limited to name, address, account number and credit limits.

7614	PlastiCard Ultragraphics Embossed	Each side of a transaction card on which a logo is placed through the use of a thermal image process that is not counted in IN7658.

7658	PlastiCard Ultragraphics- Off-Line Service	Each side of a transaction card on which a logo is placed through the use of a thermal image process; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

7605	PlastiCard Vault Storage	An unembossed plastic card in inventory stored at First Data procured through a source other than First Data that is not counted in IN7655.

7655	PlastiCard Vault Storage- Off-Line Service	Each unembossed plastic card in inventory stored at First Data procured through a source other than First Data; only when RCSI sends First Data an off-line embossing file from a non-First Data System for purposes of embossing production at a First Data production facility.

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7628	Plastics Purchased Through First Data	Each item of plastic stock ordered by First Data on behalf of RCSI.

7910	Potential Chargeback Queue	Each recording and display in an on-line work queue of transactions posting to a Designated Account that exceed a minimum dollar amount and cannot be matched to an authorization record. RCSI can determine which accounts are subject to such queue.

7396	Predictive Model-Bankruptcy Defender	Each Designated Account which is processed through First Data’s Bankruptcy Defender scoring model in order to rank the Designated Account based upon its likelihood to become bankrupt based upon recent activities or events. The scores obtained in connection with the use of Bankruptcy Defender may then be used by RCSI, at its option, for certain Designated Account decisioning purposes. The product includes standard reporting to RCSI of score performance with respect to particular portfolio segments and First Data provided strategy analysis to help determine economic value to RCSI.

7326	Pre-Press Statement Acetate	Each acetate sheet used to create a new form.

7327	Pre-Press Statement Additional Proofs	Statement pages created for proofing in addition to the original agreement.

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7325	Pre-Press Statement Form Set-up	Each new statement form layout.

7328	Pre-Press Statement Negative Charge	Photo negatives that are created from form layouts.

4340	Product Services – Cardholder	The Pass-through Expenses for the following products and processes: (i) Statement advertising messages; (ii) Statement inserts; (iii) Report Management System; (iv) Selective plastic inserting; and (v) Product Control File/Account Level Processing.

8527	ProfitSight-Gross Active Accounts	Each Active Account which is processed through the ProfitSight system (an event-driven profitability scoring product developed in conjunction with HNC which enables RCSI to determine future Cardholder profitability by analyzing the past transaction behavior) during the month. ProfitSight consists of a number of inter-related models that forecast individual components of account holder profitability including credit risk, attrition risk and revenue potential.

5008	Program Requests	This element is measured by each Development Hour of work performed by First Data Personnel other than the *** and/or the ***.

5781	Realtime Merchant Fraud Exception	Each monetary item delayed from posting or deleted from monetary

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settlement. RCSI may monitor a merchant’s activity prior to the processing of tickets and suspend batches of tickets from processing and to delay or delete the monetary settlement of known fraudulent activity.

4365	Rebill-Travel & Expense	Pass-Through Expenses for travel by a First Data employee in conjunction with an activity for RCSI, for example, training. These expenses may include airfare, food, hotel, car, taxi and laundry.

7285	Recovery 1 Monthly Access Fees	Each Designated Account, including pre and post charge off, that are resident in the Recovery 1 database whether active, inactive or closed at the close of each calendar month.

7287	Recovery 1 Notes on File	Each coded note entry associated with a debtor Designated Account.

7288	Recovery 1 Saves Executed	Each DecisionMaster or Analyze Portfolio segmentation designated by a unique save number. Definitions are found in the Recovery 1 documentation manuals.

7286	Recovery 1 Transaction Fees	Each financial transaction including, but not limited to, new charge offs, payments, adjustments, disbursements, and purged Designated Accounts affecting the portfolio balance or debtor ledger.

7221	Relationship Account Processing	Each linkage of one Designated Account to another Designated Account on the

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First Data System. Upon entry of Cardholder information, a search of the deposit file is executed with matches reported to allow identification of an existing consumer relationship. Resulting matches can be queued by the system for verification.

7431	Report Organizer and Writer (“ROW”)	The equivalent of a hard copy printed report page through the First Data System and services which allow RCSI the ability to customize the presentation, on RCSI’s screens, of selected information from RCSI reports management system (“RMS”) reports by the use of a graphical user interface. Entire reports or selected fields within reports may, using the First Data ROW Services, be exported to a database/analysis tool that can sort, graph, manipulate and/or export data to spreadsheets or other documents. In addition, repetitive applications may be scripted an automated for regular use.

7494	Report Organizer and Writer (“ROW”) – IDP	The equivalent of a hard copy printed report page through the First Data System and services which allow RCSI the ability to customize the presentation, on RCSI screens, of selected information from RCSI’s Information Delivery Platform (“IDP”) reports by use of a graphical user interface. Entire reports or selected fields within reports may, using the First Data ROW Services, be exported to a database/analysis tool that

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can sort, graph, manipulate and/or export data to spreadsheets or other documents. In addition, repetitive applications may be scripted an automated for regular use.

2835	Retail On-Line TLP Transactions	Each on-line entry of information or inquiry by RCSI into RCSI’s Cardholders that is specific to transaction level processing promotional balance maintenance.

7906	Returned Account Plastics Immediately Delivered (“RAPID”)	For each undeliverable transaction card, First Data will research and attempt to reroute to the Cardholder’s new address, First Data will also enter the address change on the Cardholder masterfile. Returned transaction cards of Cardholders for which no new address is available, and those which RCSI elects not to reroute, shall be destroyed.

7405	RMS Reports – On-Line View	Each First Data reports management system (“RMS”) report provided to RCSI by First Data on-line via the First Data System. RCSI is also provided printing capabilities via a 3270 terminal for selected RMS reports.

5723	Services Plus Help Call	The processed call of a Merchant of RCSI to the Merchant Service Plus Help Center.

9302	SITF General Ledger	The SITF (Client Server) General Ledger (“GL”) File is a customizable GL posting file that includes the clients general

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ledger account and cost center numbers. This GL file may be used to automate the postings to the client’s internal general ledger system. The client can roll up the GL posting file according to the hierarchy structure that they have determined. This provides the clients the flexibility to divide and summarize their general ledger as necessary for their business.

N/A	Start-Up Services	Refer to Schedule A for scope of services.

7205	Statement Summarization Creation	Each periodic summarization of activity (not including printing) associated with a transaction card issued by RCSI or RCSI’s transaction card Affiliates.

7358	Suspense Account Management (“SAM”)	This element identifies the transactions using the Suspense Account Management (“SAM”) system. SAM is a series of online work queues that contain preloaded detailed exception transactions. The online work queues enable RCSI to track and clear the transactions.

2836	Transaction Level Processing (“TLP”)	Each promotional purchase balance (i.e., introductory/promotional interest rates, payment plans, grace periods, etc.) associated with a RCSI account (several promotional purchase balances may exist at the same time for the same RCSI account), which remains on the First Data System on the last processing day of the calendar month, as defined on the CD-121 Ledger Activity Report or the equivalent report, e.g., the CD-621 Report).

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7330	Transaction Level Reward (“TLR”)	Each transaction that is decisioned through TLP and qualifies for a reward. If a transaction qualifies for both a pricing promotion and a reward, the TLR pricing is waived.

3513	Visa Base Access Fee	The fee associated with the usage of Visa’s front-end authorization system.

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Schedule D

Key First Data Positions

With respect to any Key First Data Positions identified in this Schedule D as “To Be Named,” First Data, within one hundred and twenty (120) days following the FAAR Effective Date, shall appoint (subject to RCSI’s approval in accordance with Section 5.1 of the Main Body of the Agreement) a First Data employee to such position. Subject to promotions, dismissals, resignations, and medical leave, the individuals filling the Key First Data Positions listed in this Schedule D will remain in these positions for the Term of the Agreement.

First Data Contract Executive	Ron Metschke
SVP

•	Ron has over fourteen (14) years of experience at First Data, all in the Card Division. Prior to working full-time on the RCSI relationship, Ron managed the Fleet CCS relationship for seven (7) years. As the First Data Contract Executive, Ron’s responsibilities include those set forth in Section 5.1(a)(2) of the Main Body of the Agreement.

Business Head	To Be Named
VP

•	This First Data employee’s responsibilities include overseeing and negotiating all Resolution Agreements, the Future First Data System Architecture Plan, the Platform Integration Plan and Approved Platform Integration Plan, as well as coordinating and overseeing the Parties’ development strategy and change control initiatives and First Data’s participation in the Steering Committee.

IT Team Manager	Pam Calderon
VP

•	Pam’s responsibilities include overseeing, prioritizing and coordinating the work and assignments of the *** and/or ***.

Delivery Operations Officer	Peg Shirley
VP

•	Peg has twenty-one (21) years of experience in the Card Group at First Data. Peg has managed large account delivery operations relationships in the past, including for Fleet CCS. As Delivery Operations Officer, Peg’s responsibilities include overseeing all service delivery and AD initiatives.

Overall Conversion Head	Ken LaRose
VP

•	Ken has twelve (12) years of conversion experience at First Data and has been involved in the management of numerous large scale conversions at First Data. Ken’s responsibilities include overseeing the GECF-A Conversions and other Portfolio Conversions and leading First Data teams dedicated to each Conversion project.

D-1

SCHEDULE E

GLOSSARY

1.	GENERAL.

Certain capitalized terms used in the Agreement shall have the meanings set forth in this Schedule E.

2.	DEFINITIONS.

2.1	“7.4(b) Patent” has the meaning given in Section 7.4(b) of the Main Body of the Agreement.

2.2	“Active Account” means any Designated Account that, during the period of determination as to whether such Designated Account is an Active Account, had a balance or for which a debit, credit, or payment has taken place during such period.

2.3	“Active Account Rate(s)” has the meaning given in Schedule C, Section 6.2(c).

2.4	“Actual Yield” for a Service Level means, on a monthly basis, the percentage equal to one hundred (100) multiplied by the result of one (1) minus the result of the Defects occurring that month divided by the applicable Opportunities per Month.

2.5	“Account” means a unique database record used to represent the current financial disposition of a customer relationship. Accounts include dual cards, bank cards, debit cards, private label cards and stored value cards.

2.6	“Account Level Pricing” has the meaning given in Schedule A, Section 5.2(aa).

2.7	“Account Level Processing Services” has the meaning given in Schedule A, Section 5.2(e)(ii)).

2.8	“ACH” means Automated Clearing House.

2.9	“Acquisition Support Services” has the meaning given in Schedule A, Section 10.1 .

2.10	“AD” means Application development services.

2.11	“Adaptive Control” has the meaning given in Section 5.2(o)(iv).

2.12

“Affiliate” means, with respect to any entity, any other entity Controlling, Controlled by, or under common Control with, such entity. At RCSI’s option, (i) an entity which was receiving the Services at the

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time it ceased being Controlling, Controlled by, or under common Control with, RCSI and (ii) the purchaser of Accounts or a line of business of RCSI which was receiving the Services at the time of sale (but only with respect to such Accounts or line of business) shall continue to be deemed an Affiliate for such period designated by RCSI (not to exceed *** months).

2.13	“Agreed Capitalized Account Items” has the meaning given in Schedule C, Section 18.1(b).

2.14	“Agreement” means this First Amended and Restated Technology Services Agreement, between RCSI and First Data, dated December 10, 1998 and amended and restated as of April 1, 2003, including the Main Body of the Agreement and all schedules, exhibits, amendments and addenda thereto, as the same may be amended from time to time in accordance with the terms hereof.

2.15	***

2.16	“AM” means Application maintenance services.

2.17	“Amended and Restated Additional Terms and Conditions Addendum No. 3,” which is attached as Attachment 2 to the Main Body of the Agreement, has the meaning given in the Preliminary Statement in the Main Body of the Agreement.

2.18	“Ancillary Services” has the meaning given in Schedule C, Section 8.1.

2.19	“Ancillary Service Fees” has the meaning given in Schedule C, Section 11.1.

2.20	“Annual Activity Summary” has the meaning given in Schedule A, Section 5.2(v)(ii).

2.21	“Application” means any program and programming (including Documentation, media, on-line help facilities and tutorials) that performs specific user-related data processing and telecommunications tasks. Application includes database management software.

2.22	“Approved Platform Integration Plan” has the meaning given in Section 3.2(c) of the Main Body of the Agreement.

2.23	“Association(s)” means Visa, MasterCard and any other credit card associations with which the Designated Accounts receiving the Services may be linked from time to time.

2.24	“Banc One Account(s)” has the meaning given in Section 16.1(a) of the Main Body of the Agreement.

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2.25	“Banc One Account Services” has the meaning given in Section 16.1(a)(i) of the Main Body of the Agreement.

2.26	“Banc One/GE Capital Agreement” means the agreement by and between Banc One Corporation and GE Capital dated November 25, 1998.

2.27	“Banc One Private Label Processing Agreement” has the meaning given in Section 16.1(a)(i) of the Main Body of the Agreement.

2.28	“Base Evolve Application” has the meaning given in Section 5.2(j)(ii)(A).

2.29	“Base Line Usage” has the meaning given in Schedule C, Section 6.2(d).

2.30	“Base *** Commencement Data” has the meaning given in Schedule C, Section 7.3(a).

2.31	“Base *** Year” has the meaning given in Schedule C, Section 7.3(b).

2.32	“Base Year Index” has the meaning given in Schedule C, Section 11.

2.33	“Benchmarker” has the meaning given in Section 12.8(a) of the Main Body of the Agreement.

2.34	“Benchmarking” has the meaning given in Section 12.8(a) of the Main Body of the Agreement.

2.35	“Benchmarking Committee” has the meaning given in Section 12.8(a) of the Main Body of the Agreement.

2.36	“Bonus Performance Level” for a Critical Service Level means the Actual Yield specified in the column titled “Bonus Performance Level” in Exhibit B-1.

2.37	“Call Processing Services” has the meaning given in Schedule A, Section 5.2(p)(iii)(D).

2.38	“Cardholder” means an individual or entity which has an Account with RCSI or a RCSI Affiliate or with a customer of RCSI or a RCSI Affiliate.

2.39	“Cardholder Account” means the Account of a Cardholder.

2.40	“Cardholder Select System” has the meaning given in Schedule A, Section 5.2(r)).

2.41	“Central Clearing Accounts” has the meaning given in Schedule A, Section 17.1.

2.42	“Change Control Committee” has the meaning given in Section 9.5(c) of the Main Body of the Agreement.

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2.43	“Change Control Procedure” has the meaning given in Section 9.5(b) of the Main Body of the Agreement.

2.44	“Chargeable Hours Cap” means the cap of maximum hours as may be designated by RCSI.

2.45	“Charges” means any charges for the Services as set forth in Section 12.1 of the Main Body of the Agreement.

2.46	“Clearing House” has the meaning given in Schedule A, Section 5.2(p)(iv)(D).

2.47	“COLA” means Cost of Living Adjustment.

2.48	“CommerciaLine” means a service provided by First Data in accordance with Section 1.1(b) of Schedule A.

2.49	“CommerciaLine Account” means an Active Account receiving CommerciaLine services in accordance with Section 1.1(b) of Schedule A.

2.50	“CommerciaLine Account Services Fee” means the fee that may be charged by First Data in connection with performance of the CommerciaLine services in accordance with Section 1.1(b) of Schedule A.

2.51	“Commercially Reasonable Efforts” means taking such steps and performing in such a manner as a well managed company would undertake where such company was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

2.52	“Comparison Processing Fees” has the meaning given in Schedule C, Section 17.1.

2.53	“Confidential Information” has the meaning given in Section 14.5(a) of the Main Body of the Agreement.

2.54	“Control” and its derivatives means with regard to any entity the legal, beneficial, or equitable ownership, directly or indirectly, of twenty-five percent (25%) or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights; provided, however that with respect to Sections 9.9(a) and 21.5 of the Main Body of the Agreement only, the applicable percentage shall be fifty percent (50%).

2.55

“Conversion” or any derivation thereof (i.e., “Convert”) means (i) the transfer of data relating to Designated Accounts from the processing system(s) in which that data at the time of transfer resides and is processed to the First Data System, with the First Data System, at the

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time of such transfer, being capable of performing the First Data System’s account processing services for such data, (ii) the commencement of the processing of such Designated Accounts by the First Data System for production, and not testing, purposes, and (iii) the performance of the activities necessary to undertake and complete the activities described in clauses (i) and (ii).

2.56	“Conversion Completion Date” has the meaning given in Schedule A, Section 11.5(b)(vii).

2.57	“Conversion Manager” has the meaning given in Schedule A, Section 11.2(a).

2.58	“Conversion Plan” has the meaning given in Schedule A, Section 11.5(a).

2.59	“Conversion Portfolios” has the meaning given in Section 3.4(a) of the Main Body of the Agreement.

2.60	“CPI” means Consumer Price Index.

2.61	“CPI Change Percentage” has the meaning given in Schedule C, Section 11.

2.62	“CPI-U” has the meaning given in Schedule C, Section 11.

2.63	“CPR” has the meaning given in Section 20.2(a) of the Main Body of the Agreement.

2.64	“Credit Card Output Access” has the meaning given in Schedule A, Section 5.2(p)(iii)(A).

2.65	“Credit Performance Level” for a Critical Service Level means the Actual Yield specified in the column titled “Credit Performance Level” throughout Exhibit B-1.

2.66	“Critical Service Levels” has the meaning giving in Section 8.2(a) of the Main Body of the Agreement and shall mean those Service Levels set forth in Exhibit B-2 for which Service Level Credits may be allocated.

2.67	“CTQ” is a Six Sigma term meaning “Critical To Quality.”

2.68	“Customer Inquiry Management System” or “CIMS” has the meaning given in Schedule A, Section 5.2(f)(iv).

2.69	“Customer Inquiry System” or “CIS” has the meaning given in Schedule A, Section 5.2(f)(iv)).

2.70	“Daily Amount” has the meaning given in Schedule A, Section 17.2.

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2.71	“Data Access Tools” has the meaning given in Schedule A, Section 5.2(j).

2.72	“Data Center” shall have the meaning given in Schedule A, Section 5.3(a).

2.73	“DCI” means Data Conversion, Inc. and its respective successors and assigns.

2.74	“Deconversion Assistance” has the meaning given in Schedule A, Section 12.1.

2.75	***

2.76	***

2.77	“Default Rate” means the rate identified as the Prime Rate in The Wall Street Journal from time to time.

2.78	“Defect(s)” for a Service Level has the meaning given in Exhibit B-1 for that Service Level.

2.79	“Designated Accounts” means the Accounts designated by RCSI as receiving the Services.

2.80	“Development Hour” has the meaning given in Schedule C, Section 10.2.

2.81	“Development Hours Plan” has the meaning given in Schedule A, Section 15.1(a).

2.82	“Discovery” has the meaning given in Schedule A, Section 11.3.

2.83	“Discovery Guidelines” has the meaning given in Schedule A, Section 2.1(b) and are further described in Schedule A as Exhibit A-1.

2.84	“Discovery Report” has the meaning given in Schedule A, Section 11.3.

2.85	“Dispute Notice” has the meaning given in Section 20.2(a) of the Main Body of the Agreement.

2.86	“Disputing Party” has the meaning given in Section 20.2 of the Main Body of the Agreement.

2.87	“Divested Account Fees” has the meaning given in Schedule C, Section 17.1(b).

2.88	“Documentation” means the user manuals and other written materials (regardless of the medium in which they are stored or displayed) that relate to the software at issue, as such user manuals and other written materials may be updated from time to time.

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2.89	“DPMO” means Defects per million opportunities.

2.90	“Effective Date” has the meaning given in the first paragraph of the Main Body of the Agreement.

2.91	“e-Pcard” means the payment process identified as such by RCSI or its Affiliates.

2.92	“Evolve” is a First Data proprietary suite of Applications as further defined and described in Exhibit A-5.

2.93	“Exceedances” mean the number of occurrences of a failure to achieve the Minimum Service Level during a given month.

2.94	“Excluded Services” has the meaning given in Schedule C, Section 6.1(a).

2.95	“Exclusivity Period” has the meaning given in *** of the Main Body of the Agreement.

2.96	“Existing Active Accounts” mean the RCSI Active Accounts on the First Data System, or otherwise receiving Services, as of the FAAR Effective Date.

2.97	“Existing Portfolios” has the meaning given in Schedule C, Section 6.2(c).

2.98	“Falcon Credit Card Fraud Detection Model” has the meaning given in Schedule A, Section 5.2(p)(iii)(A).

2.99	“Falcon Fraud Strategies” has the meaning given in Schedule A, Section 5.2(p)(iii)(C).

2.100	“Falcon Neural Engine” has the meaning given in Schedule A, Section 5.2(p)(iii)(A).

2.101	“Falcon Queue Group” has the meaning given in Schedule A, Section 5.2(p)(iii)(D)(2).

2.102	“Falcon Start Date” has the meaning given in Schedule A, Section 5.2(p)(iii)(D)(11).

2.103	“FDC” means First Data Corporation, First Data’s parent corporation.

2.104	“Final Conversion” has meaning given in Schedule A, Section 3.4(b).

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2.105	“Final Conversion Date” has the meaning given in Section 3.4(b) of the Main Body of the Agreement.

2.106	“First Amended and Restated Agreement Effective Date” or “FAAR Effective Date” has the meaning given in the first paragraph of the Main Body of the Agreement.

2.107	“First Amendment” has the meaning given in the Preliminary Statement of the Main Body of the Agreement.

2.108	“First Base *** Year” has the meaning given in Schedule C, Section 7.3(b).

2.109	“First Data” has the meaning given in the first paragraph of the Main Body of the Agreement.

2.110	“First Data Confidential Information” has the meaning given in Section 14.5(c) of the Main Body of the Agreement.

2.111	“First Data Contract Executive” has the meaning given in Section 5.1(a)(ii) of the Main Body of the Agreement.

2.112	“First Data Data” means information, whether or not Confidential Information, entered in software or equipment by or on behalf of any clients of First Data other than RCSI and its Affiliates; and information derived from such information, including as stored in or processed through the First Data System.

2.113	“First Data Information” means all information, in any form, furnished or made available directly or indirectly by First Data to RCSI or otherwise obtained by RCSI from First Data.

2.114	“First Data Initiated Enhancement” has the meaning given in Section 12.6(b) of the Main Body of the Agreement.

2.115	“First Data Personnel” means employees of First Data, its agents and its approved subcontractors assigned to perform the Services pursuant to this Agreement.

2.116	“First Data Software” means (i) the First Data-owned software and the third party software licensed to First Data which is utilized by First Data in performing the Services and (ii) the Documentation in any format necessary for the use of the software referenced in clause (i).

2.117	“First Data System” means the software, including the First Data Software, hardware, systems incorporating such software and hardware, documentation in any format and processes used to provide the Services.

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2.118	“First Post-Conversion Period” has the meaning given in Schedule C, Section 17.3.

2.119	“First Post-Conversion Period Year” has the meaning given in Schedule C, Section 17.3.

2.120	“Flip(s)” has the meaning given in Schedule A, Section 11.8.

2.121	“FMEA” is a Six Sigma term meaning “Failure Modes and Effects Analysis”.

2.122	“Follow-up Training” has the meaning given in Schedule A, Section 16.1(e).

2.123	“Force Majeure Event” has the meaning given in Section 19.3(a)(i) of the Main Body of the Agreement.

2.124	“Former Affiliate” means an Affiliate which would not be an Affiliate but for the application of the last sentence of the definition of Affiliate.

2.125	“Fraud Control Consortium” or “Consortium” has the meaning given in Schedule A, Section 5.2(p)(iii)(D)(13).

2.126	“Fraud Control Services” has the meaning given in Schedule A, Section 5.2(p)(iv).

2.127	“Fraud Detail Management Screens” has the meaning given in Schedule A, Section 5.2(p)(iv).

2.128	“Fraud Detection Services” has the meaning given in Schedule A, Section 5.2(p)(iii).

2.129	“Fraud Management Operations” has the meaning given in Schedule A, Section 5.2(p)(ii)(D)).

2.130	“Fraud Management Services” has the meaning given in Schedule A, Section 5.2(p)(i).

2.131	“Fraud Management System” has the meaning given in Schedule A, Section 5.2(p)(ii).

2.132	“Fraud Prevention Services” has the meaning given in Schedule A, Section 5.2(p)(ii).

2.133	“Fraud Reporting Services” has the meaning given in Schedule A, Section 5.2(p)(iv)(D).

2.134	“FSOP Baseline” has the meaning given in Schedule C, Section 6.3(c)(ii).

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2.135	“FTE” means a “Full Time Equivalent” who works at least forty (40) hours per week.

2.136	“Full-Time” means that an individual member of the First Data Personnel who is devoting his or her business time to the RCSI account as set forth in Schedule C, Section 11.3, except as RCSI may approve in advance.

2.137	“Full Transfer” means a Transfer of a complete group of Designated Accounts.

2.138	“Future First Data System Architecture” has the meaning given in Section 3.3(b) of the Main Body of the Agreement.

2.139	“Future First Data System Architecture CTQs” has the meaning given in Section 3.3(b) of the Main Body of the Agreement and is attached to Schedule A as Exhibit A-6.

2.140	“Future First Data System Architecture Plan” has the meaning given in Section 3.3(b) of the Main Body of the Agreement.

2.141	“GAAP” means Generally Accepted Accounting Principles.

2.142	“Gaps” means the differences in the features, functions and capabilities between non-First Data system(s) and the First Data System.

2.143	“GE Capital” has the meaning given in the Preliminary Statements of the Main Body of the Agreement.

2.144	“GE Customer” has the meaning given in Section 9.9(a) of the Main Body of the Agreement.

2.145	“GE Workstation” has the meaning given in Schedule A, Section 5.2(f)(ii)(A).

2.146	“GECF-A” means the GE Consumer Finance – Americas division of GE Capital and any successor to such division.

2.147	“GECF-A Discovery” has the meaning given in Schedule A, Section 2.1(a).

2.148	“GECF-A Discovery Plan” has the meaning given in Schedule A, Section 2.1(a).

2.149	“GECF-A Flip” has the meaning given in Schedule A, Section 11.8.

2.150	“GECOM” means a processing system internal to RCSI.

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2.151	“GENASYS Application” means a credit application system currently in use by RCSI that is not part of the First Data System.

2.152	“General and Administrative Costs” has the meaning given in Exhibit C-7.

2.153	“GLB Act” means the Gramm-Leach-Bliley Act including its implementing regulations promulgated thereunder and any guidelines issued pursuant thereto.

2.154	“Global Integrated Platform” has the meaning given in Section 3.2(a) of the Main Body of the Agreement.

2.155	“HNC” means HNC, Inc. and its respective successors and assigns.

2.156	“HNC License Agreement” has the meaning given in Section 5.2(p)(iii)(B).

2.157	“HNC Software” has the meaning given in Schedule A, Section 5.2(p)(iii)

2.158	“IBM” means International Business Machine Corporation and its respective successors and assigns.

2.159	“Identified Patent” has the meaning given in Section 7.4(b) of the Main Body of the Agreement.

2.160	“Including” and its derivatives (for example, “include” and “includes”) means “including without limitation”, whether or not capitalized in this Agreement.

2.161	“Initial Conversion(s)” has the meaning given in Schedule A, Section 2.4(a).

2.162	“Initial Conversion Period” has the meaning given in Schedule A, Section 2.4(b)(i).

2.163	“Initial Conversions/KSCM Plan” has the meaning given in Schedule A, Section 2.4(c).

2.164	“Initial Term” has the meaning given in Section 4.1 of the Main Body of the Agreement.

2.165

“Intellectual Property” means any and all of the following (a) property (whether tangible or intangible) and (b) rights thereof (including, as appropriate, the right to use, access, copy, perform, display, transfer, distribute, or create derivatives), as may arise or be protected under the laws of any country or any state or province, and includes: (i) software and other with works of authorship, including copyrights, moral rights, databases, and mask-works; (ii) marks; (iii) trade secrets; (iv) patents, designs, algorithms and other industrial property and

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rights thereto; (v) other intellectual and industrial property and rights thereto of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

2.166	“Integrated New Materials” has the meaning given in Section 7.2(d) of the Main Body of the Agreement.

2.167	“Interchange” has the meaning given in Schedule A, Section 17.1.

2.168	“Interchange Settlement” has the meaning given in Schedule A, Section 17.1.

2.169	“Interfaced New Materials” has the meaning given in Section 7.2(e) of the Main Body of the Agreement.

2.170	“Internal Flip” has the meaning given in Schedule A, Section 11.8.

2.171	“IST2T Baseline” has the meaning given in Schedule C, Section 6.3(c)(iv).

2.172	“IVRS” has the meaning given in Schedule A, Section 5.2(j).

2.173	“JCL” means Job Control Loss.

2.174	“Key First Data Positions” has the meaning given in Section 5.1(a) of the Main Body of the Agreement and are described in Schedule D.

2.175	“Key Milestone” means important achievements, including as indicated, production and delivery of deliverables in connection with a project or other activity, including those set forth in the Initial Conversions/KSCM Plan.

2.176	“Key Service” has the meaning given in Section 8.3(a)(iv) of the Main Body of the Agreement.

2.177	“Key Service Credits” means has the meaning given in Section 8.3(a) of the Main Body of the Agreement.

2.178	“Key Service Failure Costs” has the meaning given in Section 8.3(b).

2.179	“Key Service Incentive Payments” has the meaning given in Section 8.3(c) of the Main Body of the Agreement.

2.180	“KnowledgeSight Software,” whose third party terms are set forth in Exhibit A-5, has the meaning given in Schedule A, Section 5.2(w).

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2.181	“Known Software Conversion Modifications” or “KSCM” means the Software Conversion Modifications necessary to close the Gaps between the GECF-A systems and the First Data System, as determined by the process in Schedule A, Article 2.

2.182	“Legal Requirements” has the meaning given in Section 15.7(b) of the Main Body of the Agreement.

2.183	“Losses” means all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

2.184	“Lost/Stolen Report” has the meaning given in Schedule A, Section 5.2(p)(iii)(D)(7).

2.185	“Main Body of the Agreement” means, collectively, the introductory text, preliminary statements, and Articles 1 through 23 of the Agreement.

2.186	“Mass Re-Issue” means the reissuance of all Transaction Cards for a group of Designated Accounts.

2.187	“MasterCard” means MasterCard International Incorporated or its successors or assigns.

2.188	“Merchant” means merchant or other commercial entity where a Transaction Card is accepted as a means of payment for a transaction.

2.189	“Merchant Account” means a unique database record used to represent the current financial disposition of a Merchant relationship.

2.190	“Merchant Services” has the meaning given in Schedule A, Section 7.1(a).

2.191	“MCS” means Monogram Credit Services, LLC.

2.192	“Minimum Processing Fees” means the minimum fees that may be owed by RCSI to First Data as calculated in accordance with Schedule C, Section 17.

2.193	“Modification Agreement” has the meaning given in the Preliminary Statements of the Main Body of the Agreement and is attached to the Main Body of the Agreement as Attachment 1.

2.194	“Monthly Active Account(s)” or “MAA” has the meaning given in Schedule C, Section 6.2(a).

2.195	“Monthly Active Account Services Fees” has the meaning given in Schedule C, Section 6.2(b).

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2.196	“Monthly Performance Report” has the meaning given in Section 9.3(a)(i) of the Main Body of the Agreement.

2.197	“MPF Year” or “Minimum Processing Fee Year” means any Pre-Conversion Year, First Post-Conversion Period Year or Second Post -Conversion Period Year.

2.198	“MWCC” means Montgomery Ward Credit Corporation.

2.199	“Needs Assessment” has the meaning given in Schedule A, Section 16.1(b).

2.200	“Net Settlement Amount” has the meaning given in Schedule A, Section 17.3.

2.201	“Network Data Mover” has the meaning given in Schedule A, Section 5.2(s)(iii)).

2.202	“New Materials” has the meaning given in Section 7.3(b) of the Main Body of the Agreement.

2.203	“New Services” has the meaning given in Section 12.6 of the Main Body of the Agreement.

2.204	“Non-Critical Service Levels” means those Service Levels set forth in Schedule B, for which no Service Level Credits are associated.

2.205	“Non-Public Personal Information” means information as defined in the GLB Act, 15 U.S.C. §6809(4), including (i) an individual’s name, address, e-mail address, IP address, telephone number and/or social security number; (ii) the fact that an individual has a relationship with RCSI or any of its Affiliates; and (iii) an individual’s or RCSI or its Affiliates’ customer’s account information.

2.206	“Non-Revolving Loan Product” means a loan with a payment plan with a fixed principal balance that requires repayment in a number of installments that may comprise principal, interest and fees over a specified period. It is understood that these accounts may be subject to early settlement, rescheduling and additional purchase capability.

2.207	“Non-Shared Cost Interfaced New Materials” has the meaning given in Section 7.2(g) of the Main Body of the Agreement.

2.208	“Non-Standard Conversion Services” has the meaning given in Schedule A, Section 11.1(d).

2.209	“Notice of Election” has the meaning given in Section 18.5(a) of the Main Body of the Agreement.

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2.210	“Open Data Stream” or “ODS” is a First Data proprietary product which provides a message-based middleware interface to the First Data System and is further described in Schedule A, Section 5.2(j).

2.211	“OFAC” means the Department of Treasury Office of Foreign Assets Control.

2.212	“Online Control System” or “OCS” has the meaning given in Schedule A, Section 5.2(x).

2.213	“On-Line Fraud Management System” has the meaning given in Schedule A, Section 5.2(p)(iv).

2.214	“On-Line Product Control File Management System” has the meaning given in Schedule A, Section 5.2(e)(i).

2.215	“Opportunities per Month” for a Service Level means the number of opportunities specified for such Service Level in a month in Exhibit B-1.

2.216	“Original Platform(s)” has the meaning given in Section 3.2(a) of the Main Body of the Agreement.

2.217	“Out-of-Pocket Expenses” means reasonable, demonstrable, actual and approved out-of-pocket expenses incurred by First Data for materials, supplies or services provided to or for RCSI as identified in the Agreement, but not including First Data’s overhead costs or allocations thereof, administrative expenses or other mark-ups.

2.218	“Parties” means RCSI and First Data.

2.219	“Party” means either RCSI or First Data, as appropriate.

2.220	“Pass-Through Expenses” means the First Data expenses listed in Schedule C which RCSI has agreed to pay directly or reimburse First Data for and which were reasonably incurred under this Agreement but, except as specifically set forth in Exhibit C-3, not including First Data’s overhead costs or allocations, administrative expenses or other mark-ups.

2.221	“Patni” has the meaning given in Section 16.3 of the Main Body of the Agreement.

2.222	“Patni Agreement” has the meaning given in Section 16.3 of the Main Body of the Agreement.

2.223	“Patni Agreement Services” has the meaning given in Section 16.3 of the Main Body of the Agreement.

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2.224	“PaySys” means PaySys International, Inc. (which is an Affiliate of First Data) and its Affiliates and the successors thereto (including successors to the businesses thereto).

2.225	“PaySys Software” means software owned by PaySys or licensed to PaySys by a third party.

2.226	“PCS” is a Six Sigma term meaning “Process Control System”.

2.227	“Performance Category” means an area of performance measurement that is comprised of one or more Service Levels. Performance Categories are measured as either a Critical Service Level or a Non-Critical Service Level.

2.228	“Performance Level Summary Report” means a report, in the format as shown in Schedule B-3.1, that First Data shall complete on a monthly basis and measures business performance on a continuous basis against a defined set of metrics and RCSI objectives.

2.229	“Pegasystems” has the meaning given in Exhibit A-5, Section 3.

2.230	“PIN” means Personal Identification Number.

2.231	“Performance Standards” means, individually and collectively, the quantitative and qualitative performance standards and commitments for the Services contained in this Agreement, including Service Levels.

2.232	“Platform Integration Plan” has the meaning given in Section 3.2(a) of the Main Body of the Agreement.

2.233	“Platform Integration Plan Delivery Date” has the meaning given in Section 3.2(a) of the Main Body of the Agreement.

2.234	“Platform Integration Plan Finalization Date” has the meaning given in Section 3.2(b) of the Main Body of the Agreement.

2.235	“Pooled Resources” means First Data Personnel who are not on the Dedicated IT Team or included in the Dedicated IT Full Time Equivalent Pool but who are made available by First Data to perform AD and other Services requested by RCSI.

2.236	“Pre-Conversion Period” has the meaning given in Schedule C, Section 17.2.

2.237	“Pre-Conversion Year” has the meaning given in Schedule C, Section 17.2.

2.238	“Pricing Certificate” has the meaning given in Section 12.7(a) of the Main Body of the Agreement.

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2.239	“Privacy Directive” has the meaning given in Section 15.7(a) of the Main Body of the Agreement.

2.240	“Problem Management” or “Problem Management Services” has the meaning given in Schedule A, Section 13.1.

2.241	“Procedures Manual” means the standards and procedures manual described in Section 9.4(a) of the Main Body of the Agreement.

2.242	“Proceeding” has the meaning given in Section 12.5(f) of the Main Body of the Agreement.

2.243	“Processing Fees” has the meaning given in Schedule C, Section 17.1.

2.244	“Processing Year” means each consecutive twelve (12) month period of the Term commencing on August 1.

2.245	***

2.246	“Project Plan” has the meaning given in Schedule A, Section 15.2(b)(iv).

2.247	“PSA” means the Production Services Agreement between MWCC and First Data, dated November 16, 1999.

2.248	“Quality Leader” has the meaning given in Section 9.7(b)(viii) of the Main Body of the Agreement.

2.249	“RCSI” has the meaning given in the first paragraph of the Main Body of the Agreement.

2.250	“RCSI Account Management Team” has the meaning given in Section 12.4(a) of the Main Body of the Agreement.

2.251	“RCSI Account Team Management Services” means those Services set forth in Exhibit A-4.

2.252	“RCSI Confidential Information” has the meaning given in Section 14.5(b) of the Main Body of the Agreement.

2.253	“RCSI Contract Executive” has the meaning given in Section 11.1(a) of the Main Body of the Agreement.

2.254	“RCSI Conversion Representative” has the meaning given in Schedule A, Section 11.2(b).

2.255	“RCSI Cost Savings” has the meaning given in Schedule C, Section 7.1(a).

2.256	“RCSI Customer Information” has the meaning given in Section 14.6 of the Main Body of the Agreement.

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2.257	“RCSI Cycle” has the meaning given in Schedule A, Section 5.3(b)(i).

2.258	“RCSI Data” means all information, whether or not Confidential Information, entered in software or equipment including the First Data System by or on behalf of RCSI or its Affiliates and information derived from such information, including as stored in or processed through such equipment or software.

2.259	“RCSI Facilities” has the meaning given in Section 6.1(a) of the Main Body of the Agreement.

2.260	“RCSI Information” means all information, in any form, furnished or made available directly or indirectly to First Data by RCSI or its Affiliates or otherwise obtained by First Data from RCSI or its Affiliates.

2.261	“RCSI-Initiated Enhancements” has the meaning given in Section 12.6(c) of the Main Body of the Agreement.

2.262	“RCSI-Initiated New Services” has the meaning given in Section 12.6(d) of the Main Body of the Agreement.

2.263	“RCSI Inquiry System” has the meaning given in Schedule A, Section 5.2(p)(iii)(D)(6).

2.264	“RCSI Intellectual Property” has the meaning given in Section 7.1(b) of the Main Body of the Agreement.

2.265	“RCSI New Materials” has the meaning given in Section 7.3(b)(i) of the Main Body of the Agreement.

2.266	“RCSI Rules” means RCSI’s or its Affiliates’ directives, instructions and procedures. To the extent that any RCSI Rule should need to be manifested in software, any such functionality which is not, as of the FAAR Effective Date, included in the First Data System, shall be implemented, and such implementation may be made through Resolution Agreements, or otherwise, if First Data does not have specific, written plans to implement such functionality as part of the development of the First Data System. RCSI Rules in existence at the completion of GECF-A Discovery shall not be New Services. RCSI Rules created after the completion of GECF-A Discovery may, subject to Section 12.6 of the Agreement, be New Services.

2.267	“RCSI TSA Intellectual Property” has the meaning given in Section 7.1(a) of the Main Body of the Agreement.

2.268	“Received Charges Benefits” has the meaning given in Schedule C, Section 7.1(b).

2.269	“Recurring Runs” has the meaning given in Schedule A, Section 6.2(v).

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2.270	“Remote Job Entry” has the meaning given in Schedule A, Section 5.2(s)(ii)).

2.271	“Remote Procedure Calls” has the meaning given in Schedule A, Section 5.2(j)(ii).

2.272	“Renewal Term” has the meaning given in Section 4.2 of the Main Body of the Agreement.

2.273	“Replacing the Key Services” has the meaning given in Schedule A, Section 8.3(b).

2.274	“Required Consents” means consents required by a third party for another entity to have access to or make use of such third party’s software.

2.275	“Resolution Agreements” has the meaning given in Schedule A, Section 2.2(a).

2.276	“Resolution Plan” has the meaning given in Schedule A, Section 15.2(b)(iii).

2.277	“Reports” has the meaning given in Schedule B, Section 3.3(d).

2.278	“Returned Account Plastics Immediately Delivered” or “RAPID” has the meaning given in Schedule A, Section 5.2(p)(ii)(F).

2.279	“Reward” has the meaning given in Exhibit C-4.

2.280	“RFS” means Retailer Financial Services, a former division of GE Capital now known as GECF-A.

2.281	“RFS Discovery” has the meaning given in Schedule A, Section 2.1(a).

2.282	“RFS Discovery Plan” has the meaning given in Schedule A, Section 2.1(a).

2.283	“Root Cause Analysis” or “RCA” means the process of determining the underlying reason for an error or problem, so that the process that produced the error/problem can be altered in a way that prevents it from recurring.

2.284	“Root Cause Analysis Report” or “RCA Report” means a report, in the format as shown in Exhibit B-3.3, that First Data shall complete each time First Data completes a Root Cause Analysis.

2.285	“Royalty Material” has the meaning given in Section 7.3(b)(iii).

2.286	“S&P” means First Data’s Systems and Programming division or unit.

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2.287	“SAS 70” has the meaning given in Section 10.3 of the Main Body of the Agreement.

2.288	“Second Post-Conversion Period” has the meaning given in Schedule C, Section 17.4.

2.289	“Second Post-Conversion Period Year” has the meaning given in Schedule C, Section 17.4.

2.290	“Selective Transfer” means a Transfer of a partial group of Designated Accounts.

2.291	“Service Delivery Charges” has the meaning given in Schedule C, Section 8.3.

2.292	“Service Deviation Report” means a report, in the format as shown in Schedule B-3.2, that First Data shall complete on a weekly basis.

2.293	“Service Levels” has the meaning given in Section 8.1 of the Main Body of the Agreement including as described in Schedule B and Attachment 3 to Exhibit A-7.

2.294	“Service Level Bonus Weight” means the percentage weight, for Service Level Bonus purposes, assigned to a Critical Service Level as set forth in Table 1 of Exhibit B-2 (as may be amended over time).

2.295	“Service Level Bonuses” has the meaning given in Schedule B, Section 6.

2.296	“Service Level Credit Weight” means the percentage weight, for Service Level Credit purposes, assigned to a Critical Service Level as set forth in Table 1 of Schedule B-2 (as may be amended over time).

2.297	“Service Level Credits” has the meaning given in Schedule B, Section 5.

2.298	“Service Level Default” means a failure of First Data to achieve a Service Level.

2.299	“Services” has the meaning given in Section 3.1 of the Main Body of the Agreement.

2.300	“Settlement Account” has the meaning given in Schedule A, Section 17.1.

2.301	“Settlement Late Payment Fee” has the meaning given in Schedule A, Section 17.5.

2.302	“Settlement Rules” has the meaning given in Schedule A, Section 17.5.

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2.303	“Settlement System” has the meaning given in Schedule A, Section 17.1.

2.304	“Shared Cost Interfaced Materials” has the meaning given in Section 7.2(f) of the Main Body of the Agreement.

2.305	“SIPOC” is a Six Sigma term meaning “Supplier Inputs Process Outputs Customer”.

2.306	“Six Sigma” means, as appropriate, (i) the management philosophy which has as its goal the improvement of processes through a defined methodology of measurement, analysis, modification and control, as that philosophy is interpreted and applied by RCSI and its Affiliates from time to time, or (ii) a measurement, which may be expressed as (A) a yield of 99.99966% or (B) 3.4 defects per 1,000,000 units or an equivalent numerical relationship (e.g., 0.34 defects per 100,000 units).

2.307	“Software Conversion Modification(s)” means those modifications to the First Data System made in connection with any Conversion.

2.308	“Specifications” means the functionality requirements for the deliverable at issue, including as set out in documentation agreed upon by the Parties, Documentation, and any other written or other descriptive material generated pursuant to the deliverable development methodology used in designing and developing the deliverable (including the methodology used in coding any software deliverable) at issue.

2.309	“Staff Level Training” has the meaning given in Schedule A, Section 16.1(d).

2.310	“Standard Conversion Services” has the meaning given in Schedule A, Section 11.1(b).

2.311	“Standard Start-up Services” has the meaning given in Schedule A, Section 9(b).

2.312	“Standard Transfer Service” has the meaning given in Schedule A, Section 11.7(c).

2.313	“Start-up Plan” has the meaning given in Schedule A, Section 9(a).

2.314	“Start-up Services” has the meaning given in Schedule A, Article 9(a).

2.315	“Statement Baseline” has the meaning given in Schedule C, Section 6.3(a)(i).

2.316	“Statements” shall have the meaning given in Schedule A, Section 6.1(a).

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2.317	“Steering Committee” has the meaning given in Section 9.2(a) of the Main Body of the Agreement.

2.318	“Subsequent User Manuals” has the meaning given in Schedule A, Section 4.2.

2.319	“Successor” has the meaning given in Section 21.7 of the Main Body of the Agreement.

2.320	“Super User” has the meaning given in Schedule C, Section 14.2.

2.321	“Super User Training Session” has the meaning given in Schedule C, Section 14.2.

2.322	“Surveyor” means a credit application system used by RCSI which is not part of the First Data System.

2.323	“Target Benefits” has the meaning given in Schedule C, Section 7.1(a).

2.324	“Target Performance Level” for a Service Level means the Actual Yield specified in the column titled “Target Performance Level” in Exhibit B-1.

2.325	“Telecom Pass-Through Expenses” has the meaning given in Exhibit C-3.

2.326	“Term” has the meaning given in Section 4.2 of the Main Body of the Agreement.

2.327	“Termination/Expiration Assistance” has the meaning given in Section 21.7 of the Main Body of the Agreement.

2.328	“Termination for Convenience Fee” has the meaning given in Schedule C, Section 18.1(a).

2.329	“Third Party Terms” has the meaning set forth in Schedule A, Section 5.4(b) and are as described in Exhibit A-5.

2.330	“Train the Trainer” has the meaning given in Schedule A, Section 16.1(c)(i).

2.331	“Training Plan” has the meaning given in Schedule A, Section 16.1(b)(i).

2.332	“Training Services” has the meaning given in Schedule A, Section 16.1(a).

2.333	“Transaction Card” means a payment card issued pursuant to a grant of authority from MasterCard, Visa or other entity or Association or pursuant to authority otherwise held by RCSI or its Affiliates.

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2.334	“Transaction Level Pricing” has the meaning given in Schedule A, Section 5.2(aa).

2.335	“Transaction Level Processing Services” has the meaning given in Schedule A, Section 5.2(e)(ii).

2.336	“Transaction Level Rewards” has the meaning given in Schedule A, Section 5.2(aa).

2.337	“Transaction Level Rewards Services” has the meaning given in Schedule A, Section 5.2(e)(ii).

2.338	“Transfer” and any derivation thereof (i.e., “Transferred”) has the meaning given in Schedule A, Section 11.7(a).

2.339	“Transferred Accounts” has the meaning given in Schedule A, Section 12.1.

2.340	“Transferee” has the meaning given in Schedule A, Section 12.1.

2.341	“Unidentified Service Levels” has the meaning given in Exhibit B, Section 1.1.

2.342	“United States” or “U.S.” means the United States of America and its dependencies, territories and possessions.

2.343	“User Documentation Change Request” or “UDCR” has the meaning given in Schedule A, Section 5.5(a)(iii).

2.344	“User Manuals” has the meaning given in Schedule A, Section 5.5(a)(i) and include those manuals listed and described in Exhibit A-2.

2.345	“Views” has the meaning given in Schedule A, Section 5.2(j).

2.346	“Virus” means: (i) program code, programming instruction or set of instructions intentionally constructed with the ability to disrupt, disable, harm, damage, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically designated to be or described as a virus, including Trojan horse, worm or backdoor.

2.347	“Visa” means, individually or collectively, as appropriate, Visa U.S.A., Inc. or Visa INTERNATIONAL, and their respective successors and assigns.

2.348	“Volume ***” has the meaning given in Schedule C, Section 7.3(a)(ii).

2.349	“Weighting Cap” has the meaning given in Exhibit B-2, Section 5.

MODIFICATION AGREEMENT

This Modification Agreement (this “Modification Agreement”) is made with reference to that certain Banc One Private Label Processing Agreement (the “Private Label Agreement”) dated as of June 30, 1998, between Banc One National Association (“Banc One”) and First Data Resources Inc. (“FDR”).

WHEREAS, the Private Label Agreement has been assigned effective as of December 24, 1998 to, and assumed by, Monogram Credit Services, LLC (the “JV”), a Delaware limited liability company, which is a joint venture among Banc One, General Electric Capital Corporation (“GECC”) and Monogram Receivables, Inc.;

WHEREAS, FDR currently provides to the JV certain data processing and related services (the “JV Processing Services”) and certain print and mail, embossing and other production-related services (the “JV Production Services”) for the Private Label Cards (as defined in the Private Label Agreement) and the Flex Visa portfolio designated by the JV (the Private Label Cards and the Flex Visa portfolio shall be collectively referred to herein as, the “JV Cards”; and for the purposes hereof and the TSA, the JV Cards shall be considered “Banc One Accounts”, as such term is defined in the TSA) pursuant to the Private Label Agreement (collectively, the JV Processing Services and the JV Production Services constitute the “Services” under the Private Label Agreement and shall be referred to herein as the “JV Services”);

WHEREAS, GECC and FDR have entered into a Technology Sourcing Agreement effective as of December 10, 1998, pursuant to which FDR provides certain data processing and related services to GECC and its Affiliates (the “TSA”);

WHEREAS, Montgomery Ward Credit Corporation (“MWCC”), an Affiliate of GECC, and FDR have entered into a Production Services Agreement effective as of November 16, 1999, pursuant to which FDR provides certain print and mail, embossing and other production-related services to MWCC and its Affiliates (the “PSA”);

WHEREAS, the JV desires that as of October 1, 2000 in lieu of obtaining the JV Services pursuant to the Private Label Agreement, (i) the JV Processing Services for the JV Cards shall instead be performed under and pursuant to the terms and conditions of the TSA; and (ii) the JV Production Services for the JV Cards shall instead be performed under and pursuant to the terms and conditions of the PSA; and

WHEREAS, the JV and FDR agree that as of October 1, 2000, the Private Label Agreement shall be suspended and the TSA and the PSA shall be amended as provided hereinbelow.

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THEREFORE, GECC, the JV, MWCC and FDR (as applicable) hereby agree as follows:

1.	Transfer of Processing Services to TSA.

(a) Pursuant to Section 3.1(g) of the TSA and subject to Section 1(b) of this Modification Agreement, GECC, the JV and FDR agree that as of October 1, 2000, FDR shall provide to the JV the JV Processing Services for the JV Cards as Services (as such term is defined in the TSA), performed under and pursuant to the terms and conditions of the TSA, it being understood that the JV shall be liable for payments thereunder to FDR; provided, however, that Merchant Statements Online, Billing IN 7103 shall be charged at the rates set forth in the Private Label Agreement, unless and until the parties hereto otherwise mutually agree in writing.

(b) Notwithstanding anything to the contrary in Section 3.1(g)(i)(B) of the TSA, the Services (as defined in the TSA) performed under the TSA with respect to the JV Cards shall be measured by the performance measurements applicable to the JV Processing Services under the Private Label Agreement, as set forth in Exhibit “D” thereto (except those measurements that would apply to services which are JV Production Services), until such time as the Service Levels for the RFS Designated Accounts (as defined in the TSA) are finalized and incorporated into the TSA. On the first day of the month immediately following the date upon which such Service Levels are finalized, such Service Levels shall automatically apply thereto.

(c) GECC, the JV and FDR agree that as of October 1, 2000, Section 3.1(d)(i) of the TSA shall be deleted in its entirety and replaced with the following:

(i) GE Capital and Monogram Credit Services, LLC (the “JV”) have the right during the Term to perform, or retain third parties to perform, any of the Services; provided, however, First Data will be the exclusive provider of those Services for which the Annual Core Services Fee and Monthly Data Center Fees are paid (the “Exclusive Services”) (A) for those accounts identified by GE Capital as CFS Designated Accounts at the time of completion of the CFS Initial Conversion and (B) until June 30, 2003, for the Banc One Accounts, as defined in Section 3.1(g) below, as such Banc One Accounts may be increased in the ordinary course of business through the growth of accounts of merchant retailers and cardholders forming a part of the Banc One Accounts as of the October 1, 2000. In the event that (in violation of clause (i)(B) above) either (i) the JV, GE Capital or any of their Affiliates perform, or retain third parties to perform, any of the Exclusive Services for the Banc One Accounts or (ii) in any one Processing Year, the JV or GE Capital sells or otherwise transfers one or more Active Banc One Accounts (as defined below) such that either (A) the total number of all of such divested Active Banc One Accounts (the “Divested Accounts”) for the previous Processing Year is greater than ten percent (10%) of the Aggregate

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Active Banc One Accounts (as defined below) in such previous Processing Year, or (B) the Aggregate Active Banc One Accounts at the end of any Processing Year (the “End of Year Total”) is less than One Million Six Hundred Fifty Thousand Four Hundred Eight-Five (1,650,485) and the sum of all Divested Accounts divested since October 1, 2000 plus the End of Year Total is greater than One Million Six Hundred Fifty Thousand Four Hundred Eight-Five (1,650,485) (the “Trigger Event”), the JV shall be liable to First Data for a one time payment in the amount of the Compensatory Payment (as defined below). The foregoing shall not apply (i) in the event the JV sells or otherwise transfers Banc One Accounts to GE Capital or a GE Capital Affiliate and such Banc One Accounts continue to receive the Exclusive Services hereunder, (ii) to dispositions of Banc One Accounts that result from the expiration, termination, or a discontinuance of a Banc One Account that occurs in the ordinary course of business, including, but not limited to, accounts that are charged off pursuant to the policies and procedures of the JV or GE Capital, as applicable that have not been purged (“Charged Off Accounts”), and in connection with the contractual rights or obligations of GE Capital or the JV pursuant to their agreements with clients as a result of a termination of such accounts (excluding any termination by the JV or GE Capital, as applicable, resulting from a contractual right to terminate that is not subject to the occurrence of a condition), (iii) a sale or transfer in connection with the contractual rights or obligations of GE Capital or the JV pursuant to their agreements with clients as a result of a termination of such accounts (excluding any termination by the JV or GE Capital, as applicable, resulting from a contractual right to terminate that is not subject to the occurrence of a condition), or (iv) a sale or transfer of Charged Off Accounts. In the event the JV is required to pay the Compensatory Payment hereunder, the restrictions of the first sentence of this Section 3.1 (d)(i) shall no longer apply to the Banc One Accounts and GE Capital or the JV may perform the Exclusive Services, or retain third parties to perform the Exclusive Services for any Banc One Accounts and may sell or otherwise divest itself of Banc One Accounts. GE Capital and the JV retain the right to sell Accounts, portfolios or lines of business which are receiving the Services, including the Exclusive Services (although, if GE Capital or the JV does so with respect to Banc One Accounts, such sale may constitute a Trigger Event, as provided above, unless otherwise excepted therefrom) and such Accounts, portfolios or lines of business will no longer be subject to the Agreement and shall not constitute a Trigger Event hereunder under any circumstances. GE Capital and the JV also retain the right to acquire Accounts, portfolios or lines of business and manage such Accounts, portfolios or lines of business separately from this Agreement and the Services. Within forty-five (45) days after the end of each Processing Year, the JV or GE Capital, as applicable, shall deliver a notice in writing to First Data indicating the number of Divested Accounts for such Processing Year. Within thirty (30) days of receipt of such notice, First Data shall calculate whether a Compensatory Payment is due by the

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JV and shall deliver a notice in writing to the JV setting forth the amount of the Compensatory Payment and the calculation performed by First Data related thereto. For purposes of this Section, “Active Banc One Account” means (i) any Banc One Account that had, during the period of determination as to whether such Banc One Account is an Active Banc One Account, a balance or for which a debit, credit, or payment has taken place during such period, and (ii) Charged Off Accounts, “Aggregate Active Banc One Account” for any Processing Year means the sum of the twelve (12) Banc One Monthly Active Accounts (“Banc One MAA”) divided by 12 where “Banc One MAA” equals the number of Active Banc One Accounts on the last day of the previous month as set forth on the CD121 from the last day of the previous month or its equivalent which accurately reflects the number of Active Banc One Accounts plus the number of Active Banc One Accounts on the last day of the current month as set forth on the CD121 from the last day of the current month or its equivalent which accurately reflects the number of Active Banc One Accounts divided by two.

(d) GECC, the JV and FDR agree that as of October 1, 2000, the following shall be inserted as a new Section 3.l(d)(iv) following Section 3.l(d)(iii) in the TSA:

“For purposes of this Section 3.1(d), “Compensatory Payment” shall mean $780,000 until September 30, 2002, and on October 1, 2002, the Compensatory Payment shall mean $715,000 (a reduction of $65,000). On the first day of each calendar month thereafter, the Compensatory Payment shall be further reduced by $65,000 per month until June, 2003. Thereafter the JV shall not be responsible for the payment of any Compensatory Payment. The Compensatory Payment shall be due and payable by the JV within 30 days after the last day of the month in which the Trigger Event occurs and under no circumstances shall the JV be required to pay the Compensatory Payment more than once.”

(e) GECC, the JV and FDR agree that as of October 1, 2000, Section 12.1 of the TSA shall be deleted in its entirety and replaced with the following:

“All Charges for the Services are set forth in this Article 12, Section 3.1(d), Section 11.2(b), Section 20.7(f) and in Exhibit C. Neither GE Capital nor the JV shall be required to pay First Data any amounts for the Services in addition to those payable to First Data under this Article 12, the sections referenced above or Exhibit C.”

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2.	The JV and FDR agree that the Services (as defined in the TSA) for the JV Cards performed under the TSA shall continue to be performed at an FDR facility located in the United States and shall not be moved to any other location outside of the United States without the consent of the JV.

3.	Transfer of Production Services to PSA.

(a) Pursuant to Section 3.4 of the PSA, MWCC and the JV hereby request that, and FDR hereby agrees to, provide to the JV, as of October 1, 2000, all the JV Production Services for the JV Cards as Production Services (as such term is defined in the PSA) performed under the PSA, it being understood that the JV shall be liable for payments thereunder to FDR; provided, however, that Plasticard Enterprise Presentation (PEP), Billing IN 7717 shall be charged at the rates set forth in the Private Label Agreement, unless and until the parties otherwise mutually agree in writing.

(b) The JV and FDR agree that the Production Services (as defined in the PSA) for the JV Cards performed under the PSA shall continue to be performed at either or both of FDR’s Omaha, Nebraska, or Chesapeake, Virginia, facilities and shall not be moved to any other location(s) without the consent of the JV.

4.	Suspension of the Private Label Agreement.

(a) FDR and the JV agree, effective as of October 1, 2000; to suspend and render inoperative for all purposes the Private Label Agreement and all rights and obligations of the parties arising thereunder (except as may be expressly provided otherwise in this Modification Agreement or in the Private Label Agreement) including, but not limited to, FDR’s obligation to provide the Services (as defined in the Private Label Agreement), under the Private Label Agreement; provided, however, that any existing liabilities, confidentiality and other obligations or indemnities of the parties thereto arising under the Private Label Agreement prior to the date of such suspension shall survive (including, but not limited to, Article 5 and Article 9 thereof). Notwithstanding anything contained herein to the contrary, as soon as practicable after the date hereof, FDR shall calculate and pay any and all amounts owing to the JV arising in connection with the Private Label Agreement, including (i) $666,000 owed by FDR to the JV in connection with erroneous billing related to a postal scan line coding error by FDR on the JV’s cardholder payment remittance envelopes, (ii) an additional amount (calculated in a manner satisfactory to the JV in good faith) owed by FDR to the JV in connection with erroneous billing related to an FDR coding error which increased the monthly non-monetary transactions, and (iii) the amount owed to the JV by FDR pursuant to the Volume Rebate (pro-rated to September 30, 2000) provided in Section 4.6 of the Private Label Agreement, as calculated in good faith by FDR and satisfactory to the JV. Notwithstanding the suspension of the Private Label Agreement provided herein and unless otherwise agreed by the parties thereto, in the event that the election to reinstate the Private Label Agreement under Section 4(c) of this Agreement occurs, the Private Label Agreement shall expire by its own terms on the date stipulated therein.

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(b) FDR agrees that the suspension of the Private Label Agreement as provided herein is not an event which triggers a right of FDR to Liquidated Damages under Section 4.4 of the Private Label Agreement and, as of the date hereof for purposes of this Agreement, FDR agrees to waive any of its rights to Liquidated Damages under Section 4.4 of the Private Label Agreement.

(c) In the event that prior to June 30, 2003 the JV ceases to be an Affiliate of GECC (as defined in the TSA), but remains or otherwise becomes an Affiliate of Banc One (as defined in the Private Label Agreement), the JV may (upon no less than sixty (60) days notice to FDR) elect to reinstate the Private Label Agreement and designate which of the JV Services will thereafter again be performed thereunder.

5.	General

(a) The JV, GECC, and FDR will cooperate in good faith with each other to ensure a prompt, smooth and orderly transfer of the JV Services for the JV Cards from the terms and conditions of the Private Label Agreement to the terms and conditions of the TSA and PSA (as applicable) in accordance herewith (and FDR will take whatever further actions are hereafter reasonably requested by GECC to effectuate such transfer).

(b) As hereby amended and supplemented, the TSA and PSA shall remain in full force and effect. Except where expressly stated otherwise herein, nothing contained herein shall constitute an amendment or waiver by any party of any right, obligation or remedy under the TSA or PSA.

[The remainder of this page intentionally left blank.]

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Entered into effective as of this 29 day of September, 2000.

MONOGRAM CREDIT SERVICES, LLC

By:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

FIRST DATA RESOURCES INC.

By:

MONTGOMERY WARD CREDIT CORPORATION

By:

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Entered into effective as of this 29 day of September, 2000.

MONOGRAM CREDIT SERVICES, LLC

By:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

FIRST DATA RESOURCES INC.

By:

MONTGOMERY WARD CREDIT CORPORATION

By:

FINAL

AMENDED AND RESTATED

ADDITIONAL TERMS AND CONDITIONS ADDENDUM NO. 3

TO

SOFTWARE LICENSE AGREEMENT

THIS AMENDED AND RESTATED ADDITIONAL TERMS AND CONDITIONS ADDENDUM NO. 3 (this “Addendum”) is made as of the 31st day of December, 2002 (the “Addendum Date”) between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Customer”) and PAYSYS INTERNATIONAL, INC., a Florida corporation (“Company”).

WHEREAS, Customer (then a New York corporation) and Company entered into that certain Software License Agreement dated December 31, 1996 (hereinafter referred to as the “Agreement”); and

WHEREAS, Customer and Company entered into (i) that certain Additional Terms and Conditions Addendum No. 1 dated July 31, 2001 and (ii) that certain Additional Terms and Conditions Addendum No. 2 dated as of December 31, 2002, to provide for terms and conditions different from or additional to those stated in the Agreement; and

WHEREAS, Customer and Company now wish to provide for other terms and conditions different from or additional to those stated in the Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Defined Terms. All capitalized terms not otherwise defined in this Addendum shall have the meanings ascribed to them in the Agreement.

2.	Restrictions on Use. With respect to processing Accounts which are Non-Revolving Loan Products, Company agrees that the Territory shall be expanded to include the entire world with respect to Customer’s and any Affiliate’s use of the Licensed Programs in accordance with Section 1.01 of the Agreement. For the purposes of this Addendum, the term “Non Revolving Loan Product” shall mean a loan with a payment plan with a fixed principal balance that requires repayment in a number of installments comprising principal, interest, and fees over a specified period. It is understood that these accounts will be subject to early settlement, rescheduling and additional purchase capability. The restrictions in Section 1.03(b) of the Agreement shall not be applicable to Accounts which are Non-Revolving Loan Products.

3.	Modification Fee. Customer agrees to pay a one-time License Fee in the amount of USD $1,000,000 upon execution of this Addendum, in consideration of the foregoing modification to Restrictions on Use. Customer’s use of the Licensed Programs in accordance with these provisions shall not be subject to any of the License Fees provided in Section 6.01 of the Agreement. If, and to the extent, Customer has paid this fee with respect to Additional Terms and Conditions Addendum No. 3, no additional fee shall be payable with respect to the Amended and Restated Addendum Number 3.

4.	Change In Operations Sites. For the avoidance of doubt, Customer may change the designated location of an Operations Site to another location which succeeds such Operations Site without additional charge. Customer shall notify Company in writing as to the address of the replacement Operations Site prior to initiation of production processing of the Licensed Programs at such Operations Site. Customer may process at both the prior Operations Site and the replacement Operations Site for up to six (6) months without additional charge provided that Customer may have an additional six (6) months if reasonably needed by Customer, in which event Company may reasonably audit Customer’s transition plans..

1

FINAL

5.	General. The aforesaid terms and conditions of paragraphs 1 through 4 are made part of and subject to all of the terms and conditions of the Agreement as of and after the Addendum Date. Each and all of the terms, provisions and conditions of the Agreement, to the extent they are not directly in conflict with this Addendum, remain in full force and effect and this Addendum is incorporated into the Agreement by this reference thereto. The Amended and Restated version of this Amendment shall replace the original Amendment as of the Addendum Date.

GENERAL ELECTRIC CAPITAL CORPORATION	PAYSYS INTERNATIONAL, INC.

By:	By:

Name:	Name:

Title:	Title:

2

FINAL

FIRST DATA RESOURCES INC.

10825 Farnam Drive

Omaha, Nebraska 68154

As of April 1, 2003

Retailer Credit Services, Inc.

4246 South Riverboat Road

Salt Lake City, Utah 84123

GE Business Productivity Solutions, Inc.

c/o Retailer Credit Services, Inc.

4246 South Riverboat Road

Salt Lake City, Utah 84123

Ladies and Gentlemen:

Reference is made to (i) the Production Services Agreement (the “PSA”), dated as of November 16, 1999, between ourselves (“First Data”) and yourselves (then known as Montgomery Ward Credit Corporation, “RCSI”), and (ii) the Conversion and Addendum Agreement (the “CAA”) dated as of October 18, 2002, between GE Business Productivity Solutions, Inc. (“GEBPS”) and First Data. Simultaneously with the execution and delivery of this letter agreement, the parties (or Affiliates of the parties) are executing various other agreements, including a First Amended and Restated Technology Sourcing Agreement (all of which, taken together, the “Transaction Documents”).

(1) In connection with the Transaction Documents, RCSI agrees that for the first forty million (40 million) reissue plastics (credit card stock) required by RCSI after the date hereof (and which, if awarded to First Data would constitute Transaction Card production Services under the PSA), RCSI shall provide First Data the opportunity to competitively bid to provide RCSI such reissue plastics and if (x) First Data meets RCSI’s requirements thereof (including specifications, quality, and delivery terms) and (y) First Data’s price is at least as low as that of any other bidder, RCSI shall award the bid to First Data. The parties acknowledge that eight million (8 million) of such plastics have already been competitively bid between the date above and the actually execution date hereof, and thus there is thirty two million (32 million) remaining. If First Data fails to perform in accordance with such obligations, RCSI shall have the same rights and remedies for such failure as is provided in the PSA.

(2) In consideration of the commitment by RCSI in (1), above, First Data agrees that GEBPS’ shall have the option (to be exercised no later than August 31, 2003) to either (a) terminate the CAA without any liability for payment (including any then outstanding payment obligations thereunder) or (b) continue the CAA in effect. If GEBPS elects option (b) in the preceding sentence First Data’s right to recover any capitalized amounts accrued under the CAA as of May 28, 2003 shall be waived, including conversion expenses and the Signing Bonus, which as of the date hereof equals approximately four hundred seventy-five thousand dollars ($475 thousand).

FINAL

Retailer Credit Services, Inc.

GE Business Productivity Solutions, Inc.

May     , 2003

Very truly yours,

FIRST DATA RESOURCES INC.

By:

Accepted and agreed to:

RETAILER CREDIT SERVICES, INC.

By:

GE BUSINESS PRODUCTIVITY SOLUTIONS, INC.

By:

Final

GUARANTY

GUARANTY (the “Guaranty”), dated as of June 5, 2003, of GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, in favor of FIRST DATA RESOURCES INC. (“First Data”), a Delaware corporation.

WHEREAS, GE Capital and First Data are parties to a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998;

WHEREAS, in connection with amending and restating the TSA, GE Capital desires that its rights and obligations under the TSA be assigned to, and assumed by, Retailer Credit Services, Inc. (“RCSI”), a Utah corporation which is an affiliate of GE Capital;

WHEREAS, in connection therewith First Data has requested GE Capital, as the parent of RCSI, to provide a guaranty to First Data on the terms and conditions hereinafter provided; and

WHEREAS, GE Capital is willing to enter into this Guaranty to induce First Data to enter into an amended and restated TSA with RCSI substituted for GE Capital as a party thereto;

NOW, THEREFORE, GE Capital hereby agrees:

Section 1. Guaranty by GE Capital. (a) From and after the date hereof, GE Capital hereby irrevocably and unconditionally guarantees the due and punctual performance by RCSI of all of its obligations under the TSA, in each case after any applicable grace periods or notice requirements, according to the terms of the TSA. GE Capital agrees that its obligations hereunder shall be unconditional, irrespective of any change therein or amendment to the TSA, the absence of any action to enforce the same, the recovery of any judgment against RCSI or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that GE Capital’s obligations under this Guaranty shall be subject to all defenses available to RCSI, other than bankruptcy or insolvency of RCSI or the validity or enforceability of its obligations. GE Capital covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the TSA and in this Guaranty.

(b) GE Capital shall be subrogated to all rights of First Data in respect of any amounts paid by GE Capital pursuant to the provisions of this Guaranty.

(c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of charges under the TSA or any other amount owed to First Data hereunder or thereunder is rescinded or must otherwise be returned by First Data upon the insolvency, bankruptcy or reorganization of GE Capital, RCSI or otherwise, all as though such payment had not been made.

SECTION 2. Miscellaneous.

Section 2.1. Notices. All notices to GE Capital under this Guaranty and copies of all notices to RCSI under the TSA shall, until GE Capital furnishes written notice to the contrary, be in writing and mailed, faxed or delivered to GE Capital at 260 Long Ridge Road, Stamford, Connecticut 06927-9400, and directed to the attention of the Senior Vice President-Corporate Treasury and Global Funding Operation of GE Capital (facsimile no. (203) 357-4975).

Section 2.2. Governing Law. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. The parties desire to avail themselves of the benefit of Section 5-1401 of the New York General Obligations Law.

Section 2.3. Interpretation. The headings of the sections and other subdivisions of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 2.4. Attorney’s Cost. GE Capital agrees to pay all reasonable attorney’s fees and disbursements and all other reasonable and actual costs and expenses which may be incurred by First Data in the enforcement of this Guaranty.

Section 2.5. No Set-off. By acceptance of this Guaranty, First Data shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of GE Capital at any time held by First Data or (ii) any indebtedness or other liabilities at any time owing by First Data to GE Capital, as the case may be, against, or on account of, any obligations or liabilities owed by GE Capital to First Data under this Guaranty.

Section 2.6. Assignment by GE Capital. If GE Capital transfers the business operations currently known as GE Capital Consumer Finance – Americas to a separate legal entity, First Data shall not unreasonably withhold its agreement to an assignment and assumption of this Guaranty by such entity provided that it is sufficiently capitalized to adequately assure First Data of performance of the TSA. Other than as provided in this Section 2.6, this Guaranty shall not be assignable by GE Capital without the written consent of First Data.

Section 2.7. Permitted Successors and Assigns of RCSI. For the avoidance of doubt, the Guaranty by GE Capital shall also apply to any obligations of any successor or assigns of RCSI permitted under the TSA.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Title:

ACKNOWLEDGMENT AND AGREEMENT

First Data hereby acknowledges and consents to the provisions of the foregoing Guaranty.

FIRST DATA RESOURCES INC.

By:
Title:

AMENDMENT TO FIRST AMENDED AND

RESTATED TECHNOLOGY SOURCING AGREEMENT

This Amendment (this “Amendment”) to the First Amended and Restated Technology Sourcing Agreement dated as of December 10, 1998 (first amended and restated as of April 1, 2003), as amended (the “Service Agreement”) is made and entered into this 3rd day of September, 2003 by and between Retailer Credit Services, Inc., a Utah corporation with offices at 4246 South Riverboat Road, Salt Lake City, Utah 84123 (“RCSI”) and First Data Resources Inc., a Delaware corporation with offices at 10825 Farnam Drive, Omaha, Nebraska 68154 (“First Data”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, RCSI and First Data agree as follows:

1. Effective Date. The terms of this Amendment are effective as of January 26, 2004 (the “Effective Date”).

2. General Terms. Exhibit “A-5” of the Service Agreement, Third Party Terms, is hereby amended by the addition of the following:

“2WAY-CONNECT SERVICES. First Data, in conjunction with *** Inc. or another third party (the ‘Alerting Party’), shall provide RCSI with two-way real time alert, message and verification services. First Data will send Cardholder data to the Alerting Party, and the Alerting Party will contact individual Cardholders. Cardholders will have several options in responding to the Alerting Party’s contact including, but not limited to, automated response or speaking with a customer service representative (‘2Way-Connect Services’). First Data shall provide the 2Way-Connect Services pursuant to the following terms and conditions:

A. Implementation. First Data will provide an implementation profile form to be completed by RCSI and subsequently approved by First Data prior to the commencement of the 2Way-Connect Services (‘Implementation Profile’). The Implementation Profile will outline the various options and parameters available within the 2Way-Connect Services including, but not limited to: frequency of Cardholder data transmission, scripting, selection of communication channels to determine RCSI’s strategy for contacting Cardholders (the ‘Contact Strategy’), selection of criteria for contacting Cardholders (including hours of contact) and other RCSI specific criteria (the ‘Contact Criteria’). First Data agrees to provide the 2Way-Connect Services in accordance with the Contact Criteria, and First Data shall not utilize e-mail or text messaging in its performance of the 2Way-Connect Services hereunder without the prior written authorization of RCSI.

B. Description of Services. First Data shall deliver to the Alerting Party, at RCSI’s request, Cardholder data of RCSI (XML over HTTP) (i) maintained on the First Data System and/or (ii) contained in a file sent by RCSI to First Data. Such data shall consist of, at a minimum: the Cardholder’s contact information and applicable Account information as determined by RCSI. The Alerting Party will then attempt to contact the selected Cardholders via an automated outbound message. When a Cardholder is successfully contacted, the Cardholder will be presented with certain automated responses pre-selected by RCSI and customized to the nature of the alert. In addition,

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Cardholders may be presented with the alternative option of contacting a live customer service representative. Such representative may be a First Data employee, RCSI employee or employee of a third party working on behalf of RCSI. RCSI may view the results of Alerting Party’s alerts in real time via a web page hosted by the Alerting Party.

C. Compliance with Law. RCSI shall be solely responsible for compliance with all laws, statutes, rules, regulations, regulatory guidance and judicial and administrative decisions, executive orders and similar mandates of any federal, state, or local governmental authority having jurisdiction over, or application to, the Contact Criteria including, without limitation, collections and other applicable laws. First Data shall be solely responsible for compliance with all laws, statutes, rules, regulations, regulatory guidance and judicial and administrative decisions, executive orders and similar mandates of any federal, state, or local governmental authority having jurisdiction over, or application to, the alerting, messaging and response functionality and application(s) utilized in connection with First Data’s provision of the 2Way-Connect Services, as distinct from the Contact Criteria including, without limitation, any applicable telecommunication laws and/or licensing or registration requirements.

D. Termination. Notwithstanding anything in this Amendment to the contrary, if First Data’s agreement with *** or any other Alerting Party expires or terminates or if First Data’s right to offer the 2Way-Connect Services is threatened or terminated because the 2Way-Connect Services infringe upon the copyright, patent, or other proprietary rights of any party or for any other reason, First Data shall have the right to terminate the provision of the 2Way-Connect Services upon thirty (30) days notice to RCSI, or such shorter period of notice as coincides with the termination of First Data’s right to license and offer, and First Data shall have no further liability to RCSI with respect to the terminated services.”

3. Test Period.

(a) The term (hereinafter referred to as the “Test Period”) of the 2Way-Connect Services, which shall consist of the set-up by First Data and use by RCSI of a single collections-related application of the 2Way-Connect Services (hereinafter referred to as the “2Way-Connect Services - Collections Application”) and used in connection with not more than three thousand (3,000) of RCSI’s Accounts each month, shall be for a period of three (3) calendar months, commencing on the Effective Date. If, prior to the expiration of the Test Period, either (i) RCSI can reasonably demonstrate that the ultimate cost per collection using the 2Way-Connect Services which would have resulted from First Data’s proposed price schedule for the 2Way-Connect Services - Collection Application (as previously provided to RCSI by First Data in writing) would have been greater than the cost of RCSI performing substantially similar services itself, or having another third party perform such services on RCSI’s behalf, utilizing RCSI’s current business process, or (ii) the 2Way-Connect Services, employing the “Contact Strategy” against the Account volume previously committed by RCSI, does not attempt to contact Cardholders the number of times RCSI has designated, unless otherwise directed, at least ninety five percent (95%) of the time, then RCSI shall not, upon the conclusion of the Test Period be obligated to pay FDR the one-time set-up fee for the 2Way-Connect

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Services - Collections Application which will, notwithstanding any other terms set forth in this Agreement, otherwise be payable by RCSI in connection with the 2Way-Connect Services - Collections Application. Such one-time set-up fee, if payable, shall be the lesser of (i) the *** (as defined in *** of the Service Agreement) associated with the set-up of the 2Way-Connect services - Collections Application, or (ii) $25,000.00.

(b) First Data hereby agrees that during the Test Period, there shall be no charge to RCSI for the 2Way-Connect Services - Collections Application, except as provided for in paragraph (a) above. The foregoing is based upon a maximum of 3,000 RCSI Accounts submitted during each calendar month of the Test Period, and an Application Strategy which does not exceed the limitations set forth in Attachment I hereto.

4. Production Terms. Upon the expiration of the Test Period, the parties will review and discuss the results obtained by RCSI as a result of its use of the 2Way-Connect Services, and if RCSI elects to continue to use such services in a production environment (or any other application of the services) following the expiration of the Test Period, the parties will negotiate in good faith the terms of such usage. Any such terms mutually agreed upon by the parties will be included in a written agreement or amendment hereto executed by the parties.

5. Security Risk Assessment Efforts. In conjunction with the provision by First Data of 2Way-Connect Services on behalf of RCSI, RCSI and First Data have identified certain server security risk issues which RCSI desires to have First Data resolve, including data encryption enablement, system user authentication parameters and host intrusion detection (“Risk Issues”). First Data agrees that it shall use its reasonable efforts to resolve such Risk Issues in accordance with a plan mutually agreeable to the parties.

6. Discounts/Rebates. RCSI and First Data hereby agree that if any fees are or become payable by RCSI to First Data for the 2Way-Connect Services - Collections Application set forth in this Amendment, such fees shall not be included in the qualification for, or the calculation of, any monetary discounts or rebates set forth in the Service Agreement.

7. Continuation of Service Agreement. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to First Amended and Restated Technology Sourcing Agreement the day and year first above written.

FIRST DATA RESOURCES INC.		RETAILER CREDIT SERVICES, INC.

By:	/s/ Ron Metschke	By:	/s/ Brent Wallace

Title:	SVP	Title:	V.P. Treasury

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ATTACHMENT I

2Way-Connect Services – Collections

Application - Application Strategy Limitations

•	Voice script not more than two (2) minutes long, on average

•	Plus Connects not more than four (4) minutes long

•	Two (2) numbers for Plus Connects (i.e. - IVR + collections department)

•	Presentation of up to four (4) payment options per Account

•	Formulaic calling windows (attempt “every x minutes”); call center and host windows can be unique for each day of the week

•	Find Me Follow Me with no more than ten (10) attempts per Account submitted

•	Outbound call strategy spanning no more than one (1) day

•	One (1) Voice Mail message per Account

•	Support for suspend/delete of alert before each attempt

•	Appropriate allocation of outbound dials at the beginning of each calling window (i.e. - Cardholder’s time-zone), as mutually agreed upon by the parties

•	Result codes per standard Collections Application (i.e. - Evolve or equivalent) functions

•	Standard reports available via web: Call Delivery Detail, Daily/Monthly Summaries

•	One media only (i.e. - all voice calls) throughout, but unlimited numbers/addresses

•	Info Call to call center when “Plus Connected” Cardholder hangs up

•	Parallel email notifications to call center/collections department not included

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AMENDMENT TO FIRST AMENDED AND

RESTATED TECHNOLOGY SOURCING AGREEMENT

This Amendment (this “Amendment”) to the First Amended and Restated Technology Sourcing Agreement dated as of December 10, 1998 (first amended and restated as of April 1, 2003), as amended (the “Service Agreement”) is made and entered into this 18th day of May, 2005 by and between Retailer Credit Services, Inc., a Utah corporation with offices at 4246 South Riverboat Road, Salt Lake City, Utah 84123 (“RCSI”) and First Data Resources Inc., a Delaware corporation with offices at 10825 Farnam Drive, Omaha, Nebraska 68154 (“First Data”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, RCSI and First Data agree as follows:

1. Effective Date. The terms of this Amendment are effective as of Jan 1, 2005 (the “Effective Date”).

2. General Terms. RCSI and First Data previously entered into an Amendment dated December 3, 2003 to the Service Agreement (the “First Amendment”) wherein the parties agreed upon the terms for the provision by First Data of 2WAY-CONNECT SERVICES to RCSI in a limited test environment. Paragraph 2 of the First Amendment, which described the general terms of the 2WAY-CONNECT SERVICES (including but not limited to the term of such test period), is hereby amended as follows:

(a) The “Test Period” of the 2WAY-CONNECT SERVICES is hereby deemed to have expired as of the Effective Date.

(b) Commencing on the Effective Date, the Collections Application of the 2WAY-CONNECT SERVICES (as defined in paragraph 3 of this Amendment) shall be provided by First Data and utilized by RCSI in a full production environment with respect to RCSI’s Accounts at the applicable rates set forth in Exhibit “C-2” of the Service Agreement.

(c) Except as otherwise specified in this Amendment, all terms set forth in the First Amendment (including but not limited those set forth in paragraph 2 of the First Amendment) shall remain in effect.

3. Fees. Exhibit “C-2” of the Service Agreement, Ancillary Service Charges List, is hereby amended by the addition of the following:

IN	Item	Per Item Charge
3343	2Way-Connect Services - Set-Up Fee (Collections Application)

***

The fee above for the 2Way-Connect Services - Set-Up does not include (and RCSI shall reimburse First Data pursuant to the applicable fees in this Service Agreement for) any custom development services required in connection with RCSI’s use of the 2Way-Connect Services. If, at any time following completion of the initial set-up/development services for the application, RCSI requires additional development or customization services in connection with such application, any such additional development or customization services provided by First Data shall be at rates to be quoted to RCSI upon request.

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The fee above for the 2Way-Connect Services - Set-Up does not include (and RCSI shall reimburse First Data pursuant to the applicable fees in this Service Agreement for) any custom development services required in connection with RCSI’s use of the 2Way-Connect Services. If, at any time following completion of the initial set-up/development services for the application, RCSI requires additional development or customization services in connection with such application, any such additional development or customization services provided by First Data shall be at rates to be quoted to RCSI upon request.
3703	2Way-Connect Services - Monthly Service Fee (Collections Application)	-For the month of October of 2004	***/account submitted (minimum of $20,000)
		-For the month of November of 2004	***/account submitted (minimum of $40,000)
		-For the month of December of 2004	***/account submitted (minimum of $40,000)
		-For the month of January of 2005	***/account submitted (minimum of $40,000)
		-For the month of February of 2005	***/account submitted (minimum of $80,000)
		-For the month of March of 2005	***/account submitted (minimum of $100,000)
		-For the month of April of 2005	***/account submitted (minimum of $100,000)
		-For the month of May of 2005	***/account submitted (minimum of $100,000)
		-For the month of June of 2005	***/account submitted (minimum of $100,000)
-Commencing with the month of ~~April~~ July, 2005:
		Monthly Accounts Submitted Band Level A - less than 18,000	***/month ***
		Band Level A - 18,000 - 79,999	***/account per month
		Band Level B - 80,000 - 149,999	***/account per month
		Band Level C - 150,000 - 199,999	***/account per month
		Band Level D - 200,000 - 239,999	***/account per month
		Band Level E - 240,000 - 279,999	***/account per month
		Band Level F - 280,000 - 699,999	***/account per month
		Band Level G - 700,000 and over	***/account per month
All prices above are for Zone 1 (-within North America).

4. Descriptions. Exhibit “C-8” of the Service Agreement, Item Number Descriptions, is hereby amended by the addition of the following:

IN	Service/Item	Description
3343	2Way-Connect	The charge for the 2Way-Connect Collections Application utilized by RCSI. The 2Way-Connect Services - Set-Up Fee includes (i) a kick-off meeting with RCSI (including travel and expenses), (ii) product design, (iii) design coding, (iv) end-to-end testing, (v) studio time/recording talent, (vi) administration of solution-password set-up and voice file library creation, (vii) pre-production calls and (viii) overall project management.

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3703	2Way-Connect Services - Monthly Services - Set-Up Fee (Collections Application)	The monthly service fee paid for the Cardholder Accounts submitted by Customer each month for alerting. Except as specified in the price schedule Service Fee (Collections Application)
above, the fee is determined by the price grid in such schedule based upon the number of Cardholder Accounts submitted by Customer for the month. The Monthly Service Fee includes (a) a general Collections Application Strategy representative of a majority of First Data’s current deployments for the Application (which shall be provided to RCSI upon request), (b) a voice mail message, (c) several alert attempts over a specified time period and (d) standard result code reporting. The Monthly Service Fee is subject to change if RCSI desires to change its Application Strategy beyond the limitations for such general Collections Application Strategy.

5. Discounts/Rebates. RCSI and First Data hereby agree that if any fees payable by RCSI to First Data for the 2Way-Connect Services - Collections Application set forth in this Amendment shall not be included in the qualification for, or the calculation of, any monetary discounts or rebates set forth in the Service Agreement.

6. Continuation of Service Agreement. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to First Amended and Restated Technology Sourcing Agreement the day and year first above written.

FIRST DATA RESOURCES INC.		RETAILER CREDIT SERVICES, INC.

By:	/s/ Ron Metschke	By:	/s/ Robert DiGennaro

Title:	SVP	Title:	SVP Collections / Recovery

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Execution Copy

Retailer Credit Services, Inc.

777 Long Ridge Road

Stamford, Connecticut 06927

September 28, 2006

First Data Resources Inc.

10825 Farnam Drive

Omaha, Nebraska 68154

Ladies & Gentlemen:

Reference is made to the First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”), originally dated December 10, 1998, and amended and restated as of April 1, 2003, between you (“FDR”) and us (“RCSI”) and to the Production Services Agreement (the “PSA”), dated November 16, 1999, between us. This letter agreement shall be effective as of August 1, 2006 and shall constitute the Third Amendment to the FAAR TSA and the Sixth Amendment to the PSA. Terms used in this letter agreement with initial capitalization which are not otherwise defined herein shall have the meanings ascribed to them respectively in the FAAR TSA or the PSA.

The parties have had various disputes as to charges and service level credits under the FAAR TSA and the PSA. The parties have resolved these disputes to the extent described in this letter agreement. This letter, when accepted by you shall constitute our agreement as follows:

1.	[Text omitted.]

2. Charges under the FAAR TSA. Various FAAR TSA disputes have been resolved as follows:

(a) Storage of AFP letters (including those to applicants who did not become customers and therefore never had Active Accounts) is ***;

(b) With regard to WRAPS, RCSI *** amounts for: (i) up to three runs per client per quarter, regardless of changes in criteria, (ii) up to four individual portfolio (Client number) runs per calendar year, or (iii) any runs or reruns caused by FDR error. Effective July 1, 2006 RCSI will be charged for any custom passer at the programming rate defined in the TSA agreement under element no. 5008 or additional WRAPs runs per calendar year at *** per number of Rules invoked per Securitization under element no. 2430. FDR will provide RCSI with training in accordance with the terms of the TSA and RCSI shall act reasonably with respect to complex WRAPS requests prior to execution of the WRAPS run. RCSI and FOR agree to *** the cost of creating a special (one time creation) report (known as

First Data Resources Inc.

September 28, 2006

CW573 Report) that will allow RCSI to obtain data that will reduce the need to run WRAPS. The design is done and the estimated work effort is 278.2 hours with a 9/6/06 implementation date. To the extent that RCSI’s utilization of WRAPS during the period of January 1, 2006 through July 31, 2006 is greater than utilization during the remainder of 2006, FDR may exclude such excess utilization from the 2006 baselining process provided in Section 6.2( d) of Schedule C provided that FDR demonstrates the method for making such exclusion to RCSI’s reasonable satisfaction; and

(c) Creation and processing of statement and embossing output record files whether for FDR’s or a third party’s further processing is ***.

3.	[Text omitted.]

4.	FAAR TSA Amendment.

(a) Section 12.6 of the FAAR TSA is amended by inserting a new subsection (i) to read as follows:

“(i) *** Billing of New Services. At the time RCSI requests the FDR Contract Executive (or begins receiving, either as a result of an independent action of RCSI to initiate use of a service offering or as a result of a request by RCSI to another individual at FDR) a Service that FDR believes is a New Service FDR shall notify the RCSI Contract Executive within *** days of the request (or *** days if the parenthetical above applies) that FOR believes that it is a New Service. If FDR does not notify the RCSI Contract Executive that FOR considers such request a New Service within the requisite period then ***. Upon notification, FDR shall request written agreement on the charges and other terms and conditions related to the New Services. FDR shall propose such charges and any other terms and conditions related to the New Services along with its notice or where the nature of the item is such that it cannot be accomplished contemporaneously, as soon as is practically feasible thereafter. If FDR and RCSI are unable to agree on whether such item is a New Service or what charges and other terms and conditions should be applicable thereto, if so instructed by RCSI, ***. Once the parties have agreed on the charges and other terms and conditions any charges shall be retroactive to the date the New Service began (or, with respect to use of service offerings initiated independently by RCSI and with regard to which RCSI has not notified FDR, the earlier of ninety (90) days after initiation and the date FDR notified RCSI that it considered the same a New Service). Until the matter is resolved FDR shall notionally report to RCSI the amount of such suspended charges on a monthly basis. In accordance with processes to be mutually agreed upon, RCSI shall use Commercially Reasonable Efforts to identify and notify FDR on or before RCSI independently begins to use a service offering that RCSI reasonably believes FDR may consider a New Service (it being understood that RCSI shall not be liable if such processes do not identify changes to RCSI’s usage in order for RCSI to provide

First Data Resources Inc.

September 28, 2006

notification). Any New Service shall not itself be subject to base lining in accordance with Section 6.2( d) of Schedule C (unless at the time the parties agree to a base lining mechanism) but changes resulting from utilization caused by the New Service to resources measured by the baselining mechanisms shall be subject thereto unless otherwise agreed at the time. This Section 12.6(i) shall control over any contrary provisions of this Agreement, including Section 13.1(d). Section 13.1(d) shall continue in effect with respect to items which do not relate to New Services.”

(b) FDR has previously notified RCSI that the following services that FDR is currently providing constitute New Services:

(i) Balance Consolidation Services Amendment;

(ii) Two Way Connect (as is contemplated to be possibly utilized by RCSI for fraud); and

(iii) *** provided to date.

FDR and RCSI are currently in the process of discussing these possible New Services or negotiating amendments for these New Services. If FDR is currently providing one of these services and RCSI is currently *** such service, RCSI will continue to pay FDR for such services while the amendments are negotiated.

5. *** Dispute. As of the date of this letter agreement the parties have not resolved their disagreements regarding FDR’s proposed offsets pursuant to Section 11.7(g) of the PSA (which was inserted by Amendment Number Two, dated as of April 1, 2003) and Section 7 of Schedule C of the FAAR TSA (collectively, the “*** Dispute”) and nothing in this letter agreement shall be construed as waiving either party’s rights with respect thereto.

6. Release of Claims for New Services and New Production Services.

Except for those services that FDR has previously notified RCSI that FDR believes constitute New Services or New Production Services as described in Section 3 and Section 4 of this letter agreement, FDR agrees that no other portion of the Services being provided under the PSA or the F AAR TSA on or before August 1, 2006 constitute New Services or New Production Services. Except for those services that FDR has previously notified RCSI that FDR believes constitute New Services or New Production Services as described in Section 3 and Section 4 of this letter agreement, FDR waives and releases any claims related to New Services and New Production Services in use on or before Aug. 1, 2006 against RCSI or any of its Affiliates for charges arising out of the F AAR TSA or the PSA. The foregoing is not intended to be a general release of claims, only a release of the specific claims released by the preceding sentence.

If the foregoing is in accordance with your understanding please sign both copies of this letter where indicated and return one fully executed copy to me.

We look forward to continuing the mutually rewarding relationship we have enjoyed.

First Data Resources Inc.

September 28, 2006

Very truly yours,

RETAILER CREDIT SERVICES, INC.

By:	/s/ Brenda S. Burke
Brenda S. Burke
Attorney In Fact

Accepted and Agreed to:

FIRST DATA RESOURCES INC.

By:	/s/ Richard A. Zehnacker
Richard A. Zehnacker
President
Financial Services, Client Relations
September 28, 2006

First Data Resources Inc.

September 28, 2006

Attachment 1

[Text Omitted]

EXECUTION COPY

AMENDMENT AGREEMENT

This amendment (the “Amendment”) dated as of December 1, 2006, amends the First Amended and Restated Technology Sourcing Agreement between Retailer Credit Services, Inc. (“RCSI”) and First Data Resources, LLC (formerly First Data Resources, Inc.) (“First Data”) dated December 10, 1998 (First Amended and Restated as of April 1, 2003), as amended (the “Agreement”).

WHEREAS General Electric. Capital Corporation, an Affiliate of RCSI, is in the process of applying to the Minister of Finance (Canada) for permission to create a trust company under the Trust and Loan Companies Act (Canada) which, once incorporated, will be subject to Guideline B-10 (“B-10”) of the Office of the Superintendent of Financial Institutions (“OSFI”),

WHEREAS RCSI wishes to amend the Agreement to meet the requirements of B-10 in order for RCSI and the trust company to receive the Services thereunder following the trust company’s incorporation.

AND WHEREAS First Data wishes to amend the Agreement to meet the requirements of Guideline B-10 in order to provide the services thereunder to RCSI and the trust company following the trust company’s incorporation.

In consideration of the foregoing, the Parties hereby agree to amend the Agreement as set forth below.

All capitalized terms not defined in this Amendment shall have the meanings ascribed to them under the Agreement.

1. The Parties agree that the terms of this Amendment shall only apply to the extent that Services are provided to an Affiliate of RCSI that is regulated by B-10 (a ‘Regulated Affiliate”) and in such case, references to RCSI in the Agreement shall be interpreted to include the Regulated Affiliate.

2. The Services provided to the Regulated Affiliate arc provided by First Data from the locations set forth in Exhibit A to this Amendment.

3. The following is hereby added as Section 6.2(g) of the Agreement:

“(g) Access to RCSI Property. At any time during the Term of this Agreement, at RCSI’s request, First Data shall provide RCSI with access to any RCSI equipment, furnishings and fixtures, including routers, within First Data’s control, and when such property is no longer required for the performance of the Services, at RCSI’s request, First Data shall return such property to RCSI,”

4. The following is hereby added as Section 8.6 of the Agreement:

“8.6 Notice of Potential Material Adverse Effect

First Data shall promptly give RCSI notice of an event affecting First Data or any permitted subcontractor which First Data reasonably believes may have a material adverse effect on First Data’s ability to comply with any of its obligations under this Agreement.”

5. The following is hereby added as Section 9.3(a)(iv) of the Agreement:

“(iv)	For the purposes of this Section 9.3(a)(iv), “Material Subcontractor” means a subcontractor *** in accordance with this Agreement, and that: (A) is not a public company filing publicly available financial statements; (B) is performing a material part of the Services; (C) is performing such Services in respect of a Regulated Affiliate; and (D) is performing Services which, should the Material Subcontractor become unable to perform, First Data would not be able to transfer to another Material Subcontractor *** in accordance with this Agreement, or provide itself, on a reasonably prompt basis and otherwise without a material adverse effect on the continuing operations of the Regulated Affiliate. First Data shall use commercially reasonable efforts to cause any Material Subcontractor, within 120 days of the last day of each financial year end of that Material Subcontractor that occurs during the term of this Agreement, to provide RCSI with (or with access to) audited consolidated financial statements consisting of a balance sheet, a statement of income and a statement of cash flows, prepared in accordance with U.S. GAAP (the “Financial Statements”). RCSI’s use of the Financial Statements shall be strictly limited to the fulfillment by it of its obligations pertaining to the annual monitoring of the Material Subcontractor’s financial strength as required by OSFI or any similar requirements by any other governmental or regulatory authority.”

6. In the first sentence of Section 10.1(a) of the Agreement, following the word `regulators’, the words “(including OSFI)” are hereby added.

7. The following is hereby added to the end of Section 10.1(b) of the Agreement:

“First Data shall permit such auditors, inspectors, regulators (including OSFI) and representatives to access and make copies of any internal audit reports (and associated working papers and recommendations) prepared by or for First Data in respect of the Services being performed for RCSI, and to access findings in the external audit of First Data (and associated working papers and recommendations) that address the Services being performed for RCSI, all subject to confidentiality documentation being signed that is satisfactory in form and content to First Data. its external auditors, and the receiving party.”

8. The following is hereby added as Section 10.1(c) of the Agreement:

“RCSI may provide OSFI with access to records under this Agreement, including those records referred to in Sections 243 and 244 of the Trust and Loan Companies Act (Canada), from facilities of RCSI or RCSI Affiliates in Canada.”

9. Section 14.7 of the Agreement is hereby re-numbered as Section 14.8 and the following is hereby added as Section 14.7 of the Agreement:

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“14.7 Canadian Privacy Law

Where Services are being provided by First Data to which Canada’s Personal Information Protection and Electronic Documents Act or other Canadian federal or provincial legislation deemed to be substantially similar (“Canadian Privacy Law”) applies, then this Section 14.7 shall apply in addition to and not in limitation of, First Data’s other obligations of confidentiality and non-disclosure under this Agreement. In the event of a conflict between the other provisions of this Agreement and this Section 14.7, the requirements of this Section 14.7 will prevail. Where Section 14.6 of this Agreement is referred to in this Section 14,7, obligations with respect to the GLB Act shall be interpreted as obligations in respect of Canadian Privacy Law.

(a)	First Data shall collect, use, store, disclose, dispose of and otherwise handle RCSI Customer information in accordance with all RCSI regulations and policies described in Section 5.3(a) of this Agreement and other mutually agreed upon information security practices, including those described in Sections 14.2, 14.5 and 14.6 of this Agreement.

(b)	In addition to the obligations set forth in Section 14.7(a) of this Agreement, if RCSI is dependent on the performance by First Data of an obligation in order for RCSI to comply with any Canadian Privacy Law, then, at RCSI’s reasonable request, First Data shall perform such obligation in a manner that shall enable RCSI to comply with such Canadian Privacy Law.

(c)	Without limiting Section 14.7(a) or Section 14.7(b) of this Agreement, except as required by applicable law, First Data shall not disclose, provide access to, or otherwise make available to any person RCSI Customer Information under the care or control of, or accessible by, First Data, without RCSI’s prior consent, except as permitted by Section 14.6(a) of this Agreement. If First Data is required to disclose RCSI Customer Information in connection with any judicial proceeding or government investigation, then First Data shall, to the extent permitted by applicable law, advise RCSI promptly and prior to making such disclosure in order that RCS’ may interpose an objection to such disclosure, take action to assure confidential handling of the RCSI Customer Information, or take such other action as it deems appropriate to protect the RCSI Confidential Information, First Data shall also comply with the provisions of Section 14.5(h) of this Agreement, where applicable. Thereafter, First Data may disclose RCSI Customer Information but only to the extent required by applicable law and subject to any applicable protective order.

(d)	First Data shall collect, use, store, disclose, dispose of and otherwise handle RCSI Customer Information solely for the purpose of performing the Services, in accordance with the first clause (ii) of Section 14.6(a) of this Agreement.

(e)

First Data shall refer to RCSI all requests for access to RCSI Customer Information and shall respond to any such request only by making reference to such referral. If RCSI is required by any Canadian Privacy Law to provide RCSI Customer Information that is in First Data’s possession or control to an

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individual, at RCSI’s request, and provided that RCSI has provided First Data with reasonable prior notice, First Data shall provide (or provide a mechanism for RCSI to provide) such RCSI Customer Information and shall meet any reasonable deadlines imposed by RCSI for such provision required to enable RCSI to comply with any deadlines applicable under such Canadian Privacy Law to the provision of such RCSI Customer Information. In addition, at RCSI’s request, First Data shall accept and process updates (including corrections or deletions) to RSCI Customer Information in the ordinary course of providing the Services as detailed in this Agreement, including Schedule A (Services) hereto, within ten days from the date upon which the request therefor is made by RCSI.

(f)	First Data shall store and protect RCSI Customer Information from loss, theft, unauthorized access, copying, modification, use or disclosure during utilization, transmission and storage using technology, physical protection measures, processes and standards of practice that are consistent with industry accepted best practices used or observed by comparable suppliers of similar services for the financial services industry in North America, including those measures, processes or standards set forth in Section 14.2(b)(ii) of this Agreement, In the event any loss, theft or unauthorized access, copying, modification, use or disclosure occurs, First Data shall promptly notify RCSI of the nature and details of such loss, theft or unauthorized access, copying, modification, use or disclosure, and shall promptly take action and co-operate as set forth in Section 14.5(f) of this Agreement.

(g)	First Data shall reasonably cooperate and comply with any requests or instructions issued by any privacy or data protection authority, including the Canadian Privacy Commissioner and any other governmental or regulatory authority applicable to RCSI or RCSI Customer Information.

(h)	Upon completion of First Data’s required use of RCSI Customer Information, or upon RCSI’s written request, as further described in Section 14.1(b) and Section 14.5(d)(ii) of this Agreement, First Data shall return or destroy all RCSI Customer Information in accordance with RCSI’s instructions. If RCSI requests the destruction of any RCSI Customer Information, then First Data shall complete the destruction as requested and provide RCSI with written confirmation of the actions taken within a reasonable period of time from receipt of RCSI’s written instructions.

(i)	First Data and RCSI shall mutually agree on a designated employee of First Data who shall be responsible for administering and ensuring compliance with all aspects of this Agreement, including compliance by First Data and its subcontractors with Canadian Privacy Law and this Section 14.7.”

10. The following is hereby added as Section 21.9 of the Agreement:

4

“21.9 if OSFI takes control or possession of the Regulated Affiliate, First Data shall continue to provide the Services under and in accordance with this Agreement so long as RCSI shall continue to meet its obligations to pay under and in accordance with this Agreement.”

11. The following is hereby added to Exhibit A-7 to the end of Section 1.2 thereof: “First Data shall promptly notify RCSI upon making any significant changes to the Plans.”

12. The following is hereby added to Exhibit A-7 as Section 6.5 thereof:

“6.5 Access Rights. At RCSI’s request, First Data, at a reasonable time and in accordance with Exhibit A-7, shall promptly provide to RCSI access to all records in First Data’s possession or control (or in the possession or control of its subcontractors) relating to this Agreement, including all RCSI Data, RCSI Information and RCSI Customer Information and all other data or records of RCS1 or First Data reasonably necessary to allow RCSI to: (i) sustain business operations; or (ii) meet its statutory obligations. In addition, at the request of RCSI or OSFI, First Data shall immediately provide all information required by OSFI in accordance with OSFI’s legislative mandate, in the event that First Data is unable to continue to provide any Service in the manner required pursuant to this Agreement.”

13. The definition of Non-Public Personal Information set forth in Section 2.205 of Schedule E “Glossary” is hereby amended to add after “GLB Act, 15 U.S.C. §6809(4)” the words or information deemed to be personal information pursuant to Canadian Privacy Law”.

14. The following definitions are hereby added to Schedule E “Glossary” in alphabetical order, as appropriate:

“Canadian Privacy Law” has the meaning given in Section 14.7 of the Main Body of the Agreement.”

“Material Subcontractor” has the meaning given in Section 9.3(a)(iv) of the Main Body of the Agreement.”

“OSFI” means Canada’s Office of the Superintendent of Financial Institutions.”

“Regulated Affiliate” means an Affiliate of RCSI that is regulated by Guideline B-10 of OSFI.”

15. All other terms and conditions of the Agreement not specifically amended hereby shall remain in full force and effect.

16. This Amendment and performance under it shall be governed by and construed in accordance with the laws of State of New York without regard to any provisions of its choice of law principles which would apply different law (the parties expressly intend to avail themselves of the benefits of Section 5-1401 of the New York General Obligations Law).

17. This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

5

IN WITNESS WHEREOF, RCSI and First Data have each caused this Amendment to be signed and delivered by its duly authorized representative, all as of the date first set forth above.

RETAILER CREDIT SERVICES, INC.		FIRST DATA RESOURCES, LLC

By:	/s/ Brenda S. Burke	By:	/s/ Ron Metschke

Printed:	Brenda S. Burke	Printed:	Ron Metschke

Title:	VP Enterprise Platforms	Title:	Senior Vice President

6

LOCATION OF SERVICES

Data Center

***

Chandler, AZ 85226

Data Center

***

Omaha, NE 68114

RCP Back up Data Center

***

Omaha, NE 68122

Relationship Management

***

Omaha, NE 68106

Statement Production/Data Center

***

Omaha, NE 68114

Statement Production

***

Omaha, NE 68110

First Data Facility

***

Omaha, NE 68127

Call Center

***

Omaha, NE 68127

Statement/Plastic Production/Service

***

Omaha, NE 68154

Relationship Management

***

Omaha, NE 68106

Output Facility

***

Chesapeake, VA 23320

7

Relationship Management

***

Mississauga, ON L4W 5A4

Call Center

***

Corpus Christi, TX 78405

Call Center/Servicing

***

Coral Springs, FL 33065

Call Center

***

Daytona, FL 32114

Merchant Services

***

Hagerstown, MD 21740

Merchant Services

***

Hunt Valley, MD 21030

Merchant Services

***

Maitland, FL 32751

Merchant Services

***

Melville, NY 11747

Merchant Services

***

Maryland Heights, MO 63043

Merchant Services/Call Center

***

Summerville, SC 29483

Servicing

***

Tulsa, OK 74134-5885

Merchant Services

***

Greenwood Village, CO 80111

8

AMENDMENT NUMBER FOUR TO

THE FIRST AMENDED AND

RESTATED TECHNOLOGY SOURCING AGREEMENT

_***

AMENDMENT NUMBER FOUR (this “Amendment”), made on February 2007 and effective as of January 1, 2006 (the “Amendment Four Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”) and FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (then known as First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the parties have entered into various amendments to the FAAR TSA.

D. The Parties wish to further amend certain sections of Schedule C to the FAAR TSA as provided herein.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

The Parties desire to amend and restate certain sections of Schedule C. For the ease of reference the parties have inserted the changes into a copy of Schedule C, which is attached hereto, but such copy does not necessarily reflect all prior amendments to Schedule C. Accordingly, only the following provisions of Schedule C shall be amended and restated by the attached:

1.	The list of Exhibits
2.	Paragraph2 of Section 1
3.	Sections(c), (d), and (e) of the third paragraph of Section 1
4.	The last sentence of the final provision of Section 6.2(c)
5.	Sections6.2(d), (e), (f), (g), (h), and (i)
6.	Section6.3
7.	Section7A (replacing prior Section 7)
8.	Section7B
9.	The cross reference in Section 11.2(b)(v)
10.	The last sentence of Section 11.4
11.	Section18.1(g)(ii)

1.	The list of Exhibits
12.	Section 19.2
13.	In Exhibit C-1 items 8319 and 5788 and the note before “Merchant Services”
14.	The introductory paragraph of Exhibit C-2
15.	In Exhibit C-2 item 8319
16.	The introductory paragraph of Exhibit C-6
17.	Exhibits C-12 through C-15

IN WITNESS WHEREOF, the Parties have each caused this Amendment Number Four to be signed d delivered by its duly authorized officer, all as of Amendment Number Four Effective Date.

RETAILER CREDIT SERVICES, INC.

By:	/s/ Brenda S. Burke

Name:	Brenda S. Burke

Title:	VP Enterprise Platforms

FIRST DATA RESOURCES, LLC

By:	/s/ Ron Metschke

Name:	Ron Metschke

Title:	SVP, GM

2

SCHEDULE C – CHARGES

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

between

RETAILER CREDIT SERVICES, INC.

And

FIRST DATA RESOURCES INC.

(now known as First Data Resources, LLC)

Dated

December 10, 1998

First Amended and Restated as of April 1, 2003

Schedule C Amended as of January 1, 2006

List of Exhibits

Exhibit C-1	Services included in the Active Account Rates
Exhibit C-2	Ancillary Service Charges List
Exhibit C-3	Pass-Through Expenses with Administrative Charges
Exhibit C-4	Pass-Through Expenses with No Administrative Charges
Exhibit C-5	***IT Team Functional and Skill Levels
Exhibit C-6	Merchant Services Fees
Exhibit C-7	***
Exhibit C-8	Item Number Descriptions
Exhibit C-9	Capitalization Rules
Exhibit C-10	[Used by First Amendment]
Exhibit C-11	[Used by First Amendment]
Exhibit C-12	***
Exhibit C-13	List of Baselined Elements
Exhibit C-14	Illustration of Impact of *** on Active Account Rates
Exhibit C-15	***

ii

iii

SCHEDULE C

1. INTRODUCTION.

This Schedule C describes the fees and methodology for calculating the Charges for the Services being provided to RCSI pursuant to the Agreement. The pricing elements and associated fees (and any adjustments thereto) set forth herein shall fully compensate First Data for providing the Services.

RCSI may use and benefit from all of the functions and features of the First Data System (including all functions and features described in the applicable User Manuals, including those User Manuals listed in Exhibit A-2). The Services will be provided to RCSI pursuant to the Agreement without any fee or other charge which is in addition to the pricing elements and associated fees provided in this Schedule C. Notwithstanding that certain pricing elements may be overlapping in their descriptions of various elements of the Services, First Data may not charge RCSI more than once for any unique service, function or feature (or any element thereof).

As more fully provided herein:

(a) RCSI shall be charged a *** Active Account Rate of *** per Active Account. Except as otherwise provided herein, the Active Account Rate shall fully compensate First Data for *** and First Data shall not be entitled to ***. The Active Account Rate shall not be subject to *** during the Term.

(b) If RCSI uses Ancillary Services, First Data may ***. If such Ancillary Services have a rate provided in *** and such rate *** RCSI shall instead be charged ***

(c) RCSI shall be entitled to ***

(d) If the number of Active Accounts exceeds certain thresholds, RCSI shall be entitled to a Volume Discount as provided in Article 7B.

(e) RCSI shall also be subject to certain annual minimum charges as provided in Article 17.

2. DEFINITIONS.

Certain terms used in this Schedule C are defined in Schedule E (Glossary) to the Agreement. Other capitalized terms used in this Schedule C are defined in the context in which they are used and shall have the meaning there indicated. Capitalized terms not defined in this Schedule C or Schedule E shall have the meanings set forth in the text of the other portions of the Agreement. Unless otherwise provided, any reference herein to a “Section,” “Article,” “Schedule” or “Exhibit” shall be deemed to refer to a Section or Article of, or Schedule or Exhibit to, this Schedule C.

3. ACCOUNT CONVERSIONS, ACCOUNT TRANSFERS, FLIPS AND START-UP FEES.

3.1 Standard Conversion Services

(a) There shall be *** charge for Standard Conversion Services if more than *** Active Accounts are Converted and there are at *** years remaining in the Initial Term at the time of such Conversion. If at the time of Conversion of greater than *** Active Accounts there are less than *** years remaining in the Initial Term but the Term is extended such that the Term continues for more than *** years beyond the date of such Conversion, then First Data *** all amounts charged for the Standard Conversion Services for such Conversion.

(b) If Standard Conversion Services are chargeable pursuant to Section 3.1(a), the charge will be *** for up to *** Active Accounts and *** for more than *** Active Accounts.

(c) RCSI shall pay the incremental charge for all Development Hours required for Non-Standard Conversion Services.

3.2 Conversion of Conversion Portfolios

There shall be *** charge to RCSI for the Conversion of the Conversion Portfolios, or for the performance of any Services required in connection with such Conversions.

3.3 Flips

Except for any charges for Development Hours associated with AD Services under Article 11 that are required to perform the Services for the Designated Accounts in accordance with specific RCSI customer requirements, there shall be ***charge for any Flips, including Internal Flips and GECF-A Flips. For the avoidance of doubt, First Data’s efforts to develop, test, implement and run the mapping and/or conversion programs and perform Services to perform the Flips are *** as Development Hours.

3.4 Standard Transfer Services

(a) There shall be *** charge for Standard Transfer Services if more than *** Active Accounts are Transferred and there are at least *** years remaining in the Teiii1 at the time of such Transfer. If at the time of Transfer of greater than *** Active Accounts there are less than *** years remaining in the Initial Term but the Tent’ is extended such that the Term continues for more than *** years beyond the date of such Transfer, then First Data shall *** all amounts charged for the Standard Transfer Services for such Transfer.

(b) If Standard Transfer Services are chargeable pursuant to Section 3.4(a), the charge will be *** for a Full Transfer, *** for a Selective Transfer, and *** for a Mass Re-Issue.

(c) RCSI shall pay the incremental charge for all Development Hours required for non-Standard Transfer Services.

2

3.5 Start-Ups

There shall be *** charge for Standard Start-Up Services; provided that RCSI shall pay the incremental charge for all Development Hours required for non-Standard Start-Up Services.

4. MERCHANT CONVERSIONS AND MERCHANT TRANSFERS.

4.1 Conversions

(a) There shall be *** charge for Standard Conversion Services for Merchant Accounts if more than *** Merchant Accounts on file are Converted and there are at least *** years remaining in the Initial Term at the time of such Conversion. If at the time the Standard Conversion Services for Merchant Accounts are performed in connection with a number of Merchant Accounts that is greater than *** there are less than *** years remaining in the Initial Term but the Term is extended such that the Term continues for more than *** years beyond the date of such Conversion, then First Data shall *** all amounts charged for the Standard Conversion Services for such Merchant Accounts.

(b) If Standard Conversion Services for Merchant Accounts are chargeable pursuant to Section 4.1(a), the charge shall be (i) *** for up to *** Merchant Accounts on file, (ii) *** for up to *** Merchant Accounts on file, and (iii) *** for more than *** Merchant Accounts on file.

(c) RCSI shall pay the incremental charge for all Development Hours required for Non-Standard Conversion Services related to a Merchant Account.

4.2 Merchant Transfers

(a) There shall be *** charge for Standard Transfer Services for Merchant Accounts if more than *** Merchant Accounts on file are Transferred and there are at least *** years remaining in the Initial Term at the time of such Transfer. If at the time the Standard Transfer Services are performed in connection with a number of Merchant Accounts on file that is greater than *** there are less than *** years remaining in the Initial Term but the Term is extended such that the Term continues for more than *** years beyond the date of such Transfer, then First Data shall *** all amounts charged for the Standard Transfer Services for such Transfer of Merchant Accounts.

(b) If Standard Transfer Services for Merchant Accounts are chargeable pursuant to Section 4.2(a), the charge shall be (i) *** for up to ***Merchant Accounts on file, (ii) *** for up to *** Merchant Accounts on file, and (iii) *** for more than *** Merchant Accounts on file.

(c) RCSI shall pay the incremental charge for all Development Hours required for non-Standard Transfer Services related to the Merchant Accounts.

3

5. KNOWN SOFTWARE CONVERSION MODIFICATIONS

There shall be *** charge to RCSI in connection with the implementation and completion of the Known Software Conversion Modifications.

6. MONTHLY ACTIVE ACCOUNT SERVICES FEE.

6.1 Introduction

Except as otherwise provided in this Schedule C, the Monthly Active Account Services Fee is the *** payable to First Data for the Services, including:

(a) all Services other than Excluded Services. “Excluded Services” means those which are designated as (i) Ancillary Services and which have a separate charge under Exhibit C-2, (ii) Services chargeable as Pass-Through Expenses under Exhibits C-3 and C-4, (iii) Merchant Services under Exhibit C-6, or (iv) work performed on KSCMs by the ***or ***;

(b) all Services being used by RCSI as of the FAAR Effective Date (including any of those Services used only on a periodic basis) other than Excluded Services;

(c) all Services required to process the Accounts in the Conversion Portfolios according to the RCSI Rules (other than Excluded Services), as such Rules are modified in the Resolution Agreements;

(d) all deliverables agreed to as part of the Platform Integration Plan and Future First Data System Architecture Plan as set forth in Section 3.2 and Section 3.3, respectively, of the Main Body of the Agreement; and

(e) those Services and Service billing elements and item number elements listed in Exhibit C-1.

6.2 Monthly Account Services Fee

(a) The Active Accounts for a particular month (“Monthly Active Accounts” or “MAA”) equals the number of Active Accounts on the First Data System on the last day of such month as accurately set forth on the CD121 from the last day of such month (or its equivalent which accurately reflects the number of Active Accounts on the First Data System on the last day of such month).

(b) For each month in a Processing Year RCSI shall pay First Data the Monthly Active Account Services Fees. The “Monthly Active Account Services Fees” for each month shall be calculated as follows: (the sum for all categories of Active Accounts set forth below of the MAA for a category for such month) multiplied by (the applicable Active Account Rate(s) divided by (twelve (12)).

4

(c) The “Active Account Rate(s)” to be used in this calculation shall be:

(i) for Active Accounts in the Existing Portfolios (other than CommerciaLine Accounts), *** until the earlier of the Final Conversion Date and January 1, 2006 (unless, and then only to the extent, any delay beyond January 1, 2006 was not the fault of First Data, including any delays resulting from RCSI’s rearrangement of the order of portfolio Conversions or other reordering of the Conversion scheduling) and thereafter ***;

(ii) for Active Accounts that are CommerciaLine Accounts, First Data shall propose a charge to RCSI at least thirty (30) days before the end of the GECF-A Discovery process for RCSI’s approval. Such charge shall be the sum of *** per record transmitted and the *** of settlement of the CommerciaLine Account, but in no event will the charge exceed *** per Active Account per month; and

(iii) for all other Active Accounts, as well as all Active Accounts resulting from any Flips (including Flips originating from Existing Portfolios), *** .

These charges are subject to adjustment as provided in Section 6.3. For purposes hereof, “Existing Portfolios” shall mean those individual aggregations of Designated Accounts on the First Data System, or otherwise receiving Services, as of the FAAR Effective Date with each Portfolio being distinguished by having a separate Sys/Prin/Agent structure. Subject to Section 12.8 (Benchmarking) of the Main Body of the Agreement, Section 6.2(g) and Articles 7A and 7B of this Schedule C, THE ACTIVE ACCOUNT RATES ARE FIRM AND FIXED THROUGHOUT THE TERM AND SHALL NOT BE SUBJECT TO ANY COLA OR OTHER INFLATION ADJUSTMENT.

(d) Prior to the FAAR Effective Date RCSI was charged based upon its usage of various separately priced elements of the Services that are now covered by the Active Account Rate. A list of such separately priced pricing elements (other than the Fencepost Elements provided for in Section 6.3) (the “Baselined Elements”) is attached as Exhibit C-13. During 2006, First Data shall measure and on a monthly basis report to RCSI on the actual usage of the Baselined Elements to determine the average usage of such elements (the “Baseline Usage”). If RCSI disputes First Data’s reporting or determination of the Baseline Usage, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his or her designee) for attempted resolution, failing which the dispute shall be subject to Section 20.2 of the Main Body of the Agreement.

(e) Between June 1st of each year (beginning 2006) and May 31st of each following year, First Data and RCSI shall commence in good faith one or more mutually agreed upon projects designed to achieve, and resourced by each party in a way reasonably expected to achieve, efficiencies in the manner in which RCSI uses First Data’s Services so as to reduce the cost to First Data of providing the Services to RCSI which are caused by unnecessary inefficiencies in RCSI’s utilization of the Services (regardless of whether such projects actually achieve such savings for First Data). Notwithstanding anything to the contrary elsewhere in this Agreement, the provisions of Sections 6.2(f) and 6.2(g) shall not apply in 2007 and in any calendar year in which the Parties have commenced such projects by May 31st of the immediately preceding year and RCSI has continued to diligently pursue such projects. The CIO of RCSI and the President of First Data shall review the status and progress of all such projects at their quarterly review meetings. Before either Party declares that such projects are not being

5

commenced or diligently pursued it shall bring such issue to the attention of the other Party through such meetings and allow such Party sufficient time and opportunity to cure. The Parties may mutually agree to terminate any such project.

(f) After 2006, First Data will track and report to RCSI on RCSI’s actual usage of the Baselined Elements. If (i) at anytime after 2006 the condition provided in Section 6.2(e) is not satisfied, (ii) RCSI’s actual usage of the Baselined Elements differs materially from the Baseline Usage, (iii) in the aggregate (i.e., considering both increases and decreases in the Baselined Elements and after taking into account and normalizing for increased or decreased volumes of Active Accounts and seasonal variations) as a result of RCSI’s decision to change its usage (excluding increased usage resulting from changes to the First Data System or compliance requirements), and (iv) such utilization causes First Data to incur *** of providing Services which are disproportionately higher (or which provides First Data the opportunity to disproportionately reduce its *** of providing the Services) (in either case after taking into account, and normalizing for, increased or decreased volumes of Active Accounts and seasonal variations), then either Party may notify the other Party of its desire to exercise its rights under this Section; any such notice required to be given before June 30th of the year prior to the year in which the increase would take effect in accordance with Section 6.2(h). First Data shall provide RCSI with details regarding the impact on First Data and the amount First Data proposes to thereafter increase the charges hereunder to compensate First Data for such increased ***, or the amount First Data proposes to decrease the charges to ***

(g) If a Party has given a notice under Section 6.2(f) the Parties shall attempt in good faith to reach agreement over whether any increase or decrease proposed by First Data under Section 6.2(f) is appropriate and, if so, what amount of increase or decrease is justified. If the Parties do not agree within ninety (90) days of such notice, either Party may submit the matter to dispute resolution in accordance with Section 20.2 of the Main Body of the Agreement, which shall be binding on the Parties. As part of such dispute resolution procedure, each Party shall propose to the arbitrator the amount of the increase or decrease that is appropriate as ***for the portion of the Services at issue. The arbitrator shall be instructed that he or she may choose only the charges proposed by a Party that he or she determines is the closest to the appropriate (in light of the terms and conditions of the Agreement, including Section 6.2(f)) expenses incurred by First Data in connection with performing such Services. The mechanism provided in Section 6.2(f) may result in an increase, decrease, or no change at all in the Charges to RCSI under this Schedule C. Reductions in RCSI’s charges under this Section 6.2(g) resulting from RCSI’s reductions in the volume of usage of Baselined Elements of the Services by RCSI shall not count toward *** reductions.

(h) In order that RCSI may properly plan its budgeted expenditures (the process for each calendar year of which begins in June of the prior year), any adjustments to the Charges resulting from this clause shall be implemented on a prospective basis beginning on the January 1st following the month of June in which either Party notifies the other Party of its desire to invoke the foregoing, accompanied by its good faith estimate of the amount of the adjustment to the Charges. In such event the Parties shall in good faith attempt to agree on the actual amount of the adjustment by October of such year. Where there is an increase or decrease, in the first year of each such adjustment the adjustment shall be *** of the amount which would otherwise be necessary to reflect the increased or decreased utilization, following which it shall revert to *** of the amount.

6

(i) This Section 6.2 is subject to the provisions of Section 12.6(i) of the Main Body of the Agreement and Section 2.b of the Third Amendment (regarding WRAPS).

6.3 Credits/Charges for Variation from Fencepost Elements Baselines.

(a) During 2006, First Data shall measure and on a monthly basis report to RCSI on the actual usage of the (i) CIS Online Statements (IN7311), (ii) Falcon Strategy Only Processing (IN7968), and (iii) Interface Services Tape To Tape (IN7412) (such three elements, the “Fencepost Elements”) to determine the average usage of such Fencepost Elements (the “Fencepost Elements Baseline”). If RCSI disputes First Data’s reporting or determination of the Fencepost Elements Baseline, RCSI may escalate the issue to the Chief Information Officer of GECF-A (or his or her designee) and the Chairman of FDC (or his or her designee) for attempted resolution, failing which the dispute shall be subject to Section 20.2 of the Main Body of the Agreement.

(b) If for any month, RCSI’s actual usage of the Fencepost Elements are more than the applicable Fencepost Elements Baseline, RCSI shall pay First Data the amount set forth below for each item in excess of the baseline:

(i) CIS-Online Statements (IN7311) – RCSI’s usage of this element in excess of (the MAA multiplied by the Statement Baseline) multiplied by ***. The “Statement Baseline” means (1) beginning on the FAAR Effective Date, ***, and (2) following completion of the baseline process set forth in Section 6.3(a), the number determined for this element during such process.

(ii) Falcon Strategy Only Processing (IN7968) – RCSI’s usage of this element in excess of (the MAA multiplied by the FSOP Baseline) multiplied by ***. The “FSOP Baseline” means (1) beginning on the FAAR Effective Date, ***, and (2) following completion of the baseline process set forth in Section 6.3(a), the number determined for this element during such process.

(iii) Interface Services Tape to Tape (IN7412) – RCSI’s usage of this element in excess of (the MAA multiplied by the IST2T Baseline) multiplied by ***. The “IST2T Baseline” means (1) beginning on the FAAR Effective Date, ***, and (2) following completion of the baseline process set forth in Section 6.3(a), the number determined for this element during such process.

(c) If for any month, RCSI’s actual usage of the Fencepost Elements are less than the applicable Fencepost Elements Baseline, First Data shall credit RCSI for the amount set forth below for each item below the baseline:

(i) CIS-Online Statements (IN7311) – RCSI’s usage of this element below (the MAA multiplied by the Statement Baseline) multiplied by ***.

7

(ii) Falcon Strategy Only Processing (IN7968) – RCSI’s usage of this element below (the MAA multiplied by the FSOP Baseline) multiplied by ***. If RCSI elects to use Falcon Fraud Detection System (IN7938) for Designated Accounts, there will be no charge for Falcon Strategy Only Processing (IN7968) for such Designated Accounts and the credit provided under the preceding sentence shall apply.

(iii) Interface Services Tape to Tape (IN7412) –RCSI’s usage of this element below (the MAA multiplied by the IST2T Baseline) multiplied by ***.

7A.***

[The following six pages were omitted pursuant to the confidential treatment request.]

7B. VOLUME DISCOUNTS.

7B.1 Calculation of Volume Discounts

For each month beginning January 1, 2006, if the MAA is greater than *** First Data shall provide RCSI with a volume discount (the “Volume Discount”) equal to the sum of the following amounts:

(a) The sum of the charges for Ancillary Services and AD Services for the month multiplied by *** for each additional *** MAA over *** MAA.

(b) The sum of the charges for Services included in the Active Account Rate and Merchant Services for the month multiplied by *** for each additional *** MAA over *** MAA.

(c) The foregoing amounts shall be prorated as appropriate. By way of example, if in any month the MAA is *** the Volume Discount for Services included in the Active Account Rate and Merchant Services in such month shall be ***

(d) The monthly Volume Discount shall be credited on the invoice one (1) month in arrears.

(e) When a portfolio is converted during a month, the MAA for the month of conversion will be pro-rated for the number of days the converted accounts were actually on the FDR system during the month. This may be more or less than the MAA on the CD-121 report at month-end.

7B.2 Coordination With Other Provisions.

(a) The Volume Discount shall not be subject to any ***.

(b) The Volume Discount shall be calculated by reference to the amount of the Charges before application of the ***. By way of example, if the Charges before application of any adjustment from Sections 7A and 7B is ***, and the applicable *** are ***, any Volume Discount will be applied against ***, not against ***.

8

(c) The Volume Discount shall apply to all Charges described above in this Section 7.B.2, including such Charges that are determined based upon First Data’s costs.

8. ANCILLARY SERVICE FEES.

8.1 Ancillary Services Defined.

For purposes of this Schedule C, all Services are “Ancillary Services” other than those described in Section 6.1, AD Services, Merchant Services and Services covered by Pass-Through Expenses under Exhibits C-3 and C-4. Ancillary Services are “Services” under the Agreement. For the avoidance of doubt, Ancillary Services include New Services. Ancillary Services existing as of the FAAR Effective Date, and charges associated therewith, are identified in Exhibit C-2.

8.2 Charges for Ancillary Services.

(a) If RCSI requests an Ancillary Service that is not listed in Exhibit C-2, the Charges for such Ancillary Service shall be the Service Delivery Charges associated with such Ancillary Service.

(b) If RCSI requests an Ancillary Service that is listed in Exhibit C-2, the Charges for such Ancillary Services shall be the ***:

(i) the ***associated with such Ancillary service; and

(ii) the ***with such Ancillary Service ***.

(c) First Data will invoice RCSI for Ancillary Services in the month following the month in which such Ancillary Services are performed by First Data.

8.3 Service Delivery Charges. “Service Delivery Charges” means ***:

(a) the *** to RCSI, and to those RCSI Affiliates and third party entities identified by RCSI, the referenced Services, as determined pursuant to *** at the time of RCSI’s request for the referenced Services; and

(b) the amount First Data *** after the FAAR Effective Date.

9. MERCHANT SERVICES

(a) Merchant Services utilized in the course of providing Services to RCSI’s issuing business are included in the Active Account Rate. For the avoidance of doubt, the acquirer processing services being performed for the oil and gas portfolios are part of the Services provided to RCSI’s issuing business and such services may be required for other industry portfolios in the future.

(b) If RCSI requests a Merchant Service that is listed in Exhibit C-6 (Merchant Services) other than Services provided by First Data to RCSI pursuant to Section 9(a), the charges for such Merchant Service shall be the charges associated with such Merchant Services in Exhibit C-6.

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(c) First Data will invoice RCSI for Merchant Services provided by First Data to RCSI pursuant to Section  9(b) in the month following the month in which such Merchant Services are performed by First Data.

10. ASSOCIATION DUES, FEES, AND ASSESSMENTS.

RCSI shall be responsible and invoiced directly for Association dues, fees and assessments. In the event RCSI incurs a due, fee, or assessment due to an error or omission in the Services provided by First Data under this Agreement, First Data shall reimburse RCSI therefor.

11. FEES FOR DEVELOPMENT SERVICES.

11.1 Fees for Development Services

(a) Except as provided in Article 5, all AD Services performed by First Data shall be charged at the rates set forth in Section 11.3(c).

(b) RCSI shall not be charged for Development Hours otherwise identified as the responsibility of First Data under the Agreement.

11.2 Fees to be Charged on a Development Hours Basis.

All AD Services chargeable to RCSI under the Agreement will be charged on a Development Hours basis. A “Development Hour” means one sixty (60) minute period of AD Services performed by suitably qualified First Data Personnel which conforms to the following restrictions and requirements:

(a) Only hours properly incurred by First Data in the performance of project planning, high level design, detailed technical design, code development, data conversion, testing and acceptance and implementation activities as described in Section 15.2(b)(iv-xi) of Schedule A by the individuals who write/create deliverables and their immediate supervisors will qualify as Development Hours and shall be separately chargeable to RCSI.

(b) The following time incurred by First Data will not qualify as Development Hours and are Services which are not separately chargeable; time expended for:

(i) management, administration, training, vacation, sick leave, travel and the like;

(ii) activities performed by managers of managers;

(iii) any of the activities identified in Section 3.2 of the Main Body of the Agreement, including the development and implementation of the Platform Integration Plan or the Approved Platform Integration Plan (provided that the foregoing language shall not limit the repricing of Services in connection with Section 3.2 of the Main Body of the Agreement);

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(iv) any of the activities identified in Section 3.3 of the Main Body of the Agreement, including the development and implementation of the Future First Data System Architecture Plan;

(v) any of the activities identified in Article 7A, including the development and implementation of any *** referred to therein;

(vi) any of the activities associated with Conversion, including any of:

1) the GECF-A Discovery,

2) the Known Software Conversion Modifications,

3) creation of the Resolution Agreements, and

4) performance of the work identified in the Resolution Agreements;

(vii) First Data Initiated Enhancements or First Data Initiated New Services;

(viii) any modifications or enhancements performed or required to be performed by First Data to comply with the Agreement, including Article 8 of the Main Body of the Agreement and Section 15.7 of the Main Body of the Agreement, but excluding RCSI-Initiated development projects under Sections 8 or 15 of Schedule A:

(ix) activities associated with the standard First Data testing environments other than testing of deliverables resulting from RCSI-Initiated development projects under Sections 8 or 15 of Schedule A;

(x) all AM, problem resolution (including incident response activities), performance enhancement and tuning in connection with the Services, the First Data System, First Data Intellectual Property, and RCSI New Materials used in connection with First Data’s performance of the Services;

(xi) time in excess of any applicable Chargeable Cap or otherwise agreed by the Parties; and

(xii) First Data initiated re-runs or recovery activities.

(c) First Data shall report RCSI’s usage of Development Hours in billing items *** (IN8205) and Program Requests (IN5008).

11.3 Delivery/Performance/Charges For AD Services

(a) First Data will provide RCSI each month a detailed, written plan setting forth its proposed expenditure of Development Hours in the following month. RCSI’s approval will be necessary in order for First Data to implement that plan.

(b) No single individual will be permitted to charge more than *** Development Hours per week to RCSI without RCSI’s prior written approval which shall not be unreasonably

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withheld. First Data shall make *** Development Hours available to RCSI per month for each member of the team of First Data Personnel *** to performing Development Services in connection with the First Data RCSI account and the Services according to the functional and skill level set forth in Exhibit C-5. Work performed on KSCMs by the ***shall not be counted against the number of available hours provided to RCSI on a monthly basis.

(c) AD Services for which RCSI may be charged under the Agreement at the following rates:

(i) AD Services performed at any time on or after the FAAR Effective Date but before January 1, 2004 shall be charged at the rate of *** per Development Hour; and

(ii) AD Services performed at any time on or after January 1, 2004 shall be charged at the rate of *** per Development Hour.

These charges shall apply to all AD Services regardless of whether the Services are performed by a member of the *** or other First Data Personnel and regardless of the level of skill of the individual performing the AD Services. These charges shall not relieve First Data of its responsibility under the Agreement to use, at all times, adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the AD Services. THESE CHARGES ARE NOT SUBJECT TO COLA OR ANY OTHER INFLATIONARY ADJUSTMENT.

(d) The foregoing notwithstanding, and subject to any other agreement of the Parties concerning the pricing of a particular AD Services project, RCSI will not be required to pay more for any AD Services project than ***:

(i) the Development Hours estimated by First Data for performance of the AD Services project as agreed by RCSI (subject to adjustment for any changes to scope agreed by the Parties); and

(ii) the aggregate Development Hours actually incurred in performing such AD Services project.

(e) Activities associated with re-runs and recoveries shall be performed by First Data at no cost to RCSI. In those cases where the need for re-runs and/or recoveries is due solely to RCSI’s failure to perform and the level of resources required would deplete First Data’s ability to maintain the agreed upon Service Levels then First Data shall submit to RCSI a written request to approve the performance of necessary AD Services to be charged to RCSI.

(f) AD Services for which RCSI may be charged under the Agreement shall be invoiced to RCSI in the month following the month in which such AD Services are satisfactorily performed by First Data Personnel.

11.4 Development Hours Credit.

As of the FAAR Effective Date, First Data shall provide RCSI *** Development Hours at no cost to RCSI. Beginning January 1, 2004, First Data shall provide RCSI an additional ***

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Development Hours at no cost to RCSI. The Development Hours provided under this Section 11.4 must be used by RCSI prior to December 31, 2009. Until all Development Hours under this Section 11.4 are exhausted (or expire), credits for the Development Hours (based on actual spend) under this Section 11.4 will be shown on First Data’s monthly invoice, following the total invoice amount, as a line-item entitled “TSA Service Credit”.

12. COLA

THE ONLY PORTION OF THE CHARGES THAT ARE SUBJECT TO COLA ADJUSTMENTS ARE THOSE SPECIFICALLY DESCRIBED AS SUCH HEREIN. ALL OTHER CHARGES ARE NOT SUBJECT TO ADJUSTMENT FOR COLA OR OTHER INFLATIONARY FACTORS.

12.1 Price Increases Associated with CPI Increases.

First Data may increase the charges listed in Exhibit C-2 for the Ancillary Services there listed (the “Ancillary Services Fees”) as follows:

(a) With respect to the line items designated with an asterisk (*), for each Processing Year after Processing Year 1, First Data may increase the related Ancillary Services Fees which were in effect for the immediately preceding Processing Year after reduction for the *** by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” for purposes of this Section 12.1(a) shall be equal to fifty percent (50%) of the amount, if any, by which the consumer price index (“CPI”) has increased by more than ***. The CPI shall be measured as provided in Section 12.1(c). For example: if at the conclusion of Processing Year 1, it is determined (by applying the formula stated above) the CPI Change Percentage equals four percent (4%), First Data may increase the applicable Ancillary Services Fees for Processing Year 2 by *** (4% minus *** x 50% = ***).

(b) With respect to the line items designated with two asterisks (**), for each Processing Year after Processing Year 1, First Data may increase the related Ancillary Services Fees which were in effect for the immediately preceding Processing Year after reduction for the *** by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” for purposes of this Section 12.1(b) shall be the amount, if any, by which the CPI has increased more than ***. First Data shall not be allowed to increase any of the designated Ancillary Services Fees for any Processing Year in which the percentage change in the CPI during the applicable period is equal to or less than ***and such increase to be paid by RCSI will be one hundred percent (100%) of the CPI increase above ***.

(c) For purposes of Sections 12.1 and 12.2, the CPI used to determine actual inflation shall be the Consumer Price Index as finally published in the Summary Data from the Consumer Price Index News Release by the Bureau of Labor Statistics, U.S. Department of Labor, For All Urban Consumers (“CPI-U”) having a base of 100 in 1982-84 (the “Base Year Index”). In the event that the Bureau of Labor Statistics stops publishing the CPI-U or substantially changes its content and format, the parties hereto will substitute another comparable index published at least annually by a mutually agreeable source. If the Bureau of Labor Statistics merely redefines the base period for the CPI-U from 1982-84 to another period, the Parties will continue to use the

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CPI-U, but will convert the Base Year Index to the new base period by using an appropriate conversion formula. The CPI Change Percentage shall be calculated, and notification of the amount of any applicable increase in the Ancillary Services Fees to take effect on the first day of the immediately following Processing Year shall be given to RCSI, at least ninety (90) days in advance of the end date of the then current Processing Year, by comparing the CPI using a twelve (12) month period ending ninety (90) days prior to end of the applicable Processing Year and expressing the increase in said CPI through the twelve (12) month period as a percentage.

12.2 Price Decreases Associated with CPI Decreases. First Data shall decrease Ancillary Services Fees as follows:

(a) With respect to the line items designated with an asterisk (*), for each Processing Year after Processing Year 1, First Data shall decrease the related Ancillary Services Fees which were in effect for the immediately preceding Processing Year after reduction for the *** by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” for purposes of this Section 12.2(a) shall be equal to fifty percent (50%) of the amount, if any, by which the CPI has decreased by more than ***. The CPI shall be measured as provided in Section 12.1(c). For example: if at the conclusion of Processing Year 1, it is determined (by applying the formula stated above) the CPI Change Percentage equals negative four percent (-4%), First Data may decrease the applicable Ancillary Services Fees for Processing Year 2 by *** (-4% plus *** x 50% = ***).

(b) With respect to the line items designated with two asterisks (**), for each Processing Year after Processing Year 1, First Data shall decrease the related Ancillary Services Fees which were in effect for the immediately preceding Processing Year after reduction for the *** by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” for purposes of this Section 12.2(b) shall be the amount, if any, by which the CPI has decreased more than ***. In no event shall First Data be obligated to decrease any of the designated Ancillary Services Fees for any Processing Year in which the percentage decrease in the CPI during the applicable period is between zero (0) and *** and such decrease to be provided by First Data will be 100% of the CPI decrease above ***.

13. SEPARATE CYCLES FEES.

13.1 Cycle Maintenance Fees.

(a) If RCSI requests a RCSI Cycle, First Data will invoice RCSI at an amount equal to *** per month beginning in the month following the Conversion of RCSI Active Accounts into such RCSI Cycle: provided that if a RCSI Cycle is required due to First Data System constraints, there will be no additional charge for such RCSI Cycle.

(b) If RCSI requires additional RCSI Cycles, First Data will provide such cycles and First Data will invoice RCSI commencing upon the completion of the cycle for the additional charge set forth below:

(i) second RCSI Cycle - ***/month;

(ii) third RCSI Cycle - ***/month; and

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(iii) fourth RCSI Cycle - ***/month,

provided, however, that there will be no additional charge for any additional RCSI Cycle that is required due to (A) First Data System constraints, or (B) the provision of Services to any portfolio of Accounts already on the First Data System that then become Designated Accounts due to being purchased by, assigned to, or otherwise transferred to or placed under the control of RCSI during the Term. If (i) First Data proposes to include an acquired portfolio in an existing RCSI cycle, (ii) such inclusion would be reasonable in the First Data System, and (iii) RCSI requests to have the acquired portfolio put on a different and additional cycle, the additional cycle charges under this Section 13.1 will apply to such additional cycle.

(c) The RCSI Cycle maintenance fees will support RCSI at no additional charge.

13.2 Cycle Build Fees

In addition to the maintenance fees for each new processing cycle provided in Section 13.1, First Data may charge RCSI on or after the completion of a cycle build fees in the amount set forth below; provided that there will be no build fees for the first RCSI Cycle:

(a) Build for second RCSI Cycle - *** one time expense;

(b) Build for third RCSI Cycle - *** one time expense; and

(c) Build for fourth RCSI Cycle - *** one time expense.

14. TRAINING FEES.

14.1 RCSI shall use Commercially Reasonable Efforts to limit First Data’s training expenses by consolidating teams for the purpose of training and leveraging a “train the trainer” approach. Each year of the Term First Data will provide *** hours of training annually at no additional charge to RCSI. For additional training Services, First Data will charge and RCSI shall pay an amount equal to ***/day/trainer plus travel and living expenses.

14.2 In addition to the training to be provided pursuant to Section 14.1, RCSI shall receive, at no additional cost, two (2) Super User Training Sessions in connection with each Conversion. A “Super User Training Session” is a training session, or series of training sessions, that provide an individual designated by RCSI (the “Super User”) with sufficient training and experience in connection with the relevant Conversion and the manner in which the Services are being provided in connection with the Converted Accounts to enable such individual to competently supervise and, when necessary assist and correct, those RCSI individuals who have received training pursuant to Section 14.1. RCSI may enroll its Super Users in such sessions at the times of its choice and First Data shall provide such training at such times.

15. PASS-THROUGH EXPENSES.

RCSI shall reimburse First Data on a Pass-Through Expense basis for those expenses set forth in Exhibits C-3 and C-4, crediting RCSI for any applicable rebates, refunds, and discounts. The charges incurred by the use of these services will be invoiced the month following receipt of

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the service to RCSI. Exhibits C-3 and C-4 set forth the exclusive list of all Pass-Through Expenses and no new Pass-Through Expenses may be added without RCSI’s written approval; provided that if a New Service is requested by RCSI, then First Data may propose new Pass-Through Expenses related to such New Service. Exhibit C-3 sets forth those Pass-Through Expenses which are subject to an administrative fee. Exhibit C-4 sets forth the Pass-Through Expenses which are not subject to an administrative fee.

16. DECONVERSION FEES.

As part of Article 12 of Schedule A (Deconversion Assistance), First Data shall perform, and RCSI shall pay First Data, at the Development Hour rate as set forth at Section 11.3, for the incremental systems and programming related activities not otherwise covered by the Monthly Active Account Services Fees required to perform Deconversion Assistance and for all expenses, including postage and shipping expenses, associated with transferring RCSI’s clients’ Accounts from the First Data System to the successor data processing system.

17. MINIMUM PROCESSING FEES

17.1 Payment of Minimum Processing Fees.

(a) If during any Minimum Processing Fee Year (“MPF Year”) the Comparison Processing Fees incurred by RCSI are less than the Minimum Processing Fees for such MPF Year, First Data shall so inform RCSI in writing and shall charge RCSI for the difference between such Minimum Processing’ Fees and the amount of actual Comparison Processing Fees incurred. Such charges shall be invoiced within sixty (60) days after the end of the relevant MPF Year. RCSI shall pay such invoice in accordance with the provisions of Article 13 of the Main Body of the Agreement. The term “Processing Fees” shall mean, for a given time period, the Monthly Active Account Services Fees. The Term “Comparison Processing Fees” shall mean, for a given time period, the sum of the Processing Fees and the Divested Account Fees determined pursuant to Section 17.1(b) for that period.

(b) For any portfolio of RCSI Accounts that during the Term are sold, assigned, or otherwise transferred to a third party and that ***, the Comparison Processing Fees shall include, the lower of (i) all charges, fees and expenses received by First Data and First Data Affiliates with respect thereto, or (ii) the charges, fees and expenses that would otherwise have been payable by RCSI in respect of such Accounts under this Agreement if the Accounts had not been sold, assigned or otherwise transferred (collectively, the “Divested Account Fees”). The foregoing credit shall apply for a portfolio during the period beginning on the date of transfer of the portfolio and continuing until the earlier of (i) the third anniversary of the date of transfer of the portfolio from RCSI, and (ii) the date when such portfolio ceased to receive Services on the First Data System or ceased to be otherwise processed by First Data or a First Data Affiliate.

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17.2 Minimum Processing Fees Calculation from the FAAR Effective Date until the Final Conversion Date.

(a) For each twelve (12) calendar month period (each a “Pre-Conversion Year”) from the FAAR Effective Date to the Final Conversion Date (such period, the “Pre-Conversion Period”), the Minimum Processing Fees shall be:

(i) the Processing Fees incurred during the immediately previous twelve (12) month period, multiplied 12m

(ii) sixty five hundredths (.65);

provided, however, the Minimum Processing Fees for any Pre-Conversion Year shall be at least Two Million Five Hundred Thousand Dollars ($2.5 million).

(b) The Minimum Processing Fee applicable in connection with any partial Pre-Conversion Year shall be calculated as above and applied on a prorated basis.

17.3 Minimum Processing Fees Calculation from the Final Conversion Date through the 36th Month Thereafter.

(a) For each twelve (12) calendar month period (each, a “First Post-Conversion Period Year”) from the Final Conversion Date through the thirty-sixth (36th) month thereafter (such period, the “First Post-Conversion Period”), the Minimum Processing Fees shall be the greater of:

(i) the Processing Fees incurred during the immediately previous twelve (12) calendar month period, multiplied 1)14

(ii) eighty five hundredths (.85);

provided, however, that the Minimum Processing Fees for any First Post-Conversion Year shall be at least Five Million Dollars ($5 million).

17.4 The Final Minimum Processing Fees Calculation.

(a) For each twelve (12) calendar month period (each, a “Second Post-Conversion Period Year”) following the First Post-Conversion Period through the end of 2016 (such period, the “Second Post-Conversion Period”), the Minimum Processing Fees shall be the greater of:

(i) the Processing Fees incurred during the immediately previous twelve (12) month period, multiplied by

(ii)***;

provided, however, that the Minimum Processing Fees for any Second Post-Conversion Year shall be at least ***.

17.5 *** Minimum Processing Fees During Renewal Term. There shall be *** Minimum Processing Fees for any Renewal Term.

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18. TERMINATION FEES.

18.1 Termination for Convenience Fees.

(a) The fee payable by RCSI pursuant to Section 21.3(a) of the Main Body of the Agreement (the “Termination for Convenience Fee”) shall be an amount equal to the ***.

(b) For the purposes of this Section 18.1, the “Agreed Capitalized Account Items” shall be those items on the First Data balance sheet as of the effective date of the termination for convenience that are capitalized expenses of First Data incurred in performing this Agreement which meet each of the following conditions:

(i) they only relate to any expenses incurred by First Data or any First Data Affiliate after the FAAR Effective Date;

(ii) they were properly capitalizable under GAAP and First Data’s financial accounting practices at the time incurred (in accordance with Exhibit C-9, except to the extent that Exhibit C-9 conflicts with the remainder of this Agreement); and

(iii) if not covered by subsection (ii) above, they fall within the category of items that have been agreed by RCSI prior to being incurred as being appropriate for inclusion hereunder.

The payment identified in Section 3.4(e) of the Main Body of the Agreement shall be deemed an Agreed Capitalized Account Item. However, if any Agreed Capitalized Account Item has been initially properly capitalized and has been written off by First Data as an impaired asset due primarily to declines in the volumes of Services required by RCSI hereunder, then notwithstanding that they no longer are on First Data’s balance sheet for the purposes hereof, it shall be treated for purposes hereof as if still on First Data’s balance sheet.

(c) During the Term First Data shall submit to RCSI in writing for RCSI’s approval all categories of items First Data proposes to be Agreed Capitalized Account Items under this Section 18.1. Only those categories of items that are approved by RCSI in writing shall be Agreed Capitalized Account Items.

(d) Costs incurred by First Data in connection with Conversions for RCSI and not otherwise reimbursed by RCSI shall be Agreed Capitalized Account Items.

(e) RCSI specific equipment purchases approved by RCSI on a case by case basis shall be Agreed Capitalized Account Items.

(f) The payment identified in Section 22 of the Main Body of the Agreement shall not be an Agreed Capitalized Account Item.

(g) The Agreed Capitalized Accounts Items:

(i) That are programming required to complete KSCMs in excess of *** shall be subject to RCSI approval;

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(ii) That are other than programming hours required to complete KSCMs shall not exceed ***.

(h) First Data shall provide RCSI an annual accounting of the Agreed Capitalized Account Items and the depreciation/amortization applicable thereto.

(i) All Agreed Capitalized Account Items shall be amortized on a straight line basis by First Data beginning on the FAAR Effective Date or such later date as the Agreed Capitalized Account Items are incurred and ending on the earliest of the following dates:

(i) the then-current expiration date of the Term;

(ii) the date corresponding to the maximum amount of time permitted by then-current GAAP; and

(iii) the end date of the actual amortization period used by First Data in its financial accounting.

18.2 Termination Fees Under Section 21.4 of the Main Body of the Agreement.

The fee payable by RCSI pursuant to Section 21.4 of the Main Body of the Agreement shall be *** of the sum of:

(a) the Termination for Convenience Fee calculated under Section 18.1, plus

(b) *** amortized on a straight line basis using the period provided in Section 18.1(i).

19. FIXED MONTHLY FEE.

19.1 For each month in the Term through December 2009 that the PSA is in effect and that the provided for under the Production Services Agreement Amendment Number Two Section 11.7(g) entered into by the parties dated June 5, 2003 apply, RCSI shall pay First Data the fixed monthly fee set forth in the table below for the applicable calendar year.

Calendar Year	Fixed Monthly Fee
2004	$58,334.00
2005	$92,917.00
2006	$92,917.00
2007	$92,917.00
2008	$92,917.00
2009	$28,333.00

19.2 The fixed monthly fees payable under this Article 19 shall not be taken into account for purposes of any benchmarking exercise under Section 12.8 of the Main Body of the Agreement, nor shall any of the provisions of Article 7A *** or Article 7B (Volume Discounts) apply to the fixed monthly fees payable under this Article 19.

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19.3 The fixed monthly payments owed by RCSI for calendar year 2004 under this Article 19 shall be invoiced separately as “Miscellaneous TSA Services” and shall appear on the First Data invoice following the total invoiced amount and TSA Service Credit line item showing any credits for free Development Hours under Section 11.4. The fixed monthly payments owed by RCSI for calendar years 2005 through 2009 under this Article 19 shall be invoiced separately as “Miscellaneous PSA Services” and shall appear on the First Data invoice following the total invoiced amount and TSA Service Credit line item showing any credits for free Development Hours under Section 11.4.

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Exhibit C - 1:        Services included in the Active Account Rates

The Services included in the Active Account Rates include the following items. “IN” means the Item Number for purposes of First Data’s billing system. Items listed below and included within the scope of the PSA shall be included in the Active Account Rate.

IN	Item	Per Item Charge
136	Approved Application Postings For Decisioned Accounts	Included in Active Account Rate

2816	Non-Mon Transaction Credit Bureau Score	Included in Active AccountR ate

2835	Retail Online TLP Transactions	Included in Active Account Rate

2836	Transaction Level Processing (TLP)	Included in Active Account Rate

3507	Merchant CPU To CPU Authorization Inquiry	Included in Active Account Rate

3508	Merchant Batch Authorization Inquiry	Included in Active Account Rate

3510	Cardholder Authorization Inquiry	Included in Active Account Rate

4309	Computer Based Training (CBT) Modules	Included in Active Account Rate

4352	CD ROM - Reports[1]	Included in Active Account Rate

4353	CD ROM - Summary Bundles (see footnote No.1)	Included in Active Account Rate

4354	CD ROM - Statements (see footnote No. 1)	Included in Active Account Rate

[1]	Included in the Active Account Rate, First Data will provide CD-ROM reports, summary bundles and statements under IN4352, IN4353, and IN4354 as reasonably required by RCSI for compliance with all laws, regulations, ordinances and codes (including identifying and procuring required permits, certificates, approvals and inspections) applicable to RCSI or its Affiliates. Prior to using CD-ROM reports, summary bundles and statements under IN4352, IN4353, and IN4354 to comply wih a change to an existing law, regulations, ordinance or code or a new law, regulations, ordinance or code, both Parties will use Commercially Reasonable Efforts to explore a product/ service solution that is more cost effective than CD-ROM reports, summary bundles or statements.

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IN	Item	Per Item Charge
7030	Auth Track One Name Edit	Included in Active Account Rate

7154	DecisionQuest Statements	Included in Active Account Rate

7155	DecisionQuest Plastics	Included in Active Account Rate

7201	Chronicle Memo Records	Included in Active Account Rate

7204	Cardholder Account On File	Included in Active Account Rate

7205	Statement Summarization Creation	Included in Active Account Rate

7215	Cardholder Monetary Transaction	Included in Active Account Rate

7216	Cardholder Non-Monetary/Online Transaction	Included in Active Account Rate

7217	Issuer Chargebacks	Included in Active Account Rate

7221	Relationship Account Processing	Included in Active Account Rate

7222	On-Line Credit Bureau Report Request	Included in Active Account Rate

7223	First Data Entered Transaction - Mon/Non-Mon	Included in Active Account Rate

7232	CIMS - Regular Workcase	Included in Active Account Rate

7233	CIMS - WOV Workcase	Included in Active Account Rate

7234	CIMS - Log Only Workcase	Included in Active Account Rate

7236	Downloaded Delinquent Accounts To Powerdialer	Included in Active Account Rate

7244	ODS Transaction Fee[2]	Included in Active Account Rate

7246	ODS Physical Gateway[3]	Included in Active Account Rate

[2]	RCSI agrees to provide First Data reasonable assistance to optimize end user views and bundle and rebundle ODS calls to moderate ODS usage for billing items ODS Transaction Fee (IN7244) and ODS DB2 Transactions (IN7270).
[3]	SQL Net(Oracle), Omni Service Seat License and Infomaker (included under 1N7358) and ODS Physical Gateway (IN7246) are included in the Active Account Rate only for use in connection with other Services covered by this Exhibit C-1 or RCSI’s settlement department.

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IN	Item	Per Item Charge
7255	CIMS - Regular Workcase Actions	Included in Active Account Rate

7260	Account Level Processing (“ALP”)	Included in Active Account Rate

7262	Cardholder Selected PIN-Mailer Response	Included in Active Account Rate

7270	ODS DB2 Transactions (see footnote 2)	Included in Active Account Rate

7279	Account Level Actions - Accounts Reviewed	Included in Active Account Rate

7281	Account Level Actions-Non-Monetary Batch Transactions	Included in Active Account Rate

7311	CIS-Online Statement	Included in Active Account Rate subject to Section 6.3

7312	CIS - Detail	Included in Active Account Rate

7316	Client Defined Screens	Included in Active Account Rate

7330	Transaction Level Reward (“TLR”)	Included in Active Account Rate

7358	Infomaker (see footnote No. 3)	Included in Active Account Rate

7358	Omni Service Seat License (see footnote included No. 3)	Included in Active Account Rate

7358	SQL Net (Oracle) (see footnote No. 3)	Included in Active Account Rate

7358	Suspense Account Management (“SAM”)	Included in Active Account Rate

7402	Non-Standard Recurring Job Runs	Included in Active Account Rate

7404	RMS Reports-Transmitted	Included in Active Account Rate

7405	RMS Reports-On-Line View	Included in Active Account Rate

7408	Interface Services - Magnetic Tape Handling	Included in Active Account Rate

7411	Interface Services - RJE/ NDM	Included in Active Account Rate

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IN	Item	Per Item Charge
7412	Interface Services - Tape To Tape	Included in Active Account Rate subject to Section 6.3

7443	Data Link[4]	Included in Active Account Rate

7445	Monthly Active Accounts	Billed per Article 6

7900	Lost/Stolen Account Processing System	Included in Active Account Rate

7905	Emergency Card or Cash Replacement Services	Included in Active Account Rate

7907	Automatic Chargeback	Included in Active Account Rate

7909	Lost/Stolen Account Transaction Management	Included in Active Account Rate

7910	Potential Chargeback Queue	Included in Active Account Rate

7914	Card Activation - RCSI Processed	Included in Active Account Rate

7926	Footprint Logged Transactions	Included in Active Account Rate

7943	NRI Returned Records In Queue	Included in Active Account Rate

7947	Fraud Return Records In FAR Queue	Included in Active Account Rate

7956	First Track - Per Lost/Stolen Report	Included in Active Account Rate

7968	Falcon - Strategy Only Processing	Included in Active Account Rate subject to Section 6.3

8201	Cardholder Select System (including Tape Creation and Reporting System File)	Included in Active Account Rate

8319	Advanced Function Presentation (“AFP”) Statements and Letters on Demand (subject to the terms of the Settlement Letter)	Included in Active Account rate for Designated Accounts on the First Data System

5788	AFP/AFPDS Print File - Creation and processing of statement and embossing output record files, whether to First Data or a third party’s further processing	Included in Active Account Rate; duplicate requests will be billable under C-2

[4]

In satisfying RCSI’s requirements, First Data will determine whether to use a master file field or a Data Link field. RCSI will not use excessive Data Link fields as a means to implement a de facto data warehouse.

4

IN	Item	Per Item Charge
8500	Behavior Score/Adaptive Control Accounts	Included in Active Account Rate

9302	SITF General Ledger	Included in Active Account Rate

TBD	CommerciaLine Accounts	Included in Active Account rate subject to Section 6.2(c)(ii)

Note that WRAPS reports are subject to Section 2.b of the Third Amendment.

Merchant Services

RCSI may obtain from First Data any and all Merchant Services provided by First Data to any entity. Merchant Services utilized in the course of providing Services to RCSI’s issuing business are included in the Active Account Rate. For the avoidance of doubt, the acquirer processing services being performed for the oil and gas portfolios are part of such Services provided to RCSI’s issuing business and may be required for other industry portfolios in the6.2(c)(ii

IN	Item	Per Item Charge
0139/ 5704	Outgoing Interchange /Merchant Ticket Remote/Tape Entered	Included in Active Account Rate

0227	Merchant Assist Voice Calls	Included in Active Account Rate

2806	Address Verification-Electronic	Included in Active Account Rate

3501	Merchant Voice Authorization Inquiry	Included in Active Account Rate

3502/3503/3504	Merchant POS Auth Local Line Inquiry/Merchant POS Authorization WATS Line Inquiry/Merchant POS Authorization 950 Access	Included in Active Account Rate

3505/3506	Merchant ARU Authorization	Included in Active Account Rate

3515	Merchant Assistance Calls (Voice)	Included in Active Account Rate

3516	Merchant Premier Authorization Inquiry	Included in Active Account Rate

3517	External Auth Billing	Included in Active Account Rate

3518	Merchant Debit Summary File	Included in Active Account Rate

3519	Merchant Address Verification - Voice	Included in Active Account Rate

5700	Merchant Account on File	Included in Active Account Rate

5

IN	Item	Per Item Charge
5701	Merchant Additional Card Types on File	Included in Active Account Rate

5702	Merchant Statement	Included in Active Account Rate

5703	Merchant Ticket - First Data Entered	Included in Active Account Rate

5705	Merchant Batch Header-First Data Entered	Included in Active Account Rate

5706/5717	Merchant Batch Header-Remote/Tape Entered Merchant ETC Batch Header - ETC	Included in Active Account Rate

5707	Merchant Acquirer Chargeback	Included in Active Account Rate

5708	Merchant Retrieval	Included in Active Account Rate

5712	Merchant Non-Monetary/On-Line Transaction	Included in Active Account Rate

5713	Merchant New Accounts - First Data Entered	Included in Active Account Rate

5714/5715	Merchant ETC Ticket/ ETC Ticket-Acquiring Debit	Included in Active Account Rate

5716	Merchant Electronic Merchant Reporting	Included in Active Account Rate

5718	Merchant ETC Headquarters Report	Included in Active Account Rate

5719	Merchant Electronic Draft Storage	Included in Active Account Rate

5720	Merchant ETC Deposit Summary	Included in Active Account Rate

5721	Merchant ETC Confirmation Letters	Included in Active Account Rate

5723	Merchant Services Plus Help Call	Included in Active Account Rate

5726	Merchant Non-Monetary/On-line Transaction - First Data Entered	Included in Active Account Rate

5727	Merchant 12B Letter	Included in Active Account Rate

5770	Merchant Computer Letter	Included in Active Account Rate

5771	Merchant Letter Insert	Included in Active Account Rate

5772	Merchant Letters-Additional Page	Included in Active Account Rate

5773	Merchant Letters Priority Mailing	Included in Active Account Rate

6

IN	Item	Per Item Charge
5775	Merchant Letter Group Samples	Included in Active Account Rate

5776	Merchant Letter - Registered/Certified IM4ncludedandling	in Active Account Rate

5777	Merchant Letter Perforations	Included in Active Account Rate

5781	Realtime Merchant Fraud Exception	Included in Active Account Rate

7103	Merchant Statement Online	Included in Active Account Rate

7607	Merchant Plates/Plastics	Included in Active Account Rate

7903	Merchant Hot Call Referrals	Included in Active Account Rate

8201	Cardholder Select System (including Tape Creation and Reporting System File)	Included in Active Account Rate

7

Exhibit C - 2:         Ancillary Service Charges List

This Exhibit C - 2 sets forth a list of Ancillary Services and associated charges as of the FAAR Effective Date. The single asterisk “*” and the double asterisk “**” indicates that these items are subject to adjustment due to the COLA (as provided for in Article 12). All of these items shall be subject to the *** and Volume Discounts (as provided for in Articles 7A and 7B). Items listed below and included within the scope of the PSA shall be charged at the lower of the rate set forth below or the applicable rate under the PSA and not based on ***. If the PSA expires or is terminated, the last price in effect for an item under the PSA shall be used for purposes of the foregoing comparison.

IN	Item	Per Item Charge
0601/ 7240/ 7471**	First Class Mail Statements/ Cardholder Legacy Statement/ Statements and Letters (does not include forms and envelopes)	***/statement

1301	Payment Defender	***/payment/month

4320*	First Data Linkup Mailbox Fee	***/mailbox/month

4321*	First Data Linkup Start - Up Fee	***/startup

4352	D ROM - Reports[5]	***/data page

4353	D ROM - Summary Bundles (see footnote No. 5)	***/data page

4354	D ROM - Statements (see footnote No. 5)	***/envelopes5.00/duplicate copy

5600	KnowledgeSight:	***, billed through IN5615, 5616 and 5617

5604	KnowledgeSight Extracts Data Fee	***/megabyte of data/transmission

5615	KnowledgeSight Foundation Warehouse - Data Warehouse Fee	***/100 data elements

5616	KnowledgeSight Foundation Warehouse - Data Load Fee	***/100 data elements loaded/occurrence

5617	KnowledgeSight Foundation Warehouse - Historical Retention Fee	***/1,000 data elements

TBD	KnowledgeSight Analytical Warehouse - Data Load Fee	***/100 data elements/occurrence

TBD	KnowledgeSight Analytical Warehouse - Data Warehouse Storage Fee	***/100 data elements

6202	Internet Account Acquisition Service “IAAS”)	***/application

7196**	Enterprise Presentation Statement - Page 1 - Simplex - first page (does not include forms and envelopes)	***/ statement

[5]	First Data will provide CD - ROM Reports, CD - ROM Summary Bundles and CD - ROM Statements under IN4352, IN4353, and IN4354 included in the Active Account Rate as set forth in Exhibit C - 1, and all other CD - ROM reports, summary bundles and statements will be provided as an Ancillary Service pursuant to this Exhibit C - 2.

8

IN	Item	Per Item Charge
7197**	Enterprise Presentation Statement- Duplex (does not include forms and envelopes)	***/statement

7198**	Enterprise Presentation Statement- Additional Pages-Simplex (in addition to underlying service price, does not include forms and envelopes)	***/page

7199**	Enterprise Presentation Statement- Additional Pages- Duplex (in addition to underlying service price, does not include forms and envelopes)	***/page

7206**	Cardholder Statement Inserting	***/item inserted (1N7240 or IN7196 or 7197)

7207**	Letters (single page) (does not include forms and envelopes)	***/letter

7208**	Letter Inserting	***/item (IN7207)

7209**	Letter-Additional Page (in addition to underlying service price, does not include forms and envelopes)	***/page

7210	Letter-Priority Mailing (in addition to underlying service price)	***/letter

7211	Letter-Special Mail Handling (in addition to underlying service price)	***/letter

7212	Letter-Group Samples	***/letter

7213	Letter-Setup, Revision or Deletion-Performed by First Data	***/hour

7214	Cardholder Notice (Forms cost is bundled)	***/notice

7220*	First Data’s Application Processing System	***/application

7224	First Data Entered Transaction-New Account	***/transaction

7226*	PINpoint Inquiry	*** / inquiry

7227**	Cardholder Annual Activity Summary (excluding Forms cost)	***/summary stmt

7228	Cardholder Annual Activity Summary- Detail Storage	***/accountstored//month

7230	Company Card Report Creation (generic form is bundled)	***/report

7231	IRS Home Equity Faun 1098	***/report generated

7237*	Check Order Service	***/acct request

7243**	Cardholder Enhanced Annual Activity Summary (excluding Forms cost)	***/summary stmt

7258*	Cardholder Selected PIN-First Data 800#	***/call

9

IN	Item	Per Item Charge
7285

Recovery 1 Monthly Access Fees

First 5,000 accounts

Next 20,000 accounts (5001-25,000)

Next 25,000 accounts (25,001-50,000)

Next 50,000 accounts (50,001-100,000)

Next 100,000 accounts (100,001-200K)

Over 200,000 accounts (over 200,000)

***/account/month ***/account/month ***/account/month ***/account/month ***/account/month ***/account/month

7286	Recovery 1 Financial Transaction Fees	***/transaction

7287	Recovery 1 Notes on File	***/note/month

7288	Recovery 1 Saves Executed	***/run

7325	Pre-Press Statement Form Set-up6	***

7326	Pre-Press Statement Acetate[7]	***

7327	Pre-Press Statement Additional Proofs[8]	***

7328	Pre-Press Statement Negative Charge[9]	***

7336	Commercial View Software License Fee	***/workstation

7337	Commercial View Data Storage	***/1000 Data Elements/month

7338	Commercial View User Ids	***/User ID/Month

7340*	Balance Consolidation Service-Check File Creation (does not include the check)	***/transaction

7387*	Enhanced Application Support Services (provided by Credit Customer Service, Inc., and this charge is in addition to the price for the underlying service)	***/application

7396	Predictive Model-Bankruptcy Defender	***/scored acct

7398*	ACS Payment Defender	*** / account scored / month

7431/ 7494	Report Organizer and Writer (“ROW”)/ Report Organizer and Writer (“ROW”)-IDP	***/data page

7455	Evolve Customer Service - Gross Active Fee	*** Price Per Active Account, Per Month (Start Up *** one - time start up fee is WAIVED)

7498	Evolve Collection - AVG Collection ACCTS	*** per Designated Account resident in the Evolve Collections System, permonth.

7532	e-Customer Service	***/ Active Account

7600**	PlastiCard Embossing SetUp	***/ setup (IN7601)

[6]	One Form Set-Up is included in a Standard Conversion and a Standard Transfer
[7]	One Acetate is included in a Standard Conversion and a Standard Transfer
[8]	One Additional Proof is included in a Standard Conversion and a Standard Transfer.
[9]	One Negative Charge is included in a Standard Conversion and a Standard Transfer.

10

IN	Item	Per Item Charge
7601/ 7473**	PlastiCard Standard Embossing Services/Embossing Services (Excluding forms Cost)	***/plastic

7603**	PlastiCard Card-Match/Merge	***/carrier (IN7601)

7604**	PlastiCard Insert/Meter/Mail	***/carrier (IN7601)

7605**	PlastiCard Vault Storage	***/plastic stored (IN7601)

7605**	PlastiCard Vault Storage (not purchased rough First Data)	***/plastic

7606	PlastiCard Special Mail Handling	***/request

7608**	PlastiCard PIN/Post Mailer Processing Excluding Forms Cost)	*** per mailer

7609	PlastiCard Manual Rush Embossing-Same Day (in addition to underlying services price)	***/plastic

7610	PlastiCard Manual Rush Embossing-Second Day (in addition to underlying services price)	***/plastic

7611**	PlastiCard Next Day Rush Embossing in addition to underlying service price)	***/card

7612**	PlastiCard Hot Stamp Plates/Logos Purchased	***/plate/logo

7613	PlastiCard Hot Stamping (in addition to underlying service price)	***/plastic

7614**	PlastiCard Ultragraphics Embossed (in addition to underlying service price)	***/card/side

7615*	PlastiCard Pull Orders	***/plastic (IN7601)

7616**	PlastiCard Inserting	***/item inserted

7617**	PlastiCard Mail Integration (co-mingle)	***/envelope (IN7601)

7618**	PlastiCard Embossing File Fee - Off-Line Service	***/filereceived

7619**	PlastiCard Agent Strategy Level Inserting Setup	***/set-up (IN7601)

7620**	PlastiCard Indent Printing	***/plastic (IN7601)

7621**	PlastiCard Braille Embossing (in addition to underlying service price)	***/card

7622**	PlastiCard Card Activation Labeling generic labels are bundled)	***/card labeled

7624**	PlastiCard CVV/CVC Generation Verification	***/plastic (IN7601)

7625**	PlastiCard Bulk Package-Basic Sort (in addition to the under-lying service)	***/plastic

7633**	PlastiCard Bulk Packaging-3 Digit (in addition to the under-lying service)	***/plastic

7634**	PlastiCard Bulk Packaging- 5 Digit (in addition to the under-lying service)	***/plastic

7649**	PlastiCard Mail Integration-Off-Line Service	***/plastic (IN7651)

7650**	PlastiCard Embossing Set Up-Off-Line service	***/set-up (IN7651)

11

IN	Item	Per Item Charge
7651**	PlastiCard Standard Embossing-Off-Line Service (excluding forms)	***/plastic

7653**	PlastiCard Card-Carrier Match/Merge-Off-Line Service	***/carrier (IN7651)

7654**	PlastiCard Carrier Insert/Meter/Mail- Off-Line Service	***/carrier (IN7651)

7655**	PlastiCard Vault Storage-Off-Line Service	***/plastic

7656**	PlastiCard PIN/Post Mailer Processing-Off Line Service	***/mailer (IN7651)

7657**	PlastiCard Hot Stamping-Off-Line Service (in addition to the under-lying service)	***/plastic

7658**	PlastiCard Ultragraphics-Off-Line Service (in addition to the under-lying service)	***/card/side

7660**	PlastiCard Inserting-Off-Line Service	***/item inserted

7663**	PlastiCard DES/PIN Generation	***/plastic (IN7601)

7664**	PlastiCard Photo Card Services (1x1) (in addition to underlying service price)	***/card

7665**	PlastiCard Photo Card Scan/Digitize (1x1) (in addition to underlying service price)	***/card

7666**	PlastiCard Photo Card Image Handling and Merge (in addition to underlying service price)	***/card

7667**	PlastiCard Photo Card (2x2) (in addition to underlying service price)	***/card

7668**	PlastiCard Photo Card Scan/Digitize (2x2) (in addition to underlying service price)	***/card

7669**	PlastiCard Photo Card Image Handling and Merge (in addition to underlying service price)	***/card

7677**	Laser PIN Mailer (Excluding Forms Cost)	*** per mailer

7678**	PlastiCard Same Day Rush Embossing (in addition to underlying service price)	***/card

7686**	PlastiCard High Coercivity Encoding	***/plastic (IN7601)

7688	PlastiCard Ultraforms (excluding Forms cost)	***/form

7689	PlastiCard Template Creation	***/hour

7902	Cardholder Authorization Transfer Referrals	***/call

7904	Cardholder Authorization Transfer Referral-Fraud	***/call

7906	Returned Account Plastics Immediately Delivered (“RAPID”)	***/card carrier

12

IN	Item	Per Item Charge
7908	Lost/Stolen Account Management and Investigation	***/acct reported lost/stolen

7938	Falcon Fraud Detection System[10]	***/Active Account/month

7980	Falcon Processing Predictive Dialing - Domestic	***/actioned acct/month

7982	Falcon Processing Manual Account Review	***/ actioned acct/month

8319	Advanced Function Presentation (“AFP”) Statements and Letters On Demand (for Designated Accounts not on the First Data System)

Rates*:

Year 1 (2003) = *** per statement or letter per month

Year 2 (2004) = *** per statement or letter per month

Year 3 (2005) = *** per statement or letter per month

Year 4 (2006) = *** per statement or letter per month

Year 5 (2007) = *** per statement or letter per month

*Rates based upon a non-redundant AFP On Demand system.

8527	ProfitSight - Gross Active Accounts	***/Active Account/month

[10]	If RCSI requests Falcon fraud services under this billing item, then (i) First Data will provide AD Services and start-up and conversion services as reasonably required to implement and provide such Falcon fraud services (including development of RCSI’s initially desired consortium models as the time of such conversion) to RCSI at no charge to RCSI, and (ii) such Falcon fraud services shall be New Services with charges determined pursuant to Article 8 of Schedule C.

13

Exhibit C - 3:         Pass-Through Expenses with Administrative Charges

The following items are the exclusive list of Pass-Through Expenses for which First Data may charge an administrative fee:

(a) Communications data circuits, including the reoccurring service charge, service termination fees and required modem(s) (data sets) at RCSI’s location(s) and First Data, terminal(s) and any other directly associated expenses. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by RCSI (“Telecom Pass-Through Expenses”). The actual circuit speed and ensuing cost will be determined by RCSI’s communications requirements. Data circuit costs as described above shall be no greater than the actual rate paid by First Data to First Data’s primary carrier.

For Telecom Pass-Through Expenses, First Data may charge the following scaled administrative fee:

(i) For 0-$1,000,000 of Telecom Pass-Through Expenses in a Processing Year: *** administrative fee;

(ii) For $1,000,000-$3,000,000 Telecom Pass-Through Expenses in that Processing Year: *** administrative fee;

(iii) Over $3,000,000 Telecom Pass-Through Expenses in that Processing Year: the Parties will mutually agree on an appropriate administrative fee (but not to exceed ***).

First Data shall charge RCSI the appropriate administrative fee on a monthly basis; provided that First Data shall calculate RCSI’s cumulative monthly Telecom Pass-Through Expenses over a twelve (12) month period in order to determine the appropriate incremental administrative fee as set forth above, beginning with the first full twelve months after the Effective Date and each subsequent twelve (12) month period thereafter.

(b) Statement stock, envelopes, card carriers and special requests such as marketing materials and advertisements. For billing purposes, statement stock, envelopes and inserts will be invoiced as IN4301 and IN4423, and plastic forms purchased through First Data, including card carriers, will be invoiced as IN7627 or IN7602. The administrative fee for such material shall be which shall be *** of such expenses.

(c) Plastics which have been purchased on behalf of RCSI. For billing purposes, such items will be invoiced as IN7628. The administrative fee for such material shall be *** of such expenses.

1

Exhibit C - 4:         Pass-Through Expenses with No Administrative Charges

The following items are the exclusive list of Pass-Through Expenses that First Data may not charge an administrative fee:

(d) Courier expenses associated with the transportation of production related documents from RCSI to First Data and First Data to RCSI.

(e) Postage required to mail Account holder and Merchant statements, notices, letters, plastics and other materials mailed by First Data on behalf of RCSI and RCSI’s clients. While this Agreement is in effect, RCSI shall pay First Data, upon daily invoice thereof, the current USPS First Class Single Piece Postage rate less the Base Zip Sort Discount for the production items within twenty-four (24) hours of receipt of such invoice. The Base Zip Sort Discount will be the prior twelve (12) month period’s total average discount adjusted for USPS First Class Single Piece Postage price increases received by First Data for all mailings mailed by First Data on behalf of First Data clients. The Parties will adjust the Base Zip Sort Discount annually. Within ten (10) days after the end of the month, First Data shall (a) calculate the Actual Zip Sort Discount times the number of first class mailings mailed by First Data for RCSI during such month and (b) include a credit or debit on RCSI’s monthly invoice for the amount RCSI or First Data is entitled to receive under this Section C-4(b). Such credit or debit shall be calculated by applying such percentage for each USPS discount category against RCSI’s total mailings in such category to determine the appropriate USPS discount RCSI is entitled to receive.

(f) Each Reward processed by First Data on behalf of a Merchant, plus any additional fees or charges to which First Data is entitled under applicable MasterCard and Visa rules and regulations in connection with the processing of such Reward. A “Reward” shall mean each monetary payment made to a Merchant for the recovery of a statused Transaction Card of RCSI, which payment is processed by First Data in accordance with the reward schedule established by MasterCard and Visa for card pick-up.

(g) RCSI shall reimburse First Data for Visa’s base Access Fees (IN3513) incurred by First Data on behalf of RCSI.

(h) RCSI shall reimburse First Data for any fees and charges which are incurred by First Data in connection with providing Acquiring Debit Services (INTBD), including any Network Switch Fees charged by EDS or anyone or all of the entities comprising the Network in connection with such Acquiring Debit Services.

(i) RCSI shall reimburse First Data for the costs associated with ACH transmissions.

(j) RCSI shall reimburse First Data for any RCSI requested third party installation/ set-up fees, training fees, or licensing fees.

(k) RCSI shall reimburse First Data for each Active Account placed on the Visa or MasterCard Warning Bulletin (IN7950) as described in the Visa or MasterCard rules and regulations manual.

(l) RCSI shall reimburse First Data for costs associated with RCSI requests for HNC consulting services at HNC’s then current billable rate.

2

(m) RCSI shall reimburse First Data for its costs for fulfilling RCSI requests for services related to the following billing items to the extent that the provision of such Services has been approved by the RCSI Contract Executive:

3509	Merchant Referral Recovery (Call Me)

3513	Visa Base Access Fee

4340	Product Services - Cardholder

4365	Rebill - Travel 8r, Expense

4415	Airborne

4416	Federal Express

5007	Network Control Requests

5619	Consulting Fees

7413	On-Line Access and Retrieval System (“OARS”)

7433	OARS 30 Day View

7434	OARS 60 Day View

7436	OARS 90 Day View

7901	Lost/ Stolen Report - First Data Entered

7911	No Response Referral Queue

8300	CPU-line related charges

8301	Dataline

8302	Modem Charges

3

Exhibit C - 5:        *** IT Team Functional and Skill Levels

A.	IT Functional Areas

Plastics

Statements Letters

Authorizations

Online

Distributed

Client-Specific

SSUPDATE

Rules

ACS

PCF

Recovery

Merchant

Industry-Services

Collections

Security

B.	IT Skill Levels

Exhibit “N” Job Titles	Actual Job Titles	New Job Titles

Senior Manager	PM, Director	Director

Systems and Programming Managers	SDM, AM	Manager

Project Managers	Proj Mgr, Sr Proj Mgr, Proj Mgr Consultant	Project Leader, Project Analyst, Project Manager

Systems/Business Analysts	SE, SSE, STDC, BSA	Application Architect, Sr., Application Architect, BSA

Programmers	PA, SDA, SSDA, SE, SSE	Application Developer, Sr., Application Developer, Application Architect

System Integrators	SE, SSE, STDC	Application Architect, Sr., Application Architect

Testing Engineers	PI, PII, PA, SDA,	Application

	SSDA	Developer, Sr., Application Developer

4

Exhibit C - 6:         Merchant Services Fees

This Exhibit C-6 sets forth the exclusive list of Merchant Service fees that First Data may charge RCSI during the Term for Merchant Services that are not included in the Active Account Rate pursuant to Exhibit C-1. The single asterisk “*” and the double asterisk “**” indicate that these items fees are subject to adjustment due to the COLA set forth in Article 12 and for the *** set forth in Article 7A.

Merchant Services

IN	Item	Per Item Charge
0139/ 5704/ 5714/ 5715*	Outgoing Interchange/ Merchant Ticket Remote-Tape Entered / Merchant ETC Ticket / ETC Ticket-Acquiring Debit	***/ticket

0227	Merchant Assist Voice Calls	***/call

2806*	Merchant Address Verification- Electronic	***/per verification

3501*	Merchant Voice Authorization Inquiry	***/auth inquiry

3502/ 3503/ 3504*	Merchant POS Auth Local Line Inquiry/ Merchant POS Authorization WATS Line Inquiry/ Merchant POS Authorization 950 Acccess	***/auth inquiry

3505/ 3506*	Merchant ARU Authorization	***/auth inquiry

3515***	Merchant Assistance Calls (Voice)	***/call

3516***	Merchant Premier Authorization Inquiry	***/auth inquiry

3517*	External Auth Billing	***/authorization

3518*	Merchant Debit Summary File	***/ticket

3519***	Merchant Address Verification - Voice	***/verification

5700*	Merchant Account on File	***/account on file/month

5701*	Merchant Additional Card Types on File	***/card type (IN5700)

5702**	Merchant Statement	***/ statement

5703***	Merchant Ticket First Data Entered	***/ticket ***/batch header

5705***	Merchant Batch Header-First Data Entered

5706/ 5717*	Merchant Batch Header-Remote/Tape	***batchheader

Entered / Merchant ETC Batch Header

5707***	Merchant Acquirer Chargeback	***/chargeback

5708***	Merchant Retrieval	***/retrieval

5712*	Merchant Non-Monetary/On-Line ransaction	Bundled (IN5700)

5713***	Merchant New Account-First Data ntered	***/account/month

5716**	Merchant Electronic Reporting	***/merchant/month

5718**	Merchant ETC Headquarters Report	***/per report

5719*	Merchant Electronic Draft Storage	***/per draft

5720**	Merchant ETC Deposit Summary	***/per report

5721**	Merchant ETC Confirmation Letters	***/per report

5723***	Merchant Services Plus Help Call	***/per call

5726**	Merchant Non-Monetary/On-line Transaction - First Data Entered	***/transaction

1

IN	Item	Per Item Charge

5727**	Merchant 12B Letter	***/letter

5770**	Merchant Computer Letter	***/letter

5771**	Merchant Letter Insert	***/insert (IN5770)

5772**	Merchant Letter-Additional Page	***/page (IN5770)

5773**	Merchant Letter-Priority Mailing	***/letter (IN5770)

5775**	Merchant Letter-Group Samples	***/letter (IN5770)

5776**	Merchant Letter Certified Mail Handling	***/letter (IN5770)

5777**	Merchant Letter Perforations	***/letter (IN5770)

5781*	Realtime Merchant Fraud Exception	***/transaction suspended

7103	Merchant Statement Online	***/ statement

7607**	Merchant Plates/Plastics	***/plate or plastic

7903***	Merchant Hot Call Referral	***/referral (IN5700)

8201***	Cardholder Select System (including Tape Creation and Reporting System File)	***/tape - only for Merchant Masterfile Tape Creation.

2

Exhibit C - 7

***

[The following five pages were omitted pursuant to the confidential treatment request.]

3

Exhibit C - 9 Capitalization Rules

CAPITALIZED CONTRACT COSTS	Policy Number: Effective Date: Policy Owner:	011 07/01/95 Corporate Controller

1. PURPOSE

The purpose of this policy is to ensure proper and consistent accounting treatment by FDC and all affiliated Business Units for costs incurred related to a new client, contract, contract extension or conversion to an existing FDC system or service.

2. RESPONSIBILITIES

The Senior Financial Individual within each FDC Business Unit (typically the Segment CFO, or his/her designee) is responsible for implementing this policy. This policy is intended to help ensure consistency across all FDC Business Units as to the nature of contract costs and the circumstances under which such costs may be capitalized. As with any policy, not all possible circumstances or situations can be addressed; thus, Business Unit financial and accounting management is responsible for exercising its professional judgment in the application of this policy. The FDC Policies and Standards Group is responsible for policy interpretation.

4

3. GENERAL POLICY

Costs incurred due to signing a customer contract (new or renewal) and the resulting conversion, if any, to an existing FDC system that meet the specific requirements, as outlined in this policy, qualify for capitalization. In all other circumstances related costs, including costs incurred prior to the signing of a customer contract, must be expensed as incurred.

4. DEFINITIONS

4.1 Sign-up bonuses

Any consideration given to a customer in exchange for signing a contract. Such consideration can include, but is not limited to, cash, equity, and future service credits. Payments that relate to prior services rendered or outstanding disputes do not qualify as sign-up bonuses and should be expensed as incurred.

4.2 Conversion costs

Conversion costs can arise through the direct acquisition of a new multi-year customer contract. Conversion costs are defrned as the direct expenses associated with converting a new customer base to an existing FDC system. Conversion costs may include certain development expenses associated with adding new features to an existing FDC system if the features are required by the contract.

5. CAPITALIZATION CRITERIA

5.1 Sign-up bonuses and conversion costs must meet all of the following criteria in order to qualify for capitalization.

(a) The bonus or conversion amount is at least $100,000.

(b) This threshold is based on individual contracts. Any grouping of contracts to achieve the threshold (for common ownership, etc.) must be approved by the FDC Policies and Standards Group, on a case-by-case basis.

(c) Phased client conversions are considered one conversion for applying the dollar threshold.

(d) The contract term is fixed and exceeds one (1) year.

(e) The proposed contract is approved in accordance with FDC Policy No. 021, Global Expenditure Approval Capital and Other Financial Commitment Appropriations Request Guidelines (“CAR”)

5

(f) The contract is projected to be sufficiently profitable such that the capitalized amounts (including sign-up bonuses, conversion costs, and any other costs capitalized in conjunction with the contract) are fully recoverable.

(g) In testing the net realizable value (“NRV”) of the capitalized amounts, contract provisions such as guaranteed minimum revenues, exclusivity provisions, pro-rata refunds of sign-up bonuses, etc., should be considered. Reasonable assumptions concerning growth in contract revenues should be included in the NRV test. However, only revenues related to the existing contract should be considered in the projections (i.e., it is inappropriate to consider future revenues from additional services or cross-selling of products) over the contract term (i.e., do not assume any contract renewals).

(h) The contract provisions (i.e. liquidated damages or a combination of items considered in item D. above) are such that there is no balance sheet exposure if the contract is terminated under the provisions of the contract.

(i) The costs are additional, identifiable and direct. Certain indirect costs may be included as contract costs if they are additional and identifiable with one or more conversions and can be allocated to a given contract conversion using a systematic and rational methodology. Local management is responsible for maintaining documentation that such indirect costs are clearly related to conversion activities.

5.2 Any exceptions to these criteria require approval by the FDC Policies and Standards Group.

6. CONVERSION COSTS TO CAPITALIZE

6.1 Conversion costs should be recorded as incurred during the conversion period. Upon completion of the conversion, all costs should be fully accrued and capitalization should cease. Some examples of costs that may be capitalized if they meet the criteria in section 5. above are:

(a) S & P Programmers: Wages, fringe benefits, bonus, travel and entertainment, supplies, postage and other direct costs of programmers for time spent planning and implementing the conversion and training the client on the system - a standard rate for programming may be developed based on an average cost. Costs included in the systems and programming hourly rate computation (in addition to the costs as discussed above) are:

(i) Facilities allocation and direct rent and utilities

(ii) Telecommunications

(iii) Depreciation

(iv) Contract programming

(v) Repairs and maintenance

6

The hourly rate should not include costs for administrative personnel, recruiting, relocation, finance, human resources, or any other costs related to corporate administrative support and functions.

The systems and programming hourly rate should be reviewed annually; however, if any assumptions change between such reviews, the rate should be modified if there is a material impact to the current rate in use. Retroactive adjustments affecting quarters prior to the quarter in which the new rate is adopted are not permitted.

(b) Employees: 100% of wages and fringe benefits of employees (other than S&P Programmers) that spend more than 75% of their time over a 3 month period on the conversion. The 75% time requirement may be met if one person is dedicated to several small conversions for at least a 3-month period. If the Business Unit has the ability to track employee time (other than S&P Programmers), it may be appropriate to capitalize the time of an employee that spends less than 3 months on the conversion. However, the Business Unit must obtain approval from the FDC Policies and Standards Group prior to the capitalization of any such costs.

(c) Outside Consultants: Fees and out of pocket expenses for consultants hired to assist with the conversion.

(d) System Costs: System costs incurred converting the new customer base, including test periods, before going “live” with the conversion, including system usage charges and DASD storage. (A standard rate may be developed based on an average cost.)

(e) Travel and Entertainment: Travel and entertainment of all employees, regardless of level, related to the conversion process.

(f) Time and materials for initial training of the client/merchant may be capitalized, but only if the employees performing the training are subject to the same time tracking and accounting system as other employees involved in the conversion process.

6.2 The following costs may not be included in the total capitalized conversion costs.

(a) General and administrative costs (except for the hourly rate for S86P that may include certain cost allocations). The intent of this criteria is to prevent capitalization of recurring internal overhead costs, even if such costs represent departments or functions which are temporarily involved directly in a conversion activity. Such costs would include senior management (defined as Vice President or above), corporate, or administrative salaries, costs to relocate existing FDC employees for conversion purposes.

(b) Selling or marketing costs.

(c) Costs that relate to feasibility studies, consulting services or legal fees incurred to evaluate the transaction.

(d) Interest (intercompany or otherwise).

7

Exhibit C-12 to TSA

Exhibit E to RSA

RCSI ***Definition

***

[The following four pages were omitted pursuant to the confidential treatment request.]

1

Exhibit C-13

List of Baselined Elements

Cardholder Services:
0228 CH ASSIST VOICE CALLS
2816 NON-MON TRANSACTION CREDIT BUREAU SCORE
2836 TRANSACTION LEVEL PROCESSING
4309 TRAINING
4352 DIGITAL ROM HERITAGE CARDHOLDER STMTS
4353 CD-OTHER SERVICES
4354 CD ROM - REPORTS
7030 AUTH TRACK ONE NAME EDIT
7154 DECISIONQUEST STATEMENTS
7155 DECISIONQUEST PLASTICS
7221 APPLICATION PROCESSING - ACCT REL STORAGE
7222 ON-LINE CREDIT BUREAU REPORT REQUEST
7223 FDR ENTERED TRANS - MONETARY/NON-MONETARY
7232 CIMS - REGULAR WORKCASE
7233 CIMS - WOV WORKCASE
7234 CIMS - LOG ONLY WORKCASE
7244 ODS SELECT TRANSACTIONS
7246 ODS ACCESS - MISCELLANEOUS FEES
7255 CIMS - REGULAR WORKCASE ACTIONS
7262 SOLICITATION MAILER RESPONSE
7270 ODS DB2 TRANSACTIONS
7279 ACCOUNT LEVEL ACTION-ACCOUNTS REVIEWED
7281 ACCOUNT LEVEL ACTION-ACTION SET SELECTED
7316 CLIENT DEFINED SCREENS - TRANSACTION FEE
7330 TRANSACTION LEVEL REWARDS
7358 SUSPENSE ACCOUNT MANAGEMENT (SAM)
7402 NON-STANDARD JOB RUN
7405 REPORTS - ON-LINE VIEW
7408 INTERFACE SVCS-MAGNETIC TAPE HANDLING
7411 INTERFACE SERVICES-FILE TRANSMISSION FEE
7443 DATALINK PROCESSING
7909 LOST/STOLEN ACCT TRANSACTION MGMT SYSTEM
7910 POTENTIAL CHARGEBACK QUEUE SYSTEM
7914 CARD ACTIVATION CLIENT PROCESSED
7926 NUMBER OF IRAN RECORDS LOGGED
7956 FIRST TRACK-PER LOST STOLEN REPORT
8201 PRODUCT SERVICE - SELECT
8319 AFP/ON DEMAND IMAGING - STORAGE
9302 SITE GENERAL LEDGER
N/A SCOREX SPECIAL ACTIVE ACCOUNTS
3309 E-BILL PRESENTMENT
6575 HISTORICAL ADDRESSES ON FILE
7400 ONLINE REPORT PRINTING
7470 ENHANCED CREDIT INSURANCE SYSTEM
7570 GREATER THAN SIX REWARDS
7571 DAILY REWARD CALCULATION
8321 MLP ACCOUNT ON FILE
8324 MLP METHOD OVERRIDE
SKU REWARDS

2

Merchant Services:
0139 OUTGOING INTERCHANGE
0227 MR ASSIST VOICE CALLS
2806 ACQUIRING AVS-ETC
3501 VOICE AUTH INQUIRY
3502 POS AUTH-LOCAL LINE INQUIRY
3503 POS AUTH-WATS LINE INQUIRY
3504 POS AUTH-950 ACCESS
3505 ARU AUTH-LOCAL LINE INQUIRY
3506 ARU AUTH-WATS LINE INQUIRY
3514 EXTERNAL AUTHORIZATION PROCESS
3516 PREMIER AUTHORIZATION INQUIRY
3518 DEBIT SUMMARY FILE
3519 AVS VOICE
5700 MERCHANT ACCOUNT ON FILE
5701 ADDITIONAL MERCHANT CARD TYPES
5702 MERCHANT STATEMENT
5703 MERCHANT TICKET-FDR ENTERED
5704 MERCHANT TICKET-REMOTE/TAPE ENTERED
5705 BATCH HEADER-FDR ENTERED
5706 BATCH HEADER-REMOTE/TAPE ENTERED
5707 ACQUIRER CHARGEBACK
5708 RETRIEVAL DOCUMENTATION PROCESSING
5712 MERCHANT NON-MONETARY/ONLINE TRANS
5713 FDR ENTERED NEW ACCOUNTS-MERCH
5714 ETC TICKET
5715 ETC TICKET-ONLINE DEBIT
5716 ELECTRONIC MERCHANT REPORTING
5717 ETC BATCH HEADER
5718 ETC HEADQUARTERS REPORT
5719 ELECTRONIC DRAFT STORAGE
5720 ETC DEPOSIT SUMMARY
5721 CONFIRMATION LETTER
5723 SERVICE PLUS HELP CALL
5726 MR NONMON/ONLINE TRAN-FDR ENTERED
5727 12B LETTERS
5770 MERCHANT LETTER
5771 MERCHANT LETTER INSERT
5772 MERCHANT LETTER ADD’L PAGE
5773 MERCHANT LETTER - PRIORITY MAIL
5777 MERCHANT LETTER PERFORATIONS
5781 REAL TIME MRCH FRAUD EXCEPTION
7103 MERCHANT STATEMENT ONLINE - 3 MONTHS
7607 MERCHANT PLATES/PLASTICS
7903 AUTH TRANSFER REFERRALS - MERCHANT

Exhibit C-14

Illustration of Impact of ***on Active Account Rates

Calendar Year	Active Account Rate
2006	*	**
2007	*	**
2008	*	**
2009	*	**
2010	*	**
2011	*	**
2012	*	**
2013	*	**
2014	*	**
2015	*	**
2016 and thereafter	*	**

3

Exhibit C-15

GE *** EXAMPLE

***

***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
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***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
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***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***

* *
***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
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***	***	***	* * *	***	***	***	***
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***	***	***	* * *	***	***	***	***
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***	***	***	*	***	***	***	***

***	***	***	* * *	***	***	***	***

* *
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***

***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***
***	***	***	* * *	***	***	***	***

***

GE VOLUME DISCOUNT EXAMPLE

$ IN 000’S

	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6
Example of Calculated Volume Discount- Active Account Fee and Merchant
	***	***	***	***	***	***
Growth Assumption	***	***	***	***	***	***
	***	***	***	***	***	***
Active Accounts Estimated	***	***	***	***	***	***
Price Per Active Account (Flat Year to Year)	***	***	***	***	***	***
Total Active Account Spend	***	***	***	***	***	***
	***	***	***	***	***	***
Estimated Merchant Fees	***	***	***	***	***	***
	***	***	***	***	***	***

Fees to be Used for Calculating Current Year’s ***	***	***	***	***	***	***

	***	***	***	***	***	***
Volume *** Discount % - Active Account Fee and Merchant	***	***	***	***	***	***
Current Year Volume *** Discount $ - Active Acct Fee and Merchant	***	***	***	***	***	***
	***	***	***	***	***	***
Example of Calculated Volume Discount - Ancillary Fees and Application Development	***	***	***	***	***	***

Growth Assumption	***	***	***	***	***	***
	***	***	***	***	***	***
Active Accounts Estimated	***	***	***	***	***	***
	***	***	***	***	***	***

Fees to be Used for Calculating Current Year’s ***	***	***	***	***	***	***

	***	***	***	***	***	***
Volume *** Discount % - Ancillary Fees and Application Development	***	***	***	***	***	***
Current Year Volume *** Discount $ - Ancillary Fees and Application Development	***	***	***	***	***	***

AMENDMENT NUMBER FIVE TO THE FIRST AMENDED AND

RESTATED TECHNOLOGY SOURCING AGREEMENT

This Amendment (this “Amendment”) to the First Amended and Restated Technology Sourcing Agreement dated as of December 10, 1998 (first amended and restated as of April 1, 2003), as amended (the “Service Agreement”) is made and entered into this 24th day of August, 2007 by and between Retailer Credit Services, Inc., a Utah corporation with aces at 4246 South Riverboat Road, Salt Lake City, Utah 84123 (“RCSI”) and First Data Resources, LLC, a Delaware limited liability company with offices at 6855 Pacific Street, Omaha, Nebraska 68106 (“First Data”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, RCSI and First Data agree as follows;

Recitals

RCSI and First Data previously entered into (a) an Amendment dated December 3, 2003 to the Service Agreement (the “Amendment of December 3, 2003”) and (b) an Amendment dated May 18, 2005 to the Service Agreement (the “Amendment of May 18, 2005” and collectively with the Amendment of December 3, 2003, the “Previous 2Way-Connect Amendments”) wherein the parties agreed upon certain terms for the provision by First Data of 2Way-Connect Services Collections Application to RCSI.

The parties now desire to set forth the terms for the provision by First Data of certain 2Way-Connect Services which are in addition to those set forth in the Previous 2Way-Connect Amendments, as follows:

1. Effective Date. The terms of this Amendment are effective as of April 1, 2007.

2. Fees. The following fees are hereby added to Exhibit “C-7” of the Service Agreement (the Ancillary Service Charges List);

IN	Item	Per Item Charge
3343	2Way-Connect Services — Set-Up Fee (All Applications Using the FDVS Platform)	Quote/Application

3707	2Way-Connect Services — Per Minute Fee (All Applications Using the FDVS Platform)	Total Number of FDVS Platform Minutes Generated by RCSI During a Calendar Month	Fee for the Calendar Month

		0 - 47,999	***

		48,000 - 479,999	***/Platform Minute

		480,000 - 1,679,999	***/Platform Minute

		1,680,000 - over	***/Platform Minute

The fee includes (a) a general Application strategy representative of a majority of First Data’s current deployments for the specific Application (which shall he provided to RCSI upon request), (b) a voice mail message, (c) several alert attempts over a specified time period and (d) standard result code reporting.

IN	Item	Per Item Charge
The above pricing grid is a monthly volume-sensitive pricing grid, and not a tiered pricing grid. By way of example, if, for a month, the total volume of FDVS Platform Minutes Generated by RCSI is equal to 1,000,000, then the 2Way-Connect Services — Per Minute Fees payable by RCSI for the month shall be *** (1,000,000 x ***) and not *** + (432,000 x ***) + (520,001 x ***)].

The pricing above is for Zone 1 (within North America)

3. Descriptions. The following descriptions are hereby added to Exhibit “C-8” of the Service Agreement (the Item Number Descriptions):

IN	Service/item	Description
3343	2Way-Connect Services — Set-Up Fee (All Applications Using the FDVS Platform)	The charge per 2Way-Connect application (such as, but not limited to, the Fraud Application, the Collections Application or the Marketing Application, each being an “Application”) utilized by RCSI and serviced from the FDVS Platform. The 2Way-Connect Services — Set-Up Fee includes (i) a kick-off meeting with RCSI, (ii) product design, (iii) design coding, (iv) end-to-end testing, (v) studio time/recording talent, (vi) administration of solution-password set-up and voice file library creation, (vii) pm-production calls and (viii) overall project management Such fee does not include (and RCSI shall reimburse First Data pursuant to the applicable foes in this Service Agreement for) any custom development services required in connection with RCSI’s use of the 2Way-Connect Services, If, at any time following completion of the initial set-up/development services for a 2Way-Connect application, RCSI requires additional development or customization services in connection with such application, any such additional development or customization services provided by First Data shall be at rates to be quoted to RCSI upon request.

3707	2Way-Connect Services — Per Minute Fee (All Applications Using the FDVS Platform)

Each “Platform Minute” or portion thereof associated with the 2Way-Connect Services performed on behalf of RCSI from the FDVS Platform in connection with a 2Way-Connect application (such as, but not limited to, the Fraud Application, Collections Application or the Marketing Application, each being an “Application”). For purposes of the service, “Platform Minutes” mean all minutes required to complete each alert (including but not limited to outbound calls, inbound calls, “plusconnects” and any associated live operator talk time) under the Application in connection with a Cardholder Account submitted by RCSI during the month for alerting.

The 2Way-Connect Services are two-way, real time alert, message and verification services. First Data will contact individual Cardholders, providing the Cardholders with several options in responding including, but not limited to, automated response or speaking with a customer service representative

4. Servicing Platform. RCSI and First Data hereby agree that the 2Way-Connect Services to be performed for RCSI pursuant to this Amendment shall be subcontracted to First Data’s Affiliate, First Data Voice Services (“FDVS”) and performed by FDVS from the FDVS 2Way-Connect servicing platform (the “FDVS Platform”). The pricing set forth in this Amendment is applicable only to those Cardholder Accounts of RCSI for which 2Way-Connect Services are being provided from the FDVS Platform.

5. Capitalized Terms. Unless otherwise specified in this Amendment, any capitalized terms used in this Amendment shall have the meanings assigned to them in the Service Agreement.

6. Continuation of Service Agreement. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect. The parties understand and agree that FDVS’s provision of the services as outlined under this Amendment shall be considered in the same manner as though First Data was providing the services for purposes of determining the parties’ respective rights and obligations under the Service Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to First Amended and Restated Technology Sourcing Agreement the day and year first above written.

FIRST DATA RESOURCES, LLC		RETAILER CREDIT SERVICES, INC.

By:	/s/ W. Gay Rich	By	/s/ Brenda S. Burke

Title:	SVP & GM	Title:	VP Enterprise Platforms

AMENDMENT NUMBER SIX, effective as of January 1, 2007 (the “Amendment Six Effective Date”) to First Amended And Restated Technology Sourcing Agreement (the “Agreement”) is entered into by and between RETAILER CREDIT SERVICES, INC. (“RCSI”), a Utah corporation with offices at 4246 South Riverboat Road, Salt Lake City, Utah 84123, and FIRST DATA RESOURCES, LLC (“First Data”), a Delaware corporation with offices at 6855 Pacific Street, Omaha, Nebraska 68106.

The Parties agree to amend the Agreement by revising Section 3.2(d) in its entirety, changing the designation of Section 3.2(e) to be Section 3.20). revising the newly designated Section 3.2(j), and inserting new Sections 3.2(e), (1), (g), (h), and (i), all to read as follows:

“(d) Global Application Development Projects.

*** RCSI may not propose as a Global AD Project a project that has passed the requirements stage before July 1. 2006 and is actually implemented by June 30, 2008.

(e) Process with respect to Global Application Development Projects.

(i) Any Global AD Project proposed by RCSI or its Affiliates pursuant to Section 3.2(d) for development for either the First Data System or the PaySys Software will be reviewed by the Parties to determine if

(a) the proposed functionality is applicable to processing for both (1) the United States and/or Canada and (2) another country (such functionality, “Multijurisdictional Functionality”);

(b) the proposed functionality does not already exist in either the First Data System or the PaySys Software and is not in the process of being developed by First Data or its Affiliates for either the First Data System or the PaySys Software (For the avoidance of doubt, “in the process of being developed” means that there is funding for the proposed functionality and there is a target completion date for the development of such functionality within eighteen (18) months of the date that such functionality was proposed); and

(c) the proposed functionality relates to credit card functionality and/or revolving credit accounts.

If a proposed Global AD Project satisfies the requirements of each of (a) through (c) above the Parties will prepare requirements documents (including next level of technical detail and sizing of the required work effort) as they would for other projects of similar development scope. Upon completion of such requirements documents the Parties will reconfirm that the proposed Global AD Project satisfies the requirements of each of (a) through (c) above, at which point it shall be an approved Global AD Project.

(ii) If there is a dispute about whether a proposed Global AD Project satisfies the requirements of Section 3.2(e)(i) or RCSI disputes a rejection, either Party may escalate the issue through the bi-weekly executive meeting between the Parties and then through dispute resolution under Section 3.2(j).

1

(iii) If a proposed Global AD Project is rejected for PaySys Software strategy as provided in Section 2,07(h) of the License Agreement, dated December 31, 1996, as amended the “License Agreement”) and RCSI elects to have a third party develop functionality identical to the functionality in such proposed Global AD Project, then ***. For the avoidance of doubt, “RCSI elects to have a third party develop functionality” means RSCI or an Affiliate engages a third party, the third party completes development of such functionality, and RSCI or an Affiliate implements such functionality.

(iv) ***. Except to the extent that Section 2.07 of the License Agreement provides otherwise, RCSI shall be responsible for the cost, of developing the Global AD Project on the ***.

(v) The components of any Global AD Project that are developed on the PaySys Software shall be governed by Section 2.07 of the License Agreement.

(vi) If RCSI elects to *** the Global AD Project on the First Data System, First Data shall develop the Global AD Project on the First Data System as AD Services at RCSI’s expense pursuant to the terms of this Agreement.

(vii) With respect to each Global AD Project, that is ***, First Data shall develop ***.

(f) Required Prerequisite Functionality for Global AD Projects. If in order to create the Global AD Project functionality on the *** (independent of the Global AD Project), regardless of *** of the Global AD Project itself, RCSI shall be responsible for the cost of creating such prerequisite functionality *** to the extent such cost is greater than *** of *** which is estimated to be *** in developing the Global AD Project functionality itself on the ***. Before *** First Data shall inform RCSI that in First Data’s opinion such cost will be greater than *** of the cost which is estimated to be *** in developing the Global AD Project functionality itself ***, provide RCSI the relevant cost estimate, and First Data shall obtain RCSI’s approval prior to implementing. If RCSI withholds its approval or fails to develop the required functionality itself First Data shall be excused from the obligation to develop the Global AD Project ***, in which case RCSI shall promptly notify First Data.

(g) Intellectual Property Rights.

(i) The Intellectual Property rights resulting from Global AD Projects shall be allocated in accordance with the provisions of this Agreement for development that is on the First Data System and the provisions of the License Agreement for development that is on the PaySys Software, regardless of which system is designated as the ***.

(ii) Subject to the next sentence, if pursuant to the Intellectual Property provisions contained in the License Agreement RCSI or its Affiliate retains ownership of the developments on the PaySys Software for a Global AD Project, RCSI grants First Data (and at First Data’s request shall cause the appropriate Affiliate to grant First Data) a fully-paid-up. irrevocable, nonexclusive. perpetual, worldwide license, to the extent necessary for First Data to utilize the Global AD Project on the First Data System for the benefit of RCSI and First Data’s other customers, to use, make, sell, copy, distribute, prepare derivative works, perform and

2

publicly display each such Global AD Project developed on the PaySys Software, including RCSI’s (and its Affiliates’) associated (A) non-patent Intellectual Property rights and (B) patents which originate from the joint development efforts of the Parties for the Global AD Project (other than any claims in any such patents which do not so originate). No license is or shall be granted (by implication or otherwise) to any other patents of RCSI or its Affiliates.

(iii) RCSI makes no representations or warranties in connection with First Data’s utilization of such development for any party other than RCSI and its Affiliates, including any implied representations or warranties regarding whether such development infringes upon the Intellectual Property rights of a third party, all of which are disclaimed. First Data shall indemnify and hold RCSI and its Affiliates harmless from any third party claims (including any claims of infringement or misappropriation of intellectual Property tights) arising from any utilization by First Data or any of its Affiliates of the license described in Section 3.2(g)(ii) above (other than utilization for the benefit of RCSI or its Affiliates); provided that First Data shall not be required to indemnify RCS and its Affiliates against any third party claims that are based upon a claim that RCSI’s and its Affiliates license granted to First Data herein is a violation of an agreement between such third party and RCSI or its Affiliates. Such indemnity shall not be subject to the limitation of liability provided in Section 19.2 of this Agreement.

(h) Resource Allocation for Global AD Project. First Data will resource and schedule projects for Global AD Projects in accordance with then current resourcing processes and development methodology, and as is consistent with then current practice, First Data will review resource conflicts with GE to get direction on project priority.

(i) Cancellation of Global AD Project.

(i) If RCSI or an Affiliate *** the development of a Global AD Project *** and RCSI or an Affiliate elects to cancel such Global AD Project on ***, the projects will be canceled and RCSI shall *** by First Data or PaySys for the canceled Global AD Project on *** after such time as requirements definitions have been completed for the canceled project (i.e., RCSI shall not be required to *** prior to completion of the requirements definition). In the event of such cancellation, First Data shall: (1) return any Confidential Information delivered by RCSI or its Affiliates as part of such Global AD Project, (ii) destroy all work product in progress from such Global AD Project, and (iii) not utilize any such Confidential Information for development material derived therefrom) for any other development project (provided that First Data shall not be restricted (other than with regard to RCSI’s and its Affiliates’ patent rights) with regard to the unaided mental impressions retained by the First Data employees who worked on the canceled project).

(ii) If RCSI or an Affiliate *** the development of a Global AD Project ***, and RCSI or an Affiliate elects to cancel such Global AD Project on *** and RCSI or such Affiliate elects to ***, RCSI shall *** for the Global AD Project on the system that was not canceled, or the amount of the development costs and expenses which were incurred on the canceled project after such time as the requirements have been completed (i.e., RCSI shall not be required to *** prior to completion of the requirements definition), whichever is greater; provided, however, if First Data elects to continue development of such canceled Global AD Project on the First Data System, First Data shall he responsible for *** for completion of development of the canceled Global AD Project *** after the date on which RCSI or its Affiliate canceled the project.

3

(j) Disputes. Any dispute between the Parties under Section 3.2 shall be escalated to the President of GECF-A (or his or her designee) and the Chairman of FDC (or her or his designee) for attempted resolution. However if they fail to agree, either Party may invoke the dispute resolution procedures pursuant of Article 20.”

IN WITNESS WHEREOF, RCSI and First Data have each caused this Amendment Number Six to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

RETAILER CREDIT SERVICES, INC.		FIRST DATA RESOURCES, LLC

By:	/s/ Brenda S. Burke	By:	/s/ W. Gay Rich

Printed:	Brenda S. Burke	Printed:	W. Gay Rich

Title:	VP Enterprise Platforms	Title:	SVP & General Mgr.

4

AMENDMENT NUMBER SEVEN TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

AMENDMENT NUMBER SEVEN (this “Amendment”), made on February 26, 2010 and effective as of February 26, 2010 (the “Amendment 7 Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”) and FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (through its predecessor First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the Parties have entered into various amendments to the FAAR TSA.

D. The Parties wish to further amend the FAAR TSA as provided herein.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

1. Services.

(a) First Data will, pursuant to the terms set forth in this Amendment, provide to RCSI the Fraud Predictor Plus functionality set forth in this Amendment (the “Fraud Predictor Plus Services”) in connection with First Data’s performance of the Falcon Fraud Detection System services set forth in the FAAR TSA. First Data will provide the Fraud Predictor Plus Services commencing on the date on which such services are implemented and first made available for use by RCSI (the “FPP Initial Implementation Date”). Subject to the terms set forth in Subparagraph 1(b) of this Amendment, First Data will provide the Fraud Predictor Plus Services with respect to any MasterCard or VISA branded Accounts of RCSI and its Affiliates under the FAAR TSA at the applicable rates set forth in Exhibit C-2.

(b) Notwithstanding anything in Subparagraph 1(a) of this Amendment to the contrary, solely with respect to RCSI’s *** VISA branded portfolio of Accounts under *** on the First Data System (the “***”), First Data will provide RCSI with the Fraud Predictor Plus Services pursuant to the following terms. Commencing on a date to be mutually agreed upon by the parties (for the avoidance of doubt, such date will occur after the FPP Initial Implementation Date), First Data will provide the Fraud Predictor Plus Services with respect to the *** in a trial use mode at no charge, and will continue to provide such services for the *** at no charge for a period of thirty (30) days thereafter (the “FPP Trial Period”). If, on or before the expiration of the FPP Trial Period, RCSI makes parameter setting changes resulting in the discontinuation of RCSI’s use the Fraud Predictor Plus Services with respect to the *** for periods following the expiration of the FPP Trial Period, then upon the expiration of the FPP Trial Period, First Data will discontinue providing Fraud Predictor Plus Services with respect to the ***. If RCSI fails to make such changes pursuant to the immediately preceding sentence, then First Data will continue to provide and RCSI will continue to use the Fraud Predictor Plus Services with respect to the *** following the expiration of the FPP Trial Period at the applicable rates set forth in Exhibit C-2.

2. Charges. Exhibit C-2 (Ancillary Services) of the FAAR TSA is hereby amended by the addition of the following:

IN	Item	Per Item Charge
7971	Fraud Management/ Fraud Detection (Falcon) Services – Fraud Predictor Plus	***/Active Account per month

3. Item Number Descriptions. Exhibit C-8 (Item Number Descriptions) of the FAAR TSA is hereby amended by the addition of the following:

IN	Service/Item	Description
7971	Fraud Management/ Fraud Detection (Falcon) Services - Fraud Predictor Plus	Monthly fee (in addition to the fee for Item Number 7919 - Falcon Fraud Detection System) for each active Cardholder Account processed through the Falcon system employing the output of the Falcon Neural Engine computational model which utilizes merchant profiles.

4. As hereby amended and supplemented, the FAAR TSA shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the FAAR TSA, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have each caused this Amendment Number Five to be signed and delivered by its duly authorized officer, all as of the Amendment 7 Effective Date.

RETAILER CREDIT SERVICES, INC.

By:	/s/ Julie Stansbury

Name:	Julie Stansbury

Title:	CIO GE Capital Retail Finance

FIRST DATA RESOURCES, LLC

By:	/s/ Patty Gaston

Name:	Patty Gaston

Title:	Vice President

AMENDMENT NUMBER EIGHT TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

AMENDMENT NUMBER EIGHT (this “Amendment”), made on April 19, 2010 and effective as of April 19, 2010 (the “Amendment Eight Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”) and FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (through its predecessor First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the Parties have entered into various amendments to the FAAR TSA.

D. The Parties wish to further amend the FAAR TSA in order to set forth the terms pursuant to which First Data will provide and RCSI will receive and pay for certain electronic funds settlement and payment processing services solely in connection with the private label card programs of RCSI’s client, *** (“***”) for *** branded cards.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

1. Services.

(a) Pursuant to an agreement (the “*** ECA Agreement”) between First Data’s Affiliate, TeleCheck Services, Inc. (“TeleCheck”) and RCSI’s client, *** (“***”), TeleCheck currently performs certain TeleCheck Electronic Check Acceptance® Services (the “ECA® Services”) for *** (including *** locations). The ECA® Services include (among other services) check authorization, processing and electronic funds transfer settlement services using the ACH Network.

(b) Also pursuant to the *** ECA Agreement, TeleCheck has additionally agreed to perform processing and electronic funds settlement services for *** specifically with regard to any paper checks written by RCSI’s *** retail credit card account cardholders at *** locations which are used as payment toward the *** retail credit card account balances of such cardholders (hereinafter referred to as the “RCSI*** Account Check Payments”).

(c) First Data will provide ACH Network settlement funding for ECA Transactions approved for settlement by TeleCheck that are generated in connection with the RCSI*** Account Check

Payments. The Parties agree that such funding will be made to *** on behalf of RCSI. Provided that settlement instructions are received by First Data from *** by 11:00 p.m. Central Time on any day, settlement typically occurs within two (2) Banking Days following receipt of the instructions. RCSI will look solely to *** for obtaining the funds settled to *** from the ECA Transactions.

(d) First Data or TeleCheck, as applicable, will perform for RCSI the following services (the “TeleCheck Record Matching Services”) in connection with the processing of the RCSI*** Account Check Payments:

(i) First Data will identify and store identified authorizations from the CD-031 daily authorizations log during batch cycle. These transactions will be stored in a revolving file for 120 days for matching purposes; then archived for an additional 280 days until automatically deleted;

(ii) TeleCheck will provide a daily CSV funding report typically by 9:00 am Central Time with RCSI*** Account Check Payments and Returns processed during the applicable batch cycle [definitive time requirements to be included in service level agreement discussed below]. TeleCheck does not store the 16 digit credit account number. TeleCheck will also provide a daily summary email typically by 9:30 am Central Time of the count and amount of Returns from the CSV funding report that TeleCheck is debiting RSCI’s account (definitive time requirements to be included in service level agreement discussed below);

(iii) First Data will attempt to match transactions from the TeleCheck file to the authorizations stored at First Data. Transactions will be matched on a unique trace ID generated by TeleCheck that is received in the authorization process:

(iv) First Data will generate a daily report showing (A) check payment and Return transactions that matched and (B) check payment and Return transactions that did not match (agreed time requirements to be included in service level agreement discussed below); and

(v) First Data will generate a daily file to be sent to RCSI with matching and non-matching Returns (agreed time requirements to be included in service level agreement discussed below). RCSI will submit adjustments for the transactions based on this file.

First Data and RCSI agree to review and develop, through the process established in the TSA and in a reasonable period not to exceed the time frames outlined in Schedule B to the TSA, applicable service level agreements in support of the services to be provided by First Data under this Amendment.

(e) All obligations of First Data under this Amendment will be performed either by First Data or by TeleCheck on First Data’s behalf.

(f) With respect to the RSCI*** Account Check Payments, RCSI will have the following responsibilities:

(i) RCSI will be responsible for payment to First Data (who will receive such payments on behalf of TeleCheck) of the service fees associated with any approved ECA Transactions at the per approved ECA Transaction rates set forth in Paragraph 2 of this Amendment, which fees would otherwise be payable by *** to TeleCheck in connection with the ECA® Services provided by TeleCheck to *** under the *** ECA Agreement. Such fees will be invoiced to RCSI by First Data and paid by RCSI to First Data in accordance with the terms of Article 13 of the FAAR TSA.

(ii) RCSI will be fully responsible and liable to First Data for all Returns and First Data is authorized to initiate EFT debits to RCSI’s Account for the Returns. RCSI agrees to maintain at all times sufficient funds in the RCSI Account to satisfy payment for the Returns. The EFT debit will occur each Banking Day and include Returns which were successfully processed by TeleCheck on or before the previous Banking Day.

(iii) Payments processed by First Data will be reflected on funding files made available to RCSI by First Data. RCSI agrees to notify First Data promptly of any discrepancy between RCSI’s records and the information provided by First Data in such files, or of any funding failures or errors by TeleCheck to ***. If RCSI fails to notify First Data within 60 days from the date of the applicable ECA Transaction of any such discrepancy, funding failure or errors, RCSI will be precluded from asserting any losses, claims or liabilities against First Data that arise from such discrepancies, funding failures or errors. For avoidance of doubt, the parties acknowledge that the purpose of this (f)(iii) is solely for RCSI to reconcile amounts funded hereunder with the funding information provided by TeleCheck, and is not intended to cover consumer disputes that are not included in discrepancies or errors of funding to be reconciled hereunder.

(iv) RCSI and First Data each agree to comply with and be bound by all NACHA Rules that are applicable to its respective use or provision of the services set forth in this Amendment.

2. Charges. Exhibit C-2 (Ancillary Services) of the FAAR TSA is hereby amended by the addition of the following:

IN	Item	Per Item Charge
9975	Electronic Check Conversion With Electronic Redeposits	***/approved ECA Transaction*
5854	TeleCheck Record Matching Services	[TBD] This fee is currently under the *** process and estimated between *** and ***

*	See note in Paragraph 3 below.

3. Item Number Descriptions. Exhibit C-8 (Item Number Descriptions) of the FAAR TSA is hereby amended by the addition of the following:

IN	Service/Item	Description
9975	Electronic Check Conversion With Electronic Redeposits	Service includes: (a) ACH settlement; (b) creation and submission for settlement of remotely created checks (“RCC’s”) for eligible 9 inch corporate or other checks; (c) systemic administrative ACH Returns resolution and (d) up to one (1) electronic redeposit for eligible ACH and RCC Returns.
5854	TeleCheck Record Matching Services	Each RCSI*** Account Check Payment or Return record received by First Data from TeleCheck for which First Data provides storage, matching against authorization records at First Data related to RCSI accounts, and reporting of matched and unmatched records and other RCSI account data. The fee for this service does not include the fees associated with the actual file transmission.

*	The price for Electronic Check Conversion With Electronic Redeposits, as set forth in Paragraph 2 of this Amendment, assumes that not more than ten percent (10%) of applicable payments processed will be comprised of 9 inch corporate or other checks to be processed by remotely created checks by TeleCheck. In the event that such limit is exceeded, First Data will notify RCSI of such occurrence and RCSI and First Data will attempt to mutually agree upon a new per transaction price for Electronic Check Conversion With Electronic Redeposit. If the Parties are unable to mutually agree upon such new price within 30 days from such notification, then First Data may terminate the RCC related services set forth in this Amendment without further obligation upon delivery of written notice to RCSI. Fees for Electronic Check Conversion With Electronic Redeposits will be separately invoiced to RCSI.

4. Term. The term of the services set forth in this Amendment will be effective commencing on April 20, 2010 and will continue in effect until the earlier of (a) the termination or expiration of the *** ECA Agreement, (b) the termination of the services performed by TeleCheck for *** in connection with the *** Account Check Payments under the *** ECA Agreement or (c) the termination or expiration of the FAAR TSA.

5. Changes in Law or NACHA Rules. Notwithstanding anything to the contrary in this Amendment, if the continued performance of all or any portion of the obligations of First Data or TeleCheck under this Amendment becomes impossible or illegal due to changes in applicable federal, state or local laws or regulations, or by NACHA Rules, as determined by First Data in its reasonable discretion. First Data may, upon thirty (30) days written notice to RCSI, request to modify or discontinue its performance of its obligations to the extent necessary to avoid a violation of law or NACHA Rules or, if First Data chooses in its sole discretion to incur additional expenses to comply, request to increase its fees set forth in Paragraph 2 of this Amendment to cover the additional cost of compliance. Additionally, if any fees or charges to First Data or TeleCheck increase for processing transactions through the ACH Network. First Data may request to increase its fees set forth in Paragraph 2 of this Amendment to cover such increases. If First Data makes such request and the parties are unable to agree upon corresponding changes to the terms and conditions of this Amendment within thirty (30) days of such request. First Data may terminate this Amendment upon thirty (30) days written notice.

6. Definitions. The definitions set forth in this Paragraph 6 apply within this Amendment. Except as otherwise specified in this Amendment, any capitalized terms used in this Amendment shall bear the meanings assigned to them in the FAAR TSA. The following terms are defined as follows: “ACH Network” means the Automated Clearing House Network, a processing and delivery system that provides for the distribution and settlement of electronic credits and debits. “Banking Day” means any day on which the applicable depositary financial institution is open to the public during any part of such day for carrying on substantially all of its banking functions. “ECA Transaction” means a payment processed by TeleCheck as an EFT or an RCC that is funded to *** for a RSCI *** Account Check Payment. “EFT’ means an electronic funds transfer. “NACHA Rules” means the National Automated Clearing House Association Operating Rules and Guidelines, as amended from time to time, which govern the ACH Network. “RCSI’s Account” means RCSI’s financial institution bank account, as provided by RCSI to First Data. “Returns” means any ECA Transactions that are dishonored, returned, reversed, charged back or otherwise unpaid by a Cardholder’s financial institution, regardless of the reason or timing.

7. As hereby amended and supplemented, the FAAR TSA shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the FAAR TSA, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have each caused this Amendment Number Five to be signed and delivered by its duly authorized officer, all as of the Amendment Eight Effective Date.

RETAILER CREDIT SERVICES, INC.

By:	/s/ Julie Stansbury

Name:	Julie Stansbury

Title:	CIO GE Capital Retail Finance

FIRST DATA RESOURCES, LLC

By:	/s/ Sandra S. Dasenbrock

Name:	Sandra S. Dasenbrock

Title:	Senior Vice President

AMENDMENT NUMBER 9 TO THE FIRST AMENDED

AND RESTATED TECHNOLOGY SOURCING AGREEMENT

This Amendment Number 9 (the “Amendment”) is made and entered as of August 1, 2010 by and between Retailer Credit Services, Inc. (“RCSI”) and First Data Resources, LLC (‘‘First Data”).

WHEREAS, RCSI (formerly Montgomery Ward Credit Corporation) and First Data (formerly First Data Resources, Inc.) entered into a First Amended and Restated Technology Sourcing Agreement dated December 10, 1998 (first amended and restated as of April 1, 2003), as amended (the “TSA”) pursuant to which First Data provides certain data processing and related services to RCSI and its Affiliates;

WHEREAS, since April 1, 2003 the Parties have entered into various amendments to the TSA;

WHEREAS, the Parties wish to amend the TSA as set forth herein to provide for the provision of debt cancellation processing and related services to RCSI; and

WHEREAS, capitalized terms used without definition in this Amendment have the meaning assigned to them in the TSA.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RCSI and First Data agree as follows:

1. Effective Date. This Amendment shall be effective as of August 1, 2010.

2. DCP Services. Schedule A, Section 5.2 (Description of Transaction and Account Processing Services — General Services) of the TSA is hereby amended by the addition of a subsection (ee) as follows:

“(ee) Debt Cancellation Processing and Related Services (“DCP Services”). First Data will process debt cancellation enrollment forms completed by Cardholders that contain scan lines and meet other requirements (“Enrollment Forms”) as set forth in the mutually agreed upon documentation related to the DCP Services (“Requirements Documents”). The Enrollment Forms will be mailed by such consumers to RCSI in business reply envelopes that adhere to USPS standards and meet other requirements as set forth in the Requirements Documents (“BREs”).

RCSI will work with the United States Postal Service (“USPS’’) to set up a postage due account for the use of the BREs. It will be RCSI’s sole responsibility to set up such postage due account and fund the account for the postage of the inbound mail with the USPS directly. First Data will facilitate RCSI’s conversation with the USPS and will work on RCSI’s behalf to obtain artwork of the post net barcode from the USPS. RCSI will be required to open a USPS Post Office Box with Caller Service.

Confidential	1

Subject to the terms of the Requirements Documents, First Data will pick up the BREs from the U.S. postal facility designated in the Requirements Documents Monday through Friday, excluding federal holidays (each a “Business Day’). First Data will deliver the BREs to one First Data site and will open each BRE, review each Enrollment Form for signature and attempt to match each form to records provided to First Data by RCSI in a mutually agreed upon file format (“Finder’s File”). Using data from the Finder’s File and Enrollment Form, First Data will prepare a file containing certain information as set forth in the Requirements Documents.

First Data will also electronically image each Enrollment Form and will provide RCSI with access to such image for seven (7) years from the date the image was created. RCSI and First Data acknowledge and agree that, except with respect to images that First Data provides to RCSI, the images are not works for hire and are the property of First Data and not of RCSI. Following the aforementioned seven (7) year period, upon RCSI’s written request pursuant to the following sentence, First Data will provide copies of such images to RCSI and in such event the applicable image(s) will be considered works made for hire and all ownership rights in and to such image will thereafter belong to RCSI. In the event RCSI desires to have First Data transfer certain images of Enrollment Forms to RCSI, RCSI will need to provide prior written notification to First Data 120 Days before the applicable image expires for such to be exported and sent to RCSI. Such images will be extracted in a standard First Data format and will be provided to RCSI on a commercially available medium determined by First Data. First Data will provide RCSI with a user name and password to view the images. RCSI shall be responsible for its own internal security relating to its use of such image services, including procedures for the distribution of passwords permitting the employees, agents and representatives of RCSI access to the images. RCSI agrees to promptly notify First Data of the loss or unauthorized use of any user name or password.

First Data will provide RCSI with a daily summary report in electronic format that identifies all Enrollment Forms Confidential processed that day. First Data will retain copies of the electronic daily summary reports for seven (7) years stored on the First Data Image Archive system.”

3. Fees. Exhibit C-2 of the TSA is hereby amended by the addition of the DCP Service fees as follows (“DCP Fees”).

Debt Cancellation Processing and Related Services:

Billing Element	Billing Category	Unit Price	Measurement	Short Description/Notes
4002	USPS Post Office Box	Pass Through	Per Box Annually	Fee will be charged at the current USPS annually and charged to RCSI. Fee will be for a caller box at a First Data processing facility.

	BRE Account / Postage Due Account	RCSI to work directly with the Post Of on maintaining this account.		RCSI will be solely responsible for all funding and setup of postage due account to be used with the Business Reply Envelope.

Confidential	2

Billing Element	Billing Category	Unit Price	Measurement	Short Description/Notes
4000	Monthly Maintenance	***	Per Month / Box

Fixed monthly cost associated with the maintenance of a RCSI’s lockbox account. If a RCSI requests multiple applications within one box number (e.g., exception processing on a different platform), each application will be charged a separate “Monthly Maintenance” fee. RCSI will follow First Data’s existing mail pickup schedule at processing site.

4099	Item Extract, Image, and Data Lifting of OCR Information	***	Per Item

Includes mail opening; image scanning and capture of enrollment form; data lifting of OCR information. OCR Information will be in a First Data approved font with appropriate check digits as required by First Data. RCSI document must meet First Data requirements.

4204	Key Strokes used as needed for scan line correction	***	Per Keystroke	Charge for data entering as needed for scanline reject repair and notation of items without signature.

4107	General Mail (White Mail)	***	Per Envelope	Non standard envelopes received at the mail processing facility. BRE

Confidential	3

Billing Element	Billing Category	Unit Price	Measurement	Short Description/Notes

must conform to USPS guidelines, First Data requirements and must be approved for use by First Data. Any changes to document or envelope must be approved by First Data. RCSI will provide sample testing documents in quantities specified by First Data for testing and coding purposes.

4118	Sensitive Document Destruction	***	Per Item Destroyed	For shredding enrollment forms.

4109	File Transmission	***	Per Transmission	Applies for all outbound or inbound transmissions.

4112 or 4116	Unprocessable Rejected Items	***	Per Item

Applies for items that are rejected as unprocessable systemically or per RCSI’s instructions. For any correspondence returned, the account number is transcribed (if needed and available). Includes outsorting and returning items in daily package.

Optional Services

4502	Image Archive Maintenance	***	Per Month	Fixed monthly cost associated with the maintenance of RCSI’s Image Archive.

4505	Image Archive	***	Per Image (7 Year Archive)	Fee for providing seven year storage and access to images of enrollment forms.

Confidential	4

Billing Element	Billing Category	Unit Price	Measurement	Short Description/Notes
4501	Correspondence Imaged	***	Per Page Imaged (7 Year Archive)	Charge for capturing and exporting correspondence to the archive.

4522	Exception Queues Per Item	***	Per Exception Queue Item	Per image charge for certain types of transactions that can be posted and viewed within the Exception Queue so a search for these items can be bypassed.

4523	Reports Archive	***	Per Report (7 Year Archive)	Fee for providing seven year storage and access to reports.

4. Construction. For clarification, the DCP Services shall not be considered a Key Service pursuant to Section 8.3 of the TSA.

5. Continuation of TSA. As hereby amended and supplemented, the TSA shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

IN WITNESS WHEREOF, First Data and RCSI have executed this Amendment.

First Data Resources, LLC		Retailer Credit Services, Inc.

By:	/s/ Sandra S. Dasenbrock	By:	/s/ Julie Stansbury

Name:	Sandra S. Dasenbrock	Name:	Julie Stansbury

Title:	Senior Vice President	Title:	CIO GE Capital Retail Finance

Confidential	5

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AMENDMENT NUMBER TEN TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

AMENDMENT NUMBER TEN (this “Amendment”), made on October 18, 2010 and effective as of October 18, 2010 (the “Amendment Ten Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”) and FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (through its predecessor First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA, in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the Parties have entered into various amendments to the FAAR TSA.

D. The Parties wish to further amend the FAAR TSA in order to set forth the terms pursuant to which First Data will provide and RCSI will receive and pay for certain wireless mobile messaging (SMS) services in connection with RCSI’s accounts.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

1. Services. Schedule A, Section 5.2 (Description of Transaction and Account Processing Services – General Services) to the FAAR TSA is hereby amended by the addition of the following subsection (ff):

“(ff) SMS Messaging Services. First Data will provide RCSI with wireless mobile messaging services (the SMS Messaging Services’) pursuant to all of the terms set forth in the FAAR TSA and the additional terms set forth in the section below (this ‘Section’). In the event of any conflict between the terms set forth in the FAAR TSA and the terms set forth in this Section solely with regard to provision of the SMS Messaging Services, the terms set forth in this Section will prevail.

(a)	Definitions. The terms set forth in this Section will apply with respect to RCSI’s use of the SMS Messaging Services:

‘Change’ shall mean a Change in Law or a change in the services, prices, conditions or terms for services provided to First Data by a Network Operator or other service provider upon which the provision of the SMS Messaging Services hereunder are dependent.

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‘Change in Law’ shall mean the enactment or amendment of any law or regulation by any Governmental Body after the commencement of the SMS Messaging Services hereunder.

‘End User’ means any user of a Network Operator’s mobile network.

‘End User Content’ means any information, data, or messages provided by or on behalf of an End User using the SMS Messaging Services for transmission to a Network Operator.

‘Governmental Body’ means any foreign, federal, state, municipal, political subdivision or other governmental department, commission, regulatory authority or board, bureau, agency or instrumentality.

‘MO’ means mobile originated inbound SMS message `MT’ means mobile terminated outbound SMS message

‘Network Operator’ means a mobile network carrier which is directly or indirectly engaged in the performance of any of the SMS Messaging Services.

‘RCSI SMS Content’ means any information, data, or messages provided by or on behalf of RCSI for transmission to a Network Operator in connection with the SMS Messaging Services. RCSI and First Data will mutually agree on the message content to be included in the templates used for outbound SMS messages and the transactional content to be added to such templates in connection with such outbound SMS messages, and First Data will use only such mutually agreed upon templates and content for purposes of sending the outbound SMS messages.

‘SMS’ means telephony messaging systems that allow for the sending of messages between mobile devices that consist of short messages, usually up to 160 characters in length.

(b)	Services. The SMS Messaging Services consist of the short messaging service provided hereunder that allows Cardholders to receive SMS text messages on, or send SMS text messages from, a designated mobile phone.

(c)	Usage Terms.

(i) RCSI will ensure that the RCSI SMS Content and RCSI’s use of the SMS Messaging Services, as well as its collection, access, use and disclosure of End User information, shall comply with all applicable foreign, federal, state, and local laws, rules and regulations as the same may be amended from time to time. For purposes of its obligations under this Subsection (c)(i), the acts or omissions

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of RCSI’s employees, agents, subcontractors, representatives or Affiliates (and such Affiliates’ employees, agents or representatives) shall also be deemed the acts or omissions of RCSI. RCSI shall obtain the appropriate authorization from each End User of the SMS Messaging Services to receive content from RCSI via SMS. RCSI shall also provide each End User the right to opt-in and opt-out of the SMS Messaging Services.

(ii) RCSI will be solely responsible for any liability arising out of or relating to the RCSI SMS Content in connection with RCSI’s use of the SMS Messaging Services to the extent that such RCSI SMS Content fails to comply with the requirements of this Subsection (c); provided, however, that to the extent any such liability arises from an alteration of the RCSI SMS Content by First Data which alteration has not been mutually agreed upon by RCSI and First Data, First Data will be solely responsible for such liability. In addition, RCSI will be solely responsible for any liability arising out of or relating to any End User’s use of the SMS Messaging Services to the extent that (A) any End User’s use of the SMS Messaging Services or any End User Content fails to comply with any applicable foreign, federal, state, and local laws, rules and regulations as the same may be amended from time to time, and (B) any End User uses the SMS Messaging Services to transmit or disseminate any of the materials described in Subsection (c)(iii) below. If First Data is notified or otherwise becomes aware that RCSI SMS Content or the End User Content violates the requirements of this Subsection (c), First Data shall immediately notify RCSI of such notification or awareness, and First Data may (but shall not be required to) investigate the allegation and determine whether to remove or to request that RCSI remove any offending RCSI SMS Content or End User Content from the SMS Messaging Services. In the event that advance notice to RCSI of such request for removal is reasonably practical, and if RCSI refuses such request, First Data may (but shall not be required to), upon written notice to RCSI, block the offending RCSI SMS Content or End User Content and/or either suspend or terminate the SMS Messaging Services. First Data shall not be liable for any damages incurred by RCSI because of any such removal, suspension or termination.

(iii) RCSI will provide its End Users with terms and conditions reasonably designed to comply with the requirements of this Subsection (c). Without limiting the immediately preceding sentence or Subsection (c)(ii) above, RCSI agrees that it will not use the SMS Messaging Services to transmit or disseminate any:

(A) junk mail, spam, or unsolicited material to persons or entities that have not agreed to receive such material or to whom RCSI or its End Users do not otherwise have a legal right to send such material;

(B) material that infringes or violates any third party’s intellectual property rights, rights of publicity, privacy, or confidentiality, or the rights or legal obligations of any wireless service provider or any of its customers or subscribers;

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(C) material or data that is illegal, harassing, coercive, defamatory, libelous, abusive, threatening, obscene, or otherwise objectionable, materials that are harmful to minors or excessive in quantity, or materials the transmission of which could diminish or harm the reputation of any third-party service provider involved in the provision of the SMS Messaging Services;

(D) material or data (other than material or data which is required information in connection with a legal charge card purchase) that is alcoholic beverage-related (e.g., beer, wine, or liquor), tobacco-related (e.g., cigarettes, cigars, pipes, chewing tobacco), guns or weapons-related (e.g., firearms, bullets), illegal drugs-related (e.g., marijuana, cocaine), pornographic-related (e.g., adult themes, sexual content), crime-related (e.g., organized crime, notorious characters), violence-related (e.g., violent games), death-related (e.g., funeral homes, mortuaries), hate-related (e.g. racist organizations), gambling-related (e.g., casinos, lotteries), specifically mentions any wireless carrier or copies or parodies the products or services of any wireless carrier;

(E) viruses, Trojan horses, worms, time bombs, cancelbots, or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data, or personal information;

(F) material or information that RCSI knows to be false, misleading, or inaccurate;

(G) any signal or impulse that could cause electrical, magnetic, optical, or other technical harm to equipment or facilities; and/or

(H) any additional or supplementary content (i.e. — other than those described in (A) through (G) above) which is identified by a Network Operator or related service provider from time to time as being prohibited content.

(iv) First Data may, upon notice to RCSI given substantially as far in advance as First Data is given such notice, temporarily suspend provision of any or all of the SMS Messaging Services at any time in the event that:

(A) First Data is obliged or advised to comply with an order, instruction, directive or request of a Governmental Body or Network Operator which requires it to do so, in the reasonable judgment of First Data; or

(B) First Data has good faith reason to believe that RCSI is in breach of any of its obligations under this Subsection (c); or

EXECUTION COPY

(C) One or more of the Network Operators or other service provider upon which the provision of the SMS Messaging Services hereunder is dependent suspends its provision of those services to First Data; provided, that First Data will use commercially reasonable efforts to secure comparable services from an alternative Network Operator or other service provider (at similar terms to those existing at the time of such suspension) in order to allow First Data to continue to provide RCSI with the SMS Messaging Services.

(v) First Data shall have the right to terminate the SMS Messaging Services upon ninety (90) days written notice (or such shorter period as may be imposed on First Data by a Governmental Body or service provider) in the event that any of the following makes the provision of the SMS Messaging Services illegal, contrary to a law, regulation, or the Mobile Marketing Association Code of Conduct, or prohibitively difficult or expensive for First Data: (1) any modification to the existing Network Operator contracts of First Data or First Data’s provider of the SMS Messaging Services or to the Mobile Marketing Association Code of Conduct, or (2) any Change in Law. However, nothing shall prohibit First Data from suspending the SMS Messaging Services pursuant to the terms set forth in Subsection (c)(iv) above.

(vi) RCSI shall have the right to terminate the SMS Messaging Services for its convenience at any time upon written notice to First Data.

(vii) First Data shall have the right to unilaterally amend or modify any service description or pricing terms set forth in the FAAR TSA related to the SMS Messaging Services that are in whole or in part due to a Change in Law or other Change which is material in nature and impacts First Data’s ability to provide the SMS Messaging Services as previously agreed, and such Change shall be deemed to bind RCSI; provided, that (1) First Data provides written or e-mail notification of any such Change to RCSI at least thirty (30) days prior to it taking effect and (2) RCSI shall have the right to terminate its use of the SMS Messaging Services in the event of a Change provided that notice of such termination is provided to First Data no later than thirty (30) days from the date of First Data’s notice of the Change to RCSI.

(viii) RCSI understands and agrees that SMS messages and content shall be transmitted over various third party networks and systems (including but not limited to those of First Data’s third party SMS message aggregator and the Network Operators). Notwithstanding anything in the FAAR TSA to the contrary, RCSI hereby agrees that:

(A) First Data shall not be responsible for the confidentiality, privacy or data security of any information or data of RCSI (including but not limited to any personal information) or any Payment Card Industry (PCI) compliance or other confidentiality, privacy or data security laws, rules, regulations, guidelines or obligations related to such information or data of

EXECUTION COPY

RCSI (1) with respect to outbound messages, from and after the point at which such information or data is received by the Network Operator from First Data’s third party SMS message aggregator for outbound transmission, and (2) with respect to incoming messages, prior to the point at which such information or data is received by First Data’s third party SMS message aggregator from the Network Operator; and

(B) First Data’s cumulative liability to RCSI for any claims whatsoever in connection with First Data’s provision of the SMS Messaging Services will not exceed ***; provided that immediately following the initial implementation of the SMS Services, First Data shall undertake reasonable best efforts to secure any and all *** of the FAAR TSA and any such *** shall be documented in a written amendment to the FAAR TSA, signed by the parties,

(ix) The SMS Messaging Services are specific to US carriers only, and does not currently include international service.”

2. Charges. Exhibit C-2 (Ancillary Services) of the FAAR TSA is hereby amended by the addition of the following:

IN	Item	Per Item Charge
4739	BATCH SMS TRANSACTION FEE - OUTGOING

	-Pass-Through Component*	$ ***/transaction

	-Non-Pass-Through Component	$ ***/transaction

	-Total Per Transaction Charge	$ ***/transaction

4740	BATCH SMS TRANSACTION FEE - INCOMING

	-Pass-Through Component*	$ ***/transaction

	-Non-Pass-Through Component	$ ***/transaction

	-Total Per Transaction Charge	$ ***/transaction

EXECUTION COPY

IN	Item	Per Item Charge
2520	SMS TRANSACTION FEE - OUTGOING

	-Pass-Through Component*	$ ***/transaction

	-Non-Pass-Through Component	$***/transaction

	-Total Per Transaction Charge	$***/transaction

2521	SMS TRANSACTION FEE - INCOMING

	-Pass-Through Component*	$***/transaction

	-Non-Pass-Through Component	$***/transaction

	-Total Per Transaction Charge	$***/transaction

2523	SMS COMMUNICATION MONTHLY FEE - VANITY	$***/month per short code

2522	SMS COMMUNICATION MONTHLY FEE - RANDOM	$***/month per short code

2524	SMS IMPLEMENTATION ONE TIME FEE - SHORT CODE	$***/short code

2525	SMS IMPLEMENTATION FEE	To Be Determined Based Upon Contractual Programming Rates

Notwithstanding anything in the FAAR TSA or this Amendment to the contrary, to the extent that any of the prices for elements 2522, 2524, 2525 or the “Pass-Through Component” (as indicated by an asterisk) of any of the prices for elements 4739, 4740, 2520 or 2521 in the price schedule above which is charged to First Data by the applicable Network Operator or other third party provider to First Data of services in support of the SMS Messaging Services should, at any time, be increased or decreased, then the applicable price or “Pass-Through Component” in the price schedule above shall, upon written notice to RCSI, be increased or decreased by a like amount.

EXECUTION COPY

3. Item Number Descriptions. Exhibit C-8 (Item Number Descriptions) of the FAAR TSA is hereby amended by the addition of the following:

IN	Service/Item	Description
4739	BATCH SMS TRANSACTION FEE - OUTGOING	The charge for each outgoing or mobile terminated (MT) SMS message generated from a batch triggered SMS message system, which delivers messages to a device identified by RCSI as receipt capable.

4740	BATCH SMS TRANSACTION FEE - INCOMING	The charge for each incoming or mobile originated (MO) SMS message received by a batch triggered SMS message system.

2520	SMS TRANSACTION FEE - OUTGOING	The charge for each outgoing or mobile terminated (MT) SMS message generated and sent to a device identified by RCSI as receipt capable.

2521	SMS TRANSACTION FEE - INCOMING	The charge for each incoming or mobile originated (MO) SMS message received.

2523	SMS COMMUNICATION MONTHLY FEE - VANITY	The monthly charge for each vanity short code selected and used by RCSI.

2522	SMS COMMUNICATION MONTHLY FEE - RANDOM	The monthly charge for each random short code used by RCSI.

2524	SMS IMPLEMENTATION ONE TIME FEE - SHORT CODE	The one-time charge for each short code acquired for RCSI’s use in connection with SMS messages.

6676	SMS IMPLEMENTATION FEE	This element identifies the charge for SMS set-up.

4. As hereby amended and supplemented, the FAAR TSA shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the FAAR TSA, the terms and conditions of this Amendment shall prevail.

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have each caused this Amendment Number Ten to be signed and delivered by its duly authorized officer, all as of the Amendment Ten Effective Date.

RETAILER CREDIT SERVICES, INC.

By:	/s/ Julie Stansbury

Name:	Julie Stansbury

Title:	CIO GE Capital Retail Finance

FIRST DATA RESOURCES, LLC

By:	/s/ Sandra S. Dasenbrock

Name:	Sandra S. Dasenbrock

Title:	SVP First Data

AMENDMENT NUMBER ELEVEN TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

AMENDMENT NUMBER ELEVEN (this “Amendment”), made on November 1, 2010 and effective as of November 1, 2010 (the “Amendment Eleven Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”) and FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (through its predecessor First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the Parties have entered into various amendments to the FAAR TSA, including a Tenth Amendment dated October 18, 2010 which set forth the terms pursuant to which First Data would provide and RCSI would receive and pay for certain wireless mobile messaging (SMS) services in connection with RCSI’s accounts (the “Tenth Amendment”).

D. The Parties desire to amend the terms of the Tenth Amendment so as to delete a certain provision of the Tenth Amendment In accordance with the terms set forth in the Tenth Amendment.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

1. Revision of Terms. In Subsection (ff) (SMS Messaging Services), which was added to Schedule A, Section 5.2 (Description of Transaction and Account Processing Services–General Services) of the FAAR TSA pursuant to the terms of the Tenth Amendment, paragraph *** of subsection (ff) is hereby deleted in its entirety.

2. As hereby amended and supplemented, the FAAR TSA shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the FAAR TSA, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties have each caused this Amendment Number Eleven to be signed and delivered by its duly authorized officer, all as of the Amendment Eleven Effective Date.

RETAILER CREDIT SERVICES, INC.

By:	/s/ Julie Stansbury

Name:	Julie Stansbury

Title:	CIO GE Capital Retail Finance

FIRST DATA RESOURCES, LLC

By:	/s/ Sandra S. Dasenbrock

Name:	Sandra S. Dasenbrock

Title:	Senior Vice President

12th AMENDMENT TO

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

This 12th Amendment the “Amendment”) dated and effective this 1 1 day of May, 2012 the “Effective Date”), shall act to amend, modify, supplement and augment the First Amended and Restated Technology Sourcing Agreement, dated April 1, 2003, as amended (the “Agreement”), by and between First Data Resources, LLC (“FDR”) and Retailer Credit Services, Inc. (“RCSI”). Except as supplemented or amended by this Amendment, the provisions of the Agreement shall continue in full force and effect, and if there shall be any conflict between the provisions of this Amendment and the Agreement, the terms of this Amendment shall control. Each capitalized term used but not defined herein shall have the meaning assigned in the Second Amendment,

WHEREAS, FDR provides Processing Services to RCSI pursuant to the Second Amendment dated November 1, 2004 (the “Second Amendment”) to the Agreement;

WHEREAS, ***, the current Bank under the Second Amendment, is no longer sponsoring new Programs;

WHEREAS, upon FDR’s completion of an arrangement with *** (“***”), including satisfaction of all the conditions necessary to transfer the routing and transit numbers used to process the Checks and ACH Transfers, sponsorship of such routing and transit numbers will transition to *** on or before May 14, 2012 (“Transition Date”); and

WHEREAS, upon FDR’s completion of a check processing arrangement with ***, including satisfaction of all the conditions necessary to complete such transaction, FDR will no longer provide Processing Services.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, FDR and RCSI hereby agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, the parties acknowledge and agree that:

(a) as of the Transition Date, the Second Amendment is hereby terminated;

(b) no later than the Transition Date RCSI may establish an ODFI relationship for ACH Transfers with a financial institution of RCSI’s choice and such ODFI relationship will no longer be facilitated by FDR;

(c) as of the Transition Date FDR will cease providing Processing Services for ACH Transfers and in lieu thereof will provide auto-pay ACH processing services by generating a daily ACH file each evening containing auto-pay and ACH deposit transactions occurring that day, with such file being submitted to a destination provided by RCSI (the “ACH Auto-Pay Services”);

(d) as of the Transition Date FDR will cease providing the remaining Processing Services (those other than the ACH Auto-Pay Services) and all Checks presented after May 11, 2012 will be returned to the bank of first deposit;

(c) Processing Services for all Programs created after the Effective Date will be supported pursuant to a direct arrangement among RCSI and a third party provider selected by RCSI; and

(f) FDR will provide all required support as described in work order PRJ92527 (GEMLOC ACH Processing Change) attached hereto relating to the aforementioned transition to the AC I-1 Auto-Pay Services at no cost to RCSI.

2. This Amendment may be executed in counterparts, which together shall constitute one and the same agreement.

IN WITNESS HEREOF, the parties’ duly authorized representatives have executed this Amendment on the Effective Date,

Retailer Credit Services, Inc.		First Data Resources, LLC

By:	/s/ Carol D. Juel	By:	/s/ W. Gay Rich

Name:	Carol D. Juel	Name:	W. Gay Rich

Title:		Title:

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Use this form to document your business requirements for your IT project request. This attached document can be used to assist you in defining your business requirements as they relate to IT ***

GEMLOC ACH Processing Change

Project Number            (92527)

Business Information (Please specify Names and Numbers)

Business Sponsor:                            ***

Business Project Manager:                ***

Compliance Project?

Approved Compliance-Qualified Project:            No

Compliance SPO Approved by:

Project Classification (Select ALL that apply)

☐	Compliance-Security-DR	☐	Contractual	☐	Client Initiative	☐	Fraud
☐	Controllership	☐	New Business	☐	XOM	☐	Canada
☒	Other

Project Information (to be completed by IT)

IT Project Manager	***
IT Standard LOE?	☐ YES	☒ NO	Standard LOE:

Project Description / Current Process

For GEMLOC customers who initiate an autopay or EFT transaction, the transaction information is sent to FDR > IPS > ***.

Chase has given notice to FDR to let them know they will no longer be supporting the FDR *** Account that is used to transmit GEMLOC ACH transactions.

Goal/Future Process

Change the ACH process for GEMLOC to mirror our other clients ACH processes that go directly to *** without using IPS. Those clients are: ***. Today, those clients use Autopay and use an Origin ID of ***. A new origin ID would need to be established for GEMLOC.

We also need to review the NSF and returns process that we use today for GFMIDC autopay and EFT transactions using IPS and moving it to a similar structure of the other clients, as listed above.

Note: Since this is an FDR request, we should not be billed from FDR for the work.

Out of Scope

All other clients and all other transactions for GEMLOC outside of ACH transactions.

Project Detailed Scope / Business Requirements for IT (Deliverables required from IT)

CTQ	Requirement	Who Develops
	• ACH transactions no longer go through IPS, but instead process and settle directly through ***	FDR
	• Process and Settle through *** instead of IPS > ***	Settlement
	• Send the ACII transaction file to FDR to pass to ***	Middleware
	• Create a new origin ID and accept it for all GEMLOC transactions	***

Clients Affected

Client ID No(s) [SYS No FDR)]	***
Group No(s) [PRIN No FDR)]	All
PGM No(s) [AGENT No (FDR)])	All
Branch No(s)
Dealer No(s)
Bill Cycle (s)

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Cardholders Affected

☒ Consumer	☐ BRC, (Business Revolving Credit	☐ Commercial	☐ Canadian	☐ None
☐ Special Language Consideration		☐ Spanish	☐ French	☐ All

Business Volume

Will there be New/ Additional Online Transactions?	☐ Yes	☒ No
•	{Please provide any additional known details}
•	{Please provide expected volumes by transaction type(s): i.e. Sale Auths / Online Apps I CS Account Lookup / Balance Inquiry / In-store Payment}

	Daily	Monthly	Yearly	Seasonality / Peaks
Type:
Type:
Expected Growth Rate of new & existing transactions?

PCI DSS Information https:/www.pcisecuritystandards.org/

Is a new firewall being implemented?	☐ Yes	☒ No
Is a new circuit required?	☐ Yes	☒ No
Is the Primary Number being stored or transmitted?	☒ Yes	☐ No
Is any of the following data being stored or transmitted along with the Primary Account Number? (Cardholder Name, Service Code*, Expiration Date	☐ Yes	☐ No
* Service code is part of the mag stripe and determines whether plastics are valid for both ATM and international interchange.
Is any of the following authorization data being stored? (Full mag stripe, CVV2, PIN/PIN Block)	☐ Yes	☒ No
Is there a business need for storing cardholder or authorization data? If yes, explain.	☐ Yes	☒ No

Is access to stored data required? If yes, explain who needs access and why it is required.	☐ Yes	☒ No

If storing cardholder or authorization data, can project requirements be met without storing?	☐ Yes	☒ No
•	If the answer to ANY of the above PCI DSS questions is “YES”, business process owner approval is required as part requirements review.

Web & Mobile Internet Information

Are new web pages or functions being created, which will require Omniture and eCom Datamart tagging, or is advanced Omniture tagging required?	☐ Yes	☒ No

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AMENDMENT NUMBER              TO THE

FIRST AMENDED AND RESTATED

TECHNOLOGY SOURCING AGREEMENT

AMENDMENT NUMBER 14 (this “Amendment”), made on July 17, 2013 and effective as of                     , 2013 (the “Amendment Effective Date”), by and between RETAILER CREDIT SERVICES, INC. (“RCSI”), FIRST DATA RESOURCES, LLC (“First Data”).

PRELIMINARY STATEMENTS

A. RCSI (then known as Montgomery Ward Credit Corporation) and First Data (through its predecessor First Data Resources Inc.) entered into a Technology Sourcing Agreement (the “TSA”), dated December 10, 1998.

B. As of April 1, 2003, the Parties amended and restated the TSA in a First Amended and Restated Technology Sourcing Agreement (the “FAAR TSA”).

C. Since April 1, 2003, the Parties have entered into various amendments to the FAAR TSA.

D. The Parties wish to further amend the FAAR TSA in order to set forth the terms pursuant to which First Data will provide and RCSI will receive and pay for certain web-based registration, authentication and hosting services in support of VISA’s Verified by VISA and MasterCard’s SecureCode payment authentication programs.

E. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the FAAR TSA.

NOW, THEREFORE, the Parties agree as follows:

1. Definitions. The following terms used in this Amendment will have the following meanings:

Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the FAAR TSA.

2. Services. Schedule A, Section 5.2 (Description of Transaction and Account Processing Services—General Services) to the FAAR TSA is hereby amended by the addition of the following subsection     :

“    . AUTHENTICATION E-COM SERVICES.

(1) First Data will provide to RCSI web-based registration, authentication and hosting services, which shall include services that comply with VISA’s Payment Authentication Service called Verified by VISA (‘VBV’) and MasterCard’s SecureCodeTM Payment Authentication Service (‘SecureCode’), and such other services and products as RCSI and First Data may agree upon from time to time (hereinafter referred to as ‘Authentication E-com Services’). The Authentication E-com Services are more particularly described in Exhibit C-8.

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(2) First Data may, upon reasonable notice to RCSI given substantially as far in advance as First Data is given such notice, terminate the Authentication E-com Services in the event that First Data’s right to offer the Authentication E-com Services is terminated by its third party vendor for such services, *** and First Data has used all commercially reasonable efforts to secure comparable services from an alternative service provider to allow First Data to continue providing RCSI with Authentication E-com Services upon terms materially similar to those set forth herein.”

3. Charges.

(a) Exhibit C-2 (Ancillary Services) of Schedule C to the FAAR TSA is hereby amended by the addition of the following:

IN	Item	Per Item Charge
3530	Authentication E-com Service—TransFort Account Enrollment & Storage Fee	***/enrolled account stored per month

3529	Authentication E-com Service—RiskFort One-Time Set-Up Fee	Waived by First Data

Authentication E-com Service—RiskFort Solution:

3560	-Pass-Through Component	***/enrolled account stored per month

3561	-Non-Pass-Through Component	***/enrolled account stored per month

	Total Charge	***/enrolled account stored per month

(b) The Parties acknowledge and agree that the fee for Item Number 3530 (Authentication E-com Service—TransFort Account Enrollment & Storage Fee) in the price table above was previously *** effective as of March 30, 2005, and is currently being billed to RCSI by First Data pursuant thereto. It is added to this Amendment for convenience purposes only.

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4. Item Number Descriptions. Exhibit C-8 (Item Number Descriptions) of the FAAR TSA is hereby amended by the addition of the following:

IN	Service/Item	Description
3529	Authentication E-com Service—RiskFort One-Time Set-Up Fee	The one-time fee for the services required in connection with the set up of the Authentication E-com Services RiskFort functionality, including the branding of the web pages, the segmenting of the servers, passing of required set-up information to VISA and/or MasterCard and testing of the new environment.

3530	Authentication E-com Service – TransFort Account Enrollment & Storage Fee	The storage, customer service access, password changes and technical support provided in connection with the Authentication E-corn Services. The fee is assessed monthly based upon the number of accounts (“Presentation Instruments” if RCSI is utilizing First Data’s Customer/Account/ Presentation Instrument (“CAP”) system) which have been enrolled and are currently being stored in the program upon the conclusion of the applicable month. Authentication E-com is the First Data service provided in support of VISA’S Verified by VISA (“VBV”) and/or MasterCard’s SecureCode (“SecureCode”) authentication programs, which allows RCSI to validate its internet consumers real-time as purchases are made on-line.

	Authentication E-corn Service – RiskFort Solution:	The fee per enrolled account for the use of the Authentication E-com Service RiskFort Solution. The RiskFort Solution is functionality allowing RCSI to force certain internet transactions from its Cardholders into a secondary authentication based upon certain risk values as determined by the RiskFort rules and the configurations set by RCSI for such transactions. The service will be applied for each BIN/ICA of RCSI which is enabled for the RiskFort

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IN	Service/Item	Description
Service at RCSI’s request. The risk of the transaction will be evaluated based on: (a) the Merchant site at which the purchase is being conducted (the list of global risky Merchants, as compiled by VISA or MasterCard, as applicable, will be obtained by RCSI from VISA and/or MasterCard and made available to First Data’s third party vendor in conjunction with the service), (b) the IP address from which the transaction is originating (the list of risky IP addresses will be provided by RCSI to First Data’s third party vendor in conjunction with the service); and (c) the amount of the purchase (as determined by RCSI). RiskFort Service transactions considered risky based on the applicable rules and configurations will not be able to opt out of the enrollment process without discontinuing the transaction.

3560	RiskFort Storage Fee Vendor Pass-Through	-3560 is the pass-through component of the fee for the service

3561	RiskFort Storage Fee First Data Internal Process

-3561 is the non-pass-through (First Data) component of the fee for the service

The RiskFort Solution may only be used by RCSI in conjunction with RCSI’s use of the Authentication E-com Service—TransFort Account Enrollment & Storage Fee (element 3530), and may not be used independently of such services.

The prices in the table above for the Authentication e-Com Service—TransFort Account Enrollment & Storage Fee and the Authentication e-Com Service—RiskFort Solution include the basic service offering associated with First Data’s Authentication E-com Services (the “Core Services”), as described in Attachments I and II to this Amendment. Any customizations to the Core Services offering (such as but not limited to those described in Attachment III to this Amendment), will be at the one-time customization rates to be quoted to RCSI by First Data (under IN-3532) at the time of RCSI’s request for such customization.

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5. The fees for the Authentication E-com Services set forth in this Amendment will not be applied toward or included in the calculation of any credits, discounts or rebates set forth in the FAAR TSA.

6. This Amendment, together with the FAAR TSA and all schedules and exhibits attached thereto, constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. In the event of a conflict between this Amendment and the FAAR TSA as it relates to the subject matter hereof, the terms of this Amendment will control. Otherwise, all terms and conditions of the FAAR TSA will remain in full force and effect and likewise apply to this Amendment.

IN WITNESS WHEREOF, the Parties have each caused this Amendment to be signed and delivered by its duly authorized officer, all as of the Amendment              Effective Date.

RETAILER CREDIT SERVICES, INC.

By:

Name:

Title:

FIRST DATA RESOURCES, LLC

By:

Name:

Title:

5

ATTACHMENT I

Authentication E-com TransFort Core Service Offering

I. Summary

First Data will make available an e-commerce authentication service that will allow RCSI to enroll and authenticate its Cardholders under the Verified by Visa and MasterCard® SecureCodeTM programs. The service provides all the necessary components to offer a fully functional, fully compliant service for RCSI’s portfolio. This service offering includes the following:

•	Cardholder Enrollment

•	Through hosted web site displaying RCSI’s brand

•	At time of purchase using “Auto Enrollment” feature (optional)

•	Cardholder identity verification using RCSI data on master file at First Data

•	Cardholder Authentication

•	Cardholder uses own personal password to authenticate ecommerce transactions at participating online Merchants

•	Authentication Support in Authorization Process

•	Handling and support of appropriate e-commerce authentication fields

•	CAVV (Visa) and AVV (MasterCard) validation at time of authorization

•	Authorization decisioning based upon authentication and validation results

•	Service Administrative Access and Reporting

•	RCSI login to oversee and support program

•	Web based access to set of standard reports (ability to download)

•	Report access for risk analysis and dispute resolution

•	Ability to create additional users and configure user privileges

•	Customer Service Support

•	Customer service access to trouble shoot and resolve service related Cardholder inquiries (e.g. forgotten password, cancel service, assisted registration, etc.)

•	“Attempts” Processing

•	As specified under Verified by Visa (1.0.2 protocol) mandate for April 1, 2003

•	Return “Attempt” CAVV value and message to Merchant in case of non-enrolled Cardholder (used as proof-of-attempt by Merchant)

•	Stand-in “attempt” CAVV creation and processing (in case where RCSI has chosen not to offer or enroll Cardholders in service)

The Authentication E-com Core Service Offering is fully compliant and certified by the card associations for both front and back end authentication and authorization under 3-D Secure 1.0.2 protocol for Verified by Visa and MasterCard SecureCode.

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II. Cardholder Enrollment

First Data will provide a hosted enrollment site for Cardholder “self” enrollment which contains a set of default pages (welcome, registration, contact us, terms and conditions, help, etc.) that will display RCSI’s designated brand. The following enrollment site customization is available as part of First Data’s core offering:

•	Self Enrollment Site Customization

•	Branding: Display of RCSI logo on site pages

•	Contact Us: RCSI to provide URL for contact information (phone, email, etc.)

•	Terms and Conditions: RCSI to provide URL for terms of service

Further, RCSI, at its option, can enable “Auto Enrollment” for Cardholder registration during the checkout process at participating Merchants. This function can be enabled at BIN or sub-BIN (card range) level. As part of First Data’s core offering, RCSI can select from either of two default auto enrollment configurations and can enable their selection for a designated set of BIN(s) or card range(s). Enabling auto enrollment will be done once per month per schedule. RCSI may activate or deactivate auto enrollment up to 3 times as part of First Data’s core service.

•	Auto Enrollment Choice of Two Default Configurations:

•	Opt-in: Cardholder is given choice to “Activate Now” or “Do Not Activate”

•	Required Enrollment: Cardholder must enroll and authenticate in order for transaction to complete

For both “self” and “auto” enrollment, RCSI will designate a set of Cardholder verification data to be used to verify the Cardholder’s identity before a password can be established for a particular account. Where reliable data is available, RCSI can utilize any of the below fields on the master file at First Data as means of Cardholder verification. RCSI will further specify the enrollment “rules” that designate verification (e.g. all data must match, 3 out of 4 match)

•	Fields Available for Cardholder Verification at Enrollment (assuming RCSI has populated with reliable data)

•	CVV2 or CVC2

•	Expiration Date

•	Billing Zip Code

•	Primary Social Security Number (full or last 4 digit of SSN)

•	Mother’s Maiden Name

•	Primary Date of Birth

Under both “self” enrollment and “auto” enrollment RCSI can optionally collect an email address from the Cardholder. This address is available to RCSI for follow-up Cardholder communication via service’s reporting capability.

III. Cardholder Authentication

Core service supports password-based authentication on Visa and MasterCard transactions at participating Merchants. The service will interface with Merchant to communicate the appropriate authentication results. RCSI is able to configure Cardholder password policies (e.g. length, alpha / numeric content, etc.) as well as decision to lock or not lock a Cardholder on failed authentication. The service provides for password-reset mechanism at time of purchase, and also sends a copy of the authentication record to Visa Authentication History Server. Other methods of Cardholder authentication are available for an additional fee, including EMV chip card support.

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IV. Service Administration

Service provides access to web-based administrative tool for reporting and creation of login credentials and privileges for other bank administrative and customer care users. RCSI will be provided with two RCSI-wide admire login credentials (username and password) along with documentation on reporting and administrative functions. RCSI’s administrator can create unlimited number of additional users and login credentials with specified privileges. These users have web-based access and export capability for set of default reports on authentication and enrollment history including a set of summary statistics. The user can access monthly and daily reports at any desired frequency.

V. Customer Service

The service offers web-based access to a customer service console where RCSI can troubleshoot and resolve Cardholder inquiries for their card base. From service’s customer service “home” page, RCSI can assist the Cardholder with the following:

•	Reset password

•	Enable / disable service for Cardholder

•	Ability to add Cardholders to service (assisted registration)

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ATTACHMENT II

Authentication E-com—RiskFort Core Service Offering

The RiskFort Solution is functionality allowing RCSI to force certain internet transactions from its Cardholders into a secondary authentication based upon certain risk values as determined by the RiskFort rules and the configurations set by RCSI for such transactions.

RiskFort is a web fraud detection and risk-based authentication solution for Issuers software that prevents fraud in real-time for consumer online services without inconveniencing legitimate users. RiskFort examines a range of data automatically and produces a risk score by combining rules-based and model-based analytics. Based on the Risk Score users can continue with the purchase, be required to provide additional authentication credentials, or fail authentication. RiskFort is complementary to TransFort, and may not be used independently.

RiskFort has a configurable Rules engine with standard rule sets and customizeable model availability to produce a score. The score and business rules generate a recommendation:

•	Allow access/ transaction

•	Step up Authentication

•	Deny access/ transaction

Primary Data Elements

RiskFort collects transaction, machine and user specific data elements to be utilized in the score process.

•	Transaction data

•	Cardholder IP address

•	Merchant id and name

•	Merchant country and currency

•	Transaction date, time & amount

•	Machine Fingerprint

•	OS

•	Browser version number, user agent string

•	User specific data

•	Previous transactions

•	Risk level

•	Other available data

Secondary derived data includes Velocity, Merchant category code, geographical location based on IP and External systems

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Rules—The Standard Rules available:

•	Device Signature match

•	Device ID match

•	Machine Fingerprint

•	Negative IP

•	Negative Country

•	User Unknown

•	Exception User

•	Velocity Check

•	Zone Hopping

•	Positive IP test

•	Trusted Aggregator list

•	Scoring

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ATTACHMENT III

Authentication E-com Available Options

(Not Included in Core Service Offering)

The following options and customization are not included in the Authentication E-com Core Service offering. Each of these are available to RCSI for additional one-time customization fees to be quoted upon request. For the avoidance of doubt, the parties agree the aforementioned customization fees are separate and distinct from the RiskFort One-Time Set-Up Fee First Data has agreed to waive.

•	Enrollment Customization

•	Additional logo / branding support (e.g. affinity, partner, cobrands)

•	Auto Enrollment customization (e.g. pop-under, success pages, etc.)

•	Use of third party data or RCSI-housed data for Cardholder verification

•	Web site / page customization (e.g. different images, coloring, templates)

•	Post-launch Changes to Service

•	Adding Issuers (first time service)

•	Conversion and De-conversion of Issuers

•	Add, Edit or Delete BINs or Card Ranges

•	Changes to enrollment web site (new images, text, etc.)

•	Updating Issuer Terms and Conditions for service

•	Changes to enrollment rules or verification data used

•	Other configuration changes to service

•	Authentication

•	Other Methods of Authentication: EMV Chip Card, ***

•	Support for wireless end user devices: wireless phones or PDAs

•	Foreign Language Support

•	Other languages available: Japanese, Chinese, Spanish, Portuguese, Italian, French, Korean, Turkish, and German.

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ADAPTIVE CONTROL ADDENDUM

This Adaptive Control and Behavior Scoring Addendum (“Adaptive Control Addendum”) is made and entered into as of December 10, 1998, by and among First Data Resources Inc., a Delaware corporation with its principal place of business located at 10825 Farnam Drive, Omaha, Nebraska 68154 (hereinafter referred to as “First Data”), Fair, Isaac and Company, Inc., a Delaware corporation with its principal place of business located at 120 North Redwood Drive, San Rafael, California 94903 (hereinafter referred to as “FICO”), and General Electric Capital Corporation (hereinafter referred to as “GE Capital”) a New York corporation with its principal place of business located at 260 Long Ridge Road, Stamford, Connecticut, 06927-9500 (“GE Capital”)(collectively, the “Parties”).

RECITALS:

1. This Adaptive Control Addendum is attached to and is between General Electric Capital Corporation (“GE Capital) and First Data Resources Inc. (“First Data”) is for all purposes a part of the Technology Sourcing Agreement (the “Agreement”) dated December 10, 1998, by and between General Electric Capital Corporation (“GE Capital) and First Data Resources Inc. (“First Data”). The purpose of this Adaptive Control Addendum is to provide the terms and conditions by which First Data and FICO will provide to GE Capital and GE Capital will use the Product (defined below). Solely as related to the use by GE Capital of the Product, should a conflict exist between the provisions of this Adaptive Control Addendum and the Agreement, the provisions of this Adaptive Control Addendum shall control.

2. FICO is in the business of developing and implementing software and analytical processes pursuant to an agreement between First Data and FICO dated September 21, 1987 (the “First Data/FICO Agreement”), to allow customers to manage their credit Accounts. First Data and FICO have established and are willing to provide to GE Capital as provided for in this Adaptive Control Addendum an Account control system which will aid GE Capital in the management of its credit Accounts. Components of the Account control system include (a) Scorecards that rank Accounts according to risk, (b) software that implements various Account management strategies by using the behavior scores of Accounts to determine various actions to be taken on such Accounts, (c) software that reports the results of alternative strategies to provide input to measure the relative effectiveness of such alternative strategies; and (d) human statistical analysis of reports resulting in feedback on the performance of alternative strategies and the development of new alternative strategies; such Account control system hereinafter is referred to as the “Product”; provided that the Product does not include GE Capital Confidential Information as defined in Section 8. The Product software is integrated into the First Data Software which shall be used to service GE Capital pursuant to the Agreement.

SECTION 1. DEFINITIONS.

“Account” shall mean a “Designated Account” as defined in Exhibit A.

“Behavior Scoring” means the act of rank ordering Accounts according to their likelihood of becoming ninety days delinquent or worse during the following six month period, with the exception of the three and four cycle delinquency Scorecards which reflect the percentage of outstanding balance to be paid or recovered during the following six months.

“Custom Scorecard” means a table developed by FICO pursuant to a separate agreement between GE Capital and FICO (the “GE Capital/FICO Agreement”) which is developed using GE Capital data (not a pool of issuers) and which assigns numeric weights to the attributes of a set of Account characteristics for the purposes of computing an aggregate numeric value. Custom Scorecards are designed to rank order Accounts according to their likelihood of achieving a specific level of future performance which may later be observed from the Account records.

“Decision Area” means an area where one or more actions may be taken on a particular aspect of the management and control of a set of Accounts. Examples of such actions include but are not limited to (a) selection of a statement message or letter to be sent to a billed Account, (b) selection of a computer dun message or letter to be sent to a delinquent Account, (c) when to initiate personalized collection action on a delinquent Account, (d) selection of a new credit limit which will result in a change from the current Account credit limit, (e) whether or not and for how long to reissue an Account which is about to expire, and (f) selection of which action (approve, decline or refer) to take in connection with a point-of-sale transaction request.

“First Data Software” means (i) that version of the First Data-owned software and the third party software licensed by First Data which is utilized by First Data in performing the Services (as defined in the Agreement) and (ii) the documentation in any format necessary for the use of the such software.

“Pooled Scorecard” means a table developed from the data provided by multiple issuers pursuant to the First Data/FICO Agreement which assigns numeric weights to the attributes of a set of account characteristics for the purposes of computing an aggregate numeric value. The attributes are based on account data derived from the records of the accounts. A Pooled Scorecard is designed to rank order accounts according to their likelihood of achieving a specific level of future credit performance which may later be observed from the account records.

“Representative Subsets of Accounts” means those subsets of Accounts which are similar with respect to all important credit measures (including but not limited to purchases, balances, levels of delinquency, and amount of write-offs) to all other subsets of Accounts.

“Scorecard” means either a Custom Scorecard or a Pooled Scorecard.

“Strategy” means a set of rules that determines for each decision area which action from a defined set of alternative actions is to be taken on each account eligible for such action.

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SECTION 2. FIRST DATA SERVICES. During the term of this Adaptive Control Addendum, First Data shall provide the data processing of the Product software which shall perform the following functions on the Accounts: (a) Use one or more Scorecards in addition to other computational logic to compute a Behavior Score at the end of each monthly billing cycle for each Account eligible for Behavior Scoring based upon data available at the end of each monthly billing cycle. Accounts which are not eligible for Behavior Scoring at the end of a given cycle, for example because of inactivity or advanced delinquency, will be assigned an “exception score” indicating the reason why the Account was not eligible for behavior scoring at that time, and, if available, the last applicable behavior score will be assigned as a “retained score”; (b) Assign Representative Subsets of Accounts to competing Strategies selected by GE Capital; (c) Apply the assigned Strategies to each Account eligible for an action in each Decision Area; (d) Record Account data and actions taken on Accounts to provide input for reporting purposes; (e) Report the ongoing performance of alternative Strategies on Representative Subsets of Accounts in order to provide input to measure the relative effectiveness of each alternative Strategy; and (f) Report the ongoing performance of the Scorecards to provide input to measure their relative effectiveness and to provide input so that they can be updated or replaced.

SECTION 3. FICO SERVICES.

3.1 Analysis of Reports. During the term of this Adaptive Control Addendum, FICO periodically (as determined by FICO and First Data) shall analyze the reports produced by the Product software that measure the effectiveness of (a) the existing alternative strategies used on the Accounts for each Decision Area in the Product software and (b) the Scorecards used on the Accounts. Upon GE Capital’s request, but not more frequently than once during each 12-month period, FICO shall prepare and furnish to GE Capital a written analysis of the then current Product reports, which written analysis shall: (i) interpret the performance of alternative Strategies on up to four representative subsets of Accounts; (ii) recommend reassignment of Account subsets among existing Strategies as needed; (iii) recommend refinement of existing Strategies and installation of new Strategies to be considered by GE Capital; (iv) interpret the effectiveness of the Scorecards used on the Accounts; and (v) recommend changes or updates to or replacement of the Scorecards used on the Accounts.

3.2 Adjustments to Scorecards. Based on its periodic examinations of the Product reports, FICO agrees to promptly make adjustments to the Pooled Scorecards, or recommend adjustments to the Custom Scorecards, used on the Accounts as are reasonably necessary to attempt to maintain a consistent correlation between behavior score and Account performance. Based on its periodic examinations of the Product reports, FICO shall from time to time replace the Pooled Scorecards, or replacements of the Custom Scorecards, used on the Accounts when, in the expert opinion of FICO, such Scorecards do not maintain a consistent correlation between the behavior score and Account performance; provided, however, that if GE Capital does not want the Scorecards adjusted or replaced, FICO may withdraw its warranty as provided in Section 10. If GE Capital fails to make adjustments to or replace Custom Scorecards, as recommended by FICO, FICO’s warranties, representations, liabilities and obligations to the Custom Scorecards shall be withdrawn to the extent affected by such failure.

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3.3 Additional Consulting or Technical Support. Upon GE Capital’s request, FICO shall provide additional consulting and technical support services in excess of the levels referenced in this Addendum at the rates listed below, which are not exhaustive and are subject to change annually.

Consulting and Technical Support rates for 1998-1999

Senior Corporate Officer	$	*	**/hour
Corporate Officer	$	*	**/hour
Senior Project Manager	$	*	**/hour
Project Manager	$	*	**/hour
Senior Analyst/Engineer	$	*	**/hour
Project Analyst	$	*	**/hour
Programmer/Sr. Technician	$	*	**/hour
Technician	$	*	**/hour

SECTION 4. TRAINING.

4.1 Product Documentation. First Data and FICO shall furnish to GE Capital documentation describing the suggested manner in which the Product may be used and which will assist GE Capital in developing various Account management Strategies to be implemented in the Product software. First Data and FICO shall update such documentation from time to time as necessary to timely provide instructions for modifications and enhancements to the Product.

4.2 Product Training. During the term of this Adaptive Control Addendum, First Data and FICO shall periodically conduct group review-and-update training sessions and GE Capital shall be entitled to attend any such group training sessions. The group review-and-update training sessions shall include (a) a session to serve as a review for existing Product customers and an initial training session for new Product customers, (b) a review and analysis of various alternative Strategies for each Decision Area in the Product software, (c) a question-and-answer period to address Product customers’ specific questions regarding the Product, and (d) an instructional period during which Product customers are given information on modifications and enhancements to the Product. GE Capital will be responsible for the expenses incurred in having its representatives attend such group training sessions including but not limited to, the cost of travel, lodging, and meals.

SECTION 5. TERM

5.1 Initial Term and Renewal Periods. The initial term of this Adaptive Control Addendum shall be for ten (10) years and shall commence on December 10, 1998. Thereafter, this Adaptive Control Addendum shall automatically renew for four (4) successive terms of one (1) year each unless and until either party (considering First Data and FICO as one party) shall give the other party sixty (60) days advance written notice of termination at the conclusion of the then-current term. Notwithstanding anything in this Adaptive Control Addendum to the contrary, this Adaptive Control Addendum shall terminate immediately upon the expiration or termination of either (a) the Agreement or (b) First Data/FICO Agreement.

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5.2 Use of Scorecards after Termination. In the event that either FICO or First Data seeks to terminate the First Data/FICO Agreement, the terminating party shall notify GE Capital in writing at the same time notification is sent to the non-terminating party. In the event of the expiration or termination of the First Data/FICO Agreement (which results in the termination of this Adaptive Control Addendum), FICO agrees to permit First Data and GE Capital to use Scorecards created by FICO in one of the following ways:

(a) First Data and GE Capital may, at their option, contract with FICO for the development of replacement Pooled Scorecards upon the most favorable rates and terms then being offered by FICO to users of similar Pooled Scorecards; provided, however, that FICO is then offering a similar product and that there are not data, software or hardware barriers which would prohibit the offering of such product. FICO shall allow First Data and GE Capital to continue using the Pooled Scorecards they were using prior to the termination of this Adaptive Control Addendum, free of charge, until such time as the replacement Pooled Scorecards are delivered, installed, and available for use on the Accounts. First Data and GE Capital shall be precluded from using such Pooled Scorecards on other than Accounts owned or controlled by GE Capital.

(b) First Data and GE Capital may, at their option, elect to continue to use, through the expiration date of the Agreement or for a period of one year from the termination of this Adaptive Control Addendum, whichever is longer, the same Scorecards that First Data and GE Capital were using on the Accounts prior to the termination of this Adaptive Control Addendum.

(c) With respect to the Pooled Scorecards to be furnished by FICO pursuant to Section 5.2(a), FICO agrees to support, maintain, warrant, and service such Pooled Scorecards in a manner and under such terms as are no less favorable than those then being offered by FICO to prospective customers of similar products. With respect to the Scorecards used pursuant to Section 5.2(c), FICO shall not be responsible for rendering any further services under this Adaptive Control Addendum and FICO makes no warranties, express or implied, as to the effectiveness or legal compliance of such Scorecards for any period after the termination of this Adaptive Control Addendum. The obligations of FICO and First Data set forth in this Section 5.2 herein shall survive termination or expiration of this Adaptive Control Addendum.

SECTION 6. FEES.

6.1 Fees for Services. The fees for the Accounts processed by the Product software during the term of this Adaptive Control Addendum shall be as set forth in the Schedule 1 attached hereto, and shall be paid to First Data in accordance with the procedures set forth in the Agreement.

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6.2 Price Adjustments due to CPI.

a. For each year during the initial term or any renewal term after the first year of this Adaptive Control Addendum, and in the event that CPI, as defined herein, is positive First Data may increase the fees set forth in Schedule 1 of this Adaptive Control Addendum which were in effect for the immediately preceding year (the “Old Year”) by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” shall be equal to the difference, if positive, between the percentage change in the Consumer Price Index (“CPI”) during a period described below and ***. In no event shall First Data be allowed to increase any of the fees for any year in which the percentage change in the CPI during the applicable period is equal to or less than *** and such increase to be paid by GE Capital will only be *** of the CPI increase above ***. For purposes of this section, the CPI shall be the Consumer Price Index as finally published in the Summary Data from the Consumer Price Index News Release compiled by the United States Department of Labor’s Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U) having a base of 100 in 1982-84. In the event that the Bureau of Labor Statistics stops publishing the CPI-U or substantially changes its content and format, the Parties hereto will substitute another comparable index published at least annually by a mutually agreeable source. If the Bureau of Labor Statistics merely redefines the base period for the CPI-U from 1982-84 to another period, the Parties will continue to use the CPI-U, but will convert the Base Year Index to the new base period by using an appropriate conversion formula. The CPI Change Percentage shall be calculated, and notification of the amount of any applicable increase in the fees to take effect on the first day of the immediately following year shall be given to GE Capital, at least ninety (90) days in advance of the end date of the current year, by comparing the CPI using a twelve (12) month period ending three (3) months prior to notification to GE Capital and expressing the increase in said CPI through the twelve (12) month period as a percentage.

b. For each year during the initial term or any renewal term after the first year of this Adaptive Control Addendum, and in the event that CPI, as defined herein, is negative First Data shall decrease the fees set forth in Schedule 1 of this Adaptive Control Addendum which were in effect for the immediately preceding year (the “Old Year”) by an amount not to exceed the CPI Change Percentage. The “CPI Change Percentage” shall be equal to the decrease in the percentage change of the Consumer Price Index (“CPI”) during the period described in Section 6.3(a) above in excess of negative ***. In no event shall First Data be obligated to decrease any of the designated Processing Fees for any Processing Year in which the percentage change in the CPI during the applicable period is between zero (0) and negative *** and such decrease will only be *** of the CPI decrease above negative ***.

SECTION 7. OWNERSHIP OF SYSTEMS AND MATERIALS. All Pooled Scorecard, systems, programs, operating instructions, and other documentation prepared by First Data or FICO pursuant to the Adaptive Control Addendum shall be and remain the property of First Data and FICO (“First Data/FICO Exclusive Property”). All data of GE Capital which is furnished by GE Capital to either First Data or FICO in accordance with this Adaptive Control Addendum shall belong exclusively to GE Capital (“GE Capital Exclusive Property”). Upon termination or expiration of this Adaptive Control Addendum all data, materials and property belonging to GE

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Capital shall be returned to GE Capital by First Data and FICO depending upon which party, First Data or FICO, has retained such data, materials or property. Ownership of Custom Scorecards shall be set forth in the applicable GE Capital/FICO Agreement.

SECTION 8. CONFIDENTIAL TREATMENT OF INFORMATION.

8.1 GE Capital agrees that FICO may receive and analyze, and GE Capital authorizes First Data to furnish to FICO, any data pertaining to GE Capital’s Accounts which is in the possession or control of First Data. First Data and FICO shall maintain in confidence and shall not disclose to any third party, except as otherwise provided herein, all data and materials furnished by GE Capital for processing hereunder, and First Data and FICO agree that such information will be used by First Data and FICO only to perform services in accordance with this Adaptive Control Addendum and for internal research and development with the intent of improving the Product or other services to be offered pursuant to this Adaptive Control Addendum. First Data’s and FICO’s obligations under this Section 8.1 are limited to diligent compliance with the same methods and procedures that First Data and FICO use to protect their own confidential information from disclosure.

8.2 Notwithstanding the provisions of Section 8.1, First Data and FICO may disclose GE Capital Confidential Information as defined in Section 14.5(a-b) and 14.5(d-e) of the Agreement if compelled to do so pursuant to legal process. If First Data or FICO is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any GE Capital Confidential Information, First Data or FICO, as the case may be, will promptly notify GE Capital of such request or requirement so that GE Capital may at its expense seek an appropriate protective order or interpose an objection to such disclosure, take action to ensure confidential handling of GE Capital Confidential Information or take such other action as it deems appropriate to protect the GE Capital Confidential Information; however, First Data and FICO shall have no obligation to obtain such protective order or otherwise contest such legal process.

SECTION 9. AUDITS AND GOVERNMENTAL EXAMINATION. First Data and FICO each agree to permit auditors retained by GE Capital to audit the procedures for handling and processing of data hereunder upon reasonable notice and compliance with First Data’s and FICO’s security procedures. The Parties also acknowledge that certain federal and state agencies may require access to facilities of First Data to audit the performance of the services by First Data for GE Capital under this Adaptive Control Addendum, and First Data will cooperate with respect to all governmental audits.

SECTION 10. REPRESENTATIONS AND WARRANTIES.

10.1 Representations and Warranties by FICO.

(a) FICO hereby represents and warrants to GE Capital that each Pooled Scorecard authorized for use on the Accounts shall be statistically sound and empirically derived. FICO hereby represents and warrants that, subject to GE Capital’s compliance with 12 CFR 2.02(p)(2), the Pooled Scorecards in the Product satisfy the requirements of “empirically derived, demonstrably and statistically sound credit scoring system” as defined in the regulations

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promulgated under the authority of the Equal Credit Opportunity Act, 15 U.S.C. 1691 et. seq. FICO shall give GE Capital support in the form of expert testimony or assistance in the event of any suit or regulatory proceeding alleging that the Product is unlawfully discriminatory. Upon ten (10) days advance written notice to GE Capital in the manner provided for in this Adaptive Control Addendum, FICO may withdraw its warranty (i) for any Pooled Scorecard which, in FICO’s opinion, has failed to pass a test of validation (in which case FICO promptly agrees to make any adjustments to or rebuild such Pooled Scorecards as required in this Adaptive Control Addendum in order to reinstate such warranty), (ii) for any Scorecard which has been altered in any material respect by GE Capital without the express approval of FICO, (iii) for any Scorecard which has been altered in any material respect by First Data without the express approval of FICO, or (iv) for any Scorecard for which FICO cannot reasonably defend the legal validity due to material alterations to the Product software by First Data without the express written approval of FICO. In the event of the withdrawal of the warranty by FICO pursuant to this Section 10.1(a), FICO’s warranty obligations shall remain in effect with respect to use of the Product prior to the effective date of warranty withdrawal. In the event of the withdrawal of the warranty by FICO pursuant to this Section 10.1(a)(ii), neither FICO nor First Data shall be liable for any use of the Product after alteration of the Scorecard by GE Capital. In the event of the withdrawal of the warranty by FICO of this Section 10.1(a)(iii-iv), FICO’s warranty obligations shall remain in effect with respect to use of the Product prior to the alteration of the Scorecard or software by First Data. First Data shall give sixty (60) days advance written notice to GE Capital of any material alteration by First Data to any Scorecard used by GE Capital or the Product software; and, in such event, First Data shall warrant to GE Capital that such Scorecards are statistically sound and empirically derived and indemnify and hold GE Capital harmless from any liability, loss or damage GE Capital may suffer as a result of claims, demands, costs or judgments against GE Capital due to breach of such warranty.

(b) If GE Capital and FICO enter into a separate agreement for the development of Custom Scorecards, all representations and warranties with respect to such Custom Scorecards shall be set forth in the GE Capital/FICO Agreement.

10.2 Proprietorship. First Data and FICO warrant that, with the exception of Custom Scorecards, they are the sole owners of the Product and that use of the Product on the Accounts pursuant to this Adaptive Control Addendum will not infringe upon the rights of any other person or entity.

SECTION 11. FICO Proprietary Rights.

11.1 No aspects of the Product including without limitation, programs specifications, documentation and methods of processing, shall be sold, revealed, disclosed or otherwise communicated, directly or indirectly by GE Capital to any person, company or institution whatsoever except GE Capital and those entities set forth in Section 3.1(e) of the Agreement, subject to Article 14 of the Agreement, and to the extent required, regulatory authorities.

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SECTION 12. LIABILITY.

12.1 Liability of First Data. First Data will use due diligence in processing the materials received from GE Capital and the performance of First Data of all its services provided in this Adaptive Control Addendum shall be consistent with the Agreement and Schedule B thereto. First Data shall be liable to GE Capital or any GE Capital-related financial institution (including but not limited to financial institutions participating in GE Capital’s credit account program or operation) for any claims, damages, losses or expenses arising out of First Data’s performance of the services to be performed by First Data pursuant to this Adaptive Control Addendum or breach of the warranty set forth in Section 10.2 herein except that if such claims, damages, losses or expenses are due to causes that are beyond the control of First Data.

12.2 Liability of FICO. The performance by FICO of all its services provided in this Adaptive Control Addendum shall be consistent with industry standards. FICO shall indemnify and hold harmless GE Capital and its employees from and against any and all liability, loss or damage GE Capital may suffer as a result of claims, demands, costs or judgments against GE Capital arising out of FICO’s negligent performance of any of the services to be performed by FICO pursuant to this Adaptive Control Addendum or breach of its warranty set forth in Section 10.2 herein; provided, that FICO’s obligation to indemnify GE Capital shall be limited to the actual losses by GE Capital resulting from FICO’s negligent performance or breach of its warranty set forth in Section 10.2 and shall exclude any indirect, special, consequential, or punitive damages. The liability of FICO for any claims, losses or damages arising from the negligent performance of its duties under this Adaptive Control Addendum shall be limited as provided in Section 12 of this Adaptive Control Addendum. FICO shall not be liable to GE Capital or any GE Capital-related financial institution (including but not limited to financial institutions participating in GE Capital’s credit account program or operation) for any claims, damages, losses or expenses arising out of the performance of the services to be performed by FICO pursuant to this Adaptive Control Addendum if such claims, damages, losses or expenses are due to causes that are beyond the control of FICO.

12.3 Limitation of Liability. Notwithstanding any contrary provision contained in this Adaptive Control Addendum, in no event shall the total aggregate liability of First Data and FICO for any claims, losses or damages arising from their breach of their respective duties under this Adaptive Control Addendum or from breach of their warranties in this Adaptive Control Addendum exceed an amount which represents the annual amount of fees paid by GE Capital under the Agreement during the preceding 12-month period which are allocable solely to use of the Product and use of the services set forth in this Adaptive Control Addendum. In the event that a court of competent jurisdiction determines that the claims, losses or damages incurred by GE Capital are as a result of the negligent performance of both First Data and FICO or that First Data and FICO, but for this sentence, are jointly liable for any claims, losses or damages incurred by GE Capital, First Data and FICO shall not be jointly and severally liable and GE Capital may collect only one-half of the total amount of such claims, losses or damages from each of First Data and FICO. The indemnity and hold harmless obligations of FICO and First Data set forth herein shall survive termination or expiration of this Adaptive Control Addendum.

SECTION 13. FAILURE OF PERFORMANCE. First Data and FICO shall not be liable for any failure to perform its obligations under this Adaptive Control Addendum if prevented from doing so by a cause or causes beyond their control. Without limiting the generality of the foregoing,

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such causes include acts of God or the public enemy, fires, floods, storms, tornadoes, earthquakes, riots, strikes, blackouts, wars or war operations, restraints of government, the failure of each other (First Data or FICO, as the case may be) to perform in accordance with this Adaptive Control Addendum or other cause or causes which could not with reasonable diligence be controlled or prevented by either First Data or FICO.

SECTION 14. NOTICES. Any notices provided for in this Adaptive Control Addendum shall be given in writing and transmitted by personal delivery or prepaid first class registered or certified mail, return receipt requested, addressed as provided in the Agreement and, if to FICO: Fair, Isaac and Company, Inc., 120 North Redwood Drive, San Rafael, California 94903, ATTN: Senior Vice President – Marketing.

In the case of GE Capital:

5300 Kings Island Drive

Mason, OH 45034-0924

Attn:    Beverly Belcamino, Esq.

    Counsel

and

GE Capital Retailer Financial Services Corporation

1600 Summer Street, 4th Floor

Stamford, CT 06927

Attn:    Mr. Chris Perretta

    Senior Vice President and Chief Information Officer

With a copy to:

Shaw Pittman Potts & Trowbridge

2300 N St., NW

Washington, DC

Attn:    James Alberg, Esq.

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In the case of First Data:

First Data Resources Inc.

10825 Farnam Drive

Omaha, NE 68154

Attn: President

With a copy to:

First Data Resources Inc.

10825 Farnam Drive

Omaha, NE 68154

Attn: General Counsel

A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

SECTION 15. MISCELLANEOUS.

15.1 Entire Agreement. The Agreement and this Adaptive Control Addendum are the complete and exclusive statement of the agreement between the Parties, which supersede and merge all prior proposals, undertakings, and all other agreements, oral and written, between the Parties relating to the subject matters thereof. This Adaptive Control Addendum may not be modified or altered except by written instrument duly executed by all Parties hereto. First Data and FICO agree that in the event of any conflicts or inconsistencies between the terms of this Adaptive Control Addendum and the First Data/FICO Agreement, as between First Data and FICO the terms of the First Data/FICO Agreement shall govern. GE Capital and FICO agree that as between GE Capital and FICO, that in the event of any conflicts or inconsistencies between the terms of this Adaptive Control Addendum and the terms of the GE Capital/FICO Agreement, the terms of the GE Capital/FICO Agreement shall govern. Except as specifically provided herein, no party hereto shall be bound by the Agreement, the First Data/FICO Agreement, or the GE Capital/FICO Agreement, unless it is a party to such agreement.

15.2 No Assignment. This Adaptive Control Addendum may not be assigned by GE Capital without the express written consent of First Data and FICO which shall not be unreasonably withheld. This Adaptive Control Addendum may not be assigned by First Data or FICO without the express written consent of GE Capital which shall not be unreasonably withheld. GE Capital hereby consents to the assignment by First Data to (a) a purchaser of all or substantially all of the assets of the Transaction Services Division of First Data or (b) any subsidiary or affiliate of First Data. GE Capital hereby consents to the assignment by FICO to (i) a purchaser of all or substantially all of the assets of FICO or (ii) any subsidiary or affiliate of FICO. First Data and FICO hereby consent to the assignment by GE Capital to any subsidiary or affiliate of GE Capital.

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15.3 Governing Law. This Adaptive Control Addendum and performance under it shall be governed by and construed in accordance with the laws of the State of New York without regards to its choice law principles.

15.4 Jurisdiction. The Parties consent to venue in the City of New York and to the non-exclusive jurisdiction of competent State of New York court or federal courts in the Southern District of New York for all litigation which may be brought, with respect to the terms of, and the transactions and relationships contemplated by, this Adaptive Control Addendum. The Parties further consent to the jurisdiction of any state court located within a district which encompasses assets of a Party against which a judgment has been rendered, either through arbitration or through litigation, for the enforcement of such judgment or award against the assets of such Party.

15.5 Severability. In the event that any provision of this Agreement conflicts with the law under which this Adaptive Control Addendum is to be construed or if any such provision is held invalid by an arbitrator or a court of jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Adaptive Control Addendum shall remain in full force and effect.

15.6 Survival. Any provision of this Adaptive Control Addendum which expressly survives any termination or expiration of this Adaptive Control Addendum shall survive any termination or expiration of this Adaptive Control Addendum and continue in full force and effect.

15.7 Section Headings. The headings of the sections and subsections in this Adaptive Control Addendum are for the purpose of reference only and shall not limit or otherwise affect the meaning of any the provisions of this Addendum.

15.8 Incorporation of Exhibits. Each of the Exhibits referred to herein and attached hereto are incorporated herein and shall be deemed to be a part of this Adaptive Control Addendum.

15.9 Counterparts. This Adaptive Control Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Adaptive Control Addendum.

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IN WITNESS WHEREOF, the Parties hereto have executed this Adaptive Control Addendum as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation

By:
Title:

FIRST DATA RESOURCES INC., a Delaware corporation

By:
Title:

FAIR, ISAAC AND COMPANY, INC., a Delaware corporation

By:
Title:

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SCHEDULE 1

MONTHLY ADAPTIVE CONTROL AND BEHAVIOR SCORING

FEES

I.	Monthly Behavior Scoring / Adaptive Control Service Fee-	$***/Adaptive
Controlled/Behavior
Scored Account

•	The Adaptive Control/Behavior Scoring Service Fee entitles GE Capital to both of the following:

(i)	A behavior score, exception score or retained score for each Adaptive Controlled/Behavior Scored Account each month; and

(ii)	Account management through the Product Decision Areas which include, credit line management, reissue management, delinquent collections, overlimit collections and authorizations.

•	“Adaptive Controlled/Behavior Scored Account”, for purposes of this Adaptive Control Addendum, means an Account so designated by GE Capital and which includes any Account which has received either a Behavior Score, an Exception Score or Retained Score or any Account which has been processed through the Product software which includes the Product Decision Areas set forth in (ii) above.

•	In the months following the termination, First Data will provide a billing credit to GE Capital for Accounts which are considered Exception/Statused Accounts including charged-off Accounts (i.e. those which receives a score of 001), bankrupt Accounts (those which receives a score of 002), lost accounts (those which receives a score of 003), stolen Account (those which receives a score of 004) and inactive Accounts of five cycles or greater (those which receives a score of 012, 013 or 014) and any other Exception/Status Account as designated by GE Capital as long as such Accounts are not processed through the Product Software.

•	The start-up fee for Adaptive Control/Behavior Scoring is Ten Thousand Dollars ($10,000), however, that fee will be waived if this Adaptive Control Addendum is executed ninety (90) days prior to the CFS Initial Conversion and RFS Initial Conversion each as defined in the Agreement.

•	First Data and GE Capital agree that any *** set forth in Exhibit C, of the Agreement will not be applied to the fees for Behavior Scoring Services set forth in this Adaptive Control Addendum.

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II.	Adaptive Control Warning Bulletin Decisioning-	$***/Statused Account/month

•	Adaptive Control Warning Bulletin Decisioning is each Account which is processed through the First Data Adaptive Control decisioning system in order to allow GE Capital to add, delete and modify the information concerning GE Capital’s Accounts with respect to the MasterCard warning bulletin and exception file and the VISA warning bulletin.

•	“Statused Account”, for purposes of this Adaptive Control Addendum and Adaptive Control Warning Bulletin Decisioning, includes Accounts as designated by GE Capital.

III.	Custom Scorecard

Upon mutual agreement and a signed project initiation contract, FICO will develop and deliver for use by GE Capital on the FDR Behavior Score and Adaptive Control platform behavior models under the below listed prices:

Initial Development Fee	$	*	**
Annual Usage Fee per Custom Scorecard (Minimum of 2)	$	*	**
Processing Additional Masterfile File Formats	$	*	**
Segmentation Analysis (Per Segment)	$	*	**

In addition to the development costs as shown above, additional charges will be levied by FICO per the below table for costs associated with the installation and auditing of such models.

Custom Scorecard with Familiar Characteristics	$	*	**
Custom Scorecard with New Characteristics	$	*	**

All of the FICO services listed under this heading (Custom Scorecard) will be offered at the above prices to GE Capital for up to three years from the date of execution of this contract, or December 31, 2001, whichever occurs first, as long as GE Capital contracts with FICO for development and delivery of such models before that date. Beyond that date, prices will be charged in accordance with FICO’s then current model development and installation rates.

Additional charges for programming and installation may be charged by First Data as well, under the following fees as identified in Exhibit C.

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